                                                    Filed Pursuant to Rule 424B5
                                             Registration Filing No.: 333-127779

The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS SUPPLEMENT MAY BE AMENDED OR
                      COMPLETED, DATED SEPTEMBER 7, 2005

                             PROSPECTUS SUPPLEMENT
                    (TO PROSPECTUS DATED SEPTEMBER 7, 2005)

                         $1,442,968,000 (APPROXIMATE)
                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                   DEPOSITOR

                             BANK OF AMERICA, N.A.
                                MASTER SERVICER

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-4

                             ---------------------

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-24 IN THIS PROSPECTUS
SUPPLEMENT AND PAGE 11 IN THE ACCOMPANYING PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

The certificates will represent interests only in the trust and will not represent interests in or obligations of Banc of America Commercial Mortgage
Inc. or any of its affiliates, including Bank of America Corporation.
--------------------------------------------------------------------------------

The Series 2005-4 Commercial Mortgage Pass-Through Certificates will consist of the following classes:

o    senior certificates consisting of the Class A-1, Class A-2, Class A-3,
     Class A-SB, Class A-4A, Class A-4B, Class A-1A, Class XC and Class XP
     Certificates;

o    junior certificates consisting of the Class A-J, Class B, Class C, Class D,
     Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
     Class N, Class O and Class P Certificates;

o    the Class V Certificates, representing the right to receive payments of excess interest received with respect to the ARD Loans; and

o    the residual certificates, consisting of the Class R-I and Class R-II
     Certificates.

Only the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4A, Class A-4B,
Class A-1A, Class A-J, Class XP, Class B, Class C and Class D Certificates are
offered hereby.

The trust's assets will consist primarily of 128 mortgage loans and other property described in this prospectus supplement and the accompanying prospectus. The mortgage loans are secured by first liens on commercial and multifamily properties. This prospectus supplement more fully describes the offered certificates, as well as the characteristics of the mortgage loans and the related mortgaged properties.

                             ---------------------

     Certain characteristics of the offered certificates include:



-----------------------------------------------------------------------------------------------------------------------
                           CERTIFICATE BALANCE      APPROXIMATE
                               OR NOTIONAL            INITIAL
                                  AMOUNT            PASS-THROUGH        ASSUMED FINAL       RATINGS      RATED FINAL
                                  AS OF              RATE AS OF         DISTRIBUTION         FITCH/     DISTRIBUTION
          CLASS              DELIVERY DATE(1)      DELIVERY DATE           DATE(2)           S&P(3)        DATE(4)
-----------------------------------------------------------------------------------------------------------------------

 Class A-1(5) .........        $ 50,500,000%(6)       June 10, 2010        AAA/AAA    July 10, 2045
-----------------------------------------------------------------------------------------------------------------------
 Class A-2(5) .........        $215,500,000%(6)    September 10, 2010      AAA/AAA    July 10, 2045
-----------------------------------------------------------------------------------------------------------------------
 Class A-3(5) .........        $157,900,000%(6)      August 10, 2012       AAA/AAA    July 10, 2045
-----------------------------------------------------------------------------------------------------------------------
 Class A-SB(5) ........        $ 61,158,000%(6)     December 10, 2014      AAA/AAA    July 10, 2045
-----------------------------------------------------------------------------------------------------------------------
 Class A-4A(5) ........        $485,931,000%(6)       July 10, 2015        AAA/AAA    July 10, 2045
-----------------------------------------------------------------------------------------------------------------------
 Class A-4B(5) ........        $ 69,419,000%(6)       July 10, 2015        AAA/AAA    July 10, 2045
-----------------------------------------------------------------------------------------------------------------------
 Class A-1A(5) ........        $228,135,000%(6)       July 10, 2015        AAA/AAA    July 10, 2045
-----------------------------------------------------------------------------------------------------------------------
 Class A-J ............        $ 97,123,000%(6)      August 10, 2015       AAA/AAA    July 10, 2045
-----------------------------------------------------------------------------------------------------------------------
 Class XP .............           TBD(7)                    %(8)            N/A             AAA/AAA    July 10, 2045
-----------------------------------------------------------------------------------------------------------------------
 Class B ..............        $ 31,714,000%(6)      August 10, 2015        AA/AA     July 10, 2045
-----------------------------------------------------------------------------------------------------------------------
 Class C ..............        $ 15,857,000%(6)      August 10, 2015       AA-/AA-    July 10, 2045
-----------------------------------------------------------------------------------------------------------------------
 Class D ..............        $ 29,731,000%(6)    September 10, 2015        A/A      July 10, 2045
-----------------------------------------------------------------------------------------------------------------------


(Footnotes to table on page S-5)

     With respect to the offered certificates, Banc of America Securities LLC and Bear, Stearns & Co. Inc. are acting as co-lead managers. Banc of America
Securities LLC and Bear, Stearns & Co. Inc. are acting as joint bookrunners with respect to the Class A-1, Class A-3, Class A-SB and Class A-4A
Certificates. Banc of America Securities LLC will be the sole bookrunner for all other classes of the certificates. Banc of America Securities LLC, Bear,
Stearns & Co. Inc., Goldman, Sachs & Co. and Greenwich Capital Markets, Inc.
will purchase the offered certificates from Banc of America Commercial Mortgage
Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about September [  ], 2005. Banc of America Commercial
Mortgage Inc. expects to receive from this offering approximately [      ]% of
the initial principal amount of the offered certificates, plus accrued interest from September 1, 2005 before deducting expenses payable by Banc of America
Commercial Mortgage Inc.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE OFFERED SECURITIES OR
DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS
TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES LLC                          BEAR, STEARNS & CO. INC.
                                ---------------
GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
                               September   , 2005

BANC OF AMERICA COMMERCIAL MORTGAGE INC.

          Commercial Mortgage Pass-Through Certificates, Series 2005-4
                      Geographic Overview of Mortgage Pool

   NEW YORK                    NEW HAMPSHIRE               MASSACHUSETTS
   4 properties                1 property                  2 properties
   $190,196,442                $11,500,000                 $22,481,278
   12.0% of total              0.7% of total               1.4% of total

   CONNECTICUT                 NEW JERSEY                  DELAWARE
   1 property                  2 properties                1 property
   $24,000,000                 $17,644,236                 $14,700,000
   1.5% of total               1.1% of total               0.9% of total

   MARYLAND                    VIRGINIA                    NORTH CAROLINA
   4 properties                4 properties                5 properties
   $125,453,634                $87,205,250                 $24,642,021
   7.9% of total               5.5% of total               1.6% of total

   SOUTH CAROLINA              GEORGIA                     FLORIDA
   2 properties                7 properties                9 properties
   $6,470,362                  $119,709,750                $86,032,399
   0.4% of total               7.5% of total               5.4% of total

   TENNESSEE                   PUERTO RICO                 TEXAS
   4 properties                1 property                  17 properties
   $26,923,500                 $35,250,000                 $60,846,270
   1.7% of total               2.2% of total               3.8% of total

   COLORADO                    ARIZONA                     UTAH
   2 properties                8 properties                2 properties
   $14,392,661                 $39,940,678                 $21,310,876
   0.9% of total               2.5% of total               1.3% of total

   CALIFORNIA                  NEVADA                      WASHINGTON
   23 properties               3 properties                17 properties
   $310,640,212                $45,150,000                 $50,786,373
   19.6% of total              2.8% of total               3.2% of total

   NEBRASKA                    SOUTH DAKOTA                MISSOURI
   1 property                  1 property                  1 property
   $15,200,000                 $8,050,000                  $44,800,000
   1.0% of total               0.5% of total               2.8% of total

   IOWA                        WISCONSIN                   ILLINOIS
   2 properties                1 property                  4 properties
   $8,283,209                  $2,232,700                  $32,395,040
   0.5% of total               0.1% of total               2.0% of total

   MICHIGAN                    PENNSYLVANIA                OHIO
   4 properties                9 properties                7 properties
   $12,041,695                 $75,844,691                 $51,556,515
   0.8% of total               4.8% of total               3.3% of total

--------------------------------------------------------------------------------
            [ ] <1.0% of Initial Pool Balance

            [ ] 1.0% - 5.0% of Initial Pool Balance

            [ ] 5.1% - 10.0% of Initial Pool Balance

            [ ] >10.0% of Initial Pool Balance
--------------------------------------------------------------------------------

                     MORTGAGED PROPERTIES BY PROPERTY TYPE

                     Office                          34.2%
                     Retail                          24.2%
                     Multifamily                     22.8%
                     Hotel                            7.6%
                     Industrial                       5.1%
                     Self Storage                     3.8%
                     Mixed Use                        1.8%
                     Manufactured Housing             0.5%

NOTE REGARDING PIE CHART AND MAP ON OPPOSITE PAGE: NUMBERS MAY NOT TOTAL TO
100% DUE TO ROUNDING.

--------------------------------------------------------------------------------
FOR MORE INFORMATION

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC's Public Reference Room at the following location:

 o   SEC Public Reference Section
     450 Fifth Street, N.W.
     Room 1204
     Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is
http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at 214
North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704)
386-8509.

See also the sections captioned "Available Information" and "Incorporation of
Certain Information by Reference" appearing at the end of the accompanying prospectus.
--------------------------------------------------------------------------------

IMPORTANT NOTICE ABOUT INFORMATION
  PRESENTED IN THIS PROSPECTUS SUPPLEMENT

    "Due-on-Sale" and "Due-on-Encumbrance"

  Assignment of the Mortgage Loans; Repurchases and
    Substitutions ............................................ S-104
  Representations and Warranties; Repurchases and

  Servicing and Other Compensation and Payment of

                                      S-3

   Subordination; Allocation of Losses and Certain

   Reports to Certificateholders; Certain Available

 ANNEX A -- CERTAIN CHARACTERISTICS OF THE
   MORTGAGE LOANS ............................................. A-1
 ANNEX B -- CAPITAL IMPROVEMENT,
   REPLACEMENT RESERVE AND ESCROW
   ACCOUNTS; MULTIFAMILY SCHEDULE ............................. B-1
 ANNEX C -- CLASS XP REFERENCE RATE
   SCHEDULE ................................................... C-1
 ANNEX D -- CLASS A-SB PLANNED PRINCIPAL
   BALANCE TABLE .............................................. D-1
 ANNEX E -- SIGNIFICANT MORTGAGE LOAN
   DESCRIPTIONS ............................................... E-1
 ANNEX F -- AMORTIZATION SCHEDULE OF THE
   SOTHEBY'S BUILDING PARI PASSU
   NOTE A-1 ................................................... F-1

                                      S-4

             FOOTNOTES TO TABLE ON COVER OF PROSPECTUS SUPPLEMENT

(1)  Subject to a variance of plus or minus 5%.

(2)  As of the delivery date, the "assumed final distribution date" with respect to any class of offered certificates is the distribution date on which the final distribution would occur for such class of certificates based upon the assumptions, among others, that all payments are made when due and that no mortgage loan is prepaid, in whole or in part, prior to its stated
     maturity, any mortgage loan with an anticipated repayment date is not prepaid prior to, but is paid in its entirety on, its anticipated repayment date and otherwise based on the maturity assumptions (described in this prospectus supplement), if any. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See "Yield and
     Maturity Considerations" in this prospectus supplement.

(3)  It is a condition to their issuance that the classes of offered certificates be assigned ratings by Fitch, Inc. and/or Standard & Poor's
     Ratings Services, a division of The McGraw-Hill Companies, Inc., no lower than those set forth in this prospectus supplement. The ratings on the offered certificates do not represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent prepayment premiums or yield maintenance charges will be collected on the mortgage loans in connection with the prepayments or the corresponding effect on yield to investors or (iv) whether and to what extent default interest will be received or net aggregate prepayment interest shortfalls will be realized.

(4)  The "rated final distribution date" for each class of offered certificates has been set at the first distribution date that follows three years after the end of the amortization term for the mortgage loan that, as of the cut-off date, has the longest remaining amortization term, irrespective of its scheduled maturity. See "Ratings" in this prospectus supplement.

(5)  For purposes of making distributions to the Class A-1, Class A-2, Class
     A-3, Class A-SB, Class A-4A, Class A-4B and Class A-1A Certificates, the
     pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 107 mortgage loans, representing approximately 85.6% of the initial pool balance. Loan group 2 will consist of 21 mortgage loans, representing approximately 14.4% of the initial pool balance. Loan group 2 will include approximately 61.9% of the initial principal balance of all the mortgage loans secured by multifamily properties and approximately 56.3% of the initial principal balance of all the mortgage loans secured by manufactured housing properties.

     So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1,
     Class A-2, Class A-3, Class A-SB, Class A-4A, Class A-4B, Class A-1A, Class
     XC and Class XP Certificates, interest distributions on the Class A-1,
     Class A-2, Class A-3, Class A-SB, Class A-4A and Class A-4B Certificates
     will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally, the Class A-1, Class A-2, Class A-3, Class A-SB, Class
     A-4A and Class A-4B Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A
     Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4A and
     Class A-4B Certificates has been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class A-J through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-SB,
     Class A-4 and Class A-1A Certificates pro rata; provided, that principal allocated to the Class A-4 Certificates will be applied first to the Class
     A-4A Certificates and then to the Class A-4B Certificates.

(6)  The Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4A, Class A-4B,
     Class A-1A, Class A-J, Class B, Class C and Class D Certificates will accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate, (iii) the weighted average net mortgage rate or (iv) the weighted average net mortgage rate less a specified percentage.

(7)  The Class XP Certificates will not have a certificate balance but will instead have a notional amount.

(8)  The Class XP Certificates will accrue interest on their related notional amount as described in this prospectus supplement under "Description of the
     Certificates--Pass-Through Rates."

                                      S-5

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                  SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the accompanying prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2005-4 Certificates and the trust in abbreviated form:

       Executive Summary, which begins on page S-7 of this prospectus supplement and shows certain characteristics of the offered certificates in tabular form;

       Summary of Prospectus Supplement, which begins on page S-10 of this prospectus supplement and gives a brief introduction of the key features of the Series 2005-4 Certificates and a description of the mortgage loans;
    and

       Risk Factors, which begins on page S-24 of this prospectus supplement and describes risks that apply to the Series 2005-4 Certificates which are in addition to those described in the accompanying prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the accompanying prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Glossary of Principal Definitions" beginning on page S-172 of this prospectus supplement. The capitalized terms used in the accompanying prospectus are defined under the caption "Glossary" beginning on page 108 in the accompanying prospectus.

     In this prospectus supplement, "we" refers to the depositor, and "you"
refers to a prospective investor in the offered certificates.

                             ---------------------

     Until December [  ], 2005, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     If and to the extent required by applicable law or regulation, this prospectus supplement and the accompanying prospectus will be used by each underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which that underwriter is a principal. An underwriter may also act as agent in such transactions. Such sales will be made at negotiated prices at the time of sale.

                                      S-6

                               EXECUTIVE SUMMARY

     The following executive summary does not include all relevant information relating to the offered certificates and the mortgage loans. In particular, the executive summary does not address the risks and special considerations involved with an investment in the offered certificates, and prospective investors should carefully review the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus before making any investment decision. The executive summary also describes the certificates that are not offered by this prospectus supplement (other than the Class V,
Class R-I and Class R-II Certificates) which have not been registered under the
Securities Act of 1933, as amended, and which will be sold to investors in private transactions. Certain capitalized terms used in this executive summary may be defined elsewhere in this prospectus supplement, including in Annex A to this prospectus supplement, or in the accompanying prospectus. A "Glossary of
Principal Definitions" is included at the end of this prospectus supplement. A
"Glossary" is included at the end of the accompanying prospectus. Terms that are used but not defined in this prospectus supplement will have the meanings specified in the accompanying prospectus.



---------------------------------------------------------------------------------------------------------------------------------
                                                                                          APPROXIMATE
                                                                                             INITIAL
                              CERTIFICATE     APPROXIMATE                                 PASS-THROUGH   WEIGHTED
                               BALANCE OR      PERCENTAGE   APPROXIMATE                      RATE AS      AVERAGE     PRINCIPAL
               RATINGS          NOTIONAL        OF POOL        CREDIT                      OF DELIVERY     LIFE        WINDOW
   CLASS    FITCH/S&P(1)       AMOUNT(2)        BALANCE       SUPPORT        RATE TYPE         DATE      (YEARS)(3)   (MONTHS)(3)
---------------------------------------------------------------------------------------------------------------------------------

 Offered Certificates
---------------------------------------------------------------------------------------------------------------------------------
 A-1(8)        AAA/AAA       $   50,500,000       3.185%       20.000%       Fixed(4)          %(4)         3.00        1 -  57
---------------------------------------------------------------------------------------------------------------------------------
 A-2(8)        AAA/AAA       $  215,500,000      13.590%       20.000%       Fixed(4)          %(4)         4.75       57 -  60
---------------------------------------------------------------------------------------------------------------------------------
 A-3(8)        AAA/AAA       $  157,900,000       9.958%       20.000%       Fixed(4)          %(4)         6.62       79 -  83
---------------------------------------------------------------------------------------------------------------------------------
 A-SB(8)       AAA/AAA       $   61,158,000       3.857%       20.000%       Fixed(4)          %(4)         7.29       60 - 111
---------------------------------------------------------------------------------------------------------------------------------
 A-4A(8)       AAA/AAA       $  485,931,000      30.645%       30.000%       Fixed(4)          %(4)         9.64      111 - 118
---------------------------------------------------------------------------------------------------------------------------------
 A-4B(8)       AAA/AAA       $   69,419,000       4.378%       20.000%       Fixed(4)          %(4)         9.78      118 - 118
---------------------------------------------------------------------------------------------------------------------------------
 A-1A(8)       AAA/AAA       $  228,135,000      14.387%       20.000%       Fixed(4)          %(4)         7.83        1 - 118
---------------------------------------------------------------------------------------------------------------------------------
 A-J           AAA/AAA       $   97,123,000       6.125%       13.875%       Fixed(4)          %(4)         9.84      118 - 119
---------------------------------------------------------------------------------------------------------------------------------
 XP            AAA/AAA            TBD(5)           N/A           N/A      Variable Rate(5)     %(5)          (5)         N/A
---------------------------------------------------------------------------------------------------------------------------------
 B              AA/AA        $   31,714,000       2.000%       11.875%       Fixed(4)          %(4)         9.87      119 - 119
---------------------------------------------------------------------------------------------------------------------------------
 C             AA-/AA-       $   15,857,000       1.000%       10.875%       Fixed(4)          %(4)         9.87      119 - 119
---------------------------------------------------------------------------------------------------------------------------------
 D               A/A         $   29,731,000       1.875%        9.000%       Fixed(4)          %(4)         9.90      119 - 120
---------------------------------------------------------------------------------------------------------------------------------
 Private Certificates -- Not Offered Hereby(6)
---------------------------------------------------------------------------------------------------------------------------------
 E              A-/A-        $   17,839,000       1.125%        7.875%       Fixed(4)          %(4)         9.95      120 - 120
---------------------------------------------------------------------------------------------------------------------------------
 F            BBB+/BBB+      $   19,821,000       1.250%        6.625%       Fixed(4)          %(4)         9.95      120 - 120
---------------------------------------------------------------------------------------------------------------------------------
 G             BBB/BBB       $   17,839,000       1.125%        5.500%       Fixed(4)          %(4)         9.97      120 - 124
---------------------------------------------------------------------------------------------------------------------------------
 H            BBB-/BBB-      $   23,785,000       1.500%        4.000%       Fixed(4)          %(4)        10.28      124 - 124
---------------------------------------------------------------------------------------------------------------------------------
 J             BB+/BB+       $    7,929,000       0.500%        3.500%       Fixed(4)          %(4)        10.28      124 - 124
---------------------------------------------------------------------------------------------------------------------------------
 K              BB/BB        $    7,928,000       0.500%        3.000%       Fixed(4)          %(4)        10.28      124 - 124
---------------------------------------------------------------------------------------------------------------------------------
 L             BB-/BB-       $    7,928,000       0.500%        2.500%       Fixed(4)          %(4)        10.28      124 - 124
---------------------------------------------------------------------------------------------------------------------------------
 M              B+/B+        $    3,964,000       0.250%        2.250%       Fixed(4)          %(4)        10.28      124 - 124
---------------------------------------------------------------------------------------------------------------------------------
 N               B/B         $    5,947,000       0.375%        1.875%       Fixed(4)          %(4)        10.28      124 - 124
---------------------------------------------------------------------------------------------------------------------------------
 O              B-/B-        $    5,946,000       0.375%        1.500%       Fixed(4)          %(4)        10.28      124 - 124
---------------------------------------------------------------------------------------------------------------------------------
 P              NR/NR        $   23,785,793       1.500%        0.000%       Fixed(4)          %(4)        10.28      124 - 124
---------------------------------------------------------------------------------------------------------------------------------
 XC            AAA/AAA       $1,585,679,793(7)     N/A           N/A     Variable Rate(7)      %(7)         (7)          N/A
---------------------------------------------------------------------------------------------------------------------------------


(1)  Ratings shown are those of Fitch, Inc. and Standard & Poor's Ratings
     Services, a division of The McGraw-Hill Companies, Inc., respectively.

(2)  As of the delivery date. Subject to a variance of plus or minus 5%.

(3)  Based on the maturity assumptions (as defined under "Yield and Maturity
     Considerations" in this prospectus supplement). As of the delivery date, calculations for the certificates assume no prepayments will be made on the mortgage loans prior to their related maturity dates (or, in the case of the mortgage loans with anticipated repayment dates, the related anticipated repayment date).

(4)  The Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4A, Class A-4B,
     Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class
     G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class
     P Certificates will accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate,
     (iii) the weighted average net mortgage rate or (iv) the weighted average net mortgage rate less a specified percentage.

(5)  The Class XP Certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XP Certificates, as described in this prospectus supplement. The interest rate applicable to the Class XP
     Certificates for each distribution date will be as described in this prospectus supplement. See "Description of the Certificates--Pass-Through
     Rates" in this prospectus supplement.

(6)  Not offered by this prospectus supplement. Any information we provide in this prospectus supplement regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

                                      S-7

(7)  The Class XC Certificates are not offered by this prospectus supplement.
     Any information we provide in this prospectus supplement regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class XC Certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XC
     Certificates, as described in this prospectus supplement. The interest rate applicable to the Class XC Certificates for each distribution date will be as described in this prospectus supplement. See "Description of the
     Certificates--Pass-Through Rates" in this prospectus supplement.

(8)  For purposes of making distributions to the Class A-1, Class A-2, Class
     A-3, Class A-SB, Class A-4A, Class A-4B and Class A-1A Certificates, the
     pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 107 mortgage loans, representing approximately 85.6% of the initial pool balance. Loan group 2 will consist of 21 mortgage loans, representing approximately 14.4% of the initial pool balance. Loan group 2 will include approximately 61.9% of the initial principal balance of all the mortgage loans secured by multifamily properties and approximately 56.3% of the initial principal balance of all the mortgage loans secured by manufactured housing properties.

     So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1,
     Class A-2, Class A-3, Class A-SB, Class A-4A, Class A-4B, Class A-1A, Class
     XC and Class XP Certificates, interest distributions on the Class A-1,
     Class A-2, Class A-3, Class A-SB, Class A-4A and Class A-4B Certificates
     will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally, the Class A-1, Class A-2, Class A-3, Class A-SB, Class
     A-4A and Class A-4B Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A
     Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4A and
     Class A-4B Certificates has been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class A-J through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-SB,
     Class A-4 and Class A-1A Certificates pro rata; provided, that principal allocated to the Class A-4 Certificates will be applied first to the Class
     A-4A Certificates and then to the Class A-4B Certificates.

     The Class V, Class R-I and Class R-II are not offered by this prospectus supplement and are not represented in the table on page S-7 of this prospectus supplement.

                                      S-8

     Below is certain information regarding the mortgage loans and the mortgaged properties in the entire mortgage pool and loan group 1 or loan group
2, as applicable, as of the cut-off date. The balances and other numerical information used to calculate various ratios with respect to component mortgage loans, split loan structures and certain other mortgage loans are explained in this prospectus supplement under "Glossary of Principal Definitions". Further information regarding such mortgage loans, the other mortgage loans in the mortgage pool and the related mortgaged properties is described under
"Description of the Mortgage Pool" in this prospectus supplement and in Annex A and Annex B to this prospectus supplement.

                         MORTGAGE POOL CHARACTERISTICS


                                                                      MORTGAGE POOL        LOAN GROUP 1       LOAN GROUP 2
CHARACTERISTICS                                                       (APPROXIMATE)       (APPROXIMATE)       (APPROXIMATE)
---------------                                                       -------------       -------------       -------------

Initial principal balance(1) .....................................    $1,585,679,793     $1,357,544,380        $228,135,414
Number of mortgage loans .........................................               128                107                  21
Number of mortgaged properties ...................................               149                128                  21
Number of balloon mortgage loans .................................                58                 51                   7
Number of partial interest only, balloon mortgage loans ..........                48                 36                  12
Number of interest only mortgage loans ...........................                16                 14                   2
Number of partial interest only, anticipated repayment
 date mortgage loans .............................................                 3                  3                   0
Number of anticipated repayment date loans .......................                 2                  2                   0
Number of interest only anticipated repayment date
 loans ...........................................................                 1                  1                   0
Average cut-off date balance .....................................       $12,388,123        $12,687,331         $10,863,591
Range of cut-off date balances ...................................       $995,590 to        $995,590 to       $2,050,000 to
                                                                        $110,000,000       $110,000,000         $44,800,000
Weighted average mortgage rate ...................................            5.204%             5.205%              5.197%
Weighted average remaining lock-out period .......................         92 months          92 months           90 months
Weighted average remaining term to maturity(2) ...................        103 months         103 months           98 months
Weighted average underwritten debt service coverage
 ratio ...........................................................             1.46x              1.47x               1.38x
Weighted average cut-off date loan-to-value ratio ................             71.2%              70.7%               73.9%
Weighted average balloon loan-to-value ratio(2) ..................             64.9%              64.5%               67.5%


---------
(1)   Subject to a variance of plus or minus 5.0%.

(2)   In the case of the mortgage loans that have an anticipated repayment date, the maturity is based on the related anticipated repayment date.

                                      S-9

                       SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING
OF THE OFFERED CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING
PROSPECTUS CAREFULLY.

                          RELEVANT PARTIES AND DATES

DEPOSITOR

     Banc of America Commercial Mortgage Inc., a Delaware corporation. The depositor is a subsidiary of Bank of America, N.A. The depositor maintains its principal office at 214 North Tryon Street, NC1-027-22-03, Charlotte, North
Carolina 28255. See "The Depositor" in the accompanying prospectus. Neither the depositor nor any of its affiliates has insured or guaranteed the offered certificates.

TRUSTEE

     Wells Fargo Bank, N.A., a national banking association. The trustee will also act as REMIC administrator. See "The Trustee" in this prospectus supplement.

MASTER SERVICER

     Bank of America, N.A., a national banking association. The master servicer will be responsible for the master servicing of all of the mortgage loans pursuant to the terms of the pooling and servicing agreement except with respect to the Pacific Arts Plaza Pari Passu Note A-2 (identified as Loan No.
58851 on Annex A to this prospectus supplement), which will be serviced by the master servicer pursuant to the terms of the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage
Pass-Through Certificates, Series 2005-3. See "Servicing of the Mortgage
Loans--The Master Servicer" in this prospectus supplement.

SPECIAL SERVICER

     LNR Partners, Inc., a Florida corporation. See "Servicing of the Mortgage
Loans--The Special Servicer" in this prospectus supplement. The special servicer will be responsible for the special servicing of all of the mortgage loans pursuant to the terms of the pooling and servicing agreement except with respect to the Pacific Arts Plaza Pari Passu Note A-2 (identified as Loan No.
58851 on Annex A to this prospectus supplement), which will be serviced by the special servicer pursuant to the terms of the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage
Pass-Through Certificates, Series 2005-3. See "Servicing of the Mortgage
Loans--The Special Servicer" in this prospectus supplement.

MORTGAGE LOAN SELLERS

     Bank of America, N.A., a national banking association, is the parent of
Banc of America Commercial Mortgage Inc. and a wholly-owned subsidiary of NB
Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of
America Corporation. Bank of America, N.A. maintains its principal office at
Bank of America Corporate Center, 100 North Tryon Street Charlotte, North
Carolina 28255. See "Description of the Mortgage Pool--The Mortgage Loan
Sellers" in this prospectus supplement.

     Bear Stearns Commercial Mortgage, Inc., a New York corporation, is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation and an
affiliate of Bear, Stearns & Co. Inc., one of the underwriters. Bear Stearns
Commercial Mortgage, Inc. maintains its principal office at 383 Madison Avenue,
New York, New York 10179. See "Description of the Mortgage Pool--The Mortgage
Loan Sellers" in this prospectus supplement.

                                      S-10



                                                    NUMBER OF       AGGREGATE        % OF INITIAL       % OF        % OF
                                                    MORTGAGE       CUT-OFF DATE          POOL         GROUP 1      GROUP 2
              MORTGAGE LOAN SELLER                    LOANS          BALANCE            BALANCE       BALANCE      BALANCE
------------------------------------------------   ----------   -----------------   --------------   ---------   ----------

Bank of America, N.A. ..........................       110       $1,207,853,994           76.2%         78.4%        63.0%
Bear Stearns Commercial Mortgage, Inc. .........        18          377,825,799           23.8          21.6         37.0
                                                       ---       --------------          -----         -----        -----
TOTAL ..........................................       128       $1,585,679,793          100.0%        100.0%       100.0%
                                                       ===       ==============          =====         =====        =====


CUT-OFF DATE

     September 1, 2005 (or, with respect to Loan No. 14943, the related origination date September 10, 2005)

DELIVERY DATE

     On or about September [  ], 2005

RECORD DATE

     With respect to each class of offered certificates and each distribution date, the last business day of the calendar month immediately preceding the month in which such distribution date occurs.

DISTRIBUTION DATE

     The 10th day of each month or, if any such 10th day is not a business day, the next succeeding business day. The first distribution date with respect to the offered certificates will occur in October 2005.

DETERMINATION DATE

     The earlier of (i) the sixth day of the month in which the related distribution date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related distribution date.

COLLECTION PERIOD

     With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which such distribution date occurs and ends on and includes the determination date in the calendar month in which such distribution date occurs. The first collection period applicable to the offered certificates will begin immediately following the cut-off date and end on the determination date in October 2005.

                                MORTGAGE LOANS

THE MORTGAGE POOL

     The pool of mortgage loans consists of 128 mortgage loans secured by first liens on 149 commercial and multifamily properties. With respect to these mortgage loans, 107 of the mortgage loans are in loan group 1 and 21 of the mortgage loans are in loan group 2. Fifty-five of the mortgage loans (which include 47 mortgage loans in loan group 1 and eight mortgage loans in loan group 2) were (a) originated by Bank of America, N.A. or its conduit participants or (b) acquired by Bank of America, N.A. from various third party originators (other than Bridger). Fifty-five mortgage loans (which include 44 mortgage loans in loan group 1 and 11 mortgage loans in loan group 2) were acquired by Bank of America, N.A. from Bridger. Eighteen of the mortgage loans
(which include 16 mortgage loans in loan group 1 and two mortgage loans in loan group 2) were originated by Bear Stearns Commercial Mortgage, Inc. The mortgage loans in the entire mortgage pool have an aggregate cut-off date balance of approximately $1,585,679,793 which is referred to as the initial pool balance, subject to a variance of plus or minus 5%. The mortgage loans in

                                      S-11

loan group 1 have an aggregate cut-off date balance of approximately
$1,357,544,380 which is referred to as the group 1 balance. The mortgage loans in loan group 2 have an aggregate cut-off date balance of approximately
$228,135,414 which is referred to as the group 2 balance.

     One mortgage loan referred to as the Pacific Arts Plaza Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the Pacific Arts Plaza Pari Passu Note A-1 and the Pacific Arts Plaza
Pari Passu Note A-2. Only the Pacific Arts Plaza Pari Passu Note A-2, is
included in the trust fund. The aggregate principal balances as of the cut-off date of the Pacific Arts Plaza Pari Passu Note A-1 and the Pacific Arts Plaza
Pari Passu Note A-2 are $160,000,000 and $110,000,000, respectively. The
Pacific Arts Plaza Pari Passu Note A-1 is further divided into one senior component having a principal balance as of the cut-off date of $132,000,000 and one subordinate component having a principal balance as of the cut-off date of
$28,000,000. Both the senior component and the subordinate component of the
Pacific Arts Plaza Pari Passu Note A-1 are excluded from the trust fund and do not back any of the offered certificates. As described in this prospectus supplement, pursuant to an intercreditor agreement, a portion of the principal balance of the Pacific Arts Plaza Pari Passu Note A-1 corresponding to the subordinate component has been subordinated to the Pacific Arts Plaza Pari
Passu Note A-2 and the remaining senior portion (corresponding to the senior component) of the Pacific Arts Plaza Pari Passu Note A-1. Unless otherwise stated, all references to the principal balance and the related information
(including cut-off date balances) of the Pacific Arts Plaza Pari Passu Note A-2
Mortgage Loan are references only to the Pacific Arts Plaza Pari Passu Note A-2
Mortgage Loan (and exclude both the senior and junior portions of the Pacific
Arts Plaza Pari Passu Note A-1).

     One mortgage loan referred to as the Sotheby's Building Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the Sotheby's Building Pari Passu Note A-1 and the Sotheby's Building
Pari Passu Note A-2 and a subordinate note referred to as the Sotheby's
Building Note B. Only the Sotheby's Building Pari Passu Note A-1, sometimes referred to in this prospectus supplement as the Sotheby's Building Pari Passu
Note A-1 Mortgage Loan, is included in the trust fund. The principal balances as of the cut-off date of the Sotheby's Building Pari Passu Note A-1, the
Sotheby's Building Pari Passu Note A-2 and the Sotheby's Building Note B are
$110,000,000, $100,000,000 and $25,000,000, respectively. As described in this prospectus supplement, pursuant to an intercreditor agreement, the Sotheby's
Building Note B has been subordinated to the Sotheby's Building Pari Passu Note
A-1 and the Sotheby's Building Pari Passu Note A-2. Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances) of the Sotheby's Building Pari Passu Note A-1 Mortgage
Loan are references to only the Sotheby's Building Pari Passu Note A-1 Mortgage
Loan (and exclude the Sotheby's Building Pari Passu Note A-2 and the Sotheby's
Building Note B). See "Description of the Mortgage Pool--Sotheby's Building
Whole Loan" in this prospectus supplement.

     All numerical information provided in this prospectus supplement with respect to the mortgage loans is provided on an approximate basis. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of all principal scheduled to be paid on or before the cut-off date and assumes no defaults, delinquencies or prepayments on any mortgage loan on or before the cut-off date. All percentages of the mortgage pool, or of any specified sub-group thereof, referred to in this prospectus supplement without further description are approximate percentages by aggregate cut-off date balance. The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding.
See "Description of the Mortgage Pool--Changes in Mortgage Pool
Characteristics" in this prospectus supplement. See also the "Glossary of
Principal Definitions" in this prospectus supplement for definitions and other information relating to loan-to-value and debt service coverage ratios and other calculations presented in this prospectus supplement. When information presented in this prospectus supplement, with respect to the mortgaged properties, is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the percentages are based on an allocated loan amount that has been assigned to the related

                                      S-12

mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth in Annex A to this prospectus supplement.

     The cut-off date balance of each mortgage loan is the unpaid principal balance thereof as of the cut-off date, after application of all payments of principal due on or before such date, whether or not received. The cut-off date balances of the mortgage loans (a) in the entire mortgage pool range from
$995,590 to $110,000,000, and the average cut-off date balance is $12,388,123;
(b) in loan group 1 range from $995,590 to $110,000,000, and the average cut-off date balance is $12,687,331; and (c) in loan group 2 range from
$2,050,000 to $44,800,000, and the average cut-off date balance is $10,863,591.

     As of the cut-off date, the mortgage loans had the following additional characteristics. Further information regarding such mortgage loans, the other mortgage loans in the mortgage pool and the related mortgaged properties is described under "Description of the Mortgage Pool" in this prospectus supplement and in Annex A to this prospectus supplement.

                     SELECTED MORTGAGE LOAN CHARACTERISTICS


                                                 MORTGAGE POOL          LOAN GROUP 1           LOAN GROUP 2
                                             --------------------   --------------------   --------------------

Range of per annum mortgage rates ..........   4.600% to 5.997%       4.600% to 5.997%       4.857% to 5.766%
Weighted average per annum
 mortgage rate .............................         5.204%                 5.205%                 5.197%
Range of remaining terms to stated
 maturity (months) (1) .....................       57 to 124              57 to 124              57 to 120
Weighted average remaining term to
 stated maturity (months)(1) ...............          103                    103                     98
Range of remaining amortization
 terms (months)(2) .........................       297 to 360             297 to 360             356 to 360
Weighted average remaining
 amortization term (months)(2) .............          350                    348                    360
Range of cut-off date loan-to-value
 ratios ....................................     43.5% to 80.0%         44.5% to 80.0%         43.5% to 79.9%
Weighted average cut-off date
 loan-to-value ratio .......................         71.2%                   70.7%                  73.9%
Range of maturity date loan-to-value
 ratios(1) .................................     40.5% to 80.0%         40.5% to 80.0%         43.5% to 77.2%
Weighted average maturity date
 loan-to-value ratio(1) ....................        64.9%                    64.5%                  67.5%
Range of underwritten debt service
 coverage ratios ...........................     1.17x to 2.88x         1.20x to 2.88x         1.17x to 2.62x
Weighted average underwritten debt
 service coverage ratio ....................         1.46x                   1.47x                 1.38x


----------
(1)   In the case of the mortgage loans that have an anticipated repayment date, the maturity is based on the related anticipated repayment date.

(2)   Excludes mortgage loans that are interest only until maturity or until the anticipated repayment date.

                                      S-13

     Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, located in the states with concentrations over 5.0% of the initial pool balance:

                          GEOGRAPHIC CONCENTRATION(1)


                              NUMBER OF       AGGREGATE          % OF           % OF        % OF
                              MORTGAGED     CUT-OFF DATE     INITIAL POOL     GROUP 1      GROUP 2
LOCATION                     PROPERTIES        BALANCE          BALANCE       BALANCE      BALANCE
-------------------------   ------------   --------------   --------------   ---------   ----------

   California ...........        23        $310,640,212           19.6%         20.9%        11.9%
    Southern(2) .........        22        $306,740,212           19.3%         20.6%        11.9%
    Northern(2) .........         1        $  3,900,000            0.2%          0.3%         0.0%
   New York .............         4        $190,196,442           12.0%         14.0%         0.0%
   Maryland .............         4        $125,453,634            7.9%          9.2%         0.0%
   Georgia ..............         7        $119,709,750            7.5%          8.6%         1.5%
   Virginia .............         4        $ 87,205,250            5.5%          6.4%         0.0%
   Florida ..............         9        $ 86,032,399            5.4%          6.3%         0.0%


----------
(1)   Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in Annex A to this prospectus supplement.

(2)   Northern California properties have a zip code greater than or equal to
      93600. Southern California properties have a zip code less than 93600.

     The remaining mortgaged properties are located throughout 23 other states and the Commonwealth of Puerto Rico, with no more than 4.8% of the initial pool balance secured by mortgaged properties located in any such other jurisdiction.

     Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, operated for each indicated purpose:

                                PROPERTY TYPE(1)


                                   NUMBER OF     AGGREGATE        % OF         % OF     % OF
                                   MORTGAGED   CUT-OFF DATE   INITIAL POOL   GROUP 1   GROUP 2
PROPERTY TYPE                     PROPERTIES      BALANCE        BALANCE     BALANCE   BALANCE
-------------------------------- ------------ -------------- -------------- --------- --------

  Office .......................      32      $542,118,017         34.2%       39.9%     0.0%
  Retail .......................      52      $383,636,075         24.2%       28.3%     0.0%
  Multifamily ..................      27      $361,123,084         22.8%       10.1%    97.9%
  Hotel ........................       3      $120,869,406          7.6%        8.9%     0.0%
  Industrial ...................       9      $ 81,119,794          5.1%        6.0%     0.0%
  Self Storage .................      21      $ 59,634,823          3.8%        4.4%     0.0%
  Mixed Use ....................       2      $ 28,846,442          1.8%        2.1%     0.0%
  Manufactured Housing .........       3      $  8,332,153          0.5%        0.3%     2.1%


----------
(1)   Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in Annex A to this prospectus supplement.

     FOR MORE DETAILED STATISTICAL INFORMATION REGARDING THE MORTGAGE POOL, SEE
ANNEX A TO THIS PROSPECTUS SUPPLEMENT.

     On or before the delivery date, each mortgage loan seller will transfer all of its mortgage loans, without recourse, to the depositor, or at the direction of the depositor to the trustee for the benefit of holders of the certificates. In connection with such transfer, each mortgage loan seller will make certain representations and warranties regarding the characteristics of the mortgage loans transferred by it. As described in more detail later in this prospectus supplement, each mortgage loan seller will be obligated to cure any material breach of any such representation or warranty made by it or either repurchase the

                                      S-14

affected mortgage loan or, in the period and manner described in this prospectus supplement, substitute a qualified substitute mortgage loan for the affected mortgage loan and pay any substitution shortfall amount. See
"Description of the Mortgage Pool--Assignment of the Mortgage Loans;
Repurchases and Substitution" and "--Representations and Warranties;
Repurchases and Substitutions" in this prospectus supplement.

     Each mortgage loan seller will sell each of its respective mortgage loans without recourse and has no obligations with respect to the offered certificates other than pursuant to its representations and warranties and repurchase or substitution obligations. The depositor has made no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or replace mortgage loans with deficient documentation or which are otherwise defective. See "Description of the
Mortgage Pool" and "Risk Factors--Risks Related to the Mortgage Loans" in this prospectus supplement and "Description of the Trust Funds" and "Certain Legal
Aspects of Mortgage Loans" in the accompanying prospectus.

     The master servicer and, if circumstances require, the special servicer, will service and administer the mortgage loans pursuant to the pooling and servicing agreement among the depositor, the master servicer, the special servicer, the trustee and the REMIC administrator. See "Servicing of the
Mortgage Loans" in this prospectus supplement and "The Pooling and Servicing
Agreements" in the accompanying prospectus. The compensation to be received by the master servicer (including certain master servicing fees) and the special servicer (including special servicing fees, liquidation fees and workout fees)
for their services is described under "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

                              OFFERED SECURITIES

THE OFFERED CERTIFICATES; CERTIFICATE BALANCES AND PASS-THROUGH RATES

     The offered certificates consist of 12 classes of the depositor's
Commercial Mortgage Pass-Through Certificates as part of Series 2005-4, namely the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4A, Class A-4B, Class
A-1A, Class A-J, Class XP, Class B, Class C and Class D Certificates. As of the
delivery date, your certificates will have the approximate aggregate principal amount or notional amount indicated in the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 5%, and will accrue interest at an annual rate referred to as a pass-through rate indicated
in the chart on the cover of this prospectus supplement and the accompanying footnotes. Interest on the offered certificates will be calculated based on a
360-day year consisting of twelve 30-day months, or a 30/360 basis.

     Series 2005-4 consists of a total of 27 classes of certificates, the following 15 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class XC, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class V, Class
R-I and Class R-II Certificates. The pass-through rates applicable to each of the Class XC, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O and Class P Certificates for each distribution date are set forth on page S-7 of this prospectus supplement. The Class V, Class R-I and Class R-II Certificates will not have a certificate balance, a notional amount or a pass-through rate.

CLASS X CERTIFICATES

Notional Amounts

     The Class XC and Class XP Certificates will not have certificate balances.
For purposes of calculating the amount of accrued interest, however, each of those classes will have a notional amount.

     FOR A MORE DETAILED DISCUSSION OF THE NOTIONAL AMOUNTS OF THE CLASS XC AND
CLASS XP CERTIFICATES, SEE "DESCRIPTION OF THE CERTIFICATES--CERTIFICATE
BALANCES AND NOTIONAL AMOUNTS" IN THIS PROSPECTUS SUPPLEMENT.

                                      S-15

Pass-Through Rates

     The pass-through rate applicable to the Class XP Certificates for the initial distribution date will equal approximately [ ]% per annum. The pass-through rate for the Class XP Certificates for each distribution date subsequent to the initial distribution date, and through and including the [
] distribution date, will equal the weighted average of the respective strip rates, which we refer to as the Class XP strip rates, at which interest accrues from time to time on the respective components of the notional amount of the
Class XP Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of a specified class of
Certificates. If all or a designated portion of the certificate balance of any class of Certificates is identified in this prospectus supplement under
"Description of the Certificates--Certificate Balances and Notional Amounts" as
being part of the notional amount of the Class XP Certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate components of the notional amount of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period.

     FOR A MORE DETAILED DISCUSSION OF THE CLASS XP STRIP RATES AND THE RATE
APPLICABLE TO THE CLASS XP CERTIFICATES, SEE "DESCRIPTION OF THE
CERTIFICATES--CERTIFICATE BALANCES AND NOTIONAL AMOUNTS" IN THIS PROSPECTUS
SUPPLEMENT.

     Following the [ ] distribution date, the Class XP Certificates will cease to accrue interest. In connection therewith, the Class XP Certificates will
have a 0% pass-through rate for the [    ] distribution date and for each
distribution date thereafter.

     The pass-through rate applicable to the Class XC Certificates for the initial distribution date will equal approximately [ ]% per annum. The pass-through rate for the Class XC Certificates for any interest accrual period subsequent to the initial distribution date will equal the weighted average of the respective strip rates, which we refer to as the Class XC strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XC Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of one of the classes of certificates. In general, the certificate balance of certain classes of certificates will constitute a separate component of the notional amount of the Class XC Certificates; provided, that, if a portion, but not all, of the certificate balance of any particular class of Certificates is identified under "Description of the Certificates--Certificate Balances and
Notional Amounts" in this prospectus supplement as being part of the notional amount of the Class XP Certificates immediately prior to any distribution date, then that identified portion of such certificate balance will represent one or more separate components of the notional amount of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such certificate balance will also represent one or more other separate components of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period.

     FOR A MORE DETAILED DISCUSSION OF THE CLASS XC STRIP RATES AND THE RATE
APPLICABLE TO THE CLASS XC CERTIFICATES, SEE "DESCRIPTION OF THE
CERTIFICATES--CERTIFICATE BALANCES AND NOTIONAL AMOUNTS" IN THIS PROSPECTUS
SUPPLEMENT.

     For purposes of the accrual of interest on the Class XC Certificates for
each distribution date subsequent to the [    ] distribution date, the
certificate balance of each class of certificates (other than the Class V,
Class R-I, Class R-II, Class XC and Class XP Certificates) will constitute one or more separate components of the notional amount of the Class XC
Certificates, and the applicable Class XC strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average net mortgage rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of certificates corresponding to such component.

                                      S-16

DISTRIBUTIONS

     For purposes of making distributions to the Class A-1, Class A-2, Class
A-3, Class A-SB, Class A-4A, Class A-4B and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group
1 and loan group 2. Loan group 1 will consist of 107 mortgage loans, representing approximately 85.6% of the initial pool balance, and loan group 2 will consist of 21 mortgage loans, representing approximately 14.4% of the initial pool balance. Loan group 2 will include approximately 61.9% of the initial principal balance of the mortgage loans secured by multifamily properties and approximately 56.3% of the initial principal balance as of the cut-off date of the mortgage loans secured by manufactured housing properties.
Annex A to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.

     The total of all payments or other collections (or advances in lieu thereof) on or in respect of the mortgage loans (but excluding prepayment premiums, yield maintenance charges and excess interest, each as described in this prospectus supplement) that are available for distributions of interest on and principal of the certificates on any distribution date is referred to in this prospectus supplement as the available distribution amount for such date.
See "Description of the Certificates--Distributions--The Available Distribution
Amount" in this prospectus supplement. On each distribution date, the trustee will apply the available distribution amount for such date for the following purposes and in the following order of priority:

 A. Amount and Order of Distributions

     First, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4A,
Class A-4B, Class A-1A, Class XC and Class XP Certificates. To pay interest, concurrently, (a) on the Class A-1, Class A-2, Class A-3, Class A-SB, Class
A-4A and Class A-4B Certificates pro rata, from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 1, (b) on Class A-1A from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 2 and (c) on the Class XC and Class XP
Certificates from the available distribution amount, in each case in accordance with their interest entitlements. However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the available distribution amount for all mortgage loans will be allocated among the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4,
Class A-1A, Class XC and Class XP Certificates pro rata in accordance with their interest entitlements; provided, that interest allocated to the Class A-4
Certificates will be applied first to the Class A-4A Certificates and then to the Class A-4B Certificates.

     Second, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4A,
Class A-4B and Class A-1A Certificates: To the extent of amounts then required to be distributed as principal, concurrently, (A) (i) first, to the Class A-SB
Certificates, available principal received from loan group 1 and, after the
Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates have been made, until the principal balance of the Class A-SB Certificates is reduced to the planned principal balance set forth in the table on Annex D to this prospectus supplement; (ii) then, to the Class A-1 Certificates, available principal received from loan group 1 remaining after the above distribution in respect of the Class A-SB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distribution on the Class A-SB Certificates have been made, until the principal balance of the Class A-1 Certificates is reduced to zero; (iii) then, to the
Class A-2 Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class
A-1 and Class A-SB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 and Class A-SB Certificates have been made, until the principal balance of the Class A-2 Certificates is reduced to zero; (iv) then, to the
Class A-3 Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class
A-1, Class A-2 and Class A-SB Certificates and, after the Class A-1A
Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1,

                                      S-17

Class A-2 and Class A-SB Certificates have been made, until the principal balance of the Class A-3 Certificates is reduced to zero; (v) then, to the
Class A-SB Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class
A-1, Class A-2, Class A-3 and Class A-SB Certificates, and, after the Class
A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-SB
Certificates have been made, until the principal balance of the Class A-SB
Certificates is reduced to zero; (vi) then, to the Class A-4A Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the
Class A-1, Class A-2, Class A-3 and Class A-SB Certificates have been made, until the principal balance of the Class A-4A Certificates is reduced to zero;
and (vii) then, to the Class A-4B Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4A
Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the
Class A-1A Certificates and the above distributions on the Class A-1, Class
A-2, Class A-3, Class A-SB and Class A-4A Certificates have been made, until the principal balance of the Class A-4B Certificates is reduced to zero; and
(B) to the Class A-1A Certificates, available principal received from loan group 2 and, after the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4A
and Class A-4B Certificates have been reduced to zero, available principal received from loan group 1 remaining after payments to the Class A-1, Class
A-2, Class A-3, Class A-SB, Class A-4A and Class A-4B Certificates have been made, until the principal balance of the Class A-1A Certificates is reduced to zero.

     Third, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and
Class A-1A Certificates: To reimburse Class A-1, Class A-2, Class A-3, Class
A-SB, Class A-4 and Class A-1A Certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes; provided, that such amounts in respect of the Class A-4 Certificates will be allocated first to the Class A-4A
Certificates and then to the Class A-4B Certificates.

     Fourth, to the Class A-J Certificates: To Class A-J Certificates as
follows: (a) interest on Class A-J Certificates in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on Class A-J Certificates until reduced to zero; and (c) to reimburse Class A-J
Certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

     Fifth, to the Class B Certificates: To Class B Certificates in a manner analogous to the Class A-J Certificates allocations of the fourth step.

     Sixth, to the Class C Certificates: To Class C Certificates in a manner analogous to the Class A-J Certificates allocations of the fourth step.

     Seventh, to the Class D Certificates: To Class D Certificates in a manner analogous to the Class A-J Certificates allocations of the fourth step.

     Finally, to the Private Certificates: To the Private Certificates (other than the Class XC, Class V, Class R-I and Class R-II Certificates) in the
amounts and order of priority provided for in the pooling and servicing agreement.

     The distributions referred to in priority Second above will be made, pro rata, among the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and
Class A-1A Certificates when the certificate balances of all other certificates having certificate balances have been reduced to zero and in any event on the final distribution date as described under "Description of the
Certificates--Distributions--The Available Distribution Amount" in this prospectus supplement; provided, that such amounts in respect of the Class A-4
Certificates will be allocated first to the Class A-4A Certificates and then to the Class A-4B Certificates.

                                      S-18

 B. Interest and Principal Entitlements

     A description of each class's interest entitlement can be found in
"Description of the Certificates--
Distributions--Distributable Certificate Interest" in this prospectus supplement. As described in such section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal amount.

     The amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in
"Description of the Certificates--Distributions--Principal Distribution Amount"
in this prospectus supplement.

 C. Prepayment Premiums

     The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to one or more of the classes of offered certificates is described in "Description of the
Certificates--Distributions--Distributions of Prepayment Premiums" in this prospectus supplement.

                                      S-19

SUBORDINATION

 A. General

     The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order; provided that mortgage loan losses will not be allocated to the Class V, Class R-I or Class R-II Certificates. No principal payments or loan losses will be allocated to the Class V, Class XC or Class XP
Certificates. However, the notional amount on the Class XC and Class XP
Certificates (which is used to calculate interest due on the Class XC and Class
XP Certificates) will effectively be reduced by the allocation of principal payments and loan losses to the other classes of certificates, the principal balances of which correspond to the notional amounts of the Class XC and Class
XP Certificates.

                               [GRAPHIC OMITTED]

       -----------------------------------------------------------------
             CLASS A-1 CERTIFICATES(1), CLASS A-2 CERTIFICATES(1),
            CLASS A-3 CERTIFICATES(1), CLASS A-SB CERTIFICATES(1)(2),
         CLASS A-4A CERTIFICATES(1)(4), CLASS A-4B CERTIFICATES(1)(4),
              CLASS A-1A CERTIFICATES(1), CLASS XC CERTIFICATES(3)
                          AND CLASS XP CERTIFICATES(3)
       -----------------------------------------------------------------
                                        |
                                        |
                            ------------------------
                             CLASS A-J CERTIFICATES
                            ------------------------
                                        |
                                        |
                            ------------------------
                              CLASS B CERTIFICATES
                            ------------------------
                                        |
                                        |
                            ------------------------
                              CLASS C CERTIFICATES
                            ------------------------
                                        |
                                        |
                            ------------------------
                              CLASS D CERTIFICATES
                            ------------------------
                                        |
                                        |
                       -----------------------------------
                              PRIVATE CERTIFICATES
                                 (OTHER THAN THE
                             CLASS XC CERTIFICATES)
                       -----------------------------------

(1)  The Class A-1A Certificates generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 2. The Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4A and
     Class A-4B Certificates generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1.
     See "Description of the Certificates--The Available Distribution Amount" in
     this prospectus supplement.

(2)  The Class A-SB Certificates have a certain priority with respect to being paid down to their planned principal balance on any distribution date as described in this prospectus supplement.

(3)  The Class XC and Class XP Certificates will only be senior with respect to payments of interest and will not be entitled to receive any payments in respect of principal.

(4)  Principal payments allocated to the Class A-4 Certificates will be applied first to the Class A-4A Certificates and then to the Class A-4B
     Certificates. Any losses allocated to the Class A-4 Certificates will be applied first to the Class A-4B Certificates and then to the Class A-4A
     Certificates.

                                      S-20

     No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

     See "Description of the Certificates--Subordination; Allocation of Losses
and Certain Expenses" in this prospectus supplement.

 B.  Shortfalls in Available Funds

     The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

   o shortfalls resulting from additional compensation which the master servicer or special servicer is entitled to receive;

   o shortfalls resulting from interest on advances of principal and interest or property expenses made by the master servicer, the special servicer or the trustee;

   o shortfalls resulting from extraordinary expenses of the trust;

   o shortfalls resulting from a reduction of a mortgage loan's interest rate or principal amount by a bankruptcy court or from other unanticipated or default-related expenses of the trust; and

   o shortfalls due to nonrecoverable advances being reimbursed from principal and/or interest collections.

     See "Description of the Certificates--Distributions" in this prospectus supplement.

ADVANCES OF PRINCIPAL AND INTEREST

 A. P&I Advances

     The master servicer (or the trustee, if applicable) is required to advance delinquent monthly mortgage loan payments (excluding, in the case of the master servicer, mortgage loan payments on the Pacific Arts Plaza Pari Passu Note A-2, for which advances will be governed by the terms of the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc., Commercial
Mortgage Pass-Through Certificates, Series 2005-3) if it determines that the advance will be recoverable. The master servicer will not advance balloon payments due at maturity, late payment charges or default interest. The master servicer also is not required to advance prepayment or yield maintenance premiums. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

 B. Property Protection Advances

     The master servicer (or the trustee, if applicable) may also be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents.

 C. Interest on Advances

     The master servicer and the trustee, as applicable, will be entitled to interest as described in this prospectus supplement on any of the advances referenced in the two immediately preceding paragraphs above, other than for advances referenced under the above Paragraph A of payments not delinquent past applicable grace periods. Interest accrued on any of these outstanding advances may result in reductions in amounts otherwise payable on the certificates.

     See "Description of the Certificates--P&I Advances" and "Servicing of the
Mortgage Loans-- Servicing and Other Compensation and Payment of Expenses" in
this prospectus supplement and "Description of the Certificates--Advances in
Respect of Delinquencies" and "The Pooling and Servicing Agreements--Certificate
Account" in the accompanying prospectus.

                                      S-21

OTHER ASPECTS OF THE OFFERED CERTIFICATES

 A. Denominations

     The Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4A, Class A-4B,
Class A-1A and Class A-J Certificates will be offered in minimum denominations of $10,000 initial principal amount. The Class B, Class C and Class D
Certificates will be offered in minimum denominations of $100,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1. The Class XP Certificates will be offered in minimum denominations of $1,000,000 initial notional amount.

 B. Registration, Clearance and Settlement

     Each class of offered certificates will be registered in the name of Cede
& Co., as nominee of The Depository Trust Company. The book-entry system through The Depository Trust Company may be terminated with respect to all or any portion of any class of the offered certificates.

     See "Description of the Certificates--Registration and Denominations" in
this prospectus supplement and "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the accompanying prospectus.

TERMINATION

     On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1.0% of the aggregate unpaid balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the trust and retire the then outstanding certificates. See "Description of the
Certificates-- Termination" in this prospectus supplement and "Description of the Certificates--Termination" in the accompanying prospectus.

TAX STATUS

     Elections will be made to treat designated portions of the trust (other than excess interest) as two separate real estate mortgage investment conduits, referred to in this prospectus supplement as REMICs--REMIC I and REMIC II--for federal income tax purposes. In the opinion of counsel, such portions of the trust will qualify for this treatment. The portion of the trust consisting of the excess interest will be treated as a grantor trust for federal income tax purposes and will be beneficially owned by the Class V Certificates.

     Pertinent federal income tax consequences of an investment in the offered certificates include:

   o Each class of offered certificates will constitute "regular interests"
     in REMIC II.

   o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

   o Beneficial owners will be required to report income on the offered certificates in accordance with the accrual method of accounting.

   o It is anticipated that the Class [ ] Certificates will be issued at a premium, that the Class [ ] and Class [ ] Certificates will be issued with a de minimis amount of original issue discount and that the Class [ ]
     Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes.

     See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

                                      S-22

ERISA CONSIDERATIONS

     Subject to important considerations described under "Certain ERISA
Considerations" in this prospectus supplement and in the accompanying prospectus, the depositor expects the offered certificates to be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A benefit plan fiduciary considering the purchase of any offered certificates should consult with its counsel to determine whether all required conditions have been satisfied.

     See "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

     See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

CERTIFICATE RATINGS

     It is a requirement for issuance of the offered certificates that they receive credit ratings no lower than the following credit ratings from Fitch,
Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill
Companies, Inc.:

                                                     FITCH     S&P
                                                    -------   -----
          Class A-1 .............................     AAA      AAA
          Class A-2 .............................     AAA      AAA
          Class A-3 .............................     AAA      AAA
          Class A-SB ............................     AAA      AAA
          Class A-4A ............................     AAA      AAA
          Class A-4B ............................     AAA      AAA
          Class A-1A ............................     AAA      AAA
          Class A-J .............................     AAA      AAA
          Class XP ..............................     AAA      AAA
          Class B ...............................      AA       AA
          Class C ...............................     AA-      AA-
          Class D ...............................      A        A

     The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the rated final distribution date. A security rating does not address the frequency of prepayments (either voluntary or involuntary) or the possibility that certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of prepayment premiums or yield maintenance charges or the collection of excess interest.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected class of offered certificates. See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basis upon which ratings are assigned, the limitations and restrictions on ratings, and conclusions that should not be drawn from a rating.

                                      S-23

                                  RISK FACTORS

 o YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS BEFORE MAKING AN
   INVESTMENT DECISION. IN PARTICULAR, DISTRIBUTIONS ON YOUR CERTIFICATES WILL
   DEPEND ON PAYMENTS RECEIVED ON AND OTHER RECOVERIES WITH RESPECT TO THE
   MORTGAGE LOANS. THEREFORE, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS
   RELATING TO THE MORTGAGE LOANS AND THE MORTGAGED PROPERTIES.

 o THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES RELATING
   TO YOUR CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY
   KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR
   INVESTMENT.

 o IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, YOUR INVESTMENT COULD BE
   MATERIALLY AND ADVERSELY AFFECTED.

 o THIS PROSPECTUS SUPPLEMENT ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT
   INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY
   FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF
   CERTAIN FACTORS, INCLUDING THE RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS
   PROSPECTUS SUPPLEMENT.

                       RISKS RELATED TO THE CERTIFICATES

YOUR LACK OF CONTROL OVER THE
 TRUST FUND CAN CREATE RISK...    You and other certificateholders generally do
                                  not have the right to make decisions with
                                  respect to the administration of the trust.
                                  See "Servicing of the Mortgage Loans--General"
                                  in this prospectus supplement. Such decisions
                                  are generally made, subject to the express
                                  terms of the pooling and servicing agreement,
                                  by the master servicer, the trustee or the
                                  special servicer, as applicable. Any decision
                                  made by one of those parties in respect of the
                                  trust, even if such decision is determined to
                                  be in your best interests by such party, may
                                  be contrary to the decision that you or other
                                  certificateholders would have made and may
                                  negatively affect your interests.

TRANSACTION PARTY ROLES AND
RELATIONSHIPS CREATE POTENTIAL
CONFLICTS OF INTEREST.........    The special servicer will have latitude in
                                  determining whether to liquidate or modify
                                  defaulted mortgage loans. See "Servicing of
                                  the Mortgage Loans--Modifications, Waivers,
                                  Amendments and Consents" in this prospectus
                                  supplement.

                                  The master servicer, the special servicer or
                                  an affiliate of either may purchase certain of
                                  the certificates or hold certain companion
                                  mortgage loans which are part of a split loan
                                  structure but which are not held in the trust
                                  fund or hold certain subordinate or mezzanine
                                  debt or interests therein related to the
                                  mortgage loans. In addition, the holder of
                                  certain of the non-offered certificates has
                                  the right to remove a special servicer and
                                  appoint a successor, which may be an affiliate
                                  of such holder. It is possible that the master
                                  servicer, the special servicer or affiliates
                                  thereof may be holders of such non-offered
                                  certificates. This could cause a conflict
                                  between the master servicer's or the special
                                  servicer's duties to the trust under the
                                  pooling and servicing

                                      S-24

                                  agreement and its interest as a holder of a
                                  certificate or a companion or subordinate
                                  mortgage loan or interests therein. In
                                  addition, the master servicer is an originator
                                  of the mortgage loans and a mortgage loan
                                  seller. This could cause a conflict between
                                  the master servicer's duty to the trust under
                                  the pooling and servicing agreement and its
                                  interest in such other capacities. However,
                                  the pooling and servicing agreement provides
                                  that the mortgage loans shall be administered
                                  in accordance with the servicing standards
                                  without regard to ownership of any certificate
                                  by the master servicer, the special servicer
                                  or any affiliate of the master servicer or the
                                  special servicer. See "Servicing of the
                                  Mortgage Loans--General" in this prospectus
                                  supplement.

                                  Additionally, any of those parties may,
                                  especially if it holds the non-offered
                                  certificates, or has financial interests in or
                                  other financial dealings with a borrower or
                                  sponsor under any of the mortgage loans, have
                                  interests when dealing with the mortgage loans
                                  that are in conflict with the interests of
                                  holders of the offered certificates. For
                                  instance, if the special servicer or an
                                  affiliate holds non-offered certificates, the
                                  special servicer could seek to reduce the
                                  potential for losses allocable to those
                                  certificates from a troubled mortgage loan by
                                  deferring acceleration in hope of maximizing
                                  future proceeds. The special servicer might
                                  also seek to reduce the potential for such
                                  losses by accelerating earlier than necessary
                                  to avoid advance interest or additional trust
                                  fund expenses. Either action could result in
                                  less proceeds to the trust than would be
                                  realized if alternate action had been taken.
                                  In general, a servicer is not required to act
                                  in a manner more favorable to the offered
                                  certificates or any particular class of
                                  offered certificates than to the non-offered
                                  certificates.

                                  Additionally, each of the master servicer, the
                                  sub-servicers and the special servicer
                                  currently services or will, in the future,
                                  service, in the ordinary course of its
                                  business, existing and new loans for third
                                  parties, including portfolios of loans similar
                                  to the mortgage loans that will be included in
                                  the trust. The real properties securing these
                                  other loans may be in the same markets as, and
                                  compete with, certain of the real properties
                                  securing the mortgage loans that will be
                                  included in the trust. Consequently, personnel
                                  of the master servicer, the sub-servicers and
                                  the special servicer may perform services, on
                                  behalf of the trust, with respect to the
                                  mortgage loans at the same time as they are
                                  performing services, on behalf of other
                                  persons, with respect to other mortgage loans
                                  secured by properties that compete with the
                                  mortgaged properties securing the mortgage
                                  loans. This may pose inherent conflicts for
                                  the master servicer, the sub-servicers and the
                                  special servicer.

                                      S-25

                                  In addition, certain of the mortgage loans
                                  included in the trust fund may have been
                                  refinancings of debt previously held by a
                                  mortgage loan seller or an affiliate of a
                                  mortgage loan seller. A mortgage loan seller,
                                  the underwriters or their respective
                                  affiliates may have other business
                                  relationships with the borrowers under the
                                  mortgage loans.

                                  A mortgage loan seller or its affiliates may
                                  also have or have had equity investments in
                                  the borrowers (or in the owners of the
                                  borrowers) or properties under certain of the
                                  mortgage loans included in the trust. A
                                  mortgage loan seller, the underwriters and
                                  their respective affiliates have made or may
                                  make or have preferential rights to make loans
                                  to, or equity investments in, affiliates of
                                  the borrowers under the mortgage loans.

                                  In addition, a mortgage loan seller or its
                                  affiliates may also hold mezzanine debt
                                  related to a borrower, but which is not held
                                  in the trust fund.

                                  In addition, a mortgage loan seller, the
                                  underwriters and their respective affiliates
                                  may provide financing to the purchasers of
                                  certificates, companion mortgage loans or
                                  mezzanine loans.

                                  The related property managers and borrowers
                                  may experience conflicts of interest in the
                                  management and/or ownership of the real
                                  properties securing the mortgage loans
                                  because:

                                  o a substantial number of the mortgaged real
                                    properties are managed by property managers
                                    affiliated with the respective borrowers;

                                  o certain of the mortgaged real properties are
                                    self-managed by the borrowers themselves;

                                  o these property managers also may manage
                                    and/or franchise additional properties,
                                    including properties that may compete with
                                    the mortgaged properties; and

                                  o affiliates of the property managers and/or
                                    the borrowers, or the property managers
                                    and/or the borrowers themselves also may own
                                    other properties, including competing
                                    properties.

PREPAYMENTS WILL AFFECT
 DISTRIBUTIONS AND YIELD
 CONSIDERATIONS...............    The yield on any offered certificate will
                                  depend on (a) the price at which such
                                  certificate is purchased by an investor and
                                  (b) the rate, timing and amount of
                                  distributions on such certificate. The rate,
                                  timing and amount of distributions on any
                                  offered certificate will, in turn, depend on,
                                  among other things:

                                  o the pass-through rate for such certificate;

                                      S-26

                                  o the rate and timing of principal payments
                                    (including principal prepayments) and other
                                    principal collections on or in respect of
                                    the mortgage loans and the extent to which
                                    such amounts are to be applied or otherwise
                                    result in a reduction of the certificate
                                    balance of the class of certificates to
                                    which such certificate belongs;

                                  o the rate, timing and severity of realized
                                    losses and additional trust fund expenses
                                    (each as described in this prospectus
                                    supplement) and the extent to which such
                                    losses and expenses result in the failure to
                                    pay interest on, or a reduction of the
                                    certificate balance of, the class of
                                    certificates to which such certificate
                                    belongs;

                                  o the timing and severity of any net aggregate
                                    prepayment interest shortfalls (each as
                                    described in this prospectus supplement) and
                                    the extent to which such shortfalls are
                                    allocated in reduction of the distributable
                                    certificate interest payable on the class of
                                    certificates to which such certificate
                                    belongs;

                                  o the extent to which prepayment premiums and
                                    yield maintenance charges are collected and,
                                    in turn, distributed on the class of
                                    certificates to which such certificate
                                    belongs; and

                                  o the rate and timing of reimbursement of
                                    advances.

                                  It is impossible to predict with certainty any
                                  of the factors described in the preceding
                                  paragraph. Accordingly, investors may find it
                                  difficult to analyze the effect that such
                                  factors might have on the yield to maturity of
                                  any class of offered certificates. See
                                  "Description of the Mortgage Pool",
                                  "Description of the Certificates--
                                  Distributions" and "--Subordination;
                                  Allocation of Losses and Certain Expenses" and
                                  "Yield and Maturity Considerations" in this
                                  prospectus supplement. See also "Yield and
                                  Maturity Considerations" in the accompanying
                                  prospectus.

PREPAYMENT AND REPURCHASES MAY
 AFFECT THE YIELD TO MATURITY
 OF YOUR CERTIFICATES.........    The yield to maturity on your certificates
                                  will depend, in significant part, upon the
                                  rate and timing of principal payments on the
                                  mortgage loans. For this purpose, principal
                                  payments include both voluntary prepayments,
                                  if permitted, and involuntary prepayments,
                                  such as prepayments resulting from casualty or
                                  condemnation, defaults and liquidations and
                                  purchases or repurchases upon breaches of
                                  representations and warranties.

                                  The investment performance of your
                                  certificates may vary materially and adversely
                                  from your expectations if the actual rate of
                                  prepayment on the mortgage loans is higher or
                                  lower than you anticipate.

                                      S-27

                                  Voluntary prepayments, if permitted, generally
                                  require payment of a prepayment premium or a
                                  yield maintenance charge. Nevertheless, we
                                  cannot assure you that the related borrowers
                                  will refrain from prepaying their mortgage
                                  loans due to the existence of a prepayment
                                  premium or yield maintenance charge. Also, we
                                  cannot assure you that involuntary prepayments
                                  will not occur.

                                  The terms of five mortgage loans, representing
                                  9.9% of the initial pool balance (11.6% of the
                                  group 1 balance), in connection with a partial
                                  release of the related mortgaged property,
                                  permit (a) a voluntary partial defeasance or a
                                  partial prepayment at any time with the
                                  delivery of the defeasance collateral, (b) the
                                  payment of a prepayment premium or yield
                                  maintenance charge, as applicable or (c) such
                                  a release at any time without requiring a
                                  prepayment premium or yield maintenance
                                  charge. See "Description of the Mortgage
                                  Pool--Release or Substitution of Properties"
                                  in this prospectus supplement.

                                  The rate at which voluntary prepayments occur
                                  on the mortgage loans will be affected by a
                                  variety of factors, including:

                                  o the terms of the mortgage loans;

                                  o the length of any prepayment lockout
                                    period;

                                  o the level of prevailing interest rates;

                                  o the availability of mortgage credit;

                                  o the applicable prepayment premiums or yield
                                    maintenance charges;

                                  o the master servicer's or special servicer's
                                    ability to enforce those charges or
                                    premiums;

                                  o the occurrence of casualties or natural
                                    disasters; and

                                  o economic, demographic, tax, legal or other
                                    factors.

                                  No prepayment premium or yield maintenance
                                  charge will be generally required for
                                  prepayments in connection with a casualty or
                                  condemnation. In addition, if a mortgage loan
                                  seller repurchases any mortgage loan from the
                                  trust due to a material breach of
                                  representations or warranties or a material
                                  document defect, the repurchase price paid
                                  will be passed through to the holders of the
                                  certificates with the same effect as if the
                                  mortgage loan had been prepaid in part or in
                                  full, except that no prepayment premium or
                                  yield maintenance charge would be payable. The
                                  repurchase price paid by a mortgage loan
                                  seller may not include a liquidation fee if
                                  purchased within the timeframe set forth in
                                  the pooling and

                                      S-28

                                  servicing agreement. Such a repurchase may
                                  therefore adversely affect the yield to
                                  maturity on your certificates.

                                  The yield to maturity of the Class XP
                                  Certificates will be highly sensitive to the
                                  rate and timing of principal payments
                                  (including by reason of prepayments, loan
                                  extensions, defaults and liquidations) and
                                  losses on the mortgage loans. Investors in the
                                  Class XP Certificates should fully consider
                                  the associated risks, including the risk that
                                  an extremely rapid rate of amortization,
                                  prepayment or other liquidation of the
                                  mortgage loans could result in the failure of
                                  such investors to recoup fully their initial
                                  investments. No representation is made as to
                                  the anticipated rate of prepayments on the
                                  mortgage loans or as to the anticipated yield
                                  to maturity of any Certificate.

                                  In the case of the Class XP Certificates, and
                                  any class of certificates purchased at a
                                  premium, if principal payments on the mortgage
                                  loans occur at a rate faster than anticipated
                                  at the time of purchase, then (to the extent
                                  that the required prepayment premiums or yield
                                  maintenance charges are not received or are
                                  distributable to a different class of
                                  certificates) the investors' actual yield to
                                  maturity will be lower than that assumed at
                                  the time of purchase.

BORROWER DEFAULTS MAY ADVERSELY
 AFFECT YOUR YIELD............    The rate and timing of delinquencies or
                                  defaults on the mortgage loans will affect:

                                  o the aggregate amount of distributions on the
                                    offered certificates;

                                  o their yield to maturity;

                                  o the rate of principal payments; and

                                  o their weighted average life.

                                  If losses on the mortgage loans exceed the
                                  aggregate principal amount of the classes of
                                  certificates subordinated to a particular
                                  class, such class will suffer a loss equal to
                                  the full amount of such excess (up to the
                                  outstanding principal amount of such
                                  certificate).

                                  If you calculate your anticipated yield based
                                  on assumed rates of defaults and losses that
                                  are lower than the default rate and losses
                                  actually experienced and such losses are
                                  allocable to your certificates, your actual
                                  yield to maturity will be lower than the
                                  assumed yield. Under certain extreme
                                  scenarios, such yield could be negative. In
                                  general, the earlier a loss borne by you on
                                  your certificates occurs, the greater the
                                  effect on your yield to maturity.

                                      S-29

                                  Even if losses on the mortgage loans are not
                                  borne by your certificates, those losses may
                                  affect the weighted average life and yield to
                                  maturity of your certificates. This may be so
                                  because those losses lead to your certificates
                                  having a higher percentage ownership interest
                                  in the trust and related distributions of
                                  principal payments on the mortgage loans than
                                  would otherwise have been the case. The effect
                                  on the weighted average life and yield to
                                  maturity of your certificates will depend upon
                                  the characteristics of the remaining mortgage
                                  loans.

                                  The yield to maturity of the Class XP
                                  Certificates will be highly sensitive to the
                                  rate and timing of principal payments
                                  (including by reason of prepayments, loan
                                  extensions, defaults and liquidations) and
                                  losses on or in respect of the mortgage loans.
                                  Investors in the Class XP Certificates should
                                  fully consider the associated risks, including
                                  the risk that an extremely rapid rate of
                                  amortization, prepayment or other liquidation
                                  of the mortgage loans could result in the
                                  failure of such investors to recoup fully
                                  their initial investments. No representation
                                  is made as to the anticipated rate of
                                  prepayments on the mortgage loans or as to the
                                  anticipated yield to maturity of any
                                  Certificate. See "Yield and Maturity
                                  Considerations--Yield Sensitivity of the Class
                                  XP Certificates" in this prospectus
                                  supplement.

                                  In the case of the Class XP Certificates, and
                                  any class of certificates purchased at a
                                  premium, if principal payments on the mortgage
                                  loans occur at a rate faster than anticipated
                                  at the time of purchase, then (to the extent
                                  that the required prepayment premiums or yield
                                  maintenance charges are not received or are
                                  distributable to a different class of
                                  certificates) the investors' actual yield to
                                  maturity will be lower than that assumed at
                                  the time of purchase. See "Yield and Maturity
                                  Considerations--Yield Sensitivity of the Class
                                  XP Certificates" in this prospectus
                                  supplement.

                                  Additionally, delinquencies and defaults on
                                  the mortgage loans may significantly delay the
                                  receipt of distributions by you on your
                                  certificates, unless certain advances are made
                                  to cover delinquent payments or the
                                  subordination of another class of certificates
                                  fully offsets the effects of any such
                                  delinquency or default.

                                  Additionally, the courts of any state may
                                  refuse the foreclosure of a mortgage or deed
                                  of trust when an acceleration of the
                                  indebtedness would be inequitable or unjust or
                                  the circumstances would render the action
                                  unconscionable.

                                      S-30

THE BORROWER'S FORM OF ENTITY
 MAY CAUSE SPECIAL RISKS......    Most of the borrowers are legal entities
                                  rather than individuals. Mortgage loans made
                                  to legal entities may entail risks of loss
                                  greater than those of mortgage loans made to
                                  individuals. For example, a legal entity, as
                                  opposed to an individual, may be more inclined
                                  to seek legal protection from its creditors
                                  under the bankruptcy laws. Unlike individuals
                                  involved in bankruptcies, most of the entities
                                  generally do not have personal assets and
                                  creditworthiness at stake. The terms of the
                                  mortgage loans generally require that the
                                  borrowers covenant to be single-purpose
                                  entities, although in many cases the borrowers
                                  are not required to observe all covenants and
                                  conditions that typically are required in
                                  order for them to be viewed under standard
                                  rating agency criteria as "special purpose
                                  entities." In addition, certain mortgage loans
                                  may not have borrower principals. In general,
                                  borrowers' organizational documents or the
                                  terms of the mortgage loans limit their
                                  activities to the ownership of only the
                                  related mortgaged property or properties and
                                  limit the borrowers' ability to incur
                                  additional indebtedness. These provisions are
                                  designed to mitigate the possibility that the
                                  borrowers' financial condition would be
                                  adversely impacted by factors unrelated to the
                                  mortgaged property and the mortgage loan in
                                  the pool. However, we cannot assure you that
                                  the related borrowers will comply with these
                                  requirements. The bankruptcy of a borrower, or
                                  a general partner or managing member of a
                                  borrower, may impair the ability of the
                                  mortgagee to enforce its rights and remedies
                                  under the related mortgage.

                                  Many of the borrowers are not special purpose
                                  entities structured to limit the possibility
                                  of becoming insolvent or bankrupt, and
                                  therefore may be more likely to become
                                  insolvent or the subject of a voluntary or
                                  involuntary bankruptcy proceeding because such
                                  borrowers may be:

                                  o operating entities with businesses distinct
                                    from the operation of the mortgaged property
                                    with the associated liabilities and risks of
                                    operating an ongoing business; or

                                  o individuals that have personal liabilities
                                    unrelated to the mortgaged property.

                                  However, any borrower, even a special purpose
                                  entity structured to be bankruptcy-remote, as
                                  an owner of real estate will be subject to
                                  certain potential liabilities and risks. We
                                  cannot provide assurances that any borrower
                                  will not file for bankruptcy protection or
                                  that creditors of a borrower or a corporate or
                                  individual general partner or managing member
                                  of a borrower will not initiate a bankruptcy
                                  or similar proceeding against such borrower

                                      S-31

                                  or corporate or individual general partner or
                                  managing member.

                                  Furthermore, with respect to any related
                                  borrowers, creditors of a common parent in
                                  bankruptcy may seek to consolidate the assets
                                  of such borrowers with those of the parent.
                                  Consolidation of the assets of such borrowers
                                  would likely have an adverse effect on the
                                  funds available to make distributions on your
                                  certificates, and may lead to a downgrade,
                                  withdrawal or qualification of the ratings of
                                  your certificates. In this respect, 15 sets
                                  containing, in the aggregate, 39 mortgage
                                  loans and representing 20.1% of the initial
                                  pool balance (12 sets, 31 mortgage loans
                                  representing 16.2% of the group 1 balance and
                                  one set, three mortgage loans representing
                                  5.9% of the group 2 balance), are made to
                                  affiliated borrowers. With respect to two such
                                  sets of mortgage loans made to affiliated
                                  borrowers, the related mortgage loans are
                                  contained in both group 1 and group 2; (a) one
                                  set containing three mortgage loans (one in
                                  group 1 and two in group 2) representing 5.0%
                                  of the initial pool balance, 4.1% of the group
                                  1 balance and 10.9% of the group 2 balance,
                                  respectively and (b) one set containing two
                                  mortgage loans (one in group 1 and one in
                                  group 2) representing 0.4% of the initial pool
                                  balance, 0.1% of the group 1 balance and 1.7%
                                  of the group 2 balance, respectively. See
                                  "Certain Legal Aspects of Mortgage
                                  Loans--Bankruptcy Laws" in the accompanying
                                  prospectus.

                                  In addition, with respect to 15 mortgage
                                  loans, representing 6.4% of the initial pool
                                  balance (14 mortgage loans representing 7.0%
                                  of the group 1 balance and one mortgage loan
                                  representing 2.5% of the group 2 balance), the
                                  borrowers own the related mortgaged property
                                  as tenants in common. These mortgage loans may
                                  be subject to prepayment, including during
                                  periods when prepayment might otherwise be
                                  prohibited, as a result of partition. Although
                                  some of the related borrowers have purported
                                  to waive any right of partition, we cannot
                                  assure you that any such waiver would be
                                  enforced by a court of competent jurisdiction.

BANKRUPTCY PROCEEDINGS
 ENTAIL CERTAIN RISKS.........    Under federal bankruptcy law, the filing of a
                                  petition in bankruptcy by or against a
                                  borrower will stay the commencement or
                                  continuation of a foreclosure action and delay
                                  the sale of the real property owned by that
                                  borrower. In addition, even if a court
                                  determines that the value of the mortgaged
                                  property is less than the principal balance of
                                  the mortgage loan it secures, the court may
                                  prevent a mortgagee from foreclosing on the
                                  mortgaged property (subject to certain
                                  protections available to the mortgagee). As
                                  part of a restructuring plan, a court also may
                                  reduce the amount of secured indebtedness to
                                  the

                                      S-32

                                 then-value of the mortgaged property, which
                                 action would make the mortgagee a general
                                 unsecured creditor for the difference between
                                 the then-current value and the amount of its
                                 outstanding mortgage indebtedness. A
                                 bankruptcy court also may: (1) grant a debtor
                                 a reasonable time to cure a payment default on
                                 a mortgage loan; (2) reduce periodic payments
                                 due under a mortgage loan; (3) change the rate
                                 of interest due on a mortgage loan; or (4)
                                 otherwise alter the mortgage loan's repayment
                                 schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior
                                 lienholder may stay the senior lienholder from
                                 taking action to foreclose on the junior lien.
                                 Additionally, the borrower's trustee or the
                                 borrower, as debtor-in-possession, has certain
                                 special powers to avoid, subordinate or
                                 disallow debts. In certain circumstances, the
                                 claims of the securitization trustee may be
                                 subordinated to financing obtained by a
                                 debtor-in-possession subsequent to its
                                 bankruptcy.

                                 Under federal bankruptcy law, the mortgagee
                                 will be stayed from enforcing a borrower's
                                 assignment of rents and leases. Federal
                                 bankruptcy law also may interfere with the
                                 master servicer's or special servicer's
                                 ability to enforce lockbox requirements. The
                                 legal proceedings necessary to resolve these
                                 issues can be time consuming and may
                                 significantly delay or diminish the receipt of
                                 rents. Rents also may escape an assignment to
                                 the extent they are used by the borrower to
                                 maintain the mortgaged property or for other
                                 court authorized expenses.

                                 As a result of the foregoing, the trustee's
                                 recovery with respect to borrowers in
                                 bankruptcy proceedings may be significantly
                                 delayed, and the aggregate amount ultimately
                                 collected may be substantially less than the
                                 amount owed.

                                 Certain mortgage loans may have sponsors that
                                 have previously filed for bankruptcy
                                 protection, which in some cases may have
                                 involved the same property that currently
                                 secures the mortgage loan. In each case, the
                                 related entity or person has emerged from
                                 bankruptcy. However, we cannot assure you that
                                 such sponsors will not be more likely than
                                 other sponsors to utilize their rights in
                                 bankruptcy in the event of any threatened
                                 action by the mortgagee to enforce its rights
                                 under the related loan documents.

ADDITIONAL COMPENSATION TO THE
 SERVICER WILL AFFECT YOUR RIGHT
 TO RECEIVE DISTRIBUTIONS....... To the extent described in this prospectus supplement, the master servicer, the special
                                 servicer or the trustee, as applicable, will be
                                 entitled to receive interest on unreimbursed
                                 advances. This interest will generally accrue
                                 from the date on which the related advance is
                                 made or the related expense is incurred through
                                 the date

                                      S-33

                                 of reimbursement. In addition, under certain
                                 circumstances, including delinquencies in the
                                 payment of principal and interest, a mortgage
                                 loan will be specially serviced and the special
                                 servicer will be entitled to compensation for
                                 special servicing activities. The right to
                                 receive interest on advances or special
                                 servicing compensation is senior to the rights
                                 of certificateholders to receive distributions
                                 on the offered certificates. The payment of
                                 interest on advances and the payment of
                                 compensation to the special servicer may lead
                                 to shortfalls in amounts otherwise
                                 distributable on your certificates.

LIQUIDITY FOR CERTIFICATES MAY
 BE LIMITED...................   Your certificates will not be listed on any
                                 securities exchange or traded on the NASDAQ
                                 Stock Market, and there is currently no
                                 secondary market for your certificates. While
                                 the underwriters currently intend to make a
                                 secondary market in the offered certificates,
                                 they are not obligated to do so. Accordingly,
                                 you may not have an active or liquid secondary
                                 market for your certificates. Lack of liquidity
                                 could result in a substantial decrease in the
                                 market value of your certificates. Many other
                                 factors may affect the market value of your
                                 certificates including the then-prevailing
                                 interest rates.

MORTGAGE LOAN REPAYMENTS
 AND PREPAYMENTS
 WILL AFFECT PAYMENT..........   As principal payments or prepayments are made
                                 on a mortgage loan that is part of a pool of
                                 mortgage loans, the pool will be subject to
                                 more concentrated risks with respect to the
                                 diversity of mortgaged properties, types of
                                 mortgaged properties and number of borrowers,
                                 as described in this prospectus supplement.
                                 Classes of certificates that have a later
                                 sequential designation or a lower payment
                                 priority are more likely to be exposed to this
                                 concentration risk than are classes with an
                                 earlier sequential designation or a higher
                                 priority. This is the case because principal on
                                 the offered certificates is generally payable
                                 in sequential order, and no class entitled to
                                 distribution of principal generally receives
                                 principal until the principal amount of the
                                 preceding class or classes entitled to receive
                                 principal have been reduced to zero.

SUBORDINATION CREATES SPECIAL
 CONSIDERATIONS FOR INVESTORS
 IN SUBORDINATE OFFERED
 CERTIFICATES..................  As described in this prospectus supplement, unless your certificates are Class A-1, Class
                                 A-2, Class A-3, Class A-SB, Class A-4A, Class
                                 A-4B, Class A-1A, Class XC or Class XP
                                 Certificates, your rights to receive
                                 distributions of amounts collected or advanced
                                 on or in respect of the mortgage loans will be
                                 subordinated to those of the

                                      S-34

                                 holders of the offered certificates with an
                                 earlier sequential designation.

GRACE PERIODS UNDER THE MORTGAGE
 LOANS MAY IMPACT THE MASTER
 SERVICER'S OBLIGATION
 TO ADVANCE....................  The mortgage loans have grace periods for monthly payments ranging from zero to ten days;
                                 provided, however, certain states by statute
                                 may override the terms of some mortgage loans
                                 and increase such grace periods. In some cases,
                                 such grace periods may run past the
                                 determination date. If borrowers pay at the end
                                 of such grace periods rather than on the due
                                 dates for such monthly payments, the master
                                 servicer will be required to make an advance
                                 for such monthly payment (and monthly servicing
                                 reports will show significant advances as a
                                 result) even though the borrower is not
                                 technically delinquent under the terms of its
                                 mortgage loan. No interest will accrue on these
                                 advances made by the master servicer until
                                 after the end of the related grace period. For
                                 purposes of the foregoing discussions, a grace
                                 period is the number of days before a late
                                 payment charge is due on a mortgage loan, which
                                 may be different from the date an event of
                                 default would occur under the mortgage loan.

RISKS TO THE MORTGAGED
 PROPERTIES RELATING TO
 TERRORIST ATTACKS AND
 FOREIGN CONFLICTS............   On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks which
                                 resulted in considerable uncertainty in the
                                 world financial markets. The terrorist attacks
                                 on the World Trade Center and the Pentagon
                                 suggest an increased likelihood that large
                                 public areas such as shopping malls or large
                                 office buildings could become the target of
                                 terrorist attacks in the future. The
                                 possibility of such attacks could (i) lead to
                                 damage to one or more of the mortgaged
                                 properties if any such attacks occur, (ii)
                                 result in higher costs for insurance premiums
                                 or make terrorism coverage unobtainable or
                                 (iii) impact leasing patterns or shopping
                                 patterns which could adversely impact leasing
                                 revenue and mall traffic and percentage rent.
                                 As a result, the ability of the mortgaged
                                 properties to generate cash flow may be
                                 adversely affected. In addition, the United
                                 States is engaged in continuing military
                                 operations in Iraq, Afghanistan and elsewhere.
                                 It is uncertain what effect these operations
                                 will have on domestic and world financial
                                 markets, economies, real estate markets,
                                 insurance costs or business segments. The full
                                 impact of these events is not yet known but
                                 could include, among other things, increased
                                 volatility in the price of securities including
                                 the certificates. The terrorist attacks may
                                 also adversely affect the revenues or costs of
                                 operation of the mortgaged properties. With
                                 respect to shopping patterns, such events have
                                 significantly reduced air travel throughout the
                                 United States and, therefore, have had a
                                 negative effect on

                                      S-35

                                 revenues in areas heavily dependent on
                                 tourism. The decrease in air travel may have a
                                 negative effect on certain of the mortgaged
                                 properties that are dependent on tourism or
                                 that are located in areas heavily dependent on
                                 tourism which could reduce the ability of the
                                 affected mortgaged properties to generate cash
                                 flow. The attacks also could result in higher
                                 costs for insurance or for security,
                                 particularly for larger properties. See
                                 "--Property Insurance May Not Protect Your
                                 Certificates from Loss in the Event of
                                 Casualty or Loss" below. Accordingly, these
                                 disruptions, uncertainties and costs could
                                 materially and adversely affect your
                                 investment in the certificates.

                      RISKS RELATED TO THE MORTGAGE LOANS

RISKS ASSOCIATED WITH
 COMMERCIAL LENDING MAY BE
 DIFFERENT THAN THOSE FOR
 RESIDENTIAL LENDING...........  The mortgaged properties consist solely of multifamily rental and commercial properties.
                                 Commercial and multifamily lending is generally
                                 viewed as exposing a lender to a greater risk
                                 of loss than residential one to four family
                                 lending because it usually involves larger
                                 loans to a single borrower or a group of
                                 related borrowers.

                                 The repayment of a commercial or multifamily
                                 loan is typically dependent upon the ability
                                 of the applicable property to produce cash
                                 flow through the collection of rents or other
                                 operating revenues. Even the liquidation value
                                 of a commercial property is determined, in
                                 substantial part, by the capitalization of the
                                 property's cash flow. However, net operating
                                 income can be volatile and may be insufficient
                                 to cover debt service on the loan at any given
                                 time.

                                 The net operating incomes and property values
                                 of the mortgaged properties may be adversely
                                 affected by a large number of factors. Some of
                                 these factors relate to the mortgaged
                                 properties themselves, such as:

                                 o the age, design and construction quality of
                                   the properties;

                                 o perceptions regarding the safety, convenience
                                   and attractiveness of the properties;

                                 o the proximity and attractiveness of competing
                                   properties;

                                 o the adequacy of the property's management and
                                   maintenance;

                                 o increases in operating expenses;

                                 o an increase in the capital expenditures
                                   needed to maintain the properties or make
                                   improvements;

                                 o dependence upon a single tenant and
                                   concentration of tenants in a particular
                                   business;

                                      S-36

                                 o a decline in the financial condition of a
                                   major tenant;

                                 o an increase in vacancy rates;

                                 o a decline in rental rates as leases are
                                   renewed or entered into with new tenants;

                                 o dependence on governmental programs that
                                   provide rental subsidies to tenants pursuant
                                   to tenant voucher programs, which vouchers
                                   may be used at other properties to influence
                                   tenant mobility; and

                                 o dependence upon governmental assistance
                                   programs and/or rent subsidies.

                                 Other factors are more general in nature, such
                                 as:

                                 o national, regional or local economic
                                   conditions, including plant closings,
                                   military base closings, industry slowdowns
                                   and unemployment rates;

                                 o local real estate conditions, such as an
                                   oversupply of retail space, office space or
                                   multifamily housing;

                                 o demographic factors;

                                 o changes or continued weakness in specific
                                   industry segments;

                                 o the public perception of safety for customers
                                   and clients;

                                 o consumer confidence;

                                 o consumer tastes and preferences;

                                 o retroactive changes in building codes;

                                 o conversion of a property to an alternative
                                   use;

                                 o new construction in the market; and

                                 o number and diversity of tenants.

                                 The volatility of net operating income will be
                                 influenced by many of the foregoing factors,
                                 as well as by:

                                 o the length of tenant leases;

                                 o the creditworthiness of tenants;

                                 o in the case of rental properties, the rate at
                                   which new rentals occur;

                                 o lease termination, rent abatement/offset,
                                   co-tenancy or exclusivity provisions of
                                   tenant leases;

                                 o tenant defaults;

                                 o the property's "operating leverage" which is
                                   generally the percentage of total property
                                   expenses in relation to revenue, the ratio of
                                   fixed operating expenses to those that vary
                                   with revenues, and the level of capital
                                   expenditures required to maintain the
                                   property and to retain or replace tenants;
                                   and

                                      S-37

                                 o in the case of government sponsored tenants,
                                   the right of the tenant in some instances to
                                   cancel a lease due to a lack of
                                   appropriations.

                                 A decline in the real estate market or in the
                                 financial condition of a major tenant will
                                 tend to have a more immediate effect on the
                                 net operating income of properties with
                                 short-term revenue sources, such as short-term
                                 or month-to-month leases, and may lead to
                                 higher rates of delinquency or defaults.

                                 As of the cut-off date the property types are
                                 as shown on the following table:

                                                 % OF
                                   NUMBER OF   INITIAL     % OF      % OF
                                   MORTGAGED     POOL    GROUP 1    GROUP 2
PROPERTY TYPE                     PROPERTIES   BALANCE   BALANCE    BALANCE
-------------------------------- ------------ --------- --------- ----------
  Commercial ...................      119        76.7%     89.6%       0.0%
  Multifamily ..................       27        22.8      10.1       97.9
  Manufactured Housing .........        3         0.5       0.3        2.1
                                      ---       -----     -----      -----
  TOTAL ........................      149       100.0%    100.0%     100.0%
                                      ===       =====     =====      =====

                                 Lending on commercial properties and
                                 manufactured housing is generally perceived as
                                 involving greater risk than lending on the
                                 security of multifamily residential properties.
                                 Certain types of commercial properties and
                                 manufactured housing are exposed to particular
                                 kinds of risks. See "Risk Factors-- Risks
                                 Related to the Mortgage Loans--Particular
                                 Property Types Present Special Risks" for risks
                                 particular to "--Office Properties", "--Retail
                                 Properties", "--Multifamily Properties",
                                 "--Hotel Properties", "--Industrial and
                                 Warehouse Properties", "--Self Storage
                                 Properties", and "--Manufactured Housing" in
                                 this prospectus supplement.

POOR PROPERTY MANAGEMENT WILL
 LOWER THE PERFORMANCE OF THE
 RELATED MORTGAGED PROPERTY...   The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is responsible for:

                                 o responding to changes in the local market;

                                 o planning and implementing the rental
                                   structure;

                                 o operating the property and providing building
                                   services;

                                 o managing operating expenses; and

                                 o assuring that maintenance and capital
                                   improvements are carried out in a timely
                                   fashion.

                                 Properties deriving revenues primarily from
                                 short-term sources, such as short-term or
                                 month-to-month leases, are generally more
                                 management intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                      S-38

                                 Good management, by controlling costs,
                                 providing services to tenants and seeing to
                                 property maintenance and upkeep, can, in some
                                 cases, improve cash flow, reduce vacancy,
                                 leasing and repair costs and preserve property
                                 value. Poor management could impair short- term
                                 cash flow and the long-term viability of a
                                 property.

                                 We make no representation or warranty as to the
                                 skills of any present or future managers.
                                 Additionally, we cannot assure you that the
                                 property managers will be in a financial
                                 condition to fulfill their management
                                 responsibilities throughout the terms of their
                                 respective management agreements.

                                 Furthermore, we cannot assure you that the
                                 mortgaged properties will not have related
                                 management which in the event that a related
                                 management company is incapable of performing
                                 its duties may affect one or more sets of
                                 mortgaged properties. We also cannot assure you
                                 that the mortgaged properties will not be
                                 self-managed by the related borrower, in which
                                 case such self-management or affiliated
                                 management may make it more difficult to
                                 monitor the property management, replace that
                                 borrower as property manager in the event that
                                 the borrower's management is detrimentally
                                 affecting the property or ensure that the
                                 borrower provides all information necessary to
                                 manage the mortgaged property to a replacement
                                 property manager in the event that the borrower
                                 is replaced as property manager.

BALLOON LOANS MAY PRESENT
 GREATER RISKS THAN FULLY
 AMORTIZING LOANS............... The mortgage loans have the amortization characteristics set forth in the following
                                 table:

                                               % OF
                                 NUMBER OF   INITIAL     % OF      % OF
                                  MORTGAGE     POOL    GROUP 1    GROUP 2
TYPE OF AMORTIZATION               LOANS     BALANCE   BALANCE    BALANCE
------------------------------- ----------- --------- --------- ----------
  Balloon loans ...............      58        26.6%     28.1%      17.7%
  Partial Interest Only,
    Balloon loans .............      48        34.1      27.8       71.4
  Interest Only loans .........      16        29.2      32.3       10.9
  Partial Interest Only,
    Hyper Am loans ............       3         8.7      10.2        0.0
  Hyper Am loans ..............       2         0.4       0.5        0.0
  Interest Only, Hyper Am
    loans .....................       1         0.9       1.1        0.0
                                     --       -----     -----      -----
  TOTAL .......................     128       100.0%    100.0%     100.0%
                                    ===       =====     =====      =====

                                 One hundred eight of the mortgage loans
                                 representing in the aggregate 62.8% of the
                                 initial pool balance (92 mortgage loans
                                 representing 63.1% of the group 1 balance and
                                 16 mortgage loans representing 60.8% of the
                                 group 2 balance), will have balloon payments
                                 due during the period from May 1, 2014 through
                                 September 1, 2015.

                                 Mortgage loans with balloon payments or
                                 substantial scheduled principal balances
                                 involve a greater risk to the

                                      S-39

                                 mortgagee than fully amortizing loans, because
                                 the borrower's ability to repay a mortgage
                                 loan on its maturity date or anticipated
                                 repayment date typically will depend upon its
                                 ability either to refinance the loan or to
                                 sell the related mortgaged property at a price
                                 sufficient to permit repayment. In addition,
                                 fully amortizing mortgage loans which accrue
                                 interest on an "actual/360" basis but have
                                 fixed monthly payments, may, in fact, have a
                                 small balloon payment due at maturity.
                                 Circumstances that will affect the ability of
                                 the borrower to accomplish either of these
                                 goals at the time of attempted sale or
                                 refinancing include:

                                 o the prevailing mortgage rates;

                                 o the fair market value of the property;

                                 o the borrower's equity in the related
                                   property;

                                 o the financial condition of the borrower;

                                 o the operating history of the property and
                                   occupancy levels of the property;

                                 o reduction in applicable government
                                   assistance/rent subsidy programs;

                                 o tax laws;

                                 o prevailing general and regional economic
                                   conditions; and

                                 o the availability of, and competition for,
                                   credit for multifamily or commercial
                                   properties, as the case may be.

                                 We cannot assure you that each borrower will
                                 have the ability to repay the remaining
                                 principal balance on the pertinent date. See
                                 "Description of the Mortgage Pool--Certain
                                 Terms and Conditions of the Mortgage Loans"
                                 and "--Additional  Mortgage Loan Information"
                                 in this prospectus supplement and "Risk
                                 Factors--Certain Factors Affecting
                                 Delinquency, Foreclosure and Loss of the
                                 Mortgage Loans--Increased Risk of Default
                                 Associated with Balloon Payments" in the
                                 accompanying prospectus.

                                 The availability of funds in the mortgage and
                                 credit markets fluctuates over time. None of
                                 the mortgage loan sellers, none of the parties
                                 to the pooling and servicing agreement, and no
                                 third party is obligated to refinance any
                                 mortgage loan.

PARTICULAR PROPERTY TYPES
 PRESENT SPECIAL RISKS:

OFFICE PROPERTIES.............   Office properties secure 30 of the mortgage
                                 loans, representing 34.2% of the initial pool
                                 balance (39.9% of the group 1 balance).

                                 A large number of factors may adversely affect
                                 the value of office properties, including:

                                 o the number and quality of an office
                                   building's tenants;

                                      S-40

                                 o the physical attributes of the building in
                                   relation to competing buildings (e.g., age,
                                   condition, design, access to transportation
                                   and ability to offer certain amenities, such
                                   as sophisticated building systems);

                                 o the desirability of the area as a business
                                   location;

                                 o the strength and nature of the local economy
                                   (including labor costs and quality, tax
                                   environment and quality of life for
                                   employees);

                                 o an adverse change in population, patterns
                                   of telecommuting or sharing of office space;

                                 o local competitive conditions, including the
                                   supply of office space or the existence or
                                   construction of new competitive office
                                   buildings;

                                 o quality of management;

                                 o changes in population and employment
                                   affecting the demand for office space;

                                 o properties not equipped for modern business
                                   becoming functionally obsolete; and

                                 o declines in the business of tenants,
                                   especially single tenanted property.

                                 In addition, there may be significant costs
                                 associated with tenant improvements, leasing
                                 commissions and concessions in connection with
                                 reletting office space. Moreover, the cost of
                                 refitting office space for a new tenant is
                                 often higher than the cost of refitting other
                                 types of property.

                                 Included in the office properties referenced
                                 above are two medical office properties
                                 representing 0.2% of the initial pool balance
                                 (0.2% of the group 1 balance) as of the cut-off
                                 date. The performance of a medical office
                                 property may depend on the proximity of such
                                 property to a hospital or other health care
                                 establishment and on reimbursements for patient
                                 fees from private or government-sponsored
                                 insurance companies. The sudden closure of a
                                 nearby hospital may adversely affect the value
                                 of a medical office property. In addition, the
                                 performance of a medical office property may
                                 depend on reimbursements for patient fees from
                                 private or government-sponsored insurers and
                                 issues related to reimbursement (ranging from
                                 non-payment to delays in payment) from such
                                 insurers could adversely impact cash flow at
                                 such mortgaged properties. Moreover, medical
                                 office properties appeal to a narrow market of
                                 tenants and the value of a medical office
                                 property may be adversely affected by the
                                 availability of competing medical office
                                 properties.

RETAIL PROPERTIES.............   Retail properties secure 37 of the mortgage
                                 loans, representing 24.2% of the initial pool
                                 balance (28.3% of the group 1 balance).

                                      S-41

                                 Several factors may adversely affect the value
                                 and successful operation of a retail property,
                                 including:

                                 o changes in consumer spending patterns,
                                   local competitive conditions (such as the
                                   supply of retail space or the existence or
                                   construction of new competitive shopping
                                   centers or shopping malls);

                                 o alternative forms of retailing (such as
                                   direct mail, video shopping networks and
                                   internet web sites which reduce the need
                                   for retail space by retail companies);

                                 o the quality and philosophy of management;

                                 o the safety, convenience and attractiveness
                                   of the property to tenants and their
                                   customers or clients;

                                 o the public perception of the safety of
                                   customers at shopping malls and shopping
                                   centers;

                                 o the need to make major repairs or
                                   improvements to satisfy the needs of major
                                   tenants; and

                                 o traffic patterns and access to major
                                   thoroughfares.

                                 The general strength of retail sales also
                                 directly affects retail properties. The
                                 retailing industry is currently undergoing
                                 consolidation due to many factors, including
                                 growth in discount and alternative forms of
                                 retailing. If the sales by tenants in the
                                 mortgaged properties that contain retail space
                                 were to decline, the rents that are based on a
                                 percentage of revenues may also decline, and
                                 tenants may be unable to pay the fixed portion
                                 of their rents or other occupancy costs. The
                                 cessation of business by a significant tenant
                                 can adversely affect a retail property, not
                                 only because of rent and other factors specific
                                 to such tenant, but also because significant
                                 tenants at a retail property play an important
                                 part in generating customer traffic and making
                                 a retail property a desirable location for
                                 other tenants at such property. In addition,
                                 certain tenants at retail properties may be
                                 entitled to terminate their leases if an anchor
                                 tenant fails to renew or terminates its lease,
                                 becomes the subject of a bankruptcy proceeding
                                 or ceases operations at such property.

                                 The presence or absence of an "anchor tenant"
                                 or a "shadow anchor" in or near a shopping
                                 center also can be important because anchors
                                 play a key role in generating customer traffic
                                 and making a shopping center desirable for
                                 other tenants. An "anchor tenant" is usually
                                 proportionately larger in size than most other
                                 tenants in the mortgaged property, is vital in
                                 attracting customers to a retail property and
                                 is located on the related mortgaged property.
                                 A "shadow anchor" is usually proportionally
                                 larger in size than most tenants in the
                                 mortgaged property, is important in attracting
                                 customers to a retail

                                      S-42

                                 property and is located sufficiently close and
                                 convenient to the mortgaged property, but not
                                 on the mortgaged property, so as to influence
                                 and attract potential customers.

                                 The type of retail property is set forth in
                                 the following table:

                                           % OF
                             NUMBER OF   INITIAL     % OF
                              MORTGAGE     POOL     GROUP 1
TYPE OF RETAIL PROPERTY        LOANS     BALANCE    BALANCE
--------------------------- ----------- --------- ----------
  Anchored ................     20         16.9%      19.7%
  Unanchored ..............     10          5.8%       6.7%
  Shadow Anchored .........      7          1.6%       1.8%

                                 If anchor stores in a mortgaged property were
                                 to close, the related borrower may be unable
                                 to replace those anchors in a timely manner or
                                 without suffering adverse economic
                                 consequences. Certain of the tenants or anchor
                                 stores of the retail properties may have
                                 co-tenancy clauses and/or operating covenants
                                 in their leases or operating agreements which
                                 permit those tenants or anchor stores to cease
                                 operating under certain conditions, including,
                                 without limitation, certain other stores not
                                 being open for business at the mortgaged
                                 property or a subject store not meeting the
                                 minimum sales requirement under its lease. In
                                 addition, in the event that a "shadow anchor"
                                 fails to renew its lease, terminates its lease
                                 or otherwise ceases to conduct business within
                                 a close proximity to the mortgaged property,
                                 customer traffic at the mortgaged property may
                                 be substantially reduced. We cannot assure you
                                 that such space will be occupied or that the
                                 related mortgaged property will not suffer
                                 adverse economic consequences.

MULTIFAMILY PROPERTIES........   Multifamily properties secure 27 of the
                                 mortgage loans, representing 22.8% of the
                                 initial pool balance (eight mortgage loans
                                 representing 10.1% of the group 1 balance and
                                 19 mortgage loans representing 97.9% of the
                                 group 2 balance).

                                 Several factors may adversely affect the value
                                 and successful operation of a multifamily
                                 property, including:

                                 o the physical attributes of the apartment
                                   building (e.g., its age, appearance and
                                   construction quality);

                                 o the location of the property (e.g., a change
                                   in the neighborhood over time);

                                 o the ability and willingness of management to
                                   provide adequate maintenance and insurance;

                                 o the types of services or amenities the
                                   property provides;

                                 o the property's reputation;

                                      S-43

                                 o the level of mortgage interest rates (which
                                   may encourage tenants to purchase rather than
                                   lease housing);

                                 o the tenant mix, such as the tenant population
                                   being predominantly students or being heavily
                                   dependent on workers from a particular
                                   business or personnel from a local military
                                   base;

                                 o the presence of competing properties;

                                 o dependence on governmental programs that
                                   provide rental subsidies to tenants pursuant
                                   to tenant voucher programs, which vouchers
                                   may be used at other properties to influence
                                   tenant mobility;

                                 o adverse local or national economic conditions
                                   which may limit the amount of rent that may
                                   be charged and may result in a reduction of
                                   timely rent payments or a reduction in
                                   occupancy levels;

                                 o state and local regulations which may affect
                                   the building owner's ability to increase rent
                                   to market rent for an equivalent apartment;

                                 o dependence on governmental assistance
                                   programs and/or rent subsidies; and

                                 o dependence on governmental programs that
                                   provide rental subsidies to tenants pursuant
                                   to tenant voucher programs, which vouchers
                                   may be used at other properties to influence
                                   tenant mobility.

                                 Certain states regulate the relationship of an
                                 owner and its tenants. Commonly, these laws
                                 require a written lease, good cause for
                                 eviction, disclosure of fees and notification
                                 to residents of changed land use, while
                                 prohibiting unreasonable rules, retaliatory
                                 evictions and restrictions on a resident's
                                 choice of unit vendors. Apartment building
                                 owners have been the subject of suits under
                                 state "Unfair and Deceptive Practices Acts"
                                 and other general consumer protection statutes
                                 for coercive, abusive or unconscionable
                                 leasing and sales practices. A few states
                                 offer more significant protection. For
                                 example, there are provisions that limit the
                                 bases on which a landlord may terminate a
                                 tenancy or increase its rent or prohibit a
                                 landlord from terminating a tenancy solely by
                                 reason of the sale of the owner's building.

                                 In addition to state regulation of the
                                 landlord-tenant relationship, numerous
                                 counties and municipalities impose rent
                                 control on apartment buildings. These
                                 ordinances may limit rent increases to fixed
                                 percentages, to percentages of increases in
                                 the consumer price index, to increases set or
                                 approved by a governmental agency, or to
                                 increases determined through mediation or
                                 binding arbitration. Any limitations on a
                                 borrower's ability to raise property rents may
                                 impair such borrower's ability to

                                      S-44

                                 repay its multifamily loan from its net
                                 operating income or the proceeds of a sale or
                                 refinancing of the related multifamily
                                 property.

                                 Certain of the mortgage loans are secured by
                                 mortgaged properties that are eligible (or
                                 become eligible in the future) for and have
                                 received low income housing tax credits
                                 pursuant to Section 42 of the Internal Revenue
                                 Code in respect of various units within the
                                 mortgaged property or have tenants that rely on
                                 rent subsidies under various government-funded
                                 programs, including the Section 8 Tenant-Based
                                 Assistance Rental Certificate Program of the
                                 United States Department of Housing and Urban
                                 Development. We can give you no assurance that
                                 such programs will be continued in their
                                 present form or that the level of assistance
                                 provided will be sufficient to generate enough
                                 revenues for the related borrower to meet its
                                 obligations under the related mortgage loans.

                                 Certain of the mortgage loans are secured or
                                 may be secured in the future by mortgaged
                                 properties that are subject to certain
                                 affordable housing covenants, in respect of
                                 various units within the mortgaged properties.

                                 In this respect, two multifamily properties,
                                 which secure mortgage loans representing 0.7%
                                 of the initial pool balance, are subject to
                                 California rent control laws.

HOTEL PROPERTIES..............   Hotel properties secure three of the mortgage
                                 loans representing 7.6% of the initial pool
                                 balance (8.9% of the group 1 balance).

                                 Various factors may adversely affect the
                                 economic performance of a hotel, including:

                                 o adverse economic and social conditions,
                                   either local, regional or national (which
                                   may limit the amount that can be charged
                                   for a room and reduce occupancy levels);

                                 o the construction of competing hotels or
                                   resorts;

                                 o continuing expenditures for modernizing,
                                   refurbishing and maintaining existing
                                   facilities prior to the expiration of their
                                   anticipated useful lives;

                                 o a deterioration in the financial strength
                                   or managerial capabilities of the owner and
                                   operator of a hotel; and

                                 o changes in travel patterns (including, for
                                   example, the decline in air travel
                                   following the terrorist attacks in New York
                                   City, Washington, D.C. and Pennsylvania and
                                   the current military operations in
                                   Afghanistan and Iraq) caused by changes in
                                   access, energy prices, strikes, relocation
                                   of highways, construction of additional
                                   highways or other factors.

                                      S-45

                                 Because hotel rooms generally are rented for
                                 short periods of time, the financial
                                 performance of hotels tends to be affected by
                                 adverse economic conditions and competition
                                 more quickly than other types of commercial
                                 properties.

                                 Moreover, the hotel and lodging industry is
                                 generally seasonal in nature and different
                                 seasons affect different hotels depending on
                                 type and location. This seasonality can be
                                 expected to cause periodic fluctuations in a
                                 hotel property's room and restaurant revenues,
                                 occupancy levels, room rates and operating
                                 expenses.

                                 When applicable, the liquor licenses for most
                                 of the mortgaged properties are commonly held
                                 by affiliates of the mortgagors, unaffiliated
                                 managers and operating lessees. The laws and
                                 regulations relating to liquor licenses
                                 generally prohibit the transfer of such
                                 licenses to any person. In the event of a
                                 foreclosure of a hotel property that holds a
                                 liquor license, the trustee or a purchaser in a
                                 foreclosure sale would likely have to apply for
                                 a new license, which might not be granted or
                                 might be granted only after a delay which could
                                 be significant. We cannot assure you that a new
                                 license could be obtained promptly or at all.
                                 The lack of a liquor license in a full-service
                                 hotel could have an adverse impact on the
                                 revenue from the related mortgaged property or
                                 on the hotel's occupancy rate.

                                 Hotels may be operated under franchise,
                                 management or operating agreements that may be
                                 terminated by the franchisor, manager or
                                 operator. It may be difficult to terminate a
                                 manager of a hotel after foreclosure of the
                                 related mortgage.

INDUSTRIAL AND WAREHOUSE
  PROPERTIES..................   Industrial and warehouse properties secure nine
                                 of the mortgage loans representing 5.1% of the
                                 initial pool balance (6.0% of the group 1
                                 balance).

                                 Among the significant factors determining the
                                 value of industrial and warehouse properties
                                 are:

                                 o the quality of tenants;

                                 o building design and adaptability (e.g., clear
                                   heights, column spacing, zoning restrictions,
                                   number of bays and bay depths, divisibility
                                   and truck turning radius); and

                                 o the location of the property (e.g., proximity
                                   to supply sources and customers, availability
                                   of labor and accessibility to distribution
                                   channels).

                                 In addition, industrial and warehouse
                                 properties may be adversely affected by reduced
                                 demand for industrial and warehouse space
                                 occasioned by a decline in a particular
                                 industrial site or in a particular industry
                                 segment, and a particular industrial and
                                 warehouse property may be

                                      S-46

                                 difficult to relet to another tenant or may
                                 become functionally obsolete relative to newer
                                 properties.

SELF-STORAGE PROPERTIES.......   Self-storage properties secure 17 of the
                                 mortgage loans, representing 3.8% of the
                                 initial pool balance (4.4% of the group 1
                                 balance). Self-storage properties are
                                 considered vulnerable to competition, because
                                 both acquisition costs and break-even occupancy
                                 are relatively low. The conversion of
                                 self-storage facilities to alternative uses
                                 would generally require substantial capital
                                 expenditures. Thus, if the operation of any of
                                 the self-storage properties becomes
                                 unprofitable due to:

                                 o decreased demand;

                                 o competition;

                                 o age of improvements; or

                                 o other factors affecting the borrower's
                                   ability to meet its obligations on the
                                   related mortgage loan;

                                 the liquidation value of that self-storage
                                 mortgaged property may be substantially less,
                                 relative to the amount owing on the mortgage
                                 loan, than if the self-storage property were
                                 readily adaptable to other uses.

                                 Tenant privacy, anonymity and efficient access
                                 may heighten environmental risks. No
                                 environmental assessment of a mortgaged
                                 property included an inspection of the
                                 contents of the self-storage units included in
                                 the self-storage properties and there is no
                                 assurance that all of the units included in
                                 the self-storage properties are free from
                                 hazardous substances or other pollutants or
                                 contaminants or will remain so in the future.

MANUFACTURED HOUSING
 PROPERTIES....................  Manufactured housing properties secure three of the mortgage loans representing 0.5% of the
                                 initial pool balance (one mortgage loan
                                 representing 0.3% of the group 1 balance and
                                 two mortgage loans representing 2.1% of the
                                 group 2 balance). Significant factors
                                 determining the value of such properties are
                                 generally similar to the factors affecting the
                                 value of multifamily properties. In addition,
                                 these properties are special purpose properties
                                 that could not be readily converted to general
                                 residential, retail or office use. In fact,
                                 certain states also regulate changes in
                                 manufactured housing properties and require
                                 that the landlord give written notice to its
                                 tenants a substantial period of time prior to
                                 the projected change. Consequently, if the
                                 operation of any of such properties becomes
                                 unprofitable such that the borrower becomes
                                 unable to meet its obligation on the related
                                 mortgage loan, the liquidation value of the
                                 related property may be substantially less,
                                 relative to the amount owing on the mortgage
                                 loan, than would be the case if such properties
                                 were readily adaptable to other uses.

                                      S-47

AFFILIATIONS WITH A FRANCHISE
 OR HOTEL MANAGEMENT COMPANY
 PRESENT CERTAIN RISKS........   Three mortgage loans are secured by one or
                                 more hotel properties, representing 7.6% of the
                                 initial pool balance (8.9% of the group 1
                                 balance). All of the hotel properties are
                                 affiliated with a franchise or hotel management
                                 company through a franchise or management
                                 agreement. The performance of a hotel property
                                 affiliated with a franchise or hotel management
                                 company depends in part on:

                                 o the continued existence and financial
                                   strength of the franchisor or hotel
                                   management company;

                                 o the public perception of the franchise or
                                   hotel chain service mark; and

                                 o the duration of the franchise licensing or
                                   management agreements.

                                 Any provision in a franchise agreement or
                                 management agreement providing for termination
                                 because of a bankruptcy of a franchisor or
                                 manager generally will not be enforceable.
                                 Replacement franchises may require
                                 significantly higher fees.

                                 The transferability of a franchise license
                                 agreement is generally restricted. In the
                                 event of a foreclosure, the mortgagee or its
                                 agent may not have the right to use the
                                 franchise license without the franchisor's
                                 consent. Conversely, in the case of certain
                                 mortgage loans, the mortgagee may be unable to
                                 remove a franchisor or a hotel management
                                 company that it desires to replace following a
                                 foreclosure.

SUBORDINATE FINANCING MAY MAKE
 RECOVERY DIFFICULT IN THE
 EVENT OF LOSS................   The terms of certain mortgage loans permit or
                                 require the borrowers to post letters of credit
                                 and/or surety bonds for the benefit of the
                                 mortgagee, which may constitute a contingent
                                 reimbursement obligation of the related
                                 borrower or an affiliate. The issuing bank or
                                 surety will not typically agree to
                                 subordination and standstill protection
                                 benefiting the mortgagee.

                                 Additionally, although the mortgage loans
                                 generally restrict the pledging of general
                                 partnership and managing member equity
                                 interests in a borrower subject to certain
                                 exceptions, the terms of the mortgages
                                 generally permit, subject to certain
                                 limitations, the pledging of less than a
                                 controlling portion of the limited partnership
                                 or non-managing membership equity interest in a
                                 borrower. Moreover, in general, any borrower
                                 that does not meet special purpose entity
                                 criteria may not be restricted in any way from
                                 incurring unsecured subordinate debt or
                                 mezzanine debt. Certain information about
                                 mezzanine debt that has been or may be incurred
                                 is as set forth in the following table:

                                      S-48

                                           % OF
                             NUMBER OF   INITIAL     % OF      % OF
                              MORTGAGE     POOL    GROUP 1    GROUP 2
TYPE OF MEZZANINE DEBT         LOANS     BALANCE   BALANCE    BALANCE
--------------------------- ----------- --------- --------- ----------
  Future ..................      17        31.0%     33.2%      17.5%
  Existing(1) .............       3         6.4       0.0       44.6
                                 --        ----      ----       ----
  TOTAL ...................      20        37.4%     33.2%      62.1%
                                 ==        ====      ====       ====

                                 ----------
                                 (1)   In the case of one mortgage loan (Loan
                                       No. 43641), the mezzanine loan is
                                       secured by a pledge of 100% of the
                                       ownership interests in the indirect
                                       parent of the related borrower.

                                 With respect to each mortgage loan that allows
                                 future mezzanine debt, such mortgage loan
                                 provides that the members of the borrower have
                                 the right to incur mezzanine debt under
                                 specified circumstances set forth in the
                                 related mortgage loan documents. With respect
                                 to all but two (Loan Nos. 43641 and 42182) of
                                 these mortgage loans that have existing
                                 mezzanine debt, the mortgagee and the related
                                 mezzanine lender have entered into a mezzanine
                                 intercreditor agreement which sets forth the
                                 rights of the parties. Pursuant to such
                                 mezzanine intercreditor agreement, the
                                 mezzanine lender among other things (x) has
                                 agreed, under certain circumstances, not to
                                 enforce its rights to realize upon collateral
                                 securing the mezzanine loan or take any
                                 enforcement action with respect to the
                                 mezzanine loan without written confirmation
                                 from the rating agencies that such enforcement
                                 action would not cause the downgrade,
                                 withdrawal or qualification of the then
                                 current ratings of the certificates and (y)
                                 has subordinated the mezzanine loan documents
                                 to the related mortgage loan documents and has
                                 the option to purchase the related mortgage
                                 loan if such mortgage loan becomes defaulted
                                 or cure the default.

                                 Although the mortgage loans generally either
                                 prohibit the related borrower from encumbering
                                 the mortgaged property with additional secured
                                 debt or require the consent of the holder of
                                 the first lien prior to so encumbering such
                                 property, a violation of such prohibition may
                                 not become evident until the related mortgage
                                 loan otherwise defaults. In addition, the
                                 related borrower may be permitted to incur
                                 additional indebtedness secured by furniture,
                                 fixtures and equipment, and to incur additional
                                 unsecured indebtedness. When a mortgage loan
                                 borrower (or its constituent members) also has
                                 one or more other outstanding loans (even if
                                 subordinated unsecured loans or loans secured
                                 by property other than the mortgaged property),
                                 the trust is subjected to additional risk. The
                                 borrower may have difficulty servicing and
                                 repaying multiple loans. The existence of
                                 another loan generally will make it more
                                 difficult for the borrower to obtain
                                 refinancing of the mortgage loan or sell the
                                 related mortgaged property and may jeopardize
                                 the borrower's ability to make any balloon
                                 payment due at maturity or

                                      S-49

                                 at the related anticipated repayment date.
                                 Moreover, the need to service additional debt
                                 may reduce the cash flow available to the
                                 borrower to operate and maintain the mortgaged
                                 property, which may in turn adversely affect
                                 the value of the mortgaged property. Certain
                                 information about additional debt that has
                                 been or may be incurred is as set forth in the
                                 following table:

                                            % OF
                              NUMBER OF   INITIAL     % OF      % OF
                               MORTGAGE     POOL    GROUP 1    GROUP 2
TYPE OF ADDITIONAL DEBT(1)      LOANS     BALANCE   BALANCE    BALANCE
---------------------------- ----------- --------- --------- ----------
  Existing .................       7        20.8%     16.9%      44.6%
  Secured ..................       4        14.4%     16.9%       0.0%
  Unsecured(2) .............       3         6.4%      0.0%      44.6%
  Future ...................      25        32.9%     35.2%      19.0%
  Secured ..................       4         0.8%      0.9%       0.0%
  Unsecured(2) .............      18        31.3%     33.6%      17.5%
  Secured or Unsecured(3)...       3         0.8%      0.7%       1.5%

                                 ----------
                                 (1)   One mortgage loan has existing
                                       additional debt and allows future debt,
                                       which results in such mortgage loan
                                       appearing in both the "Existing" and
                                       "Future" categories.

                                 (2)   Excludes unsecured trade payables.

                                 (3)   These mortgage loans are not included in
                                       "Future-Secured" or "Future-Unsecured"
                                       because such mortgage loans allow for
                                       either future secured debt or future
                                       unsecured debt.

                                 Certain information about the Pacific Arts
                                 Plaza Pari Passu Note A-2 Mortgage Loan and
                                 the Sotheby's Building Pari Passu Note A-1
                                 Mortgage Loan is set forth in the following
                                 table:

                                                                PRINCIPAL
                                                                 BALANCE
                                                                AS OF THE
                                                                 CUT-OFF
NAME                                                               DATE
------------------------------------------------------------ ---------------
  Pacific Arts Plaza Whole Loan ............................  $270,000,000
    PA Pari Passu Note A-1 Component Mortgage Loan .........  $160,000,000
      PA Pari Passu Note A-1 Senior Component ..............  $132,000,000
      PA Pari Passu Note A-1 Subordinate Component .........  $ 28,000,000
    Pacific Arts Plaza Pari Passu Note A-2 Mortgage Loan ...  $110,000,000
  Sotheby's Building Whole Loan ............................  $235,000,000
    Sotheby's Building Pari Passu Note A-1 Mortgage Loan....  $110,000,000
    Sotheby's Building Pari Passu Note A-2 Mortgage Loan....  $100,000,000
    Sotheby's Building Note B Mortgage Loan ................  $ 25,000,000

                                 The Pacific Arts Pari Passu Note A-2 Mortgage
                                 Loan represents 6.9% of the initial pool
                                 balance (8.1% of the loan group 1 balance).
                                 The Sotheby's Building Pari Passu Note A-1
                                 Mortgage Loan represents 6.9% of the initial
                                 pool balance (8.1% of the loan group 1
                                 balance).

                                 See "Description of the Mortgage Pool--Pacific
                                 Arts Plaza Whole Loan" and "--Sotheby's
                                 Building Whole Loan" in this prospectus
                                 supplement for a description of the split loan
                                 structures.

                                 Also, although only the Pacific Arts Plaza
                                 Pari Passu Note A-2 Mortgage Loan and the
                                 Sotheby's Building Pari Passu Note A-1
                                 Mortgage Loan are included in the trust, the
                                 related borrowers are still obligated to make
                                 interest and principal payments on the entire
                                 amount of such mortgage loans.

                                      S-50

                                 Additionally, if the borrower (or its
                                 constituent members) defaults on the mortgage
                                 loan and/or any other loan, actions taken by
                                 other lenders such as a foreclosure or an
                                 involuntary petition for bankruptcy against
                                 the borrower could impair the security
                                 available to the trust, including the
                                 mortgaged property, or stay the trust's
                                 ability to foreclose during the course of the
                                 bankruptcy case. The bankruptcy of another
                                 lender also may operate to stay foreclosure by
                                 the trust. The trust may also be subject to
                                 the costs and administrative burdens of
                                 involvement in foreclosure or bankruptcy
                                 proceedings or related litigation. See
                                 "Certain Legal Aspects of Mortgage Loans
                                 --Subordinate Financing" in the accompanying
                                 prospectus.

                                 We make no representation as to whether any
                                 other subordinate financing encumbers any
                                 mortgaged property, any borrower has incurred
                                 material unsecured debt other than trade
                                 payables in the ordinary course of business,
                                 or any third party holds debt secured by a
                                 pledge of an equity interest in a borrower.

                                 For further information, see "Description of
                                 the Mortgage Pool--Additional Mortgage Loan
                                 Information-- Additional Financing" in this
                                 prospectus supplement.

YOUR INVESTMENT IS NOT INSURED
 OR GUARANTEED................   The mortgage loans are not insured or
                                 guaranteed by any person or entity,
                                 governmental or otherwise.

                                 The mortgage loans are generally non-recourse
                                 loans. If a default occurs under any mortgage
                                 loan, recourse generally may be had only
                                 against the specific properties and other
                                 assets that have been pledged to secure the
                                 loan. Payment prior to maturity is
                                 consequently dependent primarily on the
                                 sufficiency of the net operating income of the
                                 mortgaged property. Payment at maturity is
                                 primarily dependent upon the market value of
                                 the mortgaged property or the borrower's
                                 ability to refinance the property. The
                                 depositor has not undertaken an evaluation of
                                 the financial condition of any borrower.

ADVERSE ENVIRONMENTAL
 CONDITIONS MAY REDUCE CASH
 FLOW FROM A MORTGAGED
 PROPERTY.....................   The trust could become liable for a material
                                 adverse environmental condition at an
                                 underlying real property. Any such potential
                                 liability could reduce or delay payments on the
                                 offered certificates.

                                 In addition, problems associated with mold may
                                 pose risks to the mortgaged properties and may
                                 also be the basis for personal injury claims
                                 against a borrower. Although the mortgaged
                                 properties are required to be inspected
                                 periodically, there is no generally accepted
                                 standard for the assessment of mold. If left
                                 unchecked, the growth of mold could result in
                                 the interruption of

                                      S-51

                                 cash flow, litigation and/or remediation
                                 expenses, each of which could adversely impact
                                 collections from a mortgaged property. In
                                 addition, many of the insurance policies
                                 presently covering the mortgaged properties
                                 may specifically exclude losses due to mold.

                                 All of the mortgaged properties were subject
                                 to environmental site assessments in
                                 connection with origination, including Phase I
                                 site assessments or updates of previously
                                 performed Phase I site assessments, had a
                                 transaction screen performed in lieu of a
                                 Phase I site assessment or were required to
                                 have environmental insurance in lieu of an
                                 environmental site assessment. In some cases,
                                 Phase II site assessments also have been
                                 performed. Although those assessments involved
                                 site visits and other types of review, we
                                 cannot assure you that all environmental
                                 conditions and risks were identified.

                                 The environmental investigations described
                                 above, as of the date of the report relating
                                 to the environmental investigation, did not
                                 reveal any material violation of applicable
                                 environmental laws with respect to any known
                                 circumstances or conditions concerning the
                                 related mortgaged property, or, if the
                                 environmental investigation report revealed
                                 any such circumstances or conditions with
                                 respect to the related mortgaged property,
                                 then--

                                 o the circumstances or conditions were
                                   subsequently remediated in all material
                                   respects; or

                                 o generally, with certain exceptions, one or
                                   more of the following was the case:

                                    1.  a party not related to the related
                                        borrower was identified as a
                                        responsible party for such conditions
                                        or circumstances;

                                    2.  the related borrower was required to
                                        provide additional security and/or
                                        obtain and, for the period contemplated
                                        by the related mortgage loan documents,
                                        maintain an operations and maintenance
                                        plan;

                                    3.  the related borrower provided a "no
                                        further action" letter or other
                                        evidence that applicable federal, state
                                        or local governmental authorities had
                                        no current intention of taking any
                                        action, and are not requiring any
                                        action, in respect of such conditions
                                        or circumstances;

                                    4.  such conditions or circumstances were
                                        investigated further and based upon
                                        such additional investigation, an
                                        environmental consultant recommended no
                                        further investigation or remediation;

                                    5.  the expenditure of funds reasonably
                                        estimated to be necessary to effect
                                        such remediation was the

                                      S-52

                                        lesser of (a) an amount equal to 10
                                        percent of the outstanding principal
                                        balance of the related mortgage loan
                                        and (b) two million dollars;

                                    6.  an escrow of funds exists reasonably
                                        estimated to be sufficient for purposes
                                        of effecting such remediation;

                                    7.  the related borrower or other
                                        responsible party is currently taking
                                        such actions, if any, with respect to
                                        such circumstances or conditions as have
                                        been required by the applicable
                                        governmental regulatory authority;

                                    8.  the related mortgaged property is
                                        insured under a policy of insurance,
                                        subject to certain per occurrence and
                                        aggregate limits and a deductible,
                                        against certain losses arising from such
                                        circumstances and conditions; or

                                    9.  a responsible party provided a guaranty
                                        or indemnity to the related borrower to
                                        cover the costs of any required
                                        investigation, testing, monitoring or
                                        remediation.

                                 In some cases, the environmental consultant did
                                 not recommend that any action be taken with
                                 respect to a potential adverse environmental
                                 condition at a mortgaged property securing a
                                 mortgage loan that we intend to include in the
                                 trust fund because a responsible party with
                                 respect to that condition had already been
                                 identified. We cannot assure you, however, that
                                 such a responsible party will be financially
                                 able to address the subject condition or
                                 compelled to do so.

                                 Furthermore, any particular environmental
                                 testing may not have covered all potential
                                 adverse conditions. For example, testing for
                                 lead-based paint, lead in water and radon was
                                 done only if the use, age and condition of the
                                 subject property warranted that testing.

                                 We cannot assure you that--

                                 o the environmental testing referred to above
                                   identified all material adverse
                                   environmental conditions and circumstances
                                   at the subject properties;

                                 o the recommendation of the environmental
                                   consultant was, in the case of all
                                   identified problems, the appropriate action
                                   to take;

                                 o any of the environmental escrows
                                   established with respect to any of the
                                   mortgage loans that we intend to include in
                                   the trust fund will be sufficient to cover
                                   the recommended remediation or other
                                   action; or

                                 o an environmental insurance policy will
                                   cover all or part of a claim asserted
                                   against it because such policies are
                                   subject to various deductibles, terms,
                                   exclusions, conditions and limitations, and
                                   have not been extensively interpreted by
                                   the courts.

                                      S-53

ENFORCEMENT OF ENVIRONMENTAL
 LAWS IN PUERTO RICO..........   One of the mortgaged properties, representing
                                 2.2% of the initial pool balance (2.6% of the
                                 group 1 balance) is located in Puerto Rico.
                                 Puerto Rico Environmental Quality Board (the
                                 "EQB") has authority to enforce the Puerto Rico
                                 Environmental Public Policy Act, Act No. 416 of
                                 September 22, 2004, effective as of March 22,
                                 2005, ("Act No. 416") and the regulations
                                 promulgated thereunder. Act No. 416 grants EQB
                                 the authority to exercise, execute, receive and
                                 administer federal environmental laws and to
                                 adopt and implement regulations and a permit
                                 system related, among others, to the Federal
                                 Clean Water Act, Clean Air Act, Solid Waste
                                 Disposal Act, Resource Conservation and
                                 Recovery Act, CERCLA and any other federal
                                 environmental legislation that might be
                                 enacted. The environmental regulations in
                                 Puerto Rico address, among others, such areas
                                 as air emissions, waste water direct and
                                 indirect discharges, hazardous and
                                 non-hazardous solid waste management,
                                 underground injection, underground storage
                                 tanks and protection of natural resources.
                                 Therefore, facilities in Puerto Rico under
                                 certain circumstances may be subject to
                                 enforcement action from both the EPA and the
                                 EQB. In those cases where enforcement of the
                                 environmental program has not been delegated to
                                 the EQB, the EPA retains its enforcement
                                 authority. If the EQB fails to carry out its
                                 enforcement responsibility of a federal
                                 delegated program, the EPA may exercise its
                                 enforcement authority.

THE BENEFITS PROVIDED BY
 CROSS-COLLATERALIZATION
 MAY BE LIMITED...............   As described under "Description of the
                                 Mortgage Pool-- General" in this prospectus
                                 supplement, the mortgage pool includes the sets
                                 of cross-collateralized mortgage loans as set
                                 forth in the following table:

                                                  % OF
                                    NUMBER OF   INITIAL    % OF
LOAN NUMBERS OF                      MORTGAGE     POOL    GROUP 1
CROSSED LOANS                         LOANS     BALANCE   BALANCE
---------------------------------- ----------- --------- --------
  59114, 59112 and 59113 .........      3         0.5%     0.6%
  58929 and 58860 ................      2         0.2      0.2
                                        -         ---      ---
  TOTAL ..........................      5         0.7%     0.9%
                                        =         ===      ===

                                 Cross-collateralization arrangements may be
                                 terminated with respect to some sets of
                                 mortgage loans under the terms of the related
                                 mortgage loan documents.
                                 Cross-collateralization arrangements seek to
                                 reduce the risk that the inability of one or
                                 more of the mortgaged properties securing any
                                 such set of cross-collateralized mortgage loans
                                 (or any such mortgage loan with multiple notes
                                 and/or mortgaged properties) to generate net
                                 operating income sufficient to pay debt service
                                 will result in defaults and ultimate losses.

                                 Cross-collateralization arrangements involving
                                 more than one borrower could be challenged as
                                 fraudulent

                                      S-54

                                 conveyances by creditors of the related
                                 borrower in an action brought outside a
                                 bankruptcy case or, if such borrower were to
                                 become a debtor in a bankruptcy case, by the
                                 borrower's representative.

                                 A lien granted by such a borrower entity could
                                 be avoided if a court were to determine that:

                                  o such borrower was insolvent when granting
                                    the lien, was rendered insolvent by the
                                    granting of the lien or was left with
                                    inadequate capital, or was not able to pay
                                    its debts as they matured; and

                                  o such borrower did not receive fair
                                    consideration or reasonably equivalent
                                    value when it allowed its mortgaged
                                    property or properties to be encumbered by
                                    a lien securing the entire indebtedness.

                                 Among other things, a legal challenge to the
                                 granting of the liens may focus on the
                                 benefits realized by such borrower from the
                                 respective mortgage loan proceeds, as well as
                                 the overall cross-collateralization. If a
                                 court were to conclude that the granting of
                                 the liens was an avoidable fraudulent
                                 conveyance, that court could:

                                  o subordinate all or part of the pertinent
                                    mortgage loan to existing or future
                                    indebtedness of that borrower;

                                  o recover payments made under that mortgage
                                    loan; or

                                  o take other actions detrimental to the
                                    holders of the certificates, including,
                                    under certain circumstances, invalidating
                                    the mortgage loan or the mortgages securing
                                    such cross-collateralization.

MORTGAGE LOANS TO RELATED
 BORROWERS AND CONCENTRATIONS
 OF RELATED TENANTS MAY RESULT
 IN MORE SEVERE LOSSES ON YOUR
 CERTIFICATES.................   Certain sets of borrowers under the mortgage
                                 loans are affiliated or under common control
                                 with one another. However, no group of
                                 affiliated borrowers are obligors on mortgage
                                 loans representing more than 5.0% of the
                                 initial pool balance (5.3% of the group 1
                                 balance and 10.9% of the group 2 balance). In
                                 addition, tenants in certain mortgaged
                                 properties also may be tenants in other
                                 mortgaged properties, and certain tenants may
                                 be owned by affiliates of the borrowers or
                                 otherwise related to or affiliated with a
                                 borrower. There are also several cases in which
                                 a particular entity is a tenant at multiple
                                 mortgaged properties, and although it may not
                                 be a significant tenant (as described in Annex
                                 A to this prospectus supplement) at any such
                                 mortgaged property, it may be significant to
                                 the successful performance of such mortgaged
                                 properties.

                                 In such circumstances, any adverse
                                 circumstances relating to a borrower or tenant
                                 or a respective affiliate and affecting one of
                                 the related mortgage loans or mortgaged
                                 properties could arise in connection with the
                                 other related mortgage loans or mortgaged
                                 properties. In particular, the

                                      S-55

                                 bankruptcy or insolvency of any such borrower
                                 or tenant or respective affiliate could have
                                 an adverse effect on the operation of all of
                                 the related mortgaged properties and on the
                                 ability of such related mortgaged properties
                                 to produce sufficient cash flow to make
                                 required payments on the related mortgage
                                 loans. For example, if a person that owns or
                                 directly or indirectly controls several
                                 mortgaged properties experiences financial
                                 difficulty at one mortgaged property, it could
                                 defer maintenance at one or more other
                                 mortgaged properties in order to satisfy
                                 current expenses with respect to the mortgaged
                                 property experiencing financial difficulty.
                                 That person could also attempt to avert
                                 foreclosure by filing a bankruptcy petition
                                 that might have the effect of interrupting
                                 monthly payments for an indefinite period on
                                 all the related mortgage loans. See "Certain
                                 Legal Aspects of Mortgage Loans--Bankruptcy
                                 Laws" in the accompanying prospectus.

                                 In addition, a number of the borrowers under
                                 the mortgage loans are limited or general
                                 partnerships. Under certain circumstances, the
                                 bankruptcy of the general partner in a
                                 partnership may result in the dissolution of
                                 such partnership. The dissolution of a
                                 borrower partnership, the winding-up of its
                                 affairs and the distribution of its assets
                                 could result in an acceleration of its payment
                                 obligations under the related mortgage loan.

THE GEOGRAPHIC CONCENTRATION
 OF MORTGAGED PROPERTIES MAY
 ADVERSELY AFFECT PAYMENT ON
 YOUR CERTIFICATES............   A concentration of mortgaged properties in a
                                 particular state or region increases the
                                 exposure of the mortgage pool to any adverse
                                 economic developments that may occur in such
                                 state or region, conditions in the real estate
                                 market where the mortgaged properties securing
                                 the related mortgage loans are located, changes
                                 in governmental rules and fiscal polices, acts
                                 of nature, including floods, tornadoes and
                                 earthquakes (which may result in uninsured
                                 losses and which may cause adverse impacts to a
                                 mortgaged property directly or indirectly by
                                 disrupting travel patterns and/or the area's
                                 economy), and other factors which are beyond
                                 the control of the borrowers.

                                 The geographic concentration of the mortgaged
                                 properties relating to 5.0% or more of the
                                 initial balance as of the cut-off date is as
                                 set forth in the following table:

                                      S-56

                           NUMBER OF       % OF          % OF         % OF
                           MORTGAGED   INITIAL POOL     GROUP 1     GROUP 2
LOCATION                  PROPERTIES    BALANCE(1)    BALANCE(1)   BALANCE(1)
------------------------ ------------ -------------- ------------ -----------
  California ...........      23            19.6%         20.9%       11.9%
   Southern(2) .........      22            19.3%         20.6%       11.9%
   Northern(2) .........       1             0.2%          0.3%        0.0%
  New York .............       4            12.0%         14.0%        0.0%
  Maryland .............       4             7.9%          9.2%        0.0%
  Georgia ..............       7             7.5%          8.6%        1.5%
  Virginia .............       4             5.5%          6.4%        0.0%
  Florida ..............       9             5.4%          6.3%        0.0%

                                  ----------
                                  (1)   Because this table represents
                                        information relating to the mortgaged
                                        properties and not the mortgage loans,
                                        the information for mortgage loans
                                        secured by more than one mortgaged
                                        property is based on allocated loan
                                        amounts (generally allocating the
                                        mortgage loan principal amount to each
                                        of those mortgaged properties by
                                        appraised values of the mortgaged
                                        properties if not otherwise specified
                                        in the related note or loan agreement).
                                        Those amounts are set forth in Annex A
                                        to this prospectus supplement.

                                  (2)   Northern California properties have a
                                        zip code greater than or equal to
                                        93600. Southern California properties
                                        have a zip code less than 93600.

                                 The remaining mortgaged properties are located
                                 throughout 23 other states and the
                                 Commonwealth of Puerto Rico, with no more than
                                 4.8% of the initial pool balance secured by
                                 mortgaged properties located in any such other
                                 jurisdiction.

CERTAIN LOCATION-SPECIFIC
 CONSIDERATIONS --
 CALIFORNIA....................  Twenty-three of the mortgaged properties, representing 19.6% of the initial pool balance
                                 (20.9% of group 1 balance and 11.9% of group 2
                                 balance) are located in California. Mortgage
                                 loans secured by mortgaged properties located
                                 in California are generally secured by deeds of
                                 trust on the related real estate. Foreclosure
                                 of a deed of trust in California may be
                                 accomplished by a non-judicial trustee's sale
                                 under a specific provision in the deed of trust
                                 or by judicial foreclosure. Public notice of
                                 either the trustee's sale or the judgment of
                                 foreclosure is given for a statutory period of
                                 time after which the mortgaged property may be
                                 sold by the trustee, if foreclosed pursuant to
                                 the trustee's power of sale or by a court
                                 appointed sheriff under a judicial foreclosure.
                                 Following a judicial foreclosure sale, the
                                 borrower or its successor in interest may, for
                                 a period of up to one year, redeem the
                                 property. California's "one action rule"
                                 requires the mortgagee to exhaust the security
                                 afforded under the deed of trust by foreclosure
                                 in an attempt to satisfy the full debt before
                                 bringing a personal action (if otherwise
                                 permitted) against the borrower for recovery of
                                 the debt, except in certain cases involving
                                 environmentally impaired real property. See
                                 "Risk Factors--Risks Related to the Mortgage
                                 One-Action Rules May Limit Remedies" in this

                                      S-57

                                 prospectus supplement. California case law has
                                 held that acts such as an offset of an
                                 unpledged account constitute violations of
                                 such statutes. Violations of such statutes may
                                 result in the loss of some or all of the
                                 security under the mortgage loan. Other
                                 statutory provisions in California limit any
                                 deficiency judgment (if otherwise permitted)
                                 against the borrower following a foreclosure
                                 to the amount by which the indebtedness
                                 exceeds the fair value at the time of the
                                 public sale and in no event greater than the
                                 difference between the foreclosure sale price
                                 and the amount of the indebtedness. Further,
                                 under California law, once a property has been
                                 sold pursuant to a power of sale clause
                                 contained in a deed of trust, the mortgagee is
                                 precluded from seeking a deficiency judgment
                                 from the related borrower or, under certain
                                 circumstances, guarantors. California
                                 statutory provisions regarding assignments of
                                 rents and leases require that a mortgagee
                                 whose loan is secured by such an assignment
                                 must exercise a remedy with respect to rents
                                 as authorized by statute to establish its
                                 right to receive the rents after an event of
                                 default. Among the remedies authorized by
                                 statute is the mortgagee's right to have a
                                 receiver appointed under certain
                                 circumstances.

CERTAIN LOCATION-SPECIFIC
 CONSIDERATIONS --
 PUERTO RICO...................  One of the mortgaged properties, representing
                                 2.2% of the initial pool balance (2.6% of the
                                 group 1 balance), is located in Puerto Rico.
                                 Commercial mortgage loans secured by mortgaged
                                 properties located in Puerto Rico are generally
                                 evidenced by the execution of a promissory note
                                 in favor of the mortgagee and a "mortgage note"
                                 payable to the bearer thereof is then pledged
                                 to the mortgagee as security for the promissory
                                 note. The mortgage note in turn is secured by a
                                 deed of mortgage on certain real property of
                                 the mortgagor. Notwithstanding the existence of
                                 both the promissory note and the bearer
                                 mortgage note, the mortgagor has only a single
                                 indebtedness to the mortgagee and in the event
                                 of default the mortgagee may bring a single
                                 unitary action to proceed directly against the
                                 mortgaged property without any requirement to
                                 take a separate action under the promissory or
                                 mortgage notes. Priority between mortgage
                                 instruments depends on their terms and
                                 generally on the order of filing with the
                                 appropriate Registry of Property of Puerto
                                 Rico.

                                 Risks Related to Puerto Rico-United States
                                 Relationship. The Commonwealth of Puerto Rico
                                 is an unincorporated territory of the United
                                 States. The provisions of the United States
                                 Constitution and laws of the United States
                                 apply to the Commonwealth of Puerto Rico as
                                 determined by the United States Congress and
                                 the continuation or modification of current
                                 federal law and policy applicable to the
                                 Commonwealth of Puerto Rico remains within the
                                 discretion of the United States

                                      S-58

                                 Congress. If the Commonwealth of Puerto Rico
                                 were granted complete independence, there can
                                 be no assurance of what impact this would have
                                 on the trust's interest in mortgaged
                                 properties located in Puerto Rico.

                                 Risks Relating to Taxation in Puerto
                                 Rico. Currently, Puerto Rico does not impose
                                 income or withholding tax on interest received
                                 on loans by foreign (non-Puerto Rico) entities
                                 not engaged in trade or business in Puerto
                                 Rico, as long as the foreign (non-Puerto Rico)
                                 entity receiving the interest payment and the
                                 debtor making the interest payment are not
                                 related, or if the interest payment is not
                                 from sources within Puerto Rico (i.e., when
                                 the entity making the interest payment is not
                                 a resident of Puerto Rico). For purposes of
                                 the interest income tax withholding
                                 provisions, an entity is related to the debtor
                                 if it owns 50% or more of the value of the
                                 stock or participation of the debtor.

                                 However, in the event that the laws of Puerto
                                 Rico change and payments on loans by foreign
                                 (non-Puerto Rico) entities not engaged in
                                 trade or business in Puerto Rico are subject
                                 to Puerto Rico income or withholding tax,
                                 under certain circumstances, the related
                                 borrower may not be required to "gross up" the
                                 payments to (or otherwise indemnify) the
                                 mortgagee, thus resulting in a shortfall to
                                 the trust fund. Any such gross up, if any,
                                 would result in the borrower being required to
                                 make additional payments to the mortgagee; in
                                 this event, the borrower may not have
                                 sufficient cash flow from the related
                                 mortgaged property to pay all amounts required
                                 to be paid on the loan (including such gross
                                 up payments).

                                 Risks Related to Foreclosure in Puerto
                                 Rico. Foreclosure of a mortgage in Puerto Rico
                                 is generally accomplished by judicial action.
                                 The action is initiated by the service of
                                 legal pleadings upon all parties having an
                                 interest in the real property. Delays in
                                 completion of the foreclosure may occasionally
                                 result from difficulties in locating necessary
                                 parties. When the mortgagee's right to
                                 foreclose is contested, the legal proceedings
                                 necessary to resolve the issue can be
                                 time-consuming and costly.

                                 At the completion of the judicial foreclosure
                                 proceedings, if the mortgagee prevails, the
                                 court generally issues a judgment of
                                 foreclosure and appoints a marshall or other
                                 court officer to conduct the sale of the
                                 property. Such sales are made in accordance
                                 with procedures set forth in the Mortgage and
                                 Property Registry Act (Act No. 198 of August
                                 8, 1979). The purchaser at such sale acquires
                                 the estate or interest in real property
                                 covered by the mortgage. Generally, the terms
                                 of the deed of mortgage and Puerto Rico law
                                 control the amount of foreclosure expenses and
                                 costs, including attorneys' fees, which may be
                                 recovered by a mortgagee. The courts of Puerto
                                 Rico

                                      S-59

                                 will enforce clauses providing for
                                 acceleration in the event of a material
                                 payment default after giving effect to any
                                 appropriate notices. The courts of Puerto
                                 Rico, however, may, in extraordinary
                                 circumstances, refuse to foreclose a mortgage
                                 on grounds of equity when an acceleration of
                                 the indebtedness would be inequitable or
                                 unjust or the circumstances would render the
                                 acceleration unconscionable. In any case,
                                 there can be no assurance that the net
                                 proceeds realized from foreclosures on any
                                 mortgage loan, after payment of all
                                 foreclosure expenses, will be sufficient to
                                 pay the principal, interest and other
                                 expenses, if any, which are due thereunder.

MORTGAGE LOANS WITH HIGHER THAN
 AVERAGE PRINCIPAL BALANCES MAY
 CREATE MORE RISK OF LOSS......  Concentrations in a pool of mortgage loans with larger than average balances can result in
                                 losses that are more severe, relative to the
                                 size of the pool, than would be the case if the
                                 aggregate balance of such pool were more evenly
                                 distributed. In this regard:

                                 o with respect to 33 mortgage loans,
                                   representing 71.0% of the initial pool
                                   balance (26 mortgage loans representing
                                   70.5% of group 1 balance and seven mortgage
                                   loans representing 73.8% of group 2
                                   balance), the cut-off date balances are
                                   higher than the average cut-off date
                                   balance;

                                 o three mortgage loans each have a cut-off
                                   date balance of $110,000,000, therefore
                                   each such mortgage loan, by cut-off date
                                   balance, represents 6.9% of the initial
                                   pool balance (8.1% of the group 1 balance),
                                   and the largest set of cross-collateralized
                                   mortgage loans represents in the aggregate
                                   0.5% of the initial pool balance (0.6% of
                                   the group 1 balance); and

                                 o the ten largest mortgage loans have cut-off
                                   date balances that represent in the
                                   aggregate 46.2% of the initial pool balance
                                   (47.7% of the group 1 balance and 37.0% of
                                   loan group 2).

CHANGES IN CONCENTRATION MAY
 SUBJECT YOUR CERTIFICATES TO
 GREATER RISK OF LOSS..........  As payments in respect of principal (including payments in the form of voluntary principal
                                 prepayments, liquidation proceeds (as described
                                 in this prospectus supplement) and the
                                 repurchase prices for any mortgage loans
                                 repurchased due to breaches of representations
                                 or warranties) are received with respect to the
                                 mortgage loans, the remaining mortgage loans as
                                 a group may exhibit increased concentration
                                 with respect to the type of properties,
                                 property characteristics, number of borrowers
                                 and affiliated borrowers and geographic
                                 location. Because principal on the certificates
                                 (other than the Class XC, Class XP, Class V,
                                 Class R-I and Class R-II Certificates) is
                                 generally payable in sequential order, classes
                                 that have a

                                      S-60

                                 lower priority with respect to the payment of
                                 principal are relatively more likely to be
                                 exposed to any risks associated with changes
                                 in concentrations.

PREPAYMENT PREMIUMS AND YIELD
 MAINTENANCE CHARGES PRESENT
 SPECIAL RISKS................   With respect to 106 of the mortgage loans,
                                 representing 91.1% of the initial pool balance
                                 (87 mortgage loans representing 91.0% of the
                                 group 1 balance and 19 mortgage loans
                                 representing 92.1% of the group 2 balance), as
                                 of the cut-off date, generally prohibit any
                                 voluntary prepayment of principal prior to the
                                 final one to seven scheduled monthly payments
                                 which includes any payment that is due upon the
                                 stated maturity date or anticipated repayment
                                 date, as applicable, of the related mortgage
                                 loan; however, these mortgage loans generally
                                 permit defeasance.

                                 In addition, 19 of the mortgage loans,
                                 representing 7.2% of the initial pool balance
                                 (18 mortgage loans representing 7.3% of the
                                 group 1 balance and one mortgage loan
                                 representing 6.7% of the group 2 balance), (a)
                                 have an initial lock-out period, (b) are then
                                 subject after expiration of the initial
                                 lock-out period to a period where the borrower
                                 has an option to prepay the loan subject to a
                                 prepayment premium or yield maintenance charge
                                 and (c) becomes thereafter prepayable without
                                 an accompanying prepayment premium or yield
                                 maintenance charge, prior to its maturity.

                                 In addition, three of the mortgage loans,
                                 representing 1.6% of the initial pool balance
                                 (two loans representing 1.7% of the group 1
                                 balance and one loan representing 1.2% of the
                                 group 2 balance), have no lockout period, and
                                 the related borrower has (a) the option for a
                                 set period of time either to prepay the
                                 related mortgage loan subject to a prepayment
                                 premium or yield maintenance charge or to
                                 defease the mortgage loan (in certain cases a
                                 period within such period may be specified
                                 during which only one prepayment or defeasance
                                 is permitted), and (b) the related mortgage
                                 loan thereafter becomes prepayable without an
                                 accompanying prepayment premium or yield
                                 maintenance charge prior to its maturity.

                                 See "Description of the Mortgage Pool--Certain
                                 Terms and Conditions of the Mortgage
                                 Loans--Prepayment Provisions" in this
                                 prospectus supplement.

                                 Any prepayment premiums or yield maintenance
                                 charges actually collected on the remaining
                                 mortgage loans, which generally permit
                                 voluntary prepayments during particular
                                 periods and, depending on the period, require
                                 the payment of a prepayment premium or yield
                                 maintenance charge with such prepayment, will
                                 be distributed among the respective classes of
                                 certificates in the amounts and in accordance
                                 with the priorities described in this
                                 prospectus

                                      S-61

                                 supplement under "Description of the
                                 Certificates--Distributions--Distributions of
                                 Prepayment Premiums" in this prospectus
                                 supplement. The depositor, however, makes no
                                 representation as to the collectibility of any
                                 prepayment premium or yield maintenance charge.

                                 See "Certain Legal Aspects of Mortgage Loans--
                                 Default Interest and Limitations on
                                 Prepayments" in the accompanying prospectus.
                                 See "Description of the Mortgage Pool--
                                 Assignment of the Mortgage Loans; Repurchases
                                 and Substitutions" and "--Representations and
                                 Warranties; Repurchases and Substitutions",
                                 "Servicing of the Mortgage Loans--Defaulted
                                 Mortgage Loans; Purchase Option" and
                                 "Description of the Certificates--Termination"
                                 in this prospectus supplement.

                                 Generally, provisions requiring prepayment
                                 premiums or yield maintenance charges may not
                                 be enforceable in some states and under federal
                                 bankruptcy law. Those provisions also may
                                 constitute interest for usury purposes.
                                 Accordingly, we cannot assure you that the
                                 obligation to pay a prepayment premium or yield
                                 maintenance charge will be enforceable. Also,
                                 we cannot assure you that foreclosure proceeds
                                 will be sufficient to pay an enforceable
                                 prepayment premium or yield maintenance charge.
                                 Additionally, although the collateral
                                 substitution provisions related to defeasance
                                 do not have the same effect on the
                                 certificateholders as prepayment, we cannot
                                 assure you that a court would not interpret
                                 those provisions as requiring a prepayment
                                 premium or yield maintenance charge. In certain
                                 jurisdictions those collateral substitution
                                 provisions might therefore be deemed
                                 unenforceable or usurious under applicable law.

                                 We also note the following with respect to
                                 prepayment premiums and yield maintenance
                                 charges:

                                 o liquidation proceeds (as described in this
                                   prospectus supplement) recovered in respect
                                   of any defaulted mortgage loan will, in
                                   general, be applied to cover outstanding
                                   advances prior to being applied to cover
                                   any prepayment premium or yield maintenance
                                   charge due in connection with the
                                   liquidation of such mortgage loan;

                                 o the special servicer may waive a prepayment
                                   premium or yield maintenance charge in
                                   connection with obtaining a pay-off of a
                                   defaulted mortgage loan;

                                 o no prepayment premium or yield maintenance
                                   charge will be payable in connection with
                                   any repurchase of a mortgage loan resulting
                                   from a material breach of representation or
                                   warranty or a material document defect by
                                   the related mortgage loan seller;

                                 o no prepayment premium or yield maintenance
                                   charge will be payable in connection with
                                   the purchase of all

                                     S-62

                                   of the mortgage loans and any REO
                                   properties by the special servicer, master
                                   servicer or any holder or holders of
                                   certificates evidencing a majority interest
                                   in the controlling class in connection with
                                   the termination of the trust;

                                 o no prepayment premium or yield maintenance
                                   charge will be payable in connection with
                                   the purchase of defaulted mortgage loans by
                                   the master servicer, special servicer, the
                                   Pacific Arts Plaza Controlling Holder (with
                                   respect to the Pacific Arts Plaza Pari
                                   Passu Note A-2 Mortgage Loan) or the holder
                                   of the Sotheby's Building Note B (with
                                   respect to the Sotheby's Building Whole
                                   Loan), any mezzanine lender or any holder
                                   or holders of certificates evidencing a
                                   majority interest in the controlling class;
                                   and

                                 o in general, no prepayment premium or yield
                                   maintenance charge is payable with respect
                                   to a prepayment due to casualty or
                                   condemnation.

                                 See "Certain Legal Aspects of Mortgage Loans--
                                 Default Interest and Limitations on
                                 Prepayments" in the accompanying prospectus.
                                 See "Description of the Mortgage Pool--
                                 Assignment of the Mortgage Loans; Repurchases
                                 and Substitutions" and "--Representations and
                                 Warranties; Repurchases and Substitutions",
                                 "Servicing of the Mortgage Loans--Defaulted
                                 Mortgage Loans; Purchase Option" and
                                 "Description of the Certificates--Termination"
                                 in this prospectus supplement.

THE OPERATION OF A MORTGAGED
 PROPERTY UPON FORECLOSURE OF
 THE  RELATED MORTGAGE LOAN
 MAY AFFECT TAX STATUS.........  If the trust were to acquire a mortgaged property subsequent to a default on the related
                                 mortgage loan pursuant to a foreclosure or deed
                                 in lieu of foreclosure, the special servicer
                                 would be required to retain an independent
                                 contractor to operate and manage the mortgaged
                                 property. Among other things, the independent
                                 contractor would not be permitted to perform
                                 construction work on the mortgaged property
                                 unless such construction generally was at least
                                 10% complete at the time default on the related
                                 mortgage loan became imminent. In addition, any
                                 net income from such operation and management,
                                 other than qualifying "rents from real
                                 property" (as defined in Section 856(d) of the
                                 Internal Revenue Code of 1986, as amended), or
                                 any rental income based on the net profits of a
                                 tenant or sub-tenant or allocable to a service
                                 that is non-customary in the area and for the
                                 type of building involved, will subject the
                                 trust fund to federal (and possibly state or
                                 local) tax on such income at the highest
                                 marginal corporate tax rate (currently 35%),
                                 thereby reducing net proceeds available for
                                 distribution to certificateholders. In

                                      S-63

                                 addition, if the trust were to acquire one or
                                 more mortgaged properties pursuant to a
                                 foreclosure or deed in lieu of foreclosure,
                                 upon acquisition of those mortgaged
                                 properties, the trust may be required in
                                 certain jurisdictions, particularly in New
                                 York, to pay state or local transfer or excise
                                 taxes upon liquidation of such mortgaged
                                 properties. Such state or local taxes may
                                 reduce net proceeds available for distribution
                                 to the certificateholders.

PROPERTY VALUE MAY BE ADVERSELY
 AFFECTED EVEN WHEN CURRENT
 OPERATING INCOME IS NOT......   Various factors may adversely affect the
                                 value of a mortgaged property without affecting
                                 the property's current net operating income.
                                 These factors include, among others:

                                 o the existence of, or changes in,
                                   governmental regulations, fiscal policy,
                                   zoning or tax laws;

                                 o potential environmental legislation or
                                   liabilities or other legal liabilities;

                                 o the availability of refinancing;

                                 o changes in interest rate levels; and

                                 o reduction in, or loss of, real estate tax
                                   abatements, exemptions, tax incremental
                                   financing arrangements, or similar
                                   benefits.

LEASEHOLD INTERESTS ARE SUBJECT
 TO TERMS OF THE GROUND LEASE..  Two mortgaged properties, representing 1.6% of the initial pool balance (1.8% of the group 1
                                 balance) as of the cut-off date, are secured,
                                 in whole or in part, by a mortgage on a ground
                                 lease. One mortgage loan representing 6.9% of
                                 the initial pool balance (8.1% of the group 1
                                 balance) as of the cut-off date, is secured in
                                 part by an air rights lease agreement.
                                 Leasehold mortgages are subject to certain
                                 risks not associated with mortgage loans
                                 secured by the fee estate of the mortgagor. The
                                 most significant of these risks is that the
                                 ground lease may terminate if, among other
                                 reasons, the ground lessee breaches or defaults
                                 in its obligations under the ground lease or
                                 there is a bankruptcy of the ground lessee or
                                 the ground lessor. Accordingly, a leasehold
                                 mortgagee may lose the collateral securing its
                                 leasehold mortgage. In addition, although the
                                 consent of the ground lessor generally will not
                                 be required for foreclosure, the terms and
                                 conditions of a leasehold mortgage may be
                                 subject to the terms and conditions of the
                                 ground lease, and the rights of a ground lessee
                                 or a leasehold mortgagee with respect to, among
                                 other things, insurance, casualty and
                                 condemnation may be affected by the provisions
                                 of the ground lease.

                                      S-64

                                 In Precision Indus. v. Qualitech Steel SBQ,
                                 LLC, 327 F.3d 537 (7th Cir. 2003), the United
                                 States Court of Appeals for the Seventh
                                 Circuit ruled with respect to an unrecorded
                                 lease of real property that where a statutory
                                 sale of the fee interest in leased property
                                 occurs under Section 363(f) of the Bankruptcy
                                 Code (11 U.S.C.  Section  363(f)) upon the
                                 bankruptcy of a landlord, such sale terminates
                                 a lessee's possessory interest in the
                                 property, and the purchaser assumes title free
                                 and clear of any interest, including any
                                 leasehold estates.

                                 Generally, each related ground lease requires
                                 the lessor to give the mortgagee notice of the
                                 borrower's defaults under the ground lease and
                                 an opportunity to cure them; permits the
                                 leasehold interest to be assigned to the
                                 mortgagee or the purchaser at a foreclosure
                                 sale (in some cases only upon the consent of
                                 the lessor) and contains certain other
                                 protective provisions typically included in a
                                 "mortgageable" ground lease.

                                 Upon the bankruptcy of a lessor or a lessee
                                 under a ground lease, the debtor entity has
                                 the right to assume or reject the lease. If a
                                 debtor lessor rejects the lease, the lessee
                                 has the right to remain in possession of its
                                 leased premises for the rent otherwise payable
                                 under the lease for the term of the lease
                                 (including renewals). If a debtor
                                 lessee/borrower rejects any or all of the
                                 lease, the leasehold lender could succeed to
                                 the lessee/borrower's position under the lease
                                 only if the lessor specifically grants the
                                 lender such right. If both the lessor and the
                                 lessee/borrowers are involved in bankruptcy
                                 proceedings, the trustee may be unable to
                                 enforce the bankrupt lessee/borrower's right
                                 to refuse to treat a ground lease rejected by
                                 a bankrupt lessor as terminated. In such
                                 circumstances, a lease could be terminated
                                 notwithstanding lender protection provisions
                                 contained therein or in the mortgage.

                                 Most of the ground leases securing the
                                 mortgaged properties provide that the ground
                                 rent increases during the term of the lease.
                                 These increases may adversely affect the cash
                                 flow and net income of the borrower from the
                                 mortgaged property.

CONDOMINIUM OWNERSHIP MAY LIMIT
 USE AND IMPROVEMENTS.........   With respect to four mortgage loans,
                                 representing 2.5% of the initial pool balance
                                 (four mortgage loans representing 2.9% of the
                                 group 1 balance) as of the cut-off date, the
                                 related mortgage is secured by an interest in a
                                 condominium. In the case of condominiums, a
                                 board of managers generally has discretion to
                                 make decisions affecting the condominium
                                 building and there may be no assurance that the
                                 borrower under a mortgage loan secured by one
                                 or more interests in that condominium will have
                                 any control over decisions made by the related
                                 board of managers. Thus, decisions made by that
                                 related

                                      S-65

                                 board of managers, including regarding
                                 assessments to be paid by the unit owners,
                                 insurance to be maintained on the condominium
                                 building and many other decisions affecting
                                 the maintenance, repair and, in the event of a
                                 casualty or condemnation, restoration of that
                                 building, may have a significant impact on the
                                 mortgage loans in the trust fund that are
                                 secured by mortgaged properties consisting of
                                 such condominium interests. There can be no
                                 assurance that the related board of managers
                                 will always act in the best interests of the
                                 borrower under those mortgage loans. Further,
                                 due to the nature of condominiums, a default
                                 under the related mortgage loan will not allow
                                 the special servicer the same flexibility in
                                 realizing on the collateral as is generally
                                 available with respect to properties that are
                                 not condominiums. The rights of other unit
                                 owners, the documents governing the management
                                 of the condominium units and the state and
                                 local laws applicable to condominium units
                                 must be considered. In addition, in the event
                                 of a casualty with respect to such a mortgaged
                                 property, due to the possible existence of
                                 multiple loss payees on any insurance policy
                                 covering that mortgaged property, there could
                                 be a delay in the allocation of related
                                 insurance proceeds, if any. Consequently,
                                 servicing and realizing upon the collateral
                                 described above could subject the
                                 certificateholders to a greater delay, expense
                                 and risk than with respect to a mortgage loan
                                 secured by a property that is not a
                                 condominium.

INFORMATION REGARDING THE
 MORTGAGE LOANS IS LIMITED.....  The information set forth in this prospectus supplement with respect to the mortgage loans
                                 is derived principally from one or more of the
                                 following sources:

                                 o a review of the available credit and legal
                                   files relating to the mortgage loans;

                                 o inspections of each mortgaged property with
                                   respect to the applicable mortgage loan
                                   undertaken by or on behalf of a mortgage
                                   loan seller;

                                 o generally, unaudited operating statements
                                   for the mortgaged properties related to the
                                   mortgage loans supplied by the borrowers;

                                 o appraisals for the mortgaged properties
                                   related to the mortgage loans that
                                   generally were performed in connection with
                                   origination (which appraisals were used in
                                   presenting information regarding the
                                   cut-off date loan-to-value ratios of such
                                   mortgaged properties as of the cut-off date
                                   under "Description of the Mortgage Pool"
                                   and in Annex A to this prospectus
                                   supplement for illustrative purposes only);

                                 o engineering reports and environmental
                                   reports for the mortgaged properties
                                   related to the mortgage loans

                                      S-66

                                   that generally were prepared in connection
                                   with origination; and

                                 o information supplied by entities from which
                                   a mortgage loan seller acquired, or which
                                   currently service, certain of the mortgage
                                   loans.

                                 All of the mortgage loans were originated
                                 during the 17 months prior to the cut-off date.
                                 Of these mortgage loans, several mortgage loans
                                 constitute acquisition financing. Accordingly,
                                 limited or no operating information is
                                 available with respect to the related mortgaged
                                 property. In addition, certain properties may
                                 allow for the substitution of a part or all of
                                 the mortgaged property, subject to various
                                 conditions. See "Description of the Mortgage
                                 Pool--Release or Substitution of Properties" in
                                 this prospectus supplement. Accordingly, no
                                 information is presently available with respect
                                 to a property that may be substituted for a
                                 mortgaged property.

BORROWER LITIGATION MAY AFFECT
 TIMING OR PAYMENT ON YOUR
 CERTIFICATES..................  Certain borrowers and the principals of certain borrowers and/or managers may have been
                                 involved in bankruptcy, foreclosure or similar
                                 proceedings or have otherwise been parties to
                                 real estate-related litigation.

                                 There may also be other legal proceedings
                                 pending and, from time to time, threatened
                                 against the borrowers and their affiliates
                                 relating to the business of or arising out of
                                 the ordinary course of business of the
                                 borrowers and their affiliates. We cannot
                                 assure you that such litigation will not have a
                                 material adverse effect on the distributions to
                                 certificateholders.

RELIANCE ON A SINGLE TENANT OR
 A SMALL GROUP OF TENANTS MAY
 INCREASE THE RISK OF LOSS....   With respect to 28 mortgaged properties,
                                 representing 15.6% of the initial pool balance
                                 (18.3% of the group 1 balance) as of the
                                 cut-off date, each mortgaged property is leased
                                 to a single tenant. A deterioration in the
                                 financial condition of a tenant can be
                                 particularly significant if a mortgaged
                                 property is leased to a single tenant or a
                                 small number of tenants. Mortgaged properties
                                 leased to a single tenant or a small number of
                                 tenants also are more susceptible to
                                 interruptions of cash flow if a tenant fails to
                                 renew its lease. This is because the financial
                                 effect of the absence of rental income may be
                                 severe; more time may be required to relet the
                                 space; and substantial capital costs may be
                                 incurred to make the space appropriate for
                                 replacement tenants. In this regard, see "Risk
                                 Factors--Risks Related to the Mortgage
                                 Loans--Particular Property Types Present
                                 Special Risks--Office Properties" and "--Retail
                                 Properties" in this prospectus supplement.

                                      S-67

                                 Office and retail properties also may be
                                 adversely affected if there is a concentration
                                 of particular tenants among the mortgaged
                                 properties or of tenants in a particular
                                 business or industry.

MORTGAGED PROPERTIES WITH
 TENANTS PRESENT SPECIAL RISK..  The income from, and market value of, the mortgaged properties leased to various tenants
                                 would be adversely affected if:

                                 o space in the mortgaged properties could not
                                   be leased or relet;

                                 o tenants were unable to meet their lease
                                   obligations;

                                 o leasing or re-leasing is restricted by
                                   exclusive rights of tenants to lease the
                                   mortgaged properties or other covenants not
                                   to lease space for certain uses or
                                   activities, or covenants limiting the types
                                   of tenants to which space may be leased;

                                 o substantial re-leasing costs were required
                                   and/or the cost of performing landlord
                                   obligations under existing leases
                                   materially increased;

                                 o a significant tenant were to become a
                                   debtor in a bankruptcy case; or

                                 o rental payments could not be collected for
                                   any other reason.

                                 Repayment of the mortgage loans secured by
                                 retail, offices and industrial and warehouse
                                 properties will be affected by the expiration
                                 of leases and the ability of the respective
                                 borrowers to renew the leases or relet the
                                 space on comparable terms. In addition, if a
                                 significant portion of tenants have leases
                                 which expire near or at maturity of the related
                                 mortgage loan, then it may make it more
                                 difficult for the related borrower to seek
                                 refinancing or make any applicable balloon
                                 payment. Certain of the mortgaged properties
                                 may be leased in whole or in part by
                                 government-sponsored tenants who have the right
                                 to cancel their leases at any time or for lack
                                 of appropriations. Other tenants may have the
                                 right to cancel or terminate their leases prior
                                 to the expiration of the lease term or upon the
                                 occurrence of certain events including, but not
                                 limited to, the loss of an anchor tenant at the
                                 mortgaged property. Additionally, mortgage
                                 loans may have concentrations of leases
                                 expiring at varying rates in varying
                                 percentages.

                                 Even if vacated space is successfully relet,
                                 the costs associated with reletting, including
                                 tenant improvements and leasing commissions,
                                 could be substantial and could reduce cash flow
                                 from the mortgaged properties. Moreover, if a
                                 tenant defaults in its obligations to a
                                 borrower, the borrower may incur substantial
                                 costs and

                                      S-68

                                 experience significant delays associated with
                                 enforcing its rights and protecting its
                                 investment, including costs incurred in
                                 renovating and reletting the property.

                                 In addition, certain mortgaged properties may
                                 have tenants that are paying rent but are not
                                 in occupancy or may have vacant space that is
                                 not leased, and in certain cases, the occupancy
                                 percentage could be less than 80%. Any "dark"
                                 space at or near the mortgaged property may
                                 cause the mortgaged property to be less
                                 desirable to other potential tenants or the
                                 related tenant may be more likely to default in
                                 its obligations under the lease. We cannot
                                 assure you that those tenants will continue to
                                 fulfill their lease obligations or that the
                                 space will be relet.

                                 Additionally, in certain jurisdictions, if
                                 tenant leases are subordinated to the liens
                                 created by the mortgage but do not contain
                                 attornment provisions (provisions requiring the
                                 tenant to recognize as landlord under the lease
                                 a successor owner following foreclosure), the
                                 leases may terminate upon the transfer of the
                                 property to a foreclosing lender or purchaser
                                 at foreclosure. Accordingly, if a mortgaged
                                 property is located in such a jurisdiction and
                                 is leased to one or more desirable tenants
                                 under leases that are subordinate to the
                                 mortgage and do not contain attornment
                                 provisions, such mortgaged property could
                                 experience a further decline in value if such
                                 tenants' leases were terminated.

                                 With respect to certain of the mortgage loans,
                                 the related borrower has given to certain
                                 tenants or others an option to purchase, a
                                 right of first refusal or a right of first
                                 offer to purchase all or a portion of the
                                 mortgaged property in the event a sale is
                                 contemplated, and such right is not subordinate
                                 to the related mortgage. This may impede the
                                 mortgagee's ability to sell the related
                                 mortgaged property at foreclosure, or, upon
                                 foreclosure, this may affect the value and/or
                                 marketability of the related mortgaged
                                 property.

MORTGAGED PROPERTIES WITH
 MULTIPLE TENANTS MAY INCREASE
 RELETTING COSTS AND REDUCE
 CASH FLOW.....................  If a mortgaged property has multiple tenants, reletting expenditures may be more frequent
                                 than in the case of mortgaged properties with
                                 fewer tenants, thereby reducing the cash flow
                                 available for debt service payments.
                                 Multi-tenanted mortgaged properties also may
                                 experience higher continuing vacancy rates and
                                 greater volatility in rental expenses.

TENANCIES IN COMMON MAY HINDER
 OR DELAY RECOVERY............   With respect to 15 mortgage loans,
                                 representing 6.4% of the initial pool balance
                                 (14 mortgage loans representing 7.0% of the
                                 group 1 balance and one mortgage loan

                                      S-69

                                 representing 2.5% of the group 2 balance) as of
                                 the cut-off date, the borrowers own the related
                                 mortgaged property as tenants in common. These
                                 mortgage loans may be subject to prepayment,
                                 including during periods when prepayment might
                                 otherwise be prohibited, as a result of
                                 partition. Although some of the related
                                 borrowers have purported to waive any right of
                                 partition, we cannot assure you that any such
                                 waiver would be enforced by a court of
                                 competent jurisdiction.

                                 In general, with respect to a tenant in common
                                 ownership structure, each tenant in common owns
                                 an undivided share in the property and if such
                                 tenant in common desires to sell its interest
                                 in the property (and is unable to find a buyer
                                 or otherwise needs to force a partition) such
                                 tenant in common has the ability to request
                                 that a court order a sale of the property and
                                 distribute the proceeds to each tenant in
                                 common proportionally. As a result, if a
                                 borrower exercises such right of partition, the
                                 related mortgage loans may be subject to
                                 prepayment. In addition, the tenant in common
                                 structure may cause delays in the enforcement
                                 of remedies; this may occur, for example,
                                 because of procedural or substantive issues
                                 resulting from the existence of multiple
                                 borrowers under the related loan, such as in
                                 bankruptcy, in which circumstance, each time a
                                 tenant in common borrower files for bankruptcy,
                                 the bankruptcy court stay will be reinstated.

                                 In some cases, the related borrower is a
                                 special purpose entity (in some cases
                                 bankruptcy remote), reducing the risk of
                                 bankruptcy. There can be no assurance that a
                                 bankruptcy proceeding by a single tenant in
                                 common borrower will not delay enforcement of
                                 this pooled mortgage loan. Additionally, in
                                 some cases, subject to the terms of the related
                                 mortgage loan documents, a borrower or a
                                 tenant-in-common borrower may assign its
                                 interests to one or more tenant-in-common
                                 borrowers. Such change to, or increase in, the
                                 number of tenant-in-common borrowers increases
                                 the risks related to this ownership structure.

TENANT BANKRUPTCY ADVERSELY
 AFFECTS PROPERTY PERFORMANCE..  The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail,
                                 office, industrial and warehouse properties may
                                 adversely affect the income produced by a
                                 mortgaged property. Under the federal
                                 bankruptcy code a tenant has the option of
                                 assuming or rejecting any unexpired lease. If
                                 the tenant rejects the lease, the landlord's
                                 claim for breach of the lease would be a
                                 general unsecured claim against the tenant
                                 (absent collateral securing the claim). The
                                 claim would be limited to the unpaid rent
                                 reserved under the lease for the periods prior
                                 to the bankruptcy petition (or earlier
                                 surrender of the leased premises) which are
                                 unrelated to

                                      S-70

                                 the rejection, plus the greater of one year's
                                 rent or 15% of the remaining reserved rent
                                 (but not more than three year's rent). There
                                 are several cases in which one or more tenants
                                 at a mortgaged property have declared
                                 bankruptcy. We cannot assure you that any such
                                 tenant will affirm its lease.

ONE ACTION RULES MAY LIMIT
 REMEDIES.....................   Several states (including California) have
                                 laws that prohibit more than one "judicial
                                 action" to enforce a mortgage obligation, and
                                 some courts have construed the term "judicial
                                 action" broadly. Accordingly, the special
                                 servicer is required to obtain advice of
                                 counsel prior to enforcing any of the trust
                                 fund's rights under any of the mortgage loans
                                 that include mortgaged properties where the
                                 rule could be applicable.

PROPERTY INSURANCE MAY NOT
 PROTECT YOUR CERTIFICATES FROM
 LOSS IN THE EVENT OF CASUALTY
 OR LOSS.......................  The mortgage loan documents for each of the mortgage loans generally require the borrower
                                 to maintain, or cause to be maintained,
                                 specified property and liability insurance. The
                                 mortgaged properties may suffer casualty losses
                                 due to risks which were not covered by
                                 insurance or for which insurance coverage is
                                 inadequate. We cannot assure you that borrowers
                                 will be able to maintain adequate insurance.
                                 Moreover, if reconstruction or any major
                                 repairs are required, changes in laws may
                                 materially affect the borrower's ability to
                                 effect any reconstruction or major repairs or
                                 may materially increase the costs of the
                                 reconstruction or repairs. In addition certain
                                 of the mortgaged properties are located in
                                 California, Washington, Texas, Utah, Nevada,
                                 the Commonwealth of Puerto Rico and along the
                                 Southeastern coastal areas of the United
                                 States. These areas have historically been at
                                 greater risk regarding acts of nature (such as
                                 earthquakes, floods and hurricanes) than other
                                 states. The mortgage loans do not generally
                                 require the borrowers to maintain earthquake or
                                 windstorm insurance.

                                 In light of the September 11, 2001 terrorist
                                 attacks in New York City and the Washington,
                                 D.C. area, many reinsurance companies (which
                                 assume some of the risk of the policies sold by
                                 primary insurers) have indicated that they
                                 intend to eliminate coverage for acts of
                                 terrorism from their reinsurance policies.
                                 Without that reinsurance coverage, primary
                                 insurance companies would have to assume that
                                 risk themselves, which may cause them to
                                 eliminate such coverage in their policies,
                                 increase the amount of deductible for acts of
                                 terrorism or charge higher premiums for such
                                 coverage. In order to offset this risk,
                                 Congress passed the Terrorism Risk Insurance
                                 Act of 2002, which established the Terrorism
                                 Insurance Program. The Terrorism Insurance
                                 Program is administered by the

                                      S-71

                                 Secretary of the Treasury and will provide
                                 financial assistance from the United States
                                 government to insurers in the event of another
                                 terrorist attack that is the subject of an
                                 insurance claim. The Treasury Department will
                                 establish procedures for the Terrorism
                                 Insurance Program under which the federal share
                                 of compensation will be equal to 90% of that
                                 portion of insured losses that exceeds an
                                 applicable insurer deductible required to be
                                 paid during each program year. The federal
                                 share in the aggregate in any program year may
                                 not exceed $100 billion. An insurer that has
                                 paid its deductible is not liable for the
                                 payment of any portion of total annual United
                                 States-wide losses that exceed $100 billion,
                                 regardless of the terms of the individual
                                 insurance contracts. The Terrorism Risk
                                 Insurance Act of 2002 does not require insureds
                                 to purchase the coverage nor does it stipulate
                                 the pricing of the coverage. In addition, we
                                 cannot assure you that all of the borrowers
                                 under the mortgage loans have accepted the
                                 continued coverage. The Terrorism Insurance
                                 Program required that each insurer for policies
                                 in place prior to November 26, 2002 provide its
                                 insureds, within 90 days after November 26,
                                 2002, with a statement of the proposed premiums
                                 for terrorism coverage, identifying the portion
                                 of the risk that the federal government will
                                 cover. Insureds will have 30 days to accept the
                                 continued coverage and pay the premium. If an
                                 insured does not pay the premium, insurance for
                                 acts of terrorism may be excluded from the
                                 policy. All policies for insurance issued after
                                 November 26, 2002 must make similar disclosure.
                                 Through December 2005, insurance carriers are
                                 required under the program to provide terrorism
                                 coverage in their basic "all-risk" policies, as
                                 the Secretary of the Treasury extended such
                                 mandatory participation (originally scheduled
                                 to expire in December 2004). Any commercial
                                 property and casualty terrorism insurance
                                 exclusion that was in force on November 26,
                                 2002 is automatically voided to the extent that
                                 it excludes losses that would otherwise be
                                 insured losses, subject to the immediately
                                 preceding paragraph. Any state approval of such
                                 types of exclusions in force on November 26,
                                 2002 is also voided. However, it is unclear
                                 what acts will fall under the category of
                                 "terrorism" as opposed to "acts of war" or
                                 "natural disasters," which may not be covered
                                 by such program. In addition, coverage under
                                 such program will only be available for
                                 terrorist acts that are committed by an
                                 individual or individuals acting on behalf of a
                                 foreign person or foreign interest. In
                                 addition, the Terrorism Insurance Program
                                 applies to United States risks only and to acts
                                 that are committed by an individual or
                                 individuals acting on behalf of a foreign
                                 person or foreign interest as an effort to
                                 influence or coerce United States civilians or
                                 the United States government. It remains
                                 unclear what acts will fall under the purview
                                 of the Terrorism Insurance Program.

                                      S-72

                                 Furthermore, since the Terrorism Insurance
                                 Program was passed into law, it has yet to be
                                 determined whether it or state legislation has
                                 lowered or will substantially lower the cost of
                                 obtaining terrorism insurance.

                                 Finally, the Terrorism Insurance Program
                                 terminates on December 31, 2005. We cannot
                                 assure you that such temporary program will
                                 create any long-term changes in the
                                 availability and cost of such insurance.
                                 Moreover, we cannot assure you that such
                                 program will be renewed or subsequent terrorism
                                 insurance legislation will be passed upon its
                                 expiration. New legislation was introduced in
                                 June 2004 and reintroduced in February 2005 to
                                 extend the Terrorism Risk Insurance Program for
                                 an additional two years beyond December 31,
                                 2005. However, we cannot assure you that such
                                 proposal will be enacted into law. In fact, the
                                 Secretary of the Treasury announced on June 30,
                                 2005 the Treasury Department's opposition to an
                                 extension of the Terrorism Risk Insurance Act
                                 of 2002 in its current form.

                                 If the Terrorism Risk Insurance Act of 2002 is
                                 not extended or renewed, premiums for terrorism
                                 insurance coverage will likely increase and/or
                                 the terms of such insurance may be materially
                                 amended to enlarge stated exclusions or to
                                 otherwise effectively decrease the scope of
                                 coverage available (perhaps to the point where
                                 it is effectively not available). In addition,
                                 to the extent that any policies contain "sunset
                                 clauses" (i.e., clauses that void terrorism
                                 coverage if the federal insurance backstop
                                 program is not renewed), then such policies may
                                 cease to provide terrorism insurance upon the
                                 expiration of the Terrorism Risk Insurance Act
                                 of 2002.

                                 While most of the mortgage loans by their terms
                                 require the borrower to maintain insurance
                                 against acts of terrorism (subject to
                                 commercially reasonable availability, cost or
                                 other limitations) consistent with owners of
                                 similar properties, the mortgage loan documents
                                 for some of the mortgage loans do not
                                 specifically require the borrowers to obtain,
                                 or permit the mortgagee to require, insurance
                                 coverage against acts of terrorism. Although
                                 the mortgage loan documents relating to such
                                 mortgage loans may contain provisions which
                                 permit the mortgagee to require other
                                 reasonable insurance and which do not expressly
                                 forbid the mortgagee from requiring terrorism
                                 insurance, we cannot assure you whether
                                 requiring terrorism insurance would be
                                 reasonable or otherwise permissible under the
                                 general provisions for any mortgage loan.

                                 If the mortgage loan documents require
                                 insurance covering terrorist or similar acts,
                                 the master servicer or the special servicer,
                                 pursuant to the pooling and servicing
                                 agreement, may not be required to maintain
                                 insurance

                                      S-73

                                 covering terrorist or similar acts, nor will it
                                 be required to call a default under a mortgage
                                 loan if the related borrower fails to maintain
                                 such insurance and the special servicer
                                 consents. In determining whether to require
                                 insurance for terrorism or similar acts or to
                                 call a default, each of the master servicer and
                                 the special servicer will consider the
                                 following two factors following due inquiry in
                                 accordance with the servicing standard:

                                 o  whether such insurance is not available at
                                    commercially reasonable rates; and

                                 o  whether at that time, the risks relating to
                                    terrorism or similar acts were not
                                    commonly insured against for properties
                                    similar to the mortgaged property and
                                    located in or around the region in which
                                    the mortgaged property is located.

                                 However, if the special servicer determines
                                 following due inquiry, in accordance with the
                                 servicing standard, that it is in the best
                                 interests of the certificateholders not to call
                                 a default, the master servicer and the special
                                 servicer may, in certain circumstances, waive
                                 the default regardless of such factors.

                                 Any losses incurred with respect to mortgage
                                 loans included in the trust fund due to
                                 uninsured risks or insufficient hazard
                                 insurance proceeds could adversely affect
                                 distributions on your certificates.

ZONING LAWS AND USE
 RESTRICTIONS MAY AFFECT THE
 OPERATION OF A MORTGAGED
 PROPERTY OR THE ABILITY
 TO REPAIR OR RESTORE A
 MORTGAGED PROPERTY............  Certain of the mortgaged properties may not comply with current zoning laws, including
                                 density, use, parking and set back
                                 requirements, due to changes in zoning
                                 requirements after such mortgaged properties
                                 were constructed. These properties, as well as
                                 those for which variances or special permits
                                 were issued, are considered to be a "legal
                                 non-conforming use" and/or the improvements are
                                 considered to be "legal non-conforming
                                 structures". This means that the borrower is
                                 not required to alter the use or structure to
                                 comply with the existing or new law; however,
                                 the borrower may not be able to rebuild the
                                 premises "as is" in the event of a casualty
                                 loss. This may adversely affect the cash flow
                                 of the property following the casualty. If a
                                 casualty were to occur, we cannot assure you
                                 that insurance proceeds would be available to
                                 pay the mortgage loan in full. In addition, if
                                 the property were repaired or restored in
                                 conformity with the current law, the value of
                                 the property or the revenue-producing potential
                                 of the property may not be equal to that which
                                 existed before the casualty.

                                      S-74

                                 In addition, certain of the mortgaged
                                 properties which are non-conforming may not be
                                 "legal non-conforming uses" or "legal
                                 non-conforming structures". The failure of a
                                 mortgaged property to comply with zoning laws
                                 or to be a "legal non-conforming use" or "legal
                                 non-conforming structure" may adversely affect
                                 market value of the mortgaged property or the
                                 borrower's ability to continue to use it in the
                                 manner it is currently being used.

                                 In addition, certain of the mortgaged
                                 properties may be subject to certain use
                                 restrictions imposed pursuant to the leases,
                                 restrictive covenants, reciprocal easement
                                 agreements or operating agreements or, in the
                                 case of mortgaged properties that are or
                                 constitute a portion of condominiums,
                                 condominium declarations or other condominium
                                 use restrictions or regulations, especially in
                                 a situation where the mortgaged property does
                                 not represent the entire condominium property.
                                 Such use restrictions include, for example,
                                 limitations on the character of the
                                 improvements or the properties, limitations
                                 affecting noise and parking requirements, among
                                 other things, and limitations on the borrowers'
                                 right to operate certain types of facilities
                                 within a prescribed radius. These limitations
                                 could adversely affect the ability of the
                                 related borrower to lease the mortgaged
                                 property on favorable terms, thus adversely
                                 affecting the borrower's ability to fulfill its
                                 obligations under the related mortgage loan.

SOME MORTGAGED PROPERTIES MAY
 NOT BE READILY CONVERTIBLE TO
 ALTERNATIVE USES.............   Some of the mortgaged properties may not be
                                 readily convertible to alternative uses if
                                 those properties were to become unprofitable
                                 for any reason or if those properties were
                                 designated as historic sites. Converting
                                 commercial properties and manufactured housing
                                 to alternate uses generally requires
                                 substantial capital expenditures. The
                                 liquidation value of a mortgaged property
                                 consequently may be substantially less than
                                 would be the case if the property were readily
                                 adaptable to other uses.

                                 Zoning or other restrictions also may prevent
                                 alternative uses. See "Risk Factors--Risks
                                 Related to the Mortgage Loans--Zoning Laws and
                                 Use Restrictions May Affect the Operation of a
                                 Mortgaged Property or the Ability to Repair or
                                 Restore a Mortgaged Property" in this
                                 prospectus supplement.

APPRAISALS ARE LIMITED IN
 REFLECTING THE VALUE OF A
 MORTGAGED PROPERTY............  Appraisals were obtained with respect to each of the mortgaged properties in connection with
                                 the origination of the applicable mortgage
                                 loan. In general, appraisals represent the
                                 analysis and opinion of qualified appraisers
                                 and are not guarantees of present or future
                                 value. One

                                      S-75

                                 appraiser may reach a different conclusion than
                                 the conclusion that would be reached if a
                                 different appraiser were appraising that
                                 property. Moreover, appraisals seek to
                                 establish the amount a typically motivated
                                 buyer would pay a typically motivated seller
                                 and, in certain cases, may have taken into
                                 consideration the purchase price paid by the
                                 borrower. That amount could be significantly
                                 higher than the amount obtained from the sale
                                 of a mortgaged property under a distress or
                                 liquidation sale. We cannot assure you that the
                                 information set forth in this prospectus
                                 supplement regarding appraised values or
                                 loan-to-value ratios accurately reflects past,
                                 present or future market values of the
                                 mortgaged properties.

MORTGAGE LOAN SELLERS MAY NOT
 BE ABLE TO MAKE A REQUIRED
 REPURCHASE OR SUBSTITUTION OF
 A DEFECTIVE MORTGAGE LOAN.....  Each mortgage loan seller is the sole warranting party in respect of the mortgage
                                 loans sold by such mortgage loan seller to us.
                                 Neither we nor any of our affiliates (except,
                                 in certain circumstances, for Bank of America
                                 N.A. in its capacity as a mortgage loan seller)
                                 are obligated to repurchase or substitute any
                                 mortgage loan in connection with either a
                                 breach of any mortgage loan seller's
                                 representations and warranties or any document
                                 defects, if such mortgage loan seller defaults
                                 on its repurchase or substitution obligation.
                                 We cannot assure you that the mortgage loan
                                 sellers will have the financial ability to
                                 effect such repurchases or substitutions. Any
                                 mortgage loan that is not repurchased or
                                 substituted and that is not a "qualified
                                 mortgage" for a REMIC may cause the trust fund
                                 to fail to qualify as one or more REMICs or
                                 cause the trust fund to incur a tax. See
                                 "Description of the Mortgage Pool--The Mortgage
                                 Loan Sellers", "--Assignment of the Mortgage
                                 Loans; Repurchases and Substitutions" and
                                 "--Representations and Warranties; Repurchases
                                 and Substitutions" in this prospectus
                                 supplement and "The Pooling and Servicing
                                 Agreements--Representations and Warranties;
                                 Repurchases" in the accompanying prospectus.

RISKS RELATED
 TO ENFORCEABILITY.............  All of the mortgages permit the mortgagee to accelerate the debt upon default by the
                                 borrower. The courts of all states will enforce
                                 acceleration clauses in the event of a material
                                 payment default. Courts, however, may refuse to
                                 permit foreclosure or acceleration if a default
                                 is deemed immaterial or the exercise of those
                                 remedies would be unjust or unconscionable.

                                 If a mortgaged property has tenants, the
                                 borrower typically assigns its income as
                                 landlord to the mortgagee as further security,
                                 while retaining a license to collect rents as
                                 long as there is no default. If the borrower

                                      S-76

                                 defaults, the license terminates and the
                                 mortgagee is entitled to collect rents. In
                                 certain jurisdictions, such assignments may
                                 not be perfected as security interests until
                                 the mortgagee takes actual possession of the
                                 property's cash flow. In some jurisdictions,
                                 the mortgagee may not be entitled to collect
                                 rents until the mortgagee takes possession of
                                 the property and secures the appointment of a
                                 receiver. In addition, as previously
                                 discussed, if bankruptcy or similar
                                 proceedings are commenced by or for the
                                 borrower, the mortgagee's ability to collect
                                 the rents may be adversely affected.

POTENTIAL ABSENCE OF ATTORNMENT
 PROVISIONS ENTAILS RISKS.....   In some jurisdictions, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage and do not contain attornment
                                 provisions (i.e., provisions requiring the
                                 tenant to recognize a successor owner following
                                 foreclosure as landlord under the lease), the
                                 leases may terminate upon the transfer of the
                                 property to a foreclosing mortgagee or
                                 purchaser at foreclosure. Not all leases were
                                 reviewed to ascertain the existence of
                                 attornment or subordination provisions.
                                 Accordingly, if a mortgaged property is located
                                 in such a jurisdiction and is leased to one or
                                 more desirable tenants under leases that are
                                 subordinate to the mortgage and do not contain
                                 attornment provisions, such mortgaged property
                                 could experience a further decline in value if
                                 such tenants' leases were terminated. This is
                                 particularly likely if such tenants were paying
                                 above-market rents or could not be replaced.

                                 If a lease is not subordinate to a mortgage,
                                 the trust will not possess the right to
                                 dispossess the tenant upon foreclosure of the
                                 mortgaged property (unless otherwise agreed to
                                 with the tenant). If the lease contains
                                 provisions inconsistent with the mortgage
                                 (e.g., provisions relating to application of
                                 insurance proceeds or condemnation awards) or
                                 which could affect the enforcement of the
                                 mortgagee's rights (e.g., a right of first
                                 refusal to purchase the property), the
                                 provisions of the lease will take precedence
                                 over the provisions of the mortgage.

RISKS RELATING TO COSTS OF
 COMPLIANCE WITH APPLICABLE
 LAWS AND REGULATIONS..........  A borrower may be required to incur costs to comply with various existing and future
                                 federal, state or local laws and regulations
                                 applicable to the related mortgaged property,
                                 for example, zoning laws and the Americans with
                                 Disabilities Act of 1990, as amended, which
                                 requires all public accommodations to meet
                                 certain federal requirements related to access
                                 and use by persons with disabilities. See
                                 "Certain Legal Aspects of Mortgage Loans--
                                 Americans with Disabilities Act" in the
                                 accompanying prospectus. The expenditure of
                                 these costs or the imposition of injunctive
                                 relief, penalties or fines in connection with
                                 the borrower's noncompliance could negatively
                                 impact the borrower's cash flow and,
                                 consequently, its ability to pay its mortgage
                                 loan.

                                      S-77

NO MORTGAGE LOAN INCLUDED IN
 THE TRUST FUND HAS BEEN
 REUNDERWRITTEN...............   We have not reunderwritten the mortgage loans.
                                 Instead, we have relied on the representations
                                 and warranties made by each mortgage loan
                                 seller, and the related mortgage loan seller's
                                 obligation to repurchase or substitute a
                                 mortgage loan or cure the breach in the event
                                 of a material breach of a representation or
                                 warranty. These representations and warranties
                                 do not cover all of the matters that we would
                                 review in underwriting a mortgage loan and you
                                 should not view them as a substitute for
                                 reunderwriting the mortgage loans. If we had
                                 reunderwritten the mortgage loans, it is
                                 possible that the reunderwriting process may
                                 have revealed problems with a mortgage loan not
                                 covered by a representation or warranty. In
                                 addition, we cannot assure you that a mortgage
                                 loan seller will be able to repurchase or
                                 substitute a mortgage loan or cure the breach
                                 in the event of a material breach of a
                                 representation or warranty. See "Description of
                                 the Mortgage Pool--Representations and
                                 Warranties; Repurchases and Substitutions" in
                                 this prospectus supplement.

BOOK-ENTRY SYSTEM FOR
 CERTIFICATES MAY DECREASE
 LIQUIDITY AND DELAY PAYMENT...  The offered certificates will be issued as book-entry certificates. Each class of
                                 book-entry certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of a nominee for The
                                 Depository Trust Company, or DTC. Since
                                 transactions in the classes of book-entry
                                 certificates generally can be effected only
                                 through The Depository Trust Company, and its
                                 participating organizations:

                                 o the liquidity of book-entry certificates in
                                   secondary trading market that may develop may
                                   be limited because investors may be unwilling
                                   to purchase certificates for which they
                                   cannot obtain physical certificates;

                                 o your ability to pledge certificates to
                                   persons or entities that do not participate
                                   in the DTC system, or otherwise to take
                                   action in respect of the certificates, may
                                   be limited due to the lack of a physical
                                   security representing the certificates;

                                 o your access to information regarding the
                                   certificates may be limited since
                                   conveyance of notices and other
                                   communications by The Depository Trust
                                   Company to its participating organizations,
                                   and directly and indirectly through those
                                   participating organizations to you, will be
                                   governed by arrangements among them,
                                   subject to any statutory or regulatory
                                   requirements as may be in effect at that
                                   time; and

                                      S-78

                                 o you may experience some delay in receiving
                                   distributions of interest and principal on
                                   your certificates because distributions
                                   will be made by the trustee to DTC and DTC
                                   will then be required to credit those
                                   distributions to the accounts of its
                                   participating organizations and only then
                                   will they be credited to your account
                                   either directly or indirectly through DTC's
                                   participating organizations.

                                 See "Description of the Certificates--
                                 Registration and Denominations" in this
                                 prospectus supplement.

     SEE "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF
CERTAIN OTHER RISKS AND SPECIAL CONSIDERATIONS THAT MAY BE APPLICABLE TO YOUR
CERTIFICATES AND THE MORTGAGE LOANS.

                                      S-79

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool consists of 128 Mortgage Loans secured by first liens on
149 commercial and multifamily properties. The Mortgage Pool will be deemed to consist of two loan groups namely Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 107 Mortgage Loans with an aggregate principal balance of
$1,357,544,380 (the Group 1 Balance) representing approximately 85.6% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date. Loan
Group 2 will consist of 21 Mortgage Loans with an aggregate principal balance of $228,135,414 (the Group 2 Balance) (or approximately 61.9% of the aggregate principal balance of the Mortgage Loans secured by multifamily properties and approximately 56.3% of the aggregate principal balance of the Mortgage Loans secured by manufactured housing properties), representing approximately 14.4%
of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date.
Annex A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.



                                                                                % OF
                                                                              INITIAL     % OF      % OF
                                            NUMBER OF     AGGREGATE CUT-OFF     POOL    GROUP 1    GROUP 2
                 SELLER                  MORTGAGE LOANS      DATE BALANCE     BALANCE   BALANCE    BALANCE
--------------------------------------- ---------------- ------------------- --------- --------- ----------

Bank of America, N.A. .................        110          $1,207,853,994      76.2%     78.4%      63.0%
Bear Stearns Commercial Mortgage, Inc.          18             377,825,799      23.8      21.6       37.0
                                               ---          --------------     -----     -----      -----
TOTAL .................................        128          $1,585,679,793     100.0%    100.0%     100.0%
                                               ===          ==============     =====     =====      =====


     Fifty-five of the Mortgage Loans, which are being sold to Banc of America
Commercial Mortgage Inc. by Bank of America, N.A. (which is the sole warranting party with respect to these Mortgage Loans), were originated by Bridger
Commercial Funding LLC ("Bridger"), a real estate financial services company organized in 1998 under the laws of the State of Missouri that originates and acquires commercial and multifamily real estate loans through its own origination offices working in conjunction with various commercial banks in local markets across the United States. Bridger's loan underwriting and quality control procedures are undertaken principally at its headquarters located at
100 Shoreline Highway, Suite 100, Mill Valley, California 94941. Through July
31, 2005, Bridger had originated in excess of $2.54 billion in loans secured by commercial real estate.

     The Initial Pool Balance is $1,585,679,793, subject to a variance of plus or minus 5%. The Initial Pool Balance and each applicable Group Balance
(including Cut-off Date Balances and Group Balances) with respect to the
Pacific Arts Plaza Pari Passu Note A-2 Mortgage Loan, excludes the PA Pari
Passu Note A-1 Senior Component and the PA Pari Passu Note A-1 Subordinate
Component. In addition, the Initial Pool Balance and each applicable Group
Balance excludes the Sotheby's Building Pari Passu Note A-2 and the Sotheby's
Building Note B. See "Description of the Trust Funds" and "Certain Legal
Aspects of Mortgage Loans" in the accompanying prospectus.

     All numerical information provided in this prospectus supplement with respect to the Mortgage Loans is provided on an approximate basis. All numerical and statistical information presented in this prospectus supplement is calculated as described under "Glossary of Principal Definitions" in this prospectus supplement. The principal balance of each Mortgage Loan as of the
Cut-off Date assumes the timely receipt of all principal scheduled to be paid on or before the Cut-off Date and assumes no defaults, delinquencies or prepayments on any Mortgage Loan on or before the Cut-off Date. All weighted average information provided in this prospectus supplement, unless otherwise stated, reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof (including each Group
Balance), referred to in this prospectus supplement without further description are approximate percentages of the Initial Pool Balance (or, if applicable, the related Group Balance). The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding.

     When information presented in this prospectus supplement, with respect to the Mortgaged Properties, is expressed as a percentage of the aggregate principal balance of the pool of Mortgage

                                      S-80

Loans as of the Cut-off Date, the percentages are based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related Appraisal Values, the related Underwritten Cash Flow or prior allocations reflected in the related mortgage loan documents as set forth in Annex A to this prospectus supplement.

     Each Mortgage Loan is evidenced by one or more Mortgage Notes and secured by one or more Mortgages that create a first mortgage lien on a fee simple and/or leasehold interest in the Mortgaged Property. Each Commercial Loan is secured by one or more Commercial Loan Mortgaged Properties (i.e. a hotel, retail shopping mall or center, an office building or complex, an industrial or warehouse building, a self-storage facility, or a mixed use property) (98
Mortgage Loans, representing 76.7% of the Initial Pool Balance (89.6% of the
Group 1 Balance)). Each Multifamily Loan is secured by a Multifamily Mortgaged
Property (i.e. a manufactured housing property or complex consisting of five or more rental living units or one or more apartment buildings each consisting of five or more rental living units) (30 Mortgage Loans, representing 23.3% of the
Initial Pool Balance (nine Mortgage Loans representing 10.4% of the Group 1
Balance and 21 Mortgage Loans representing 100.0% of the Group 2 Balance)).

     With respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of MERS or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer, at the direction of the related
Mortgage Loan Seller, is required to take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee is required to take all actions necessary to confirm that the Trustee on behalf of the
Trust is shown as, the owner of the MERS Designated Mortgage Loans on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee will include the foregoing confirmation in the certification required to be delivered by the
Trustee after the Delivery Date pursuant to the Pooling and Servicing
Agreement.

     There are two sets of Cross-Collateralized Mortgage Loans that consist of cross-collateralized and cross-defaulted Mortgage Loans.



                                                                                 % OF
                                            NUMBER OF                           INITIAL      % OF
                                             MORTGAGE     AGGREGATE CUT-OFF      POOL       GROUP 1
LOAN NUMBERS OF CROSSED MORTGAGE LOANS        LOANS          DATE BALANCE       BALANCE     BALANCE
----------------------------------------   -----------   -------------------   ---------   --------

59114, 59112 and 59113 .................         3           $ 8,640,700          0.5%       0.6%
58929 and 58860 ........................         2             3,086,329          0.2        0.2
                                                 -           -----------          ---        ---
TOTAL ..................................         5           $11,727,029          0.7%       0.9%
                                                 =           ===========          ===        ===


     Each of the Cross-Collateralized Mortgage Loans is evidenced by a separate
Mortgage Note and secured by a separate Mortgage, which Mortgage or separate cross-collateralization agreement, as the case may be, contains provisions creating the relevant cross-collateralization and cross-default arrangements.
See Annex A to this prospectus supplement for information regarding the
Cross-Collateralized Mortgage Loans and see "Risk Factors--Risks Related to the
Mortgage Loans--The Benefits Provided by Cross-Collateralization May Be
Limited" in this prospectus supplement.

                                      S-81

     The Mortgage Loans generally constitute non-recourse obligations of the related borrower. Upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In the case of certain Mortgage Loans where the Mortgage Loan documents permit recourse to a borrower or guarantor, the Depositor has generally not undertaken an evaluation of the financial condition of any such entity or person, and prospective investors should thus consider all of the
Mortgage Loans to be nonrecourse. None of the Mortgage Loans are insured or guaranteed by any person or entity, governmental or otherwise. See "Risk
Factors--Risks Related to the Mortgage Loans--Your Investment Is Not Insured or
Guaranteed" in this prospectus supplement. Listed below are the states in which the Mortgaged Properties relating to 5.0% or more of the Initial Pool Balance are located:



                           NUMBER OF       AGGREGATE          % OF            % OF           % OF
                           MORTGAGED     CUT-OFF DATE     INITIAL POOL       GROUP 1       GROUP 2
LOCATION                  PROPERTIES      BALANCE(1)       BALANCE(1)      BALANCE(1)     BALANCE(1)
----------------------   ------------   --------------   --------------   ------------   -----------

California ...........        23        $310,640,212           19.6%           20.9%         11.9%
 Southern(2) .........        22        $306,740,212           19.3%           20.6%         11.9%
 Northern(2) .........         1        $  3,900,000            0.2%            0.3%          0.0%
New York .............         4        $190,196,442           12.0%           14.0%          0.0%
Maryland .............         4        $125,453,634            7.9%            9.2%          0.0%
Georgia ..............         7        $119,709,750            7.5%            8.6%          1.5%
Virginia .............         4        $ 87,205,250            5.5%            6.4%          0.0%
Florida ..............         9        $ 86,032,399            5.4%            6.3%          0.0%


----------
(1)   Because this table represents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (generally allocating the Mortgage Loan principal amount to each of those Mortgaged Properties by appraised values of the Mortgaged
      Properties if not otherwise specified in the related Mortgage Note or
      Mortgage Loan documents). Those amounts are set forth in Annex A to this prospectus supplement.

(2)   Northern California properties have a zip code greater then or equal to
      93600. Southern California Properties have a zip code less than 93600.

     The remaining Mortgaged Properties are located throughout 23 other states and the Commonwealth of Puerto Rico with no more than 4.8% of the Initial Pool
Balance secured by Mortgaged Properties located in any such other jurisdiction.

     On or about the Delivery Date, each Mortgage Loan Seller will transfer the related Mortgage Loans, without recourse, to or, at the direction of the
Depositor, to the Trustee for the benefit of the Certificateholders. See
"Description of the Mortgage Pool--The Mortgage Loan Sellers" and "--Assignment
of the Mortgage Loans; Repurchases and Substitutions" in this prospectus supplement.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. Each of the Mortgage Loans, other than 17 Mortgage Loans that are interest only until maturity or the anticipated repayment date and represent 30.1% of the Initial Pool Balance (15 Mortgage Loans representing
33.4% of the Group 1 Balance and two Mortgage Loans representing 10.9% of the
Group 2 Balance), provides for scheduled Monthly Payments of principal and interest. Each of the Mortgage Loans, other than the Advance Reserve Loan (as defined below), provides for payments to be due on the Due Date which is the first day of each month as to each such Mortgage Loan. One mortgage loan (the
"Advance Reserve Loan"), representing 1.1% of the Initial Pool Balance (1.3% of the Group 1 Balance), provides for payments to be due on the tenth day of each month. With respect to the Advance Reserve Loan, the related Mortgage Loan
Seller will cause to be deposited, on the Delivery Date, an amount equal to one month's payment into a reserve fund to be established under the Pooling and
Servicing Agreement (the "Advance Reserve Fund"). Each month, the Master
Servicer, subject to a determination of recoverability, will use amounts on deposit in the Advance Reserve Fund to advance the amount of the monthly payment then due for the Advance Reserve Loan, and the borrower's payment received with respect to the Due Date thereafter will be used to reimburse the
Advance Reserve Fund for such advance. In addition, 51 Mortgage Loans representing 42.8% of the Initial Pool Balance (39 Mortgage Loans representing
38.0% of the Group 1

                                      S-82

Balance and 12 Mortgage Loans representing 71.4% of the Group 2 Balance)
provide for periods of interest only payments during a portion of their respective loan terms.

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at a per annum rate that is fixed for the remaining term of the
Mortgage Loan, except that as described below, the ARD Loans will accrue interest at a higher rate after their respective Anticipated Repayment Date. As used in this prospectus supplement, the term Mortgage Rate does not include the incremental increase in rate at which interest may accrue on the ARD Loans after the Anticipated Repayment Date. As of the Cut-off Date, Mortgage Rates of
the Mortgage Loans ranged as shown in the following chart:



                                                                        % OF
                                                                      INITIAL       % OF        % OF
                                NUMBER OF       AGGREGATE CUT-OFF       POOL      GROUP 1      GROUP 2
 RANGE OF MORTGAGE RATES     MORTGAGE LOANS        DATE BALANCE       BALANCE     BALANCE      BALANCE
-------------------------   ----------------   -------------------   ---------   ---------   ----------

4.600% - 4.749% .........            2            $   40,310,000         2.5%        3.0%         0.0%
4.750% - 4.999% .........           10               177,188,974        11.2        10.9         12.6
5.000% - 5.249% .........           41               758,071,061        47.8        47.0         52.8
5.250% - 5.499% .........           39               406,127,913        25.6        26.1         22.6
5.500% - 5.749% .........           26               170,943,468        10.8        10.9          9.8
5.750% - 5.997% .........           10                33,038,377         2.1         2.1          2.2
                                    --            --------------       -----       -----        -----
TOTAL ...................          128            $1,585,679,793       100.0%      100.0%       100.0%
                                   ===            ==============       =====       =====        =====


     Hyperamortization. Six of the Mortgage Loans are ARD Loans, which represent 10.1% of the Initial Pool Balance (11.8% of the Group 1 Balance),
provide for changes in payments and accrual of interest if it is not paid in full by the related Anticipated Repayment Date. Commencing on the Anticipated
Repayment Date, the ARD Loans will generally bear interest at a fixed per annum rate equal to the Revised Rate set forth in the related Mortgage Note extending until final maturity. The Excess Interest Rate is the difference in rate of the
Revised Rate over the Mortgage Rate. Interest accrued at the Excess Interest
Rate is referred to in this prospectus supplement as Excess Interest. In addition to paying interest (at the Revised Rate) from and after the
Anticipated Repayment Date, the borrower generally will be required to apply any Excess Cash Flow from the related Mortgaged Property, if any, after paying all permitted operating expenses and capital expenditures, to pay accrued interest at the Mortgage Rate, then principal and then interest at the excess of the Revised Rate over the Mortgage Rate on the ARD Loans as called for in the related Mortgage Loan documents.

     Amortization of Principal. One hundred and six Mortgage Loans are balloon loans, which represent 60.7% of the Initial Pool Balance (87 Mortgage Loans
representing 55.9% of the Group 1 Balance and 19 Mortgage Loans representing
89.1% of the Group 2 Balance) that provide for monthly payments of principal based on amortization schedules significantly longer than the respective remaining terms thereof, thereby leaving Balloon Payments due and payable on their respective Maturity Date, unless prepaid prior thereto. In addition, 17 of the Mortgage Loans, including the Interest Only, ARD Loans, representing
30.1% of the Initial Pool Balance (15 Mortgage Loans representing 33.4% of the
Group 1 Balance and two Mortgage Loans representing 10.9% of the Group 2
Balance), provide for payments of interest only through to the end of their respective loan terms.

     Prepayment Provisions. The Mortgage Loans generally provide for a sequence of periods with different conditions relating to voluntary prepayments consisting of one or more of the following:

       (1) a Lock-out Period during which voluntary principal prepayments are prohibited, followed by

       (2) one or more Prepayment Premium Periods during which any voluntary principal prepayment is to be accompanied by a Prepayment Premium (during such a period defeasance may also be possible as an alternative as described below under "--Defeasance"), followed by

                                      S-83

       (3) an Open Period during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

     The periods applicable to any particular Mortgage Loan are indicated in
Annex A under the heading "Prepayment Penalty Description (Payments)".

     Voluntary principal prepayments (after any Lock-out Period) may be made in full or in some cases in part, subject to certain limitations and, during a
Prepayment Premium Period, payment of the applicable Prepayment Premium or
Fixed Prepayment Premium, as applicable. As of the Cut-Off Date, the remaining
Lock-out Periods ranged from zero to 121 scheduled monthly payments (zero to
121 scheduled monthly payments in Loan Group 1 and zero to 117 scheduled monthly payments in Loan Group 2). As of the Cut-off-Date, the weighted average remaining Lock-out Period was 92 scheduled monthly payments (92 scheduled monthly payments in Loan Group 1 and 90 scheduled monthly payments in Loan
Group 2). As of the Cut-off Date, the Open Period ranged from one to seven scheduled monthly payments (one to seven for Loan Group 1 and one to seven for
Loan Group 2) prior to and including the final scheduled monthly payment at maturity. The weighted average Open Period was four scheduled monthly payments
(four scheduled monthly payments in Loan Group 1 and four scheduled monthly payments in Loan Group 2). Prepayment Premiums on the Mortgage Loans are
generally calculated on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid). The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A to this prospectus supplement.

     There may be other Mortgage Loans which provide that in the event that certain conditions specified in the related Mortgage Loan documents are not satisfied, an upfront "earnout" reserve may be applied to reduce the outstanding principal balance of the Mortgage Loan, in which event the amortization schedule may be recast. For further information, see Annex A to this prospectus supplement.

     As more fully described in this prospectus supplement, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective
Classes of Certificateholders in the amounts and priorities described under
"Description of the Certificates--Distributions-- Distributions of Prepayment
Premiums" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectibility of any Prepayment
Premium. See "Risk Factors --Risks Related to the Mortgage Loans--Prepayment
Premiums and Yield Maintenance Charges Present Special Risks" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default
Interest and Limitations on Prepayments" in the accompanying prospectus.

     Defeasance. One hundred and six Mortgage Loans, representing 91.1% of the
Initial Pool Balance (87 Mortgage Loans representing 91.0% of the Group 1
Balance and 19 Mortgage Loans representing 92.1% of the Group 2 Balance), permit the applicable borrower at any time during the related Defeasance
Lock-Out Period, which is at least two years from the Delivery Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage by exercising the Defeasance Option. The borrower must meet certain conditions in order to exercise its Defeasance
Option. Among other conditions, the borrower must pay on the related Release
Date:

       (1) all interest accrued and unpaid on the principal balance of the
   Mortgage Note to and including the Release Date;

       (2) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith; and

       (3) the related Collateral Substitution Deposit.

     In addition, the borrower must deliver a security agreement granting the
Trust Fund a first priority lien on the Collateral Substitution Deposit and, generally, an opinion of counsel to such effect. Simultaneously with such actions, the related Mortgaged Property will be released from the

                                      S-84

lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance)
will be substituted as the collateral securing the Mortgage Loan. In general, a successor borrower established or designated pursuant to the related Mortgage
Loan documents will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the related defeased obligations. Under the Pooling and
Servicing Agreement, the Master Servicer is required to enforce any provisions of the related Mortgage Loan documents that require, as a condition to the exercise by the borrower of any defeasance rights, that the borrower pay any costs and expenses associated with such exercise.

     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

RELEASE OR SUBSTITUTION OF PROPERTIES.

     The Mortgage Loans secured by more than one Mortgaged Property that permit release of one or more of the related Mortgaged Properties generally require that: (1) prior to the release of a related Mortgaged Property, between 105%
and 125% of the allocated loan amount for the Mortgaged Property be defeased and (2) certain debt service coverage ratio and loan to value ratio tests be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

     One Mortgage Loan (Loan No. 43352), representing 1.0% of the Initial Pool
Balance (1.1% of the Group 1 Balance), is secured by five Mortgaged Properties that are cross-collateralized and cross-defaulted. The related borrower may obtain the release of any of the three individual Mortgage Properties by defeasing an amount equal to 125% of the respective value allocated to each of the three individual Mortgaged Properties and any of the two individual
Mortgaged Properties by defeasing an amount equal to 120% of the respective value allocated to each of the two individual Mortgaged Properties; provided that after giving effect to each such release, (i) the debt service coverage ratio for the remaining Mortgaged Properties will be equal to the greater of
(x) 1.30x and (y) the debt service coverage ratio, as determined by the lender immediately prior to the release date, for the Mortgaged Property to be released and the remaining Mortgaged Properties in the aggregate, and (ii) the loan-to-value ratio based on the allocated Mortgage Loan amounts for the remaining Mortgaged Properties will be equal to or less than 75%.

     The terms of one Mortgage Loan (Loan No. 43116), representing 0.9% of the
Initial Pool Balance (1.0% of the Group 1 Balance), permit the related borrower to transfer and obtain a release of any of three condominium units (as identified in the related loan documents) in connection with the sale of any such condominium unit; provided that certain conditions are met including, without limitation, (i) that there is no continuing event of default and no monetary default exists, (ii) prepayment of a portion of the related Mortgage
Loan in an amount equal to the applicable condominium unit release price (as specified in the related loan documents), (iii) payment of a yield maintenance charge equal to the greater of the prepayment rate based on the Treasury rate specified in the related Mortgage Loan documents or 1% of the amount being prepaid and payment of interest on the prepaid amount that would have been earned during the month had the prepayment not occurred within that month and
(iv) after the release and prepayment, the debt service coverage ratio for the remaining Mortgaged Property will be equal to at least 1.05x and the loan-to-value ratio based on the allocated Mortgage Loan amount for the remaining Mortgaged Properties will be equal to or less than 80%.

     One Mortgage Loan (Loan No. 43556), representing 0.9% of the Initial Pool
Balance (1.1% of the Group 1 Balance), is secured by ten Mortgaged Properties that are cross-collateralized and cross-defaulted. The related borrower is permitted to substitute an individual Mortgaged Property with another property of like kind and quality owned or acquired by the borrower, provided that, among other things, (i) the lender receives written confirmation from each rating agency that rated the Certificates that the substitution will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the
Certificates; (ii) the fair market value of the substitute property is not less than the greater of the fair market value of the substituted property as of the origination

                                      S-85

date and the date immediately preceding the substitution; (iii) the remaining property(ies) (including the substitute property) have a debt service coverage ratio of not less than the debt service coverage ratio of all the Mortgaged
Properties as of the origination date and as of the date immediately preceding the substitution; (iv) the net operating income for the substitute property does not show a downward trend for the three years immediately prior to substitution; and (v) the net operating income and debt service coverage ratio
(for the prior 12-month period immediately preceding the substitution) of the substitute property is greater than the net operating income and debt service coverage ratio (for the prior 12-month period immediately preceding the substitution) of the substituted property.

     Furthermore, certain Mortgage Loans permit the release of specified parcels of real estate or improvements that secure such Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraisal Value or Underwritten
Cash Flow. Such parcels of real estate or improvements are permitted to be released without payment of a release price and consequent reduction of the principal balance of the related Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans
generally contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to certain limited exceptions, permit the holder of the
Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged
Property or prohibit the borrower from doing so without the consent of the mortgagee. See "--Additional Mortgage Loan Information--Additional Financing"
in this prospectus supplement. Certain of the Mortgage Loans permit the transfer or further encumbrance of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the mortgagee. The Master Servicer and/or the Special
Servicer, as applicable, will determine, in a manner consistent with the
Servicing Standard and with the REMIC provisions, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan (except with respect to the Pacific Arts Plaza Pari Passu
Note A-2 Mortgage Loan, the servicing of which is governed by the Pacific Arts
Plaza Pooling and Servicing Agreement) upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property; provided that the Master Servicer will not waive any right that it may have, or grant any consent that it may otherwise withhold without obtaining the consent of the
Special Servicer. The Special Servicer's consent will be deemed given if it does not respond within ten (10) business days following receipt by the Special
Servicer of the Master's Servicer's request for such consent and all information reasonably requested by the Special Servicer as such time frame may be extended if the Special Servicer is required to seek the consent of the
Directing Certificateholder, the Sotheby's Building Controlling Holder, the
mezzanine loan holder or any Rating Agency, as described below. In addition, the Special Servicer will not waive any right it has, or grant any consent that it may otherwise withhold, under any related "due-on-sale" or "due-on-
encumbrance" clause for any Non-Specially Serviced Mortgage Loan (except with respect to the Pacific Arts Plaza Pari Passu Note A-2 Mortgage Loan, the
servicing of which is governed by the Pacific Arts Plaza Pooling and Servicing
Agreement) that has a then Stated Principal Balance that exceeds $2,500,000 or any Specially Serviced Mortgage Loan (other than the Sotheby's Building Pari
Passu Note A-1 Mortgage Loan; provided that a Sotheby's Building Control
Appraisal Period, as the case may be, does not exist with respect to the related Mortgage Loan as described below) unless the Directing
Certificateholder has approved such waiver and consent, which approval will be deemed given if the Directing Certificateholder does not respond within ten business days after the Special Servicer has given a written notice of the matter and a written explanation of the surrounding circumstances and a request for approval of a waiver or consent related to the "due-on-encumbrance" or
"due-on-sale clause" to the Directing Certificateholder.

     With respect to the Sotheby's Building Pari Passu Note A-1 Mortgage Loan,
if a Sotheby's Building Control Appraisal Period does not exist, the Master
Servicer with respect to those time periods when the Sotheby's Building Pari
Passu Note A-1 Mortgage Loan is a Non-Specially

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Serviced Mortgage Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related "due-on-sale" or
"due-on-encumbrance" clause without obtaining the consent of the Special
Servicer, which consent by the Special Servicer will not be given without the
Special Servicer first obtaining the consent of the Sotheby's Building
Controlling Holder. In the case that the consent of the Sotheby's Building
Controlling Holder is required with respect to a "due-on-sale" or
"due-on-encumbrance" provision, each such party's consent will be deemed granted if such party does not respond to a request for its consent within ten business days of its receipt of a written notice of the matter, a written explanation of the surrounding circumstances and reasonable supporting material and relevant documents.

     Notwithstanding the foregoing, with respect to any Mortgage Loan (except with respect to the Pacific Arts Plaza Pari Passu Note A-2 Mortgage Loan, the
servicing of which is governed by the Pacific Arts Plaza Pooling and Servicing
Agreement) , with an outstanding principal balance of greater than $5,000,000, that (i) represents greater than 5.0% of the outstanding principal balance of the Mortgage Pool, (ii) has an outstanding principal balance of greater than
$20,000,000, or (iii) is one of the ten largest Mortgage Loans based on outstanding principal balance, neither the Master Servicer nor Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling and Servicing
Agreement) that such action would not result in the downgrade, qualification
(if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates. In addition, with respect to any Mortgage Loan
(except with respect to the Pacific Arts Plaza Pari Passu Note A-2 Mortgage
Loan, the servicing of which is governed by the Pacific Arts Plaza Pooling and
Servicing Agreement) that represents greater than 2% of the outstanding principal balance of the Mortgage Pool, is one of the ten largest Mortgage
Loans based on outstanding principal balance, has an outstanding principal balance of greater than $20,000,000 or does not meet certain loan-to-value or debt service coverage thresholds specified in the Pooling and Servicing
Agreement, neither the Master Servicer nor the Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling and Servicing
Agreement) that such action would not result in the downgrade, qualification
(if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates. Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity or the Anticipated Repayment Date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related Mortgage Loan could be delayed. See "The Pooling and Servicing Agreements--Due-on-Sale and
Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage
Loans--Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus.

PACIFIC ARTS PLAZA WHOLE LOAN

     The Pacific Arts Plaza Pari Passu Note A-2 Mortgage Loan, Loan No. 58851,
is one of two mortgage loans that are part of a split loan structure that is secured by the same mortgage instrument on the related Mortgaged Property (the
"Pacific Arts Plaza Mortgaged Property") comprised of two pari passu notes with principal balances as of the Cut-off Date of $160,000,000 and $110,000,000 (the
"Pacific Arts Plaza Pari Passu Note A-1" and the "Pacific Arts Plaza Pari Passu
Note A-2", respectively). The Pacific Arts Plaza Pari Passu Note A-1 is pari passu in right of payment to the Pacific Arts Plaza Pari Passu Note A-2.
However, as described herein, a portion of the Pacific Arts Plaza Pari Passu
Note A-1 has been subordinated to the Pacific Arts Plaza Pari Passu Note A-2 and the remaining portion of the Pacific Arts Plaza Pari Passu Note A-1. As used in this prospectus supplement, the term "Pacific Arts Plaza Whole Loan"
refers to the Pacific Arts Plaza Pari Passu Note A-1 and the Pacific Arts Plaza
Pari Passu Note A-2.

     An intercreditor agreement (the "Pacific Arts Plaza Intercreditor
Agreement") between the holder of the Pacific Arts Plaza Pari Passu Note A-1 and the holder of the Pacific Arts Plaza Pari

                                      S-87

Passu Note A-2 (the "Pacific Arts Plaza Pari Passu Noteholders") sets forth the rights of the noteholders. The Pacific Arts Plaza Intercreditor Agreement generally provides that the mortgage loans that comprise the Pacific Arts Plaza
Whole Loan will be serviced and administered pursuant to the Pacific Arts Plaza
Pooling and Servicing Agreement by the Pacific Arts Plaza Master Servicer and
the Pacific Arts Plaza Special Servicer, as applicable, according to the
Pacific Arts Plaza Servicing Standard. Pursuant to the Pacific Arts Plaza
Intercreditor Agreement, a $28,000,000 portion of the principal balance (as of the Cut-off Date) of the Pacific Arts Plaza Pari Passu Note A-1 (the "PA Pari
Passu Note A-1 Junior Portion") is subordinate under certain circumstances with respect to payments received with respect to the Pacific Arts Plaza Whole Loan relative to the Pacific Arts Plaza Pari Passu Note A-2 and the remaining
$132,000,000 portion (the "PA Pari Passu Note A-1 Senior Portion") of the principal balance of the Pacific Arts Plaza Pari Passu Note A-1. The PA Pari
Passu Note A-1 Junior Portion corresponds to the PA Pari Passu Note A-1
Subordinate Component and the PA Pari Passu Note A-1 Senior Portion corresponds to the PA Pari Passu Note A-1 Senior Component. The Pacific Arts Plaza
Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the Pacific Arts Plaza Whole Loan will be allocated first to the PA
Pari Passu Note A-1 Junior Portion and then pro rata between the PA Pari Passu
Note A-1 Senior Portion and the Pacific Arts Plaza Pari Passu Note A-2.
Accordingly, expenses, losses and shortfalls relating to the Pacific Arts Plaza
Whole Loan generally will be allocated first to the PA Pari Passu Note A-1
Subordinate Component and then pro rata between the PA Pari Passu Note A-1
Senior Component and the holder of the Pacific Arts Plaza Pari Passu Note A-2.

     Distributions. Pursuant to the terms of the Pacific Arts Plaza
Intercreditor Agreement, prior to the occurrence of a monetary or material event of default with respect to the Pacific Arts Plaza Whole Loan, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Pacific Arts Plaza Intercreditor Agreement, all payments and proceeds received with respect to the Pacific Arts Plaza Whole Loan will be generally paid in the following manner:

     (i) first, pro rata (based on their respective interest entitlements), to
(A) the holder of the Pacific Arts Plaza Pari Passu Note A-1 in respect of the
PA Pari Passu Note A-1 Senior Portion in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the PA Pari Passu Note
A-1 Senior Portion, and (B) the holder of the Pacific Arts Plaza Pari Passu
Note A-2 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Pacific Arts Plaza Pari Passu Note A-2;

     (ii) second, to each of the holder of the Pacific Arts Plaza Pari Passu
Note A-1 (in respect of the PA Pari Passu Note A-1 Senior Portion) and the
holder of the Pacific Arts Plaza Pari Passu Note A-2), in an amount equal to its pro rata portion, based on the then outstanding principal balances of the
PA Pari Passu Note A-1 Senior Portion, the Pacific Arts Plaza Pari Passu Note
A-2 and the PA Pari Passu Note A-1 Junior Portion, of all principal payments collected on the Pacific Arts Plaza Whole Loan, to be applied in reduction of the outstanding principal balances of the PA Pari Passu Note A-1 Senior Portion and the Pacific Arts Plaza Pari Passu Note A-2;

     (iii) third, to the holder of the Pacific Arts Plaza Pari Passu Note A-1 in respect of the PA Pari Passu Note A-1 Junior Portion in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the PA
Pari Passu Note A-1 Junior Portion;

     (iv) fourth, to the holder of the Pacific Arts Plaza Pari Passu Note A-1
(in respect of the PA Pari Passu Note A-1 Junior Portion), in an amount equal to its pro rata portion, based on the then outstanding principal balances of the PA Pari Passu Note A-1 Senior Portion, the Pacific Arts Plaza Pari Passu
Note A-2 and the PA Pari Passu Note A-1 Junior Portion, of all principal payments collected on the Pacific Arts Plaza Whole Loan, to be applied in reduction of the outstanding principal balance of the PA Pari Passu Note A-1
Junior Portion;

     (v) fifth, any default interest in excess of the interest paid in accordance with clauses (i) and (iii) of this paragraph, to the extent collected and not applied to advance interest or additional trust fund expenses
(or as otherwise provided in the Pacific Arts Plaza Pooling and Servicing
Agreement), or payable to any party other than a Pacific Arts Plaza Pari Passu
Noteholder, in each case pursuant

                                      S-88

to the Pacific Arts Plaza Pooling and Servicing Agreement, to the holder of the
Pacific Arts Plaza Pari Passu Note A-1 (in respect of the PA Pari Passu Note
A-1 Senior Portion), the holder of the Pacific Arts Plaza Pari Passu Note A-2 and the holder of the Pacific Arts Plaza Pari Passu Note A-1 (in respect of the
PA Pari Passu Note A-1 Junior Portion), each in an amount equal to their pro rata portion of such default interest (based on the then outstanding principal balances of the PA Pari Passu Note A-1 Senior Portion, the Pacific Arts Plaza
Pari Passu Note A-2 and the PA Pari Passu Note A-1 Junior Portion);

     (vi) sixth, any amounts that represent late payment charges, other than prepayment premiums or default interest, actually collected on the Pacific Arts
Plaza Whole Loan, to the extent not applied to advance interest or additional trust fund expenses (or as otherwise provided in the Pacific Arts Plaza Pooling and Servicing Agreement), or payable to any party other than a Pacific Arts
Plaza Pari Passu Noteholder, in each case pursuant to the Pacific Arts Plaza
Pooling and Servicing Agreement, to the holder of the Pacific Arts Plaza Pari
Passu Note A-1 (in respect of the PA Pari Passu Note A-1 Senior Portion), the holder of the Pacific Arts Plaza Pari Passu Note A-2 and the holder of the
Pacific Arts Plaza Pari Passu Note A-1 (in respect of the PA Pari Passu Note
A-1 Junior Portion), each in an amount equal to their pro rata portion of such amounts (based on the then outstanding principal balances of the PA Pari Passu
Note A-1 Senior Portion, the Pacific Arts Plaza Pari Passu Note A-2 and the PA
Pari Passu Note A-1 Junior Portion); and

     (vii) seventh, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to any party other than a Pacific Arts Plaza Pari Passu Noteholder pursuant to the Pacific Arts Plaza
Pooling and Servicing Agreement and not otherwise applied in accordance with the foregoing clauses (i) through (vi) of this paragraph, to the holder of the
Pacific Arts Plaza Pari Passu Note A-1 (in respect of the PA Pari Passu Note
A-1 Senior Portion), the holder of the Pacific Arts Plaza Pari Passu Note A-2 and the holder of the Pacific Arts Plaza Pari Passu Note A-1 (in respect of the
PA Pari Passu Note A-1 Junior Portion), each in an amount equal to their pro rata portion of such excess (based on the original principal balances of the PA
Pari Passu Note A-1 Senior Portion, the Pacific Arts Plaza Pari Passu Note A-2
and the PA Pari Passu Note A-1 Junior Portion).

     Following the occurrence and during the continuance of a monetary or other material event of default with respect to the Pacific Arts Plaza Whole Loan, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Pacific Arts Plaza Intercreditor Agreement, all
payments and proceeds received with respect to the PA Pari Passu Note A-1
Subordinate Component will be subordinated to all payments under the PA Pari
Passu Note A-1 Senior Component and the Pacific Arts Plaza Pari Passu Note A-2,
and the amounts received with respect to the Pacific Arts Plaza Whole Loan will generally be paid in the following manner:

     (i) first, pro rata, based on the interest accrued on the then outstanding principal balances of only the PA Pari Passu Note A-1 Senior Portion and the
Pacific Arts Plaza Pari Passu Note A-2, to (A) the holder of the Pacific Arts
Plaza Pari Passu Note A-1 in respect of the PA Pari Passu Note A-1 Senior
Portion in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the PA Pari Passu Note A-1 Senior Portion, and
(B) the holder of the Pacific Arts Plaza Pari Passu Note A-2 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the
Pacific Arts Plaza Pari Passu Note A-2;

     (ii) second, to the holder of the Pacific Arts Plaza Pari Passu Note A-1
(in respect of the PA Pari Passu Note A-1 Senior Portion) and the holder of the
Pacific Arts Plaza Pari Passu Note A-2, each in an amount equal to their pro rata portion, based on the then outstanding principal balances of only the PA
Pari Passu Note A-1 Senior Portion and the Pacific Arts Plaza Pari Passu Note
A-2, of all principal payments collected on the Pacific Arts Plaza Whole Loan, to be applied in reduction of such outstanding principal balances until such balances have been reduced to zero;

     (iii) third, to the holder of the Pacific Arts Plaza Pari Passu Note A-1 in respect of the PA Pari Passu Note A-1 Junior Portion in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the PA
Pari Passu Note A-1 Junior Portion;

                                      S-89

     (iv) fourth, to the holder of the Pacific Arts Plaza Pari Passu Note A-1 in respect of the PA Pari Passu Note A-1 Junior Portion in an amount equal to the remaining principal payments collected on the Pacific Arts Plaza Whole
Loan, to be applied in reduction of the outstanding principal balance of the PA
Pari Passu Note A-1 Junior Portion until such balance has been reduced to zero;

     (v) fifth, any default interest in excess of the interest paid in accordance with clauses (i) and (iii) of this paragraph, to the extent collected and not applied to advance interest or additional trust fund expenses
(or as otherwise provided in the Pacific Arts Plaza Pooling and Servicing
Agreement), or payable to any party other than a Pacific Arts Plaza Pari Passu
Noteholder, in each case pursuant to the Pacific Arts Plaza Pooling and
Servicing Agreement, to the holder of the Pacific Arts Plaza Pari Passu Note
A-1 (in respect of the PA Pari Passu Note A-1 Senior Portion), the holder of the Pacific Arts Plaza Pari Passu Note A-2 and the holder of the Pacific Arts
Plaza Pari Passu Note A-1 (in respect of the PA Pari Passu Note A-1 Junior
Portion), each in an amount equal to their pro rata portion, based on the then outstanding principal balances of the PA Pari Passu Note A-1 Senior Portion, the Pacific Arts Plaza Pari Passu Note A-2 and the PA Pari Passu Note A-1
Junior Portion, of such default interest;

     (vi) sixth, any amounts that represent late payment charges, other than default interest, actually collected on the Pacific Arts Plaza Whole Loan, to the extent not applied to advance interest or additional trust fund expenses
(or as otherwise provided in the Pacific Arts Plaza Pooling and Servicing
Agreement), or payable to any party other than a Pacific Arts Plaza Pari Passu
Noteholder, in each case pursuant to the Pacific Arts Plaza Pooling and
Servicing Agreement, to the holder of the Pacific Arts Plaza Pari Passu Note
A-1 (in respect of the PA Pari Passu Note A-1 Senior Portion), the holder of the Pacific Arts Plaza Pari Passu Note A-2 and the holder of the Pacific Arts
Plaza Pari Passu Note A-1 (in respect of the PA Pari Passu Note A-1 Junior
Portion), each in an amount equal to their pro rata portion, based on the then outstanding principal balances of the PA Pari Passu Note A-1 Senior Portion, the Pacific Arts Plaza Pari Passu Note A-2 and the PA Pari Passu Note A-1
Junior Portion, of such amounts; and

     (vii) seventh, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to a party other than a
Pacific Arts Plaza Pari Pasu Noteholder note pursuant to the Pacific Arts Plaza
Pooling and Servicing Agreement and not otherwise applied in accordance with the foregoing clauses (i) through (vi) of this paragraph, to the holder of the
Pacific Arts Plaza Pari Passu Note A-1 (in respect of the PA Pari Passu Note
A-1 Senior Portion), the holder of the Pacific Arts Plaza Pari Passu Note A-2 and the holder of the Pacific Arts Plaza Pari Passu Note A-1 (in respect of the
PA Pari Passu Note A-1 Junior Portion), each in an amount equal to their pro rata portion, based on the original principal balances of the PA Pari Passu
Note A-1 Senior Portion, the Pacific Arts Plaza Pari Passu Note A-2 and the PA
Pari Passu Note A-1 Junior Portion, of such excess.

     Cure Rights. In the event that the related borrower fails to make any payment of principal or interest on the Pacific Arts Plaza Whole Loan, resulting in a monetary event of default, the PA Pari Passu Note A-1
Controlling Holder will have the right to cure such monetary event of default, but may cure no more than three consecutive or six total monetary events of default. The PA Pari Passu Note A-1 Controlling Holder also has the right to cure certain non-monetary events of default. Notwithstanding the foregoing, the
PA Pari Passu Note A-1 Controlling Holder will not be permitted to cure more than three consecutive defaults nor will it be permitted to cure more than six defaults over the loan term.

     Purchase Option. Upon the Pacific Arts Plaza Whole Loan becoming (i)
delinquent 60 days or more in respect of a monthly payment (not including the balloon payment) or (ii) delinquent in respect of its balloon payment unless the Pacific Arts Plaza Master Servicer has, on or prior to the due date of such balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the Pacific Arts Plaza Whole Loan within 60 days after the due date of such balloon payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the Mortgage Loan documents and without regard to any acceleration of payments under the Mortgage Loan documents, or (iii) as to which the Pacific

                                      S-90

Arts Plaza Master Servicer or Pacific Arts Plaza Special Servicer has, by
written notice to the related mortgagor, accelerated the maturity, the PA Pari
Passu Note A-1 Controlling Holder, until the outstanding principal balance of the PA Pari Passu Note A-1 Subordinate Component has been reduced to zero (at which point there will be no such purchase right) (the "Pacific Arts Plaza
Purchase Option Holder"), will have the right (but not the obligation) prior to any other party to purchase the Pacific Arts Plaza Whole Loan at the Pacific
Arts Plaza Repurchase Price and, upon written notice and subject to the timing requirements in the Pacific Arts Plaza Intercreditor Agreement, the Pacific
Arts Plaza Special Servicer will be required to sell the Pacific Arts Plaza
Whole Loan to the Pacific Arts Plaza Purchase Option Holder on a mutually designated date. Following the reduction of the PA Pari Passu Note A-1 Junior
Portion to zero, no person will have a preferential option to purchase the entire Pacific Arts Plaza Whole Loan. However, the Pacific Arts Plaza Pari
Passu Note A-2 itself will be subject to the Defaulted Mortgage Loan Purchase
Option procedures described in this prospectus supplement under "Servicing of the Mortgage Loans--Defaulted Mortgage Loans; Purchase Option".

     The "Pacific Arts Plaza Repurchase Price" means, with respect to the
Pacific Arts Plaza Whole Loan, a cash price equal to the sum of, without duplication: (a) the principal balances of the PA Pari Passu Note A-1 Senior
Portion, the PA Pari Passu Note A-1 Junior Portion and the Pacific Arts Plaza
Pari Passu Note A-2, as applicable; (b) accrued and unpaid interest thereon from the payment date under the PA Pari Passu Note A-1 Senior Portion, the
Pacific Arts Plaza Pari Passu Note A-2 and the PA Pari Passu Note A-1 Junior
Portion, as applicable, as to which interest was last paid in full by the related borrower up to and including the end of the interest accrual period relating to the payment date next following the date the purchase occurred; (c)
all unreimbursed advances with respect to the PA Pari Passu Note A-1 Senior
Portion and the Pacific Arts Plaza Pari Passu Note A-2, as applicable, together with interest thereon at the reimbursement rate under the Pacific Arts Plaza
Pooling and Servicing Agreement including any master servicing compensation and special servicing compensation; (d) certain unreimbursed costs and expenses with respect to the PA Pari Passu Note A-1 Senior Portion, the Pacific Arts
Plaza Pari Passu Note A-2 and the PA Pari Passu Note A-1 Junior Portion, as
applicable; (e) any other additional trust fund expenses with respect to the PA
Pari Passu Note A-1 Senior Portion, the Pacific Arts Plaza Pari Passu Note A-2
and the PA Pari Passu Note A-1 Junior Portion, as applicable; and (f) any liquidation fees payable in connection with the purchase of the PA Pari Passu
Note A-1 Senior Portion, the Pacific Arts Plaza Pari Passu Note A-2 and the PA
Pari Passu Note A-1 Junior Portion, as applicable; provided, however, that the
Pacific Arts Plaza Repurchase Price will not be reduced by any outstanding principal and/or interest advance.

     Servicing. If the Pacific Arts Plaza Master Servicer, the Pacific Arts
Plaza Special Servicer, the Pacific Arts Plaza Trustee or the Pacific Arts
Plaza Fiscal Agent makes any servicing advance that becomes a nonrecoverable advance or pays any fees, costs or expenses that related directly to the servicing of the Pacific Arts Plaza Pari Passu Note A-1 and Pacific Arts Plaza
Pari Passu Note A-2 as to which such party is entitled to be reimbursed pursuant to the Pacific Arts Plaza Pooling and Servicing Agreement (including master servicing fees, special servicing fees, liquidation fees and workout fees) and such party is unable to recover any proportionate share of such servicing advance, fees, costs or expenses, including interest thereon, as contemplated above, the holders of such note will be jointly and severally liable for such servicing advance, fees, costs or expenses, including interest thereon. If any of the Pacific Arts Plaza Pari Passu Note A-1 and Pacific Arts
Plaza Pari Passu Note A-2 is an asset of a securitization, the related trust will assume, as the holder of the applicable note, the foregoing obligations and the Pacific Arts Plaza Master Servicer, the Pacific Arts Plaza Special
Servicer, the Pacific Arts Plaza Trustee or the Pacific Arts Plaza Fiscal
Agent, as the case may be, may seek the entire unpaid balance of such servicing advance, fees, costs or expenses, including interest thereon, from general collections in the related trust's collection account.

SOTHEBY'S BUILDING WHOLE LOAN

     The Sotheby's Building Pari Passu Note A-1 Mortgage Loan, Loan No. 59039
is one of three mortgage loans that are part of a split loan structure that is secured by the same mortgage

                                      S-91

instrument on the related Mortgaged Property (the "Sotheby's Building Mortgaged
Property") comprised of two pari passu notes with principal balances as of the
Cut-off Date of $110,000,000 and $100,000,000 (the "Sotheby's Building Pari
Passu Note A-1" and the "Sotheby's Building Pari Passu Note A-2", respectively)
and a subordinate note with a principal balance as of the Cut-off Date of
$25,000,000 (the "Sotheby's Building Note B". The Sotheby's Building Pari Passu
Note A-1 is pari passu in right of payment to the Sotheby's Building Pari Passu
Note A-2 while the Sotheby's Building Note B is subordinate to both the
Sotheby's Building Pari Passu Note A-1 and the Sotheby's Building Pari Passu
Note A-2. As used in this prospectus supplement, the term "Sotheby's Building
Whole Loan" refers to the Sotheby's Building Pari Passu Note A-1 and the
Sotheby's Building Pari Passu Note A-2 and the Sotheby's Building Note B.

     An intercreditor agreement (the "Sotheby's Building Intercreditor
Agreement") between the holders of the Sotheby's Building Pari Passu Note A-1,
Sotheby's Building Pari Passu Note A-2 and the Sotheby's Building Note B (the
"Sotheby's Building Note A-1 Holder", the "Sotheby's Building Note A-2 Holder"
and the "Sotheby's Building Note B Holder", respectively) sets forth the rights of such noteholders. The Sotheby's Building Intercreditor Agreement generally provides that the mortgage loans that comprise the Sotheby's Building Whole
Loan will be serviced and administered pursuant to the Pooling and Servicing
Agreement. The Sotheby's Building Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the Sotheby's Building Whole
Loan will be allocated first to the Sotheby's Building Note B and then pro rata between the Sotheby's Building Pari Passu Note A-1 and the Sotheby's Building
Pari Passu Note A-2.

     Distributions. Pursuant to the terms of the Sotheby's Building
Intercreditor Agreement and the Pooling and Servicing Agreement, prior to the occurrence of a monetary or material event of default with respect to the
Sotheby's Building Whole Loan, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Sotheby's Building
Intercreditor Agreement and the Pooling and Servicing Agreement, all payments and proceeds received with respect to the Sotheby's Building Whole Loan will be generally paid in the following manner:

     (i) first, to pay concurrently (A) the Sotheby's Building Note A-1 Holder in an amount equal to the accrued and unpaid interest on the Sotheby's Building
Note A-1 principal balance at (x) the Sotheby's Building Note A-1 interest rate minus (y) the related servicing fee rate and, if applicable, trustee fee rate and (B) the Sotheby's Building Note A-2 Holder in an amount equal to the accrued and unpaid interest on the Sotheby's Building Note A-2 principal balance at (x) the Sotheby's Building Note A-2 interest rate minus (y) the servicing fee rate and, if applicable, trustee fee rate;

     (ii) second, to pay the Sotheby's Building Note A-1 Holder and the
Sotheby's Building Note A-2 Holder in an amount equal to their pro rata (based on the Sotheby's Building Note A-1 principal balance, the Sotheby's Building
Note A-2 principal balance and the Sotheby's Building Note B principal balance)
portion of all principal payments received, if any, on the Sotheby's Building
Whole Loan plus any portion of the Sotheby's Building Note A-1 principal balance and/or the Sotheby's Building Note A-2 principal balance previously written down pursuant to the Sotheby's Building Intercreditor Agreement or the
Pooling and Servicing Agreement;

     (iii) third, to pay the Sotheby's Building Note A-1 Holder and the
Sotheby's Building Note A-2 Holder up to the amount of any unreimbursed costs and expenses paid by the Sotheby's Building Note A-1 Holder and the Sotheby's
Building Note A-2 Holder including any recovered costs not reimbursed to the
Sotheby's Building Note A-1 Holder and the Sotheby's Building Note A-2 Holder
(or paid or advanced by any servicer or the trustee on its behalf and not previously paid or reimbursed) with respect to the Sotheby's Building Whole
Loan;

     (iv) fourth, to pay the Sotheby's Building Note B Holder, up to an amount equal to the accrued and unpaid interest on the Sotheby's Building Note B principal balance, at the Sotheby's Building Note B interest rate minus the sum of the servicing fee rate and, if applicable, the trustee fee rate;

     (v) fifth, to pay the Sotheby's Building Note B Holder, in an amount equal to its pro rata (based on the Sotheby's Building Note A-1 principal balance, the Sotheby's Building Note A-2 principal

                                      S-92

balance and the Sotheby's Building Note B principal balance) portion of all the principal payments received, if any, with respect to the Sotheby's Building
Whole Loan;

     (vi) sixth, any prepayment premium, to the extent actually paid by the
Mortgage Loan Borrower, shall be paid to each of the Sotheby's Building Note
A-1 Holder, the Sotheby's Building Note A-2 Holder and the Sotheby's Building
Note B Holder, pro rata (based on the Sotheby's Building Note A-1 principal balance, the Sotheby's Building Note A-2 principal balance and the Sotheby's
Building Note B principal balance); and

     (vii) seventh, any remaining amount shall be paid as follows: (A) first, to the respective Sotheby's Building Note B Holder, up to the amount of any unreimbursed cure payments paid by such Sotheby's Building Note B Holder with respect to the Sotheby's Building Whole Loan pursuant to the Sotheby's Building
Intercreditor Agreement and (B) second, any remaining amount to the Sotheby's
Building Note A-1 Holder, the Sotheby's Building Note A-2 Holder and the
Sotheby's Building Note B Holder in accordance with their respective original percentage interests in the Sotheby's Building Whole Loan.

     Following the occurrence and during the continuance of a monetary or other material event of default with respect to the Sotheby's Building Whole Loan, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Sotheby's Building Intercreditor Agreement, all
payments and proceeds received with respect to the Sotheby's Building Note B will be subordinated to all payments under the Sotheby's Building Pari Passu
Note A-1 and the Sotheby's Building Pari Passu Note A-2, and the amounts received with respect to the Sotheby's Building Whole Loan will generally be paid in the following manner:

     (i) first, to pay concurrently (A) the Sotheby's Building Note A-1 Holder in an amount equal to the accrued and unpaid interest on the Sotheby's Building
Note A-1 principal balance at (x) the Sotheby's Building Note A-1 interest rate minus (y) the related servicing fee rate and, if applicable, trustee fee rate and (B) the Sotheby's Building Note A-2 Holder in an amount equal to the accrued and unpaid interest on the Sotheby's Building Note A-2 principal balance at (x) the Sotheby's Building Note A-2 interest rate minus (y) the servicing fee rate and, if applicable, trustee fee rate;

     (ii) second, to pay the Sotheby's Building Note A-1 Holder and the
Sotheby's Building Note A-2 Holder in an amount equal to the their pro rata
(based on the Sotheby's Building Note A-1 principal balance and the Sotheby's
Building Note A-2 principal balance) portion of all principal payments received, if any, on the Sotheby's Building Whole Loan plus any portion of the
Sotheby's Building Note A-1 principal balance and/or the Sotheby's Building
Note A-2 principal balance previously written down pursuant to the Sotheby's
Building Intercreditor Agreement;

     (iii) third, to pay the Sotheby's Building Note A-1 Holder and the
Sotheby's Building Note A-2 Holder up to the amount of any unreimbursed costs and expenses paid by the Sotheby's Building Note A-1 Holder and the Sotheby's
Building Note A-2 Holder, pro rata, (based on the amount of such costs and expenses paid by each such holder) including any recovered costs not reimbursed to the Sotheby's Building Note A-1 Holder and the Sotheby's Building Note A-2
Holder or paid or advanced by any servicer or the trustee on its behalf and not previously paid or reimbursed) with respect to the Sotheby's Building Whole
Loan;

     (iv) fourth, to pay the Sotheby's Building Note B Holder, up to an amount equal to the accrued and unpaid interest on the Sotheby's Building Note B principal balance, at the Sotheby's Building Note B interest rate minus the sum of the servicing fee rate and, if applicable, the trustee fee rate;

     (v) fifth, to pay the Sotheby's Building Note B Holder, the portion of the all principal payments received and not applied pursuant to the foregoing priorities, if any, with respect to the Sotheby's Building Whole Loan;

     (vi) sixth, any prepayment premium, to the extent actually paid by the
Mortgage Loan Borrower, shall be paid to each of the Sotheby's Building Note
A-1 Holder, the Sotheby's Building Note A-2 Holder and the Sotheby's Building
Note B Holder, pro rata (based on the Sotheby's

                                      S-93

Building Note A-1 principal balance, the Sotheby's Building Note A-2 principal balance and the Sotheby's Building Note B principal balance);

     (vii) seventh, to the extent default interest or late payment charges on the Sotheby's Building Whole Loan is not required to be otherwise applied under the Pooling and Servicing Agreement, any default interest in excess of the interest paid in accordance with clauses (i) and (iv) above (A) first, to pay the Sotheby's Building Note A-1 Holder and Sotheby's Building Note A-2 Holder
pro rata (based on the Sotheby's Building Note A-1 principal balance and the
Sotheby's Building Note A-2 principal balance, only) up to an amount equal to interest at the Sotheby's Building Note A-1 default interest rate on the
Sotheby's Building Note A-1 and interest at the Sotheby's Building Note A-2 default interest rate on the Sotheby's Building Note A-2 and (B) second, to pay the Sotheby's Building Note B Holder up to an amount equal to interest at the
Sotheby's Building Note B default interest rate on Sotheby's Building Note B;

     (viii) eighth, if any excess amount is paid by or on behalf of the related
Mortgage Loan borrower, and not otherwise applied in accordance with the foregoing clauses (i) to (vii), such remaining amount shall be paid as follows:
(A) first, to pay the Sotheby's Building Note B Holder, up to the amount of any unreimbursed cure payments paid by such Sotheby's Building Note B Holder with respect to the Sotheby's Building Whole Loan pursuant to Sotheby's Building
Intercreditor Agreement, and (B) second, to pay any remaining amount (other than late payment charges and default interest received from the related
Mortgage Loan borrower required to be otherwise applied under the Pooling and
Servicing Agreement as described in clause (viii)) to the Sotheby's Building
Note A-1 Holder, the Sotheby's Building Note A-2 Holder and the Sotheby's
Building Note B Holder pro rata in accordance with their respective initial percentage interests in the Sotheby's Building Whole Loan.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the Sotheby's Building Whole Loan, resulting in a monetary event of default, the Sotheby's Building Note B Holder will have the right to cure such monetary event of default, but may cure no more than three consecutive or six total monetary events of default. The Sotheby's Building
Note B Holder also has the right to cure certain non-monetary events of default. Notwithstanding the foregoing pursuant to the terms of the Sotheby's
Building Intercreditor Agreement, the Sotheby's Building Note B Holder will not be permitted to cure more than three consecutive defaults nor will it be permitted to cure more than six defaults over the loan term.

     Purchase Option. In the event that the Sotheby's Building Pari Passu Note
A-1 Mortgage Loan becomes a Specially Serviced Mortgage Loan (or an event of default has occurred and is continuing), the holder of the Sotheby's Building B
Note will have an option to purchase the Sotheby's Building Pari Passu Note A-I
Mortgage Loan (as a part of the Sotheby's Building Whole Loan) from the Trust
Fund at a price generally equal to the unpaid principal balance of the
Sotheby's Building Whole Loan , plus accrued and unpaid interest on such balance, any applicable liquidation fee, any other amounts due under the
Sotheby's Building Whole Loan, all related unreimbursed Servicing Advances together with accrued and unpaid interest on all Advances and any recovered costs not previously reimbursed to the Sotheby's Building Pari Passu Note A-1
Holder and the Sotheby's Building Pari Passu Note A-2 Holder.

     Termination of the Special Servicer. The Sotheby's Building Note B Holder
will be entitled to terminate the Special Servicer with respect to the special servicing of the Sotheby's Building Whole Loan at any time, with or without cause, and to appoint a replacement special servicer and if such holders (or their designees) cannot agree with respect to the termination and appointment of a successor special servicer within 30 days, then at the direction of the
Directing Certificateholder, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement.

                                      S-94

SIGNIFICANT MORTGAGE LOANS

     Certain of the larger Mortgage Loans (by outstanding principal balance)
are described below in the following table and text. Terms used below relating to underwriting or property characteristics have the meaning assigned to such term in the "Glossary of Principal Definitions" in this prospectus supplement.
The balances and other numerical information used to calculate various ratios with respect to component mortgage loans, split loan structures and certain other Mortgage Loans are explained under "Glossary of Principal Definitions" in this prospectus supplement.

     The following table and summaries describe the ten largest Mortgage Loans in the Mortgage Pool by Cut-off Date Balance:



                                            % OF
                             CUT-OFF      INITIAL             % OF
                               DATE         POOL     LOAN     LOAN      PROPERTY
        LOAN NAME            BALANCE      BALANCE   GROUP    GROUP        TYPE
------------------------ --------------- --------- ------- --------- -------------

Pacific Arts Plaza .....  $110,000,000       6.9%  1           8.1%      Office
Renaissance Baltimore
 Harborplace ...........   110,000,000       6.9   1           8.1%      Hotel
Sotheby's Building .....   110,000,000       6.9   1           8.1%      Office
Peachtree Mall .........    94,687,985       6.0   1           7.0%      Retail
One Liberty Center .....    80,000,000       5.0   1           5.9%      Office
The Terrace
 Apartments ............    55,200,000       3.5   1           4.1%   Multifamily
NYU Housing - 201
 East 14th Street ......    52,500,000       3.3   1           3.9%   Multifamily
The Crossings ..........    44,800,000       2.8   2          19.6%   Multifamily
Colonade Apartments.....    39,500,000       2.5   2          17.3%   Multifamily
Barceloneta Outlet
 Center ................    35,250,000       2.2   1           2.6%      Retail
                          ------------      ----
TOTAL/WTD AVG ..........  $731,937,985      46.2%
                          ============      ====

                              LOAN      CUT-OFF   MATURITY
                          BALANCE PER     DATE      DATE
                            SF/UNIT/      LTV       LTV     UNDERWRITTEN    MORTGAGE
        LOAN NAME           KEY/PAD      RATIO     RATIO        DSCR          RATE
------------------------ ------------- --------- --------- -------------- -----------

Pacific Arts Plaza .....    $    293   71.4%     71.4%           1.39x        4.924%
Renaissance Baltimore
 Harborplace ...........    $176,849   70.1%     56.0%           1.50x        5.130%
Sotheby's Building .....    $    517   64.4%     59.9%           1.22x        5.254%
Peachtree Mall .........    $    190   76.1%     70.6%           1.32x        5.080%
One Liberty Center .....    $    253   56.7%     56.7%           2.04x        5.075%
The Terrace
 Apartments ............    $ 98,046   55.9%     55.9%           1.95x        5.067%
NYU Housing - 201
 East 14th Street ......    $576,923   70.8%     70.8%           1.37x        5.510%
The Crossings ..........    $ 71,795   79.3%     77.2%           1.17x        5.176%
Colonade Apartments.....    $ 73,832   72.3%     64.5%           1.27x        5.253%
Barceloneta Outlet
 Center ................    $    200   64.1%     64.1%           2.29x        4.694%
TOTAL/WTD AVG ..........


     Summaries of certain additional information with respect to each of the ten largest Mortgage Loans detailed above can be found in Annex E to this prospectus supplement.

                                      S-95

ADDITIONAL MORTGAGE LOAN INFORMATION

     General. For a detailed presentation of certain characteristics of the
Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A to this prospectus supplement. Certain capitalized terms that appear in this prospectus supplement are defined in "Glossary of Principal
Definitions" in this prospectus supplement. See Annex B to this prospectus supplement for certain information with respect to capital improvement, replacement, tax, insurance and tenant improvement reserve accounts, as well as certain other information with respect to multifamily mortgaged properties, other than manufactured housing properties.

     Delinquencies. As of the Cut-off Date, none of the Mortgage Loans will have been 30 days or more delinquent in respect of any Monthly Payment since origination. All of the Mortgage Loans were originated during the 17 months prior to the Cut-off Date.

     Tenant Matters. Forty-seven of the office, retail, industrial and warehouse facility Mortgaged Properties, which represent security for 34.7% of the Initial Pool Balance (40.5% of the Group 1 Balance), are leased in part to one or more Major Tenants. The top three concentrations of Major Tenants with respect to more than one property (groups of Mortgage Loans where the same company is a Major Tenant of each Mortgage Loan in the group) represent 0.4%
and 0.2% of the Initial Pool Balance (0.5% and 0.2% of the Group 1 Balance). In
addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties.

     Certain of the Multifamily Mortgaged Properties have material concentrations of student tenants.

     Ground Leases and Other Non-Fee Interests. Two Mortgaged Properties which represent 1.6% of the Initial Pool Balance (1.8% of the Group 1 Balance) are,
in each such case, secured in whole or in part by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. One mortgage loan representing 6.9% of the Initial Pool Balance (8.1% of the Group 1
Balance) is secured in part by an air rights lease agreement with respect to the related Mortgaged Property. Generally, either (i) the lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

     Additional Financing. The existence of subordinated indebtedness encumbering a Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the Mortgaged Property could be delayed. In general, the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to that encumbrance.

                                      S-96

     Certain information about additional debt that has been or may be incurred is as set forth in the following table:



                                      NUMBER OF                        % OF        % OF
                                       MORTGAGE     % OF INITIAL     GROUP 1      GROUP 2
    TYPE OF ADDITIONAL DEBT(1)          LOANS       POOL BALANCE     BALANCE      BALANCE
----------------------------------   -----------   --------------   ---------   ----------

Existing .........................         7             20.8%         16.9%        44.6%
 Secured .........................         4             14.4%         16.9%         0.0%
 Unsecured(2) ....................         3              6.4%          0.0%        44.6%
Future ...........................        25             32.9%         35.2%        19.0%
 Secured .........................         4              0.8%          0.9%         0.0%
 Unsecured(2) ....................        18             31.3%         33.6%        17.5%
 Secured or Unsecured(3) .........         3              0.8%          0.7%         1.5%


----------
(1)   One Mortgage Loan has existing additional debt and allows future debt, which results in such Mortgage Loan appearing in both the "Existing" and
      "Future" categories.

(2)   Excludes unsecured trade payables.

(3)   These Mortgage Loans are not included in "Future-Secured" or
      "Future-Unsecured" because such Mortgage Loans allow for either future secured debt or future unsecured debt.

   o In the case of one Mortgage Loan (Loan No. 13695) representing 0.4% of the Initial Pool Balance (0.4% of the Group 1 Balance), there is existing secured subordinate debt in the amount of $407,500.

   o In the case of one Mortgage Loan (Loan No. 14057) representing 0.2% of the Initial Pool Balance (0.2% of the Group 1 Balance), there is existing secured subordinate debt in the amount of $180,000.

   o In the case of one Mortgage Loan (Loan No. 13761) representing 0.2% of the Initial Pool Balance (0.3% of the Group 1 Balance), the related borrower is permitted to incur subordinate debt secured by the related
     Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things (i) the net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio of 1.20 to 1.00, (ii) a maximum loan-to-value ratio of 80% and (iii) the execution by the borrower of a subordination and standstill agreement in form and content required by the mortgagee in its discretion.

   o In the case of one Mortgage Loan (Loan No. 13911) representing 0.2% of the Initial Pool Balance (0.2% of the Group 1 Balance), the related borrower is permitted to incur subordinate debt secured by the related
     Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things (i) the net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio of 1.30 to 1.00, (ii) a maximum loan-to-value ratio of 75% and (iii) the execution by the borrower of an intercreditor and subordination agreement in recordable form satisfactory to the mortgagee.

   o In the case of one Mortgage Loan (Loan No. 11977) representing 0.3% of the Initial Pool Balance (0.3% of the Group 1 Balance), the related borrower is permitted to incur subordinate debt secured by the related
     Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things (i) the net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio of 1.20 to 1.00, (ii) a maximum loan-to-value ratio of 80% and (iii) the execution by the borrower of an intercreditor and subordination agreement in recordable form satisfactory to the mortgagee.

   o In the case of one Mortgage Loan (Loan No. 12881) representing 0.2% of the Initial Pool Balance (0.2% of the Group 1 Balance), the related borrower is permitted to incur subordinate debt secured by the related
     Mortgaged Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things (i) the net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio of 1.10 to 1.00, (ii) a maximum loan-to-value ratio of 85% and (iii) the execution by the borrower of an intercreditor and subordination agreement in recordable form satisfactory to the mortgagee.

                                      S-97

   o In the case of one Mortgage Loan (Loan No. 13277) representing 0.3% of the Initial Pool Balance (0.4% of the Group 1 Balance), any
     tenant-in-common borrower is permitted to incur subordinate unsecured debt, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things, the execution by that tenant-in-common borrower and the holder of the related subordinate debt of a subordination agreement in form and content required by the mortgagee in its reasonable discretion.

   o In the case of one Mortgage Loan (Loan No. 12049) representing 0.2% of the Initial Pool Balance (1.5% of the Group 2 Balance), the related borrower is permitted to incur subordinate unsecured debt or subordinate debt secured by the related Mortgaged Property, in both cases subject to the satisfaction of certain conditions contained in the related Mortgage
     Loan documents, including, among other things (i) the net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio of 1.20 to 1.00, (ii) a maximum loan-to-value ratio of 80% and (iii)
     the execution by the borrower of a subordination agreement in form and content required by the mortgagee in its reasonable discretion.

   o In the case of one Mortgage Loan (Loan No. 13401) representing 0.4% of the Initial Pool Balance (0.4% of the Group 1 Balance), the related borrower is permitted to incur subordinate unsecured debt or subordinate debt secured by the related Mortgaged Property in an amount not to exceed
     49% of the increase in the value of the Mortgaged Property from the closing date of the Mortgage Loan to the date of the borrower's notice to the mortgagee of the additional subordinate debt, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things (i) the net operating income from the Mortgaged Property satisfying a minimum debt-service-coverage ratio of
     1.25 to 1.00, (ii) the borrower providing mortgagee with a business plan stating that the proceeds of the additional subordinate debt will be used to improve the Mortgaged Property and (iii) the execution by the borrower of a subordination agreement in form and content required by the mortgagee.

   o In the case of one Mortgage Loan (Loan No. 8233) representing 0.2% of the Initial Pool Balance (0.3% of the Group 1 Balance), the related borrower is permitted to incur subordinate unsecured debt or subordinate secured debt subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things (i)
     that the unsecured debt be payable solely from excess cash flow from the
     Mortgaged Property and (ii) that, at no time, will the unsecured subordinate debt be paid prior to any obligation owed to the mortgagee under the Mortgage Loan documents. In addition, the related borrower is permitted to incur subordinate debt secured by the related Mortgaged
     Property, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, among other things (i) a minimum debt-service-coverage ratio of 1.25 to 1.00, (ii) a maximum loan-to-value ratio of 80% and (iii) the satisfaction by the borrower of the lender's standard loan documentation requirements.

     Regardless of whether the terms of a Mortgage Loan prohibit the incurrence of subordinate debt, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. In addition, although the Mortgage Loans generally restrict the transfer or pledging of general partnership and managing member interests in a borrower, subject to certain exceptions, the terms of the
Mortgage Loans generally permit, subject to certain limitations, the transfer or pledge of a less than controlling portion of the limited partnership or managing membership equity interests in a borrower. Moreover, in general the parent entity of any borrower that does not meet the single purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related Mortgaged Property.

                                      S-98

     Certain information about mezzanine debt that has been or may be incurred is as set forth in the following table:



                            NUMBER OF                        % OF        % OF
                             MORTGAGE     % OF INITIAL     GROUP 1      GROUP 2
 TYPE OF MEZZANINE DEBT       LOANS       POOL BALANCE     BALANCE      BALANCE
------------------------   -----------   --------------   ---------   ----------

Future .................        17             31.0%         33.2%        17.5%
Existing(1) ............         3              6.4           0.0         44.6
                                --             ----          ----         ----
TOTAL ..................        20             37.4%         33.2%        62.1%
                                ==             ====          ====         ====


----------
(1)   In the case of one Mortgage Loan (Loan No. 43641), the mezzanine loan is secured by a pledge of 100% of the ownership interests in the indirect parent of the related borrower.

   o In the case of one Mortgage Loan (Loan No. 58895), representing 1.1% of the Initial Pool Balance (7.7% of the Group 2 Balance), an equity owner of the borrower incurred $2,315,204 in mezzanine debt secured by a pledge of its direct and indirect interests in the related borrower.

   o In the case of 17 Mortgage Loans, representing 31.0% of the Initial Pool
     Balance (14 Mortgage Loans representing 33.2% of the Group 1 Balance and three Mortgage Loans representing 17.5% of the Group 2 Balance), the related Mortgage Loan documents permit the direct and/or indirect owners of the borrowing entity(ies) to incur mezzanine debt, subject to the satisfaction of certain conditions contained in the related Mortgage Loan documents, including, but not limited to, certain loan-to-value ratio tests, certain debt service coverage ratio tests and applicable rating agency "no downgrade" confirmations.

   o In the case of one Mortgage Loan (Loan No. 43641), representing 2.8% of the Initial Pool Balance (19.6% of the Group 2 Balance), an intra-borrower mezzanine loan exists in the amount of $9,894,133 between an entity owned by Wafra Investment Advisors and RealVest III to an affiliate of the related borrower. The loan is secured by 100% of the ownership interests in the indirect parent of the related borrower. The maturity date of the loan is co-terminus with that of the Mortgage Loan, and it is subject to transfer restrictions that generally confine the transfer of the loan to entities that are affiliated with the sponsor of the Mortgage Loan. There is no intercreditor or standstill agreement in connection with this pledge.

   o In the case of one Mortgage Loan (Loan No. 42182), representing 2.5% of the Initial Pool Balance (17.3% of the Group 2 Balance), a mezzanine loan exists whereby the direct owners of the related borrower have pledged their ownership interests in the related borrower and in the parent of the managing member of the borrower, as well as certain other entities owned by them, to secure certain lines of credit with the Citizens Bank of
     Massachusetts, with a maximum outstanding principal balance of $4,000,000.
     There is no intercreditor or standstill agreement in connection with this pledge.

     With respect to all but two (Loan Nos. 43641 and 42182) of these Mortgage
Loans, the related mezzanine lender has entered into a mezzanine intercreditor agreement with the mortgagee, pursuant to which the related mezzanine lender, among other things, (x) has agreed, under certain circumstances, not to enforce its rights to realize upon collateral securing the mezzanine loan or take any exercise enforcement action with respect to the mezzanine loan without written confirmation from the Rating Agencies that such enforcement action would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates, (y) has subordinated the mezzanine loan documents to the related Mortgage Loan documents and (z) has the option to purchase the related
Mortgage Loan if such Mortgage Loan becomes defaulted or to cure the default as set forth in such mezzanine intercreditor agreement.

                                      S-99

     Certain information about the Pacific Arts Plaza Pari Passu Note A-2
Mortgage Loan and the Sotheby's Building Pari Passu Note A-1 Mortgage Loan is
set forth in the following table:



                                                                      PRINCIPAL
                                                                    BALANCE AS OF
NAME                                                               THE CUT-OFF DATE
---------------------------------------------------------------   -----------------

Pacific Arts Plaza Whole Loan(1) ..............................      $270,000,000
 PA Pari Passu Note A-1 Component Mortgage Loan ...............      $160,000,000
   PA Pari Passu Note A-1 Senior Component ....................      $132,000,000
   PA Pari Passu Note A-1 Subordinate Component ...............      $ 28,000,000
 Pacific Arts Plaza Pari Passu Note A-2 Mortgage Loan .........      $110,000,000

Sotheby's Building Whole Loan(2) ..............................      $235,000,000
 Sotheby's Building Pari Passu Note A-1 Mortgage Loan .........      $110,000,000
 Sotheby's Building Pari Passu Note A-2 Mortgage Loan .........      $100,000,000
 Sotheby's Building Note B Mortgage Loan ......................      $ 25,000,000


----------
(1)   "Pacific Arts Plaza Whole Loan" refers to the entire mortgage loan secured by the Mortgaged Property known as Pacific Arts Plaza. Such mortgage loan is evidenced by two pari passu notes, designated as Note
      A-1 and Note A-2. "PA Pari Passu Note A-1 Component Mortgage Loan" refers to the portion of the whole loan that is evidenced by Note A-1. The PA
      Pari Passu Note A-1 Component Mortgage Loan is in turn divided into a senior component and a subordinate component as described in this prospectus supplement under "Description of the Mortgage Pool--Pacific
      Arts Plaza Whole Loan". Neither the PA Pari Passu Note A-1 Senior
      Component nor the Pari Passu Note A-1 Subordinate Component are included in the Trust Fund (although the Offered Certificates benefit from the subordination of the PA Pari Passu Note A-1 Subordinate Component as
      described in this prospectus supplement under "Description of the
      Mortgage Pool--Pacific Arts Plaza Whole Loan"). "Pacific Arts Plaza Pari
      Passu Note A-2" refers to the portion of the whole loan that is evidenced by Note A-2 which is included in the Trust Fund, representing 6.9% of the
      Initial Pool Balance (8.1% of the Group 1 Balance) backs the Offered
      Certificates and is included in the Initial Pool Balance.

(2)   "Sotheby's Building Whole Loan" refers to the entire mortgage loan secured by the Mortgaged Property known as the Sotheby's Building. The
      Sotheby's Building Whole Loan is divided into two senior pari passu notes and a subordinate note as described in this prospectus supplement under
      "Description of the Mortgage Pool--Sotheby's Building Whole Loan". Only
      the Sotheby's Building Pari Passu Note A-1 Mortgage Loan representing
      6.9% of the Initial Pool Balance (8.1% of the Group 1 Balance) is
      included in the Trust Fund, backs the Offered Certificates and is included in the Initial Pool Balance. Neither the Sotheby's Building Pari
      Passu Note A-2 Mortgage Loan nor the Sotheby's Building Note B is
      included in the Trust Fund (although the Offered Certificates benefit from the subordination of the Sotheby's Building Note B as described in this prospectus supplement under "Description of the Mortgage
      Pool--Sotheby's Building Whole Loan").

     Except as described above, we do not know whether the respective borrowers under the Mortgage Loans have any other indebtedness outstanding. See "Certain
Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

     Lender/Borrower Relationships. The Mortgage Loan Sellers, the Depositor or
any of their affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to the Mortgage
Loan Sellers, the Depositor or such other entities.

CERTAIN UNDERWRITING MATTERS

     Environmental Assessments. Each of the Mortgaged Properties was subject to an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to each Mortgaged Property securing a
Mortgage Loan in connection with the origination of such Mortgage Loan. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of a Mortgaged Property. With respect to an Environmental Report, if any, (i) no such Environmental Report provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related
Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and such circumstances or conditions have not been subsequently remediated in all material respects, then generally, with certain exceptions, one or more of the following was the case: (A) the related borrower was required to provide additional security and/or to obtain an operations and maintenance plan, (B)
the related borrower provided a

                                     S-100

"no further action" letter or other evidence acceptable to the related Mortgage
Loan Seller, in its sole discretion, that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, (C)
such conditions or circumstances were investigated further and based upon such additional investigation, and independent environmental consultant recommended no further investigation or remediation, (D) the expenditure of funds reasonably estimated to be necessary to effect such remediation is the lesser of (a) 10% of the outstanding principal balance of the related Mortgage Loan and (b) two million dollars, (E) there exists an escrow of funds reasonably estimated to be sufficient for purposes of effecting such remediation, (F) the related borrower or another responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, (G) the related Mortgaged
Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions or (H) a responsible party provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation. There can be no assurance, however, that a responsible party will be financially able to address the subject condition or compelled to do so. See "Risk Factors--Risks
Related to the Mortgage Loans--Adverse Environmental Conditions May Reduce Cash
Flow from a Mortgaged Property" for more information regarding the environmental condition of certain Mortgaged Properties.

     The Mortgage Loan Sellers will not make any representation or warranty with respect to environmental conditions arising after the Delivery Date, and will not be obligated to repurchase or substitute for any Mortgage Loan due to any such condition.

     Generally. Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. Such laws, as well as common law, may impose liability for releases of or exposure to asbestos containing materials and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

     Owners of residential housing constructed prior to 1978 are required by federal law to disclose to potential residents or purchasers any known lead-based paint hazards and violations can incur treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

     The Environmental Protection Agency has identified certain health risks associated with elevated radon gas in buildings, and has recommended that certain mitigating measures be considered.

     When recommended by Environmental Reports, operations and maintenance plans (addressing in some cases asbestos containing materials, lead-based paint, and/or radon) were generally required, except in the case of certain
Mortgaged Properties where the environmental consultant conducting the assessment also identified the condition of the asbestos containing materials as good and non-friable (i.e., not easily crumbled). In certain instances where related Mortgage Loan documents required the submission of operations and maintenance plans, these plans have yet to be received. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented. In many cases, certain potentially adverse environmental conditions were not tested for. For example, lead based paint and radon were tested only with respect to Multifamily Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon, radon is prevalent in the geographic area where the Mortgaged Property is located; however, at several
Multifamily Mortgaged Properties located in geographic areas where radon is prevalent, radon testing was not conducted. None of the testing referenced in the preceding sentence was conducted in connection with a Manufactured Housing property.

     Certain of the Mortgaged Properties have off-site leaking underground storage tank sites located nearby which the Environmental Reports either have indicated are not likely to contaminate the related Mortgaged Properties but may require future monitoring or have identified a party not related to the borrower as responsible for such condition. Certain other Mortgaged Properties may

                                     S-101

contain contaminants in the soil or groundwater at levels which the environmental consultant has advised are below regulatory levels or otherwise are indicative of conditions typically not of regulatory concern and are not likely to require any further action. In some cases, there was no further investigation of a potentially adverse environmental condition. In certain instances where the related Mortgage Loan documents required underground storage tank repair or removal and the submission of a confirmation that this work has been performed, the confirmations have yet to be received.

     The information contained in this prospectus supplement regarding environmental conditions at the Mortgaged Properties is based on the
Environmental Reports and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Underwriters, the Master Servicer, the Special
Servicer, the Trustee, the REMIC Administrator or any of their respective affiliates. There can be no assurance that the Environmental Reports identified all environmental conditions and risks, or that any such environmental conditions will not have material adverse effect on the value or cash flow of the related Mortgaged Property.

     The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. In the event a Phase I environmental site assessment already exists that is less than 12 months old, a new assessment will not be required under the Pooling and Servicing Agreement.
In the event a Phase I environmental site assessment already exists that is between 12 and 18 months old, only an updated data base search will be required. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "The Pooling and Servicing Agreements--
Realization Upon Defaulted Mortgage Loans", "Risk Factors--Certain Factors
Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Adverse
Environmental Conditions May Subject a Mortgage Loan to Additional Risk" and
"Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the
accompanying prospectus.

     Property Condition Assessments. Inspections of each of the Mortgaged
Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loan, except that in connection with certain Mortgage Loans having an initial principal balance of
$2,000,000 or less, a site inspection may not have been performed in connection with the origination of any such Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment; and, in the case of certain
Mortgaged Properties, such estimated cost exceeded $100,000. In general, with limited exception, cash reserves were established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, various Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

     Appraisals and Market Studies. An independent appraiser that was either a member of the MAI or state certified performed an appraisal (or updated an existing appraisal) of each of the related Mortgaged Properties in connection with the origination of each Mortgage Loan in order to establish the appraised value of the related Mortgaged Property or Properties. Such appraisal, appraisal update or property valuation was prepared on or about the "Appraisal
Date" indicated on Annex A hereto, and except for certain Mortgaged Properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in USPAP. In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish

                                     S-102

the amount a typically motivated buyer would pay a typically motivated seller.
Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

     None of the Depositor, the Mortgage Loan Sellers, the Underwriters, the
Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or
any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

     Zoning and Building Code Compliance. Each Mortgage Loan Seller has
generally examined whether the use and operation of the related Mortgaged
Properties were in material compliance with all zoning, land-use, ordinances, rules, regulations and orders applicable to such Mortgaged Properties at the time such Mortgage Loans were originated. Each Mortgage Loan Seller may have considered, among other things, legal opinions, certifications from government officials, zoning consultant's reports and/or representations by the related borrower contained in the related Mortgage Loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.
Certain violations may exist; however, no Mortgage Loan Seller has notice of any material existing violations with respect to the Mortgaged Properties securing such Mortgage Loans which materially and adversely affect (i) the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of the related Mortgage Loan or
(ii) the principal use of the Mortgaged Property as of the date of the related
Mortgage Loan's origination.

     In some cases, the use, operation and/or structure of the related
Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, the related Mortgage
Loan Seller has determined that in the event of a material casualty affecting the Mortgaged Property that:

       (1) the extent of the nonconformity is not material;

       (2) insurance proceeds together with the value of the remaining property would be available and sufficient to pay off the related Mortgage Loan in full;

       (3) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan; or

       (4) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote.

     Although each Mortgage Loan Seller expects insurance proceeds to be available for application to the related Mortgage Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full. In addition, if the Mortgaged
Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the property.

     Hazard, Liability and Other Insurance. The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

     In addition, if any material improvements on any portion of a Mortgaged
Property securing any Mortgage Loan was, at the time of the origination of such
Mortgage Loan, in an area identified in the Federal Register by the Federal
Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related Mortgage Loan, (b) the full insurable value of the related Mortgaged Property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, as amended, or (d) 100% of the replacement cost of the improvements located on the related Mortgaged Property.

                                     S-103

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

     Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000.

     Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged
Property for not less than 12 months or the restoration period plus 180 days, except that business interruption insurance may not be required in cases where the tenant is required to continue paying rent in the event of a casualty.

     In general, the Mortgage Loans (including those secured by Mortgaged
Properties located in California) do not require earthquake insurance. With respect to 27 of the Mortgaged Properties (23 of the Mortgaged Properties
relating to Mortgage Loans in Loan Group 1 and four of the Mortgaged Properties relating to Mortgage Loans in Loan Group 2) securing 24.7% of the Initial Pool
Balance (25.6% of the Group 1 Balance and 19.3% of the Group 2 Balance) are
located in areas that are considered a high earthquake risk. These areas include all or parts of the states of California and Nevada as well as the
Commonwealth of Puerto Rico. No Mortgaged Property has a "probable maximum loss" or "PML" in excess of 20%, with the exception of one Mortgage Loan securing 0.9% of the Initial Pool Balance (1.0% of the Group 1 Balance) which has a PML of 24%, but for which the related borrower has obtained earthquake insurance on such Mortgaged Property.

THE MORTGAGE LOAN SELLERS

     Bank of America, N.A. is a national banking association. The principal office of Bank of America, N.A. is in Charlotte, North Carolina. Bank of
America, N.A. is a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation. Bank of
America, N.A. is also the Master Servicer and is an affiliate of Banc of
America Securities LLC, one of the underwriters, and Banc of America Commercial
Mortgage Inc., the Depositor.

     The information set forth in this prospectus supplement concerning Bank of
America, N.A. has been provided by Bank of America, N.A. None of the
Underwriters make any representation or warranty as to the accuracy or completeness of such information.

     Bear Stearns Commercial Mortgage, Inc. is a wholly-owned subsidiary of
Bear Stearns Mortgage Capital Corporation, and is a New York corporation and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. The principal offices of Bear Stearns Commercial Mortgage, Inc. are located at 383 Madison
Avenue, New York, New York 10179.

     The information set forth in this prospectus supplement concerning Bear
Stearns Commercial Mortgage, Inc. has been provided by Bear Stearns Commercial
Mortgage, Inc. None of the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or prior to the Delivery Date, by agreement with the Depositor, each
Mortgage Loan Seller with respect to the Mortgage Loans it is selling to the
Depositor (except as described in the next paragraph) will assign and transfer such Mortgage Loans, without recourse, to the Depositor or, at the direction of the Depositor, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, each of the Mortgage Loan Sellers will be required to deliver the following documents, among others, to the Trustee with respect to each of its related Mortgage Loans:

       (1) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee or a lost note affidavit and an indemnity with a copy of such Mortgage Note;

       (2) the original or a copy of the related Mortgage(s) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

                                     S-104

       (3) the original or a copy of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

       (4) other than with respect to a MERS Designated Mortgage Loan, an assignment of each related Mortgage in favor of the Trustee, in recordable form (except for, solely with respect to Mortgages sent for recording but not yet returned, any missing recording information with respect to such
   Mortgage) (or a certified copy of such assignment as sent for recording);

       (5) other than with respect to a MERS Designated Mortgage Loan, an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (except for any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

       (6) a title insurance policy (or copy thereof) effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders thereto (or if the policy has not yet been issued, an original or copy or a written commitment "marked-up" at the closing of such Mortgage
   Loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy);

       (7) other than with respect to a MERS Designated Mortgage Loan, an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing);

       (8) in those cases where applicable, an original or a copy of the related ground lease;

       (9) in those cases where applicable, a copy of any letter of credit relating to a Mortgage Loan;

       (10) in those cases where applicable, originals or copies of any written assumption, modification, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage
   Note have been modified or the Mortgage Loan has been assumed;

       (11) with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter, if any; and

       (12) a copy of the related mortgage loan checklist;

provided, however, that with respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of MERS or its designee, no assignment of mortgage, assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer, at the direction of the related Mortgage Loan Seller, will take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee will take all actions necessary to confirm that the Trustee on behalf of is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     The Trustee is required to review the documents delivered thereto by each
Mortgage Loan Seller with respect to each Mortgage Loan within a specified period following such delivery, and the Trustee will hold the related documents in trust. If there exists a breach of any of the delivery obligations made by a
Mortgage Loan Seller as generally described in items (1) through (11) in the preceding paragraph, and that breach materially and adversely affects the interests of the Certificateholders with respect to the affected loan, then the related Mortgage Loan Seller will be obligated, except as otherwise described below, within a period of 90 days following the earlier of its discovery or receipt of notice of such omission or defect to (1) deliver the missing documents or cure the defect in all material respects, as the case may be, (2)
repurchase (or cause the repurchase of) the affected Mortgage Loan at the
Purchase Price or (3) other than with respect to the Pacific Arts Plaza Pari
Passu Note A-2, substitute a Qualified Substitute Mortgage Loan for such
Mortgage Loan and pay the Substitution Shortfall Amount. If such defect or breach is capable of being cured but not within the 90 day period and the related Mortgage Loan Seller has commenced and is

                                     S-105

diligently proceeding with the cure of such defect or breach within such 90 day period, then the related Mortgage Loan Seller will have, with respect to such
Mortgage Loans only, an additional 90 days to complete such cure or, failing such cure, to repurchase (or cause the repurchase of) or substitute for the related Mortgage Loan (such possible additional cure period will not apply in the event of a defect that causes the Mortgage Loan not to constitute a
"qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance).

     If (x) any Mortgage Loan is required to be repurchased or substituted as contemplated in this prospectus supplement, (y) such Mortgage Loan is a
Crossed-Collateralized Mortgage Loan or is secured by a portfolio of Mortgaged
Properties (which provides that a property may be uncrossed from the other
Mortgaged Properties) and (z) the applicable defect or breach does not constitute a defect or breach, as the case may be, as to any related
Crossed-Collateralized Mortgage Loan or applies to only specific Mortgaged
Properties included in such portfolio (without regard to this paragraph), then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related
Crossed-Collateralized Mortgage Loan and to each other Mortgaged Property included in such portfolio and the Mortgage Loan Seller which sold the loan to the Depositor will be required to repurchase or substitute for any related
Crossed-Collateralized Mortgage Loan in the manner described above unless, in the case of a breach or defect, both of the following conditions would be satisfied if such Mortgage Loan Seller were to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loans or affected Mortgaged
Properties as to which a breach had occurred without regard to this paragraph:
(i) the debt service coverage ratio for any remaining Cross-Collateralized
Mortgage Loans or Mortgaged Properties for the four calendar quarters immediately preceding the repurchase or substitution is the lesser of (a) the debt service coverage ratio immediately prior to the repurchase and (b) the debt service coverage ratio on the Delivery Date, subject to a floor of 1.25x and (ii) the loan-to-value ratio for any remaining Crossed-Collateralized
Mortgage Loans or Mortgaged Properties is the greater of (a) the loan-to-value ratio immediately prior to the repurchase and (b) the loan-to-value ratio on the Delivery Date, subject to a cap of 75%. In the event that both of the conditions set forth in the preceding sentence would be so satisfied, such
Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loan or Mortgaged Properties as to
which the defect or breach exists or to repurchase or substitute for the aggregate Crossed-Collateralized Mortgage Loans or Mortgaged Properties.

     The respective repurchase, substitution or cure obligations of each
Mortgage Loan Seller described in this prospectus supplement will constitute the sole remedies available to the Certificateholders for any failure on the part of the related Mortgage Loan Seller to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document, and neither the Depositor nor any other person will be obligated to repurchase the affected Mortgage Loan if the related Mortgage Loan Seller defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage
Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then the related Mortgage Loan Seller will not be required to repurchase (or cause the repurchase of) the related Mortgage Loan on the basis of such missing document so long as the related Mortgage Loan Seller continues in good faith to attempt to obtain such document or such copy.

     The Pooling and Servicing Agreement requires that, unless recorded in the name of MERS, the assignments in favor of the Trustee with respect to each
Mortgage Loan described in clauses (4), (5) and (7) of the first paragraph under this heading be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the related Mortgage Loan Seller. See "The Pooling and Servicing
Agreements--Assignment of Mortgage Loans; Repurchases" in the accompanying prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     Mortgage Loans. The Depositor will acquire the Mortgage Loans from each
Mortgage Loan Seller pursuant to separate Mortgage Loan Purchase and Sale
Agreements to be dated as of the Delivery Date. Pursuant to each Mortgage Loan
Purchase and Sale Agreement, each Mortgage Loan

                                     S-106

Seller will represent and warrant solely with respect to the Mortgage Loans transferred by such Mortgage Loan Seller in each case as of the Delivery Date or as of such earlier date specifically provided in the related representation or warranty (subject to certain exceptions specified in each Mortgage Loan
Purchase and Sale Agreement) among other things, substantially as follows:

       (1) the information set forth in the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement (which will contain a limited portion of the information set forth in Annex A to this prospectus supplement) with respect to the Mortgage Loans is true, complete and correct in all material respects as of the Cut-off Date;

       (2) based on the related lender's title insurance policy (or, if not yet issued, a pro forma title policy or a "marked-up" commitment), each
   Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph
   (3) below, enforceable first lien on the related Mortgaged Property, prior to all other liens and encumbrances, except for Permitted Encumbrances.

       (3) the Mortgage(s) and Mortgage Note for each Mortgage Loan and all other documents executed by or on behalf of the related borrower or any guarantor of non-recourse exceptions and/or environmental liability with respect to each Mortgage Loan are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and (b) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law, and except that certain provisions in such Mortgage Loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (a) and (b)) such limitations or unenforceability will not render such loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided by such Mortgage Loan documents;

       (4) no Mortgage Loan was, since origination, 30 days or more past due in respect of any Monthly Payment, without giving effect to any applicable grace period;

       (5) to the Mortgage Loan Seller's knowledge, there is no valid defense, counterclaim or right of offset, abatement, diminution or rescission available to the related borrower with respect to any Mortgage Loan or
   Mortgage Note or other agreements executed in connection therewith;

       (6) to the Mortgage Loan Sellers' knowledge, there exists no material default, breach, violation or event of acceleration under any Mortgage Note or Mortgage in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and related Mortgaged
   Property;

       (7) in the case of each Mortgage Loan, the related Mortgaged Property is
   (a) not the subject of any proceeding pending for the condemnation of all or any material portion of any Mortgaged Property, and (b) free and clear of any damage caused by fire or other casualty which would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where an escrow of funds or insurance coverage exists that is reasonably estimated to be sufficient to effect the necessary repairs and maintenance);

       (8) at origination, each Mortgage Loan complied with or was exempt from, all applicable usury laws;

       (9) in connection with the origination of the related Mortgage Loan, one or more environmental site assessments, an update of a previously conducted assessment or a transaction screen has been performed with respect to each
   Mortgaged Property and the Mortgage Loan Seller has no knowledge of any material and adverse environmental condition or circumstance affecting such
   Mortgaged Property that was not disclosed in an Environmental Report or borrower questionnaire;

       (10) each Mortgaged Property securing a Mortgage Loan is covered by a title insurance policy (or, if not yet issued, a pro forma title policy or a "marked-up" commitment) in the original principal amount of such Mortgage
   Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property subject only to the exceptions stated therein;

                                     S-107

       (11) the proceeds of each Mortgage Loan have been fully disbursed
   (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto;

       (12) the terms of each Mortgage have not been impaired, waived, altered, satisfied, canceled, subordinated, rescinded or modified in any manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage, except as specifically set forth in a written instrument in the related Mortgage File;

       (13) there are no delinquent property taxes, assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage
   Loan that are a lien of priority equal to or higher than the lien of the related Mortgage and that are not otherwise covered by an escrow of funds sufficient to pay such charge;

       (14) the related borrower's interest in each Mortgaged Property securing a Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon;

       (15) no Mortgage Loan contains any equity participation by the mortgagee, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related borrower, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest except for an ARD Loan to the extent described under "--Certain Terms and Conditions of the Mortgage
   Loans--Hyperamortization" above; and

       (16) the appraisal obtained in connection with the origination of each
   Mortgage Loan, based upon the representation of the appraiser in a supplemental letter or in the related appraisal, satisfies the appraisal guidelines set forth in Title XI of the Financial Institutions Reform
   Recovery and Enforcement Act of 1989 (as amended).

     In each Mortgage Loan Purchase and Sale Agreement, the related Mortgage
Loan Seller will make certain representations concerning the priority and certain terms of ground leases securing those Mortgage Loans transferred by it.
Each Mortgage Loan Seller will represent and warrant as of the Delivery Date, that, immediately prior to the transfer of its Mortgage Loans, such Mortgage
Loan Seller had good and marketable title to, and was the sole owner of, its related Mortgage Loan and had full right and authority to sell, assign and transfer such Mortgage Loan.

     If a Mortgage Loan Seller discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any Mortgage Loan and that breach materially and adversely affects the interests of the
Certificateholders with respect to the affected loan, then the related Mortgage
Loan Seller will be obligated, within a period of 90 days following the earlier of its discovery or receipt of notice of such defect or breach to cure such breach in all material respects, repurchase such Mortgage Loan at the applicable Purchase Price or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement. However, if such defect or breach is capable of being cured (but not within the 90 day period) and the related Mortgage Loan Seller has commenced and is diligently proceeding with cure of such defect or breach within 90 day period, the related Mortgage Loan Seller will have an additional
90 days to complete such cure or, failing such cure, to repurchase the related
Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any
Substitution Shortfall Amount as described in this prospectus supplement (such possible additional cure period will not apply on the event of a defect that causes the Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance). The provisions regarding repurchase and substitution set forth for document defects in "--Assignment of the Mortgage Loans; Repurchase and
Substitutions" above will also be applicable with respect to any
Cross-Collateralized Mortgage Loan or Mortgage Loan secured by multiple properties.

     The foregoing cure, substitution or repurchase obligations described in the immediately preceding paragraph will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Depositor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a

                                     S-108

breach of such representations and warranties if a Mortgage Loan Seller defaults on its obligation to do so. Each Mortgage Loan Seller will be the sole
Warranting Party (as defined in the accompanying prospectus) in respect of the
Mortgage Loans transferred by it. See "The Pooling and Servicing
Agreements--Representations and Warranties; Repurchases" in the accompanying prospectus. In addition, as each of the foregoing representations and warranties by each Mortgage Loan Seller is made as of the Delivery Date or such earlier date specifically provided in the related representation and warranty, a Mortgage Loan Seller will not be obligated to cure or repurchase any Mortgage
Loan or substitute a Qualified Substitute Mortgage Loan and pay any
Substitution Shortfall Amount as described in this prospectus supplement due to any breach arising from events subsequent to the date as of which such representation or warranty was made.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the
Mortgaged Properties is based upon the Mortgage Pool as constituted on the
Cut-off Date, as adjusted for the scheduled principal payments due on the
Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the
Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid.
The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the Mortgage Pool as constituted as of the Cut-off Date, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described in this prospectus supplement, may vary.

     A Current Report on Form 8-K will be available to purchasers of the
Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and
Exchange Commission within fifteen days after the initial issuance of the
Offered Certificates. In the event Mortgage Loans are removed from the Mortgage
Pool as set forth in the preceding paragraph, such removal will be noted in the
Current Report on Form 8-K.

                                     S-109

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective
Mortgage Loans (excluding the Pacific Arts Plaza Pari Passu Note A-2 Mortgage
Loan, which will be serviced and administered pursuant to the Pacific Arts
Plaza Pooling and Servicing Agreement) for which it is responsible on behalf of the Trust, in the best interests and for the benefit of the Certificateholders and, in the case of the Sotheby's Building Whole Loan, the Sotheby's Building
Noteholders, as a collective whole, in accordance with any and all applicable laws, the terms of the Pooling and Servicing Agreement, and the respective
Mortgage Loans (and, in the case of the Sotheby's Building Whole Loan, the
Sotheby's Building Intercreditor Agreement) and, to the extent consistent with the foregoing, the Servicing Standard, except with respect to the Pacific Arts
Plaza Pari Passu Note A-2 Mortgage Loan, which will be serviced by the Pacific
Arts Plaza Master Servicer and the Pacific Arts Plaza Special Servicer pursuant to the terms of the Pacific Arts Plaza Pooling and Servicing Agreement.

     In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans, (including the Serviced Whole Loan)
pursuant to the terms of the Pooling and Servicing Agreement as to which no
Servicing Transfer Event (as defined in this prospectus supplement) has occurred and all Corrected Mortgage Loans, and the Special Servicer will be obligated to service and administer each Specially Serviced Mortgage Loan
(including if applicable, any Serviced Whole Loan) (other than a Corrected
Mortgage Loan) and each REO Property.

     The Master Servicer will continue to collect information and prepare all reports to the Trustee required under the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and
further to render incidental services with respect to any Specially Serviced
Mortgage Loans and REO Properties as are specifically provided for in the
Pooling and Servicing Agreement. The Master Servicer and the Special Servicer
will not have any responsibility for the performance by each other of their respective duties under the Pooling and Servicing Agreement.

     The Special Servicer will prepare an Asset Status Report for each Mortgage
Loan which becomes a Specially Serviced Mortgage Loan (except for the Pacific
Arts Plaza Pari Passu Note A-2 Mortgage Loan, which will be serviced by the
Pacific Arts Plaza Master Servicer pursuant to the terms of the Pacific Arts
Plaza Pooling and Servicing Agreement) not later than 45 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each
Asset Status Report will be delivered to the Directing Certificateholder (as defined below), the Master Servicer, the Trustee and the Rating Agencies. If
the Sotheby's Building Pari Passu Note A-1 Mortgage Loan becomes a Specially
Serviced Mortgage Loan, the Special Servicer will deliver an Asset Status
Report to the Directing Certificateholder and the Sotheby's Building
Controlling Holder. The Directing Certificateholder or the Sotheby's Building
Controlling Holder, as applicable, may object in writing via facsimile or
e-mail to any applicable Asset Status Report within ten business days of receipt; provided, however, the Special Servicer (i) will, following the occurrence of an extraordinary event with respect to the related Mortgaged
Property, take any action set forth in such Asset Status Report before the expiration of a ten business day period if it has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the
Directing Certificateholder or the Sotheby's Building Controlling Holder, as
applicable, and (ii) in any case, will determine whether such disapproval is not in the best interests of all the Certificateholders and, if the Sotheby's
Building Whole Loan is involved, the Sotheby's Building Noteholders, as a collective whole, pursuant to the Servicing Standard. In connection with making such affirmative determination, the Special Servicer may request (but is not required to request) a vote by all Certificateholders, but will in any event take the recommended action after making such affirmative determination. If the
Directing Certificateholder or the Sotheby's Building Controlling Holder, as
applicable, does not disapprove an applicable Asset Status Report within ten business days, the Special Servicer will implement the recommended action as outlined in such Asset Status Report. However, the Special Servicer may not
take any action that

                                     S-110

is contrary to applicable law or the terms of the applicable loan documents or that violates the Servicing Standard. If the Directing Certificateholder or the
Sotheby's Building Controlling Holder, as applicable, disapproves such Asset
Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset
Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status
Report until the Directing Certificateholder or the Sotheby's Building
Controlling Holder, as applicable, fails to disapprove such revised Asset
Status Report as described above or until the earliest to occur of (i) the
Special Servicer, in accordance with the Servicing Standard, makes a determination that such objection is not in the best interests of the
Certificateholders and, if the Sotheby's Building Whole Loan is involved, the
Sotheby's Building Noteholders, as a collective whole, (ii) following the occurrence of an extraordinary event with respect to the related Mortgaged
Property, the failure to take any action set forth in such Asset Status Report before the expiration of a ten business day period would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder or the Sotheby's
Building Controlling Holder, as applicable, and (iii) the passage of 90 days from the date of preparation of the initial version of the Asset Status Report.
Following the earliest of such events, the Special Servicer will implement the recommended action as outlined in the most recent version of such Asset Status
Report. In addition as more fully set forth in the Pooling and Servicing
Agreement, any action which is required to be taken (or not to be taken) by the
Special Servicer in connection with an Asset Status Report (or otherwise) will be in each and every case in accordance with the Servicing Standard and applicable law, and the Special Servicer will be required to disregard the direction, or any failure to approve or consent, of any party that would cause the Special Servicer to violate the Servicing Standard or applicable law.

     Subject to the limitations below, the Directing Certificateholder and, with respect to the Sotheby's Building Pari Passu Note A-1 Mortgage Loan, the
Sotheby's Building Controlling Holder, is entitled to advise the Special
Servicer and Master Servicer with respect to the Special Actions. Neither the
Special Servicer nor the Master Servicer, as applicable, will be permitted to take any Special Action without complying with the Approval Provisions
(provided that if such response has not been received within such time period by the Special Servicer or the Master Servicer, as applicable, then the required party's approval will be deemed to have been given).

     With respect to any extension or Special Action related to the modification or waiver of a term of the related Mortgage Loan, the Special
Servicer will respond to the Master Servicer of its decision to grant or deny the Master Servicer's request for approval and consent within ten business days of its receipt of such request and all information reasonably requested by the
Special Servicer as such time frame may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, the Sotheby's
Building Controlling Holder and any mezzanine lender or, if the consent of the
Rating Agencies may be required. If the Special Servicer so fails to respond to the Master Servicer within the time period referenced in the preceding sentence, such approval and consent will be deemed granted. In addition in connection with clause (ii) of the definition of "Special Action" set forth in the "Glossary of Principal Definitions" to this prospectus supplement, the
Directing Certificateholder will respond to the Special Servicer of its decision to grant or deny the Special Servicer's request for approval and consent within ten business days of its receipt of such request and such request will be deemed granted if the Directing Certificateholder does not respond within such time frame. With respect to any Special Action described in clause (iii) above, the Directing Certificateholder will respond to the Special
Servicer within ten business days of its receipt of such request and such request will be deemed granted if the Directing Certificateholder does not respond in such time frame. With respect to any Special Action described in clauses (iv) through (vii) of the definition of "Special Action" set forth in the "Glossary of Principal Definitions" to this prospectus supplement, the
Directing Certificateholder and the Sotheby's Building Controlling Holder, as
applicable, will respond to the Master Servicer or the Special Servicer, as applicable, within ten business days of its receipt of a request for its approval and consent, and such request will be deemed granted if the required party does not respond in such time frame. Notwithstanding the foregoing, if the Special Servicer determines that immediate action is necessary

                                     S-111

to protect the interests of the Certificateholders, it may take such action prior to the expiration of the time frame for obtaining the approval of the
Directing Certificateholder, the Pacific Arts Plaza Pari Passu Note A-1
Controlling Holder or the Sotheby's Building Controlling Holder, as applicable.

     The Directing Certificateholder or the Sotheby's Building Controlling
Holder, as applicable, may direct the Special Servicer to take, or to refrain from taking, certain actions as the Directing Certificateholder or the
Sotheby's Building Controlling Holder, as applicable, may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement;
provided that no such direction and no objection contemplated above or in this paragraph may require or cause the Special Servicer or the Master Servicer, as applicable, to violate any REMIC provisions, any intercreditor agreement, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer's or the Master Servicer's, as applicable, obligation to act in accordance with the Servicing Standard or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders in which event the Special
Servicer or the Master Servicer, as applicable, will disregard any such direction or objection.

     Neither the Directing Certificateholder nor the Sotheby's Building
Controlling Holder will have any liability whatsoever to the Trust Fund or any
Certificateholders other than the Controlling Class Certificateholders and will have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that with respect to Controlling Class Certificateholders, neither the Directing
Certificateholder nor the Sotheby's Building Controlling Holder will be protected against any liability to the Controlling Class Certificateholders which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, (i) that the Directing Certificateholder and the Sotheby's Building Controlling Holder may have special relationships and interests that conflict with those of holders of one or more Classes of
Certificates, (ii) that the Directing Certificateholder and the Sotheby's
Building Controlling Holder may act solely in the interests of the holders of the Controlling Class or the Sotheby's Building Note B, as applicable, (iii)
that the Directing Certificateholder and the Sotheby's Building Controlling
Holder do not have any duties to the holders of any Class of Certificates other than the Controlling Class or the Sotheby's Building Note B, as applicable,
(iv) that the Directing Certificateholder and the Sotheby's Building
Controlling Holder may take actions that favor the interests of the holders of the Controlling Class or the Sotheby's Building Controlling Holder, as
applicable, over the interests of the holders of one or more other Classes of
Certificates, (v) that neither the Directing Certificateholder nor the
Sotheby's Building Controlling Holder will have any liability whatsoever by reason of its having acted solely in the interests of the Controlling Class or the holder of the Sotheby's Building Note B, as applicable, and (vi) that no
Certificateholder may take any action whatsoever against the Directing
Certificateholder or the Sotheby's Building Controlling Holder or any director, officer, employee, agent or principal of the Directing Certificateholder or the
Sotheby's Building Controlling Holder for having so acted.

     At any time that there is no Directing Certificateholder or the Sotheby's
Building Controlling Holder, or Operating Advisor for any of them, or that any such party has not been properly identified to the Master Servicer and/or the
Special Servicer, such servicer(s) will not have any duty to provide any notice to or seek the consent or approval of such party with respect to any matter.

     The Master Servicer and Special Servicer will each be required to service and administer any group of related Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it will also become a Specially Serviced Mortgage
Loan. Similarly, no Cross-Collateralized Mortgage Loan will subsequently become a Corrected Mortgage Loan, unless

                                     S-112

and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized, are remediated or otherwise addressed as contemplated above.

     Set forth below is a description of certain pertinent provisions of the
Pooling and Servicing Agreement relating to the servicing of the Mortgage
Loans. Reference is also made to the accompanying prospectus, in particular to the section captioned "The Pooling and Servicing Agreements," for additional important information regarding the terms and conditions of the Pooling and
Servicing Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

THE MASTER SERVICER

     Bank of America, N.A. will be the Master Servicer. Bank of America, N.A.
will be the Master Servicer through its Capital Markets Servicing Group (the
"Capital Markets Service Group"), a division of Bank of America, N.A. The
Capital Markets Service Group principal offices are located at NC1-026-06-01,
900 West Trade Street, Suite 650, Charlotte, North Carolina 28255. The Capital
Markets Service Group was formed in 1994 as a result of the Security Pacific
National Bank and Bank of America NT&SA merger, combining term loan portfolios from bank units, affiliates and the CMBS portfolio from the Bank of America
NT&SA's trust group. As a result of the merger between Bank of America NT&SA and NationsBank, N.A., the Capital Markets Service Group was reorganized to perform warehouse and primary servicing for Bank of America N.A.'s conduit platform. As of July 31, 2005, the Capital Markets Service Group acted as a full, master or primary servicer on approximately 10,400 loans which total approximately $64 billion. Bank of America, N.A. has been approved as a master servicer by S&P, Moody's and Fitch.

     The information set forth in this prospectus supplement concerning the
Master Servicer has been provided by the Master Servicer.

THE SPECIAL SERVICER

     LNR Partners, Inc., a Florida corporation (the "Special Servicer"), is a subsidiary of LNR Property Holdings Ltd. ("LNR") and will be responsible for special servicing any Specially Serviced Mortgage Loans and REO Properties. The
principal executive offices of the Special Servicer are located at 1601
Washington Avenue, Miami Beach, Florida 33139, and its telephone number is
(305) 695-5600. LNR, through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in (i) acquiring, developing, managing, repositioning and selling commercial and multifamily residential real estate properties; (ii)
investing in high-yield real estate loans; and (iii) investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities. The Special Servicer and its affiliates have regional offices located across the country in Florida, Georgia, Oregon, Texas,
Massachusetts, North Carolina and California, and in Europe in London, England,
Paris, France and Munich, Germany. As of May 31, 2005, the Special Servicer and
its affiliates specially service a portfolio which included an original count of approximately 16,000 assets in all 50 states and in Europe with a current face value of approximately $130 billion, all of which are commercial real estate assets. The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund.
Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth in this prospectus supplement concerning the
Special Servicer has been provided by the Special Servicer.

SUB-SERVICERS

     The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more
Sub-Servicers); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling and

                                     S-113

Servicing Agreement for such delegated duties. A majority of the Mortgage Loans are currently being primary serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the Master
Servicer. Each Sub-Servicing Agreement between the Master Servicer or Special
Servicer, as the case may be, and a Sub-Servicer must provide that, if for any reason the Master Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master
Servicer or Special Servicer will assume such party's rights and obligations under such Sub-Servicing Agreement if the Sub-Servicer meets certain conditions set forth in the Pooling and Servicing Agreement. The Master Servicer and
Special Servicer will each be required to monitor the performance of
Sub-Servicers retained by it.

     The Trust will not be responsible for any fees owed to any Sub-Servicer retained by the Master Servicer or the Special Servicer. Each Sub-Servicer
retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling and Servicing Agreement. See "--Servicing and Other Compensation
and Payment of Expenses" in this prospectus supplement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. As mentioned above, the Sotheby's Building Whole Loan (i.e. the Sotheby's Building Pari
Passu Note A-1, the Sotheby's Building Pari Passu Note A-2 and the Sotheby's
Building Note B) will be serviced and administered under the Pooling and
Servicing Agreement as if it were one Mortgage Loan. Accordingly, the Master
Servicer or the Special Servicer, as the case may be, will be entitled to receive the servicing fees and other forms of compensation as described below.
The Master Servicer will be entitled to receive a Master Servicing Fee on the
Sotheby's Building Pari Passu Note A-1, Sotheby's Building Pari Passu Note A-2
and the Sotheby's Building Note B.

     The Master Servicing Fee will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan or Serviced
Whole Loan (including any Specially Serviced Mortgage Loan, Serviced Whole Loan
and Mortgage Loan as to which the related Mortgaged Property has become an REO
Property) and will accrue at the applicable Master Servicing Fee Rate for each calendar month commencing with September 2005 or any applicable portion thereof. The Master Servicing Fee will be computed on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Mortgage Loan or Serviced Whole Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO
Loan, as the case may be, and will be calculated on the same Interest Accrual
Basis as is applicable for such Mortgage Loan, Serviced Whole Loans or REO
Loan, as the case may be and without giving effect to any Excess Interest that may accrue on the ARD Loans on or after its Anticipated Repayment Date. The
Master Servicing Fee Rate (which equals the sum of the monthly master servicing fee and the monthly sub-servicing fee) will range from approximately 0.020% to
0.110% per annum, on a loan-by-loan basis, with a weighted average Master
Servicing Fee Rate of 0.045% per annum as of the Cut-off Date. As additional servicing compensation, the Master Servicer will be entitled to retain
Prepayment Interest Excesses (as described below) collected on the Mortgage
Loans. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the
Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement, except to the extent such losses are incurred solely as the result of the insolvency of the federal or state chartered depository institution or trust company that holds such investment accounts, so long as such depository institution or trust company satisfied the qualifications set forth in the Pooling and Servicing Agreement in the definition of "eligible account" at the time such investment was made.

     Prepayment Interest Excesses (to the extent not offset by Prepayment
Interest Shortfalls) collected on the Mortgage Loans will be retained by the
Master Servicer as additional servicing

                                     S-114

compensation. The Master Servicer will deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a Compensating Interest Payment. In no event will the rights of the Certificateholders to offset of the aggregate Prepayment
Interest Shortfalls be cumulative.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the
Workout Fee and the Liquidation Fee. The Special Servicing Fee for any
particular calendar month or applicable portion thereof will accrue with respect to each Specially Serviced Mortgage Loan (including, if applicable, the
Sotheby's Building Pari Passu Note A-2 and the Sotheby's Building Note B) and
each Mortgage Loan and the Serviced Whole Loan as to which the related
Mortgaged Property has become an REO Property, at the Special Servicing Fee
Rate, on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Specially Serviced Mortgage
Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and will be calculated on the same Interest Accrual Basis as is applicable for such Specially Serviced
Mortgage Loan or REO Loan, as the case may be and without giving effect to any
Excess Interest that may accrue on the ARD Loans on or after its Anticipated
Repayment Date. All such Special Servicing Fees will be payable monthly from general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time and, if applicable, from the
Sotheby's Building Pari Passu Note A-2 and the Sotheby's Building Note B, in
accordance with the related Intercreditor Agreement. A Workout Fee will in general be payable with respect to each Corrected Mortgage Loan. As to each
Corrected Mortgage Loan (including, if applicable, the Sotheby's Building Pari
Passu Note A-2 and the Sotheby's Building Note B), the Workout Fee will be payable out of, and will be calculated by application of a Workout Fee Rate.
The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout
Fee will become payable if and when such Mortgage Loan again becomes a
Corrected Mortgage Loan.

     If the Special Servicer is terminated, resigns or is replaced, it will retain the right to receive any and all Workout Fees payable with respect to
(i) any Mortgage Loans serviced by it that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation and (ii) (other than if it was terminated for cause in which case only the preceding clause (i) will apply)
any Specially Serviced Mortgage Loans for which the Special Servicer has resolved all of the circumstances and/or conditions causing any such Mortgage
Loan to be a Specially Serviced Mortgage Loan but which had not as of the time the Special Servicer was terminated become a Corrected Mortgage Loan solely because the related mortgagor had not made three consecutive timely Monthly
Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the related mortgagor making such three consecutive timely monthly payments
(and the successor to the Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A Liquidation
Fee will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff or unscheduled or partial payments in lieu thereof with respect thereto from the related borrower and, except as otherwise described below, with respect to any
Specially Serviced Mortgage Loan or REO Property as to which the Special
Servicer receives any Liquidation Proceeds, Insurance Proceeds or Condemnation
Proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of Liquidation Fee Rate to the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Excess Interest or Default
Interest). Notwithstanding anything to the contrary in this prospectus supplement, no Liquidation Fee will be payable based on, or out of, Liquidation
Proceeds received in connection with: (i) the repurchase of any Mortgage Loan by the related Mortgage Loan Seller, for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase occurs within the time frame set forth in the Pooling and Servicing
Agreement; (ii) the purchase of any Specially Serviced Mortgage Loan by the
Master Servicer, the Special Servicer, any holder or holders of Certificates evidencing a majority

                                     S-115

interest in the Controlling Class, the Sotheby's Building Controlling Holder or
any mezzanine lender or an assignee (A) pursuant to a fair value option and the purchase occurs not later than 90 days following the Special Servicer's determination of fair value or (B) pursuant to a par purchase option and the purchase occurs not later than 90 days after such purchase option becomes exercisable, as discussed below in "--Defaulted Mortgage Loans; Purchase
Option"; (iii) the purchase of any Mortgage Loan or Serviced Whole Loan pursuant to the exercise of any purchase option granted to the PA Pari Passu
Note A-1 Controlling Holder or the Sotheby's Building Controlling Holder or
pursuant to any purchase option granted to a mezzanine lender pursuant to any mezzanine intercreditor agreement; and (iv) the purchase of all of the Mortgage
Loans and REO Properties by the Master Servicer, the Special Servicer or any
holder or holders of Certificates evidencing a majority interest in the
Controlling Class in connection with the termination of the Trust. The Special
Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Master Servicer and the
Special Servicer, as set forth in the Pooling and Servicing Agreement, generally will be entitled to retain all assumption and modification fees, charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage
Loans (and, accordingly, such amounts will not be available for distribution to
Certificateholders). In addition, the Master Servicer as to Non-Specially
Serviced Mortgage Loans and the Special Servicer as to Specially Serviced
Mortgage Loans will also be entitled to retain Default Interest as additional servicing compensation only after application of Default Charges: (1) to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, any unpaid interest on advances made by that party with respect to any REO Loan or
Mortgage Loan in the Mortgage Pool, (2) to reimburse the Trust Fund for any interest on advances that were made with respect to any Mortgage Loan, since the Delivery Date during the 12-month period preceding receipt of such Default
Charges, which interest was paid to the Master Servicer, the Special Servicer or the Trustee, as applicable, from a source of funds other than Default
Charges collected on the Mortgage Pool, (3) to reimburse the Special Servicer for Servicing Advances made for the cost of inspection on a Specially Serviced
Mortgage Loan and (4) to pay, or to reimburse the Trust Fund for, any other
Additional Trust Fund Expenses incurred with respect to any Mortgage Loan during the 12-month period preceding receipt of such Default Charges, which expense if paid from a source of funds other than Default Charges collected on the Mortgage Pool, is or will be an Additional Trust Fund Expense. Any Default
Charges remaining after the application described in the immediately preceding clauses (1) through (4) will be allocated as Additional Servicing Compensation between the Master Servicer and the Special Servicer as set forth in the
Pooling and Servicing Agreement. The Master Servicer (except to the extent the
Sub-Servicers are entitled thereto pursuant to the applicable Sub-Servicing
Agreement) (or, with respect to accounts held by the Special Servicer, the
Special Servicer) will be entitled to receive all amounts collected for checks returned for insufficient funds with respect to the Mortgage Loans as additional servicing compensation. In addition, collections on a Mortgage Loan are to be applied to interest (at the related Mortgage Rate) and principal then due and owing prior to being applied to Default Charges. The Master Servicer
(or if applicable a Sub-Servicer) may grant a one time waiver of Default
Charges in connection with a late payment by a borrower provided that for any waiver thereafter with respect to any loan that is 30 days or more past due and with respect to which Advances, Advance Interest or Additional Trust Fund
Expenses (including any Additional Trust Fund Expense previously reimbursed or paid by the Trust Fund, but not so reimbursed by the related mortgagor or other party from Insurance Proceeds, Condemnation Proceeds or otherwise) that have been incurred and are outstanding, the Master Servicer must seek the consent of the Directing Certificateholder. Some or all of the items referred to in the prior paragraphs that are collected in respect of the Sotheby's Building Pari
Passu Note A-2 and the Sotheby's Building Note B, as

                                     S-116

applicable, may also be paid to, and allocated between, the Master Servicer and the Special Servicer, as additional compensation, as provided in the Pooling and Servicing Agreement.

     The Master Servicer and the Special Servicer will, in general, each be required to pay its expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In general, Servicing Advances will be reimbursable from Related Proceeds. Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an
REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof). The Special Servicer will be required to direct the
Master Servicer to make Servicing Advances (which include Emergency Advances));
provided that the Special Servicer may, at its option, make such Servicing
Advance itself (including Emergency Advances). The Special Servicer may no more than once per calendar month require the Master Servicer to reimburse it for any Servicing Advance (including an Emergency Advance) made by the Special
Servicer (after reimbursement, such Servicing Advance will be deemed to have been made by the Master Servicer) to the extent such Servicing Advance is not a
Nonrecoverable Advance. The Special Servicer will be relieved of any obligations with respect to a Servicing Advance that it timely requests the
Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance).

     If the Master Servicer or the Special Servicer is required under the
Pooling and Servicing Agreement (or, with respect to the Pacific Arts Plaza
Pari Passu Note A-2 Mortgage Loan, if the Pacific Arts Plaza Master Servicer or
the Pacific Arts Plaza Special Servicer is required under the Pacific Arts
Plaza Pooling and Servicing Agreement) to make a Servicing Advance, but neither does so within ten days after such Advance is required to be made, then the
Trustee will, if it has actual knowledge of such failure, be required to give the Master Servicer or Special Servicer, as the case may be, notice of such failure and, if such failure continues for three more business days, the
Trustee will be required to make such Servicing Advance.

     The Master Servicer, the Special Servicer and the Trustee will be obligated to make Servicing Advances only to the extent that such Servicing
Advances are, in the reasonable judgment of the Master Servicer, the Special
Servicer or the Trustee, as the case may be, ultimately recoverable from
Related Proceeds (any Servicing Advance not so recoverable, is a Nonrecoverable
Servicing Advance). The Trustee will be permitted to rely on any nonrecoverability determination made by the Master Servicer or the Special
Servicer (or, with respect to the Pacific Arts Plaza Pari Passu Note A-2
Mortgage Loan, the determination made by the Pacific Arts Plaza Master Servicer or the Pacific Arts Plaza Special Servicer). In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing
Standard that a Servicing Advance previously made or proposed to be made is nonrecoverable. Any such determination of which the Master Servicer or the
Trustee has notice will be binding and conclusive with respect to such party.

     The foregoing paragraph notwithstanding, the Master Servicer may, including at the direction of the Special Servicer, if a Specially Serviced
Mortgage Loan or an REO Property is involved, pay directly out of the
Certificate Account (or, if a Serviced Whole Loan is involved, out of the related Custodial Account) any servicing expense that, if paid by the Master
Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing
Advance; provided that the Master Servicer (or the Special Servicer if a
Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders and, if a Serviced Whole Loan is
involved, the holders of the related subordinate components (if applicable) and the holder of the related B note (if applicable) (as a collective whole), as evidenced by an officer's certificate delivered promptly to the Trustee, the
Depositor and the Rating Agencies, setting forth the basis for such determination and accompanied by any supporting information the Master Servicer or the Special Servicer may have obtained.

                                     S-117

     As and to the extent described in this prospectus supplement, the Master
Servicer, the Special Servicer and the Trustee are each entitled to receive interest at the Reimbursement Rate (compounded monthly) on Servicing Advances made thereby. See "The Pooling and Servicing Agreements--Certificate Account"
and "--Servicing Compensation and Payment of Expenses" in the accompanying prospectus and "Description of the Certificates--P&I Advances" in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

     On or before March 20th of each year, beginning March 20, 2006 (or, as to any such year, such earlier date as is contemplated by the Pooling and
Servicing Agreement), each of the Master Servicer and the Special Servicer, at its expense, will cause a firm of independent public accountants (which may also render other Services to the Master Servicer or the Special Servicer, as
the case may be) and that is a member of the American Institute of Certified
Public Accountants, to furnish a statement to the Depositor and the Trustee to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer and the Special
Servicer, as the case may be, which includes an assertion that the Master
Servicer and the Special Servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in the Uniform Single
Association Program for Mortgage Bankers established by the Mortgage Bankers
Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and
(ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public
Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers.

     The Pooling and Servicing Agreement also requires that, on or before a specified date in each year, commencing in 2006, each of the Master Servicer and the Special Servicer deliver to the Trustee a statement signed by one or more officers thereof to the effect that the Master Servicer or Special
Servicer, as the case may be, has fulfilled its material obligations under the
Pooling and Servicing Agreement in all material respects throughout the preceding calendar year or the portion thereof during which the Certificates were outstanding.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The Master Servicer (as to Non-Specially Serviced Mortgage Loans) and the
Special Servicer (as to Specially Serviced Mortgage Loans subject to the requirements regarding the resolution of Defaulted Mortgage Loans described below under "--Defaulted Mortgage Loans; Purchase Option" in this prospectus supplement) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee, subject, however, to the rights of consent provided to the Directing Certificateholder, the Sotheby's Building Controlling
Holder or any mezzanine lender, as applicable, and to each of the following limitations, conditions and restrictions:

          (i) with limited exception (including as described below with respect to Excess Interest) the Master Servicer will not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced acts with respect to, any Mortgage Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan or Serviced Whole Loan or affect the security for such Mortgage Loan or Serviced Whole Loan unless the
     Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer will promptly provide the Special Servicer with notice of any borrower request for such modification, waiver

                                     S-118

     or amendment, the Master Servicer's recommendations and analysis, and with all information reasonably available to the Master Servicer that the
     Special Servicer may reasonably request in order to withhold or grant any such consent, each of which will be provided reasonably promptly in accordance with the Servicing Standard, (B) the Special Servicer will decide whether to withhold or grant such consent in accordance with the
     Servicing Standard and (C) if any such consent has not been expressly responded to within ten business days of the Special Servicer's receipt from the Master Servicer of the Master Servicer's recommendations and analysis and all information reasonably requested thereby as such time frame may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, the Sotheby's Building
     Controlling Holder, any mezzanine lender or the Rating Agencies, as the case may be in order to make an informed decision (or, if the Special
     Servicer did not request any information, within ten business days from such notice), such consent will be deemed to have been granted);

          (ii) with limited exception the Special Servicer may not agree to (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the
     Master Servicer's agreeing to) any modification, waiver or amendment of any term of, or take (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's taking) any of the other above referenced actions with respect to, any Mortgage Loan or Serviced Whole Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable judgment of the Special Servicer would materially impair the security for such Mortgage Loan or Serviced Whole
     Loan unless a material default on such Mortgage Loan or Serviced Whole Loan has occurred or, in the reasonable judgment of the Special Servicer, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders
     (collectively), and, if the the Sotheby's Building Whole Loan is involved, the Sotheby's Building Noteholders (collectively), on a net present value basis than would liquidation as certified to the Trustee in an officer's certificate;

          (iii) the Special Servicer will not extend (or in the case of a
     Non-Specially Serviced Mortgage Loan consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan or Serviced Whole Loan beyond the earliest of (A) two years prior to the Rated Final Distribution Date and (B) if such Mortgage
     Loan or Serviced Whole Loan is secured by a Mortgage solely or primarily on the related mortgagor's leasehold interest in the related Mortgaged
     Property, 20 years prior to the end of the then current term of the related ground lease (plus any unilateral options to extend);

          (iv) neither the Master Servicer nor the Special Servicer will make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan or
     Serviced Whole Loan that would result in an adverse REMIC event with respect to REMIC I or REMIC II;

          (v) subject to applicable law, the related Mortgage Loan documents and the Servicing Standard, neither the Master Servicer nor the Special
     Servicer will permit any modification, waiver or amendment of any term of any Mortgage Loan or Serviced Whole Loan unless all related fees and expenses are paid by the related borrower;

          (vi) except for substitutions contemplated by the terms of the
     Mortgage Loans or Serviced Whole Loan, the Special Servicer will not permit
     (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the
     Master Servicer's permitting) any borrower to add or substitute real estate collateral for its Mortgage Loan or Serviced Whole Loan unless the Special
     Servicer will have first determined in its reasonable judgment, based upon a Phase I environmental assessment (and any additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any

                                     S-119

     hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

          (vii) with limited exceptions, including a permitted defeasance as described above under "Description of the Mortgage Pool--Certain Terms and
     Conditions of the Mortgage Loans-- Defeasance" in this prospectus supplement and specific releases contemplated by the terms of the Mortgage
     Loans in effect on the Delivery Date, the Special Servicer will not release
     (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the
     Master Servicer's releasing), including in connection with a substitution contemplated by clause (vi) above, any collateral securing an outstanding
     Mortgage Loan or Serviced Whole Loan; except where a Mortgage Loan (or, in the case of a group of Cross-Collateralized Mortgage Loans, where such entire group of Cross-Collateralized Mortgage Loans) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the reasonable judgment of the
     Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2)
     there is a corresponding principal pay down of such Mortgage Loan or
     Serviced Whole Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer's reasonable judgment, adequate security for the remaining Mortgage Loan or Serviced Whole Loan and (C) such release would not, in and of itself, result in an adverse rating event with respect to any Class of Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses
(i) through (vii) above will not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Mortgage Loan or Serviced Whole Loan that either occurs automatically, or results from the exercise of a unilateral option by the related mortgagor within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any
event under the terms of such Mortgage Loan or Serviced Whole Loan in effect on the Delivery Date (or, in the case of a replacement Mortgage Loan, on the related date of substitution); and provided, further, that, notwithstanding clauses (i) through (vii) above, neither the Master Servicer nor the Special
Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a mortgagor if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, that, notwithstanding clause (vii) above, neither the Master Servicer nor the Special Servicer will be required to obtain any confirmation of the Certificate ratings from the
Rating Agencies in order to grant easements that do not materially affect the use or value of a Mortgaged Property or the mortgagor's ability to make any payments with respect to the related Mortgage Loan or Serviced Whole Loan.

     With respect to the ARD Loans, the Master Servicer will be permitted to waive all or any accrued Excess Interest if, prior to the related Maturity
Date, the related borrower has requested the right to prepay such Mortgage Loan in full together with all other payments required by such Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess
Interest; provided that the Master Servicer's determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver will not be effective until such prepayment is tendered. The Master Servicer will have no liability to the
Trust, the Certificateholders or any other person so long as such determination is based on such criteria. Notwithstanding the foregoing, pursuant to the
Pooling and Servicing Agreement, the Master Servicer will be required to seek the consent of the Directing Certificateholder prior to waiving any Excess
Interest. The Directing Certificateholder's consent to a waiver request will be deemed granted if the Directing Certificateholder fails to respond to such request within ten business days of its receipt of such request. Except as permitted by clauses (i) through (vi) of the preceding paragraph, the Special
Servicer will have no right to waive the payment or Excess Interest.

                                     S-120

     Any modification, extension, waiver or amendment of the payment terms of a
Serviced Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the Pooling and Servicing
Agreement, related loan documents and the related Intercreditor Agreement (if applicable), such that neither the Trust as holder of the Sotheby's Building
Pari Passu Note A-1 nor the holder of the Sotheby's Building Pari Passu Note
A-2 or the Sotheby's Building Note B, as applicable, gains a priority over the other such holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

     Further, (i) no waiver, reduction or deferral of any amounts due on the
Sotheby's Building Pari Passu Note A-1 Mortgage Loan will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the Sotheby's Building Note B, as applicable, and (ii) no reduction of the mortgage interest rate of the Sotheby's Building Pari Passu
Note A-1 Mortgage Loan will be permitted to be effected prior to the reduction of the mortgage interest rate of the Sotheby's Building Note B, as applicable, to the maximum extent possible.

     The Master Servicer will not be required to seek the consent of any
Certificateholder or the Special Servicer in order to approve certain minor or routine modifications, waivers or amendments of the Mortgage Loans or any
Serviced Whole Loan, including waivers of minor covenant defaults, releases of non-material parcels of a Mortgaged Property, grants of easements that do not materially affect the use or value of a Mortgaged Property or a borrower's ability to make any payments with respect to the related Mortgage Loan or
Serviced Whole Loan and other routine approvals as more particularly set forth in the Pooling and Servicing Agreement; provided that any such modification, waiver or amendment may not affect a payment term of the Certificates, constitute a "significant modification" of such Mortgage Loan pursuant to
Treasury Regulations Section 1.860G-2(b) or otherwise have an adverse REMIC effect, be inconsistent with the Servicing Standard, or violate the terms, provisions or limitations of the Pooling and Servicing Agreement or related
Intercreditor Agreement.

DEFAULTED MORTGAGE LOANS; PURCHASE OPTION

     Within 30 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer will be required to determine the fair value of the
Mortgage Loan in accordance with the Servicing Standard. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, or new information, in accordance with the Servicing Standard.

     In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, any majority Certificateholder of the Controlling Class or the Special Servicer
will each have an assignable Purchase Option (such option will only be assignable after such option arises) to purchase the Defaulted Mortgage Loan, subject to the purchase rights of any mezzanine lender, the Pacific Arts Plaza
Purchase Option Holder (in the case of the Pacific Arts Plaza Whole Loan) and the Sotheby's Building Controlling Holder (in the case of the Sotheby's
Building Whole Loan) from the Trust Fund at the Option Price. The Special
Servicer will, from time to time, but not less often than every 90 days, adjust its fair value determination based upon changed circumstances, new information, and other relevant factors, in each instance in accordance with the Servicing
Standard. The majority Certificateholder of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage
Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted
Mortgage Loan will automatically terminate upon (i) the related mortgagor's cure of all related defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged
Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout, (iv) the exercise by the

                                     S-121

Pacific Arts Plaza Purchase Option Holder (if the Defaulted Mortgage Loan is
the Pacific Arts Plaza Pari Passu Note A-2 Mortgage Loan) to purchase the
Pacific Arts Plaza Whole Loan, or (v) the exercise by the Sotheby's Building
Controlling Holder (if the Defaulted Mortgage Loan is the Sotheby's Building
Pari Passu Note A-1 Mortgage Loan) to purchase the Sotheby's Building Whole
Loan. In addition, the Purchase Option with respect to a Defaulted Mortgage
Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage
Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the majority Certificateholder of the Controlling Class, the
Special Servicer, or any affiliate of any of them (in other words, the Purchase
Option has not been assigned to another unaffiliated person) and (b) the Option
Price is based on the Special Servicer's determination of the fair value of the
Defaulted Mortgage Loan, then the determination of whether the Option Price represents a fair value of the Defaulted Mortgage Loan will be made in the manner set forth in the Pooling and Servicing Agreement.

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the
Special Servicer or otherwise, the Special Servicer, after notice to the
Directing Certificateholder, will use its reasonable efforts to sell any REO
Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an REO Extension or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the
Trustee has not received an extension of time to sell such REO Property from the Internal Revenue Service or such Opinion of Counsel and the Special
Servicer is not able to sell such REO Property within the period specified above, or if such an extension of time to sell such REO Property from the
Internal Revenue Service has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer will auction the property pursuant to the auction procedure set forth below.

     The Special Servicer will give the Directing Certificateholder, the Master
Servicer and the Trustee not less than five days' prior written notice of its intention to sell any such REO Property, and will sell the REO Property to the highest offeror (which may be the Special Servicer) in accordance with the
Servicing Standard; provided, however, that the Master Servicer, Special
Servicer, holder (or holders) of Certificates evidencing a majority interest in the Controlling Class, any independent contractor engaged by the Master
Servicer or the Special Servicer pursuant to the Pooling and Servicing
Agreement (or any officer or affiliate thereof) will not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further that if the Special Servicer intends to make an offer on any REO Property, (i) the
Special Servicer will notify the Trustee of such intent, (ii) the Trustee or an agent on its behalf will promptly obtain, at the expense of the Trust an appraisal of such REO Property and (iii) the Special Servicer will not offer less than (x) the fair market value set forth in such appraisal or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses and unreimbursed Advances and interest on Advances.

     Subject to the REMIC provisions, the Special Servicer will act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary contained in this prospectus supplement, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for any REO Property or purchase any
Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the
Purchase Option) or REO Property will be without recourse to, or representation
or

                                     S-122

warranty by, the Trustee, the Depositor, any Mortgage Loan Seller, the Special
Servicer, the Master Servicer or the Trust other than customary representations and warranties of title, condition and authority (if liability for breach thereof is limited to recourse against the Trust). Notwithstanding the foregoing, nothing in the Pooling and Servicing Agreement will limit the liability of each of the Master Servicer, the Special Servicer or the Trustee
to the Trust and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special
Servicer, the Master Servicer, the Depositor or the Trustee will have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement.

REO PROPERTIES

     In general, the Special Servicer will be obligated to cause any Mortgaged
Property acquired as REO Property to be operated and managed in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. The Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property". Generally, net income from foreclosure property means income which does not qualify as "rents from real property" within the meaning of Code
Section 856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged
Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund would not constitute "rents from real property," or that all of such income would fail to so qualify if a separate charge is not stated for such non-customary services or such services are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, such as a hotel, will not constitute "rents from real property." Any of the foregoing types of income instead constitute "net income from foreclosure property,"
which would be taxable to such REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of
Certificates. See "Certain Federal Income Tax Consequences--REMICs--Prohibited
Transactions Tax and Other Taxes" in the accompanying prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     Commencing in 2006, the Master Servicer (or an entity employed by the
Master Servicer) is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than REO Properties and Mortgaged
Properties securing Specially Serviced Mortgage Loans) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than
$2,000,000, at least once every year). In addition, the Special Servicer (or an entity employed by the Special Servicer), subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan or Serviced Whole Loan is transferred thereto and will be required to perform a yearly physical inspection of each such Mortgaged Property so long as the related Mortgage Loan or Serviced Whole
Loan is a Specially Serviced Mortgage Loan. The Special Servicer will be entitled to receive reimbursement for such expense as a Servicing Advance payable, first from Default Charges from the related Mortgage Loan or Serviced

                                     S-123

Whole Loan and then from general collections. The Special Servicer and the
Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

     With respect to each Mortgage Loan or Serviced Whole Loan that requires the borrower to deliver quarterly, annual or other periodic operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such
Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the
Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

TERMINATION OF THE SPECIAL SERVICER

     The holder or holders of Certificates evidencing a majority interest in the Controlling Class and the Sotheby's Building Controlling Holder (with respect to the Sotheby's Building Whole Loan) may at any time replace any
Special Servicer. Such holder(s) will designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The
Trustee will, promptly after receiving any such notice, so notify the Rating
Agencies and each rating agency providing ratings to a securitization trust that includes the Sotheby's Building Pari Passu Note A-2, if applicable. The designated replacement will become the Special Servicer as of the date the
Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling and Servicing Agreement, the then-current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) written confirmation from each rating agency providing ratings to a securitization trust that includes the Sotheby's
Building Pari Passu Note A-2, if applicable, stating that if the designated replacement were to serve as Special Servicer under the related pooling and servicing agreement, the then-current rating or ratings of one or more classes of the certificates in such securitization would not be qualified, downgraded or withdrawn as a result thereof; (iii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; (iv) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling and Servicing
Agreement, that the designated replacement will be bound by the terms of the
Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms; and (v) an opinion of counsel to the effect that, with respect to each pooling and servicing agreement related to a securitization trust that includes the Sotheby's Building Pari Passu Note A-2, if applicable, the designated replacement Special Servicer will be bound by the terms of each such pooling and servicing agreement and that each such Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer will be deemed to have resigned simultaneously with such designated replacement's becoming the Special Servicer under the Pooling and Servicing Agreement.

                                     S-124

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Depositor will issue its Commercial Mortgage Pass-Through
Certificates, Series 2005-4, on the Delivery Date pursuant to the Pooling and
Servicing Agreement.

     The Offered Certificates, together with the Private Certificates, will represent in the aggregate the entire beneficial interest in a trust (the
"Trust"), the assets of which (such assets collectively, the "Trust Fund")
include: (i) the Mortgage Loans and all payments thereunder and proceeds thereof due or received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off
Date); (ii) any REO Properties; and (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Interest Reserve Account and
the Excess Interest Distribution Account (see "The Pooling and Servicing
Agreements--Certificate Account" in the accompanying prospectus).

     The Certificates will consist of 27 Classes to be designated as: (i) the
Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4A, Class A-4B and Class
A-1A Certificates (collectively, the "Class A Certificates" and, together with the Class X Certificates (as defined below), the "Senior Certificates"); (ii)
the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates
(collectively with the Class A Certificates, the "Sequential Pay
Certificates"); (iii) the Class XC and Class XP Certificates (together, the
"Class X Certificates" and, collectively, with the Sequential Pay Certificates, the "REMIC II Certificates"); (iv) the Class V Certificates; and (v) the Class
R-I and Class R-II Certificates (collectively, the "REMIC Residual
Certificates"). Only the Class A-1, Class A-2, Class A-3, Class A-SB, Class
A-4A, Class A-4B, Class A-1A, Class A-J, Class XP, Class B, Class C and Class D
Certificates (collectively, the "Offered Certificates") are offered hereby.
Each Class of Certificates is sometimes referred to in this prospectus supplement as a "Class". The Class A-4A and Class A-4B Certificates are
sometimes collectively referred to in this prospectus supplement as the "Class
A-4 Certificates".

     The Class XC, Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class O, Class P, Class V and the REMIC Residual
Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act and are not offered hereby. Accordingly, to the extent this prospectus supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class A-1, Class A-2, Class A-3, Class
A-SB, Class A-4A, Class A-4B, Class A-1A and Class A-J Certificates $10,000
actual principal amount and in any whole dollar denomination in excess thereof;
(ii) in the case of the Class XP Certificates, $1,000,000 notional amount and in any whole dollar denomination in excess thereof; and (iii) in the case of the other Offered Certificates, $100,000 actual principal amount and in any whole dollar denomination in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No Certificate
Owner will be entitled to receive a Definitive Certificate representing its interest in such Class, except under the limited circumstances described under
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates" in the accompanying prospectus. Unless and until Definitive
Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its Participants, and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate
Owners through its Participants in accordance with DTC procedures, and all references in this prospectus supplement to payments, notices, reports and

                                     S-125

statements to holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities.
See "Description of the Certificates--Book-Entry Registration and Definitive
Certificates" in the accompanying prospectus.

     The Trustee will initially serve as the Certificate Registrar for purposes of recording and otherwise providing for the registration of the Offered
Certificates, and of transfers and exchanges of the Offered Certificates.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     On the Delivery Date (assuming receipt of all scheduled payments through the Delivery Date and assuming there are no prepayments other than those actually received prior to the Delivery Date), the respective Classes of
Certificates described below will have the following characteristics as described in the immediately below table (in each case, subject to a variance of plus or minus 5.0%):

                                                    APPROXIMATE
                               CERTIFICATE         PERCENTAGE OF    APPROXIMATE
                               BALANCE OR               POOL          CREDIT
           CLASS             NOTIONAL AMOUNT          BALANCE         SUPPORT
---------------------   ------------------------  ---------------  ------------
  Class A-1 .........      $      50,500,000           3.185%         20.000%
  Class A-2 .........      $     215,500,000          13.590%         20.000%
  Class A-3 .........      $     157,900,000           9.958%         20.000%
  Class A-SB ........      $      61,158,000           3.857%         20.000%
  Class A-4A ........      $     485,931,000          30.645%         30.000%
  Class A-4B ........      $      69,419,000           4.378%         20.000%
  Class A-1A ........      $     228,135,000          14.387%         20.000%
  Class A-J .........      $      97,123,000           6.125%         13.875%
  Class XP ..........           TBD(1)                 N/A            N/A
  Class B ...........      $      31,714,000           2.000%         11.875%
  Class C ...........      $      15,857,000           1.000%         10.875%
  Class D ...........      $      29,731,000           1.875%          9.000%
  Class E ...........      $      17,839,000           1.125%          7.875%
  Class F ...........      $      19,821,000           1.250%          6.625%
  Class G ...........      $      17,839,000           1.125%          5.500%
  Class H ...........      $      23,785,000           1.500%          4.000%
  Class J ...........      $       7,929,000           0.500%          3.500%
  Class K ...........      $       7,928,000           0.500%          3.000%
  Class L ...........      $       7,928,000           0.500%          2.500%
  Class M ...........      $       3,964,000           0.250%          2.250%
  Class N ...........      $       5,947,000           0.375%          1.875%
  Class O ...........      $       5,946,000           0.375%          1.500%
  Class P ...........      $      23,785,793           1.500%          0.000%
  Class XC ..........      $   1,585,679,793(1)        N/A             N/A

------------
(1)   Notional Amount.

     On each Distribution Date, the Certificate Balance of each Class of
Sequential Pay Certificates will be reduced by any distributions of principal actually made on such Class on such Distribution Date, and will be further reduced by any Realized Losses and certain Additional Trust Fund Expenses allocated to such Class on such Distribution Date. See "--Distributions" and
"--Subordination; Allocation of Losses and Certain Expenses" below.

     The Class XC and Class XP Certificates will not have Certificate Balances.
For purposes of calculating the amounts of accrued interest, however, each of those Classes will have a Notional Amount.

     The Notional Amount of the Class XC Certificates will equal the aggregate
Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class
A-4A, Class A-4B, Class A-1A, Class A-J,

                                     S-126

Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class
K, Class L, Class M, Class N, Class O and Class P Certificates outstanding from time to time. The total initial Notional Amount of the Class XC Certificates will be approximately $1,585,679,793 although it may be as much as 5% larger or smaller.

     The Notional Amount of the Class XP Certificates will equal:

     o    during the period following the initial issuance of the Certificates through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ]
          Certificates outstanding from time to time, (b) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time and (c) the aggregate Certificate Balances of the Class
          [ ] Certificates outstanding from time to time;

     o    during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of
          $[ ] and the Certificate Balance of the Class [ ] Certificates
          outstanding from time to time, (b) the lesser of $[ ] and the
          Certificate Balance of the Class [ ] Certificates outstanding from time to time and (c) the aggregate Certificate Balances of the Class
          [ ] Certificates outstanding from time to time;

     o    during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of
          $[ ] and the Certificate Balance of the Class [ ] Certificates
          outstanding from time to time, (b) the lesser of $[ ] and the
          Certificate Balance of the Class [ ] Certificates outstanding from time to time and (c) the aggregate Certificate Balances of the Class
          [ ] Certificates outstanding from time to time;

     o    during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of
          $[ ] and the Certificate Balance of the Class [ ] Certificates
          outstanding from time to time, (b) the lesser of $[ ] and the
          Certificate Balance of the Class [ ] Certificates outstanding from time to time and (c) the aggregate Certificate Balances of the Class
          [ ] Certificates outstanding from time to time;

     o    during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of
          $[ ] and the Certificate Balance of the Class [ ] Certificates
          outstanding from time to time, (b) the lesser of $[ ] and the
          Certificate Balance of the Class [ ] Certificates outstanding from time to time and (c) the aggregate Certificate Balances of the Class
          [ ] Certificates outstanding from time to time;

     o    during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of
          $[ ] and the Certificate Balance of the Class [ ] Certificates
          outstanding from time to time, (b) the lesser of $[ ] and the
          Certificate Balance of the Class [ ] Certificates outstanding from time to time and (c) the aggregate Certificate Balances of the Class
          [ ] Certificates outstanding from time to time;

     o    during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of
          $[ ] and the Certificate Balance of the Class [ ] Certificates
          outstanding from time to time, (b) the lesser of $[ ] and the
          Certificate Balance of the Class [ ] Certificates outstanding from time to time and (c) the aggregate Certificate Balances of the Class
          [ ] Certificates outstanding from time to time;

     o    during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of
          $[ ] and the Certificate Balance of the Class [ ] Certificates
          outstanding from time to time, (b) the lesser of $[ ] and the
          Certificate Balance of the Class [ ] Certificates outstanding from time to time and (c) the aggregate Certificate Balances of the Class
          [ ] Certificates outstanding from time to time;

     o    during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of
          $[ ] and the Certificate Balance of the Class [ ] Certificates
          outstanding from time to time, (b) the lesser of $[ ] and the
          Certificate Balance of the Class [ ] Certificates outstanding from time to time and (c) the aggregate Certificate Balances of the Class
          [ ] Certificates outstanding from time to time;

                                     S-127

     o    during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of
          $[ ] and the Certificate Balance of the Class [ ] Certificates
          outstanding from time to time, (b) the lesser of $[ ] and the
          Certificate Balance of the Class [ ] Certificates outstanding from time to time and (c) the aggregate Certificate Balances of the Class
          [ ] Certificates outstanding from time to time;

     o    during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of
          $[ ] and the Certificate Balance of the Class [ ] Certificates
          outstanding from time to time, (b) the lesser of $[ ] and the
          Certificate Balance of the Class [ ] Certificates outstanding from time to time and (c) the aggregate Certificate Balances of the Class
          [ ] Certificates outstanding from time to time;

     o    during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of
          $[ ] and the Certificate Balance of the Class [ ] Certificates
          outstanding from time to time, (b) the lesser of $[ ] and the
          Certificate Balance of the Class [ ] Certificates outstanding from time to time and (c) the aggregate Certificate Balances of the Class
          [ ] Certificates outstanding from time to time;

     o    during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of
          $[ ] and the Certificate Balance of the Class [ ] Certificates
          outstanding from time to time, (b) the lesser of $[ ] and the
          Certificate Balance of the Class [ ] Certificates outstanding from time to time and (c) the aggregate Certificate Balances of the Class
          [ ] Certificates outstanding from time to time;

     o    following the Distribution Date in [ ], $0.

     The total initial Notional Amount of the Class XP Certificates will be
approximately $[    ], althought it may be as much as 5% larger or smaller.

     Neither the Class V nor the REMIC Residual Certificates will have a
Certificate Balance or a Notional Amount.

     A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance is reduced to zero; provided, however, that, under very limited circumstances, reimbursement of any previously allocated Realized
Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

PASS-THROUGH RATES

     The interest rate (the "Pass-Through Rate") applicable to any Class of
Certificates (other than the Class V, Class R-I and Class R-II Certificates)
for any Distribution Date will equal the rates set forth below.

     The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3,
Class A-SB, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class C and
Class D Certificates on any Distribution Date will be the Pass-Through Rates indicated on the cover page of this prospectus supplement (including the related footnotes).

     The Pass-Through Rate applicable to the Class XP Certificates for the initial Distribution Date will equal approximately [ ]% per annum. The
Pass-Through Rate for the Class XP Certificates, for each Distribution Date
subsequent to the initial Distribution Date and through and including the [   ]
Distribution Date, will equal the weighted average of the respective strip rates, which we refer to as Class XP Strip Rates, at which interest accrues from time to time on the respective components of the Notional Amount of the
Class XP Certificates outstanding immediately prior to the related Distribution
Date, with the relevant weighting to be done based upon the relative size of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified Class of
Certificates. If all or a designated portion of the Certificate Balances of any
Class of Certificates is identified under "--Certificate Balances and Notional
Amounts" above as being part of the Notional Amount of the Class XP
Certificates immediately prior to any Distribution Date, then that Certificate
Balance (or designated portion thereof) will

                                     S-128

represent one or more separate components of the Notional Amount of the Class
XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any
interest accrual period, through and including the [   ] Distribution Date on
any particular component of the Notional Amount of the Class XP Certificates
immediately prior to the related Distribution Date, the applicable Class XP
Strip Rate will equal, with respect to each applicable Class of Certificates having a Certificate Balance (or a designated portion thereof) that comprises such component, the excess, if any of:

          (1) the lesser of (a) the reference rate specified in Annex C to this prospectus supplement for such interest accrual period and (b) the Weighted
     Average Net Mortgage Rate for such interest accrual period, over

          (2) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates.

     Following the [    ] Distribution Date, the Class XP Certificates will
cease to accrue interest. In connection therewith, the Class XP Certificates
will have a 0% Pass-Through Rate for the [    ] Distribution Date and for each
Distribution Date thereafter.

     The Pass-Through Rate applicable to the Class XC Certificates for the initial Distribution Date will equal approximately [ ]% per annum. The
Pass-Through Rate for the Class XC Certificates for any interest accrual period subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates, which we refer to as Class XC Strip Rates, at which interest accrues from time to time on the respective components of the Notional
Amount of the Class XC Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of certain
Classes of REMIC II Certificates. In general, the Certificate Balance of certain Classes of Certificates will constitute a separate component of the
Notional Amount of the Class XC Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular Class of Certificates is identified under "--Certificate Balances and Notional Amounts" above as being part of the Notional Amount of the Class XP Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the Notional Amount of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such
Certificate Balance will represent one or more other separate components of the
Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest
for each Distribution Date prior to [    ] on any particular component of the
Notional Amount of the Class XC Certificates immediately prior to the related
Distribution Date, the applicable Class XC Strip Rate will be calculated as follows:

          (1) if such particular component consists of the entire Certificate
     Balance of any Class of Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the Notional Amount of the
     Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of
     (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over, the greater of (i) the reference rate specified in Annex C to this prospectus supplement for such interest accrual period and (ii) the
     Pass-Through Rate in effect during such interest accrual period for such
     Class of Certificates;

          (2) if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates, and if
     such designated portion of such Certificate Balance also constitutes a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip
     Rate will equal the excess, if any, of (a) the Weighted Average Net
     Mortgage Rate for such interest accrual period, over, the greater of (i)
     the reference rate specified in Annex C to this prospectus supplement for such interest accrual period and (ii) the Pass-Through Rate in effect during such interest accrual period for such Class Certificates;

                                     S-129

          (3) if such particular component consists of the entire Certificate
     Balance of any Class of Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the Notional
     Amount of the Class XP Certificates immediately prior to the related
     Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for such Class Certificates; and

          (4) if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates, and if
     such designated portion of such Certificate Balance does not also constitute a component of the Notional Amount of the Class XP Certificates
     immediately prior to the related Distribution Date, then the applicable
     Class XC Strip Rate will equal the excess, if any, of (a) the Weighted
     Average Net Mortgage Rate for such interest accrual period, over (b) the
     Pass-Through Rate in effect during such interest accrual period for such
     Class of Certificates.

     For purposes of the accrual of interest on the Class XC Certificates for
each Distribution Date subsequent to the [    ] Distribution Date, the
Certificate Balance of each Class of Certificates (other than the Class V,
Class R-I, Class R-II, Class XP and Class XC Certificates) will constitute one or more separate components of the Notional Amount of the Class XC
Certificates, and the applicable Class XC Strip Rate with respect to each such component for each such interest period will equal the excess, if any, of (a)
the Weighted Average Net Mortgage Rate for such interest accrual period, over
(b) the Pass-Through Rate in effect during such interest accrual period for the
Class of Certificates whose Certificate Balance makes up such component.

     For purpose of calculating the Class XC and Class XP Strip Rates, the
Pass-Through Rate of each component will be the Pass-Through Rate of the corresponding Class of Certificates.

     The Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4A, Class A-4B,
Class A-1A, Class A-J, Class B, Class C and Class D Certificates will accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the
Weighted Average Net Mortgage Rate, (iii) the Weighted Average Net Mortgage
Rate or (iv) the Weighted Average Net Mortgage Rate less a specified percentage.

     The Class V Certificates, and only the Class V Certificates, will be entitled to receive distributions in respect of Excess Interest. The Class V
Certificates will not have a Pass-Through Rate, a Certificate Balance or a
Notional Amount.

DISTRIBUTIONS

     General. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on each Distribution Date which will be the tenth day of each month or, if any such tenth day is not a business day, then on the next succeeding business day. The first Distribution
Date with respect to the Offered Certificates will occur in October 2005.
Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder at a bank or other entity having appropriate facilities therefor. Until Definitive Certificates are issued in respect thereof, Cede &
Co. will be the registered holder of the Offered Certificates. See
"--Registration and Denominations" above. The final distribution on any
Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or
Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a
Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

                                     S-130

     The Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date.

     See "The Pooling and Servicing Agreements--Certificate Account" in the
accompanying prospectus.

     Application of the Available Distribution Amount. On each Distribution
Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1, Class
     A-2, Class A-3, Class A-SB, Class A-4A and Class A-4B Certificates, pro
     rata, in accordance with the respective amounts of Distributable
     Certificate Interest in respect of such Classes of Certificates on such
     Distribution Date, in an amount equal to all Distributable Certificate
     Interest in respect of such Classes of Certificates for such Distribution
     Date and, to the extent not previously paid, for all prior Distribution
     Dates, (ii) from the portion of the Available Distribution Amount for such
     Distribution Date attributable to Mortgage Loans in Loan Group 2, to the holders of the Class A-1A Certificates in an amount equal to all
     Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available Distribution
     Amount for such Distribution Date relating to the entire Mortgage Pool, to the holders of the Class XC and Class XP Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of
     Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any
     Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available
     Distribution Amount will be allocated among the Class A-1, Class A-2, Class
     A-3, Class A-SB, Class A-4, Class A-1A, Class XC and Class XP Certificates
     without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of
     Certificates on such Distribution Date, in an amount equal to all
     Distributable Certificate Interest in respect of each such Class of
     Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, that Distributable
     Certificate Interest allocated to the Class A-4 Certificates will be applied first to the Class A-4A Certificates and then to the Class A-4B
     Certificates;

          (2) to pay principal to Class A-1, Class A-2, Class A-3, Class A-SB,
     Class A-4A, Class A-4B and Class A-1A Certificates, in reduction of the
     Certificate Balances thereof, concurrently: (A)(i) first, to the Class A-SB
     Certificates, in an amount equal to the Group 1 Principal Distribution
     Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount for such Distribution Date remaining after payments to Class A-1A Certificates on such Distribution Date, until the Class A-SB Certificates are reduced to the Class A-SB Planned Principal Balance; (ii) then, to the Class A-1
     Certificates, in an amount equal to the Group 1 Principal Distribution
     Amount (or the portion of it remaining after the above distribution on the
     Class A-SB Certificates) for such Distribution Date and, after the Class
     A-1A Certificates have been reduced to zero, the Group 2 Principal
     Distribution Amount remaining after payments to the Class A-1A Certificates and the above distribution on the Class A-SB Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero; (iii) then, to the Class A-2 Certificates, in an amount equal to the
     Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1 and Class A-SB Certificates) for
     such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the
     Class A-1 and Class A-SB Certificates have been made on such Distribution
     Date, until the Class A-2 Certificates are reduced to zero; (iv) then, to the Class A-3 Certificates,

                                     S-131

     in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1,
     Class A-2 and Class A-SB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2
     Principal Distribution Amount remaining after payments to the Class A-1A
     Certificates and the above distributions on the Class A-1, Class A-2 and
     Class A-SB Certificates have been made on such Distribution Date, until the
     Class A-3 Certificates are reduced to zero; (v) then, to the Class A-SB
     Certificates, in an amount equal to the Group 1 Principal Distribution
     Amount (or the portion of it remaining after the above distributions on the
     Class A-1, Class A-2 and Class A-3 Certificates and the Class A-SB Planned
     Principal Balance pursuant to clause (i) above on the Class A-SB
     Certificates) for such Distribution Date and, after the Class A-1A
     Certificates have been reduced to zero, the Group 2 Principal Distribution
     Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2 and Class A-3 Certificates
     and the Class A-SB Planned Principal Balance pursuant to clause (i) above on the Class A-SB Certificates have been made on such Distribution Date, until the Class A-SB Certificates are reduced to zero; (vi) then, to the
     Class A-4A Certificates, in an amount equal to the Group 1 Principal
     Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-SB
     Certificates) for such Distribution Date and, after the Class A-1A
     Certificates have been reduced to zero, the Group 2 Principal Distribution
     Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-SB
     Certificates have been made on such Distribution Date, until the Class A-4A
     Certificates are reduced to zero; and (vii) then, to the Class A-4B
     Certificates, in an amount equal to the Group 1 Principal Distribution
     Amount (or the portion of it remaining after the above distributions on the
     Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4A Certificates)
     for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the
     Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4A Certificates
     have been made on such Distribution Date, until the Class A-4B Certificates are reduced to zero; and (B) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount for such Distribution
     Date and, after the Class A-4B Certificates have been reduced to zero, the
     Group 1 Principal Distribution Amount remaining after payments to the Class
     A-1, Class A-2, Class A-3, Class A-SB, Class A-4A and Class A-4B
     Certificates have been made on such Distribution Date, until the Class A-1A
     Certificates are reduced to zero;

          (3) to reimburse the holders of the Class A-1, Class A-2, Class A-3,
     Class A-SB, Class A-4 and Class A-1A Certificates up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any,
     previously allocated to such Classes and for which no reimbursement has previously been paid; provided, that such reimbursements allocated to the
     Class A-4 Certificates will be applied first to the Class A-4A Certificates and then to the Class A-4B Certificates; and

          (4) to make payments on the Subordinate Certificates as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate
Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the
Trust (see "--Termination" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A-1, Class A-2,
Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates will be so made
(subject to available funds) to the holders of such Classes, up to an amount equal to, and pro rata as between such Classes in accordance with, the respective outstanding Certificate Balances of such Classes without regard to
Loan Groups; provided, that such payments of principal allocated to the Class
A-4 Certificates will be applied first to the Class A-4A Certificates and then to the Class A-4B Certificates.

     On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

                                     S-132

          (1) to pay interest to the holders of the Class A-J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) if the Certificate Balances of the Class A-1, Class A-2, Class
     A-3, Class A-SB, Class A-4A, Class A-4B and Class A-1A Certificates have been reduced to zero, to pay principal to the holders of the Class A-J
     Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (3) to reimburse the holders of the Class A-J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (4) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (5) if the Certificate Balances of the Class A-1, Class A-2, Class
     A-3, Class A-SB, Class A-4A, Class A-4B, Class A-1A and Class A-J
     Certificates have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
     the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (6) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (7) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (8) if the Certificate Balances of the Class A-1, Class A-2, Class
     A-3, Class A-SB, Class A-4A, Class A-4B, Class A-1A, Class A-J and Class B
     Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
     the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (9) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (10) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (11) if the Certificate Balances of the Class A-1, Class A-2, Class
     A-3, Class A-SB, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B and
     Class C Certificates have been reduced to zero, to pay principal to the holders of the Class D Certificates, up to an amount equal to the lesser of
     (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (12) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (13) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                     S-133

          (14) if the Certificate Balances of the Class A-1, Class A-2, Class
     A-3, Class A-SB, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B,
     Class C and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution
     Amount for such Distribution Date;

          (15) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (16) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (17) if the Certificate Balances of the Class A-1, Class A-2, Class
     A-3, Class A-SB, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B,
     Class C, Class D and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution
     Amount for such Distribution Date;

          (18) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (19) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (20) if the Certificate Balances of the Class A-1, Class A-2, Class
     A-3, Class A-SB, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B,
     Class C, Class D, Class E and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the
     Principal Distribution Amount for such Distribution Date;

          (21) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (22) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (23) if the Certificate Balances of the Class A-1, Class A-2, Class
     A-3, Class A-SB, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B,
     Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H
     Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (24) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

                                     S-134

          (25) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (26) if the Certificate Balances of the Class A-1, Class A-2, Class
     A-3, Class A-SB, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B,
     Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to pay principal to the holders of the Class J
     Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (27) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (28) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (29) if the Certificate Balances of the Class A-1, Class A-2, Class
     A-3, Class A-SB, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B,
     Class C, Class D, Class E, Class F, Class G, Class H and Class J
     Certificates have been reduced to zero, to pay principal to the holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
     the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (30) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (31) to pay interest to the holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (32) if the Certificate Balances of the Class A-1, Class A-2, Class
     A-3, Class A-SB, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B,
     Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K
     Certificates have been reduced to zero, to pay principal to the holders of the Class L Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
     the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (33) to reimburse the holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (34) to pay interest to the holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (35) if the Certificate Balances of the Class A-1, Class A-2, Class
     A-3, Class A-SB, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B,
     Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and
     Class L Certificates have been reduced to zero, to pay principal to the holders of the Class M Certificates, up to an amount equal to the lesser of
     (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

                                     S-135

          (36) to reimburse the holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (37) to pay interest to the holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (38) if the Certificate Balances of the Class A-1, Class A-2, Class
     A-3, Class A-SB, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B,
     Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
     Class L and Class M Certificates have been reduced to zero, to pay principal to the holders of the Class N Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution
     Amount for such Distribution Date;

          (39) to reimburse the holders of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (40) to pay interest to the holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (41) if the Certificate Balances of the Class A-1, Class A-2, Class
     A-3, Class A-SB, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B,
     Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
     Class L, Class M and Class N Certificates have been reduced to zero, to pay principal to the holders of the Class O Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution
     Amount for such Distribution Date;

          (42) to reimburse the holders of the Class O Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (43) to pay interest to the holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (44) if the Certificate Balances of the Class A-1, Class A-2, Class
     A-3, Class A-SB, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B,
     Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
     Class L, Class M, Class N and Class O Certificates have been reduced to zero, to pay principal to the holders of the Class P Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the
     Principal Distribution Amount for such Distribution Date;

          (45) to reimburse the holders of the Class P Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid; and

          (46) to pay to the holders of the Class R-I and Class R-II
     Certificates, the balance, if any, of the Available Distribution Amount in
     REMIC I and REMIC II, respectively, for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23), (26), (29), (32), (35),
(38), (41) and (44) above with respect to any Class of Sequential Pay

                                     S-136

Certificates will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of
Certificates.

     Excess Liquidation Proceeds. Except to the extent Realized Losses or
Additional Trust Fund Expenses have been allocated to any Class of
Certificates, Excess Liquidation Proceeds will not be available for distribution from an account to the Holders of the Certificates except under certain circumstances on the final Distribution Date as described in the
Pooling and Servicing Agreement.

     Distributable Certificate Interest. The "Distributable Certificate
Interest" in respect of each Class of REMIC II Certificates for each
Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class'
allocable share (calculated as described below) of any Net Aggregate Prepayment
Interest Shortfall for such Distribution Date.

     The "Accrued Certificate Interest" in respect of each Class of REMIC II
Certificates for each Distribution Date is equal to one calendar month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or Notional
Amount, as the case may be, outstanding immediately prior to such Distribution
Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months for each of the Classes of
Certificates.

     The Master Servicer will be required to make Compensating Interest
Payments in connection with Prepayment Interest Shortfalls as described in this prospectus supplement. The "Net Aggregate Prepayment Interest Shortfall" for
any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred during the related Collection
Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See
"Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement. The Net Aggregate Prepayment
Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date to all Classes of Certificates (other than the Class V,
Class R-I and Class R-II Certificates subject to the discussion below). In each case, such allocations will be made pro rata to such Classes on the basis of
Accrued Certificate Interest otherwise distributable for each such Class for such Distribution Date and will reduce the respective amounts of Accrued
Certificate Interest for each such Class for such Distribution Date.

     Prepayment Interest Shortfalls incurred in connection with the Pacific
Arts Plaza Whole Loan generally will be allocated first to reduce the amount of interest otherwise payable on the PA Pari Passu Note A-1 Subordinate Component prior to such Prepayment Interest Shortfall being allocated to the PA Pari
Passu Note A-1 Senior Component and the Pacific Arts Plaza Pari Passu Note A-2
(and accordingly, the REMIC II Certificates). Prepayment Interest Shortfalls
that remain after the foregoing allocation generally will reduce distributions pro rata among the PA Pari Passu Note A-1 Senior Component and the Pacific Arts
Plaza Pari Passu Note A-2. Any Prepayment Interest Shortfall referenced in the immediately preceding sentence and allocable to the Pacific Arts Plaza Pari
Passu Note A-2 that is not offset by payments of compensating interest payments by the Pacific Arts Plaza Master Servicer will be allocated to the Classes of
Certificates (other than the Class V, Class R-I and Class R-II Certificates) as described above.

     Principal Distribution Amount. So long as both the Class A-4B and Class
A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis resulting in the Group 1 Principal Distribution Amount and the Group 2
Principal Distribution Amount, respectively. On each Distribution Date after the Certificate Balances of either the Class A-4B or Class A-1A Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups.

     For purposes of calculating the Principal Distribution Amount, the Monthly
Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

                                     S-137

     Notwithstanding the foregoing, unless otherwise noted, where Principal
Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

Class A-SB Planned Principal Balance. The Class A-SB Planned Principal Balance
for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex D to this prospectus supplement. Such balances were calculated using, among other things, the Maturity Assumptions. Based on such assumptions, the Certificate Balance of the Class A-SB Certificates on
each Distribution Date would be reduced to the balance indicated for such
Distribution Date on the table. There is no assurance, however, that the
Mortgage Loans will perform in conformity with the Maturity Assumptions.
Therefore, there can be no assurance that the balance of the Class A-SB
Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the
Certificate Balances of the Class A-1, Class A-2, Class A-3 and/or Class A-1A
Certificates have been reduced to zero, any remaining portion on any
Distribution Date of the Group 1 Principal Distribution Amount and/or Group 2
Principal Distribution Amount, as applicable (in accordance with the priorities described above under "--Application of the Available Distribution Amount"), will be distributed on the Class A-SB Certificates until the Certificate
Balance of the Class A-SB Certificates is reduced to zero.

     Excess Interest. On each Distribution Date, Excess Interest received in the related Collection Period will be distributed solely to the Class V
Certificates to the extent set forth in the Pooling and Servicing Agreement, and will not be available for distribution to holders of the Offered
Certificates. The Class V Certificates are not entitled to any other distributions of interest, principal or Prepayment Premiums.

     Distributions of Prepayment Premiums. On each Distribution Date,
Prepayment Premiums collected on the Mortgage Loans included in Loan Group 1 during the related Prepayment Period will be distributed by the Trustee to the following Classes: to the Class A-1, Class A-2, Class A-3, Class A-SB, Class
A-4A, Class A-4B, Class A-J, Class B, Class C, Class D, Class E, Class F, Class
G and Class H Certificates, in an amount equal to the product of (a) a fraction, not greater than one, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3,
Class A-SB, Class A-4A, Class A-4B, Class A-J, Class B, Class C, Class D, Class
E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
Class O and Class P Certificates on such Distribution Date, (b) the Base
Interest Fraction for the related principal payment on such Class of
Certificates, and (c) the amount of Prepayment Premiums collected on such principal prepayment during the related Prepayment Period. Any Prepayment
Premiums collected during the related Prepayment Period remaining after such distributions will be distributed (i) to the holders of the Class XC and Class
XP Certificates, [ ]% and [ ]%, respectively, until and including the
Distribution Date in [    ] and (ii) following such Distribution Date, entirely
to the holders of the Class XC Certificates. No Prepayment Premiums in respect of Mortgage Loans included in Loan Group 1 will be distributed to holders of any other Class of Certificates.

     On each Distribution Date, Prepayment Premiums collected on the Mortgage
Loans included in Loan Group 2 during the related Prepayment Period will be required to be distributed by the Trustee to the holders of the Class A-1A
Certificates in an amount equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such
Distribution Date and whose denominator is the total amount of principal payments received in respect of such Distribution Date for all Mortgage Loans included in Loan Group 2 on such Distribution Date, (b) the Base Interest
Fraction for the related principal prepayment and such Class of Certificates and (c) the amount of Prepayment Premiums collected on such principal prepayment during the related Prepayment Period. However, the amount of
Prepayment Premiums so distributed to the Class A-1A Certificates in accordance with the preceding sentence will not exceed the amount of Prepayment Premiums collected on the Mortgage Loan in Loan Group 2 during such Prepayment Period.
Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed (i) to the holders of the Class XC and Class XP Certificates, [ ]% and [ ]%, respectively, until and
including the Distribution Date in [   ] and (ii)

                                     S-138

following such Distribution Date, entirely to the holders of the Class XC
Certificates. No Prepayment Premiums in respect of Mortgage Loans included in
Loan Group 2 will be distributed to holders of any other Class of Certificates.

     No Prepayment Premiums will be distributed to the holders of the Class J,
Class K, Class L, Class M, Class N, Class O, Class P, Class V, Class R-I or
Class R-II Certificates. Instead, after the Certificate Balances of the Class
A-1, Class A-2, Class A-3, Class A-SB, Class A-4A, Class A-4B, Class A-1A,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H
Certificates have been reduced to zero, all Prepayment Premiums will be distributed (i) to the holders of the Class XC and Class XP Certificates, [ ]%
and [ ]%, respectively, until and including the Distribution Date in [    ] and
(ii) following such Distribution Date, entirely to the holders of the Class XC
Certificates.

     Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related
Prepayment Period.

     The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium. See "Description of the
Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" and "Risk Factors--Risks Related to the Mortgage Loans--
Prepayment Premiums and Yield Maintenance Charges Present Special Risks" in
this prospectus supplement.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the
Certificates, and the amount of Master Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Principal
Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the
Trustee, incurred in connection with the operation and disposition of such REO
Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described below (see "--P&I Advances" below), the Master Servicer and the Trustee will be required to make P&I Advances in respect of such
Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate
Certificates, if any, with an earlier sequential Class designation. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior
Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class
A-4A, Class A-4B and Class A-1A Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their
Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of
Subordinate Certificates will be

                                     S-139

accomplished by, among other things, the application of the Available
Distribution Amount on each Distribution Date in the order of priority described under "--Distributions--The Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the Offered Certificates.

     This subordination provided by the Subordinate Certificates and, to the extent described in this prospectus supplement, with respect to the related
Mortgage Loans, is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of
Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1,
Class A-2, Class A-3, Class A-SB, Class A-4A, Class A-4B and Class A-1A
Certificates of principal equal to, in each such case, the entire related
Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable
Certificate Interest payable in respect of their Certificates on each
Distribution Date, and the ultimate receipt by holders of the other Classes of
Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate
Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "--Distributions--The Available Distribution Amount"
above. No other form of credit support will be available for the benefit of holders of the Offered Certificates. If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated
Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, is less than the then aggregate Certificate
Balance of the Sequential Pay Certificates, the Certificate Balances of the
Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class
G, Class F, Class E, Class D, Class C, Class B and Class A-J Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first); provided, however, that (i) any Realized Losses with respect to the Pacific Arts Plaza Whole Loan will first be allocated to the PA Pari Passu
Note A-1 Subordinate Component, prior to being allocated (to the extent allocable to the Pacific Arts Plaza Note A-2 under the Pacific Arts Plaza
Intercreditor Agreement) to any Class of Sequential Pay Certificates and (ii)
any Realized Losses with respect to the Sotheby's Building Whole Loan will first be deemed to be allocated to the Sotheby's Building Note B prior to being allocated (to the extent allocable to the Sotheby's Building Pari Passu Note
A-1 under the related Intercreditor Agreement) to any Class of Sequential Pay
Certificates. If any portion of such deficit remains at such time as the
Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1, Class A-2, Class A-3,
Class A-SB, Class A-4 and Class A-1A Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes until such deficit (or each such Certificate Balance) is reduced to zero; provided, that such deficit allocated to the Class A-4 Certificates will be applied first to the Class A-4B Certificates and then to the Class A-4A
Certificates. Any such deficit will, in general, be the result of Realized
Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund
Expenses to the extent paid from funds which would otherwise have been used to make distributions of principal. Accordingly, the foregoing reductions in the
Certificate Balances of the respective Classes of the Sequential Pay
Certificates will constitute an allocation of any such Realized Losses and
Additional Trust Fund Expenses.

EXCESS INTEREST DISTRIBUTION ACCOUNT

     The Trustee is required to establish and maintain the Excess Interest
Distribution Account (which may be a sub-account of the Distribution Account)
in the name of the Trustee for the benefit of the Class V Certificateholders.
Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection
Period. Amounts on deposit in the Excess Interest Distribution Account may be invested only in Permitted Investments. The Trustee will have no obligation to invest the funds on deposit in the Excess Interest Distribution Account.

                                     S-140

INTEREST RESERVE ACCOUNT

     The Master Servicer will be required to establish and maintain the
Interest Reserve Account (which may be a sub-account of the Certificate
Account) in the name of the Trustee for the benefit of the holders of the
Certificates. On each Master Servicer Remittance Date occurring in February and in January of any year which is not a leap year, an amount will be required to be withdrawn from the Certificate Account, in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis, for deposit into the Interest
Reserve Account, equal to one day's interest at the related Net Mortgage Rate on the respective Stated Principal Balance, as of the Distribution Date in the
month preceding the month in which such Master Servicer Remittance Date occurs, of each such Mortgage Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January
(if applicable) and February, the "Withheld Amount"). On each Master Servicer
Remittance Date occurring in March, the Master Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld
Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Certificate Account. The Master Servicer may invest amounts on deposit in the Interest Reserve Account in Permitted
Investments for its own account.

P&I ADVANCES

     With respect to each Distribution Date, the Master Servicer will (except for the Pacific Arts Plaza Pari Passu Note A-2 Mortgage Loan, for which P&I
Advances will be made by the Pacific Arts Plaza Master Servicer pursuant to the terms of the Pacific Arts Plaza Pooling and Servicing Agreement) be obligated, subject to the recoverability determination described below, to make P&I
Advances out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling and Servicing Agreement, funds held in the
Certificate Account (or, with respect to the Serviced Whole Loan, the separate custodial account created with respect thereto) that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than
Balloon Payments and Excess Interest) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees that were due or deemed due, as the case may be, in respect of each Mortgage Loan or Serviced Whole Loan during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the business day prior to the Master Servicer Remittance Date. The Master Servicer's
obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the
Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal
Reduction Amount exists, in the event of subsequent delinquencies on such
Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal
Reduction Amount, and the denominator of which is equal to the Stated Principal
Balance of such Mortgage Loan. Notwithstanding the foregoing, the Master
Servicer will not be required to make a P&I Advance with respect to the
Sotheby's Building Note B. The Master Servicer will not be required to make a
P&I Advance with respect to the Sotheby's Building Pari Passu Note A-2 during any period that any such note is not then included in a securitization trust.
The Trustee will not be required to make any P&I Advance with respect to the
Sotheby's Building Pari Passu Note A-2 (during any period that such note is not then included in a securitization trust) or the Sotheby's Building Note B. See
"Description of the Certificates--Appraisal Reductions" in this prospectus supplement. Subject to the recoverability determination described below, if the
Master Servicer (or, with respect to the Pacific Arts Plaza Pari Passu Note A-2
Mortgage Loan, the Pacific Arts Plaza Master Servicer) fails

                                     S-141

to make a required P&I Advance, then the Trustee will be required to make such
P&I Advance. See "The Trustee--The Trustee" in this prospectus supplement.

     The Master Servicer and the Trustee will each be entitled to recover any
P&I Advance made out of its own funds from any Related Proceeds (or, with respect to the Pacific Arts Plaza Pari Passu Note A-2 Mortgage Loan, the
Pacific Arts Plaza Master Servicer may similarly recover any P&I Advance from any proceeds in accordance with the Pacific Arts Plaza Pooling and Servicing
Agreement; or, with respect to the Sotheby's Building Pari Passu Note A-1, from the custodial account maintained with respect to the Sotheby's Building Whole
Loan, respectively). Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance if it determines in its reasonable good faith judgment that such a P&I Advance would be a
Nonrecoverable P&I Advance. The Trustee will be entitled to rely on any non-recoverability determination made by the Master Servicer (or, with respect to the Pacific Arts Plaza Pari Passu Note A-2 Mortgage Loan, the Pacific Arts
Plaza Master Servicer) and the Trustee and Master Servicer will conclusively rely and be bound by the non-recoverability determination made by the Special
Servicer (or, with respect to the Pacific Arts Plaza Pari Passu Note A-2
Mortgage Loan, be entitled to rely on the nonrecoverability determination made by the Pacific Arts Plaza Special Servicer). Neither the Master Servicer nor
the Trustee will make a P&I Advance for Excess Interest or a Prepayment
Premium. The Master Servicer, the Special Servicer and the Trustee, as
applicable, will be entitled to recover any Advance that at any time is determined to be a Nonrecoverable Advance (and interest thereon) out of funds received on or in respect of other Mortgage Loans. Upon the determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the
Special Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the Reimbursement
Rate. If such an election to obtain reimbursement over time is made, the Master
Servicer, the Special Servicer or the Trustee, as applicable, will, during the first six months after such nonrecoverability determination was made, only seek reimbursement for such Nonrecoverable Advance from collections of principal
(with such Nonrecoverable Advances being reimbursed before Workout-Delayed
Reimbursement Amounts (as defined below)). After such initial six months, the
Master Servicer, the Special Servicer or the Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable
Advance from general collections, in each case for a period of time not to exceed an additional six months (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). In the event that the
Master Servicer, the Special Servicer or the Trustee, as applicable, wishes to seek reimbursement over time after the second six-month period discussed in the preceding sentence, then the Master Servicer, the Special Servicer or Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable
Advance solely from collections of principal or may seek reimbursement for such
Nonrecoverable Advance from general collections, in either case for such a longer period of time as agreed to by the Master Servicer, the Special Servicer or the Trustee, as applicable, and the Directing Certificateholder, each in its sole discretion (with such Nonrecoverable Advances being reimbursed before
Workout-Delayed Reimbursement Amounts). Notwithstanding the foregoing, at any time after such a determination to obtain reimbursement over time, the Master
Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes will not, with respect to the Master Servicer, constitute a violation of the
Servicing Standard and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the
Pooling and Servicing Agreement. The Master Servicer, the Special Servicer or
the Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Nonrecoverable Advances from general collections as described above unless (1) the Master Servicer or
Special Servicer (or Trustee, if applicable) determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Master Servicer's or the Special Servicer's (or Trustee's, if

                                     S-142

applicable) ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master
Servicer or Special Servicer (or Trustee, if applicable) that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer or Special Servicer has not
timely received from the Trustee information requested by the Master Servicer or Special Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Master Servicer or Special Servicer (or Trustee, if applicable) will give each Rating Agency notice of an anticipated reimbursement to it of
Nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer or Special Servicer (or Trustee, if
applicable) will have no liability for any loss, liability or expense resulting from any notice provided to each Rating Agency contemplated by the immediately preceding sentence.

     If the Master Servicer, Special Servicer or the Trustee, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the
Certificates) such reimbursement and payment of interest will be deemed to have been made: first, out of the Principal Distribution Amount, which, but for its application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date, and second, out of other amounts which, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date.

     If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Nonrecoverable Advance or to pay interest thereon, then the Principal Distribution Amount for such
Distribution Date will be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent (i) any Advance is determined to be a
Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of the Principal Distribution Amount as contemplated above and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related
Mortgage Loan, then the Principal Distribution Amount for the Distribution date that corresponds to the Due Period in which such item was recovered will be increased by an amount equal to the lesser of (A) the amount of such item and
(B) any previous reduction in the Principal Distribution Amount for a prior
Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

     If one or more unreimbursed Workout-Delayed Reimbursement Amounts exist, then such Workout-Delayed Reimbursement Amounts will be reimbursable only from amounts in the Certificate Account that represent collections of principal on the Mortgage Loans; provided, however, that on any Distribution Date when (1)
less than 10% of the initial aggregate Stated Principal Balance of the Mortgage
Pool is outstanding and (2) the sum of the aggregate unpaid Nonrecoverable
Advances plus the aggregate unpaid Workout-Delayed Reimbursement Amounts, which have not been reimbursed to the Master Servicer, Special Servicer or Trustee,
as applicable, exceeds 20% of the aggregate Stated Principal Balance of the
Mortgage Pool then outstanding, then the Master Servicer, the Special Servicer or the Trustee, as applicable, may obtain reimbursement of any outstanding
Workout-Delayed Reimbursement Amount from principal collections or any other amounts in the Certificate Account, including but not limited to interest collected on the Mortgage Loans, if principal is not sufficient to pay such amounts; provided, further, however, that the foregoing will not in any manner limit the right of the Master Servicer, Special Servicer or Trustee, as
applicable, to choose voluntarily to seek reimbursement of Workout-Delayed
Reimbursement Amounts solely from collections of principal. The Master
Servicer, Special Servicer or Trustee, as applicable, will give each Rating
Agency three weeks prior notice of its intent to obtain reimbursement of
Workout-Delayed Reimbursement Amounts from interest collections as described in the preceding sentence. As used in the second preceding sentence,
"Workout-Delayed

                                     S-143

Reimbursement Amount" means, with respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such
Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the person who made such
Advance on or before the date, if any, on which such Mortgage Loan becomes a
Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any
Workout-Delayed Reimbursement Amount will not in any manner limit the right of any person hereunder to determine that such amount instead constitutes a
Nonrecoverable Advance recoverable in the same manner as any other
Nonrecoverable Advance. See "Description of the Certificates--Advances in
Respect of Delinquencies" and "The Pooling and Servicing
Agreements--Certificate Account" in the accompanying prospectus.

     The Master Servicer and the Trustee will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at the Reimbursement
Rate except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period. Such
Advance Interest on any Advance will be payable to the Master Servicer, the
Special Servicer or the Trustee, as the case may be, first, out of Default
Charges collected on the related Mortgage Loan and, second, at any time coinciding with or following the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by
Default Charges accrued and actually collected on the related Mortgage Loan as described above, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.

APPRAISAL REDUCTIONS

     Promptly following the occurrence of any Appraisal Trigger Event with respect to any Required Appraisal Loan (except with respect to the Pacific Arts
Plaza Pari Passu Note A-2 Mortgage Loan, which is governed by the Pacific Arts
Plaza Pooling and Servicing Agreement), the Special Servicer will be required to obtain (or, if such Mortgage Loan or Serviced Whole Loan has a Stated
Principal Balance of $2,000,000 or less, at its discretion, conduct) an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained (or if applicable, conducted) within the prior twelve months and there has been no subsequent material change in the circumstances surrounding the related
Mortgaged Property that, in the Special Servicer's judgment, would materially affect the value of the Mortgaged Property, and will deliver a copy of such appraisal to the Trustee, the Master Servicer and the Directing
Certificateholder and the Sotheby's Building Controlling Holder (only if the
Sotheby's Building Pari Passu Note A-1 Mortgage Loan has become a Required
Appraisal Loan). If such appraisal is obtained from a qualified appraiser, the cost of such appraisal will be covered by, and reimbursable as a Servicing
Advance. As a result of any such appraisal, it may be determined that an
Appraisal Reduction Amount exists with respect to the related Required
Appraisal Loan.

     If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the
Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

     For so long as any Mortgage Loan, Serviced Whole Loan or REO Loan remains a Required Appraisal Loan, the Special Servicer is required, within 30 days of each anniversary of such Mortgage Loan having become a Required Appraisal Loan, to obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an update of the prior appraisal, and will deliver a copy of such update to the Trustee, the Master
Servicer, the Directing Certificateholder and the Sotheby's Building
Controlling Holder (only if such Required Appraisal Loan is the Sotheby's
Building Pari Passu Note A-1 Mortgage Loan). If such update is obtained from a qualified appraiser, the cost thereof will be covered by, and be reimbursed as,
a

                                     S-144

Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer will redetermine and report to the Trustee, the
Master Servicer and the Directing Certificateholder and, if applicable, the
Sotheby's Building Controlling Holder the then applicable Appraisal Reduction
Amount, if any, with respect to the subject Required Appraisal Loan.

     The Directing Certificateholder with respect to the Mortgage Loans, other than the Sotheby's Building Pari Passu Note A-1 Mortgage Loan during a period in which no Sotheby's Building Control Appraisal Period exists, will have the right at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the subject
Mortgaged Property in accordance with MAI standards, at the expense of the
Directing Certificateholder. Upon receipt of such appraisal the Special
Servicer will deliver a copy thereof to the Trustee, the Master Servicer and the Directing Certificateholder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the
Trustee, the Master Servicer and the Directing Certificateholder the then applicable Appraisal Reduction Amount, if any, with respect to the subject
Required Appraisal Loan.

     The Sotheby's Building Controlling Holder, as applicable, will have the right, at its expense at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the related Mortgaged Property in accordance with MAI standards. Upon receipt of such appraisal the Special Servicer will deliver a copy thereof to the
Trustee, the Master Servicer, the Directing Certificateholder and the Sotheby's
Building Controlling Holder, as applicable. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder and
the Sotheby's Building Controlling Holder, as applicable, the then applicable
Appraisal Reduction Amount, if any, with respect to the subject Required
Appraisal Loan.

     A Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Serviced Whole Loan. Any Appraisal Reduction
Amount in respect of the Sotheby's Building Whole Loan will first be allocated to the Sotheby's Building Note B and any remaining amount that exceeds the aggregate balance of the Sotheby's Building Note B will be allocated to the
Sotheby's Building Mortgage Loan.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     Trustee Reports. On each Distribution Date, the Trustee will be required to make available to any interested party, a statement (a "Distribution Date
Statement") based upon information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association guidelines setting forth, among other things:

          (1) A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates and applied to reduce the respective
     Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II
     Certificates allocable to Distributable Certificate Interest and Prepayment
     Premiums; (iii) the Available Distribution Amount for such Distribution
     Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Determination Date, the aggregate amount of P&I
     Advances made as of the Master Servicer Remittance Date ("Payment After
     Determination Date Report"), the aggregate amount of P&I Advances and other
     Servicing Advances made in respect of the immediately preceding
     Distribution Date; (v) the aggregate Stated Principal Balance of the
     Mortgage Pool outstanding immediately before and immediately after such
     Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the prior
     Determination Date; (vii) as of the end of the Collection Period for the
     immediately preceding Distribution Date, the number and aggregate ending scheduled principal balance of Mortgage Loans (A) delinquent 30-59 days,
     (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) as to which foreclosure proceedings have been commenced (except with respect to REO
     Properties) and (E) any bankruptcy by a borrower;

                                     S-145

     (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent; (ix) the Accrued Certificate Interest and Distributable
     Certificate Interest in respect of each Class of REMIC II Certificates for such Distribution Date; (x) the aggregate amount of Distributable
     Certificate Interest payable in respect of each Class of REMIC II
     Certificates on such Distribution Date, including, without limitation, any
     Distributable Certificate Interest remaining unpaid from prior Distribution
     Dates; (xi) any unpaid Distributable Certificate Interest in respect of such Class of REMIC II Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for each Class of REMIC II Certificates for such Distribution Date; (xiii)
     the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection
     Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC II Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional
     Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the Collection Period for the prior
     Distribution Date; (xvii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master
     Servicer or Special Servicer pursuant to the Pooling and Servicing
     Agreement during the related Collection Period; (xviii) current and cumulative outstanding Advances; (xix) current prepayments and curtailments; (xx) the number and aggregate principal balance of Mortgage
     Loans as to which foreclosure proceedings have been commenced as to the related Mortgaged Property; and (xxi) the ratings from all Rating Agencies for all Classes of Certificates. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable
     Class and per a specified denomination.

          (2) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report will contain certain of the categories of information regarding the Mortgage Loans set forth in Annex A to this prospectus supplement in the tables under the caption "Certain Characteristics of the
     Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master
     Servicer or the Special Servicer and by the Master Servicer or the Special
     Servicer, as the case may be, to the Trustee) and such information will be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this prospectus supplement on Annex A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, occupancy, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

     Servicer Reports. The Master Servicer is required to deliver to the
Trustee on the second business day following each Determination Date, and the
Trustee is to provide or make available on each Distribution Date, either in electronic format or by first-class mail (if requested in writing) to each
Certificateholder, and any potential investor in the Certificates who certifies its identity as such, on each Distribution Date, a CMSA loan setup file, a CMSA loan periodic update file, a CMSA property file, and a CMSA financial file (in electronic format and substance provided by the Master Servicer and/or the
Special Servicer) setting forth certain information with respect to the
Mortgage Loans and the Mortgaged Properties, and certain CMSA supplemental reports set forth in the Pooling and Servicing Agreement containing certain information regarding the Mortgage Loans and the Mortgaged Properties all of
which will be made available electronically (i) to any interested party including the Rating Agencies, the Underwriters and any party to the Pooling and Servicing Agreement via the Trustee's Website or, (ii) to authorized persons identified by the Trustee to the Master Servicer and parties to the
Pooling and Servicing Agreement, via the Master Servicer's

                                     S-146

Website, if the Master Servicer elects to maintain a website, in its sole discretion, with the use of a username and a password provided by the Master
Servicer to such Person upon delivery to the Trustee with a copy to the Master
Servicer of a certification in the form attached to the Pooling and Servicing
Agreement.

     The servicer reports will not include any information that the Master
Servicer or the Special Servicer, as applicable, deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO
Properties reflected in such reports will be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related
Distribution Date. None of the Master Servicer, the Special Servicer or the
Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the
Master Servicer, the Special Servicer or the Trustee, as applicable.

     Within 60 days after receipt by the Master Servicer from the related borrowers or otherwise, as to Non-Specially Serviced Mortgage Loans, and within
45 days after receipt by the Master Servicer from the Special Servicer or otherwise, as to Specially Serviced Mortgage Loans and REO Properties, of any
annual operating statements or rent rolls with respect to any Mortgaged
Property or REO Property, the Master Servicer (or the Special Servicer, with respect to Specially Serviced Mortgage Loans) will, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) a report
(the "CMSA Operating Statement Analysis Report") and the Master Servicer will remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (within ten days following initial preparation and each update thereof), together with, if so requested, the underlying operating statements and rent rolls, to the Special Servicer in a format reasonably acceptable to the Trustee and Special Servicer.

     Within 60 days after receipt by the Master Servicer (or 30 days in the case of items received by the Special Servicer with respect to Specially
Serviced Mortgage Loans and REO Properties) of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer (or the Special Servicer, with respect to Specially
Serviced Mortgage Loans) will prepare or update and forward to the Special
Servicer and the Directing Certificateholder (in an electronic format reasonably acceptable to the Special Servicer) a report (the "CMSA NOI
Adjustment Worksheet") to normalize the full year net operating income and debt service coverage numbers for such Mortgaged Property or REO Property, together with, if so requested, the related operating statements.

     All CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment
Worksheets will be prepared substantially in the form as set forth in the
Pooling and Servicing Agreement and will be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master
Servicer will forward electronic copies (to the extent available) to the
Directing Certificateholder, the Trustee upon request, each Rating Agency upon request, and any Certificateholder, upon request, or to the extent a
Certificate Owner has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statement or rent rolls. Each CMSA Operating Statement Analysis Report and CMSA NOI
Adjustment Worksheet will be prepared using normalized year-to-date CMSA methodology as in effect on the Delivery Date and as modified and reasonably agreeable to the Master Servicer from time to time. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate
Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master
Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC
Administrator, the Mortgage Loan Sellers and the Certificate Registrar are
required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate
Registrar.

     To the extent set forth in the Pooling and Servicing Agreement, the
Trustee will make available each month, to the general public, the Distribution
Date Statement (and any additional files containing the same information in an alternative format), the servicer reports, Mortgage Loan information as presented in the CMSA loan setup file, CMSA loan periodic update file, all other CMSA reports provided to it by the Master Servicer and any other item at the request of the

                                     S-147

Depositor to any interested party via the Trustee's Website initially located at "www.ctslink.com". In addition, pursuant to the Pooling and Servicing
Agreement, the Trustee will make available, as a convenience to the general public (and not in furtherance of the distribution of the accompanying prospectus or the prospectus supplement under the securities laws), the Pooling and Servicing Agreement, the accompanying prospectus and the prospectus supplement via the Trustee's Website. For assistance with the above-referenced services, interested parties may call (301) 815-6600. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

     In connection with providing access to the Trustee's Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with the
Pooling and Servicing Agreement.

     For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the
Certificates--Reports to Certificateholders" in the accompanying prospectus.

     Other Information. The Pooling and Servicing Agreement requires that the
Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate
Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered
Certificate or any interest therein, originals or copies of, among other things, the following items to the extent in its possession: (a) all officer's certificates delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement, (b) all accountant's reports delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage
Loans--Evidence as to Compliance" in this prospectus supplement, and (c) the
Mortgage Note, Mortgage and other legal documents relating to each Mortgage
Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate
(as confirmed to the Master Servicer by the Trustee) or any person identified to the Master Servicer by the Trustee as a prospective transferee of an Offered
Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage
Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all
Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee along with the Distribution Date Statement referred to under "Description of the Certificates--Reports to Certificateholders; Certain
Available Information--Trustee Reports" in this prospectus supplement; provided that, until the Trustee has either disclosed such information to all
Certificateholders along with the Distribution Date Statement or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is
entitled to withhold such item of information from any Certificateholder or
Certificate Owner or prospective transferee of a Certificate or an interest therein; and, provided, further, that the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

     The Trustee, subject to the last sentence of the prior paragraph, will make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate
Owners and prospective purchasers of Certificates and interests therein;
provided that the Trustee may require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information

                                     S-148

confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such
Certificates and will otherwise keep such information confidential.
Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 98%
of the voting rights for the Certificates will be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the
Certificate Balances of their Certificates and 2% of the voting rights will be allocated to the holders of the Class XC and Class XP Certificates (allocated, pro rata, between the Class XC and Class XP Certificates based on Notional
Amount). No voting rights will be assigned to the Class V Certificates or the
REMIC Residual Certificates. See "Description of the Certificates--Voting
Rights" in the accompanying prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO
Property remaining in the Trust Fund or (ii) the purchase of all of the
Mortgage Loans that constitute the Initial Pool Balance and REO Properties remaining in the Trust Fund by the Master Servicer, Special Servicer or by any
holder or holders (other than the Depositor or the Mortgage Loan Sellers) of
Certificates representing a majority interest in the Controlling Class. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution with respect to each
Certificate will be made only upon surrender and cancellation of such
Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

     Any such purchase by the Master Servicer, Special Servicer or the majority holder(s) of the Controlling Class of all the Mortgage Loans and REO Properties
remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans that constitute the Initial Pool Balance then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO
Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the
Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer, Special Servicer or the majority holder(s) of the
Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than
1.0% of the Initial Pool Balance as of the Delivery Date. The purchase price paid by the Master Servicer, Special Servicer or the majority holder(s) of the
Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the
Available Distribution Amount for the final Distribution Date.

     On the final Distribution Date, the aggregate amount paid by any Special
Servicer or the Master Servicer, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling and Servicing Agreements-- Certificate Account" in the accompanying prospectus), will be applied generally as described under "--Distributions"
above.

                                     S-149

     Any termination by the Special Servicer or the Master Servicer would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class XC and Class XP Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans without the receipt of any Prepayment Premiums and, as a result, investors in the Class XC and Class XP Certificates and any other
Certificates purchased at a premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

                                     S-150

                                  THE TRUSTEE

THE TRUSTEE

     Wells Fargo Bank, N.A., a national banking association, will act as
Trustee on behalf of the certificateholders. Wells Fargo Bank, N.A. maintains an office and conducts certificate transfer services at Wells Fargo Center,
Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Wells Fargo Bank, N.A.
otherwise conducts trustee and securities administration services at its offices in Columbia, Maryland. Its address there is 9062 Old Annapolis Road,
Columbia, Maryland 21045-1951. As compensation for its services, the Trustee will be entitled to receive a fee payable from funds on deposit in the
Distribution Account. In addition, the Trustee will be obligated to make any advance required to be made, but not made, by the Master Servicer under the
Pooling and Servicing Agreement (including a Servicing Advance, to the extent the Trustee has actual knowledge of the failure of the Master Servicer to make such Servicing Advance), provided that the Trustee will not be obligated to make any advance that it determines to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer or the Special Servicer that an advance, if made, would be nonrecoverable. The
Trustee will be entitled to reimbursement (with interest thereon at the
Reimbursement Rate) for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer. Further, and solely with respect to any P&I Advance relating to the Pacific Arts Plaza Pari Passu Note
A-2 Mortgage Loan, the Trustee will be obligated to make any advance required to be made, but not made, by the Pacific Arts Plaza Master Servicer or the
Pacific Arts Plaza Trustee under the Pacific Arts Plaza Pooling Agreement;
provided, however, that the Trustee will not be obligated to make any advance that it determines to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Pacific Arts Plaza Master Servicer or the Pacific Arts Plaza Trustee that an advance, if made, would be nonrecoverable. The Trustee will be entitled to reimbursement (with interest thereon at the Reimbursement Rate) for each advance made by it in the same manner and to the same extent as, but prior to, the Pacific Arts Plaza Master
Servicer or the Pacific Arts Plaza Trustee.

     The Trustee will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans or
related documents or the sufficiency of this prospectus supplement and will not be accountable for the use or application by or on behalf of the Master
Servicer or the Special Servicer of any funds paid to the Master Servicer or the Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account maintained by or on behalf of the Master Servicer or the Special
Servicer. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the
Pooling and Servicing Agreement. However, upon receipt of any of the various resolutions, statements, opinions, reports, documents, orders or other instruments required to be furnished to it pursuant to the Pooling and
Servicing Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling and
Servicing Agreement (to the extent set forth therein) without responsibility for investigating the contents thereof.

     Wells Fargo Bank, N.A. is rated "AA" by Fitch and "AA" by S&P.

     The information set forth in this prospectus supplement concerning the
Trustee has been provided by the Trustee.

     Pursuant to the Pooling and Servicing Agreement, the Trustee will be entitled to the Trustee Fee payable out of general collections on the Mortgage
Loans and any REO Properties. The Trustee Fee will be computed for the same period for which interest payments on the Mortgage Loans are computed.

     The Trustee will also have certain duties as REMIC Administrator. See
"Certain Federal Income Tax Consequences--REMICs--Reporting and Other
Administrative Matters" and "The Pooling and Servicing Agreements--Certain
Matters Regarding the Master Servicer, the Special Servicer, the REMIC
Administrator and the Depositor", "--Events of Default" and "--Rights Upon
Event of Default" in the accompanying prospectus.

                                     S-151

INDEMNIFICATION

     The Trustee will be entitled to indemnification, from amounts held in the
Certificate Account, for any loss, liability, damages, claim or expense arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct of the Trustee. Any such indemnification payments will be Additional
Trust Fund Expenses that will reduce the amount available to be distributed to
Certificateholders as described under "Description of the
Certificates--Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate
Balance of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses on or in respect of the Mortgage
Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the
extent to which such losses, expenses and reductions are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of
Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z)
the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs.

     Rate and Timing of Principal Payments. The yield to holders of any Class of Offered Certificates that are Sequential Pay Certificates purchased at a discount or premium will be affected by the rate and timing of reductions of the Certificate Balances of such Class of Certificates. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2
Principal Distribution Amount) for each Distribution Date will be distributable entirely in respect of the Class A-1, Class A-2, Class A-3, Class A-SB, Class
A-4A and Class A-4B Certificates until the related Certificate Balances thereof are reduced to zero, and the Group 2 Principal Distribution Amount (and after the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4A and Class A-4B
Certificates have been reduced to zero, any remaining Group 1 Principal
Distribution Amount) for each Distribution Date will be generally distributable to the Class A-1A Certificates. Following retirement of the Class A-1, Class
A-2, Class A-3, Class A-SB, Class A-4A, Class A-4B and Class A-1A Certificates,
the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the remaining Classes of Sequential Pay
Certificates, in sequential order of Class designation, in each such case until the related Certificate Balance is reduced to zero. With respect to the Class
A-SB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the
Mortgage Loans will depend in part on the period of time during which the Class
A-1, Class A-2, Class A-3 and Class A-1A Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Group 2 Principal
Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable
(in accordance with the priorities described under "Description of the
Certificates--Distributions--Application of the Available Distribution
Amount"), will be distributed on the Class A-SB Certificates until the
Certificate Balance of the Class A-SB Certificates is reduced to zero. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2,
Class A-3 and Class A-1A Certificates were outstanding.

                                     S-152

     In light of the foregoing, the rate and timing of reductions of the
Certificate Balance of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class
A-3, Class A-SB, Class A-4A, Class A-4B and Class A-1A Certificates will generally be based upon the particular Loan Group that the related Mortgage
Loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3,
Class A-SB, Class A-4A and Class A-4B Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the
Class A-1A Certificates will be particularly sensitive to prepayments on
Mortgage Loans in Loan Group 2. Prepayments and, assuming the respective stated
Maturity Dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates.
Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated Maturity Dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay
Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those
Certificates. Failure of the borrower under an ARD Loan to repay its respective
Mortgage Loan by or shortly after its Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the Sequential
Pay Certificates. Although the ARD Loans include incentives for the related borrower to repay the Mortgage Loan by its Anticipated Repayment Date (e.g., an
increase in the interest rate of the loan above the Mortgage Rate and the application of all excess cash (net of approved property expenses and any required reserves) from the related Mortgaged Property to pay down the Mortgage loan, in each case following the passage of such date), there can be no assurance that the related borrower will want, or be able, to repay the
Mortgage Loan in full. See "Servicing of the Mortgage Loans--Modifications,
Waivers, Amendments and Consents" in this prospectus supplement and "The
Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans"
and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the accompanying prospectus.

     The extent to which the yield to maturity of any Class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans (and, with respect to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4A,
Class A-4B and Class A-1A Certificates, which Loan Group such Mortgage Loan is deemed to be in) are distributed or otherwise result in a reduction of the
Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant

                                     S-153

publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the
Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described in this prospectus supplement, Realized Losses and Additional Trust
Fund Expenses will be allocated, with respect to Realized Losses and Additional
Trust Fund Expenses attributable to each Mortgage Loan, to the respective
Classes of Sequential Pay Certificates (which allocation will, in general, reduce the amount of interest distributable thereto in the case of Additional
Trust Fund Expenses and reduce the Certificate Balance thereof in the case of
Realized Losses) in the following order: first, to each Class of Sequential Pay
Certificates (other than the Class A Certificates), in reverse sequential order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and
Class A-1A Certificates, pro rata in accordance with their respective remaining
Certificate Balances, until the remaining Certificate Balance of each such
Class has been reduced to zero; provided, that such Realized Losses and
Additional Trust Fund Expenses, if any, allocated to the Class A-4 Certificates will be applied first to the Class A-4B Certificates and then to the Class A-4A
Certificates.

     The Net Aggregate Prepayment Interest Shortfall, if any, for each
Distribution Date will be attributable to each Mortgage Loan and will be allocated to all Classes of Certificates (other than the REMIC Residual
Certificates and the Class V Certificates). Such allocations to the REMIC II
Certificates will be made pro rata to such Classes on the basis of Accrued
Certificate Interest otherwise distributable for each such Class for such
Distribution Date and will reduce the respective amounts of Distributable
Certificate Interest for each such Class for such Distribution Date.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment
Premiums, Lock-out Periods and amortization terms that require Balloon
Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, hotel rooms, industrial or warehouse space, health care facility beds, senior living units or office space, as the case may be, in such areas, the quality of management of the
Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors--Risks
Related to the Mortgage Loans", "Description of the Mortgage Pool" and
"Servicing of the Mortgage Loans" in this prospectus supplement and "The
Pooling and Servicing Agreements" and "Yield and Maturity Considerations--Yield
and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage
Rate (or, in the case of the ARD Loans, after their Anticipated Repayment
Dates, the Revised Rate) at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate for any Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of the ARD Loans, out of certain net cash flow from the related Mortgaged Property). Accordingly, there can be no assurance that a
Mortgage Loan will be prepaid prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell
Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     If a Mortgage Loan is not in a Lock-out Period, any Prepayment Premium in
respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from

                                     S-154

voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See "Description of the Mortgage Pool--Certain
Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

     The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the
Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

WEIGHTED AVERAGE LIVES

     The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any such Offered Certificate is determined by (i)
multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined in the definition of
Maturity Assumptions) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate
Balance of the Class of Certificates to which such Offered Certificate belongs.
As described in this prospectus supplement, the Group 1 Principal Distribution
Amount (and, after the Class A-1A Certificates have been retired, any remaining
Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until reduced to the Class A-SB Planned Principal Amount for such Distribution
Date, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate
Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-SB
Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-4A Certificates until the Certificate Balance thereof is reduced to zero, and then, to the Class A-4B Certificates until the Certificate Balance thereof is reduced to zero. The Group 2 Principal Distribution Amount (and, after the Class A-4B Certificates have been retired, any remaining Group 1
Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the remaining Classes of
Sequential Pay Certificates, in sequential order of Class designation, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A-1,
Class A-2, Class A-3, Class A-SB, Class A-4A, Class A-4B and Class A-1A may be
shorter, and the weighted average lives of the Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
M, Class N, Class O and Class P Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each
Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates.

     With respect to the Class A-SB Certificates, although based on the
Maturity Assumptions the Certificate Balance of the Class A-SB Certificates on
each Distribution Date would be reduced to the Class A-SB Planned Principal
Amount for such Distribution Date, however there is no assurance that the
Mortgage Loans will perform in conformity with the Maturity Assumptions.
Therefore, there can be no assurance that the balance of the Class A-SB
Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the
Certificate Balances of the Class A-1A Certificates, Class A-1, Class A-2 and
Class A-3 Certificates have been reduced to zero, any remaining portion on any
Distribution Date of the Group 2 Principal Distribution Amount and/or Group 1
Principal Distribution Amount, as applicable (in accordance with the priorities described under "Description of the Certificates--

                                     S-155

Distributions--Application of the Available Distribution Amount"), will be distributed on the Class A-SB Certificates until the Certificate Balance of the
Class A-SB Certificates is reduced to zero.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR model (as described in the accompanying prospectus). As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "25%", "50%", "75%", "100%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's
Lock-out Period, if any, during such Mortgage Loan's yield maintenance period, if any, or during such Mortgage Loan's Defeasance Lock-out Period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs.

     There is no assurance, however, that prepayments of the Mortgage Loans
(whether or not in a Lock-out Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage
Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage
Loans that are in a Lock-out Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A
"yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

     The following tables indicate the percentages of the initial Certificate
Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4A, Class
A-4B, Class A-1A, Class A-J, Class B, Class C and Class D Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the "Maturity Assumptions"): (i) the Mortgage Loans have the characteristics set forth on Annex A to this prospectus supplement as of the Cut-off Date, (ii) the Pass-Through Rate and the initial Certificate
Balance (such initial Certificate Balance referred to in this prospectus supplement for purposes of the Maturity Assumptions as the "Initial Certificate
Balance"), as the case may be, of each Class of Offered Certificates are as described in this prospectus supplement, (iii) the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a 360-day year are the actual contractual Monthly Payments (adjusted to take into account the addition or subtraction of any Withheld Amounts as described under "Description of the
Certificates--Interest Reserve Account" and taking into account the
Amortization Schedules), (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the
Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the
Mortgage Loans and there are no casualties or condemnations affecting the
Mortgaged Properties, (v) scheduled Monthly Payments on the Mortgage Loans are timely received, (vi) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such Mortgage Loan's Lock-out Period ("LOP"), if any, Defeasance Lock-out Period ("DLP"), if any, or yield maintenance period
("YMP"), if any, and the ARD Loans are paid in full on their Anticipated
Repayment Dates, otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables shown under the heading "Yield and Maturity Considerations--Weighted Average Lives" (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments),
(vii) no reserve, earnout or holdbacks are applied to prepay any Mortgage Loan in whole or in part, (viii) none of the Master Servicer, the Special Servicer nor any majority holder(s) of the Controlling Class exercises its or exercise their right of termination described in this prospectus supplement, (ix) no
Mortgage Loan is required to be repurchased by any Mortgage Loan Seller, (x) no
Prepayment Interest Shortfalls are incurred, (xi) there are no Additional Trust
Fund Expenses, (xii) distributions on the Offered Certificates are made on the
10th day of each month, commencing in October 2005, and (xiii) the Offered
Certificates are settled on September 28, 2005 (the "Settlement Date"). To the
extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, Class A-1, Class A-2, Class
A-3, Class A-SB, Class A-4A, Class A-4B, Class A-1A, Class A-J, Class B, Class
C

                                     S-156

and Class D Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. The indicated
prepayment speeds were assumed for each Mortgage Loan for any period for which a Fixed Prepayment Premium would apply or for an Open Period. In addition, variations in the actual prepayment experience and the balance of the Mortgage
Loans that prepay may increase or decrease the percentages of the Initial
Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-1 CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
----                                      ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
September 10, 2006 ....................        88.91          88.91          88.91          88.91          88.91
September 10, 2007 ....................        74.88          74.88          74.88          74.88          74.88
September 10, 2008 ....................        54.63          54.63          54.63          54.63          54.63
September 10, 2009 ....................        31.65          31.65          31.65          31.65          31.65
September 10, 2010 ....................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         3.00           2.97           2.95           2.94           2.94


               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-2 CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
----                                      ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
September 10, 2006 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2007 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2008 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2009 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2010 ....................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         4.75           4.75           4.73           4.71           4.52


                                     S-157

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-3 CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
----                                      ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
September 10, 2006 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2007 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2008 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2009 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2010 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2011 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2012 ....................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         6.62           6.59           6.56           6.52           6.27


               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS A-SB CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
----                                      ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
September 10, 2006 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2007 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2008 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2009 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2010 ....................        99.74          99.74          99.74          99.74          99.74
September 10, 2011 ....................        78.44          78.44          78.44          78.44          78.44
September 10, 2012 ....................        63.81          63.81          63.81          63.81          63.81
September 10, 2013 ....................        33.63          33.63          33.63          33.63          33.63
September 10, 2014 ....................         4.43           4.19           3.85           3.30           0.00
September 10, 2015 ....................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         7.29           7.29           7.28           7.28           7.26


                                     S-158

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS A-4A CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
----                                      ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
September 10, 2006 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2007 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2008 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2009 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2010 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2011 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2012 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2013 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2014 ....................       100.00         100.00         100.00         100.00          99.25
September 10, 2015 ....................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         9.64           9.63           9.61           9.59           9.42


               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS A-4B CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
----                                      ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
September 10, 2006 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2007 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2008 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2009 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2010 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2011 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2012 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2013 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2014 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2015 ....................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         9.78           9.78           9.78           9.78           9.62


                                     S-159

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS A-1A CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
----                                      ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
September 10, 2006 ....................        99.76          99.76          99.76          99.76          99.76
September 10, 2007 ....................        99.44          99.44          99.44          99.44          99.44
September 10, 2008 ....................        98.77          98.77          98.77          98.77          98.77
September 10, 2009 ....................        97.88          97.88          97.88          97.88          97.88
September 10, 2010 ....................        79.17          79.03          78.87          78.66          78.01
September 10, 2011 ....................        76.79          76.79          76.79          76.79          76.79
September 10, 2012 ....................        56.48          56.48          56.48          56.48          56.48
September 10, 2013 ....................        55.43          55.43          55.43          55.43          55.43
September 10, 2014 ....................        54.33          54.33          54.33          54.33          54.33
September 10, 2015 ....................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         7.83           7.82           7.81           7.79           7.64


               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-J CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
----                                      ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
September 10, 2006 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2007 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2008 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2009 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2010 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2011 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2012 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2013 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2014 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2015 ....................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         9.84           9.83           9.83           9.81           9.69


                                     S-160

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS B CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
----                                      ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
September 10, 2006 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2007 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2008 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2009 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2010 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2011 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2012 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2013 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2014 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2015 ....................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         9.87           9.87           9.87           9.87           9.78


               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS C CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
----                                      ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
September 10, 2006 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2007 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2008 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2009 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2010 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2011 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2012 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2013 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2014 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2015 ....................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         9.87           9.87           9.87           9.87           9.78


                                     S-161

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS D CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                           0%             25%            50%            75%           100%
----                                      ------------   ------------   ------------   ------------   ------------

Initial Percentage ....................       100.00%        100.00%        100.00%        100.00%        100.00%
September 10, 2006 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2007 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2008 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2009 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2010 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2011 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2012 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2013 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2014 ....................       100.00         100.00         100.00         100.00         100.00
September 10, 2015 ....................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) .........         9.90           9.89           9.88           9.87           9.80


                                     S-162

YIELD SENSITIVITY OF THE CLASS XP CERTIFICATES

     The yield to maturity of the Class XP Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans. Investors in the Class XP Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments. The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class XP
Certificates for the specified CPRs based on the Maturity Assumptions. It was further assumed (i) that the purchase price of the Class XP Certificates is as specified below, expressed as a percentage of the initial Notional Amount of such Certificates, which price does not include accrued interest and (ii) that the Master Servicer, the Special Servicer or a holder or holders of
Certificates representing a majority interest in the Controlling Class purchased all of the Mortgage Loans and REO Properties as described under
"Description of the Certificates--Termination" in this prospectus supplement.

     The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class XP Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof plus accrued interest and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class XP Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class XP Certificates when such reinvestment rates are considered).

     The characteristics of the Mortgage Loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the
Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class XP Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class XP Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class XP Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specific CPRs until maturity or that all of the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class XP
Certificates.

                        PRE-TAX YIELD TO MATURITY (CBE)
                          OF THE CLASS XP CERTIFICATES
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                       PREPAYMENT ASSUMPTION (CPR)
                         ------------------------------------------------------
ASSUMED PURCHASE PRICE       0%         25%         50%         75%       100%
----------------------   ---------   ---------   ---------   ---------  -------
[     ]% .............   [    ]%     [    ]%     [    ]%     [    ]%    [    ]%

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered
Certificates will be used by the Depositor to purchase the Mortgage Loans as described under "Description of the Certificates-- General" in this prospectus supplement, and to pay certain expenses in connection with the issuance of the
Certificates.

                                     S-163

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     For federal income tax purposes, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being referred to in this prospectus supplement as "REMIC I" and "REMIC II", respectively. The assets of
REMIC I generally will include the Mortgage Loans, the Trust's interest in any
REO Properties acquired on behalf of the Certificateholders and amounts with respect thereto contained in the Certificate Account, the Interest Reserve
Account and the REO Accounts (each as defined in the accompanying prospectus).
The assets of REMIC II will consist of certain uncertificated "regular interests" in REMIC I and amounts in the Certificate Account with respect thereto. For federal income tax purposes, (i) the REMIC II Certificates will evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC II, (ii) the Class R-II Certificates will represent the sole class of "residual interest" in REMIC II and (iii) the Class R-I
Certificates will represent the sole class of "residual interests" in REMIC I.
Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft
LLP, special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and
Servicing Agreement and compliance with all the provisions of the Pacific Arts
Plaza Pooling and Servicing Agreement and continuing qualification of the
REMICs formed thereunder, for federal income tax purposes, REMIC I and REMIC II each will qualify as a REMIC under the Code. In addition, in the opinion of
Cadwalader, Wickersham & Taft LLP, the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E,
Part I of subchapter J of the Code, and the Class V Certificates will evidence beneficial ownership of such Excess Interest and the Excess Interest
Distribution Account. See "Certain Federal Income Tax Consequences--REMICs" in
the accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT PREMIUMS

     The Offered Certificates generally will be treated as newly originated debt instruments originated on the related Startup Day for federal income tax purposes. The "Startup Day" of REMIC I and REMIC II is the Delivery Date.
Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.
It is anticipated that the Class [ ] Certificates will be issued at a premium, that the Class [ ] and Class [ ] Certificates will be issued with a de minimis amount of original issue discount and that the Class [ ] Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes. See "Certain Federal Income Tax
Consequences--REMICs--
Taxation of Owners of REMIC Regular Certificates-- Original Issue Discount" and
"--Premium" in the accompanying prospectus.

     Although unclear for federal income tax purposes, it is anticipated that the Class XP Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the Weighted Average Net Mortgage
Rate changes in accordance with the Prepayment Assumption (as described above)), over their issue price (including accrued interest, if any). Any
"negative" amounts of original issue discount on the Class XP Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class XP Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID Regulations may be promulgated with respect to the Certificates.

     For purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium on the Offered Certificates, the

                                     S-164

Prepayment Assumption will be 0% CPR (except that the ARD Loans will be assumed to be repaid in full on their Anticipated Repayment Date). See "Yield and
Maturity Considerations--Weighted Average Lives" in this prospectus supplement.
No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

     Prepayment Premiums actually collected will be distributed among the holders of the respective Classes of Certificates as described under
"Description of the Certificates--Distributions of Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Code when the amount of Prepayment Premiums so allocated should be taxed to the holder of an Offered
Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Prepayment Premium. Prepayment Premiums, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of an Offered Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Prepayment Premiums.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code for a REIT in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If 95%
or more of the Mortgage Loans are treated as assets described in Section
856(c)(5)(B) of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by residential property. It is anticipated that as of the Cut-off
Date, 22.8% (10.1% of the Group 1 Balance and 97.9% of the Group 2 Balance) and
0.5% (0.3% of the Group 1 Balance and 2.1% of the Group 2 Balance), of the
Initial Pool Balance will represent Mortgage Loans secured by multifamily properties and manufactured housing properties, respectively. Holders of the
Offered Certificates should consult their own tax advisors regarding whether the foregoing percentages or some other percentage applies to their certificates. None of the foregoing characterizations will apply to the extent of any Mortgage Loans that have been defeased. Accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. The
Offered Certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code. See "Description of the Mortgage Pool"
in this prospectus supplement and "Certain Federal Income Tax
Consequences--REMICs--Characterization of Investments in REMIC Certificates" in
the accompanying prospectus.

POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC provisions (an "REO
Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently
35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and

                                     S-165

operation of each REO Property. These considerations will be of particular relevance with respect to any health care facilities or hotels that become REO
Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders.
Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial
REO Properties by REMICs.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Reporting of interest income, including any original issue discount, if any, with respect to the Offered Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of the Offered
Certificates and the IRS; holders of Offered Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request.
Reporting regarding qualification of the REMIC's assets as set forth above under "--Characterization of Investments in Offered Certificates" will be made as required under the Treasury regulations, generally on an annual basis.

     As applicable, the Offered Certificate information reports will include a statement of the adjusted issue price of the Offered Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                         CERTAIN ERISA CONSIDERATIONS

     A fiduciary of Plan that is subject to Title I of ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute Plan Assets. Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that are held by
"benefit plan investors" (as defined in U.S. Department of Labor Regulation
Section 2510.3-101).

     The U.S. Department of Labor issued individual prohibited transaction exemptions to NationsBank Corporation (predecessor in interest to Bank of
America Corporation), PTE 93-31, to Bear, Stearns & Co. Inc., PTE 90-30, to
Goldman, Sachs & Co., PTE 89-88, and to Greenwich Capital Markets, Inc., PTE
90-59, each as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, which generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by an Exemption-Favored Party, provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an Offered
Certificate to be eligible for exemptive relief

                                     S-166

thereunder. First, the acquisition of such Offered Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, such Offered
Certificate at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Fitch, Moody's or S&P. Third, the
Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. Fourth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the
Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the
Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     A fiduciary of a Plan contemplating a purchase of any Class of Offered
Certificates in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing any Class of Offered Certificates, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to such Certificates as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any Class of Offered Certificates.

     The Exemption also requires that the Trust meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an Offered Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificate. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of
Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the Depositor, an
Exemption-Favored Party, the Trustee, the Master Servicer, the Special
Servicer, a sub-servicer, any Mortgage Loan Seller or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a "Party in
Interest") with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the continued holding of the Offered Certificates by a
Plan. However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an
Offered Certificate on behalf of an Excluded Plan (as defined in the next sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan.

     Moreover, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the
Exemption may also provide an exemption from the restrictions imposed by
Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by
Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the
Code, in connection with (1) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of the Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to

                                     S-167

the investment of Plan assets in such Certificates is (a) a borrower with respect to 5.0% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3)
the continued holding of Offered Certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b)
and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b)
of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

     Lastly, if the general conditions of the Exemption are satisfied, the
Exemption also may provide an exemption from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections
4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Offered Certificates.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (i) the Offered Certificates constitute "securities" for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See "Certain ERISA
Considerations" in the accompanying prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to
Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under such a similar law.

     Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the
Offered Certificates under applicable legal investment or other restrictions.
The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with

                                     S-168

their own legal advisors in determining whether and to what extent the Offered
Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting
Agreement among the Depositor and the Underwriters, the Depositor has agreed to sell to each of the Underwriters and each of the Underwriters has agreed to purchase, severally but not jointly, the respective Certificate Balances or
Notional Amounts as applicable, of each Class of the Offered Certificates as set forth below subject in each case to a variance of 5%.



                                                                                    GREENWICH
                         BANC OF AMERICA     BEAR, STEARNS     GOLDMAN, SACHS        CAPITAL
                          SECURITIES LLC       & CO. INC.           & CO.         MARKETS, INC.
                        -----------------   ---------------   ----------------   --------------

Class A-1 ...........        $                  $                  $                 $
Class A-2 ...........        $                  $                  $                 $
Class A-3 ...........        $                  $                  $                 $
Class A-SB ..........        $                  $                  $                 $
Class A-4A ..........        $                  $                  $                 $
Class A-4B ..........        $                  $                  $                 $
Class A-1A ..........        $                  $                  $                 $
Class A-J ...........        $                  $                  $                 $
Class XP(1) .........        $                  $                  $                 $
Class B .............        $                  $                  $                 $
Class C .............        $                  $                  $                 $
Class D .............        $                  $                  $                 $


----------
(1)   Notional Amount.

     With respect to the Offered Certificates, Banc of America Securities LLC
and Bear, Stearns & Co. Inc. are acting as co-lead managers. Goldman, Sachs &
Co. and Greenwich Capital Markets, Inc. are each acting as a co-manager. Banc of America Securities LLC and Bear, Stearns & Co. Inc. are acting as joint bookrunners with respect to the Class A-1, Class A-3, Class A-SB and Class A-4A
Certificates. Banc of America Securities LLC will be the sole bookrunner for all other Classes of Certificates. Banc of America Securities LLC and Bear
Stearns & Co. Inc. are affiliates of Bank of America, N.A. and Bear Stearns
Commercial Mortgage, Inc., respectively, which are the Mortgage Loan Sellers for this offering.

     Banc of America Securities LLC is an affiliate of the Depositor. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be an amount equal to approximately
[    ]% of the initial aggregate Certificate Balance of the Offered
Certificates, plus accrued interest on all of the Offered Certificates, before deducting expenses payable by the Depositor.

     Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriters and any dealers that participate with the
Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be
"underwriters" within the meaning of the

                                     S-169

Securities Act in connection with reoffers and sales by them of Offered
Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that the
Underwriters presently intend to make a market in the Offered Certificates;
however, the Underwriters have no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors--Risks
Related to the Certificates--Liquidity for Certificates May Be Limited" in this prospectus supplement and "Risk Factors--Limited Liquidity of Certificates" in
the accompanying prospectus.

     The Depositor and each Mortgage Loan Seller have agreed to indemnify the
Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act against, or make contributions to the Underwriters and such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. Each
Mortgage Loan Seller has agreed to indemnify the Depositor, its officers and directors, the Underwriters and each person, if any, who controls the Depositor or the Underwriters within the meaning of Section 15 of the Securities Act, with respect to certain liabilities, including certain liabilities under the
Securities Act, relating to those Mortgage Loans sold by such Mortgage Loan
Seller.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Cadwalader,
Wickersham & Taft LLP, Charlotte, North Carolina and for the Underwriters by
Thacher Proffitt & Wood LLP, New York, New York.

                                    RATINGS

     It is a condition to their issuance that the Offered Certificates receive the credit ratings indicated below from Fitch and S&P:

   CLASS                                                  FITCH     S&P
   -----                                                  -----     ---
   Class A-1 .........................................     AAA      AAA
   Class A-2 .........................................     AAA      AAA
   Class A-3 .........................................     AAA      AAA
   Class A-SB ........................................     AAA      AAA
   Class A-4A ........................................     AAA      AAA
   Class A-4B ........................................     AAA      AAA
   Class A-1A ........................................     AAA      AAA
   Class A-J .........................................     AAA      AAA
   Class XP ..........................................     AAA      AAA
   Class B ...........................................      AA      AA
   Class C ...........................................     AA-      AA-
   Class D ...........................................      A        A

     The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Rated Final
Distribution Date which is Distribution Date in July 2045. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors, (iv) whether and to what extent Default Interest will be received or
Net Aggregate Prepayment Interest Shortfalls will be realized, or (v) payments of Excess Interest.

                                     S-170

     There is no assurance that any rating assigned to the Offered Certificates by a Rating Agency will not be lowered, qualified (if applicable) or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the
Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. In this regard, a rating assigned to any
Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by Fitch or S&P.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk
Factors--The Nature of Ratings Are Limited and Will Not Guarantee that You Will
Receive Any Projected Return on Your Certificates" in the accompanying prospectus.

                                     S-171

                       GLOSSARY OF PRINCIPAL DEFINITIONS

     "Accrued Certificate Interest" is defined on page S-137 to this prospectus supplement.

     "Act No. 416" is defined on page S-54 to this prospectus supplement.

     "Additional Trust Fund Expenses" mean, among other things, (i) all Special
Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer,
(ii) any interest paid to the Master Servicer, the Special Servicer and/or the
Trustee in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv)
property inspection costs incurred by the Special Servicer for Specially
Serviced Mortgage Loans to the extent paid out of general collections, (v)
certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under "The Trustee--Indemnification" and under "The Pooling and
Servicing Agreements--Certain Matters Regarding the Trustee" in the
accompanying prospectus, certain reimbursements to the Master Servicer, the
Special Servicer, the REMIC Administrator and the Depositor as described under
"The Pooling and Servicing Agreements--Certain Matters Regarding the Master
Servicer, the Special Servicer, the REMIC Administrator and the Depositor" in
the accompanying prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under
"Certain Federal Income Tax Consequences--Possible Taxes on Income From
Foreclosure Property" in this prospectus supplement and "Certain Federal Income
Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the
accompanying prospectus, (vi) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a Defaulted Mortgage Loan (see
"The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage
Loans" in the accompanying prospectus), and (vii) any other expense of the
Trust Fund not specifically included in the calculation of a Realized Loss for which there is no corresponding collection from a borrower. Additional Trust
Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

     "Administrative Fee Rate" means the sum of the Master Servicing Fee Rate
(which equals the sum of the monthly master servicing fee and the monthly sub-servicing fee), plus the per annum rate applicable to the calculation of the Trustee Fee.

     "Administrative Fees" means the Trustee Fee and the Master Servicing Fee each of which will be computed for the same period for which interest payments on the Mortgage Loans are computed.

     "Advance Interest" means interest payable to the Master Servicer and the
Trustee with respect to any Advance made thereby and the Special Servicer with respect to any Servicing Advance made thereby, accrued on the amount of such
Advance for so long as it is outstanding at the Reimbursement Rate, except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period.

     "Advance Reserve Loan" is defined on page S-82 of this prospectus supplement.

     "Advance Reserve Fund" is defined on page S-82 of this prospectus supplement.

     "Advances" means Servicing Advances and P&I Advances.

     "Amortization Schedule" means, for the Mortgage Loans or Serviced Whole
Loans listed below, the amount of the related scheduled monthly payments of principal and interest as set forth in related Annex to this prospectus supplement as follows:

     o    Sotheby's Building Pari Passu Note A-1 (Loan No. 59039 on Annex A to
          this prospectus supplement) -- Annex F to this prospectus supplement.

     "Annual Debt Service" means the amount derived by multiplying the Monthly
Payment set forth for each Mortgage Loan in Annex A to this prospectus supplement by twelve.

     "Anticipated Repayment Date" means, with respect to any ARD Loan, the date specified in the related Mortgage Loan documents on which the payment terms and the accrual of interest may change if such ARD Loan is not paid in full.

                                     S-172

     "Appraisal Reduction Amount" means, for any Required Appraisal Loan, in general, an amount (calculated as of the Determination Date immediately following the later of the date on which the most recent relevant appraisal was obtained by the Special Servicer pursuant to the Pooling and Servicing
Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal Loan) equal to the excess, if any, of:

          (1) the sum of :

               (a) the Stated Principal Balance of such Required Appraisal Loan as of such Determination Date,

               (b) to the extent not previously advanced by or on behalf of the
          Master Servicer, or the Trustee, all unpaid interest (net of Default
          Charges) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date,

               (c) all unpaid Master Servicing Fees, Special Servicing Fees,
          Trustee Fees and Additional Trust Fund Expenses accrued with respect to such Required Appraisal Loan,

               (d) all related unreimbursed Advances made by or on behalf of the
          Master Servicer, the Special Servicer or, the Trustee with respect to such Required Appraisal Loan and reimbursable out of the Trust Fund, together with all unpaid Advance Interest accrued on such Advances,
          and

               (e) all currently due but unpaid real estate taxes and
          assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable, for which neither the Master Servicer nor the Special
          Servicer holds any escrow payments or Reserve Funds;

          over

          (2) the sum of:

               (x) the excess, if any, of (i) 90% of the Appraisal Value of the related Mortgaged Property or REO Property, as applicable, as determined by the most recent relevant appraisal acceptable for purposes of the Pooling and Servicing Agreement, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of such
          Required Appraisal Loan, and

               (y) any escrow payments reserve funds and/or letters of credit held by the Master Servicer or the Special Servicer with respect to such Required Appraisal Loan, the related Mortgaged Property or any related REO Property (exclusive of any such items that are to be applied to real estate taxes, assessments, insurance premiums and/or ground rents or that were taken into account in determining the
          Appraisal Value of the related Mortgaged Property or REO Property, as applicable, referred to in clause (2)(x)(i) above).

     "Appraisal Trigger Event" means any of the following events: (1) any
Mortgage Loan or Serviced Whole Loan becoming a Modified Mortgage Loan; (2) any
Monthly Payment with respect to any Mortgage Loan or Serviced Whole Loan remaining unpaid for 60 days past the Due Date for such payment; (3) the passage of 60 days after the Special Servicer receives notice that the mortgagor under such Mortgage Loan or Serviced Whole Loan becomes the subject of bankruptcy, insolvency or similar proceedings, which remain undischarged and undismissed; (4) the passage of 60 days after the Special Servicer receives notice that a receiver or similar official is appointed with respect to the related Mortgaged Property; (5) the related Mortgaged Property becoming an REO
Property; or (6) the passage of 60 days after the third extension of a Mortgage
Loan or a Serviced Whole Loan.

     "Appraisal Value" means, for any Mortgaged Property, the appraiser's value as stated in the appraisal available to the Depositor as of the date specified on the schedule which may be an "as is" or "as stabilized" value.

     "Approval Provisions" mean the approvals and consents necessary in connection with a Special Action or the extension of the Maturity Date of a
Mortgage Loan other than the Pacific Arts Plaza

                                     S-173

Pari Passu Note A-2 Mortgage Loan: (i) with respect to any Non-Specially
Serviced Mortgage Loan, the Master Servicer will be required to obtain the approval or consent of the Special Servicer in connection with a Special
Action; (ii) with respect to (A) any Non-Partitioned Mortgage Loan that is a
Non-Specially Serviced Mortgage Loan or Post CAP Loan that involves an extension of the Maturity Date of such Mortgage Loan or (B) in connection with a Special Action for any Non-Partitioned Mortgage Loan or any Post CAP Loan,
the Master Servicer will be required to obtain the approval and consent of the
Special Servicer and the Special Servicer will be required to obtain the approval and consent of the Directing Certificateholder; (iii) with respect to any Non-Partitioned Mortgage Loan or Post CAP Loan that is a Specially Serviced
Mortgage Loan, the Special Servicer will be required to seek the approval and consent of the Directing Certificateholder in connection with a Special Action;
(iv) with respect to the Sotheby's Building Pari Passu Note A-1 Mortgage Loan
during any time period that a Sotheby's Building Control Appraisal Period does not exist, the Master Servicer, if the Sotheby's Building Pari Passu Note A-1
Mortgage Loan is a then Non-Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the Special Servicer, which consent will not be granted without the Special Servicer first obtaining the consent of the
Sotheby's Building Controlling Holder, in connection with a Special Action; and
(v) with respect to the Sotheby's Building Pari Passu Note A-1 Mortgage Loan
during any time period that a Sotheby's Building Control Appraisal Period does not exist, the Special Servicer, if the Sotheby's Building Pari Passu Note A-1
Mortgage Loan is a then Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the Sotheby's Building Controlling Holder in connection with a Special Action.

     "ARD Loan" means a loan that provides for changes in payments and accrual of interest, including the capture of Excess Cash Flow from the related
Mortgaged Property and an increase in the applicable Mortgage Rate, if it is not paid in full by the Anticipated Repayment Date.

     "Asset Status Report" means a report to be prepared by the Special
Servicer for each loan that becomes a Specially Serviced Mortgage Loan.

     "Assumed Monthly Payment" means an amount deemed due in respect of: (i)
any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such
Mortgage Loan delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such loan's terms in effect immediately prior to maturity. The
"Assumed Monthly Payment" deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly
Payment (or, in the case of a Mortgage Loan delinquent in respect of its
Balloon Payment as described in the prior sentence, the Assumed Monthly
Payment) due on the last Due Date Prior to the acquisition of such REO
Property.

     "Available Distribution Amount" means, for any Distribution Date, in general:

          (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following: (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection
     Period; (ii) any payments of principal and interest, Liquidation Proceeds and Insurance and Condemnation Proceeds received after the end of the related Collection Period; (iii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described); (iv) Excess
     Interest (which is distributable to the Class V Certificates as described in this prospectus supplement); (v) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special

                                     S-174

     Servicer, any Sub-Servicers or the Trustee as compensation (including
     Trustee Fees, Master Servicing Fees, Special Servicing Fees, Workout Fees,
     Liquidation Fees and Default Charges) (to the extent Default Charges are not otherwise applied to cover interest on Advances or other expenses), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses); (vi) amounts deposited in the Certificate Account in error; (vii) with respect to each Mortgage
     Loan which accrues interest on an Actual/360 Basis and any Distribution
     Date relating to the one month period preceding the Distribution Date in each February (and in any January of a year which is not a leap year), an amount equal to the related Withheld Amount; and (viii) with respect to the first Distribution Date, the related Interest Deposit Amount.

          (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date, any Compensating Interest
     Payments made by the Master Servicer to cover Prepayment Interest
     Shortfalls incurred during the related Collection Period and for the
     Distribution Date occurring in each March, the related Withheld Amounts remitted to the Trustee for distribution to the Certificateholders as described under "--Interest Reserve Account" in this prospectus supplement.

     "Average Daily Rate" or "ADR" means, with respect to a hotel Mortgaged
Property, the average rate charged at the Mortgaged Property per day.

     "Balance Per Unit" means, for each Mortgage Loan, the related balance of such Mortgage Loan divided by the number of Units, Keys, Pads or SF (as applicable), provided that (i) with respect to the PA Pari Passu Note A-1
Component Mortgage Loan such calculation includes both the PA Pari Passu Note
A-1 Component Mortgage Loan and the Pacific Arts Plaza Pari Passu Note A-2
Mortgage Loan (but excludes the PA Pari Passu Note A-1 Subordinate Component)
and with respect to the Sotheby's Building Pari Passu Note A-1 Mortgage Loan
such calculation includes both the Sotheby's Building Pari Passu Note A-1
Mortgage Loan and the Sotheby's Building Pari Passu Note A-2 Mortgage Loan (but
excludes the Sotheby's Building Note B). Accordingly such ratios would be higher if the pari passu note(s), subordinate component(s) and/or B note(s) (as applicable) were included.

     "Balloon" or "Balloon Loan" means a Mortgage Loan that provides for monthly payments of principal based on an amortization schedule significantly longer than the related remaining term thereof, thereby leaving substantial principal amounts due and payable on their respective Maturity Dates, unless prepaid prior thereto.

     "Balloon or ARD Loan-to-Value Ratio", "Balloon or ARD LTV Ratio", "Balloon
or ARD LTV", "Maturity Date Loan-to-Value", "Maturity Date LTV" or "Maturity
Date LTV Ratio" means, with respect to any Mortgage Loan, the principal portion of the Balloon Payment of such Mortgage Loan (in the case of an ARD Loan, assuming repayment on its Anticipated Repayment Date) divided by the Appraisal
Value of the related Mortgage Loan, except:

          (i) with respect to the PA Pari Passu Note A-1 Component Mortgage Loan
     such calculation includes the PA Pari Passu Note A-1 Senior Component and the Pacific Arts Plaza Pari Passu Note A-2 (but excludes the PA Pari Passu
     Note A-1 Subordinate Component) and with respect to the Sotheby's Building
     Pari Passu Note A-1 Mortgage Loan such calculation includes the Sotheby's
     Building Pari Passu Note A-1 and the Sotheby's Building Pari Passu Note A-2
     (but excludes the Sotheby's Building Note B). Accordingly, such ratios would be higher if the pari passu note(s), subordinate component(s) and/or
     B note(s) (as applicable) were included; and

          (ii) with respect to two sets of Cross-Collateralized Mortgage Loans
     ((a) Loan Nos. 59114, 59112 and 59113 and (b) Loan Nos. 58929 and 58860 on
     Annex A to this prospectus supplement) (1) the aggregate principal portion of the Balloon Payments for the related Cross-Collateralized Mortgage Loans divided by (2) the aggregate Appraisal Value for such Cross-Collateralized
     Mortgage Loans.

     "Balloon Payment" means the principal amount due and payable, together with the corresponding interest payment, on a Balloon Loan on the related
Maturity Date.

                                     S-175

     "Balloon Payment Interest Shortfall" means, with respect to any Balloon
Loan with a Maturity Date that occurs after, or that provides for a grace period for its Balloon Payment that runs past, the Determination Date in any calendar month, and as to which the Balloon Payment is actually received after the Determination Date in such calendar month (but no later than its Maturity
Date or, if there is an applicable grace period, beyond the end of such grace period), the amount of interest, to the extent not collected from the related
Determination Date, that would have accrued on the principal portion of such
Balloon Payment during the period from the related Maturity Date to, but not including, the first day of the calendar month following the month of maturity
(less the amount of related Master Servicing Fees that would have been payable from that uncollected interest and, if applicable, exclusive of any portion of that uncollected interest that would have been Default Interest).

     "Base Interest Fraction" means, with respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of Sequential Pay
Certificates, a fraction (a) whose numerator is the amount, if any, by which
(i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the
Discount Rate and (b) whose denominator is the amount, if any, by which (i) the
Mortgage Rate on such Mortgage Loan exceeds (ii) the Discount Rate. However, under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than or equal to the lesser of (x) the Mortgage
Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

     "Bridger" is defined on page S-80 to this prospectus supplement.

     "Capital Market Servicing Group" is defined on page S-113 to this prospectus supplement.

     "Cash Flow" means with respect to any Mortgaged Property, the total cash flow available for Annual Debt Service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses, capital expenditures and tenant improvements and leasing commissions.

          (i) "Revenues" generally consist of certain revenues received in respect of a Mortgaged Property, including, for example, (A) for the
     Multifamily Mortgaged Properties, rental and other revenues; (B) for the
     Commercial Mortgaged Properties, base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues;
     and (C) for hotel Mortgaged Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

          (ii) "Expenses" generally consist of all expenses incurred for a
     Mortgaged Property, including for example, salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property)
     and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor. In the case of hotel Mortgaged Properties, Expenses include, for example, expenses relating to guest rooms (hotels only), food and beverage costs, telephone bills, and rental and other expenses, and such operating expenses as general and administrative, marketing and franchise fees.

In certain cases, Full Year Cash Flow, Most Recent Cash Flow and/or U/W Cash
Flow have been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Such Cash Flow does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from Most Recent Expenses, Full
Year Expenses or U/W Expenses to reflect normalized Most Recent Cash Flow, Full
Year Cash Flow or U/W Cash Flow, as the case may be. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Such Cash Flow was not necessarily determined in accordance with GAAP. Such Cash Flow is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged

                                     S-176

Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Moreover, in certain cases such Cash Flow may reflect partial-year annualizations.

     "CBE" is defined on page S-163 to this prospectus supplement.

     "Certificate Balance" means for any Class of Sequential Pay Certificates outstanding at any time will be the then aggregate stated principal amount thereof.

     "Certificate Owner" means a beneficial owner of an Offered Certificate.

     "Certificate Registrar" means the Trustee in its capacity as registrar.

     "Class" is defined on page S-125 to this prospectus supplement.

     "Class A Certificates" is defined on page S-125 to this prospectus supplement.

     "Class A-4 Certificates" means, collectively, the Class A-4A and Class
A-4B Certificates.

     "Class A-SB Planned Principal Balance" means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in Annex C to this prospectus supplement.

     "Class X Certificates" is defined on page S-125 to this prospectus supplement.

     "CMSA NOI Adjustment Worksheet" is defined on page S-147 to this prospectus supplement.

     "CMSA Operating Statement Analysis Report" is defined on page S-147 to this prospectus supplement.

     "Collateral Substitution Deposit" means an amount that will be sufficient to (a) purchase U.S. government obligations (or in some instances the applicable Mortgage Loan documents may require the borrower to deliver the U.S.
government obligations referenced in this clause (3)) providing for payments on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date or Anticipated
Repayment Date (or, in certain cases, the commencement of the related Open
Period) in amounts sufficient to pay the scheduled payments (including, if applicable, payments due on the Sotheby's Building Note B, in the case of the related Mortgage Loan) due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance and (b) pay any costs and expenses incurred in connection with the purchase of such U.S.
government obligations.

     "Collection Period" is defined on page S-11 to this prospectus supplement.

     "Commercial Loan" means a Mortgage Loan secured by a Commercial Mortgaged
Property.

     "Commercial Mortgaged Property" means a hotel, retail shopping mall or center, an office building or complex, an industrial or warehouse building or a self-storage facility.

     "Compensating Interest Payment" means a cash payment from the Master
Servicer to the Trustee in an amount equal to the sum of (i) the aggregate amount of Balloon Payment Interest Shortfalls, if any, incurred in connection with Balloon Payments received in respect of the Mortgage Loans during the most recently ended Collection Period, plus (ii) the lesser of (A) the aggregate amount of Prepayment Interest Shortfalls, if any, incurred in connection with principal prepayments received in respect of the Mortgage Loans during the most recently ended Collection Period, and (B) the aggregate of (1) that portion of its Master Servicing Fees for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Loan for which such Master
Servicing Fees are being paid in such Collection Period, calculated at 0.020%
per annum, and (2) all Prepayment Interest Excesses received in respect of the
Mortgage Loans during the most recently ended Collection Period, plus (iii) in the event that any principal prepayment was received on the last business day of the second most recently ended Collection Period, but for any reason was not included as part of the Master Servicer Remittance Amount for the preceding
Master Servicer Remittance Date (other than because of application of the subject principal prepayment for another purpose), the total of all interest and other income accrued or earned on the amount of such principal prepayment while it is on deposit with the Master Servicer.

                                     S-177

     "Controlling Class" means, as of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest payment priority (the Class A Certificates being treated as a single Class for this purpose) that has a then outstanding Certificate Balance at least equal to 25%
of its initial Certificate Balance (or, if no Class of Sequential Pay
Certificates has a Certificate Balance at least equal to 25% of its initial
Certificate Balance, then the Controlling Class will be the outstanding Class of Sequential Pay Certificates with the then largest outstanding Class principal balance). The Controlling Class as of the Delivery Date will be the
Class P Certificates.

     "Controlling Class Certificateholder" means each Holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

     "Corrected Mortgage Loan" means any Mortgage Loan or Serviced Whole Loan which ceases to be a Specially Serviced Mortgage Loan (and as to which the
Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances that caused the loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists): (a) in the case of the circumstances described in clause (a) in the definition of Servicing
Transfer Event, if and when the related mortgagor has made three consecutive full and timely Monthly Payments under the terms of such loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special
Servicer pursuant to the Pooling and Servicing Agreement); (b) in the case of the circumstances described in clauses (b), (d), (e) and (f) in the definition of Servicing Transfer Event, if and when such circumstances cease to exist in the reasonable judgment of the Special Servicer; (c) in the case of the circumstances described in clause (c) in the definition of Servicing Transfer
Event, if and when such default is cured in the reasonable judgment of the
Special Servicer; and (d) in the case of the circumstances described in clause
(g) in the definition of Servicing Transfer Event, if and when such proceedings are terminated.

     "Cross-Collateralized Mortgage Loan" means a Mortgage loan that is part of a set of cross-collateralized and cross-defaulted Mortgage Loans.

     "Cut-off Date" is defined on page S-11 to this prospectus supplement.

     "Cut-off Date Balance" means, for each Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.
     "Cut-off Date Loan-to-Value Ratio", "Cut-off Date LTV Ratio" or "Cut-off
Date LTV" means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgage Loan, except:

          (i) with respect to the PA Pari Passu Note A-1 Component Mortgage Loan
     such calculation includes the PA Pari Passu Note A-1 Senior Component and the Pacific Arts Plaza Pari Passu Note A-2 (but excludes the PA Pari Passu
     Note A-1 Subordinate Component) and with respect to the Sotheby's Building
     Pari Passu Note A-1 Mortgage Loan such calculation includes the Sotheby's
     Building Pari Passu Note A-1 and the Sotheby's Building Pari Passu Note A-2
     (but excludes the Sotheby's Building Note B). Accordingly, such ratios would be higher if the pari passu note(s), subordinate component(s) and/or
     B note(s) (as applicable) were included; and

          (ii) with respect to two sets of Cross-Collateralized Mortgage Loans
     (a) Loan Nos. 59114, 59112 and 59113 and (b) Loan Nos. 58929 and 58860 on
     Annex A to this prospectus supplement) (1) the aggregate Cut-off Date
     Balance for the related Cross-Collateralized Mortgage Loans divided by (2)
     the aggregate Appraisal Value for such Cross-Collateralized Mortgage Loans.

     "Default Charges" means late payment charges and Default Interest.

     "Default Interest" means interest (other than Excess Interest) in excess of interest at the related Mortgage Rate accrued as a result of a default and/or late payment charges.

     "Defaulted Mortgage Loan" means a Mortgage Loan (i) that is delinquent 60 days or more in respect to a Monthly Payment (not including the Balloon
Payment) or (ii) is delinquent in respect of

                                     S-178

its Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage
Note, or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

     "Defeasance" means (for purposes of Annex A to this prospectus supplement), with respect to any Mortgage Loan, that such Mortgage Loan is subject to a Defeasance Option.

     "Defeasance Lock-out Period" or "DLP" means the time after the specified period, which is at least two years from the Delivery Date, provided no event of default exists, during which the related borrower may obtain a release of a
Mortgaged Property from the lien of the related Mortgage by exercising its
Defeasance Option.

     "Defeasance Option" means the option of the related borrower to obtain a release of a Mortgaged Property from the lien of the related Mortgage during the Defeasance Lock-out Period, which is at least two years from the Delivery
Date, provided no event of default exists and other conditions are satisfied as described in this prospectus supplement.

     "Definitive Certificate" means a fully registered physical certificate.

     "Delivery Date" is defined on page S-11 to this prospectus supplement.

     "Depositor" is defined on page S-10 to this prospectus supplement.

     "Determination Date" is defined on page S-11 to this prospectus supplement.

     "Directing Certificateholder" means the Controlling Class
Certificateholder (or a representative selected by such Controlling Class
Certificateholder to act on its behalf) selected by the majority
Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Balance, that a
Directing Certificateholder is no longer designated, the Controlling Class
Certificateholder that owns the largest aggregate Certificate Balance of the
Controlling Class will be the Directing Certificateholder. As of the Delivery
Date the Directing Certificateholder is First Chicago Capital Corporation.

     "Discount Rate" means, with respect to any applicable Prepayment Premium calculation, the yield on the U.S. Treasury issue with a maturity date closest to the Maturity Date for the Mortgage Loan being prepaid (if applicable, converted to a monthly compounded nominal yield), or an interpolation thereof, in any case as specified and used in accordance with the related Mortgage Loan documents in calculating the Prepayment Premium with respect to the related prepayment; provided, however, that for any Mortgage Loan subject to a Fixed
Prepayment Premium, the Discount Rate means the yield on the U.S. Treasury issue with a maturity date closest to the Maturity Date for the Mortgage Loan being prepaid, or an interpolation thereof.

     "Distributable Certificate Interest" is defined on page S-137 to this prospectus supplement.

     "Distribution Date" is defined on page S-11 to this prospectus supplement.

     "Distribution Date Statement" is defined on page S-145 to this prospectus supplement.

     "DTC" means The Depository Trust Company.

     "Due Date" means the first day of each month. See also the description of the Advance Reserve Loan in "Description of the Mortgage Pool--Certain Terms
and Conditions of the Mortgage Loans."

     "Emergency Advance" means a Servicing Advance that must be made within five business days in order to avoid a material adverse consequence to the
Trust Fund.

                                     S-179

     "Environmental Report" means (A) an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to a
Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan and (B) if applicable, a third-party consultant also conducted a Phase II environmental site assessment of a Mortgaged Property.

     "EQB" means the Puerto Rico Environmental Quality Board.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Excess Cash Flow" means all remaining monthly cash flow, if any, after paying all debt service, required reserves, permitted operating expenses and capital expenditures from a Mortgaged Property related to an ARD Loan from and after the Anticipated Repayment Date.

     "Excess Interest" means interest accrued on an ARD Loan at the related
Excess Interest Rate.

     "Excess Interest Distribution Account" means the account (which may be a sub-account of the Distribution Account) to be established and maintained by the Trustee in the name of the Trustee for the benefit of the Class V
Certificateholders.

     "Excess Interest Rate" means the difference in rate of an ARD Loan's
Revised Rate over the related Mortgage Rate.

     "Excluded Plan" means a Plan sponsored by any member of the Restricted
Group.

     "Exemption" means, collectively, the individual prohibited transaction exemptions granted by the U.S. Department of Labor to Bank of America
Corporation (PTE 93-31, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41),
Bear Stearns & Co. Inc. (PTE 90-30, as amended by PTE 97-34, PTE 2000-58 and
PTE 2002-41), Goldman, Sachs & Co. (PTE 89-88, as amended by PTE 97-34, PTE
2000-58 and PTE 2002-41) and Greenwich Capital Markets, Inc. (PTE 90-59, as
amended by PTE 97-34, PTE 2000-58 and PTE 2002-41).

     "Exemption-Favored Party" means (a) Bank of America Corporation, (b) each of the Underwriters, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of
America Corporation (such as Banc of America Securities LLC) or any other
Underwriter, and (d) any member of the underwriting syndicate or selling group of which a person described in (a), (b) or (c) is a manager or co-manager with respect to the Offered Certificates.

     "Fitch" means Fitch, Inc.

     "Fixed Prepayment Premium" means, with respect to Loan No. 12949 to this prospectus supplement, the fixed one percent prepayment premium that is due in connection with any voluntary principal prepayment on such Mortgage Loan during the nine payment period after the 59th payment of the term of such Mortgage
Loan.

     "Full Year Cash Flow" means, with respect to any Mortgaged Property, the
Cash Flow derived therefrom that was available for debt service, calculated as
Full Year Revenues less Full Year Expenses, Full Year capital expenditures and
Full Year tenant improvements and leasing commissions. See also "Cash Flow"
above.

          (i) "Full Year Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the
     12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

          (ii) "Full Year Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

     "Full Year DSCR" means, with respect to any Mortgage Loan (a) the Full
Year Cash Flow for the related Mortgage Loan divided by (b) the Annual Debt
Service for such Mortgage Loan, except:

                                     S-180

          (i) with respect to the PA Pari Passu Note A-1 Component Mortgage Loan
     such calculation includes the PA Pari Passu Note A-1 Senior Component and the Pacific Arts Plaza Pari Passu Note A-2 (but excludes the PA Pari Passu
     Note A-1 Subordinate Component) and with respect to the Sotheby's Building
     Pari Passu Note A-1 Mortgage Loan such calculation includes the Sotheby's
     Building Pari Passu Note A-1 and the Sotheby's Building Pari Passu Note A-2
     (but excludes the Sotheby's Building Note B). Accordingly, such ratios would be higher if the pari passu note(s), subordinate component(s) and/or
     B note(s) (as applicable) were included; and

          (ii) with respect to two sets of Cross-Collateralized Mortgage Loans
     ((a) Loan Nos. 59114, 59112 and 59113 and (b) Loan Nos. 58929 and 58860 on
     Annex A to this prospectus supplement) (1) the aggregate Full Year Cash
     Flow for such Cross-Collateralized Mortgage Loans divided by (2) the aggregate Annual Debt Service for such Cross-Collateralized Mortgage Loans.

     "Full Year End Date" means, with respect to each Mortgage Loan, the date indicated on Annex A to this prospectus supplement as the "Full Year End Date"
with respect to such Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available annual operating statement provided by the related borrower.

     "Fully Amortizing" means any Mortgage Loan that fully amortizes by its
Maturity Date, except that such Mortgage Loan may have a payment due at its maturity in excess of its scheduled Monthly Payment.

     "GAAP" means generally accepted accounting principles.

     "Group 1 Balance" means the aggregate principal balance equal of the
Mortgage Loans in Loan Group 1 as of the Cut-off Date, $1,357,544,380.

     "Group 1 Principal Distribution Amount" means the Principal Distribution
Amount applicable to just the Loan Group 1 Mortgage Loans.

     "Group 2 Balance" means the aggregate principal balance equal of the
Mortgage Loans in Loan Group 2 as of the Cut-off Date, $228,135,414.

     "Group 2 Principal Distribution Amount" means the Principal Distribution
Amount applicable to just the Loan Group 2 Mortgage Loans.

     "Group Balance" means, collectively, either the Group 1 Balance or the
Group 2 Balance.

     "Group Balances" means the Group 1 Balance and the Group 2 Balance.

     "Hyper Am" means (for purposes of Annex A to this prospectus supplement)
ARD Loans.

     "Initial Certificate Balance" is defined on page S-156 to this prospectus supplement.

     "Initial Pool Balance" means the aggregate Cut-off Date balance of the
Mortgage Loans, $1,585,679,793, subject to a variance of plus or minus 5%.

     "Int Diff (BEY)" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) one percent (1%) of the principal amount being prepaid or (b) the product obtained by multiplying (x) the principal amount being prepaid, times (y) the difference obtained by subtracting (I) the Yield
Rate from (II) the mortgage rate of the related Mortgage Loan, times (z) the present value factor calculated using the following formula:

     1-(1+r)-n
     ---------
         r

     where r is equal to the Yield Rate and n is equal to the number of years and any fraction thereof, remaining between the date the prepayment is made and the maturity date of the related Mortgage Loan. As used in this definition,
"Yield Rate" means the yield rate for the specified U.S. Treasury security, as reported in The Wall Street Journal on the fifth business day preceding the date the prepayment is required in the related Mortgage Loan documents.

     Loan No. 59026 has been assumed to be included in this category for purposes of Annex A to this prospectus supplement.

                                     S-181

     "Int Diff (MEY)" means a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) 1% of the principal amount being prepaid, or (b)
the present value of a series of payments each equal to the Int Diff Payment
Amount over the remaining original term of the related Mortgage Note and on the
Maturity Date of the related Mortgage Loans, discounted at the Reinvestment
Yield for the number of months remaining as of the date of such prepayment to each such date that payment is required under the related Mortgage Loan documents and the Maturity Date of the related Mortgage Loans. "Int Diff
Payment Amount" means the amount of interest which would be due on the portion of the Mortgage Loan being prepaid, assuming a per annum interest rate equal to the excess (if any) of the Mortgage Rate of the related Mortgage Loan over the
Reinvestment Yield. "Reinvestment Yield" means the yield rate for the specified
U.S. Treasury security as described in the underlying Mortgage Note converted to a monthly compounded nominal yield.

     o    Loan Nos. 58974, 59038, 58975, 58865, 59030, 59004, 58863, 58929 and
          58860 have been assumed to be included in this category for purposes of Annex A to this prospectus supplement.

     "Interest Deposit Amount is $[      ], with respect to one Mortgage Loan
identified in Annex A hereto as Loan Number 58895. The Interest Deposit Amount represents the amount of interest that would have accrued at the related
Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of
September 1, 2005 had such Mortgage Loan been originated on September 1, 2005, for the period from and including September 1, 2005 to but excluding the date of origination of such Mortgage Loan.

     "Interest Only" means any Mortgage Loan which requires scheduled payments of interest only until the related maturity date.

     "Interest Only, Hyper Am" means any Mortgage Loan which requires only scheduled payments of interest the term of the related Mortgage Loan and that has a significant outstanding balance at the Anticipated Repayment Date.

     "Interest Reserve Account" means the account (which may be a sub-account of the Certificate Account) to be established and maintained by the Master
Servicer in the name of the Trustee for the benefit of the Certificates.

     "IO, Balloon" and "Partial Interest Only, Balloon" each mean any Mortgage
Loan which requires only scheduled payments of interest for some (but not all)
of the term of the related Mortgage Loan and that has a significant outstanding balance at maturity.

     "IO, Hyper Am" and "Partial Interest Only, Hyper Am" each mean any
Mortgage Loan which requires only scheduled payments for some (but not all) of the term of the related Mortgage Loan and has a significant outstanding balance at the Anticipated Repayment Date.

     "LNR" is defined on page S-113.

     "Leasable Square Footage", "Net Rentable Area (SF)" or "NRA" means, in the case of a Mortgaged Property operated as a office, retail, industrial or warehouse facility, the square footage of the net leasable area.

     "Liquidation Fee" means the fee generally payable to the Special Servicer in connection with the liquidation of a Specially Serviced Mortgage Loan.

     "Liquidation Fee Rate" means a per annum rate equal to 1.00% (100 basis points).

     "Loan Group 1" means one of the two loan groups that make up the Mortgage
Pool. Loan Group 1 will consist of 107 Mortgage Loans with an aggregate principal balance equal to the Group 1 Balance and representing approximately
85.6% of the aggregate principal balance of the Mortgage Pool as of the Cut-off
Date. Annex A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.

     "Loan Group 2" means one of the two loan groups that make up the Mortgage
Pool. Loan Group 2 will consist of 21 Mortgage Loans with an aggregate principal balance equal to the Group 2

                                     S-182

Balance (or approximately 61.9% of the aggregate principal balance of the
Mortgage Loans secured by multifamily properties and approximately 56.3% of the aggregate principal balance of the Mortgage Loans secured by manufactured housing properties) and representing approximately 14.4% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date. Annex A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.

     "Lock-out Period" or "LOP" means a period during which voluntary principal prepayments are prohibited.

     "MAI" means a member of the Appraisal Institute.

     "Major Tenant" means any tenant at a Commercial Mortgaged Property (other than a single tenant) that rents at least 20% of the Leasable Square Footage at such property.

     "Master Servicer" is defined on page S-10 to this prospectus supplement.

     "Master Servicer Remittance Date" means, for any month, the business day preceding each Distribution Date.

     "Master Servicing Fee" means principal compensation to be paid to the
Master Servicer in respect of its master servicing activities.

     "Master Servicing Fee Rate" means the range of fees to be paid to the
Master Servicer in respect of the Mortgage Loans.

     "Maturity" or "Maturity Date" means, with respect to any Mortgage Loan, the date specified in the related Mortgage Note as its Maturity Date or, with respect to any ARD Loan, its Anticipated Repayment Date.

     "Maturity Assumptions" is defined on S-156 to this prospectus supplement.

     "Maturity Date Balance" means, with respect to any Mortgage Loan, the balance due at Maturity, or in the case of an ARD Loans, the related
Anticipated Repayment Date, assuming no prepayments, defaults or extensions.

     "MERS" means Mortgage Electronic Registration Systems, Inc.

     "MERS Designated Mortgage Loan" means a Mortgage Loan which shows the
Trustee on behalf of the Trust as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     "Modified Mortgage Loan" means any Mortgage Loan or Serviced Whole Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that: (i) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan or
Serviced Whole Loan); (ii) except as expressly contemplated by the related
Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (iii) in the reasonable judgment of the Special
Servicer, otherwise materially impairs the security for such Mortgage Loan or
Serviced Whole Loan or reduces the likelihood of timely payment of amounts due thereon.

     "Monthly Payment" means, with respect to any Mortgage Loan or Serviced
Whole Loan, scheduled monthly payments of principal and interest on such
Mortgage Loan or Serviced Whole Loan except, solely for purposes of Annex A to this prospectus supplement, as follows:

          (i) with respect to Interest Only loans, the related "Monthly Payment"
     is equal to zero, however, for purposes of calculating any debt service coverage ratio, the scheduled monthly payment is equal to the interest payment amount;

          (ii) with respect to any IO, Balloon or any Partial Interest Only
     Loans, the related "Monthly Payment" is equal to the principal and interest owed beginning on the amortization commencement date; and

                                     S-183

          (iii) with respect to Loan No. 59039 on Annex A to this prospectus supplement, the related "Monthly Payment" is equal to the average of the first 12 scheduled monthly payments of principal and interest owed beginning on the amortization commencement date as set forth on the related
     Amortization Schedule.

     "Mortgage" means the one or more mortgages, deeds of trust or other similar security instruments that create a first mortgage lien on a fee simple and/or leasehold interest in related Mortgaged Property.

     "Mortgage Loan" means one of the mortgage loans in the Mortgage Pool.

     "Mortgage Loan Purchase and Sale Agreement" means the separate mortgage loan purchase and sale agreements to be dated as of the Delivery Date by which the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller as of the Delivery Date.

     "Mortgage Loan Schedule" means the schedule of Mortgage Loans attached to the Pooling and Servicing Agreement.

     "Mortgage Loan Sellers" is defined on page S-10 to this prospectus supplement.

     "Mortgage Note" means the one or more promissory notes evidencing the related Mortgage.

     "Mortgage Pool" means the pool of mortgage loans consisting of 128 commercial and multifamily mortgage loans.

     "Mortgage Rate" means the per annum interest rate applicable each Mortgage
Loan that is fixed for the remaining term of the Mortgage Loan, except in the case of ARD Loans which will accrue interest at a higher rate after their respective Anticipated Repayment Date.

     "Mortgaged Property" means the real property subject to the lien of a
Mortgage and constituting collateral for the related Mortgage Loan.

     "Most Recent Cash Flow" means, with respect to any Mortgaged Property for the 12-month period ended on the Most Recent End Date, the Cash Flow derived therefrom that was available for debt service, calculated as Most Recent
Revenues less Most Recent Expenses, Most Recent capital expenditures and Most
Recent tenant improvements and leasing commissions. See also "Cash Flow".

          (i) "Most Recent Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the
     12-month period ended on the Most Recent End Date, based upon operating statements and other information furnished by the related borrower.

          (ii) "Most Recent Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended on the Most Recent End Date, based upon operating statements and other information furnished by the related borrower.

     "Most Recent DSCR" means, with respect to any other Mortgage Loan (a) the
Most Recent Cash Flow for the related Mortgage Loan divided by (b) the Annual
Debt Service for such Mortgage Loan, except:

          (i) with respect to the PA Pari Passu Note A-1 Component Mortgage Loan
     such calculation includes the PA Pari Passu Note A-1 Senior Component and the Pacific Arts Plaza Pari Passu Note A-2 (but excludes the PA Pari Passu
     Note A-1 Subordinate Component) and with respect to the Sotheby's Building
     Pari Passu Note A-1 Mortgage Loan such calculation includes the Sotheby's
     Building Pari Passu Note A-1 and the Sotheby's Building Pari Passu Note A-2
     (but excludes the Sotheby's Building Note B). Accordingly, such ratios would be higher if the pari passu note(s), subordinate component(s) and/or
     B note(s) (as applicable) were included; and

          (ii) with respect to two sets of Cross-Collateralized Mortgage Loans
     ((a) Loan Nos. 59114, 59112 and 59113 and (b) Loan Nos. 58929 and 58860 on
     Annex A to this prospectus supplement)

                                     S-184

     (1) the aggregate Most Recent Cash Flow for the related
     Cross-Collateralized Mortgage Loans divided by (2) the aggregate Annual
     Debt Service for such Cross-Collateralized Mortgage Loans.

     "Most Recent End Date" means, with respect to any Mortgage Loan, the date indicated on Annex A to this prospectus supplement as the "Most Recent End
Date" with respect to such Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available operating statement provided by the related borrower.

     "Most Recent Statement Type" means certain financial information with respect to the Mortgaged Properties as set forth in the three categories listed in (i) through (iii) immediately below.

          (i) "Full Year" means certain financial information regarding the
     Mortgaged Properties presented as of the date which is presented in the
     Most Recent Financial End Date.

          (ii) "Annualized Most Recent" means certain financial information regarding the Mortgaged Properties which has been annualized based upon one month or more of financial data.

          (iii) "Trailing 12 Months" means certain financial information regarding a Mortgaged Properties which is presented for the previous 12 months prior to the Most Recent End Date.

     "Multifamily Loan" means a Mortgage Loan secured by a Multifamily
Mortgaged Property.

     "Multifamily Mortgaged Property" means a manufactured housing property or complex consisting of five or more rental living units or one or more apartment buildings each consisting of five or more rental living units.

     "Net Aggregate Prepayment Interest Shortfall" is defined on page S-137 to this prospectus supplement.

     "Net Mortgage Rate" means with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate minus the
Administrative Fee Rate; provided, however, that for purposes of calculating the Pass-Through Rate for each Class of REMIC II Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage
Loan subsequent to the Delivery Date; and provided, further, however, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC II Certificates, then the Net Mortgage Rate of such Mortgage Loan or senior component for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee Rate); provided, however, that with respect to such Mortgage Loans or senior components, the Net
Mortgage Rate for each one month period (a) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage
Note (net of the Administrative Fee Rate) and (b) prior to the due date in
March will be determined inclusive of one day of interest retained for the one month period prior to the due dates in January and February in any year which is not a leap year or February in any year which is a leap year. As of the
Cut-off Date (without regard to the adjustment described above), the Net
Mortgage Rates for the Mortgage Loans ranged from 4.55848% per annum to
5.93548% per annum, with a Weighted Average Net Mortgage Rate of 5.15668% per annum. See "Servicing of the Mortgage Loans--Servicing and Other Compensation
and Payment of Expenses" in this prospectus supplement. For purposes of the calculation of the Net Mortgage Rate in Annex A to this prospectus supplement, such values were calculated without regard to the adjustment described in the definition of Net Mortgage Rate in this prospectus supplement.

     "Non-Specially Serviced Mortgage Loan" means a Mortgage Loan or a Serviced
Whole Loan which is not Specially Serviced Mortgage Loans.

                                     S-185

     "Non-Partitioned Mortgage Loans" means the Mortgage Loans, other than the
Pacific Arts Plaza Pari Passu Note A-2 Mortgage Loan and the Sotheby's Building
Pari Passu Note A-1 Mortgage Loan.

     "Nonrecoverable Advances" means a Nonrecoverable P&I Advance or a
Nonrecoverable Servicing Advance, as applicable.

     "Nonrecoverable P&I Advance" means any P&I Advance that the Master
Servicer or the Trustee determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds.

     "Nonrecoverable Servicing Advance" means any Advances that, in the reasonable judgment of the Master Servicer, the Special Servicer or the
Trustee, as the case may be, will not be ultimately recoverable from Related
Proceeds.

     "Notional Amount" means the notional amount used for purposes of calculating the amount of accrued interest on the Class XC and XP Certificates.

     "NPV (BEY)" refers to a method of calculation of a yield maintenance premium. Under this method, prepayment premiums are generally equal to an amount equal to the greater of (a) an amount equal to one percent (1%) of the then outstanding principal balance of the related Mortgage Loan or (b) an amount equal to (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of all unpaid principal and interest payments required under the related Mortgage Note, calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate based on a treasury rate as provided in the underlying Mortgage Note, minus (z) the outstanding principal balance of the Mortgage Loan as of the date of prepayment of the related Mortgage Loan.

     Loan Nos. 12710, 12949, 13127, 13154, 13639, 13761, 13897, 13983, 14203
and 14205 have been assumed to be included in this category for purposes of
Annex A to this prospectus supplement.

     "NPV (MEY)" refers to a method of calculation of a yield maintenance premium. Under this method, prepayment premiums are generally equal to an amount equal to the greater of (a) an amount equal to one percent (1%) of the principal balance being prepaid (or three percent (3%) of the principal balance being prepaid in the case of Loan No. 44098) or (b) an amount equal to (y) the sum of the present values as of the date of prepayment of the related Mortgage
Loan of all unpaid principal and interest payments required under the related
Mortgage Note, calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage
Loan at a discount rate based on a treasury rate converted to a monthly compounded nominal yield as provided in the underlying Mortgage Note, minus (z)
the outstanding principal balance of the Mortgage Loan as of the date of prepayment of the related Mortgage Loan.

     Loan Nos. 43352 and 44098 have been assumed to be included in this category for purposes of Annex A to this prospectus supplement.

     "Occupancy %" or "Occupancy Percent" means the percentage of Leasable
Square Footage or total Units/Keys/Pads, as the case may be, of the Mortgaged
Property that was occupied as of a specified date, as specified by the borrower or as derived from the Mortgaged Property's rent rolls or leases, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

     "Offered Certificates" is defined on page S-125 to this prospectus supplement.

     "Open" means, with respect to any Mortgage Loan, that such Mortgage Loan may be voluntarily prepaid without a Prepayment Premium.

     "Open Period" means a period during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

     "Option Price" means generally (i) the unpaid principal balance of the
Defaulted Mortgage Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Advances (and

                                     S-186

interest on Advances), and all accrued Master Servicing Fees, Special Servicing
Fees, Trustee Fees and Additional Trust Fund Expenses allocable to such
Defaulted Mortgage Loan whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination.

     "Original Balance" means the original principal balance of a Mortgage Loan and if such Mortgage Loan is a multi-property Mortgage Loan, then the "Original
Balance" applicable to each Mortgaged Property will be as allocated in the
Mortgage Loan documents. If such allocation is not provided in the Mortgage
Loan documents, then the "Original Balance" will be allocated to each Mortgaged
Property in proportion to its Appraisal Value; provided, that for Loan No.
59104 "Original Balance" is allocated by "Unit".

     "P&I Advance" means an Advance of principal and/or interest.

     "Pacific Arts Plaza Certificates" mean the Class PA Certificates issued under the Pacific Arts Plaza Pooling and Servicing Agreement.

     "Pacific Arts Plaza Fiscal Agent" means the fiscal agent under the Pacific
Arts Plaza Pooling and Servicing Agreement, which as of the Delivery Date is
ABN AMRO Bank N.V.

     "Pacific Arts Plaza Intercreditor Agreement" is defined on page S-87 to this prospectus supplement.

     "Pacific Arts Plaza Master Servicer" means the master servicer under the
Pacific Arts Plaza Pooling and Servicing Agreement, which as of the Delivery
Date is Bank of America, N.A.

     "Pacific Arts Plaza Mortgaged Property" is defined on page S-87 to this prospectus supplement.

     "Pacific Arts Plaza Pari Passu Noteholders" is defined on page S-88 to this prospectus supplement.

     "Pacific Arts Plaza Pari Passu Note A-1" is defined on page S-87 to this prospectus supplement.

     "Pacific Arts Plaza Pari Passu Note A-2" is defined on page S-87 to this prospectus supplement.

     "Pacific Arts Plaza Pooling and Servicing Agreement" means that certain pooling and servicing agreement dated as of July 1, 2005, by and among Banc of
America Commercial Mortgage Inc., as depositor, the Pacific Arts Plaza Master
Servicer, the Pacific Arts Plaza Special Servicer, the Pacific Arts Plaza
Trustee, as trustee and REMIC administrator, and the Pacific Arts Plaza Fiscal
Agent.

     "Pacific Arts Plaza Purchase Option Holder" is defined on page S-91 to this prospectus supplement.

     "Pacific Arts Plaza Repurchase Price" is defined on page S-91 to this prospectus supplement.

     "Pacific Arts Plaza Special Servicer" means the special servicer under the
Pacific Arts Plaza Pooling and Servicing Agreement, which as of the Delivery
Date is LNR Partners, Inc.

     "Pacific Arts Plaza Trustee" means the trustee under the Pacific Arts
Plaza Pooling and Servicing Agreement, which as of the Delivery Date is LaSalle
Bank National Association.

     "Pacific Arts Plaza Whole Loan" is defined on page S-87 to this prospectus supplement.

     "PA Pari Passu Note A-1 Control Appraisal Period" means that the outstanding aggregate principal balance of the PA Pari Passu Note A-1
Subordinate Component (net of any Appraisal Reduction Amounts, principal payments, realized losses and unreimbursed additional trust fund expenses) is less than 25% of its original principal balance.

     "PA Pari Passu Note A-1 Controlling Holder" means, with respect to any date of determination, (a) prior to the occurrence of a PA Pari Passu Note A-1
Control Appraisal Period, the holders of a majority interest in the Pacific
Arts Plaza Certificates and (b) during the occurrence and the continuance of a
PA Pari Passu Note A-1 Control Appraisal Period, the Pacific Arts Plaza Pari
Passu Noteholders, pursuant to the Pacific Arts Plaza Intercreditor Agreement;
provided, however, that

                                     S-187

neither the borrower nor any affiliate of the borrower will ever be the PA Pari
Passu Note A-1 Controlling Holder. Pursuant to the Pacific Arts Plaza
Intercreditor Agreement, the Pacific Arts Plaza Pari Passu Noteholders (which includes the related trust fund as the holder of the Pacific Arts Plaza Pari
Passu Note A-1) will be required to vote on any matter requiring the direction and/or consent of the PA Pari Passu Note A-1 Controlling Holder, except that under the Pacific Arts Plaza Intercreditor Agreement, other than during a PA
Pari Passu Note A-1 Control Appraisal Period, only the vote of the related trust fund, as the holder of Pacific Arts Plaza Pari Passu Note A-1, will be required. During such times as the Pacific Arts Plaza Trustee, on behalf of the related trust fund, is required to vote on any matter requiring the direction and/or consent of the PA Pari Passu Note A-1 Controlling Holder, the PA Pari
Passu Note A-1 Controlling Holder will direct the Pacific Arts Plaza Trustee's vote as set forth in the Pacific Arts Plaza Pooling and Servicing Agreement.
During such times as the vote of both Pacific Arts Plaza Pari Passu Noteholders is required, the voting rights given to each Pacific Arts Plaza Pari Passu
Noteholder will be weighted based on the related Pacific Arts Plaza Pari Passu
Note's portion of the outstanding principal balance of the Pacific Arts Plaza
Whole Loan. As set forth in the Pacific Arts Plaza Intercreditor Agreement, any matter requiring the vote of the Pacific Arts Plaza Pari Passu Noteholders as the PA Pari Passu Note A-1 Controlling Holder will generally require the holders of 50% or more of such voting rights to agree whether or not to make any such decision. If the holders of 50% or more of the voting rights do not agree, the Pacific Arts Plaza Pari Passu Noteholder with the largest outstanding principal balance will make any such decision.

     "PA Pari Passu Note A-1 Junior Portion" is defined on page S-88 to this prospectus supplement.

     "PA Pari Passu Note A-1 Senior Portion" is defined on page S-86 to this prospectus supplement.

     "PA Pari Passu Note A-1 Subordinate Balance" means the deemed principal balance related to the PA Pari Passu Note A-1 Subordinate Component for
purposes of calculating the allocation of collections on the PA Pari Passu Note
A-1 Component Mortgage Loan between the PA Pari Passu Note A-1 Senior
Component, on the one hand, and the PA Pari Passu Note A-1 Subordinate
Component on the other hand.

     "Partial Interest Only" means an Interest Only loan that pays principal and interest for a portion of its term.

     "Participants" means the participating organizations in the DTC.

     "Party in Interest" is defined on page S-167 to this prospectus supplement.

     "Pass-Through Rate" is defined on page S-128 to this prospectus supplement.

     "Payment After Determination Date Report" is defined on page S-145 to this prospectus supplement.

     "Penetration" means, with respect to a hotel Mortgaged Property, the ratio between the hotel's operating results and the corresponding data for the market. If the penetration factor is greater than 100%, then hotel is performing better than the competitive market; conversely, if the penetration is less than 100%, the hotel is performing at a level below the competitive market.

     "Periodic Treasury Yield" means (a) the annual yield to maturity of the actively traded noncallable U.S. Treasury fixed interest rate security (other than such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the maturity date (or if two or more securities have maturity dates equally close to the maturity date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth business day preceding the prepayment date, divided by (b) twelve, if scheduled payment dates are monthly, or four, if scheduled payment dates are quarterly.

     "Permitted Encumbrances" means any or all of the following encumbrances:
(a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and

                                     S-188

payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a "marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or "marked-up" commitment), none of which materially interferes with the security intended to be provided by such
Mortgage, the current principal use and operation of the related Mortgaged
Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases
(including subleases) pertaining to the related Mortgaged Property which the related Mortgage Loan Seller did not require to be subordinated to the lien of such Mortgage and which do not materially interfere with the security intended to be provided by such Mortgage, and (f) if such Mortgage Loan constitutes a
Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another
Mortgage Loan contained in the set of cross-collateralized Mortgage Loans.

     "Permitted Investments" means certain government securities and other investment grade obligations specified in the Pooling and Servicing Agreement.

     "Plan" means a fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and individual retirement annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code.

     "Plan Assets" means "plan assets" for purposes of Part 4 of Title I of
ERISA and Section 4975 of the Code.

     "Pooling and Servicing Agreement" means that certain pooling and servicing agreement dated as of September 1, 2005, among the Depositor, the Master
Servicer, the Special Servicer, the Trustee and the REMIC Administrator.

     "Post CAP Loan" means the Pacific Arts Plaza Pari Passu Note A-2 Mortgage
Loan or the Sotheby's Building Pari Passu Note A-1 Mortgage Loan, following the occurrence of and during the continuance of a PA Pari Passu Note A-1 Control
Appraisal Period or Sotheby's Building Control Appraisal Period, respectively.

     "Prepayment Interest Excess" means if a borrower prepaid a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, then (to the extent actually collected) the amount of interest (net of related Master Servicing Fees and any Excess Interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues).

     "Prepayment Interest Shortfall" means if a borrower prepays a Mortgage
Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Master
Servicing Fees and any Excess Interest) on such prepayment.

     "Prepayment Premium" means a premium, penalty, charge (including, but not limited to, yield maintenance charges) or fee due in relation to a voluntary principal prepayment.

     "Prepayment Premium Period" means a period during which any voluntary principal prepayment is to be accompanied by a Prepayment Premium.

                                     S-189

     "Primary Collateral" means the Mortgaged Property directly securing a
Cross-Collateralized Mortgage Loan or Mortgaged Property and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.

     "Principal Distribution Amount" means, for any Distribution Date will, in general with respect to a Loan Group or the Mortgage Pool, the aggregate of the following):

          (a) the principal portions of all Monthly Payments (other than Balloon
     Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, made by or on behalf of the related borrower in respect of the
     Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable, for their respective Due Dates occurring during the related Collection
     Period or any prior Collection Period (if not previously distributed);

          (b) all voluntary principal prepayments received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable, during the related Collection Period;

          (c) with respect to any Balloon Loan in the Mortgage Pool or in such
     Loan Group, as applicable as to which the related stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment
     (other than a Balloon Payment) due, or the principal portion of any Assumed
     Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds
     received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable, during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment)
     due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) the excess, if any, of (i) the Group 1 Principal Distribution
     Amount, the Group 2 Principal Distribution Amount and Principal
     Distribution Amount, as the case may be for the immediately preceding
     Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect of such Group 1 Principal
     Distribution Amount, the Group 2 Principal Distribution Amount and the
     Principal Distribution Amount, as the case may be, on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date and (ii) Workout-Delayed
Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date; provided, further, that in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal
Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

     For purposes of the foregoing, the Monthly Payment due on any Mortgage
Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or
Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

                                     S-190

     "Private Certificates" is defined on page S-125 to this prospectus supplement.

     "PTE" means a Prohibited Transaction Exemption.

     "Purchase Option" means, in the event a Mortgage Loan becomes a Defaulted
Mortgage Loan, the assignable option (such option will only be assignable after such option arises) of any majority Certificateholder of the Controlling Class or the Special Servicer to purchase the related Defaulted Mortgage Loan, subject to the purchase rights of any mezzanine lender and the purchase option of the Pacific Arts Plaza Controlling Holder (in the case of the Pacific Arts
Plaza Whole Loan) and the Sotheby's Building Controlling Holder (in the case of the Sotheby's Building Whole Loan), from the Trust Fund at the Option Price.

     "Purchase Price" means the price generally equal to the unpaid principal balance of the related Mortgage Loan (including any Subordinate Components thereof), plus any accrued but unpaid interest thereon (other than Excess
Interest) at the related Mortgage Rate to but not including the Due Date in the
Collection Period of repurchase, plus any related unreimbursed Master Servicing
Fees, Special Servicing Fees, Trustee Fees and Servicing Advances, any interest on any Advances and any related Additional Trust Fund Expenses (including any
Additional Trust Fund Expense previously reimbursed or paid by the Trust Fund but not so reimbursed by the related mortgagor or other party from Insurance
Proceeds, Condemnation Proceeds or otherwise), and any Liquidation Fees (if purchased outside of the time frame set forth in the Pooling and Servicing
Agreement).

     "Qualified Substitute Mortgage Loan" means, in connection with the replacement of a defective Mortgage Loan as contemplated by the Pooling and
Servicing Agreement, any other mortgage loan which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the defective
Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to that of the defective Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the
Due Date and grace period, respectively, of the defective Mortgage Loan; (iv)
is accruing interest on the same basis as the defective Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);
(v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the defective Mortgage Loan and, in any event, has a Maturity Date not later than two years prior to the Rated Final Distribution
Date; (vi) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the defective Mortgage Loan as of the Delivery Date; (vii) has comparable prepayment restrictions to those of the defective Mortgage Loan, (viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole)
in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the defective Mortgage Loan set forth in or made pursuant to the Mortgage Loan Purchase and Sale Agreement; (ix) has a
Phase I environmental assessment and a property condition report relating to the related Mortgaged Property in its Servicing File, which Phase I environmental assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law, and which property condition report will evidence that the related Mortgaged Property is in good condition with no material damage or deferred maintenance; and (x)
constitutes a "qualified replacement mortgage" within the meaning of Section
860G(a)(4) of the Code; provided, however, that if more than one mortgage loan is to be substituted for any defective Mortgage Loan, then all such proposed replacement mortgage loans will, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed replacement mortgage loan will, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; and provided, further, that no mortgage loan will be substituted for a defective Mortgage Loan unless (x) such prospective replacement mortgage loan will be acceptable to the Directing
Certificateholder (or, if there is no Directing Certificateholder then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (y)
each Rating Agency will have confirmed in writing to the Trustee that such substitution will not in and of itself result in an adverse rating

                                     S-191

event with respect to any Class of Rated Certificates (such written confirmation to be obtained by, and at the expense of, the related Mortgage
Loan Seller effecting the substitution).

     "Rated Final Distribution Date" means the Distribution Date in July 2045, which is the first Distribution Date that follows three years after the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term, irrespective of its scheduled maturity.

     "Rating Agencies" means Fitch and S&P.

     "Realized Losses" means losses on or in respect of the Mortgage Loans or
Serviced Whole Loan arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such
Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of any REO Loan as to which a final recovery determination has been made is an amount generally equal to (i) the unpaid principal balance of such Mortgage Loan or Serviced Whole Loan (or REO
Loan) as of the Due Date related to the Collection Period in which the final recovery determination was made, plus (ii) all accrued but unpaid interest
(excluding Excess Interest) on such Mortgage Loan (or REO Loan) at the related
Mortgage Rate to but not including the Due Date related to the Collection
Period in which the final recovery determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the
Collection Period in which the final recovery determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such
Collection Period related to the Mortgage Loan, Serviced Whole Loan or REO Loan
during the Collection Period in which such final recovery determination was made (net of any related Liquidation Expenses paid therefrom). If any portion of the debt due under a Mortgage Loan or Serviced Whole Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Record Date" is defined on page S-11 to this prospectus supplement.

     "Reimbursement Rate" means a per annum rate equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such prime rate" may change from time to time except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period.

     "REIT" means a real estate investment trust.

     "Related Loans" means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

     "Related Proceeds" means future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation
Proceeds, on or in respect of the related Mortgage Loan, or Serviced Whole Loan or REO Property.

     "Release Date" means the Due Date upon which the related borrower can exercise its Defeasance Option.

     "REMIC" is defined on page S-164 to this prospectus supplement.

     "REMIC I" is defined on page S-164 to this prospectus supplement.

     "REMIC II" is defined on page S-164 to this prospectus supplement.

     "REMIC II Certificates" is defined on page S-125 to this prospectus supplement.

     "REMIC Administrator" means the Trustee with respect to its duties with respect to REMIC administration.

     "REMIC Residual Certificates" is defined on page S-125 to this prospectus supplement.

                                     S-192

     "REO Loan" means any Defaulted Mortgage Loan, Mortgage Loan or Serviced
Whole Loan as to which the related Mortgaged Property has become an REO
Property.

     "REO Property" means each Mortgaged Property acquired on behalf of the
Certificateholders in respect of a Defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

     "REO Tax" is defined on page S-165 to this prospectus supplement.

     "Required Appraisal Loan" means any Mortgage Loan or Serviced Whole Loan with respect to which an Appraisal Trigger Event has occurred.

     "Restricted Group" means any Exemption-Favored Party, the Trustee, the
Depositor, the Master Servicer, the Special Servicer, any sub-servicer, any
Mortgage Loan Seller, any borrower with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage
Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons.

     "Revised Rate" means the increased interest rate applicable to an ARD Loan after the Anticipated Repayment Date set forth in the related Mortgage Note that extends until final maturity.

     "RevPAR" means, with respect to a hotel Mortgaged Property, room revenue per available room which is calculated by multiplying occupancy times the
Average Daily Rate for a given period.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "Senior Certificates" is defined on page S-125 to this prospectus supplement.

     "Sequential Pay Certificates" is defined on page S-125 to this prospectus supplement.

     "Serviced Whole Loan" means the Sotheby's Building Whole Loan.

     "Servicing Advances" means customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or Special Servicer in connection with the servicing of a Mortgage Loan, or a Serviced Whole Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

     "Servicing Standard" means to service and administer a Mortgage Loan or
Serviced Whole Loan for which it is responsible on behalf of the Trust (a) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, the full collection of all Prepayment Premiums that may become payable under the
Mortgage Loans and, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the reasonable judgment of the
Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums), the maximization of the recovery on such Mortgage Loan to (and, in the case of the
Pacific Arts Plaza Whole Loan, the Pacific Arts Plaza Noteholders and in the
case of the Sotheby's Building Whole Loan, the Sotheby's Building Note B
Noteholder), as a collective whole, on a net present value basis; and (c)
without regard to: (i) any known relationship that the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, may have with the related mortgagor or with any other party to the
Pooling and Servicing Agreement; (ii) the ownership of any Certificate, any security backed by the Pacific Arts Plaza Pari Passu Note A-2) or the Sotheby's
Building Pari Passu Note A-1 or any interest in any mezzanine loan by the
Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be; (iii) the obligation of the Master
Servicer to make Advances, (iv) the obligation of the Special Servicer to direct the Master Servicer to make Servicing Advances; (v) the right of the
Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; (vi) any

                                     S-193

ownership, servicing and/or management by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, of any other mortgage loans or real property and (vii) any obligation of the Master Servicer or Special Servicer, or any affiliate thereof, to repurchase or substitute for a Mortgage Loan as a Mortgage Loan Seller.

     "Servicing Transfer Event" means, with respect to any Mortgage Loan or
Serviced Whole Loan, any of the following events: (a) the related mortgagor has failed to make when due any Monthly Payment (including a Balloon Payment) or any other payment required under the related loan documents, which failure continues, or the Master Servicer or the Special Servicer determines, in its reasonable judgment, will continue, unremedied (i) except in the case of a delinquent Balloon Payment, for 60 days beyond the date on which the subject payment was due, and (ii) solely in the case of a delinquent Balloon Payment, for one Business Day beyond the related maturity date or, if the related
Mortgagor has delivered to the Master Servicer, on or before the related maturity date, a refinancing commitment reasonably acceptable to the Master
Servicer, for such longer period, not to exceed 60 days beyond the related maturity date, during which the refinancing would occur; or (b) the Master
Servicer or the Special Servicer has determined, in its reasonable judgment, that a default in the making of a Monthly Payment (including a Balloon Payment)
or any other material payment required under the related loan documents is likely to occur within 30 days and either (i) the related mortgagor has requested a material modification of the payment terms of the loan or (ii) such default is likely to remain unremedied for at least the period contemplated by clause (a) of this definition; or (c) the Master Servicer has determined, in its reasonable judgment, that a default, other than as described in clause (a)
or (b) of this definition, has occurred that may materially impair the value of the related Mortgaged Property as security for the loan, which default has continued unremedied for the applicable cure period under the terms of the loan
(or, if no cure period is specified, for 60 days); or (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related mortgagor under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, will have been entered against the related mortgagor and such decree or order will have remained in force undismissed, undischarged or unstayed; or (e) the related mortgagor will have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such mortgagor or of or relating to all or substantially all of its property; or (f) the related mortgagor will have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;
or (g) the Master Servicer will have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged
Property.

     "Sotheby's Building Intercreditor Agreement" is defined on page S-92 of this prospectus supplement.

     "Sotheby's Building Mortgaged Property" is defined on page S-92 of this prospectus supplement.

     "Sotheby's Building Note A-1 Holder" is defined on page S-92 of this prospectus supplement.

     "Sotheby's Building Note A-2 Holder" is defined on page S-92 of this prospectus supplement.

     "Sotheby's Building Note B" is defined on page S-92 of this prospectus supplement.

     "Sotheby's Building Note B Holder" is defined on page S-92 of this prospectus supplement.

     "Sotheby's Building Pari Passu Note A-1" is defined on page S-92 of this prospectus supplement.

     "Sotheby's Building Pari Passu Note A-2" is defined on page S-92 of this prospectus supplement.

                                     S-194

     "Sotheby's Building Whole Loan" is defined on page S-92 of this prospectus supplement.

     "Special Actions" means (other than with respect to the Pacific Arts Plaza
Pari Passu Note A-2 Mortgage Loan or any related REO property) (i) any foreclosure upon or comparable conversion (which may include acquisitions of an
REO Property) of the ownership of properties securing such of the Specially
Serviced Mortgage Loans as come into and continue in default; (ii) any modification or waiver of a term of a Mortgage Loan; (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under "Description of the
Certificates--Termination" or pursuant to a Purchase Option as described under
"Servicing of the Mortgage Loans--Defaulted Mortgage Loans; Purchase Option" in
this prospectus supplement); (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property; (v) any acceptance of substitute or additional collateral for a Mortgage Loan unless required by the underlying loan documents; (vi) any waiver of a "due-on-sale" or
"due-on-encumbrance" clause (subject to certain exceptions set forth in the
Pooling and Servicing Agreement); (vii) any acceptance or approval of acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (subject to certain exceptions set forth in the Pooling and Servicing Agreement); (viii) any acceptance of any discounted payoffs; (ix) any release of earnout reserve funds that are not automatic based on the satisfaction of any requirements set forth in the related underlying Mortgage Loan documentation; and (x) the release of any letters of credit that are not automatic based on the satisfaction of any requirements set forth in the related underlying Mortgage Loan documentation.

     "Specially Serviced Mortgage Loan" means any Mortgage Loan (including the
Sotheby's Building) (other than a Corrected Mortgage Loan) as to which a
Servicing Transfer Event has occurred.

     "Special Servicer" is defined on page S-10 to this prospectus supplement.

     "Special Servicing Fee" means principal compensation to be paid to the
Special Servicer in respect of its special servicing activities.

     "Special Servicing Fee Rate" means a rate equal to 0.25% (25 basis points)
per annum.

     "Startup Day" is defined on page S-164 to this prospectus supplement.

     "Stated Principal Balance" means, initially, the outstanding principal balance of the Mortgage Loans as of the Cut-off Date and will be permanently reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such
Mortgage Loan that have been distributed on the Certificates on such date and
(ii) the principal portion of any Realized Loss incurred in respect of such
Mortgage Loan during the related Collection Period. In addition, to the extent that principal from general collections is used to reimburse Nonrecoverable
Advances or Workout-Delayed Reimbursement Amounts, and such amount has not been included as part of the Principal Distribution Amount, such amount shall not reduce the Stated Principal Balance prior to a Liquidation Event or other liquidation or disposition of the related Mortgage Loan or REO Property (other than for purposes of computing the Weighted Average Net Mortgage Rate).

     "Sub-Servicer" means a third-party servicer to which the Master Servicer or the Special Servicer has delegated its servicing obligations with respect to one or more Mortgage Loans.

     "Sub-Servicing Agreement" means the sub-servicing agreement between the
Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer.

     "Sub-Servicing Fee Rate" means the per annum rate at which the monthly sub-servicing fee is payable to the related Sub-Servicer.

     "Subordinate Certificates" means the Classes of Certificates other than the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4A, Class A-4B, Class
A-1A, Class XC and Class XP Certificates.

     "Substitution Shortfall Amount" means, in connection with the replacement of a defective Mortgage Loan as contemplated by the Pooling and Servicing
Agreement, the shortfall amount

                                     S-195

required to be paid to the Trustee equal to the difference between the Purchase
Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution.

     "Trust" is defined on page S-125 to this prospectus supplement.

     "Trustee" is defined on page S-10 to this prospectus supplement.

     "Trustee Fee" means the monthly fee payable to the Trustee pursuant to the
Pooling and Servicing Agreement.

     "Trust Fund" is defined on page S-125 to this prospectus supplement.

     "Underwriters" means, collectively, Banc of America Securities LLC, Bear,
Stearns & Co. Inc., Goldman, Sachs & Co. and Greenwich Capital Markets, Inc.

     "Underwriting Agreement" means that certain underwriting agreement among the Depositor and the Underwriters.

     "Units", "Keys", "Pads" and "SF" respectively, mean: (i) in the case of a
Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (referred to in
Annex A to this prospectus supplement as "Units"); (ii) in the case of a
Mortgaged Property operated as a hotel, the number of rooms (referred to in
Annex A to this prospectus supplement as "Keys"); (iii) in the case of a
Mortgaged Property operated as a Manufactured Housing Community, the number of pads (referred to in Annex A to this prospectus supplement as "Pads"); and (iv)
in the case of a Mortgaged Property operated as an office or retail building facility the number of square feet (referred to in Annex A to this prospectus supplement as "SF").

     "UPB" means, with respect to any Mortgage Loan, its unpaid principal balance.

     "USPAP" means the Uniform Standards of Professional Appraisal Practice.

     "U/W Cash Flow", "Underwritten Cash Flow" or "Underwriting Cash Flow"
means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as U/W Revenues less U/W
Expenses, U/W Reserves and U/W tenant improvements and leasing commissions. See also "Cash Flow" above.

          (i) "U/W Revenues" are the anticipated Revenues in respect of a
     Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or, as in some instances, as have been subsequently updated. U/W Revenues have generally been calculated (a)
     assuming that the occupancy rate for the Mortgaged Property was consistent with the Mortgaged Property's current or historical rate, or the relevant market rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and (b) in the case of retail, office, industrial and warehouse Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the related leases or historical trends at the Mortgaged Property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office, industrial and warehouse Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year. Also, in the case of certain Mortgaged Properties that are operated as a hotel property and are subject to an operating lease with a single operator, U/W Revenues were calculated based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease.

          (ii) "U/W Expenses" are the anticipated Expenses in respect of a
     Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or as in some instances as may be updated. U/W Expenses were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there

                                     S-196

     was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to a percentage of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable
     (in the case of certain retail, office, industrial and warehouse Mortgaged
     Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating U/W Cash Flow.
In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating U/W Cash Flow for a
Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. There can be no assurance that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

In most cases, U/W Cash Flow describes the cash flow available after deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In those cases where such "reserves" were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is U/W Cash Flow set forth in this prospectus supplement intended to represent such future net cash flow.

     "U/W DSCR", "Underwritten DSCR", "Underwritten Debt Service Coverage
Ratio", "Underwriting DSCR" or "Underwriting Debt Service Coverage Ratio" means with respect to any Mortgage Loan (a) the U/W Cash Flow for the related
Mortgage Loan divided by (b) the Annual Debt Service for such Mortgage Loan, except:

          (i) with respect to the PA Pari Passu Note A-1 Component Mortgage Loan
     such calculation includes the PA Pari Passu Note A-1 Senior Component and the Pacific Arts Plaza Pari Passu Note A-2 (but excludes the PA Pari Passu
     Note A-1 Subordinate Component) and with respect to the Sotheby's Building
     Pari Passu Note A-1 Mortgage Loan such calculation includes the Sotheby's
     Building Pari Passu Note A-1 and the Sotheby's Building Pari Passu Note A-2
     (but excludes the Sotheby's Building Note B). Accordingly, such ratios would be higher if the pari passu note(s), subordinate component(s) and/or
     B note(s) (as applicable) were included; and

          (ii) with respect to two sets of Cross-Collateralized Mortgage Loans
     ((a) Loan Nos. 59114, 59112 and 59113 and (b) Loan Nos. 58929 and 58860 on
     Annex A to this prospectus supplement) (A) the aggregate U/W Cash Flow for the related Cross-Collateralized Mortgage Loans divided by (B) the aggregate Annual Debt Service for such Cross-Collateralized Mortgage Loans.

     "U/W Replacement Reserves" means, with respect to any Mortgaged Property, the aggregate amount of on-going reserves (generally for capital improvements and replacements) assumed to be maintained with respect to such Mortgaged
Property. In each case, actual reserves, if any, may be less than the amount of
U/W Reserves.

     "U/W Replacement Reserves Per Unit" means, with respect to any Mortgaged
Property, (a) the related U/W Reserves, divided by (b) the number of Units,
Keys, SF or Pads, as applicable.

     "Weighted Average Net Mortgage Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for all the Mortgage Loans immediately following the preceding Distribution Date (weighted on the basis of their respective Stated Principal Balances (as defined in this prospectus supplement).

     "Withheld Amount" is defined on page S-141 to this prospectus supplement.

                                     S-197

     "Workout Fee" means the fee generally payable to the Special Servicer in connection with the workout of a Specially Serviced Mortgage Loan.

     "Workout Fee Rate" means a per annum rate equal to 1.00% (100 basis points).

     "Workout-Delayed Reimbursement Amount" is defined on page S-143 to this prospectus supplement.

     "YM" means, with respect to any Mortgage Loan, a yield maintenance premium.

     "YMP" means yield maintenance period.

                                     S-198

                                     ANNEX A
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS



                    LOAN       LOAN
   SEQUENCE        NUMBER      GROUP   LOAN ORIGINATOR             PROPERTY NAME
   --------        ------      -----   ---------------             -------------

       1           58851         1     Bank of America             Pacific Arts Plaza
       2           43613         1     BSCMI                       Renaissance Baltimore Harborplace
       3           59039         1     Bank of America             Sotheby's Building
       4           59001         1     Bank of America             Peachtree Mall
       5           58676         1     Bank of America             One Liberty Center
       6           58992         1     Bank of America             The Terrace Apartments
       7           58923         1     Bank of America             NYU Housing - 201 East 14th Street
       8           43641         2     BSCMI                       The Crossings
       9           42182         2     BSCMI                       Colonade Apartments
      10           58893         1     Bank of America             Barceloneta Outlet Center
      11           43593         1     BSCMI                       Coach - Jacksonville
      12           58825         1     Bank of America             Capistrano I Office Buildings
      13           58972         1     Bank of America             Town Center
      14           58974         1     Bank of America             Beltway Plaza I & II
      15           59042         1     Bank of America             Old Mill Corporate Center III
      16           14943         1     Bridger                     Park Place Shopping Center
      17           58895         2     Bank of America             The Club at Copperleaf
      18           58990         2     Bank of America             Skyline Terrace Apartments
      19           13161         2     Bridger                     Newport Cove Apartments
      20           58767         2     Bank of America             Steeplechase Apartments
      21           59038         2     Bank of America             Fontenelle Hills Apartments
      22           43536         1     BSCMI                       East Norriton Shopping Center
     23.1         43352-1        1     BSCMI                       ACV VI Portfolio - Rincon Plaza
     23.2         43352-2        1     BSCMI                       ACV VI Portfolio - Alta Mesa Plaza
     23.3         43352-3        1     BSCMI                       ACV VI Portfolio - Pepperwood Plaza
     23.4         43352-4        1     BSCMI                       ACV VI Portfolio - Midvale Park Center
     23.5         43352-5        1     BSCMI                       ACV VI Portfolio - Warner Plaza
      23           43352         1     BSCMI                       ACV VI PORTFOLIO (ROLL UP)
      24           59068         1     Bank of America             Palm Valley Office Park
     25.1         43556-1        1     BSCMI                       Steak & Ale - Trevose
     25.2         43556-2        1     BSCMI                       Steak & Ale - Farmington Hills
     25.3         43556-3        1     BSCMI                       Carino's - El Paso
     25.4         43556-4        1     BSCMI                       Carino's - College Station
     25.5         43556-5        1     BSCMI                       Bennigan's - Norfolk
     25.6         43556-6        1     BSCMI                       Simply Fondue - Lewisville
     25.7         43556-7        1     BSCMI                       Del Taco - Bakersfield
     25.8         43556-8        1     BSCMI                       Taco Bell - Harrison
     25.9         43556-9        1     BSCMI                       Taco Bell - Warren
     25.10        43556-10       1     BSCMI                       Taco Bell - Richmond
      25           43556         1     BSCMI                       GIBRALTAR PORTFOLIO (ROLL UP)
      26           58829         1     Bank of America             Valley View Commerce Center
      27           43627         1     BSCMI                       Powder Mill Square
      28           43116         1     BSCMI                       105-113 Wooster Street
      29           58986         1     Bank of America             Prairie Stone Commons
      30           58823         1     Bank of America             Anaheim Hills Business Center
      31           43550         1     BSCMI                       Montgomery Towne Square
      32           42556         1     BSCMI                       BJ's Wholesale Club
      33           44098         1     BSCMI                       Ballard Plaza
      34           13071         1     Bridger                     Highpoint Center
      35           43589         1     BSCMI                       Shaw's Plaza - Hillsborough
      36           59099         1     Bank of America             Shops at Metropolis
      37           58975         1     Bank of America             Northpark Plaza I & II
      38           13828         1     Bridger                     Friar's Branch Crossing
      39           14024         1     Bridger                     Mission Lake Center
      40           59027         1     Bank of America             25 Lindsley Drive
      41           59073         1     Bank of America             Hot Rod Hill
      42           58865         1     Bank of America             Woodmeade South Apartments
      43           58874         1     Bank of America             Pinebrook I & II
     44.1          59104         1     Bank of America             I-40 West Amarillo Self Storage Portfolio - I-40 Bell
     44.2          59104         1     Bank of America             I-40 West Amarillo Self Storage Portfolio - Britain/Virginia
     44.3          59104         1     Bank of America             I-40 West Amarillo Self Storage Portfolio - I-40 Bell Annex
      44           59104         1     Bank of America             I-40 WEST AMARILLO SELF STORAGE PORTFOLIO (ROLL UP)
      45           43764         1     BSCMI                       Shaw's - Hanson
      46           59114         1     Bank of America             Big Lots Center-In Line Shops
      47           59112         1     Bank of America             Big Lots Center
      48           59113         1     Bank of America             Big Lots- Kragen Pad
                                 1                                 SUBTOTAL CROSSED LOANS
      49           14192         2     Bridger                     Meadows of Livonia (2005)
      50           13396         1     Bridger                     Puyallup Executive Park
      51           59072         1     Bank of America             Westchase Technology Center
      52           13069         1     Bridger                     Magnolia Centre I & Park Centre
      53           59030         1     Bank of America             Wedgewood IV
      54           58909         1     Bank of America             Sioux Falls Corporate Centre I & II
      55           43403         1     BSCMI                       Cooper's Plaza
      56           11179         1     Bridger                     Arcadia Plaza
      57           58991         2     Bank of America             Park Place
      58           58959         1     Bank of America             Federal Express-Torrance
      59           14398         1     Bridger                     Northgate Center - Orlando
      60           14286         1     Bridger                     Wingate Tampa
     61.1          13695         1     Bridger                     The Village on Samish
     61.2          13695         1     Bridger                     University Village
     61.3          13695         1     Bridger                     Lake City Way
      61           13695         1     Bridger                     MCDONALD RETAIL PORTFOLIO (ROLL UP)
      62           13401         1     Bridger                     Gladiolus Self Storage
      63           11386         1     Bridger                     Flamingo Commerce Center
      64           58841         1     Bank of America             Fleur De Lis Apartments
      65           14205         1     Bridger                     IGC Park - Phase II
      66           59020         2     Bank of America             Margate on Cone Apartments
      67           14328         2     Bridger                     Condor Garden Apartments
      68           14014         1     Bridger                     Port Orange Self Storage
      69           58843         1     Bank of America             Piccadilly Apartments
      70           13277         1     Bridger                     Midtown Office
      71           59026         1     Bank of America             Redbud Commons
      72           59067         1     Bank of America             Orangethorpe Promenade
      73           58867         1     Bank of America             Fullerton Self Storage
      74           59004         1     Bank of America             Olivenhain Self Storage
      75           59057         1     Bank of America             308-312 East Betteravia Road
      76           58910         1     Bank of America             Seligman Best Buy
      77           13983         1     Bridger                     Holiday Inn Exp - Concord
      78           14457         1     Bridger                     Lincoln Park 10 Building
      79           59012         2     Bank of America             Park Row East Apartments
      80           14203         1     Bridger                     IGC Park - Phase I
      81           14334         2     Bridger                     Evergreen Village Apartments
      82           58863         1     Bank of America             Heritage Place Apartments
      83           59093         1     Bank of America             Hilton Head Plaza
      84           43529         1     BSCMI                       Eckerd - Stallings
      85           11977         1     Bridger                     Walgreens - Havana Street
     86.1          12710         1     Bridger                     545 W Germantown Pike
     86.2          12710         1     Bridger                     342 Germantown
     86.3          12710         1     Bridger                     649 W Germantown
      86           12710         1     Bridger                     PHILOMENO & SALAMONE PORTFOLIO (ROLL UP)
      87           59060         2     Bank of America             Villa West Apartment
      88           58799         1     Bank of America             Premiere Self Storage
     89.1          14151         1     Bridger                     Maxi Space Storage 2205 70th
     89.2          14151         1     Bridger                     Maxi Space Storage 109th
     89.3          14151         1     Bridger                     Maxi Space Storage 2415 70th
      89           14151         1     Bridger                     MAXI SPACE STORAGE PORTFOLIO (ROLL UP)
      90           13014         1     Bridger                     Burlington Retail Center
      91            8233         1     Bridger                     Lake Canyada MHC
      92           14613         1     Bridger                     Lake Stevens Station 3
      93           13857         2     Bridger                     Premier Club Apts
      94           13761         1     Bridger                     CVS - North Sheffield
      95           13135         1     Bridger                     Financial Plaza
      96           14332         2     Bridger                     Lakeshore Colonial Apartments
      97           12049         2     Bridger                     Woodcrest Apartments in Burien
      98           59046         1     Bank of America             AAAA Self Storage Facility
      99           58929         1     Bank of America             Wal-Mart Pad Sites-Seagoville
      100          58860         1     Bank of America             Wal-Mart Pad Sites-Mansfield
                                 1                                 SUBTOTAL CROSSED LOANS
      101          14220         1     Bridger                     Southgate Shopping Center (Yakima, WA)
      102          13154         1     Bridger                     SUSA Alpharetta
      103          59107         1     Bank of America             CVS - Lake Worth
      104          43870         1     BSCMI                       Linden Court
      105          12949         2     Bridger                     Parkway Commons - Horizon
      106          13906         1     Bridger                     South 75 Center
      107          14057         1     Bridger                     Bridge Pointe Plaza
      108          13753         1     Bridger                     Cromwell Bridge Road Bldg
      109          13897         1     Bridger                     Packwood Building J
      110          59013         1     Bank of America             Virginia Center Self Storage
      111          13911         1     Bridger                     AAA Storage City
      112          13127         1     Bridger                     South Gravers Office
      113          14412         2     Bridger                     Parkwood Lane MHC
      114          12881         1     Bridger                     Parkview Apts
      115          13667         1     Bridger                     Fort Mohave Storage
      116          12761         2     Bridger                     Mountain View Estates MHC
      117          14592         1     Bridger                     Thedacare Medical Office Building
      118          13317         1     Bridger                     Camas Mini Storage
      119          59092         1     Bank of America             1633 Chicago Avenue
      120          13194         2     Bridger                     Parkview Manor Apartments
      121          13671         1     Bridger                     Platinum Storage
      122          14120         1     Bridger                     Quinault Professional Center
      123          41748         1     BSCMI                       University Gateway
      124          59058         1     Bank of America             1912 N. Broadway
      125          13455         1     Bridger                     Des Moines Way Self Storage
      126          13144         1     Bridger                     Tyler Street Self Storage
      127          13148         1     Bridger                     Addison Lockers
      128          13639         1     Bridger                     Coit Medical Bldg
------------------------------------------------------------------------------------------------------------------------------------
                                                                   TOTALS/WEIGHTED AVERAGE
====================================================================================================================================




   SEQUENCE     PROPERTY ADDRESS                                                                                     COUNTY
   --------     ----------------                                                                                     ------

       1        675 Anton Boulevard                                                                                  Orange
       2        202 East Pratt Street                                                                                Baltimore
       3        1334 York Avenue                                                                                     New York
       4        3131 Manchester Expressway                                                                           Muscogee
       5        875 North Randolph Street                                                                            Arlington
       6        21311 Alder Drive                                                                                    Los Angeles
       7        201 East 14th Street                                                                                 New York
       8        7831 Northwest Roanridge Road                                                                        Platte
       9        100 Old York Road                                                                                    Montgomery
      10        1 Prime Outlets Boulevard                                                                            Barceloneta
      11        1 Coach Way                                                                                          Duval
      12        27122-27136 Paseo Espada                                                                             Orange
      13        29 South Main Street                                                                                 Hartford
      14        9302-9340 S. Eastern Avenue                                                                          Clark
      15        6350 South 3000 East                                                                                 Salt Lake
      16        5500 Milan Road                                                                                      Erie
      17        14811 West Road                                                                                      Harris
      18        930 Figueroa Terrace                                                                                 Los Angeles
      19        5272 Tamarus Street                                                                                  Clark
      20        6790 River Downs Drive                                                                               Montgomery
      21        200 Martin Drive                                                                                     Sarpy
      22        23 West Germantown Pike                                                                              Montgomery
     23.1       9460 E. Golf Links Rd.                                                                               Pima
     23.2       5246 E. Brown Road                                                                                   Maricopa
     23.3       725 W. Baseline Road                                                                                 Maricopa
     23.4       1675 W. Valencia Road                                                                                Pima
     23.5       1988 N. Alma School Road                                                                             Maricopa
      23        Various                                                                                              Various
      24        1616 and 1646 North Litchfield Road                                                                  Maricopa
     25.1       2224 Lincoln Highway                                                                                 Bucks
     25.2       27590 Orchard Lake Road                                                                              Oakland
     25.3       675 Sunland Park Drive                                                                               El Paso
     25.4       620 Harvey Road                                                                                      Brazos
     25.5       5741 East Virginia Beach Blvd.                                                                       Norfolk
     25.6       775 Vista Ridge Mall Drive                                                                           Denton
     25.7       3624 California Avenue                                                                               Kern
     25.8       10554 Harrison Avenue                                                                                Hamilton
     25.9       32270 Van Dyke Avenue                                                                                Macomb
     25.10      67556 Main Street                                                                                    Macomb
      25        Various                                                                                              Various
      26        14515-14565 Valley View Avenue                                                                       Los Angeles
      27        3826 Kennett Pike                                                                                    New Castle
      28        105-113 Wooster Street                                                                               New York
      29        5401 and 5407 Trillium Blvd                                                                          Cook
      30        5100-5150 E. La Palma Avenue                                                                         Orange
      31        99-139 Hawkins Drive                                                                                 Orange
      32        420 Attucks Lane                                                                                     Barnstable
      33        8930 Greenwood Avenue                                                                                Cook
      34        106 E. College Avenue                                                                                Leon
      35        276 West Main Street                                                                                 Hillsborough
      36        933 Peachtree Street                                                                                 Fulton
      37        10335-10355 Federal Blvd                                                                             Adams
      38        6020 Shallowford Road                                                                                Hamilton
      39        3600 Lime Street                                                                                     Riverside
      40        25 Lindsley Drive                                                                                    Morris
      41        1231-1251 American Pacific Drive                                                                     Clark
      42        200 Lowwood Drive                                                                                    Knox
      43        2550 & 2650 Eisenhower Avenue                                                                        Montgomery
     44.1       6015 Plains Boulevard                                                                                Potter
     44.2       2501 Britain Drive                                                                                   Randall
     44.3       6101 Lawrence Boulevard                                                                              Potter
      44        Various                                                                                              Various
      45        430 Liberty Street                                                                                   Plymouth
      46        404-530 Camino de Estrella                                                                           Orange
      47        500 Camino de Estrella                                                                               Orange
      48        400 Camino de Estrella                                                                               Orange
      49        28811 Jamison Street                                                                                 Wayne
      50        929 & 1011 East Main Street                                                                          Pierce
      51        11300 Richmond Avenue                                                                                Harris
      52        1203 Governors Square Boulevard and 124 Marriott Drive                                               Leon
      53        7114 Geoffrey Way                                                                                    Frederick
      54        4201 N. Hainje Avenue & 2500-2516 E. 52nd Street; 4301 N. Hainje Avenue & 2501-2521 E. 54th Street   Minnehaha
      55        79 Route 73                                                                                          Camden
      56        2808, 2824, 2830 & 2836 East Indian School Road                                                      Maricopa
      57        101 Bridewell Street                                                                                 Los Angeles
      58        19601 Hamilton Ave.                                                                                  Los Angeles
      59        5011-5287 Edgewater Drive and 5235 Satel Drive                                                       Orange
      60        17301 Dona Michelle Drive                                                                            Hillsborough
     61.1       102 & 104 South Samish Way                                                                           Whatcom
     61.2       2756 NE 45th Street                                                                                  King
     61.3       8014 Lake City Way NE                                                                                King
      61        Various                                                                                              Various
      62        11200 Gladiolus Drive                                                                                Lee
      63        11822 and 11900 Miramar Parkway                                                                      Broward
      64        1825 N. Whitley Avenue                                                                               Los Angeles
      65        10102 E. Knox Avenue                                                                                 Spokane
      66        900 A East Cone Blvd.                                                                                Guilford
      67        1930-1960 Fowl Road                                                                                  Lorain
      68        4061 Nova Road                                                                                       Volusia
      69        682 Irolo Street                                                                                     Los Angeles
      70        1300 Baxter Street                                                                                   Mecklenburg
      71        2609 S. New Hope Road                                                                                Gaston
      72        2350 -2384 Orangethorpe Avenue & 1631 Placentia Avenue                                               Orange
      73        7989 Rossville Boulevard                                                                             Baltimore
      74        1605 Olivenhain Road                                                                                 San Diego
      75        308-312 East Betteravia Road                                                                         Santa Barbara
      76        5153 Elmore Avenue                                                                                   Scott
      77        7772 Gateway Lane NW                                                                                 Cabarrus
      78        15810 Park Ten Place                                                                                 Harris
      79        3201 East Park Row Drive                                                                             Tarrant
      80        10020 E. Knox Avenue                                                                                 Spokane
      81        1100 Oakwood Drive                                                                                   Lorain
      82        700 Westminster Drive                                                                                Williamson
      83        7 Greenwood Drive                                                                                    Beaufort
      84        15100 Idlewild Road                                                                                  Union
      85        10601 East Alameda Ave                                                                               Arapahoe
     86.1       545 West Germantown Pike                                                                             Montgomery
     86.2       342 West Germantown Pike                                                                             Montgomery
     86.3       649 W Germantown Pike                                                                                Montgomery
      86        Various                                                                                              Montgomery
      87        3500 Finfeather                                                                                      Brazos
      88        11260 Coloma Road                                                                                    Sacaramento
     89.1       2205-2221 70th Ave W.                                                                                Pierce
     89.2       2200 109th Street S.                                                                                 Pierce
     89.3       2415 70th Ave W.                                                                                     Pierce
      89        Various                                                                                              Pierce
      90        1761-1779 South Burlington Blvd.                                                                     Skagit
      91        14260 113th Avenue                                                                                   Scott
      92        25 95th Drive NE                                                                                     Snohomish
      93        5100 Highpoint Road                                                                                  Fulton
      94        1714 North Sheffield                                                                                 Cook County
      95        9050 Executive Park Drive                                                                            Knox County
      96        3910 West Erie Avenue                                                                                Lorain
      97        15800 4th Avenue South                                                                               King
      98        7533 Sewells Point Road                                                                              Norfolk city
      99        110 North Highway 175                                                                                Dallas
      100       2881 & 2891 Matlock Road                                                                             Tarrant
      101       1006 - 1020 S 3rd Avenue                                                                             Yakima
      102       855 North Main Street                                                                                Fulton
      103       7534 Lake Worth Road                                                                                 Palm Beach
      104       9181 Academy Road                                                                                    Philadelphia
      105       875 West Meadowbrook Expressway                                                                      Salt Lake
      106       200-250 Business Center Drive                                                                        Henry
      107       3725 Sixes Road                                                                                      Cherokee
      108       1000-1018 Cromwell Bridge Road                                                                       Baltimore
      109       4124-4134 Mooney Boulevard                                                                           Tulare
      110       10361 Kings Acres Road                                                                               Hanover
      111       3715 Argent Blvd                                                                                     Jasper
      112       450 South Gravers Road                                                                               Montgomery
      113       2611 South 288th Street                                                                              King
      114       210 N. Easterling St.                                                                                Whitfield
      115       4144 Arcadia Lane                                                                                    Mohave
      116       1320 San Bernardino Road                                                                             San Bernardino
      117       640 Deerwood Avenue                                                                                  Winnebago
      118       2327 NE Third Loop                                                                                   Clark
      119       1633 Chicago Avenue                                                                                  Cook
      120       19740 & 19756 Lorain Road                                                                            Cuyahoga
      121       16990 Ceres Avenue                                                                                   San Bernardino
      122       8121 West Quinault Aveneue / Bldg A & F                                                              Benton
      123       3503-3511 Elgin Street                                                                               Harris
      124       1912 North Broadway                                                                                  Orange
      125       14460 Des Moines Memorial Drive                                                                      King
      126       3636 South Tyler Street                                                                              Dallas
      127       4485 Glenn Curtiss Drive                                                                             Dallas
      128       1212 Coit Road                                                                                       Collin
------------------------------------------------------------------------------------------------------------------------------------
                128 LOANS/149 PROPERTIES
====================================================================================================================================




                                                             ZIP               PROPERTY
   SEQUENCE     CITY                         STATE (I)       CODE                TYPE                   PROPERTY SUBTYPE
   --------     ----                         ---------       ----                ----                   ----------------

       1        Costa Mesa                       CA         92626               Office                      Suburban
       2        Baltimore                        MD         21202               Hotel                     Full Service
       3        New York                         NY         10021               Office                    Single Tenant
       4        Columbus                         GA         31909               Retail                      Anchored
       5        Arlington                        VA         22203               Office                    Single Tenant
       6        Santa Clarita                    CA         91321            Multifamily                  Garden Style
       7        New York                         NY         10003            Multifamily                     Student
       8        Kansas City                      MO         64151            Multifamily                  Garden Style
       9        Jenkintown                       PA         19046            Multifamily               Multifamily/Office
      10        Barceloneta                      PR         00617               Retail                     Unanchored
      11        Jacksonville                     FL         32218             Industrial             Warehouse/Distribution
      12        San Juan Capistrano              CA         92675               Office                      Suburban
      13        West Hartford                    CT         06107               Office                      Suburban
      14        Hendersen                        NV         89052               Retail                      Anchored
      15        Cottonwood Heights               UT         84121               Office                      Suburban
      16        Sandusky                         OH         44870               Retail                      Anchored
      17        Houston                          TX         77095            Multifamily                  Garden Style
      18        Los Angeles                      CA         90012            Multifamily                    Mid-Rise
      19        Las Vegas                        NV         89119            Multifamily                  Garden Style
      20        Centerville                      OH         45459            Multifamily                  Garden Style
      21        Bellevue                         NE         68005            Multifamily                  Garden Style
      22        East Norriton                    PA         19401               Retail                      Anchored
     23.1       Tucson                           AZ         85730               Retail                      Anchored
     23.2       Mesa                             AZ         85205               Retail                      Anchored
     23.3       Tempe                            AZ         85283               Retail                      Anchored
     23.4       Tucson                           AZ         85746               Retail                      Anchored
     23.5       Chandler                         AZ         85224               Retail                      Anchored
      23        Various                          AZ        Various              Retail                      Anchored
      24        Goodyear                         AZ         85338               Office                      Suburban
     25.1       Trevose                          PA         19053               Retail                     Unanchored
     25.2       Farmington Hills                 MI         48334               Retail                     Unanchored
     25.3       El Paso                          TX         79912               Retail                     Unanchored
     25.4       College Station                  TX         77840               Retail                     Unanchored
     25.5       Norfolk                          VA         23502               Retail                     Unanchored
     25.6       Lewisville                       TX         75067               Retail                     Unanchored
     25.7       Bakersfield                      CA         93309               Retail                     Unanchored
     25.8       Harrison                         OH         45030               Retail                     Unanchored
     25.9       Warren                           MI         48093               Retail                     Unanchored
     25.10      Richmond                         MI         48062               Retail                     Unanchored
      25        Various                       Various      Various              Retail                     Unanchored
      26        Santa Fe Springs                 CA         90670               Office                      Suburban
      27        Wilmington                       DE         19807             Mixed Use                   Retail/Office
      28        New York                         NY         10012             Mixed Use                Retail/Multifamily
      29        Hoffman Estates                  IL         60192               Office                      Suburban
      30        Anaheim Hills                    CA         92807               Office                      Suburban
      31        Montgomery                       NY         12549               Retail                      Anchored
      32        Hyannis                          MA         02601               Retail                      Anchored
      33        Niles                            IL         60714               Retail                      Anchored
      34        Tallahassee                      FL         32301               Office                         CBD
      35        Hillsborough                     NH         03244               Retail                      Anchored
      36        Atlanta                          GA         30309               Retail                     Unanchored
      37        Westminster                      CO         80260               Retail                   Shadow Anchored
      38        Chattanooga                      TN         37421               Office                      Suburban
      39        Riverside                        CA         92501               Office                      Suburban
      40        Morristown                       NJ         07960               Office                      Suburban
      41        Henderson                        NV         89074             Industrial                    Mixed Use
      42        Knoxville                        TN         37920            Multifamily                  Garden Style
      43        Norristown                       PA         19403               Office                      Suburban
     44.1       Amarillo                         TX         79106            Self Storage                 Self Storage
     44.2       Amarillo                         TX         79109            Self Storage                 Self Storage
     44.3       Amarillo                         TX         79106            Self Storage                 Self Storage
      44        Amarillo                         TX        Various           Self Storage                 Self Storage
      45        Hanson                           MA         02341               Retail                      Anchored
      46        San Clemente                     CA         92672               Retail                   Shadow Anchored
      47        San Clemente                     CA         92672               Retail                      Anchored
      48        San Clemente                     CA         92672               Retail                   Shadow Anchored
      49        Livonia                          MI         48154            Multifamily                 Senior Housing
      50        Puyallup                         WA         98372               Office                      Suburban
      51        Houston                          TX         77082               Office                      Suburban
      52        Tallahassee                      FL         32301               Office                      Suburban
      53        Frederick                        MD         21704             Industrial                    Warehouse
      54        Sioux Falls                      SD         57104               Office                      Suburban
      55        Voorhees                         NJ         08043               Retail                      Anchored
      56        Phoenix                          AZ         85016               Retail                      Anchored
      57        Los Angeles                      CA         90042            Multifamily                  Garden Style
      58        Torrance                         CA         90502             Industrial                  Single Tenant
      59        Orlando                          FL         32810               Retail                     Unanchored
      60        Tampa                            FL         33647               Hotel                    Limited Service
     61.1       Bellingham                       WA         98225               Retail                     Unanchored
     61.2       Seattle                          WA         98105               Retail                   Shadow Anchored
     61.3       Seattle                          WA         98115               Retail                     Unanchored
      61        Various                          WA        Various              Retail                       Various
      62        Fort Myers                       FL         33908            Self Storage                 Self Storage
      63        Miramar                          FL         33025             Industrial                      Flex
      64        Hollywood                        CA         90028            Multifamily                  Garden Style
      65        Spokane Valley                   WA         99206             Industrial                Office/Warehouse
      66        Greensboro                       NC         27405            Multifamily                  Garden Style
      67        Elyria                           OH         44035            Multifamily                  Garden Style
      68        Port Orange                      FL         32127            Self Storage                 Self Storage
      69        Los Angeles                      CA         90005            Multifamily                  Garden Style
      70        Charlotte                        NC         28204               Office                      Suburban
      71        Gastonia                         NC         28056               Retail                      Anchored
      72        Anaheim                          CA         92806             Industrial                  Distribution
      73        Baltimore                        MD         21236            Self Storage                 Self Storage
      74        Encinitas                        CA         92024            Self Storage                 Self Storage
      75        Santa Maria                      CA         93454               Retail                     Unanchored
      76        Davenport                        IA         52807               Retail                      Anchored
      77        Concord                          NC         28027               Hotel                    Limited Service
      78        Houston                          TX         77084               Office                      Suburban
      79        Arlington                        TX         76010            Multifamily                  Garden Style
      80        Spokane Valley                   WA         99206             Industrial                      Flex
      81        Elyria                           OH         44035            Multifamily                  Garden Style
      82        Franklin                         TN         37067            Multifamily                  Garden Style
      83        Hilton Head Island               SC         29928               Retail                     Unanchored
      84        Stallings                        NC         28104               Retail                      Anchored
      85        Aurora                           CO         80012               Retail                      Anchored
     86.1       Plymouth Meeting                 PA         19462               Office                      Suburban
     86.2       East Norriton                    PA         19403               Office                      Suburban
     86.3       Plymouth Meeting                 PA         19462               Office                      Suburban
      86        Various                          PA        Various              Office                      Suburban
      87        Bryan                            TX         77801            Multifamily                  Garden Style
      88        Rancho Cordova                   CA         95670            Self Storage                 Self Storage
     89.1       University Place                 WA         98466            Self Storage                 Self Storage
     89.2       Tacoma                           WA         98444            Self Storage                 Self Storage
     89.3       University Place                 WA         98466            Self Storage                 Self Storage
      89        Various                          WA        Various           Self Storage                 Self Storage
      90        Burlington                       WA         98233               Retail                   Shadow Anchored
      91        Davenport                        IA         52804        Manufactured Housing         Manufactured Housing
      92        Lake Stevens                     WA         98258               Retail                     Unanchored
      93        Union City                       GA         30291            Multifamily                  Garden Style
      94        Chicago                          IL         60614               Retail                      Anchored
      95        Knoxville                        TN         37923               Office                      Suburban
      96        Lorain                           OH         44052            Multifamily                  Garden Style
      97        Burien                           WA         98148            Multifamily                  Garden Style
      98        Norfolk                          VA         23513            Self Storage                 Self Storage
      99        Seagoville                       TX         75159               Retail                   Shadow Anchored
      100       Mansfield                        TX         76063               Retail                   Shadow Anchored
      101       Yakima                           WA         98902               Retail                      Anchored
      102       Alpharetta                       GA         30004            Self Storage                 Self Storage
      103       Lake Worth                       FL         33467               Retail                      Anchored
      104       Philadelphia                     PA         19114            Multifamily                    Low-Rise
      105       Salt Lake City                   UT         84123            Multifamily                  Garden Style
      106       Stockbridge                      GA         30281             Industrial             Office/Industrial Flex
      107       Canton                           GA         30114               Retail                     Unanchored
      108       Towson                           MD         21286               Office                      Suburban
      109       Visalia                          CA         93277               Retail                     Unanchored
      110       Ashland                          VA         23005            Self Storage                 Self Storage
      111       Ridgeland                        SC         29936            Self Storage                 Self Storage
      112       Plymouth Meeting                 PA         19462               Office                      Suburban
      113       Federal Way                      WA         98003        Manufactured Housing         Manufactured Housing
      114       Dalton                           GA         30721            Multifamily                  Garden Style
      115       Fort Mohave                      AZ         86426            Self Storage                 Self Storage
      116       Upland                           CA         91786        Manufactured Housing         Manufactured Housing
      117       Menasha                          WI         54956               Office                       Medical
      118       Camas                            WA         98607            Self Storage                 Self Storage
      119       Evanston                         IL         60201               Office                    Single Tenant
      120       Fairview Park                    OH         44126            Multifamily                   Multifamily
      121       Fontana                          CA         92335            Self Storage                 Self Storage
      122       Kennewick                        WA         99336               Office                      Suburban
      123       Houston                          TX         77004               Retail                   Shadow Anchored
      124       Santa Ana                        CA         92706               Office                      Suburban
      125       SeaTac                           WA         98168            Self Storage                 Self Storage
      126       Dallas                           TX         75224            Self Storage                 Self Storage
      127       Addison                          TX         75001            Self Storage                 Self Storage
      128       Plano                            TX         75075               Office                       Medical
--------------------------------------------------------------------------------------------------------------------------------

================================================================================================================================




                                              CUT-OFF
                       ORIGINAL                 DATE              MATURITY DATE                LOAN               MORTGAGE
   SEQUENCE            BALANCE                BALANCE                BALANCE                   TYPE                 RATE
   --------            -------                -------                -------                   ----                 ----

       1             110,000,000            110,000,000            110,000,000            Interest Only            4.924%
       2             110,000,000            110,000,000            87,990,488              IO, Balloon             5.130%
       3             110,000,000            110,000,000            102,327,796             IO, Hyper Am            5.254%
       4              95,000,000             94,687,985            87,849,528                Balloon               5.080%
       5              80,000,000             80,000,000            80,000,000             Interest Only            5.075%
       6              55,200,000             55,200,000            55,200,000             Interest Only            5.067%
       7              52,500,000             52,500,000            52,500,000             Interest Only            5.510%
       8              44,800,000             44,800,000            43,616,638              IO, Balloon             5.176%
       9              39,500,000             39,500,000            35,215,357              IO, Balloon             5.253%
      10              35,250,000             35,250,000            35,250,000             Interest Only            4.694%
      11              32,500,000             32,466,670            26,906,667                Balloon               5.150%
      12              26,720,000             26,720,000            26,720,000             Interest Only            5.237%
      13              24,000,000             24,000,000            24,000,000             Interest Only            5.130%
      14              18,600,000             18,600,000            17,838,300              IO, Balloon             5.250%
      15              18,500,000             18,471,452            13,874,739                Balloon               4.990%
      16              18,000,000             17,982,022            16,051,008                Balloon               5.260%
      17              17,484,796             17,484,796            16,190,502              IO, Balloon             5.174%
      18              17,400,000             17,400,000            17,400,000             Interest Only            4.857%
      19              17,000,000             17,000,000            14,930,739              IO, Balloon             5.533%
      20              17,000,000             16,964,493            15,723,729                Balloon               5.083%
      21              15,200,000             15,200,000            13,219,666              IO, Balloon             5.120%
      22              15,200,000             15,200,000            13,248,723              IO, Balloon             5.220%
     23.1             3,800,000              3,800,000              3,485,734
     23.2             3,600,000              3,600,000              3,302,275
     23.3             3,100,000              3,100,000              2,843,625
     23.4             2,400,000              2,400,000              2,201,516
     23.5             2,250,000              2,250,000              2,063,922
                --------------------------------------------------------------------
      23              15,150,000             15,150,000            13,897,072              IO, Hyper Am            5.336%
      24              15,000,000             14,984,964            13,371,645                Balloon               5.245%
     25.1             2,450,000              2,450,000              2,450,000
     25.2             2,110,000              2,110,000              2,110,000
     25.3             1,770,000              1,770,000              1,770,000
     25.4             1,690,000              1,690,000              1,690,000
     25.5             1,630,000              1,630,000              1,630,000
     25.6             1,310,000              1,310,000              1,310,000
     25.7             1,260,000              1,260,000              1,260,000
     25.8             1,160,000              1,160,000              1,160,000
     25.9              710,000                710,000                710,000
     25.10             710,000                710,000                710,000
                --------------------------------------------------------------------
      25              14,800,000             14,800,000            14,800,000        Interest Only, Hyper Am       5.356%
      26              14,720,000             14,720,000            14,720,000             Interest Only            5.230%
      27              14,700,000             14,700,000            12,550,140              IO, Balloon             5.317%
      28              14,175,000             14,146,442            11,769,442                Balloon               5.234%
      29              14,100,000             14,100,000            13,289,172              IO, Balloon             5.162%
      30              13,936,000             13,936,000            13,936,000             Interest Only            5.314%
      31              13,550,000             13,550,000            12,054,815              IO, Balloon             5.148%
      32              13,500,000             13,500,000            12,007,258              IO, Hyper Am            5.145%
      33              12,700,000             12,700,000            11,511,644              IO, Balloon             5.051%
      34              11,750,000             11,750,000            10,046,958              IO, Balloon             5.380%
      35              11,500,000             11,500,000            10,431,100              IO, Balloon             5.077%
      36              10,800,000             10,777,523             9,991,397                Balloon               5.098%
      37              10,400,000             10,400,000             9,974,103              IO, Balloon             5.250%
      38              10,036,000             10,036,000             9,131,265              IO, Balloon             5.250%
      39              9,925,000              9,925,000              8,876,377              IO, Balloon             5.400%
      40              9,680,000              9,660,007              8,010,739                Balloon               5.130%
      41              9,550,000              9,550,000              8,475,437              IO, Balloon             5.042%
      42              9,440,000              9,440,000              8,783,145              IO, Balloon             5.507%
      43              9,400,000              9,400,000              8,220,169              IO, Balloon             5.352%
     44.1             6,631,726              6,624,636              5,459,434
     44.2             1,788,491              1,786,579              1,472,339
     44.3              779,782                778,949                641,940
                --------------------------------------------------------------------
      44              9,200,000              9,190,164              7,573,713                Balloon               4.974%
      45              9,000,000              8,981,278              7,440,854                Balloon               5.100%
      46              4,200,000              4,195,484              3,454,872                Balloon               4.950%
      47              3,100,000              3,096,667              2,550,025                Balloon               4.950%
      48              1,350,000              1,348,548              1,110,495                Balloon               4.950%
                --------------------------------------------------------------------
                      8,650,000              8,640,700              7,115,393
      49              8,520,000              8,511,695              7,100,485                Balloon               5.360%
      50              8,346,325              8,321,681              6,998,913                Balloon               5.560%
      51              8,200,000              8,200,000              7,138,594              IO, Balloon             5.170%
      52              8,150,000              8,150,000              6,969,890              IO, Balloon             5.386%
      53              8,120,000              8,120,000              7,051,217              IO, Balloon             5.058%
      54              8,050,000              8,050,000              7,209,149              IO, Balloon             5.475%
      55              8,000,000              7,984,229              6,661,203                Balloon               5.324%
      56              7,520,026              7,480,714              6,325,403                Balloon               5.530%
      57              7,400,000              7,400,000              7,400,000             Interest Only            4.857%
      58              7,100,000              7,100,000              6,302,135              IO, Balloon             5.549%
      59              7,000,000              6,993,663              5,887,293                Balloon               5.658%
      60              6,300,000              6,282,720              4,835,623                Balloon               5.640%
     61.1             2,161,738              2,158,062              1,832,470
     61.2             2,087,195              2,083,646              1,769,282
     61.3             1,863,567              1,860,399              1,579,716
                --------------------------------------------------------------------
      61              6,112,500              6,102,108              5,181,468                Balloon               5.913%
      62              6,100,000              6,081,648              5,102,236                Balloon               5.477%
      63              6,000,000              5,982,697              5,394,691                Balloon               5.664%
      64              5,938,205              5,938,205              5,938,205             Interest Only            5.212%
      65              5,920,000              5,908,684              4,948,655                Balloon               5.450%
      66              5,800,000              5,800,000              5,040,546              IO, Balloon             5.100%
      67              5,750,000              5,750,000              5,114,805              IO, Balloon             5.150%
      68              5,400,000              5,400,000              4,686,609              IO, Balloon             5.956%
      69              5,325,199              5,325,199              5,325,199             Interest Only            5.355%
      70              5,200,000              5,195,335              4,378,165                Balloon               5.694%
      71              5,060,000              5,060,000              5,060,000             Interest Only            4.600%
      72              4,950,000              4,950,000              4,404,501              IO, Balloon             5.147%
      73              4,700,000              4,700,000              4,062,038              IO, Balloon             5.778%
      74              4,700,000              4,700,000              4,700,000             Interest Only            5.099%
      75              4,650,000              4,640,491              3,853,291                Balloon               5.172%
      76              4,640,000              4,640,000              4,640,000             Interest Only            5.333%
      77              4,600,000              4,586,686              3,495,706                Hyper Am              5.353%
      78              4,560,000              4,560,000              4,154,384              IO, Balloon             5.325%
      79              4,400,000              4,400,000              3,911,323              IO, Balloon             5.110%
      80              4,320,000              4,311,742              3,611,180                Balloon               5.450%
      81              4,300,000              4,300,000              3,824,985              IO, Balloon             5.150%
      82              4,035,000              4,035,000              3,754,236              IO, Balloon             5.507%
      83              4,000,000              4,000,000              3,489,140              IO, Balloon             5.251%
      84              4,000,000              4,000,000              3,348,532                Balloon               5.508%
      85              4,000,000              3,992,661              3,360,638                Balloon               5.615%
     86.1             1,736,170              1,732,814              1,449,235
     86.2             1,634,043              1,630,884              1,363,986
     86.3              629,787                628,570                525,703
                --------------------------------------------------------------------
      86              4,000,000              3,992,267              3,338,923                Balloon               5.404%
      87              3,920,000              3,915,804              3,226,537                Balloon               4.969%
      88              3,900,000              3,900,000              3,200,024              IO, Balloon             5.405%
     89.1             1,522,071              1,518,022              1,174,686
     89.2             1,311,535              1,308,046              1,012,201
     89.3              966,394                963,823                745,832
                --------------------------------------------------------------------
      89              3,800,000              3,789,891              2,932,719                Balloon               5.800%
      90              3,700,000              3,700,000              3,430,032              IO, Balloon             5.227%
      91              3,690,635              3,643,209              3,140,156                Balloon               5.977%
      92              3,600,000              3,600,000              3,139,458              IO, Balloon             5.230%
      93              3,442,000              3,435,258              2,868,314                Balloon               5.350%
      94              3,434,000              3,424,185              2,892,120                Balloon               5.703%
      95              3,412,500              3,412,500              2,945,031              IO, Balloon             5.714%
      96              3,350,000              3,350,000              2,979,930              IO, Balloon             5.150%
      97              3,345,000              3,345,000              2,951,293              IO, Balloon             5.736%
      98              3,100,000              3,100,000              2,704,083              IO, Balloon             5.240%
      99              2,100,000              2,090,739              1,602,150                Balloon               5.472%
      100             1,000,000               995,590                762,929                 Balloon               5.472%
                --------------------------------------------------------------------
                      3,100,000              3,086,329              2,365,079
      101             3,042,000              3,042,000              2,834,605                Balloon               5.621%
      102             3,000,000              2,987,953              2,505,953                Balloon               5.426%
      103             2,925,000              2,925,000              2,441,763                Balloon               5.417%
      104             2,850,000              2,847,180              2,370,566                Balloon               5.298%
      105             2,850,000              2,839,424              2,616,066                Balloon               5.766%
      106             2,730,000              2,730,000              2,384,849              IO, Balloon             5.300%
      107             2,700,000              2,700,000              2,299,951              IO, Balloon             5.692%
      108             2,640,000              2,633,634              2,102,115                Balloon               5.470%
      109             2,550,000              2,545,186              2,134,888                Balloon               5.500%
      110             2,480,000              2,475,250              2,072,572                Balloon               5.442%
      111             2,475,000              2,470,362              2,074,007                Balloon               5.530%
      112             2,460,000              2,455,244              2,053,438                Balloon               5.404%
      113             2,400,000              2,397,509              1,983,786                Balloon               5.100%
      114             2,400,000              2,391,031              2,023,810                Balloon               5.736%
      115             2,325,000              2,325,000              1,911,570              IO, Balloon             5.480%
      116             2,300,000              2,291,435              1,940,356                Balloon               5.751%
      117             2,236,000              2,232,700              1,691,730                Hyper Am              5.235%
      118             2,240,000              2,229,681              1,898,894                Balloon               5.922%
      119             2,175,500              2,170,854              1,792,195                Balloon               4.989%
      120             2,050,000              2,050,000              1,808,318              IO, Balloon             5.710%
      121             2,050,000              2,050,000              1,801,539              IO, Balloon             5.550%
      122             2,050,000              2,045,893              1,703,342                Balloon               5.257%
      123             2,000,000              2,000,000              1,737,353              IO, Balloon             5.524%
      124             2,000,000              1,997,997              1,660,995                Balloon               5.249%
      125             2,000,000              1,992,185              1,676,772                Balloon               5.545%
      126             1,200,000              1,196,547              1,009,729                Balloon               5.673%
      127             1,050,000              1,046,143               887,351                 Balloon               5.809%
      128             1,000,000               996,488                849,795                 Balloon               5.997%
------------------------------------------------------------------------------------------------------------------------------
                    $1,586,656,687         $1,585,679,793        $1,451,074,161                                    5.204%
==============================================================================================================================




                                           SUB-             NET                         FIRST           INTEREST
                   ADMINISTRATIVE        SERVICING       MORTGAGE         NOTE         PAYMENT           ACCRUAL       MONTHLY
   SEQUENCE         FEE RATE (II)        FEE RATE          RATE           DATE           DATE         METHOD (III)     PAYMENT
   --------         -------------        --------          ----           ----           ----         ------------     -------

       1               0.062%             0.050%          4.862%        3/15/2005      5/1/2005        Actual/360     $457,608
       2               0.032%             0.010%          5.098%        6/23/2005      8/1/2005        Actual/360      651,408
       3               0.062%             0.050%          5.192%        6/22/2005      8/1/2005        Actual/360      602,214
       4               0.022%             0.010%          5.058%        5/9/2005       7/1/2005        Actual/360      514,635
       5               0.062%             0.050%          5.013%        1/28/2005      3/1/2005        Actual/360      343,032
       6               0.022%             0.010%          5.045%        6/6/2005       8/1/2005        Actual/360      236,319
       7               0.062%             0.050%          5.448%        4/28/2005      6/1/2005        Actual/360      244,411
       8               0.032%             0.010%          5.144%        6/20/2005      8/1/2005        Actual/360      245,338
       9               0.032%             0.010%          5.221%        1/24/2005      3/1/2005        Actual/360      218,194
      10               0.042%             0.030%          4.652%        6/1/2005       7/1/2005        Actual/360      139,801
      11               0.032%             0.010%          5.118%        7/28/2005      9/1/2005        Actual/360      177,459
      12               0.042%             0.030%          5.195%        4/8/2005       6/1/2005        Actual/360      118,230
      13               0.042%             0.030%          5.088%        7/6/2005       9/1/2005        Actual/360      104,025
      14               0.042%             0.030%          5.208%        6/29/2005      8/1/2005        Actual/360      102,710
      15               0.042%             0.030%          4.948%        7/20/2005      9/1/2005        Actual/360      108,041
      16               0.042%             0.030%          5.218%        7/26/2005     9/10/2005        Actual/360      99,508
      17               0.042%             0.030%          5.132%                      10/1/2005        Actual/360      95,730
      18               0.042%             0.030%          4.815%        6/1/2005       7/1/2005        Actual/360      71,405
      19               0.062%             0.050%          5.471%        3/4/2005       5/1/2005        Actual/360      96,876
      20               0.042%             0.030%          5.041%        6/29/2005      8/1/2005        Actual/360      92,124
      21               0.042%             0.030%          5.078%        6/30/2005      8/1/2005        Actual/360      82,715
      22               0.032%             0.010%          5.188%        8/4/2005      10/1/2005        Actual/360      83,653
     23.1
     23.2
     23.3
     23.4
     23.5
      23               0.032%             0.010%          5.304%        6/20/2005      8/1/2005        Actual/360      86,948
      24               0.042%             0.030%          5.203%        7/29/2005      9/1/2005        Actual/360      82,784
     25.1
     25.2
     25.3
     25.4
     25.5
     25.6
     25.7
     25.8
     25.9
     25.10
      25               0.032%             0.010%          5.324%        6/2/2005       8/1/2005        Actual/360      66,975
      26               0.042%             0.030%          5.188%        4/8/2005       6/1/2005        Actual/360      65,046
      27               0.032%             0.010%          5.285%        6/30/2005      8/1/2005        Actual/360      81,785
      28               0.032%             0.010%          5.202%        6/27/2005      8/1/2005        Actual/360      78,134
      29               0.042%             0.030%          5.120%        8/15/2005     10/1/2005        Actual/360      77,094
      30               0.042%             0.030%          5.272%        4/8/2005       6/1/2005        Actual/360      62,570
      31               0.082%             0.060%          5.066%        6/9/2005       8/1/2005        Actual/360      73,970
      32               0.032%             0.010%          5.113%        7/29/2005      9/1/2005        Actual/360      73,672
      33               0.072%             0.050%          4.979%        8/29/2005     10/1/2005        Actual/360      68,573
      34               0.062%             0.050%          5.318%        5/17/2005      7/1/2005        Actual/360      65,833
      35               0.032%             0.010%          5.045%        6/30/2005      8/1/2005        Actual/360      62,277
      36               0.042%             0.030%          5.056%        6/27/2005      8/1/2005        Actual/360      58,625
      37               0.042%             0.030%          5.208%        6/29/2005      8/1/2005        Actual/360      57,429
      38               0.062%             0.050%          5.188%        6/8/2005       8/1/2005        Actual/360      55,419
      39               0.062%             0.050%          5.338%        6/3/2005       8/1/2005        Actual/360      55,732
      40               0.042%             0.030%          5.088%        6/23/2005      8/1/2005        Actual/360      52,736
      41               0.112%             0.100%          4.930%        7/15/2005      9/1/2005        Actual/360      51,512
      42               0.042%             0.030%          5.465%        3/23/2005      5/1/2005        Actual/360      53,641
      43               0.042%             0.030%          5.310%        5/5/2005       7/1/2005        Actual/360      52,503
     44.1
     44.2
     44.3
      44               0.042%             0.030%          4.932%        7/28/2005      9/1/2005        Actual/360      49,242
      45               0.032%             0.010%          5.068%        6/28/2005      8/1/2005        Actual/360      48,865
      46               0.042%             0.030%          4.908%        7/13/2005      9/1/2005        Actual/360      22,418
      47               0.042%             0.030%          4.908%        7/13/2005      9/1/2005        Actual/360      16,547
      48               0.042%             0.030%          4.908%        7/13/2005      9/1/2005        Actual/360       7,206
      49               0.062%             0.050%          5.298%        7/22/2005      9/1/2005        Actual/360      47,630
      50               0.062%             0.050%          5.498%        5/20/2005      7/1/2005        Actual/360      47,704
      51               0.042%             0.030%          5.128%        8/8/2005      10/1/2005        Actual/360      44,875
      52               0.062%             0.050%          5.324%        5/5/2005       7/1/2005        Actual/360      45,694
      53               0.042%             0.030%          5.016%        6/14/2005      8/1/2005        Actual/360      43,878
      54               0.042%             0.030%          5.433%        5/31/2005      7/1/2005        Actual/360      45,581
      55               0.032%             0.010%          5.292%        6/20/2005      8/1/2005        Actual/360      44,544
      56               0.062%             0.050%          5.468%       11/23/2004      5/1/2005        Actual/360      43,028
      57               0.042%             0.030%          4.815%        6/1/2005       7/1/2005        Actual/360      30,367
      58               0.042%             0.030%          5.507%        7/21/2005      9/1/2005        Actual/360      40,532
      59               0.072%             0.060%          5.586%        7/28/2005      9/1/2005        Actual/360      40,442
      60               0.082%             0.070%          5.558%        6/16/2005      8/1/2005        Actual/360      39,216
     61.1
     61.2
     61.3
      61               0.062%             0.050%          5.851%        6/3/2005       8/1/2005        Actual/360      36,306
      62               0.082%             0.070%          5.395%        5/11/2005      7/1/2005        Actual/360      34,547
      63               0.062%             0.050%          5.602%        5/20/2005      7/1/2005        Actual/360      34,687
      64               0.042%             0.030%          5.170%        4/14/2005      6/1/2005        Actual/360      26,150
      65               0.062%             0.050%          5.388%        6/17/2005      8/1/2005        Actual/360      33,428
      66               0.042%             0.030%          5.058%        8/2/2005      10/1/2005        Actual/360      31,491
      67               0.072%             0.060%          5.078%        5/13/2005      7/1/2005        Actual/360      31,397
      68               0.072%             0.060%          5.884%        5/20/2005      7/1/2005        Actual/360      33,067
      69               0.042%             0.030%          5.313%        4/14/2005      6/1/2005        Actual/360      24,094
      70               0.072%             0.060%          5.622%        7/8/2005       9/1/2005        Actual/360      30,161
      71               0.042%             0.030%          4.558%        6/30/2005      8/1/2005          30/360        19,397
      72               0.042%             0.030%          5.105%        6/9/2005       8/1/2005        Actual/360      27,019
      73               0.042%             0.030%          5.736%        5/4/2005       7/1/2005        Actual/360      27,512
      74               0.042%             0.030%          5.057%        6/20/2005      8/1/2005        Actual/360      20,248
      75               0.042%             0.030%          5.130%        6/23/2005      8/1/2005        Actual/360      25,453
      76               0.112%             0.100%          5.221%        5/9/2005       7/1/2005        Actual/360      20,907
      77               0.062%             0.050%          5.291%        6/21/2005      8/1/2005        Actual/360      27,846
      78               0.062%             0.050%          5.263%        6/21/2005      8/1/2005        Actual/360      25,393
      79               0.112%             0.100%          4.998%        6/30/2005      8/1/2005        Actual/360      23,917
      80               0.062%             0.050%          5.388%        6/17/2005      8/1/2005        Actual/360      24,393
      81               0.072%             0.060%          5.078%        5/13/2005      7/1/2005        Actual/360      23,479
      82               0.042%             0.030%          5.465%        3/23/2005      5/1/2005        Actual/360      22,928
      83               0.042%             0.030%          5.209%        8/18/2005     10/1/2005        Actual/360      22,091
      84               0.032%             0.010%          5.476%        8/2/2005      10/1/2005        Actual/360      22,732
      85               0.062%             0.050%          5.553%        6/6/2005       8/1/2005        Actual/360      23,001
     86.1
     86.2
     86.3
      86               0.062%             0.050%          5.342%        6/20/2005      8/1/2005        Actual/360      22,471
      87               0.042%             0.030%          4.927%        7/13/2005      9/1/2005        Actual/360      20,969
      88               0.042%             0.030%          5.363%        6/3/2005       8/1/2005        Actual/360      23,729
     89.1
     89.2
     89.3
      89               0.062%             0.050%          5.738%        6/27/2005      8/1/2005        Actual/360      24,021
      90               0.062%             0.050%          5.165%        4/12/2005      6/1/2005        Actual/360      20,379
      91               0.082%             0.070%          5.895%        4/23/2004      9/1/2004        Actual/360      22,139
      92               0.062%             0.050%          5.168%        6/13/2005      8/1/2005        Actual/360      19,835
      93               0.062%             0.050%          5.288%        6/6/2005       8/1/2005        Actual/360      19,221
      94               0.062%             0.050%          5.641%        5/31/2005      7/1/2005        Actual/360      19,937
      95               0.062%             0.050%          5.652%        4/12/2005      6/1/2005        Actual/360      19,836
      96               0.072%             0.060%          5.078%        5/13/2005      7/1/2005        Actual/360      18,292
      97               0.062%             0.050%          5.674%       12/29/2004      7/1/2005        Actual/360      19,491
      98               0.042%             0.030%          5.198%        7/1/2005       8/1/2005        Actual/360      17,099
      99               0.042%             0.030%          5.430%        5/25/2005      7/1/2005        Actual/360      12,861
      100              0.042%             0.030%          5.430%        5/23/2005      7/1/2005        Actual/360       6,124
      101              0.062%             0.050%          5.559%        8/2/2005      10/1/2005        Actual/360      17,504
      102              0.062%             0.050%          5.364%        4/29/2005      6/1/2005        Actual/360      16,895
      103              0.042%             0.030%          5.375%        8/3/2005      10/1/2005        Actual/360      16,456
      104              0.032%             0.010%          5.266%        7/13/2005      9/1/2005        Actual/360      15,823
      105              0.092%             0.080%          5.674%        4/5/2005       6/1/2005        Actual/360      16,661
      106              0.062%             0.050%          5.238%        4/26/2005      6/1/2005        Actual/360      15,160
      107              0.092%             0.080%          5.600%        6/21/2005      8/1/2005        Actual/360      15,863
      108              0.062%             0.050%          5.408%        6/14/2005      8/1/2005        Actual/360      15,611
      109              0.092%             0.080%          5.408%        6/23/2005      8/1/2005        Actual/360      14,479
      110              0.042%             0.030%          5.400%        6/17/2005      8/1/2005        Actual/360      13,991
      111              0.092%             0.080%          5.438%        6/29/2005      8/1/2005        Actual/360      14,099
      112              0.062%             0.050%          5.342%        6/20/2005      8/1/2005        Actual/360      13,820
      113              0.062%             0.050%          5.038%        7/13/2005      9/1/2005        Actual/360      13,031
      114              0.052%             0.040%          5.684%        4/19/2005      6/1/2005        Actual/360      13,984
      115              0.062%             0.050%          5.418%        6/20/2005      8/1/2005        Actual/360      14,250
      116              0.062%             0.050%          5.689%        4/4/2005       6/1/2005        Actual/360      13,424
      117              0.092%             0.080%          5.143%        7/14/2005      9/1/2005        Actual/360      13,379
      118              0.062%             0.050%          5.860%        3/9/2005       5/1/2005        Actual/360      13,318
      119              0.042%             0.030%          4.947%        7/1/2005       8/1/2005        Actual/360      11,664
      120              0.072%             0.060%          5.638%        4/20/2005      6/1/2005        Actual/360      11,911
      121              0.062%             0.050%          5.488%        6/9/2005       8/1/2005        Actual/360      11,704
      122              0.062%             0.050%          5.195%        6/22/2005      8/1/2005        Actual/360      11,329
      123              0.032%             0.010%          5.492%        8/15/2005     10/1/2005        Actual/360      11,386
      124              0.042%             0.030%          5.207%        7/15/2005      9/1/2005        Actual/360      11,043
      125              0.092%             0.080%          5.453%        4/25/2005      6/1/2005        Actual/360      11,412
      126              0.062%             0.050%          5.611%        5/13/2005      7/1/2005        Actual/360       6,944
      127              0.062%             0.050%          5.747%        4/22/2005      6/1/2005        Actual/360       6,167
      128              0.062%             0.050%          5.935%        4/25/2005      6/1/2005        Actual/360       5,994
-----------------------------------------------------------------------------------------------------------------------------------
                       0.047%             0.033%          5.157%
===================================================================================================================================




              ORIGINAL         ORIGINAL                              REMAINING
               TERM TO       AMORTIZATION      INTEREST               TERM TO
              MATURITY           TERM            ONLY    SEASONING   MATURITY       MATURITY        CROSS-COLLATERALIZED
   SEQUENCE   (MONTHS)      (MONTHS) (III)      PERIOD   (MONTHS)    (MONTHS)         DATE                 LOANS
   --------   --------      --------------      ------   --------    --------         ----                 -----

       1         84                               84         5          79          4/1/2012                 No
       2         126              300             24         2          124         1/1/2016                 No
       3         120              360             60         2          118         7/1/2015                 No
       4         60               360                        3          57          6/1/2010                 No
       5         120                              120        7          113         2/1/2015                 No
       6         60                               60         2          58          7/1/2010                 No
       7         120                              120        4          116         5/1/2015                 No
       8         84               360             60         2          82          7/1/2012                 No
       9         120              360             36         7          113         2/1/2015                 No
      10         60                               60         3          57          6/1/2010                 No
      11         120              360                        1          119         8/1/2015                 No
      12         120                              120        4          116         5/1/2015                 No
      13         120                              120        1          119         8/1/2015                 No
      14         120              360             84         2          118         7/1/2015                 No
      15         120              300                        1          119         8/1/2015                 No
      16         84               360                        1          83          8/1/2012                 No
      17         120              360             60                    120         9/1/2015                 No
      18         60                               60         3          57          6/1/2010                 No
      19         120              360             24         5          115         4/1/2015                 No
      20         60               360                        2          58          7/1/2010                 No
      21         120              360             24         2          118         7/1/2015                 No
      22         120              360             24                    120         9/1/2015                 No
     23.1
     23.2
     23.3
     23.4
     23.5
      23         120              336             60         2          118         7/1/2015                 No
      24         84               360                        1          83          8/1/2012                 No
     25.1
     25.2
     25.3
     25.4
     25.5
     25.6
     25.7
     25.8
     25.9
     25.10
      25         60                               60         2          58          7/1/2010                 No
      26         120                              120        4          116         5/1/2015                 No
      27         120              360             12         2          118         7/1/2015                 No
      28         120              360                        2          118         7/1/2015                 No
      29         60               360             12                    60          9/1/2010                 No
      30         120                              120        4          116         5/1/2015                 No
      31         120              360             36         2          118         7/1/2015                 No
      32         120              360             36         1          119         8/1/2015                 No
      33         120              360             48                    120         9/1/2015                 No
      34         120              360             12         3          117         6/1/2015                 No
      35         120              360             48         2          118         7/1/2015                 No
      36         60               360                        2          58          7/1/2010                 No
      37         120              360             84         2          118         7/1/2015                 No
      38         120              360             48         2          118         7/1/2015                 No
      39         120              360             36         2          118         7/1/2015                 No
      40         120              360                        2          118         7/1/2015                 No
      41         120              360             36         1          119         8/1/2015                 No
      42         120              360             60         5          115         4/1/2015                 No
      43         120              360             24         3          117         6/1/2015                 No
     44.1
     44.2
     44.3
      44         120              360                        1          119         8/1/2015                 No
      45         120              360                        2          118         7/1/2015                 No
      46         120              360                        1          119         8/1/2015          Yes(BACM 05-4-B)
      47         120              360                        1          119         8/1/2015          Yes(BACM 05-4-B)
      48         120              360                        1          119         8/1/2015          Yes(BACM 05-4-B)
      49         120              360                        1          119         8/1/2015                 No
      50         120              360                        3          117         6/1/2015                 No
      51         120              360             24                    120         9/1/2015                 No
      52         120              360             12         3          117         6/1/2015                 No
      53         120              360             24         2          118         7/1/2015                 No
      54         120              360             36         3          117         6/1/2015                 No
      55         120              360                        2          118         7/1/2015                 No
      56         116              356                        5          111        12/1/2014                 No
      57         60                               60         3          57          6/1/2010                 No
      58         120              360             30         1          119         8/1/2015                 No
      59         120              360                        1          119         8/1/2015                 No
      60         120              300                        2          118         7/1/2015                 No
     61.1
     61.2
     61.3
      61         120              360                        2          118         7/1/2015                 No
      62         120              360                        3          117         6/1/2015                 No
      63         84               360                        3          81          6/1/2012                 No
      64         120                              120        4          116         5/1/2015                 No
      65         120              360                        2          118         7/1/2015                 No
      66         120              360             24                    120         9/1/2015                 No
      67         120              360             36         3          117         6/1/2015                 No
      68         120              336             24         3          117         6/1/2015                 No
      69         120                              120        4          116         5/1/2015                 No
      70         120              360                        1          119         8/1/2015                 No
      71         84                               84         2          82          7/1/2012                 No
      72         96               360             12         2          94          7/1/2013                 No
      73         120              360             12         3          117         6/1/2015                 No
      74         120                              120        2          118         7/1/2015                 No
      75         120              360                        2          118         7/1/2015                 No
      76         120                              120        3          117         6/1/2015                 No
      77         120              300                        2          118         7/1/2015                 No
      78         120              360             48         2          118         7/1/2015                 No
      79         120              360             36         2          118         7/1/2015                 No
      80         120              360                        2          118         7/1/2015                 No
      81         120              360             36         3          117         6/1/2015                 No
      82         120              360             60         5          115         4/1/2015                 No
      83         120              360             24                    120         9/1/2015                 No
      84         120              360                        0          120         9/1/2015                 No
      85         120              360                        2          118         7/1/2015                 No
     86.1
     86.2
     86.3
      86         120              360                        2          118         7/1/2015                 No
      87         120              360                        1          119         8/1/2015                 No
      88         120              300             24         2          118         7/1/2015                 No
     89.1
     89.2
     89.3
      89         120              300                        2          118         7/1/2015                 No
      90         84               360             24         4          80          5/1/2012                 No
      91         117              357                       13          104         5/1/2014                 No
      92         120              360             24         2          118         7/1/2015                 No
      93         120              360                        2          118         7/1/2015                 No
      94         120              360                        3          117         6/1/2015                 No
      95         120              360             12         4          116         5/1/2015                 No
      96         120              360             36         3          117         6/1/2015                 No
      97         115              360             19         3          112         1/1/2015                 No
      98         120              360             24         2          118         7/1/2015                 No
      99         120              300                        3          117         6/1/2015          Yes(BACM 05-4-A)
      100        120              300                        3          117         6/1/2015          Yes(BACM 05-4-A)
      101        60               360                                   60          9/1/2010                 No
      102        120              360                        4          116         5/1/2015                 No
      103        120              360                                   120         9/1/2015                 No
      104        120              360                        1          119         8/1/2015                 No
      105        72               360                        4          68          5/1/2011                 No
      106        120              360             24         4          116         5/1/2015                 No
      107        120              348             12         2          118         7/1/2015                 No
      108        120              324                        2          118         7/1/2015                 No
      109        120              360                        2          118         7/1/2015                 No
      110        120              360                        2          118         7/1/2015                 No
      111        120              360                        2          118         7/1/2015                 No
      112        120              360                        2          118         7/1/2015                 No
      113        120              360                        1          119         8/1/2015                 No
      114        120              360                        4          116         5/1/2015                 No
      115        120              300             24         2          118         7/1/2015                 No
      116        120              360                        4          116         5/1/2015                 No
      117        120              300                        1          119         8/1/2015                 No
      118        120              360                        5          115         4/1/2015                 No
      119        120              360                        2          118         7/1/2015                 No
      120        120              360             24         4          116         5/1/2015                 No
      121        120              360             24         2          118         7/1/2015                 No
      122        120              360                        2          118         7/1/2015                 No
      123        120              360             18         0          120         9/1/2015                 No
      124        120              360                        1          119         8/1/2015                 No
      125        120              360                        4          116         5/1/2015                 No
      126        120              360                        3          117         6/1/2015                 No
      127        120              360                        4          116         5/1/2015                 No
      128        120              360                        4          116         5/1/2015                 No
-----------------------------------------------------------------------------------------------------------------------------
                 105              351                        3          103
=============================================================================================================================




                         RELATED
   SEQUENCE               LOANS                                    PREPAYMENT PENALTY DESCRIPTION (PAYMENTS)
   --------               -----                                    -----------------------------------------

       1                   No                                              LO(78)/OPEN(6)/DEFEASANCE
       2                   No                                              LO(123)/OPEN(3)/DEFEASANCE
       3                   No                                              LO(117)/OPEN(3)/DEFEASANCE
       4                   No                                              LO(55)/OPEN(5)/DEFEASANCE
       5                   No                                              LO(117)/OPEN(3)/DEFEASANCE
       6            Yes(BACM 05-4-D)                                       LO(57)/OPEN(3)/DEFEASANCE
       7                   No                                              LO(117)/OPEN(3)/DEFEASANCE
       8                   No                                              LO(80)/OPEN(4)/DEFEASANCE
       9                   No                                              LO(119)/OPEN(1)/DEFEASANCE
      10                   No                                              LO(56)/OPEN(4)/DEFEASANCE
      11                   No                                              LO(119)/OPEN(1)/DEFEASANCE
      12            Yes(BACM 05-4-C)                                       LO(116)/OPEN(4)/DEFEASANCE
      13                   No                                              LO(116)/OPEN(4)/DEFEASANCE
      14            Yes(BACM 05-4-E)                                   LO(36)/GRTR1%PPMTorYM(81)/OPEN(3)
      15                   No                                              LO(117)/OPEN(3)/DEFEASANCE
      16                   No                                               LO(80)/OPEN(4)DEFEASANCE
      17                   No                                              LO(116)/OPEN(4)/DEFEASANCE
      18            Yes(BACM 05-4-D)                                       LO(57)/OPEN(3)/DEFEASANCE
      19                   No                                              LO(116)/OPEN(4)/DEFEASANCE
      20                   No                                              LO(57)/OPEN(3)/DEFEASANCE
      21                   No                                          LO(48)/GRTR1%PPMTorYM(65)/OPEN(7)
      22            Yes(BACM 05-4-O)                                       LO(117)/OPEN(3)/DEFEASANCE

     23.1
     23.2
     23.3
     23.4
     23.5
      23                   No                              GRTR1%PPMTorYM(26)/DEFEASANCEorGRTR1%PPMTorYM(93)/OPEN(1)
      24                   No                                              LO(81)/OPEN(3)/DEFEASANCE
     25.1
     25.2
     25.3
     25.4
     25.5
     25.6
     25.7
     25.8
     25.9
     25.10
      25                   No                                              LO(59)/OPEN(1)/DEFEASANCE
      26            Yes(BACM 05-4-C)                                       LO(116)/OPEN(4)/DEFEASANCE
      27            Yes(BACM 05-4-O)                                       LO(118)/OPEN(2)/DEFEASANCE
      28                   No                                              LO(119)/OPEN(1)/DEFEASANCE
      29                   No                                              LO(56)/OPEN(4)/DEFEASANCE
      30            Yes(BACM 05-4-C)                                       LO(116)/OPEN(4)/DEFEASANCE
      31                   No                                              LO(119)/OPEN(1)/DEFEASANCE
      32                   No                                              LO(119)/OPEN(1)/DEFEASANCE
      33                   No                                          LO(47)/GRTR3%PPMTorYM(72)/OPEN(1)
      34            Yes(BACM 05-4-L)                                       LO(116)/OPEN(4)/DEFEASANCE
      35                   No                                              LO(119)/OPEN(1)/DEFEASANCE
      36                   No                                              LO(56)/OPEN(4)/DEFEASANCE
      37            Yes(BACM 05-4-E)                                   LO(36)/GRTR1%PPMTorYM(81)/OPEN(3)
      38            Yes(BACM 05-4-J)                                       LO(116)/OPEN(4)/DEFEASANCE
      39                   No                                              LO(116)/OPEN(4)/DEFEASANCE
      40                   No                                              LO(117)/OPEN(3)/DEFEASANCE
      41                   No                                              LO(117)/OPEN(3)/DEFEASANCE
      42            Yes(BACM 05-4-F)                                   LO(36)/GRTR1%PPMTorYM(79)/OPEN(5)
      43                   No                                              LO(116)/OPEN(4)/DEFEASANCE
     44.1
     44.2
     44.3
      44                   No                                              LO(117)/OPEN(3)/DEFEASANCE
      45                   No                                              LO(118)/OPEN(2)/DEFEASANCE
      46            Yes(BACM 05-4-B)                                       LO(116)/OPEN(4)/DEFEASANCE
      47            Yes(BACM 05-4-B)                                       LO(116)/OPEN(4)/DEFEASANCE
      48            Yes(BACM 05-4-B)                                       LO(116)/OPEN(4)/DEFEASANCE
      49                   No                                              LO(116)/OPEN(4)/DEFEASANCE
      50                   No                                              LO(116)/OPEN(4)/DEFEASANCE
      51                   No                                              LO(116)/OPEN(4)/DEFEASANCE
      52            Yes(BACM 05-4-L)                                       LO(116)/OPEN(4)/DEFEASANCE
      53                   No                                      GRTR1%PPMTorYM(26)/DEFEASANCE(90)/OPEN(4)
      54                   No                                              LO(115)/OPEN(5)/DEFEASANCE
      55                   No                                              LO(119)/OPEN(1)/DEFEASANCE
      56                   No                                              LO(112)/OPEN(4)/DEFEASANCE
      57            Yes(BACM 05-4-D)                                       LO(57)/OPEN(3)/DEFEASANCE
      58                   No                                              LO(115)/OPEN(5)/DEFEASANCE
      59                   No                                              LO(116)/OPEN(4)/DEFEASANCE
      60                   No                                              LO(116)/OPEN(4)/DEFEASANCE
     61.1
     61.2
     61.3
      61                   No                                              LO(116)/OPEN(4)/DEFEASANCE
      62                   No                                              LO(116)/OPEN(4)/DEFEASANCE
      63                   No                                              LO(80)/OPEN(4)/DEFEASANCE
      64            Yes(BACM 05-4-C)                                       LO(116)/OPEN(4)/DEFEASANCE
      65            Yes(BACM 05-4-M)                                   LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)
      66                   No                                              LO(117)/OPEN(3)/DEFEASANCE
      67            Yes(BACM 05-4-I)                                       LO(116)/OPEN(4)/DEFEASANCE
      68                   No                                              LO(116)/OPEN(4)/DEFEASANCE
      69            Yes(BACM 05-4-C)                                       LO(116)/OPEN(4)/DEFEASANCE
      70                   No                                              LO(116)/OPEN(4)/DEFEASANCE
      71                   No                                          LO(23)/GRTR1%PPMTorYM(58)/OPEN(3)
      72                   No                                              LO(93)/OPEN(3)/DEFEASANCE
      73                   No                                              LO(116)/OPEN(4)/DEFEASANCE
      74                   No                                          LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)
      75                   No                                              LO(117)/OPEN(3)/DEFEASANCE
      76            Yes(BACM 05-4-C)                                       LO(116)/OPEN(4)/DEFEASANCE
      77                   No                                          LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)
      78            Yes(BACM 05-4-J)                                       LO(113)/OPEN(7)/DEFEASANCE
      79                   No                                              LO(117)/OPEN(3)/DEFEASANCE
      80            Yes(BACM 05-4-M)                                   LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)
      81            Yes(BACM 05-4-I)                                       LO(116)/OPEN(4)/DEFEASANCE
      82            Yes(BACM 05-4-F)                                   LO(36)/GRTR1%PPMTorYM(79)/OPEN(5)
      83                   No                                              LO(117)/OPEN(3)/DEFEASANCE
      84                   No                                              LO(119)/OPEN(1)/DEFEASANCE
      85                   No                                              LO(116)/OPEN(4)/DEFEASANCE
     86.1
     86.2
     86.3
      86            Yes(BACM 05-4-N)                                   LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)
      87            Yes(BACM 05-4-G)                                       LO(113)/OPEN(7)/DEFEASANCE
      88                   No                                              LO(117)/OPEN(3)/DEFEASANCE
     89.1
     89.2
     89.3
      89                   No                                              LO(116)/OPEN(4)/DEFEASANCE
      90                   No                                              LO(80)/OPEN(4)/DEFEASANCE
      91                   No                                              LO(113)/OPEN(4)/DEFEASANCE
      92                   No                                              LO(116)/OPEN(4)/DEFEASANCE
      93                   No                                              LO(116)/OPEN(4)/DEFEASANCE
      94                   No                                          LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)
      95            Yes(BACM 05-4-J)                                       LO(116)/OPEN(4)/DEFEASANCE
      96            Yes(BACM 05-4-I)                                       LO(116)/OPEN(4)/DEFEASANCE
      97                   No                                              LO(111)/OPEN(4)/DEFEASANCE
      98                   No                                              LO(118)/OPEN(2)/DEFEASANCE
      99            Yes(BACM 05-4-A)                                   LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)
      100           Yes(BACM 05-4-A)                                   LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)
      101                  No                                               LO(56)OPEN(4)/DEFEASANCE
      102                  No                                          LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)
      103                  No                                              LO(116)/OPEN(4)/DEFEASANCE
      104                  No                                              LO(119)/OPEN(1)/DEFEASANCE
      105                  No                                         GRTR1%PPMTorYM(59)/1%PPMT(9)/OPEN(4)
      106           Yes(BACM 05-4-J)                                       LO(116)/OPEN(4)/DEFEASANCE
      107                  No                                              LO(116)/OPEN(4)DEFEASANCE
      108                  No                                              LO(116)/OPEN(4)/DEFEASANCE
      109                  No                                          LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)
      110                  No                                              LO(117)/OPEN(3)/DEFEASANCE
      111                  No                                              LO(116)/OPEN(4)/DEFEASANCE
      112           Yes(BACM 05-4-N)                                   LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)
      113                  No                                              LO(116)/OPEN(4)/DEFEASANCE
      114                  No                                              LO(116)/OPEN(4)/DEFEASANCE
      115           Yes(BACM 05-4-K)                                       LO(116)/OPEN(4)/DEFEASANCE
      116                  No                                              LO(116)/OPEN(4)/DEFEASANCE
      117                  No                                              LO(116)/OPEN(4)/DEFEASANCE
      118                  No                                              LO(116)/OPEN(4)/DEFEASANCE
      119                  No                                              LO(113)/OPEN(7)/DEFEASANCE
      120                  No                                              LO(116)/OPEN(4)/DEFEASANCE
      121           Yes(BACM 05-4-K)                                       LO(116)/OPEN(4)/DEFEASANCE
      122                  No                                              LO(116)/OPEN(4)/DEFEASANCE
      123                  No                                              LO(119)/OPEN(1)/DEFEASANCE
      124           Yes(BACM 05-4-G)                                       LO(113)/OPEN(7)/DEFEASANCE
      125                  No                                              LO(116)/OPEN(4)/DEFEASANCE
      126           Yes(BACM 05-4-H)                                       LO(116)/OPEN(4)/DEFEASANCE
      127           Yes(BACM 05-4-H)                                       LO(116)/OPEN(4)/DEFEASANCE
      128                  No                                          LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)
--------------------------------------------------------------------------------------------------------------------------

==========================================================================================================================




                                                                                                      BALLOON OR
                                                   APPRAISAL        APPRAISAL      CUT-OFF DATE           ARD          YEAR BUILT/
   SEQUENCE      YIELD MAINTENANCE TYPE           VALUE (IV)           DATE       LTV RATIO (IV)       LTV RATIO        RENOVATED
   --------      ----------------------           ----------           ----       --------------       ---------        ---------

       1                                         $339,000,000       2/24/2005          71.4%             71.4%          1979/2004
       2                                          157,000,000        5/3/2005          70.1%             56.0%          1988/2004
       3                                          326,000,000        5/6/2005          64.4%             59.9%          1921/2001
       4                                          124,500,000       4/29/2005          76.1%             70.6%          1975/1993
       5                                          141,000,000        7/1/2005          56.7%             56.7%            2004
       6                                          98,800,000        4/21/2005          55.9%             55.9%            1991
       7                                          74,200,000        3/21/2005          70.8%             70.8%            2000
       8                                          56,500,000        5/27/2005          79.3%             77.2%            1998
       9                                          54,600,000        11/15/2004         72.3%             64.5%          1955/2004
      10                                          55,000,000        4/10/2005          64.1%             64.1%            2000
      11                                          41,230,000        6/15/2005          78.7%             65.3%          1995/1999
      12                                          33,400,000         3/7/2005          80.0%             80.0%            1989
      13                                          38,000,000        4/20/2005          63.2%             63.2%            1990
      14             Int Diff (MEY)               25,000,000        4/22/2005          74.4%             71.4%            1998
      15                                          28,900,000         7/1/2005          63.9%             48.0%            2005
      16                                          23,500,000         6/3/2005          76.5%             68.3%            1990
      17                                          22,000,000        3/21/2005          79.5%             73.6%            2003
      18                                          36,000,000        4/25/2005          48.3%             48.3%            1988
      19                                          21,480,000         2/1/2005          79.1%             69.5%          1982/2004
      20                                          21,400,000        4/11/2005          79.3%             73.5%            1987
      21             Int Diff (MEY)               19,100,000        5/12/2005          79.6%             69.2%            1969
      22                                          19,600,000        4/15/2005          77.6%             67.6%            1999
     23.1                                          5,400,000        5/16/2005                                             1988
     23.2                                          5,000,000        5/16/2005                                             1989
     23.3                                          4,200,000        5/16/2005                                             1986
     23.4                                          3,300,000        5/16/2005                                           1988/2003
     23.5                                          3,200,000        5/16/2005                                             1985
                                               ------------------
      23                NPV (MEY)                 21,100,000        5/16/2005          71.8%             65.9%           Various
      24                                          19,100,000         6/6/2005          78.5%             70.0%            1998
     25.1                                          3,700,000         3/1/2005                                             1980
     25.2                                          3,200,000         3/1/2005                                             1977
     25.3                                          2,400,000         3/1/2005                                             1995
     25.4                                          2,500,000         3/1/2005                                             1999
     25.5                                          2,460,000         3/6/2005                                             1977
     25.6                                          1,900,000         3/1/2005                                             1998
     25.7                                          2,000,000         3/1/2005                                             1999
     25.8                                          1,500,000         3/1/2005                                             1990
     25.9                                           975,000          3/1/2005                                             1992
     25.10                                          975,000          3/1/2005                                             1994
                                               ------------------
      25                                          21,610,000         Various           68.5%             68.5%           Various
      26                                          18,500,000         3/4/2005          79.6%             79.6%            1989
      27                                          20,000,000         6/3/2005          73.5%             62.8%            1978
      28                                          17,900,000         4/1/2005          79.0%             65.8%          1894/2001
      29                                          17,800,000         5/3/2005          79.2%             74.7%            1992
      30                                          17,420,000         3/8/2005          80.0%             80.0%            1988
      31                                          17,300,000        4/18/2005          78.3%             69.7%          1995/2000
      32                                          18,800,000        2/25/2005          71.8%             63.9%            2004
      33                NPV (MEY)                 15,875,000        7/13/2005          80.0%             72.5%            1992
      34                                          15,500,000         2/9/2005          75.8%             64.8%            1990
      35                                          14,600,000        4/27/2005          78.8%             71.4%            2003
      36                                          13,750,000         6/8/2005          78.4%             72.7%            2002
      37             Int Diff (MEY)               14,000,000         5/3/2005          74.3%             71.2%            1997
      38                                          15,500,000         4/7/2005          64.7%             58.9%          1987/2005
      39                                          14,000,000        4/28/2005          70.9%             63.4%          1979/2004
      40                                          12,100,000         5/6/2005          79.8%             66.2%          1972/1998
      41                                          13,600,000        5/19/2005          70.2%             62.3%            2003
      42             Int Diff (MEY)               11,800,000        2/11/2005          80.0%             74.4%            1983
      43                                          11,750,000         4/1/2006          80.0%             70.0%            1982
     44.1                                          8,361,742         6/2/2005                                           1958/1997
     44.2                                          2,255,054         6/2/2005                                             1999
     44.3                                           983,204          6/2/2005                                             1998
                                               ------------------
      44                                          11,600,000         6/2/2005          79.2%             65.3%           Various
      45                                          11,950,000        5/18/2005          75.2%             62.3%          1964/2000
      46                                           5,870,000        6/14/2005          66.4%             54.7%            1971
      47                                           4,480,000        6/14/2005          66.4%             54.7%          1971/2000
      48                                           2,660,000        6/14/2005          66.4%             54.7%            1971
                                               ------------------
                                                  13,010,000
      49                                          11,400,000        5/19/2005          74.7%             62.3%          1993/2001
      50                                          11,200,000         3/4/2005          74.3%             62.5%            1989
      51                                          11,175,000         5/9/2005          73.4%             63.9%            1999
      52                                          10,800,000         2/9/2005          75.5%             64.5%          1987/2004
      53             Int Diff (MEY)               10,200,000        5/17/2005          79.6%             69.1%            2004
      54                                          12,300,000        3/31/2005          65.4%             58.6%            2002
      55                                          10,900,000        4/24/2005          73.2%             61.1%          1990/2004
      56                                           9,480,000        10/11/2004         78.9%             66.7%          1980/2004
      57                                          17,000,000        4/21/2005          43.5%             43.5%            1988
      58                                          11,980,000         9/1/2005          59.3%             52.6%          1985/2005
      59                                           9,000,000        5/29/2005          77.7%             65.4%          1962/2005
      60                                           8,500,000        5/20/2005          73.9%             56.9%            1999
     61.1                                          2,900,000         9/1/2005                                             2005
     61.2                                          2,800,000        3/24/2005                                             2004
     61.3                                          2,500,000        3/30/2005                                             2004
                                               ------------------
      61                                           8,200,000         Various           74.4%             63.2%           Various
      62                                           7,750,000         4/1/2005          78.5%             65.8%            2002
      63                                           7,500,000         1/1/2006          79.8%             71.9%            2003
      64                                           7,500,000         3/4/2005          79.2%             79.2%          1928/1987
      65                NPV (BEY)                  7,800,000        4/22/2005          75.8%             63.4%            2001
      66                                           7,300,000         5/2/2005          79.5%             69.0%            1970
      67                                           7,300,000        4/21/2005          78.8%             70.1%          1975/2004
      68                                           6,800,000         4/4/2005          79.4%             68.9%            1983
      69                                           8,360,000         3/3/2005          63.7%             63.7%          1929/2002
      70                                           6,630,000         6/9/2005          78.4%             66.0%            1962
      71             Int Diff (BEY)                9,300,000        5/16/2005          54.4%             54.4%            2004
      72                                           6,665,000        5/24/2005          74.3%             66.1%            1973
      73                                           6,300,000        3/28/2005          74.6%             64.5%          1990/2002
      74             Int Diff (MEY)               10,550,000         5/5/2005          44.5%             44.5%            1998
      75                                           7,400,000        5/15/2005          62.7%             52.1%          1982/1999
      76                                           5,800,000         4/1/2005          80.0%             80.0%            1998
      77                NPV (BEY)                  6,550,000        5/13/2005          70.0%             53.4%            1999
      78                                           7,700,000        5/24/2005          59.2%             54.0%            1982
      79                                           5,540,000        5/10/2005          79.4%             70.6%            1970
      80                NPV (BEY)                  5,450,000        4/22/2005          79.1%             66.3%            2000
      81                                           5,700,000        4/21/2005          75.4%             67.1%          1965/2004
      82             Int Diff (MEY)                5,070,000        2/11/2005          79.6%             74.0%            1982
      83                                           5,000,000         6/5/2005          80.0%             69.8%          1972/1997
      84                                           5,050,000        6/24/2005          79.2%             66.3%            2005
      85                                           5,160,000         2/1/2005          77.4%             65.1%            2005
     86.1                                          2,550,000        3/14/2005                                             2001
     86.2                                          2,400,000        3/14/2005                                             2003
     86.3                                           925,000         3/14/2005                                             2001
                                               ------------------
      86                NPV (BEY)                  5,875,000        3/14/2005          68.0%             56.8%           Various
      87                                           4,900,000        5/19/2005          79.9%             65.8%            1977
      88                                           6,570,000        2/24/2005          59.4%             48.7%            2002
     89.1                                          2,205,000        4/12/2005                                             1991
     89.2                                          1,900,000        4/12/2005                                             1996
     89.3                                          1,400,000        4/12/2005                                           1979/1985
                                               ------------------
      89                                           5,505,000        4/12/2005          68.8%             53.3%           Various
      90                                           5,250,000        2/24/2005          70.5%             65.3%            2004
      91                                           4,650,000        3/17/2004          78.3%             67.5%          1967/2005
      92                                           4,575,000        5/16/2005          78.7%             68.6%            2002
      93                                           4,350,000        4/14/2005          79.0%             65.9%          1971/2003
      94                NPV (BEY)                  4,560,000         4/5/2005          75.1%             63.4%          1933/2001
      95                                           5,650,000        12/21/2004         60.4%             52.1%          1982/2004
      96                                           4,200,000        4/21/2005          79.8%             71.0%          1964/2004
      97                                           4,300,000        11/23/2004         77.8%             68.6%          1978/2004
      98                                           3,900,000        5/16/2005          79.5%             69.3%            1984
      99             Int Diff (MEY)                2,100,000        5/10/2005          70.1%             53.8%            2004
      100            Int Diff (MEY)                2,300,000        3/10/2005          70.1%             53.8%            2004
                                               ------------------
                                                   4,400,000
      101                                          4,150,000        4/30/2005          73.3%             68.3%            1957
      102               NPV (BEY)                  3,950,000        3/21/2005          75.6%             63.4%            1999
      103                                          4,000,000        5/31/2005          73.1%             61.0%            2000
      104                                          3,800,000        5/24/2005          74.9%             62.4%          1962/2004
      105               NPV (BEY)                  3,650,000        1/26/2005          77.8%             71.7%            1994
      106                                          4,100,000         4/7/2005          66.6%             58.2%            2001
      107                                          3,600,000         4/1/2005          75.0%             63.9%            2004
      108                                          3,400,000        4/12/2005          77.5%             61.8%          1964/2003
      109               NPV (BEY)                  3,800,000        5/18/2005          67.0%             56.2%            2003
      110                                          3,200,000        5/13/2005          77.4%             64.8%            1986
      111                                          3,400,000        5/10/2005          72.7%             61.0%            1994
      112               NPV (BEY)                  3,800,000        3/14/2005          64.6%             54.0%          1975/1987
      113                                          3,650,000        5/19/2005          65.7%             54.4%            1983
      114                                          3,000,000         3/1/2005          79.7%             67.5%            2001
      115                                          3,100,000        4/14/2005          75.0%             61.7%          1985/1998
      116                                          4,400,000         2/9/2005          52.1%             44.1%            1980
      117                                          3,320,000         6/1/2005          67.3%             51.0%            2005
      118                                          2,900,000        2/10/2005          76.9%             65.5%          1975/1997
      119                                          2,780,000        6/16/2005          78.1%             64.5%          1947/2004
      120                                          2,640,000        2/22/2005          77.7%             68.5%          1968/2004
      121                                          3,100,000         4/8/2005          66.1%             58.1%          1985/2003
      122                                          2,730,000        5/17/2005          74.9%             62.4%            2003
      123                                          2,820,000        6/23/2005          70.9%             61.6%          1996/1999
      124                                          2,500,000        5/18/2005          79.9%             66.4%          1982/1998
      125                                          4,100,000         3/9/2005          48.6%             40.9%            1989
      126                                          1,600,000         2/1/2005          74.8%             63.1%            1986
      127                                          1,700,000         3/1/2005          61.5%             52.2%          1983/2004
      128               NPV (BEY)                  2,100,000        3/23/2005          47.5%             40.5%          1984/2002
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                       71.2%             64.9%
===================================================================================================================================




                   TOTAL                                      LOAN
                   UNITS/       UNITS/                    BALANCE PER
                    SF/          SF/                        UNIT/SF/                     OCCUPANCY
                   PADS/        PADS/     NET RENTABLE        PAD/         OCCUPANCY       AS OF           U/W              U/W
   SEQUENCE         KEYS         KEYS      AREA (SF)          KEY           PERCENT        DATE         REVENUES         EXPENSES
   --------         ----         ----      ---------          ---           -------        ----         --------         --------

       1          825,061         SF        825,061           $293           88.6%       8/3/2005      $28,613,628      $10,789,119
       2            622          Keys       505,150         176,849          72.4%       6/17/2005     47,382,299       33,285,270
       3          406,110         SF        406,110           517            100.0%      6/22/2005     18,322,412         392,835
       4          497,312         SF        497,312           190            95.3%       8/16/2005     13,008,971        4,544,099
       5          316,348         SF        316,348           253            100.0%      6/1/2005      11,761,371        2,775,934
       6            563         Units       515,937          98,046          91.2%       6/5/2005       7,992,137        2,297,238
       7             91         Units        90,673         576,923          100.0%      9/1/2005       5,782,680        1,739,945
       8            624         Units       569,004          71,795          93.1%       6/13/2005      5,218,922        1,662,241
       9            535         Units       530,243          73,832          89.5%       8/22/2005      7,096,031        3,596,295
      10          176,219         SF        176,219           200            96.7%       5/1/2005       6,136,689        2,129,922
      11          561,472         SF        561,472            58            100.0%      9/1/2005       3,016,891         90,507
      12          188,040         SF        188,040           142            100.0%      8/11/2005      2,842,928         640,917
      13          184,995         SF        184,995           130            99.5%       5/31/2005      4,746,288        1,901,526
      14           85,845         SF         85,845           217            100.0%      6/21/2005      2,153,154         362,172
      15          130,172         SF        130,172           142            100.0%      9/1/2005       2,773,039         813,230
      16          250,153         SF        250,153            72            93.3%       6/3/2005       2,477,409         640,423
      17            240         Units       236,886          72,853          89.2%       8/1/2005       2,478,821        1,064,306
      18            198         Units       158,213          87,879          96.1%       5/31/2005      3,142,064        1,004,731
      19            240         Units       251,650          70,833          92.5%       4/30/2005      2,224,932         739,158
      20            358         Units       300,748          47,387          89.7%       5/31/2005      2,480,682        1,011,255
      21            338         Units       379,788          44,970          93.8%       6/28/2005      2,935,639        1,433,452
      22          120,704         SF        120,704           126            100.0%      7/28/2005      2,759,938        1,308,388
     23.1          41,861         SF         41,861                          100.0%      9/1/2005
     23.2          42,684         SF         42,684                          100.0%      9/1/2005
     23.3          40,847         SF         40,847                          100.0%      9/1/2005
     23.4          41,672         SF         41,672                          100.0%      9/1/2005
     23.5          40,963         SF         40,963                          100.0%      9/1/2005
      23          208,027         SF        208,027            73            100.0%      9/1/2005       1,491,340         44,740
      24           83,971         SF         83,971           178            100.0%      7/26/2005      2,070,098         776,839
     25.1          7,239          SF         7,239                           100.0%      9/1/2005
     25.2          7,724          SF         7,724                           100.0%      9/1/2005
     25.3          6,257          SF         6,257                           100.0%      9/1/2005
     25.4          6,595          SF         6,595                           100.0%      9/1/2005
     25.5          6,798          SF         6,798                           100.0%      7/1/2005
     25.6          6,805          SF         6,805                           100.0%      9/1/2005
     25.7          2,164          SF         2,164                           100.0%      9/1/2005
     25.8          2,214          SF         2,214                           100.0%      7/1/2005
     25.9          2,252          SF         2,252                           100.0%      9/1/2005
     25.10         2,269          SF         2,269                           100.0%      9/1/2005
      25           50,317         SF         50,317           294            100.0%      7/1/2005       1,545,964         46,379
      26          208,493         SF        208,493            71            100.0%      8/11/2005      1,984,052         597,142
      27           58,599         SF         58,599           251            92.3%       6/28/2005      1,762,831         426,866
      28           35,621         SF         35,621           397            100.0%      7/1/2005       1,609,935         430,866
      29           99,678         SF         99,678           141            97.2%       8/12/2005      2,496,551        1,203,811
      30          143,650         SF        143,650            97            96.6%       8/11/2005      1,700,336         542,889
      31          100,125         SF        100,125           135            100.0%      6/7/2005       1,698,131         486,372
      32           69,179         SF         69,179           195            100.0%      4/27/2005      1,254,215         37,626
      33           90,876         SF         90,876           140            100.0%      7/25/2005      1,929,554         848,047
      34           80,124         SF         80,124           147            100.0%      4/1/2005       2,077,556         907,866
      35           58,228         SF         58,228           197            100.0%      7/15/2005       991,332          19,827
      36           39,009         SF         39,009           276            85.7%       6/23/2005      1,334,447         330,157
      37           54,893         SF         54,893           189            96.9%       6/21/2005      1,470,528         502,481
      38          109,005         SF        109,005            92            92.2%       6/8/2005       1,426,044         326,984
      39           81,818         SF         81,818           121            93.8%       6/1/2005       1,516,712         519,618
      40           76,308         SF         76,308           127            92.0%       5/2/2005       1,660,613         779,624
      41           65,563         SF         65,563           146            95.6%       7/7/2005       1,167,697         204,590
      42            242         Units       250,000          39,008          95.0%       2/21/2005      1,617,669         778,646
      43          115,226         SF        115,226            82            89.4%       5/2/2005       1,827,072         801,779
     44.1           927         Units       105,115                          94.3%       7/25/2005
     44.2           250         Units        37,534                          85.9%       7/25/2005
     44.3           109         Units        32,730                          96.3%       7/25/2005
      44           1,286        Units       175,379          7,146           92.8%       7/25/2005      1,281,977         340,543
      45           92,331         SF         92,331            97            91.0%       5/9/2005       1,048,387         282,363
      46           19,700         SF         19,700           213            99.5%       6/9/2005        387,694          83,014
      47           25,500         SF         25,500           121            100.0%      9/1/2005        336,804          84,554
      48           12,922         SF         12,922           104            100.0%      9/1/2005        246,403          101,821
      49            166         Units       121,996          51,275          90.4%       6/25/2005      1,466,117         704,953
      50           64,009         SF         64,009           130            94.2%       4/27/2005      1,333,629         497,644
      51           82,800         SF         82,800            99            100.0%      7/1/2005       1,119,621         326,035
      52           79,732         SF         79,732           102            98.6%       4/1/2005       1,349,596         563,524
      53          126,900         SF        126,900            64            100.0%      9/1/2005        860,305          139,643
      54           94,532         SF         94,532            85            100.0%      6/1/2005       1,134,352         248,888
      55          176,334         SF        176,334            45            98.3%       6/20/2005      1,449,807         678,832
      56           63,635         SF         63,635           118            91.1%       1/27/2005      1,136,654         375,854
      57            128         Units        82,960          57,813          91.4%       7/31/2005      1,594,648         580,899
      58           72,808         SF         72,808            98            100.0%      9/1/2005        771,685          23,151
      59          123,835         SF        123,835            56            96.0%       6/20/2005       864,542          183,091
      60             85          Keys        49,306          73,914          70.5%       3/31/2005      2,168,694        1,368,399
     61.1          9,533          SF         9,533                           100.0%      6/3/2005
     61.2          4,329          SF         4,329                           100.0%      6/3/2005
     61.3          6,225          SF         6,225                           100.0%      6/3/2005
      61           20,087         SF         20,087           304            100.0%      6/3/2005        729,493          153,694
      62            856         Units        81,724          7,105           86.2%       4/30/2005       922,725          392,834
      63           78,345         SF         78,345            76            87.8%       5/16/2005       846,772          265,333
      64             59         Units        33,299         100,648          100.0%      8/11/2005       650,395          239,542
      65           70,555         SF         70,555            84            100.0%      4/11/2005       796,953          166,674
      66            233         Units       198,289          24,893          88.8%       7/21/2005      1,485,172         939,415
      67            180         Units       127,008          31,944          98.3%       5/3/2005        984,687          443,566
      68            911         Units        97,482          5,928           77.7%       3/31/2005       882,090          352,081
      69             75         Units        39,926          71,003          94.7%       8/11/2005       715,164          333,930
      70           63,376         SF         63,376            82            91.7%       5/1/2005        905,576          301,478
      71           63,937         SF         63,937            79            94.9%       6/30/2005       891,440          251,654
      72           62,195         SF         62,195            80            100.0%      8/26/2005       548,479          129,150
      73            671         Units        67,897          7,004           81.1%       3/31/2005       735,611          329,376
      74            588         Units        61,555          7,993           97.3%       5/27/2005      1,031,756         321,530
      75           58,878         SF         58,878            79            100.0%      5/18/2005       533,885          130,908
      76           46,086         SF         46,086           101            100.0%      9/1/2005        460,575           9,212
      77             79          Keys        41,600          58,059          78.4%       5/31/2005      1,756,874        1,069,098
      78           85,026         SF         85,026            54            95.5%       5/31/2005      1,322,415         620,592
      79            205         Units       187,111          21,463          95.6%       5/17/2005      1,079,452         660,449
      80           64,089         SF         64,089            67            88.8%       4/11/2005       572,967          134,989
      81            132         Units       105,350          32,576          97.7%       5/3/2005        798,739          404,913
      82            105         Units        96,705          38,429          90.5%       3/1/2005        741,250          381,821
      83           21,114         SF         21,114           189            100.0%      8/1/2005        537,356          189,880
      84           13,813         SF         13,813           290            100.0%      6/24/2005       346,476          10,394
      85           15,035         SF         15,035           266            100.0%      7/26/2005       345,961           7,671
     86.1          10,800         SF         10,800                          100.0%      6/20/2005
     86.2          14,300         SF         14,300                          100.0%      6/20/2005
     86.3          4,900          SF         4,900                           100.0%      6/20/2005
      86           30,000         SF         30,000           133            100.0%      6/20/2005       577,760          186,542
      87            208         Units        99,368          18,826          93.8%       6/24/2005       888,845          513,863
      88            703         Units        91,060          5,548           54.9%       5/25/2005       764,784          293,659
     89.1            52         Units        27,508                          96.2%       6/1/2005
     89.2            56         Units        24,044                          100.0%      6/1/2005
     89.3            41         Units        16,343                          100.0%      6/1/2005
      89            149         Units        67,895          25,436          98.5%       6/1/2005        576,568          190,816
      90           13,935         SF         13,935           266            100.0%      4/7/2005        436,505          117,419
      91            216          Pads                        16,867          94.9%       5/31/2005       616,038          265,894
      92           17,830         SF         17,830           202            100.0%      4/28/2005       420,848          103,606
      93             88         Units        44,000          39,037          100.0%      4/14/2005       500,236          194,139
      94           12,016         SF         12,016           285            100.0%      6/1/2005        384,386          94,772
      95           61,762         SF         61,762            55            89.5%       3/9/2005        820,261          357,517
      96            112         Units        60,160          29,911          95.5%       5/3/2005        543,794          241,363
      97             75         Units        58,539          44,600          98.7%       5/30/2005       578,648          274,270
      98            457         Units        44,712          6,783           96.5%       5/31/2005       445,449          145,395
      99           6,549          SF         6,549            319            100.0%      5/11/2005       216,948          79,948
      100          8,500          SF         8,500            117            100.0%      5/11/2005       255,103          95,787
      101          42,921         SF         42,921            71            100.0%      8/2/2005        376,160          79,557
      102           504         Units        57,600          5,928           83.9%       3/21/2005       519,464          249,045
      103          12,739         SF         12,739           230            100.0%      9/1/2005        264,040           6,809
      104            80         Units        47,168          35,590          100.0%      5/1/2005        545,284          269,528
      105            93         Units        64,452          30,531          92.5%       5/22/2005       581,387          273,878
      106          44,853         SF         44,853            61            100.0%      4/26/2005       409,250          87,268
      107          14,727         SF         14,727           183            79.5%       6/5/2005        301,286          48,614
      108          23,772         SF         23,772           111            100.0%      6/14/2005       345,411          87,921
      109          9,411          SF         9,411            270            100.0%      6/21/2005       323,814          86,871
      110           343         Units        44,688          7,216           84.0%       5/18/2005       377,116          144,032
      111           301         Units        58,600          8,207           90.4%       4/1/2005        426,172          152,640
      112          25,045         SF         25,045            98            100.0%      6/20/2005       339,365          72,466
      113            70          Pads       268,077          34,250          98.6%       5/1/2005        316,494          85,495
      114            53         Units        47,549          45,114          92.5%       2/25/2005       424,945          199,192
      115           299         Units        64,640          7,776           99.3%       5/31/2005       417,253          176,728
      116            68          Pads                        33,698          100.0%      2/18/2005       512,516          254,783
      117          18,300         SF         18,300           122            100.0%      5/23/2005       237,500           8,040
      118           398         Units        53,585          5,602           97.0%       5/11/2005       357,629          150,123
      119          16,107         SF         16,107           135            100.0%      6/30/2005       311,506          100,644
      120            66         Units        46,710          31,061          98.5%       4/21/2005       383,268          195,497
      121           501         Units        55,085          4,092           81.0%       4/30/2005       358,032          166,188
      122          13,657         SF         13,657           150            89.6%       6/22/2005       271,318          71,746
      123          17,019         SF         17,019           118            100.0%      6/1/2005        289,484          96,220
      124          18,859         SF         18,859           106            100.0%      5/31/2005       294,880          103,933
      125           501         Units        63,960          3,976           89.8%       3/1/2005        539,556          210,723
      126           523         Units        54,510          2,288           70.9%       5/31/2005       299,172          166,410
      127           282         Units        37,816          3,710           72.3%       3/31/2005       230,636          107,747
      128          12,197         SF         12,197            82            92.3%       2/28/2005       192,441          61,073
-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================




                                                     U/W
                                                 REPLACEMENT
                                      U/W          RESERVES               MOST                MOST         MOST          FULL
               U/W         U/W    REPLACEMENT     PER UNIT/              RECENT              RECENT       RECENT         YEAR
SEQUENCE    CASH FLOW     DSCR     RESERVES      SF/ PAD/KEY         STATEMENT TYPE         END DATE        NOI        END DATE
--------    ---------     -----    --------      -----------         --------------         --------        ---        --------

    1      $16,834,132    1.39x    $165,012         $0.20              Full Year           12/31/2004   $16,164,311   12/31/2003
    2      11,727,914     1.50x    2,369,115       3,808.87        Trailing 12 Months       6/17/2005   13,296,259    12/31/2004
    3      16,808,447     1.22x     105,589          0.26              Full Year           12/31/2004   17,773,831    12/31/2003
    4       8,144,274     1.32x     138,730          0.28          Trailing 12 Months       7/31/2005    8,407,534    12/31/2004
    5       8,417,180     2.04x     63,270           0.20
    6       5,525,999     1.95x     168,900         300.00         Trailing 12 Months       4/30/2005    5,749,339    12/31/2004
    7       4,015,435     1.37x     27,300          300.00             Full Year           12/31/2004    4,119,625    12/31/2003
    8       3,431,881     1.17x     124,800         200.00         Trailing 12 Months       4/30/2005    3,429,233    12/31/2004
    9       3,326,634     1.27x     149,443         279.33         Trailing 12 Months       6/30/2005    2,722,114    12/31/2004
   10       3,840,460     2.29x     35,244           0.20        Annualized Most Recent     3/31/2005    3,953,736    12/31/2004
   11       2,855,227     1.34x                                        Full Year           12/31/2004    2,791,798    12/31/2003
   12       2,027,986     1.43x     37,608           0.20        Annualized Most Recent     6/30/2005    2,281,124    12/31/2004
   13       2,465,493     1.98x     48,099           0.26        Annualized Most Recent     4/30/2005    2,894,610     2/1/2004
   14       1,716,472     1.39x     17,169           0.20        Annualized Most Recent     5/31/2005    1,864,934    12/31/2004
   15       1,836,317     1.42x     32,543           0.25
   16       1,704,609     1.43x     37,523           0.15        Annualized Most Recent     4/30/2005    1,885,226    12/31/2004
   17       1,378,516     1.20x     36,000          150.00       Annualized Most Recent     6/30/2005    1,435,836
   18       2,087,833     2.44x     49,500          250.00             Full Year           12/31/2004    2,193,481    12/31/2003
   19       1,399,134     1.20x     86,640          361.00             Full Year           12/31/2004    1,112,845    12/31/2003
   20       1,379,927     1.25x     89,500          250.00       Annualized Most Recent     5/31/2005    1,538,050    12/31/2004
   21       1,278,459     1.29x     223,728         661.92       Annualized Most Recent     3/31/2005    1,606,041    12/31/2004
   22       1,409,101     1.40x     18,106           0.15          Trailing 12 Months       5/31/2005    1,474,109    12/31/2004
  23.1
  23.2
  23.3
  23.4
  23.5
   23       1,360,600     1.30x     31,195           0.15              Full Year           12/31/2004    1,464,549    12/31/2003
   24       1,193,346     1.20x     12,596           0.15        Annualized Most Recent     5/31/2005    1,199,530    12/31/2004
  25.1
  25.2
  25.3
  25.4
  25.5
  25.6
  25.7
  25.8
  25.9
  25.10
   25       1,494,553     1.86x      5,032           0.10
   26       1,225,561     1.57x     44,305           0.21        Annualized Most Recent     6/30/2005    1,390,482    12/31/2004
   27       1,265,772     1.29x      8,790           0.15          Trailing 12 Months       5/31/2005    1,181,183    12/31/2004
   28       1,158,035     1.24x      5,431           0.15              Full Year           12/31/2003     630,359     12/31/2002
   29       1,118,886     1.21x     17,962           0.18        Annualized Most Recent     6/30/2005    1,945,144     2/1/2004
   30       1,037,364     1.38x     28,730           0.20        Annualized Most Recent     6/30/2005    1,238,906    12/31/2004
   31       1,176,716     1.33x     15,019           0.15          Trailing 12 Months       4/30/2005    1,217,154    12/31/2004
   32       1,216,589     1.38x
   33       1,056,374     1.28x     13,631           0.15              Full Year           12/31/2004    1,067,546    12/31/2004
   34       1,045,764     1.32x     32,195           0.40        Annualized Most Recent     3/31/2005    1,275,168    12/31/2004
   35        962,771      1.29x      8,734           0.15
   36        976,417      1.39x      3,901           0.10        Annualized Most Recent     3/31/2005    1,045,068    12/31/2004
   37        881,224      1.28x     10,979           0.20              Full Year           12/31/2004    1,043,510    12/31/2003
   38       1,009,565     1.52x     16,351           0.15        Annualized Most Recent     6/10/2005     982,183
   39        904,143      1.35x     16,364           0.20        Annualized Most Recent     4/30/2005     780,228     12/31/2004
   40        764,590      1.21x     14,689           0.19        Annualized Most Recent     5/31/2005    1,045,697    12/31/2004
   41        894,740      1.45x      7,212           0.11              Full Year           12/31/2004     646,131     12/31/2003
   42        778,523      1.21x     60,500          250.00       Annualized Most Recent     2/28/2005     879,936     12/31/2004
   43        884,987      1.40x     23,045           0.20        Annualized Most Recent     3/31/2005    1,019,736    12/31/2004
  44.1
  44.2
  44.3
   44        921,965      1.56x     19,469          15.14        Annualized Most Recent     4/30/2005    1,101,534    12/31/2004
   45        745,242      1.27x     13,850           0.15              Full Year           12/31/2004     837,578     12/31/2003
   46        293,149      1.22x      4,761           0.24        Annualized Most Recent     5/31/2005     319,471     12/31/2004
   47        242,363      1.22x      3,825           0.15        Annualized Most Recent     5/31/2005     278,726     12/31/2004
   48        138,533      1.22x      1,938           0.15        Annualized Most Recent     5/31/2005     146,467     12/31/2004
   49        705,554      1.23x     55,610          335.00       Annualized Most Recent     5/31/2005     785,273     12/31/2004
   50        751,584      1.31x      9,601           0.15        Annualized Most Recent     3/31/2005     940,548     12/31/2004
   51        725,578      1.35x      9,384           0.11        Annualized Most Recent     4/30/2005     807,831     12/31/2004
   52        697,636      1.27x     11,960           0.15        Annualized Most Recent     3/31/2005     801,191     12/30/2004
   53        678,121      1.29x     12,690           0.10        Annualized Most Recent     5/31/2005     742,462
   54        789,140      1.44x     14,180           0.15              Full Year           12/31/2004    1,009,274    12/31/2003
   55        695,365      1.30x     13,189           0.07          Trailing 12 Months                     333,502     12/31/2004
   56        692,759      1.34x      9,545           0.15
   57        956,149      2.62x     57,600          450.00             Full Year           12/31/2004    1,033,770    12/31/2003
   58        696,714      1.43x     10,921           0.15
   59        621,213      1.28x     18,575           0.15        Annualized Most Recent     4/30/2005     739,404     12/31/2004
   60        717,415      1.52x     82,880          975.06         Trailing 12 Months       3/31/2005     808,864     12/31/2004
  61.1
  61.2
  61.3
   61        551,538      1.27x      3,013           0.15
   62        525,791      1.27x      4,100           4.79        Annualized Most Recent     3/31/2005     550,611     12/31/2004
   63        543,978      1.31x      7,835           0.10
   64        395,735      1.26x     15,119          256.25       Annualized Most Recent     6/30/2005     382,772     12/31/2004
   65        574,899      1.43x      8,467           0.12        Annualized Most Recent     4/30/2005     723,025     12/31/2004
   66        485,643      1.29x     60,114          258.00       Annualized Most Recent     6/30/2005     655,280     12/1/2004
   67        496,121      1.32x     45,000          250.00       Annualized Most Recent     5/31/2005     628,742     12/31/2004
   68        512,619      1.29x     17,391          19.09        Annualized Most Recent     4/30/2005     557,433     12/31/2004
   69        360,609      1.25x     20,625          275.00       Annualized Most Recent     6/30/2005     363,248     12/31/2004
   70        502,837      1.39x     19,013           0.30        Annualized Most Recent     4/30/2005     661,404     12/31/2004
   71        600,961      2.58x      6,394           0.10        Annualized Most Recent     4/30/2005     766,627
   72        389,852      1.20x      6,220           0.10        Annualized Most Recent     4/30/2005     449,410     12/31/2004
   73        396,050      1.20x     10,185          15.18        Annualized Most Recent     2/28/2005     349,734     12/31/2004
   74        700,993      2.88x      9,233          15.70        Annualized Most Recent     3/31/2005     730,668     12/31/2004
   75        371,969      1.22x      3,533           0.06        Annualized Most Recent     4/30/2005     398,277     12/31/2004
   76        446,754      1.78x      4,609           0.10
   77        617,501      1.85x     70,275          889.56         Trailing 12 Months       5/31/2005     768,327     12/31/2004
   78        539,925      1.77x     12,754           0.15        Annualized Most Recent     4/30/2005     707,038     12/30/2004
   79        357,298      1.24x     61,705          301.00       Annualized Most Recent     5/31/2005     481,003     12/31/2004
   80        395,847      1.35x      6,409           0.10        Annualized Most Recent     4/30/2005     460,564     12/31/2004
   81        360,826      1.28x     33,000          250.00       Annualized Most Recent     3/31/2005     408,128     12/31/2004
   82        333,179      1.21x     26,250          250.00       Annualized Most Recent     2/28/2005     380,124     12/31/2004
   83        319,135      1.20x      8,604           0.41              Full Year           12/31/2004     368,861     12/31/2003
   84        334,009      1.22x      2,072           0.15
   85        336,787      1.22x      1,504           0.10
  86.1
  86.2
  86.3
   86        363,231      1.35x      6,158           0.21              Full Year           12/30/2004     202,902     12/30/2003
   87        317,782      1.26x     57,200          275.00       Annualized Most Recent     5/31/2005     422,359     12/31/2004
   88        457,466      1.61x     13,659          19.43        Annualized Most Recent     4/30/2005     406,543     12/31/2003
  89.1
  89.2
  89.3
   89        375,590      1.30x     10,162          68.20        Annualized Most Recent     5/31/2005     470,359     12/31/2004
   90        304,537      1.25x      2,090           0.15        Annualized Most Recent     3/31/2005     314,363     12/31/2004
   91        338,744      1.28x     11,400          52.78        Annualized Most Recent     5/31/2005     369,101     12/31/2004
   92        297,606      1.25x      2,674           0.15        Annualized Most Recent     3/31/2005     370,329     12/31/2004
   93        283,656      1.23x     22,440          255.00       Annualized Most Recent     4/30/2005     327,402     12/31/2004
   94        287,144      1.20x      2,470           0.21        Annualized Most Recent     3/31/2005     331,051     12/31/2004
   95        374,421      1.57x     25,322           0.41        Annualized Most Recent     5/31/2005     561,022     12/31/2004
   96        274,431      1.25x     28,000          250.00       Annualized Most Recent     3/31/2005     303,348     12/31/2004
   97        282,928      1.21x     21,450          286.00       Annualized Most Recent     5/31/2005     373,414     11/30/2004
   98        291,142      1.42x      8,912          19.50          Trailing 12 Months       5/31/2005     328,238     12/31/2004
   99        132,401      1.25x       655            0.10        Annualized Most Recent     3/31/2005     121,008
   100       153,087      1.25x       850            0.10        Annualized Most Recent     3/31/2005     192,696
   101       267,152      1.27x      6,438           0.15        Annualized Most Recent     5/31/2005     331,337     12/31/2004
   102       261,779      1.29x      8,640          17.14        Annualized Most Recent     2/28/2005     242,051     12/31/2004
   103       255,320      1.29x      1,911           0.15        Annualized Most Recent     5/31/2005     262,500     12/31/2004
   104       255,757      1.35x     20,000          250.00             Full Year           12/31/2004     162,315     12/31/2004
   105       281,655      1.41x     25,854          278.00       Annualized Most Recent     5/31/2005     286,558     12/31/2004
   106       288,793      1.59x      6,728           0.15        Annualized Most Recent    12/31/2005     423,282     12/31/2004
   107       237,438      1.25x      2,209           0.15        Annualized Most Recent     5/31/2005     197,201
   108       234,712      1.25x      5,230           0.22              Full Year           12/31/2004     265,424     12/31/2003
   109       227,220      1.31x      1,412           0.15        Annualized Most Recent     5/31/2005     227,595     12/31/2004
   110       226,381      1.35x      6,703          19.54          Trailing 12 Months       4/30/2005     226,677     12/31/2004
   111       264,742      1.56x      8,790          29.20        Annualized Most Recent     3/31/2005     335,405     12/31/2004
   112       231,599      1.40x      5,510           0.22              Full Year           12/31/2004     254,346     12/31/2003
   113       227,499      1.45x      3,500          50.00        Annualized Most Recent     5/31/2005     268,280     12/31/2004
   114       212,503      1.27x     13,250          250.00             Full Year           12/31/2004     231,962     12/31/2003
   115       230,835      1.35x      9,691          32.41        Annualized Most Recent     5/31/2005     257,905     12/31/2004
   116       254,281      1.58x      3,452          50.76        Annualized Most Recent     2/28/2005     248,344     12/31/2004
   117       211,707      1.32x      2,745           0.15
   118       199,468      1.25x      8,038          20.20        Annualized Most Recent     4/30/2005     229,532     12/31/2004
   119       203,445      1.45x      2,416           0.15        Annualized Most Recent     4/30/2005     223,518     12/31/2004
   120       171,206      1.20x     16,566          251.00       Annualized Most Recent     3/31/2005     200,727     12/31/2004
   121       183,603      1.31x      8,240          16.45        Annualized Most Recent     4/30/2005     170,432     12/31/2004
   122       181,792      1.34x      2,049           0.15        Annualized Most Recent     5/31/2005     177,426     12/31/2004
   123       180,618      1.32x      2,553           0.15              Full Year           12/31/2004     151,905
   124       161,248      1.22x      5,281           0.28        Annualized Most Recent     5/31/2005     197,904     12/31/2004
   125       317,170      2.32x     11,663          23.28        Annualized Most Recent     3/31/2005     365,487     12/31/2004
   126       124,586      1.50x      8,177          15.63        Annualized Most Recent     3/31/2005     144,024     12/31/2004
   127       116,886      1.58x      6,004          21.29        Annualized Most Recent     3/31/2005     120,605     12/31/2004
   128       115,682      1.61x      2,805           0.23        Annualized Most Recent     2/28/2005     147,982     12/31/2004
-----------------------------------------------------------------------------------------------------------------------------------
                          1.46X
===================================================================================================================================




                                                                                                              LARGEST
                                                                                                  LARGEST      TENANT      LARGEST
               FULL                                                                                TENANT       % OF        TENANT
               YEAR                                                                                LEASED       TOTAL       LEASE
SEQUENCE       NOI       LARGEST TENANT                                                              SF          SF       EXPIRATION
--------       ---       --------------                                                              --          --       ----------

    1      $13,046,962   GMAC Mortgage Corporation                                                170,518        21%      4/19/2008
    2      $13,121,197
    3       15,815,180   Sotheby's                                                                406,110       100%      12/31/2022
    4       7,476,091    Macy's                                                                   139,219        28%       9/1/2022
    5                    GSA - ONR                                                                310,829        98%       9/1/2012
    6       5,611,168
    7       3,921,004
    8       3,379,627
    9       3,010,007    Contract Callers                                                          7,751         10%         MTM
   10       3,854,008    Liz Claiborne                                                             12,000        7%       6/30/2010
   11       3,021,928    Coach Distribution Co.                                                   561,472       100%      6/15/2015
   12       2,271,628    Arthocare Corporation                                                     8,250         4%       1/31/2006
   13       2,643,619    Blum, Shapiro & Co.                                                       32,779        18%       9/1/2012
   14       1,867,706    Gold's Gym                                                                29,860        35%      10/31/2009
   15                    Overstock                                                                 67,235        52%      7/17/2015
   16       1,863,174    Lowe's                                                                    95,173        38%      7/31/2015
   17
   18       2,209,976
   19       1,080,720
   20       1,367,418
   21       1,415,190
   22       1,494,296    Genuardi's Super Markets, Inc. (Safeway)                                  59,328        49%      2/28/2019
  23.1                   Safeway                                                                   41,861       100%      9/28/2012
  23.2                   Broadway Palm Dinner Theater                                              42,684       100%      9/28/2012
  23.3                   Food City                                                                 40,847       100%      1/31/2024
  23.4                   Fallas Paredes                                                            21,038        50%      6/30/2014
  23.5                   Big Lots                                                                  40,963       100%      1/31/2014
   23       1,567,230
   24       1,115,911    Americus Logistics                                                        7,764         9%       3/31/2009
  25.1                   Steak & Ale                                                               7,239        100%      6/15/2018
  25.2                   Steak & Ale                                                               7,724        100%      6/15/2018
  25.3                   Carino's                                                                  6,257        100%       8/1/2014
  25.4                   Carino's                                                                  6,595        100%       8/1/2016
  25.5                   Bennigan's                                                                6,798        100%      6/15/2018
  25.6                   Simply Fondue                                                             6,805        100%      2/28/2015
  25.7                   Del Taco                                                                  2,164        100%      12/31/2018
  25.8                   Taco Bell                                                                 2,214        100%      8/31/2019
  25.9                   Taco Bell                                                                 2,252        100%      12/8/2018
  25.10                  Taco Bell                                                                 2,269        100%      12/9/2018
   25
   26       1,438,534    Health H, UHCP                                                            14,925        7%       6/30/2006
   27       1,223,310    Fox & Roach, L.P.                                                         9,880         17%      12/31/2009
   28        581,837     Room & Board Inc.                                                         31,207        88%      12/30/2019
   29        843,225     National Bedding Co                                                       28,550        29%      6/18/2007
   30       1,080,748    Community Christian                                                       9,300         6%       3/31/2006
   31       1,233,875    Shoprite                                                                 100,125       100%      11/9/2025
   32                    BJ's Wholesale Club                                                       69,179       100%      1/31/2030
   33       1,076,808    Dominick's                                                                66,763        73%      2/28/2017
   34       1,259,604    Akerman Senterfit                                                         40,161        50%      3/31/2010
   35                    Shaw's                                                                    58,228       100%      2/28/2029
   36        452,315     Pacific Grill, Inc.                                                       5,191         13%       5/1/2014
   37       1,016,862    Amy's Hallmark                                                            5,600         10%      2/28/2008
   38                    Delta Education                                                           32,813        30%       9/1/2014
   39        302,996     Riverside Brewing Company                                                 7,313         9%       8/31/2008
   40        887,197     C3i, Inc.                                                                 36,919        48%      2/28/2006
   41        362,528     VIP Custom Motoring                                                       12,348        19%      7/31/2008
   42        705,066
   43        666,374     Rockwell Automation                                                       15,574        14%      4/30/2010
  44.1
  44.2
  44.3
   44       1,034,057
   45        680,113     Shaw's                                                                    59,642        65%      2/28/2021
   46        333,002     Joy's Christian Store                                                     2,800         14%      5/31/2007
   47        253,746     Big Lots (Pic N Save)                                                     25,500       100%      1/31/2010
   48        128,883     Kragen                                                                    7,486         58%      11/30/2009
   49        667,404
   50        782,363     302 - Puyallup Diabetes & Thyroid Clinic Dr. DeVries MD                   4,677         7%       12/31/2012
   51        850,861     KB Home                                                                   31,371        38%      5/31/2008
   52        799,737     HummingBird USA, Inc.                                                     23,951        30%      12/31/2009
   53                    SAIC-Frederick                                                           126,900       100%      9/25/2019
   54        798,697     Vet Pharm, Inc                                                            37,409        40%      10/1/2012
   55        174,006     Kohl's                                                                    88,408        50%      1/31/2025
   56                    Sprouts Farmers Market                                                    32,734        51%      12/31/2019
   57       1,032,032
   58                    Fedex Trade Networks Transport & Brokerage inc.                           72,808       100%      9/30/2015
   59        538,027     Woo Sung Corp.                                                            23,250        19%      7/14/2009
   60        719,362
  61.1                   Pasta Brava                                                               3,433         36%      7/19/2019
  61.2                   Sprint                                                                    1,800         42%      9/26/2014
  61.3                   Midnight Sun                                                              1,360         22%      7/14/2014
   61
   62        359,868
   63                    Jesus Vive Hoy                                                            12,980        17%      3/11/2009
   64        376,891
   65        626,027     Apollo Colleges Spokane, Inc.                                             22,642        32%      7/31/2010
   66        489,937
   67        545,994
   68        438,460
   69        336,168
   70        631,359     Centralina Council of Government                                          9,675         15%      6/30/2007
   71                    Bi Lo Foods                                                               47,980        75%      3/31/2024
   72        417,169     Galaxy International                                                      6,400         10%         MTM
   73        271,991
   74        704,676
   75        447,271     Ross Stores, Inc.                                                         29,478        50%      1/31/2009
   76                    Best Buy                                                                  46,086       100%      12/18/2018
   77        683,090
   78        641,306     Environmental Resourse Management, Southwest Suites 100, 200 and 300      52,666        62%      10/7/2007
   79        446,415
   80        457,061     Tidymans, LLC                                                             12,664        20%      2/28/2006
   81        405,725
   82        346,281
   83        387,506     H.H Brewing Company                                                       4,835         23%      6/30/2007
   84                    Eckerd Corporation                                                        13,813       100%      3/16/2025
   85                    Walgreen's                                                                15,035       100%      6/30/2080
  86.1                   Philomeno & Salomone                                                      7,200         67%      12/31/2014
  86.2                   Fornance Physician Services, Inc.                                         7,371         52%      5/31/2014
  86.3                   Blue Bell Comprehensive Care PC                                           2,600         53%       1/1/2012
   86        272,127
   87        421,144
   88         78,743
  89.1
  89.2
  89.3
   89        379,934
   90        207,635     Super Supplements, Inc.                                                   3,500         25%      3/31/2014
   91        364,711
   92        293,931     Anatoles Gifts (Anatole LLC)                                              6,840         38%      9/30/2007
   93        331,032
   94        315,610     Sheffield Avenue CVS, L.L.C.                                              12,016       100%      8/31/2009
   95        497,546     Focus Environmental, Inc.                                                 8,286         13%      8/31/2006
   96        351,963
   97        298,028
   98        329,894
   99                    Blockbuster                                                               5,042         77%      2/28/2014
   100                   Blockbuster                                                               5,077         60%      7/31/2014
   101       346,822     Wrays Inc.                                                                20,600        48%      11/30/2006
   102       280,842
   103       240,502     CVS                                                                       12,739       100%       8/1/2020
   104       134,581
   105       306,500
   106       372,637     Viar Enterprises, Inc. dba Gold's Gym                                     25,000        56%      9/30/2008
   107                   Sweet Peas                                                                2,964         20%      10/31/2009
   108       234,670     Oak Contracting                                                           9,922         42%      12/31/2018
   109       264,540     El Gordo Tacueria-DBO                                                     2,503         27%      2/28/2014
   110       211,081
   111       173,460
   112       285,200     Jacques Whitford Co                                                       8,600         34%      6/30/2008
   113       239,564
   114       225,517
   115       219,825
   116       281,032
   117                   Theda care                                                                18,300       100%      12/31/2020
   118       215,910
   119       314,566     National City Bank                                                        8,300         52%      11/30/2019
   120       203,504
   121       166,451
   122       125,308     Country Insurance (CC Services, Inc.)                                     2,957         22%      3/31/2008
   123                   Nebraska Book Company                                                     10,430        61%      11/30/2011
   124       175,552     DTI Investments                                                           6,483         34%      6/30/2020
   125       335,846
   126       127,488
   127       119,211
   128       140,694     Dr. Michael R. Martin                                                     4,099         34%      1/31/2007
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================




                                                                                                     SECOND
                                                                                      SECOND        LARGEST          SECOND
                                                                                     LARGEST         TENANT          LARGEST
                                                                                      TENANT          % OF           TENANT
                                                                                      LEASED         TOTAL            LEASE
   SEQUENCE     SECOND LARGEST TENANT                                                   SF             SF          EXPIRATION
   --------     ---------------------                                                   --             --          ----------

       1        Rutan & Tucker                                                       100,088          12%           8/31/2009
       2
       3
       4        JC Penney                                                             82,320          17%          11/30/2014
       5        Navy Federal Credit Union                                             2,353            1%           9/1/2012
       6
       7
       8
       9        Ki Myiung Lee                                                         6,225            8%           3/31/2012
      10        Reebok                                                                10,044           6%           6/30/2010
      11
      12        Los Golondrinos                                                       7,050            4%          12/31/2005
      13        Vanzelm, Heywood                                                      23,027          12%           6/30/2008
      14        Muscle Mag Int'l                                                      5,890            7%           8/31/2009
      15        Document Control                                                      24,161          19%           7/17/2018
      16        Cinemark                                                              29,843          12%          11/30/2010
      17
      18
      19
      20
      21
      22        Staples                                                               24,480          20%           3/31/2014
     23.1
     23.2
     23.3
     23.4       99 Cents Only                                                         20,634          50%           1/31/2015
     23.5
      23
      24        W. C. Scoutten                                                        5,636            7%           7/31/2009
     25.1
     25.2
     25.3
     25.4
     25.5
     25.6
     25.7
     25.8
     25.9
     25.10
      25
      26        W & P Enterprises                                                     7,510            4%           8/31/2007
      27        Adwell Inc.                                                           6,433           11%          11/30/2009
      28
      29        Levi Strauss & Co.                                                    10,812          11%           4/1/2007
      30        Vickie Daeley                                                         4,850            3%          11/30/2008
      31
      32
      33        Blockbuster                                                           6,433            7%           9/30/2008
      34        Foley & Lardner                                                       14,045          18%           2/28/2011
      35
      36        Stool Pigeons                                                         5,007           13%           5/31/2009
      37        Northpark Plaza liquors                                               4,400            8%          11/30/2006
      38        Volkert & Associates                                                  12,249          11%           2/28/2011
      39        Founders Real Estate                                                  4,053            5%           2/29/2008
      40        Pitney Hardin Kipp & Szuch                                            8,530           11%           5/31/2006
      41        Hot Rod Bar & Grill                                                   9,340           14%           8/31/2008
      42
      43        STI Computer Services                                                 14,580          13%           6/30/2008
     44.1
     44.2
     44.3
      44
      45        Savas Hallmark                                                        6,087            7%           2/28/2011
      46        Bob's Liquor                                                          2,400           12%           7/1/2006
      47
      48        Click Art                                                             3,500           27%           9/30/2006
      49
      50        303 State Farm Mutual Automobile Insurance Company                    4,514            7%           5/31/2007
      51        Melton & Melton                                                       23,494          28%          10/31/2009
      52        Florida Department of Agriculture and Consumer Services               17,529          22%           9/6/2008
      53
      54        SolCom Inc                                                            27,340          29%           5/30/2011
      55        Raymour & Flanigan                                                    49,690          28%           4/16/2010
      56        The Vine Tavern & Eatery                                              5,905            9%           8/31/2008
      57
      58
      59        U.S. Post Office                                                      17,251          14%           1/14/2016
      60
     61.1       Tahiti Mi Tan                                                         1,900           20%           6/6/2010
     61.2       Soliv International                                                   1,213           28%           3/1/2010
     61.3       Ace Dry Cleaner                                                       1,100           18%           7/14/2014
      61
      62
      63        Hurricane Protection                                                  9,890           13%           3/31/2009
      64
      65        Ronald & Denise Cully (Direct Buy)                                    14,811          21%           1/31/2010
      66
      67
      68
      69
      70        McCracken & Lopez                                                     8,956           14%           9/30/2006
      71        Johnny B's expansion                                                  4,028            6%          12/31/2011
      72        McKenzies Performance                                                 6,080           10%           6/14/2006
      73
      74
      75        99 Cents Only Stores                                                  29,400          50%          12/31/2012
      76
      77
      78        Kerry R. Gilbert (160)                                                5,640            7%           7/31/2007
      79
      80        Belfor (USA) Group                                                    8,317           13%           4/10/2006
      81
      82
      83        Reilley's                                                             3,825           18%          12/31/2015
      84
      85
     86.1       Independent Mortgage Company                                          3,600           33%           9/1/2006
     86.2       Cardiology Consultants of Phila.                                      5,139           36%           6/1/2011
     86.3       Penn Liberty Bank                                                     2,300           47%           1/1/2009
      86
      87
      88
     89.1
     89.2
     89.3
      89
      90        Little Mountain Coffee Co.                                            1,500           11%           3/5/2014
      91
      92        Lucky Dragon, Inc.                                                    2,406           13%           4/30/2013
      93
      94
      95        C.H.Robinson                                                          7,733           13%           1/1/2010
      96
      97
      98
      99        The Cash Store                                                        1,507           23%           4/30/2010
      100       Planet Beach Tanning Salon                                            1,923           23%          12/21/2009
      101       H & R Block (George Cameron and Janin Cameron)                        4,754           11%          12/31/2009
      102
      103
      104
      105
      106       Healthfield Inc.                                                      7,210           16%           9/30/2007
      107       Rainbow Asia Restaurant                                               2,153           15%          10/31/2009
      108       Maryland Telephone                                                    8,000           34%          12/31/2020
      109       Panda Express #866                                                    2,106           22%           12/1/2013
      110
      111
      112       Rusco                                                                 4,700           19%           5/30/2008
      113
      114
      115
      116
      117
      118
      119       Italian Kitchen Ltd.                                                  7,807           48%          10/14/2009
      120
      121
      122       Merrill Lynch, Pierce, Fenner & Smith Inc.                            2,760           20%           1/31/2013
      123       Kim Van Corp./Wings & Wings                                           2,215           13%           2/28/2006
      124       Patricia Grace Law Office                                             2,396           13%           7/31/2010
      125
      126
      127
      128       Hasnanin Walji                                                        2,224           18%           9/30/2005
----------------------------------------------------------------------------------------------------------------------------------

==================================================================================================================================




                                                                              THIRD
                                                                  THIRD      LARGEST          THIRD
                                                                 LARGEST     TENANT          LARGEST
                                                                 TENANT       % OF           TENANT
                                                                 LEASED       TOTAL           LEASE                        % OF LOAN
   SEQUENCE     THIRD LARGEST TENANT                               SF          SF          EXPIRATION         % OF POOL      GROUP
   --------     --------------------                               --          --          ----------         ---------      -----

       1        Comerica Bank                                    63,320        8%          11/30/2013           6.9%         8.1%
       2                                                                                                        6.9%         8.1%
       3                                                                                                        6.9%         8.1%
       4        Piccadilly Cafeterias                            10,935        2%          12/31/2005           6.0%         7.0%
       5        Laura's Deli                                      1,995        1%           9/1/2012            5.0%         5.9%
       6                                                                                                        3.5%         4.1%
       7                                                                                                        3.3%         3.9%
       8                                                                                                        2.8%         19.6%
       9        Select Financial                                  5,378        7%           6/30/2009           2.5%         17.3%
      10        Polo Ralph Lauren                                 8,991        5%           6/30/2010           2.2%         2.6%
      11                                                                                                        2.0%         2.4%
      12        Joe Verde                                         4,600        2%           2/28/2006           1.7%         2.0%
      13        Northwestern Mutual                              12,644        7%           5/31/2014           1.5%         1.8%
      14        Beauty World                                      5,816        7%          10/31/2009           1.2%         1.4%
      15        Information Tech                                 24,161        19%          7/17/2019           1.2%         1.4%
      16        Staples                                          26,430        11%          2/28/2012           1.1%         1.3%
      17                                                                                                        1.1%         7.7%
      18                                                                                                        1.1%         7.6%
      19                                                                                                        1.1%         7.5%
      20                                                                                                        1.1%         7.4%
      21                                                                                                        1.0%         6.7%
      22        Renal Care Group East, Inc.                      10,365        9%           2/10/2013           1.0%         1.1%

     23.1                                                                                                       0.2%         0.3%
     23.2                                                                                                       0.2%         0.3%
     23.3                                                                                                       0.2%         0.2%
     23.4                                                                                                       0.2%         0.2%
     23.5                                                                                                       0.1%         0.2%
      23                                                                                                        1.0%         1.1%

      24        Metavante 401k Services                           4,994        6%          12/31/2005           0.9%         1.1%

     25.1                                                                                                       0.2%         0.2%
     25.2                                                                                                       0.1%         0.2%
     25.3                                                                                                       0.1%         0.1%
     25.4                                                                                                       0.1%         0.1%
     25.5                                                                                                       0.1%         0.1%
     25.6                                                                                                       0.1%         0.1%
     25.7                                                                                                       0.1%         0.1%
     25.8                                                                                                       0.1%         0.1%
     25.9                                                                                                       0.0%         0.1%
     25.10                                                                                                      0.0%         0.1%
      25                                                                                                        0.9%         1.1%

      26        Ark Technology Inc.                               6,137        3%          12/31/2005           0.9%         1.1%
      27        Wagner's True Value Hardware                      4,757        8%           1/31/2006           0.9%         1.1%
      28                                                                                                        0.9%         1.0%
      29        Sears                                             6,576        7%           12/1/2005           0.9%         1.0%
      30        Newstyle Media, Inc.                              4,650        3%           9/30/2006           0.9%         1.0%
      31                                                                                                        0.9%         1.0%
      32                                                                                                        0.9%         1.0%
      33        LaSalle Bank (Ground Lease)                       4,500        5%           2/28/2014           0.8%         0.9%
      34        The Able Trust                                    3,564        4%           8/31/2007           0.7%         0.9%
      35                                                                                                        0.7%         0.8%
      36        Nix Florist, Inc.                                 4,296        11%          3/31/2009           0.7%         0.8%
      37        Washington Mutual                                 4,030        7%           8/31/2007           0.7%         0.8%
      38        Southern Lighting                                10,000        9%           7/31/2009           0.6%         0.7%
      39        Elder Law Center, Ron Ask, atty.                  3,402        4%          11/30/2006           0.6%         0.7%
      40        Endocrine Associates                              5,782        8%           8/31/2013           0.6%         0.7%
      41        Bulldog Perfomance                                9,034        14%          6/30/2009           0.6%         0.7%
      42                                                                                                        0.6%         0.7%
      43        RheoGene                                         14,400        13%         12/31/2006           0.6%         0.7%

     44.1                                                                                                       0.4%         0.5%
     44.2                                                                                                       0.1%         0.1%
     44.3                                                                                                       0.0%         0.1%
      44                                                                                                        0.6%         0.7%

      45        Hollywood Video                                   6,000        7%           10/3/2009           0.6%         0.7%

      46        Avis Rent A Car                                   2,200        11%          1/31/2008           0.3%         0.3%
      47                                                                                                        0.2%         0.2%
      48        Los Golondrina's                                  1,800        14%         12/31/2006           0.1%         0.1%
                                                                                                                0.5%         0.6%

      49                                                                                                        0.5%         3.7%
      50        106- GSA-NRCS                                     4,083        6%           7/12/2006           0.5%         0.6%
      51        vMonitor                                         13,406        16%         12/31/2010           0.5%         0.6%
      52        Florida Division of Administrative Hearings       8,638        11%         10/31/2006           0.5%         0.6%
      53                                                                                                        0.5%         0.6%
      54        Tel-Drug Inc                                     17,364        18%          9/30/2007           0.5%         0.6%
      55        Marshalls                                        35,236        20%          1/31/2010           0.5%         0.6%
      56        Spin Cycle                                        4,000        6%          12/31/2009           0.5%         0.6%
      57                                                                                                        0.5%         3.2%
      58                                                                                                        0.4%         0.5%
      59        Orange County Library                            12,740        10%          7/31/2007           0.4%         0.5%
      60                                                                                                        0.4%         0.5%

     61.1       Quiznos Subs                                      1,600        17%          4/30/2015           0.1%         0.2%
     61.2       Advance America                                    674         16%          11/7/2009           0.1%         0.2%
     61.3       Himitsu Teriyaki                                  1,015        16%          6/14/2009           0.1%         0.1%
      61                                                                                                        0.4%         0.4%

      62                                                                                                        0.4%         0.4%
      63        Applica Consumer Products                         7,650        10%          1/31/2010           0.4%         0.4%
      64                                                                                                        0.4%         0.4%
      65        Simplex/Grinnell                                 13,665        19%          6/30/2008           0.4%         0.4%
      66                                                                                                        0.4%         2.5%
      67                                                                                                        0.4%         2.5%
      68                                                                                                        0.3%         0.4%
      69                                                                                                        0.3%         0.4%
      70        Martin Boal Anthony & Johnson                     7,810        12%          3/21/2006           0.3%         0.4%
      71        Sunset Beach Tan                                  2,276        4%          12/31/2009           0.3%         0.4%
      72        Sand Buggies                                      3,840        6%           7/31/2006           0.3%         0.4%
      73                                                                                                        0.3%         0.3%
      74                                                                                                        0.3%         0.3%
      75                                                                                                        0.3%         0.3%
      76                                                                                                        0.3%         0.3%
      77                                                                                                        0.3%         0.3%
      78        Qualitec Professional                             2,952        3%          12/31/2008           0.3%         0.3%
      79                                                                                                        0.3%         1.9%
      80        Patterson Dental Supply, Inc.                     7,176        11%         10/31/2007           0.3%         0.3%
      81                                                                                                        0.3%         1.9%
      82                                                                                                        0.3%         0.3%
      83        The Lodge                                         3,275        16%          6/30/2007           0.3%         0.3%
      84                                                                                                        0.3%         0.3%
      85                                                                                                        0.3%         0.3%

     86.1                                                                                                       0.1%         0.1%
     86.2       Monarch Construction                              1,790        13%          1/1/2009            0.1%         0.1%
     86.3                                                                                                       0.0%         0.0%
      86                                                                                                        0.3%         0.3%

      87                                                                                                        0.2%         1.7%
      88                                                                                                        0.2%         0.3%

     89.1                                                                                                       0.1%         0.1%
     89.2                                                                                                       0.1%         0.1%
     89.3                                                                                                       0.1%         0.1%
      89                                                                                                        0.2%         0.3%

      90        EB Games                                          1,440        10%          7/16/2014           0.2%         0.3%
      91                                                                                                        0.2%         0.3%
      92        Sundance Management Group LLC                     2,283        13%          7/31/2009           0.2%         0.3%
      93                                                                                                        0.2%         1.5%
      94                                                                                                        0.2%         0.3%
      95        Team Health, Inc.                                 6,822        11%          4/16/2009           0.2%         0.3%
      96                                                                                                        0.2%         1.5%
      97                                                                                                        0.2%         1.5%
      98                                                                                                        0.2%         0.2%
      99                                                                                                        0.1%         0.2%
      100       Wingstop Resturant                                1,500        18%         12/31/2009           0.1%         0.1%
                                                                                                                0.2%         0.2%

      101       Rent-Way, Inc.                                    3,684        9%          12/31/2009           0.2%         0.2%
      102                                                                                                       0.2%         0.2%
      103                                                                                                       0.2%         0.2%
      104                                                                                                       0.2%         0.2%
      105                                                                                                       0.2%         1.2%
      106       Guaranty Research Services, Inc.                  3,263        7%           3/31/2006           0.2%         0.2%
      107       Bio-Tech Cleaners                                 2,041        14%         10/31/2009           0.2%         0.2%
      108       Second Home, Inc                                  4,000        17%          8/14/2009           0.2%         0.2%
      109       Quizno's                                          1,400        15%          10/1/2013           0.2%         0.2%
      110                                                                                                       0.2%         0.2%
      111                                                                                                       0.2%         0.2%
      112       Alpha Benefits Group                              3,850        15%          6/30/2007           0.2%         0.2%
      113                                                                                                       0.2%         1.1%
      114                                                                                                       0.2%         0.2%
      115                                                                                                       0.1%         0.2%
      116                                                                                                       0.1%         1.0%
      117                                                                                                       0.1%         0.2%
      118                                                                                                       0.1%         0.2%
      119                                                                                                       0.1%         0.2%
      120                                                                                                       0.1%         0.9%
      121                                                                                                       0.1%         0.2%
      122       Homestone Mortgage Inc.                           2,224        16%         12/31/2007           0.1%         0.2%
      123       University Cafe                                   2,000        12%          9/16/2009           0.1%         0.1%
      124       Schapiro and Leventhal                            1,970        10%          2/15/2006           0.1%         0.1%
      125                                                                                                       0.1%         0.1%
      126                                                                                                       0.1%         0.1%
      127                                                                                                       0.1%         0.1%
      128       Roger Z. Taylor, MD                               1,902        16%          8/31/2009           0.1%         0.1%
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================


(I)      PR stands for the Commonwealth of Puerto Rico.

(II)     Administrative Fee Rate includes the Sub-Servicing Fee Rate.

(III)    For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day yr., or a 365-day yr., the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day yr.
         consisting of twelve 30-day months. The actual amortization would be longer.

(IV)     Loan 58874 has an As Stabilized Appraisal value of $11,750,000 contingent on The Cash Store taking occupancy. This lease is currently out for signiture. Should the lease not be signed, the As Is Appraisal value would be $11,200,00. Additionally, should the tenant not take occupancy, the lender will retain a $300,000 holdback. The Cut-off Date
         LTV using the As Is Value and netting out the holdback would be 81.3%.

                                                                         ANNEX A

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless
otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or any
Underwriter, or any of their respective affiliates or any other person. All numerical and statistical information presented in this prospectus supplement is calculated as described under "Glossary of Principal Definitions" in this prospectus supplement.

     For purposes of the accompanying prospectus supplement, including the schedule and tables in this Annex A, the indicated terms shall have the meanings assigned in the "Glossary of Principal Defined Terms" to this prospectus supplement and the schedules and tables in this Annex A will be qualified by such definitions.

     All numerical information provided in this prospectus supplement, including the schedules and tables in this Annex A, with respect to the
Mortgage Loans is provided on an approximate basis. All numerical and statistical information presented herein is calculated as described under
"Glossary of Principal Definitions" in this prospectus supplement. The principal balance of each Mortgage Loan as of the Cut-off Date assumes the timely receipt of all principal scheduled to be paid on or before the Cut-off
Date and assumes no defaults, delinquencies or prepayments on any Mortgage Loan on or before the Cut-off Date. All weighted average information provided in this prospectus supplement, unless otherwise stated, reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages of the Initial Pool Balance. The sum of the numerical data in any column of any table presented in this prospectus supplement, including the schedules and tables in this Annex A, may not equal the indicated
total due to rounding. When information presented in this prospectus supplement, including the schedules and tables in this Annex A with respect to the Mortgaged Properties, is expressed as a percentage of the aggregate principal balance of the pool of Mortgage Loans as of the Cut-off-Date, the percentages are based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related Appraisal
Value, the relative Underwritten Cash Flow or prior allocations reflected in the related Mortgage Loan documents as set forth in this Annex A.

                                      A-1

                    PREPAYMENT LOCK-OUT/PREPAYMENT ANALYSIS
                  BASED ON OUTSTANDING PRINCIPAL BALANCE(1)(2)
                               ALL MORTGAGE LOANS



                           SEP-05          SEP-06          SEP-07          SEP-08          SEP-09

Locked Out ..........        98.35%          98.35%          98.02%          94.07%          91.10%
Yield
 Maintenance(3) .....         1.65%           1.65%           1.98%           5.93%           8.90%
Fixed Prepayment
 Premium ............         0.00%           0.00%           0.00%           0.00%           0.00%
Open ................         0.00%           0.00%           0.00%           0.00%           0.00%
Total ...............       100.00%         100.00%         100.00%         100.00%         100.00%
                         ---------       ---------       ---------       ---------       ---------
Total Balance(4)
 (in millions) ......   $ 1,585.68      $ 1,579.54      $ 1,571.72      $ 1,559.97      $ 1,546.32
Percent of
 Mortgage Pool
 Balance(5) .........       100.00%          99.61%          99.12%          98.38%          97.52%
                        ----------      ----------      ----------      ----------      ----------

                           SEP-10          SEP-11          SEP-12          SEP-13         SEP-14       SEP-15

Locked Out ..........        89.29%          89.47%          87.97%          87.93%        87.28%       100.00%
Yield
 Maintenance(3) .....        10.50%          10.53%          12.03%          12.07%        12.08%         0.00%
Fixed Prepayment
 Premium ............         0.21%           0.00%           0.00%           0.00%         0.00%         0.00%
Open ................         0.00%           0.00%           0.00%           0.00%         0.64%         0.00%
Total ...............       100.00%         100.00%         100.00%         100.00%       100.00%       100.00%
                         ---------       ---------       ---------       ---------       -------        ------
Total Balance(4)
 (in millions) ......   $ 1,271.99      $ 1,253.55      $ 1,040.36      $ 1,019.51      $ 999.13     $  88.80
Percent of
 Mortgage Pool
 Balance(5) .........        80.22%          79.05%          65.61%          64.30%        63.01%         5.60%
                        ----------      ----------      ----------      ----------      --------     ---------


-------
(1)   Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans (except that an ARD Loan will be repaid on its Anticipated
      Repayment Date), if any.

(2)   Numbers may not total to 100% due to rounding.

(3)   As of the Cut-off Date, (a) 106 Mortgage Loans, representing 91.1% of the
      Initial Pool Balance (91.0% of the Group 1 Balance and 92.1% of the Group
      2 Balance) are subject to an initial lockout period after which defeasance is permitted; (b) 18 Mortgage Loan, representing 6.4% of the
      Initial Pool Balance (6.4% of the Group 1 Balance and 6.7% of the Group 2
      Balance), are subject to an initial lockout period after which prepayment subject to the greater of a yield maintenance charge or a 1% prepayment premium is permitted. For modeling purposes and in this table, any
      Mortgage Loan; (c) one Mortgage Loan, representing 1.0% of the Initial
      Pool Balance (1.1% of the Group 1 Balance), is not subject to an initial lockout period but permits prepayment subject to the greater of a yield maintenance charge or a 1% prepayment premium for an initial period of time after which either prepayment (subject to the greater of a yield maintenance charge or a 1% prepayment premium) or defeasance is permitted; (d) one Mortgage Loan, representing 0.8% of the Initial Pool
      Balance (0.9% of the Group 1 Balance), is subject to an initial lockout period after which prepayment subject to the greater of a yield maintenance charge or a 3% prepayment premium is permitted; (e) one
      Mortgage Loan, representing 0.5% of the Initial Pool Balance (0.6% of the
      Group 1 Balance) is not subject to an initial lockout period but permits prepayment subject to the greater of a yield maintenance charge or a 1%
      prepayment premium for an initial period of time after which defeasance is permitted (for modeling purposes and in this table, it was assumed that such Mortgage Loan was instead prepayable with yield maintenance during the permitted defeasance period) and (f) one Mortgage Loan, representing 0.2% of the Initial Pool Balance (1.2% of the Group 2
      Balance), is not subject to an initial lockout period after which prepayment subject to the greater of a yield maintenance charge or a 1%
      prepayment premium is permitted for a period of time and thereafter prepayment subject to a fixed 1% prepayment premium is permitted. For modeling purposes and in this table, any Mortgage Loan that permits either prepayment with yield maintenance or defeasance during any period was assumed to be only prepayable with yield maintenance during such period.

(4)   Assumes Cut-off Date Balance for initial balance and no prepayments thereafter.

(5)   As of the Cut-off Date.

                                      A-2

                        MORTGAGE POOL PROPERTY TYPE(1)



                                                             % OF      WEIGHTED
                             NUMBER OF      AGGREGATE      INITIAL      AVERAGE
                             MORTGAGED     CUT-OFF DATE      POOL    UNDERWRITTEN
       PROPERTY TYPE        PROPERTIES       BALANCE       BALANCE       DSCR
-------------------------- ------------ ----------------- --------- --------------

Office ...................       32      $  542,118,017      34.2%        1.47x
Retail ...................       52         383,636,075      24.2         1.45x
 Anchored ................       24         267,496,742      16.9         1.36x
 Unanchored ..............       20          89,325,324       5.6         1.78x
 Shadow Anchored .........        8          26,814,008       1.7         1.26x
Multifamily ..............       27         361,123,084      22.8         1.45x
Hotel ....................        3         120,869,406       7.6         1.51x
Industrial ...............        9          81,119,794       5.1         1.36x
Self Storage .............       21          59,634,823       3.8         1.54x
Mixed Use ................        2          28,846,442       1.8         1.27x
Manufactured Housing(1)...        3           8,332,153       0.5         1.41x
                                 --      --------------     -----
TOTAL/WTD AVG ............      149      $1,585,679,793     100.0%        1.46X
                                ===      ==============     =====

                                              WEIGHTED                      WEIGHTED
                               MIN/MAX         AVERAGE        MIN/MAX       AVERAGE
                             UNDERWRITTEN   CUT-OFF DATE    CUT-OFF DATE    MORTGAGE
       PROPERTY TYPE             DSCR         LTV RATIO      LTV RATIO        RATE
-------------------------- --------------- -------------- --------------- -----------

Office ................... 1.20x / 2.04x         68.7%    47.5% / 80.0%       5.168%
Retail ................... 1.20x / 2.58x         73.9%    54.4% / 80.0%       5.169%
 Anchored ................ 1.20x / 2.58x         75.5%    54.4% / 80.0%       5.178%
 Unanchored .............. 1.20x / 2.29x         69.7%    62.7% / 80.0%       5.107%
 Shadow Anchored ......... 1.22x / 1.32x         71.4%    66.4% / 74.4%       5.282%
Multifamily .............. 1.17x / 2.62x         71.1%    43.5% / 80.0%       5.238%
Hotel .................... 1.50x / 1.85x         70.3%    70.0% / 73.9%       5.165%
Industrial ............... 1.20x / 1.59x         75.3%    59.3% / 79.8%       5.244%
Self Storage ............. 1.20x / 2.88x         71.5%    44.5% / 79.5%       5.470%
Mixed Use ................ 1.24x / 1.29x         76.2%    73.5% / 79.0%       5.276%
Manufactured Housing(1)... 1.28x / 1.58x         67.5%    52.1% / 78.3%       5.662%
TOTAL/WTD AVG ............ 1.17X / 2.88X         71.2%    43.5% / 80.0%       5.204%


----------
(1)   Because this table represents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (generally allocating the Mortgage Loan principal amount to each of those Mortgaged Properties by appraised values of the Mortgaged
      Properties if not otherwise specified in the related Mortgage Note or
      Mortgage Loan documents). Those amounts are set forth in this Annex A to this prospectus supplement.

                        LOAN GROUP 1 PROPERTY TYPE(1)



                                                                      WEIGHTED
                            NUMBER OF      AGGREGATE        % OF       AVERAGE
                            MORTGAGED     CUT-OFF DATE    GROUP 1   UNDERWRITTEN
      PROPERTY TYPE        PROPERTIES       BALANCE       BALANCE       DSCR
------------------------- ------------ ----------------- --------- --------------

Office ..................       32      $  542,118,017      39.9%        1.47x
Retail ..................       52         383,636,075      28.3         1.45x
 Anchored ...............       24         267,496,742      19.7         1.36x
 Unanchored .............       20          89,325,324       6.6         1.78x
 Shadow Anchored ........        8          26,814,008       2.0         1.26x
Multifamily .............        8         137,676,614      10.1         1.57x
Hotel ...................        3         120,869,406       8.9         1.51x
Industrial ..............        9          81,119,794       6.0         1.36x
Self Storage ............       21          59,634,823       4.4         1.54x
Mixed Use ...............        2          28,846,442       2.1         1.27x
Manufactured Housing.....        1           3,643,209       0.3         1.28x
                                --      --------------     -----
TOTAL/WTD AVG ...........      128      $1,357,544,380     100.0%        1.47X
                               ===      ==============     =====

                                             WEIGHTED                      WEIGHTED
                              MIN/MAX         AVERAGE        MIN/MAX       AVERAGE
                            UNDERWRITTEN   CUT-OFF DATE    CUT-OFF DATE    MORTGAGE
      PROPERTY TYPE             DSCR         LTV RATIO      LTV RATIO        RATE
------------------------- --------------- -------------- --------------- -----------

Office .................. 1.20x / 2.04x         68.7%    47.5% / 80.0%       5.168%
Retail .................. 1.20x / 2.58x         73.9%    54.4% / 80.0%       5.169%
 Anchored ............... 1.20x / 2.58x         75.5%    54.4% / 80.0%       5.178%
 Unanchored ............. 1.20x / 2.29x         69.7%    62.7% / 80.0%       5.107%
 Shadow Anchored ........ 1.22x / 1.32x         71.4%    66.4% / 74.4%       5.282%
Multifamily ............. 1.21x / 1.95x         66.0%    55.9% / 80.0%       5.313%
Hotel ................... 1.50x / 1.85x         70.3%    70.0% / 73.9%       5.165%
Industrial .............. 1.20x / 1.59x         75.3%    59.3% / 79.8%       5.244%
Self Storage ............ 1.20x / 2.88x         71.5%    44.5% / 79.5%       5.470%
Mixed Use ............... 1.24x / 1.29x         76.2%    73.5% / 79.0%       5.276%
Manufactured Housing..... 1.28x / 1.28x         78.3%    78.3% / 78.3%       5.977%
TOTAL/WTD AVG ........... 1.20X / 2.88X         70.7%    44.5% / 80.0%       5.205%


----------
(1)   Because this table represents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (generally allocating the Mortgage Loan principal amount to each of those Mortgaged Properties by appraised values of the Mortgaged
      Properties if not otherwise specified in the related Mortgage Note or
      Mortgage Loan documents). Those amounts are set forth in this Annex A to this prospectus supplement.

                         LOAN GROUP 2 PROPERTY TYPE(1)



                                                                   WEIGHTED
                            NUMBER OF     AGGREGATE      % OF       AVERAGE
                            MORTGAGED   CUT-OFF DATE   GROUP 2   UNDERWRITTEN
      PROPERTY TYPE        PROPERTIES      BALANCE     BALANCE       DSCR
------------------------- ------------ -------------- --------- --------------

Multifamily .............      19       $223,446,470     97.9%       1.37x
Manufactured Housing.....       2          4,688,944      2.1        1.52x
                               --       ------------    -----
TOTAL/WTD AVG ...........      21       $228,135,414    100.0%       1.38X
                               ==       ============    =====

                                             WEIGHTED                      WEIGHTED
                              MIN/MAX         AVERAGE        MIN/MAX       AVERAGE
                            UNDERWRITTEN   CUT-OFF DATE    CUT-OFF DATE    MORTGAGE
      PROPERTY TYPE             DSCR         LTV RATIO      LTV RATIO        RATE
------------------------- --------------- -------------- --------------- -----------

Multifamily ............. 1.17x / 2.62x         74.2%    43.5% / 79.9%       5.192%
Manufactured Housing..... 1.45x / 1.58x         59.0%    52.1% / 65.7%       5.418%
TOTAL/WTD AVG ........... 1.17X / 2.62X         73.9%    43.5% / 79.9%       5.197%


----------
(1)   Because this table represents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (generally allocating the Mortgage Loan principal amount to each of those Mortgaged Properties by appraised values of the Mortgaged
      Properties if not otherwise specified in the related Mortgage Note or
      Mortgage Loan documents). Those amounts are set forth in this Annex A to this prospectus supplement.

                                      A-3

                      MORTGAGE POOL CUT-OFF DATE BALANCES



                                                                      % OF      WEIGHTED       WEIGHTED      WEIGHTED
              RANGE OF                NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
            CUT-OFF DATE               MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
              BALANCES                  LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
------------------------------------ ----------- ----------------- --------- -------------- -------------- -----------

$995,590 - $999,999.................       2      $    1,992,078       0.1%        1.43x          58.8%        5.735%
$1,000,000 - $1,999,999 ............       5           7,581,421       0.5         1.60x          65.9%        5.418%
$2,000,000 - $2,999,999.............      23          55,884,075       3.5         1.36x          72.1%        5.477%
$3,000,000 - $3,999,999.............      16          56,739,441       3.6         1.31x          73.2%        5.445%
$4,000,000 - 4,999,999..............      14          62,019,404       3.9         1.49x          71.5%        5.294%
$5,000,000 - $7,499,999.............      16          97,800,974       6.2         1.50x          71.9%        5.428%
$7,500,000 - $9,999,999.............      14         123,484,053       7.8         1.33x          75.2%        5.272%
$10,000,000 - $14,999,999...........      15         195,600,929      12.3         1.37x          76.2%        5.220%
$15,000,000 - $19,999,999...........      10         169,452,763      10.7         1.44x          72.8%        5.180%
$20,000,000 - $29,999,999...........       2          50,720,000       3.2         1.69x          72.0%        5.186%
$30,000,000 - $49,999,999...........       4         152,016,670       9.6          149x          73.8%        5.079%
$50,000,000 - $99,999,999...........       4         282,387,985      17.8         1.66x          65.7%        5.156%
$100,000,000 - $110,000,000.........       3         330,000,000      20.8         1.37x          68.6%        5.102%
                                          --      --------------     -----
TOTAL/WTD AVG ......................     128      $1,585,679,793     100.0%        1.46x          71.2%        5.204%
                                         ===      ==============     =====


                       LOAN GROUP 1 CUT-OFF DATE BALANCES



                                                                                WEIGHTED       WEIGHTED      WEIGHTED
              RANGE OF                NUMBER OF      AGGREGATE        % OF       AVERAGE        AVERAGE      AVERAGE
            CUT-OFF DATE               MORTGAGE     CUT-OFF DATE    GROUP 1   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
              BALANCES                  LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
------------------------------------ ----------- ----------------- --------- -------------- -------------- -----------

$995,590 - $999,999 ................       2      $    1,992,078       0.1%      1.43x            58.8%        5.735%
$1,000,000 - $1,999,999.............       5           7,581,421       0.6       1.60x            65.9%        5.418%
$2,000,000 - $2,999,999.............      19          46,305,707       3.4       1.34x            72.9%        5.455%
$3,000,000 - $3,999,999.............      12          42,693,380       3.1       1.33x            71.2%        5.497%
$4,000,000 - $4,999,999.............      12          53,319,404       3.9       1.52x            70.5%        5.321%
$5,000,000 - $7,499,999.............      13          78,850,974       5.8       1.42x            73.5%        5.526%
$7,500,000 - $9,999,999.............      13         114,972,358       8.5       1.34x            75.2%        5.265%
$10,000,000 - $14,999,999...........      15         195,600,929      14.4       1.37x            76.2%        5.220%
$15,000,000 - $19,999,999...........       5          85,403,474       6.3       1.39x            72.7%        5.206%
$20,000,000 - 29,999,999............       2          50,720,000       3.7       1.69x            72.0%        5.186%
$30,000,000 - $49,999,999...........       2          67,716,670       5.0       1.83x            71.1%        4.913%
$50,000,000 - $99,999,999...........       4         282,387,985      20.8       1.66x            65.7%        5.156%
$100,000,000 - $110,000,000.........       3         330,000,000      24.3       1.37x            68.6%        5.102%
                                          --      --------------     -----
TOTAL/WTD AVG ......................     107      $1,357,544,380     100.0%      1.47x            70.7%        5.205%
                                         ===      ==============     =====


                       LOAN GROUP 2 CUT-OFF DATE BALANCES



                                                                                    WEIGHTED         WEIGHTED        WEIGHTED
              RANGE OF                 NUMBER OF       AGGREGATE        % OF         AVERAGE          AVERAGE        AVERAGE
            CUT-OFF DATE                MORTGAGE     CUT-OFF DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
              BALANCES                   LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
-----------------------------------   -----------   --------------   ---------   --------------   --------------   -----------

$2,050,000 - $2,999,999............         4        $  9,578,368        4.2%        1.42x              68.6%          5.584%
$3,000,000 - $3,999,999............         4          14,046,061        6.2         1.24x              79.1%          5.288%
$4,000,000 - $4,999,999............         2           8,700,000        3.8         1.26x              77.5%          5.130%
$5,000,000 - $7,499,999............         3          18,950,000        8.3         1.82x              65.2%          5.020%
$7,500,000 - $9,999,999............         1           8,511,695        3.7         1.23x              74.7%          5.360%
$15,000,000 - $19,999,999..........         5          84,049,289       36.8         1.48x              72.9%          5.153%
$30,000,000 - $44,800,000 .........         2          84,300,000       37.0         1.22x              76.0%          5.212%
                                            -        ------------      -----
TOTAL/WTD AVG .....................        21        $228,135,414      100.0%        1.38x              74.0%          5.197%
                                           ==        ============      =====


                                      A-4

                    MORTGAGE POOL GEOGRAPHIC DISTRIBUTION(1)



                                                                % OF      WEIGHTED       WEIGHTED      WEIGHTED
                                NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
                                MORTGAGED     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
 MORTGAGED PROPERTY LOCATION   PROPERTIES       BALANCE       BALANCE       DSCR         LTV RATIO       RATE
----------------------------- ------------ ----------------- --------- -------------- -------------- -----------

California ..................       23      $  310,640,212      19.6%        1.60x          67.0%        5.081%
New York ....................        4         190,196,442      12.0         1.27x          68.2%        5.315%
Maryland ....................        4         125,453,634       7.9         1.47x          71.0%        5.157%
Georgia .....................        7         119,709,750       7.5         1.33x          76.2%        5.130%
Virginia ....................        4          87,205,250       5.5         2.00x          58.4%        5.097%
Florida .....................        9          86,032,399       5.4         1.33x          77.5%        5.399%
Pennsylvania ................        9          75,844,691       4.8         1.34x          73.8%        5.277%
Texas .......................       17          60,846,270       3.8         1.40x          74.6%        5.212%
Ohio ........................        7          51,556,515       3.3         1.33x          77.7%        5.193%
Washington ..................       17          50,786,373       3.2         1.35x          73.4%        5.547%
Nevada ......................        3          45,150,000       2.8         1.33x          75.3%        5.313%
Missouri ....................        1          44,800,000       2.8         1.17x          79.3%        5.176%
Arizona .....................        8          39,940,678       2.5         1.27x          75.8%        5.347%
Puerto Rico .................        1          35,250,000       2.2         2.29x          64.1%        4.694%
Illinois ....................        4          32,395,040       2.0         1.25x          79.0%        5.164%
Tennessee ...................        4          26,923,500       1.7         1.37x          71.8%        5.437%
North Carolina ..............        5          24,642,021       1.6         1.67x          72.3%        5.236%
Connecticut .................        1          24,000,000       1.5         1.98x          63.2%        5.130%
Massachusetts ...............        2          22,481,278       1.4         1.34x          73.2%        5.127%
Utah ........................        2          21,310,876       1.3         1.42x          65.8%        5.093%
New Jersey ..................        2          17,644,236       1.1         1.25x          76.8%        5.218%
Nebraska ....................        1          15,200,000       1.0         1.29x          79.6%        5.120%
Delaware ....................        1          14,700,000       0.9         1.29x          73.5%        5.317%
Colorado ....................        2          14,392,661       0.9         1.26x          75.1%        5.351%
Michigan ....................        4          12,041,695       0.8         1.42x          72.9%        5.359%
New Hampshire ...............        1          11,500,000       0.7         1.29x          78.8%        5.077%
Iowa ........................        2           8,283,209       0.5         1.56x          79.3%        5.616%
South Dakota ................        1           8,050,000       0.5         1.44x          65.4%        5.475%
South Carolina ..............        2           6,470,362       0.4         1.34x          77.2%        5.358%
Wisconsin ...................        1           2,232,700       0.1         1.32x          67.3%        5.235%
                                    --      --------------     -----
TOTAL/WTD AVG ...............      149      $1,585,679,793     100.0%        1.46x          71.2%        5.204%
                                   ===      ==============     =====


----------
(1)   Because this table represents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (generally allocating the Mortgage Loan principal amount to each of those Mortgaged Properties by appraised values of the Mortgaged
      Properties if not otherwise specified in the related Mortgage Note or
      Mortgage Loan documents). Those amounts are set forth in Annex A to this prospectus supplement.

     [X] The Mortgaged Properties are located throughout 29 states and the
Commonwealth of Puerto Rico.

                                      A-5

                    LOAN GROUP 1 GEOGRAPHIC DISTRIBUTION(1)



                                                                                  WEIGHTED         WEIGHTED        WEIGHTED
                                  NUMBER OF        AGGREGATE          % OF         AVERAGE          AVERAGE        AVERAGE
                                  MORTGAGED       CUT-OFF DATE       GROUP      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
 MORTGAGED PROPERTY LOCATION     PROPERTIES         BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------------   ------------   -----------------   ---------   --------------   --------------   -----------

California ..................         20        $  283,548,778        20.9%        1.52x              68.8%          5.095%
New York ....................          4           190,196,442        14.0         1.27x              68.2%          5.315%
Maryland ....................          4           125,453,634         9.2         1.47x              71.0%          5.157%
Georgia .....................          6           116,274,492         8.6         1.33x              76.1%          5.123%
Virginia ....................          4            87,205,250         6.4         2.00x              58.4%          5.097%
Florida .....................          9            86,032,399         6.3         1.33x              77.5%          5.399%
Washington ..................         15            45,043,864         3.3         1.35x              73.5%          5.557%
Arizona .....................          8            39,940,678         2.9         1.27x              75.8%          5.347%
Pennsylvania ................          8            36,344,691         2.7         1.42x              75.5%          5.302%
Puerto Rico .................          1            35,250,000         2.6         2.29x              64.1%          4.694%
Texas .......................         14            35,045,670         2.6         1.54x              70.9%          5.271%
Illinois ....................          4            32,395,040         2.4         1.25x              79.0%          5.164%
Nevada ......................          2            28,150,000         2.1         1.41x              73.0%          5.179%
Tennessee ...................          4            26,923,500         2.0         1.37x              71.8%          5.437%
Connecticut .................          1            24,000,000         1.8         1.98x              63.2%          5.130%
Massachusetts ...............          2            22,481,278         1.7         1.34x              73.2%          5.127%
Ohio ........................          2            19,142,022         1.4         1.45x              76.0%          5.266%
North Carolina ..............          4            18,842,021         1.4         1.79x              70.1%          5.278%
Utah ........................          1            18,471,452         1.4         1.42x              63.9%          4.990%
New Jersey ..................          2            17,644,236         1.3         1.25x              76.8%          5.218%
Delaware ....................          1            14,700,000         1.1         1.29x              73.5%          5.317%
Colorado ....................          2            14,392,661         1.1         1.26x              75.1%          5.351%
New Hampshire ...............          1            11,500,000         0.8         1.29x              78.8%          5.077%
Iowa ........................          2             8,283,209         0.6         1.56x              79.3%          5.616%
South Dakota ................          1             8,050,000         0.6         1.44x              65.4%          5.475%
South Carolina ..............          2             6,470,362         0.5         1.34x              77.2%          5.358%
Michigan ....................          3             3,530,000         0.3         1.86x              68.5%          5.356%
Wisconsin ...................          1             2,232,700         0.2         1.32x              67.3%          5.235%
                                      --        --------------       -----
TOTAL/WTD AVG ...............        128        $1,357,544,380       100.0%        1.47x              70.7%          5.205%
                                     ===        ==============       =====


----------
(1)   Because this table represents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (generally allocating the Mortgage Loan principal amount to each of those Mortgaged Properties by appraised values of the Mortgaged
      Properties if not otherwise specified in the related Mortgage Note or
      Mortgage Loan documents). Those amounts are set forth in Annex A to this prospectus supplement.

     [X] The Mortgaged Properties are located throughout 27 states and the
Commonwealth of Puerto Rico.

                                      A-6

                    LOAN GROUP 2 GEOGRAPHIC DISTRIBUTION(1)



                                                                               WEIGHTED         WEIGHTED        WEIGHTED
                                  NUMBER OF       AGGREGATE        % OF         AVERAGE          AVERAGE        AVERAGE
                                  MORTGAGED     CUT-OFF DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
 MORTGAGED PROPERTY LOCATION     PROPERTIES        BALANCE       BALANCE         DSCR           LTV RATIO         RATE
-----------------------------   ------------   --------------   ---------   --------------   --------------   -----------

Missouri ....................         1         $ 44,800,000       19.6%         1.17x             79.3%          5.176%
Pennsylvania ................         1           39,500,000       17.3          1.27x             72.3%          5.253%
Ohio ........................         5           32,414,493       14.2          1.26x             78.6%          5.150%
California ..................         3           27,091,435       11.9          2.42x             47.3%          4.933%
Texas .......................         3           25,800,600       11.3          1.22x             79.5%          5.132%
Nevada ......................         1           17,000,000        7.5          1.20x             79.1%          5.533%
Nebraska ....................         1           15,200,000        6.7          1.29x             79.6%          5.120%
Michigan ....................         1            8,511,695        3.7          1.23x             74.7%          5.360%
North Carolina ..............         1            5,800,000        2.5          1.29x             79.5%          5.100%
Washington ..................         2            5,742,509        2.5          1.31x             72.7%          5.470%
Georgia .....................         1            3,435,258        1.5          1.23x             79.0%          5.350%
Utah ........................         1            2,839,424        1.2          1.41x             77.8%          5.766%
                                      -         ------------      -----
TOTAL/WTD AVG ...............        21         $228,135,414      100.0%         1.38x             73.9%          5.197%
                                     ==         ============      =====


----------
(1)   Because this table represents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (generally allocating the Mortgage Loan principal amount to each of those Mortgaged Properties by appraised values of the Mortgaged
      Properties if not otherwise specified in the related Mortgage Note or
      Mortgage Loan documents). Those amounts are set forth in Annex A to this prospectus supplement.

     [X] The Mortgaged Properties are located throughout 12 states.

                                      A-7

             MORTGAGE POOL UNDERWRITTEN DEBT SERVICE COVERAGE RATIO



                                                                % OF        WEIGHTED         WEIGHTED        WEIGHTED
                            NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
        RANGE OF             MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
  UNDERWRITTEN DSCR(S)        LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
------------------------   -----------   -----------------   ---------   --------------   --------------   -----------

1.17x -- 1.19x .........         4        $   69,034,796         4.4%        1.18x              79.0%          5.232%
1.20x -- 1.24x .........        27           279,623,772        17.6         1.22x              72.0%          5.283%
1.25x -- 1.29x .........        27           201,441,862        12.7         1.28x              76.2%          5.295%
1.30x -- 1.34x .........        20           234,780,164        14.8         1.32x              75.7%          5.225%
1.35x -- 1.39x .........        11           244,048,025        15.4         1.38x              72.5%          5.171%
1.40x -- 1.49x .........        14           130,086,492         8.2         1.43x              73.6%          5.248%
1.50x -- 1.59x .........        10           162,179,323        10.2         1.52x              70.8%          5.192%
1.60x -- 1.69x .........         2             4,896,488         0.3         1.61x              56.9%          5.525%
1.70x -- 1.79x .........         2             9,200,000         0.6         1.78x              69.7%          5.329%
1.80x -- 1.89x .........         2            19,386,686         1.2         1.86x              68.9%          5.355%
1.90x -- 1.99x .........         2            79,200,000         5.0         1.96x              58.1%          5.086%
2.00x - 2.88x ..........         7           151,802,185         9.6         2.22x              56.3%          4.942%
                                --        --------------       -----
TOTAL/WTD AVG ..........       128        $1,585,679,793       100.0%        1.46x              71.2%          5.204%
                               ===        ==============       =====


             LOAN GROUP 1 UNDERWRITTEN DEBT SERVICE COVERAGE RATIO



                                                                            WEIGHTED         WEIGHTED        WEIGHTED
                            NUMBER OF        AGGREGATE          % OF         AVERAGE          AVERAGE        AVERAGE
        RANGE OF             MORTGAGE       CUT-OFF DATE      GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
  UNDERWRITTEN DSCR(S)        LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
------------------------   -----------   -----------------   ---------   --------------   --------------   -----------

       1.19x ...........         1        $    4,700,000         0.3%        1.20x              74.6%          5.778%
1.20x -- 1.24x .........        21           225,967,326        16.6         1.22x              70.4%          5.272%
1.25x -- 1.29x .........        21           129,376,058         9.5         1.28x              76.7%          5.356%
1.30x -- 1.34x .........        19           229,030,164        16.9         1.32x              75.6%          5.227%
1.35x -- 1.39x .........        11           244,048,025        18.0         1.38x              72.5%          5.171%
1.40x -- 1.49x .........        12           124,849,559         9.2         1.43x              73.7%          5.239%
1.50x -- 1.59x .........         9           159,887,889        11.8         1.52x              71.0%          5.184%
1.60x -- 1.69x .........         2             4,896,488         0.4         1.61x              56.9%          5.525%
1.70x -- 1.79x .........         2             9,200,000         0.7         1.78x              69.7%          5.329%
1.80x -- 1.89x .........         2            19,386,686         1.4         1.86x              68.9%          5.355%
1.90x -- 1.99x .........         2            79,200,000         5.8         1.96x              58.1%          5.086%
2.00x -- 2.88x .........         5           127,002,185         9.4         2.17x              58.1%          4.959%
                                --        --------------       -----
TOTAL/WTD AVG ..........       107        $1,357,544,380       100.0%        1.47x              70.7%          5.205%
                               ===        ==============       =====


             LOAN GROUP 2 UNDERWRITTEN DEBT SERVICE COVERAGE RATIO



                                                                         WEIGHTED         WEIGHTED        WEIGHTED
                            NUMBER OF       AGGREGATE        % OF         AVERAGE          AVERAGE        AVERAGE
        RANGE OF             MORTGAGE     CUT-OFF DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
  UNDERWRITTEN DSCR(S)        LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
------------------------   -----------   --------------   ---------   --------------   --------------   -----------

1.17x - 1.19x ..........         3        $ 64,334,796       28.2%         1.18x             79.3%          5.192%
1.20x -- 1.24x .........         6          53,656,446       23.5          1.23x             78.4%          5.330%
1.25x -- 1.29x .........         6          72,065,804       31.6          1.27x             75.4%          5.186%
1.30x -- 1.34x .........         1           5,750,000        2.5          1.32x             78.8%          5.150%
1.35x -- 1.49x .........         2           5,236,933        2.3          1.43x             72.2%          5.461%
1.50x -- 1.59x .........         1           2,291,435        1.0          1.58x             52.1%          5.751%
1.60x -- 2.62x .........         2          24,800,000       10.9          2.49x             46.9%          4.857%
                                 -        ------------      -----
TOTAL/WTD AVG ..........        21        $228,135,414      100.0%         1.38x             73.9%          5.197%
                                ==        ============      =====


                                      A-8

                 MORTGAGE POOL CUT-OFF DATE LOAN-TO-VALUE RATIO



                                                                % OF        WEIGHTED         WEIGHTED        WEIGHTED
        RANGE OF            NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE         AVERAGE
      CUT-OFF DATE           MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
      LTV RATIO(S)            LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
------------------------   -----------   -----------------   ---------   --------------   --------------   ------------

43.5% -- 49.9% .........         5        $   32,488,673         2.0%        2.51x              46.7%           4.969%
50.0% -- 59.9% .........         7           158,111,435        10.0         1.98x              56.5%           5.103%
60.0% -- 64.9% .........        10           214,637,030        13.5         1.52x              64.1%           5.137%
65.0% -- 69.9% .........        12            51,228,252         3.2         1.50x              67.2%           5.337%
70.0% -- 74.9% .........        30           486,777,428        30.7         1.39x              71.7%           5.212%
75.0% -- 79.9% .........        57           561,600,975        35.4         1.30x              78.1%           5.241%
80.0% ..................         7            80,836,000         5.1         1.38x              80.0%           5.272%
                                --        --------------       -----
TOTAL/WTD AVG ..........       128        $1,585,679,793       100.0%        1.46x              71.2%           5.204%
                               ===        ==============       =====


                 LOAN GROUP 1 CUT-OFF DATE LOAN-TO-VALUE RATIO



                                                                            WEIGHTED         WEIGHTED        WEIGHTED
        RANGE OF            NUMBER OF        AGGREGATE          % OF         AVERAGE          AVERAGE        AVERAGE
      CUT-OFF DATE           MORTGAGE       CUT-OFF DATE      GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
      LTV RATIO(S)            LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
------------------------   -----------   -----------------   ---------   --------------   --------------   -----------

44.5% -- 49.9% .........         3        $    7,688,673         0.6%         2.57x             46.0%          5.331%
50.0% -- 59.9% .........         6           155,820,000        11.5          1.98x             56.6%          5.094%
60.0% -- 64.9% .........        10           214,637,030        15.8          1.52x             64.1%          5.137%
65.0% -- 69.9% .........        11            48,830,743         3.6          1.50x             67.3%          5.349%
70.0% -- 74.9% .........        28           438,765,734        32.3          1.40x             71.6%          5.206%
75.0% -- 79.9% .........        41           410,966,200        30.3          1.32x             77.7%          5.248%
80.0% ..................         7            80,836,000         6.0          1.38x             80.0%          5.272%
                                --        --------------       -----
TOTAL/WTD AVG ..........       107        $1,357,544,380       100.0%         1.47x             70.7%          5.205%
                               ===        ==============       =====


                 LOAN GROUP 2 CUT-OFF DATE LOAN-TO-VALUE RATIO



                                                                         WEIGHTED         WEIGHTED        WEIGHTED
        RANGE OF            NUMBER OF       AGGREGATE        % OF         AVERAGE          AVERAGE        AVERAGE
      CUT-OFF DATE           MORTGAGE     CUT-OFF DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
      LTV RATIO(S)            LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
------------------------   -----------   --------------   ---------   --------------   --------------   -----------

43.5% -- 49.9% .........         2        $ 24,800,000       10.9%        2.49x              46.9%          4.857%
50.0% -- 59.9% .........         1           2,291,435        1.0         1.58x              52.1%          5.751%
60.0% -- 69.9% .........         1           2,397,509        1.1         1.45x              65.7%          5.100%
70.0% -- 74.9% .........         2          48,011,695       21.0         1.26x              72.7%          5.272%
75.0% -- 79.9% .........        15         150,634,775       66.0         1.22x              79.1%          5.222%
                                --        ------------      -----
TOTAL/WTD AVG ..........        21        $228,135,414      100.0%        1.38x              73.9%          5.197%
                                ==        ============      =====


                                      A-9

                MORTGAGE POOL MATURITY DATE LOAN-TO-VALUE RATIO



                                                               % OF        WEIGHTED          WEIGHTED        WEIGHTED
        RANGE OF           NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE         AVERAGE
     MATURITY DATE          MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITTEN     MATURITY DATE      MORTGAGE
      LTV RATIO(S)           LOANS           BALANCE         BALANCE         DSCR           LTV RATIO          RATE
-----------------------   -----------   -----------------   ---------   --------------   ---------------   -----------

40.5% - 49.9% .........         8        $   57,151,560         3.6%        2.06x              46.8%           5.037%
50.0% - 59.9% .........        27           443,894,366        28.0         1.59x              56.9%           5.185%
60.0% - 64.9% .........        31           262,561,731        16.6         1.50x              63.5%           5.236%
65.0% - 69.9% .........        37           290,821,047        18.3         1.34x              67.3%           5.313%
70.0% - 74.9% .........        19           420,496,883        26.5         1.33x              71.5%           5.145%
75.0% - 80.0% .........         6           110,754,205         7.0         1.34x              78.8%           5.224%
                               --        --------------       -----
TOTAL/WTD AVG .........       128        $1,585,679,793       100.0%        1.46x              64.9%           5.204%
                              ===        ==============       =====


                 LOAN GROUP 1 MATURITY DATE LOAN-TO-VALUE RATIO



                                                                           WEIGHTED          WEIGHTED        WEIGHTED
        RANGE OF           NUMBER OF        AGGREGATE          % OF         AVERAGE          AVERAGE         AVERAGE
     MATURITY DATE          MORTGAGE       CUT-OFF DATE      GROUP 1     UNDERWRITTEN     MATURITY DATE      MORTGAGE
      LTV RATIO(S)           LOANS           BALANCE         BALANCE         DSCR           LTV RATIO          RATE
-----------------------   -----------   -----------------   ---------   --------------   ---------------   -----------

40.5% - 49.9% .........         5        $   30,060,126         2.2%        1.74x             46.8%           5.131%
50.0% - 59.9% .........        26           441,496,857        32.5         1.59x             57.0%           5.185%
60.0% - 64.9% .........        29           214,550,036        15.8         1.56x             63.3%           5.228%
65.0% - 69.9% .........        29           235,774,986        17.4         1.36x             67.1%           5.314%
70.0% - 74.9% .........        13           369,708,170        27.2         1.34x             71.3%           5.142%
75.0% - 80% ...........         5            65,954,205         4.9         1.46x             79.8%           5.256%
                               --        --------------       -----
TOTAL/WTD AVG .........       107        $1,357,544,380       100.0%        1.47x             64.5%           5.205%
                              ===        ==============       =====


                 LOAN GROUP 2 MATURITY DATE LOAN-TO-VALUE RATIO



                                                                        WEIGHTED          WEIGHTED        WEIGHTED
        RANGE OF           NUMBER OF       AGGREGATE        % OF         AVERAGE          AVERAGE         AVERAGE
     MATURITY DATE          MORTGAGE     CUT-OFF DATE     GROUP 2     UNDERWRITTEN     MATURITY DATE      MORTGAGE
      LTV RATIO(S)           LOANS          BALANCE       BALANCE         DSCR           LTV RATIO          RATE
-----------------------   -----------   --------------   ---------   --------------   ---------------   -----------

43.5% - 49.9% .........         3        $ 27,091,435       11.9%         2.42x             46.7%           4.933%
50.0% - 59.9% .........         1           2,397,509        1.1          1.45x             54.4%           5.100%
60.0% - 64.9% .........         2          48,011,695       21.0          1.26x             64.1%           5.272%
65.0% - 69.9% .........         8          55,046,061       24.1          1.25x             68.6%           5.311%
70.0% - 74.9% .........         6          50,788,714       22.3          1.25x             72.6%           5.167%
75.0% - 77.2% .........         1          44,800,000       19.6          1.17x             77.2%           5.176%
                                -        ------------      -----
TOTAL/WTD AVG .........        21        $228,135,414      100.0%         1.38x             67.5%           5.197%
                               ==        ============      =====


                                      A-10

                          MORTGAGE POOL MORTGAGE RATES



                                                                 % OF        WEIGHTED         WEIGHTED        WEIGHTED
         RANGE OF            NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
         MORTGAGE             MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
          RATES                LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-------------------------   -----------   -----------------   ---------   --------------   --------------   -----------

4.600% - 4.749% .........         2        $   40,310,000         2.5%          2.33x            62.9%          4.682%
4.750% - 4.999% .........        10           177,188,974        11.2           1.55x            67.6%          4.927%
5.000% - 5.249% .........        41           758,071,061        47.8           1.49x            72.0%          5.128%
5.250% - 5.499% .........        39           406,127,913        25.6           1.34x            70.7%          5.310%
5.500% - 5.749% .........        26           170,943,468        10.8           1.34x            73.7%          5.566%
5.750% - 5.997% .........        10            33,038,377         2.1           1.32x            72.7%          5.871%
                                 --        --------------       -----
TOTAL/WTD AVG ...........       128        $1,585,679,793       100.0%          1.46x            71.2%          5.204%
                                ===        ==============       =====


                          LOAN GROUP 1 MORTGAGE RATES



                                                                             WEIGHTED         WEIGHTED        WEIGHTED
         RANGE OF            NUMBER OF        AGGREGATE          % OF         AVERAGE          AVERAGE        AVERAGE
         MORTGAGE             MORTGAGE       CUT-OFF DATE      GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
          RATES                LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-------------------------   -----------   -----------------   ---------   --------------   --------------   -----------

4.600% - 4.749% .........         2        $   40,310,000         3.0%          2.33x            62.9%          4.682%
4.750% - 4.999% .........         7           148,473,170        10.9           1.40x            70.8%          4.938%
5.000% - 5.249% .........        31           637,624,262        47.0           1.54x            70.7%          5.125%
5.250% - 5.499% .........        36           354,680,961        26.1           1.35x            70.4%          5.315%
5.500% - 5.749% .........        23           148,548,468        10.9           1.36x            72.9%          5.564%
5.750% - 5.997% .........         8            27,907,519         2.1           1.29x            73.9%          5.891%
                                 --        --------------       -----
TOTAL/WTD AVG ...........       107        $1,357,544,380       100.0%          1.47x            70.7%          5.205%
                                ===        ==============       =====


                          LOAN GROUP 2 MORTGAGE RATES



                                                                          WEIGHTED         WEIGHTED        WEIGHTED
         RANGE OF            NUMBER OF       AGGREGATE        % OF         AVERAGE          AVERAGE        AVERAGE
         MORTGAGE             MORTGAGE     CUT-OFF DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
          RATES                LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
-------------------------   -----------   --------------   ---------   --------------   --------------   -----------

4.857% - 4.999% .........         3        $ 28,715,804       12.6%          2.32x            51.4%          4.872%
5.000% - 5.249% .........        10         120,446,799       52.8           1.23x            78.9%          5.145%
5.250% - 5.499% .........         3          51,446,952       22.6           1.26x            73.1%          5.277%
5.500% - 5.749% .........         3          22,395,000        9.8           1.20x            78.8%          5.580%
5.750% - 5.766% .........         2           5,130,859        2.2           1.48x            66.3%          5.759%
                                 --        ------------      -----
TOTAL/WTD AVG ...........        21        $228,135,414      100.0%          1.38x            73.9%          5.197%
                                 ==        ============      =====


                                      A-11

                    MORTGAGE POOL ORIGINAL TERM TO MATURITY



                                                               % OF        WEIGHTED         WEIGHTED        WEIGHTED
     ORIGINAL TERM         NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
      TO MATURITY           MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------

 60 -  83 .............        11        $  272,461,426        17.2%        1.70x              67.8%          5.040%
 84 -  99 .............         8           207,459,683        13.1         1.35x              73.9%          5.055%
100 - 120 .............       108           995,758,684        62.8         1.41x              71.6%          5.287%
121 - 126 .............         1           110,000,000         6.9         1.50x              70.1%          5.130%
                              ---        --------------       -----
TOTAL/WTD AVG .........       128        $1,585,679,793       100.0%        1.46x              71.2%          5.204%
                              ===        ==============       =====


                     LOAN GROUP 1 ORIGINAL TERM TO MATURITY



                                                                           WEIGHTED         WEIGHTED        WEIGHTED
     ORIGINAL TERM         NUMBER OF        AGGREGATE          % OF         AVERAGE          AVERAGE        AVERAGE
      TO MATURITY           MORTGAGE       CUT-OFF DATE      GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------

 60 -  83 .............         7        $  227,857,508        16.8%        1.65x              69.1%          5.048%
 84 -  99 .............         7           162,659,683        12.0         1.40x              72.5%          5.021%
100 - 120 .............        92           857,027,188        63.1         1.43x              70.9%          5.291%
121 - 126 .............         1           110,000,000         8.1         1.50x              70.1%          5.130%
                               --        --------------       -----
TOTAL/WTD AVG .........       107        $1,357,544,380       100.0%        1.47x              70.7%          5.205%
                              ===        ==============       =====


                     LOAN GROUP 2 ORIGINAL TERM TO MATURITY



                                                                        WEIGHTED         WEIGHTED        WEIGHTED
     ORIGINAL TERM         NUMBER OF       AGGREGATE        % OF         AVERAGE          AVERAGE        AVERAGE
      TO MATURITY           MORTGAGE     CUT-OFF DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   --------------   ---------   --------------   --------------   -----------

 60 -  83 .............         4        $ 44,603,918       19.6%        1.95x              61.2%          5.001%
 84 -  99 .............         1          44,800,000       19.6         1.17x              79.3%          5.176%
100 - 120 .............        16         138,731,496       60.8         1.26x              76.2%          5.267%
                               --        ------------      -----
TOTAL/WTD AVG .........        21        $228,135,414      100.0%        1.38x              73.9%          5.197%
                               ==        ============      =====


                                      A-12

                  MORTGAGE POOL ORIGINAL AMORTIZATION TERM (1)



        ORIGINAL                                               % OF        WEIGHTED         WEIGHTED        WEIGHTED
      AMORTIZATION         NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
          TERM              MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------

Interest Only .........        17        $  477,589,404        30.1%         1.77x             65.4%          5.082%
300 - 359 .............        16           191,682,335        12.1          1.45x             70.5%          5.252%
360 ...................        95           916,408,054        57.8          1.30x             74.3%          5.257%
                               --        --------------       -----
TOTAL/WTD AVG .........       128        $1,585,679,793       100.0%         1.46x             71.2%          5.204%
                              ===        ==============       =====


------------
(1)   For Mortgage Loans which accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

                  LOAN GROUP 1 ORIGINAL AMORTIZATION TERM (1)



        ORIGINAL                                                           WEIGHTED         WEIGHTED        WEIGHTED
      AMORTIZATION         NUMBER OF        AGGREGATE          % OF         AVERAGE          AVERAGE        AVERAGE
          TERM              MORTGAGE       CUT-OFF DATE      GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------

Interest Only .........        15        $  452,789,404        33.4%         1.73x             66.4%          5.095%
300 - 359 .............        16           191,682,335        14.1          1.45x             70.5%          5.252%
360 ...................        76           713,072,640        52.5          1.32x             73.5%          5.262%
                               --        --------------       -----
TOTAL/WTD AVG .........       107        $1,357,544,380       100.0%         1.47x             70.7%          5.205%
                              ===        ==============       =====


------------
(1)   For Mortgage Loans which accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

                  LOAN GROUP 2 ORIGINAL AMORTIZATION TERM (1)



        ORIGINAL                                                        WEIGHTED         WEIGHTED        WEIGHTED
      AMORTIZATION         NUMBER OF       AGGREGATE        % OF         AVERAGE          AVERAGE        AVERAGE
          TERM              MORTGAGE     CUT-OFF DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   --------------   ---------   --------------   --------------   -----------

Interest Only .........         2        $ 24,800,000       10.9%         2.49x             46.9%          4.857%
360 ...................        19         203,335,414       89.1          1.24x             77.2%          5.238%
                               --        ------------      -----
TOTAL/WTD AVG .........        21        $228,135,414      100.0%         1.38x             73.9%          5.197%
                               ==        ============      =====


------------
(1)   For Mortgage Loans which accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

                                      A-13

                    MORTGAGE POOL REMAINING TERM TO MATURITY



        RANGE OF
       REMAINING                                               % OF        WEIGHTED         WEIGHTED        WEIGHTED
        TERMS TO           NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
        MATURITY            MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------

 57 -  59 .............         8        $  252,480,002        15.9%        1.74x              67.0%          5.019%
 60 -  79 .............         4           129,981,424         8.2         1.37x              72.4%          4.984%
 80 -  99 .............         7            97,459,683         6.1         1.31x              76.8%          5.203%
100 - 109 .............         1             3,643,209         0.2         1.28x              78.3%          5.977%
110 - 119 .............        98           919,805,680        58.0         1.42x              71.1%          5.292%
120 - 124 .............        10           182,309,796        11.5         1.42x              73.2%          5.157%
                               --        --------------       -----
TOTAL/WTD AVG .........       128        $1,585,679,793       100.0%        1.46x              71.2%          5.204%
                              ===        ==============       =====


                    LOAN GROUP 1 REMAINING TERM TO MATURITY



        RANGE OF
       REMAINING                                                           WEIGHTED         WEIGHTED        WEIGHTED
        TERMS TO           NUMBER OF        AGGREGATE          % OF         AVERAGE          AVERAGE        AVERAGE
        MATURITY            MORTGAGE       CUT-OFF DATE      GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------

 57 -  59 .............         5        $  210,715,508        15.5%        1.69x              68.4%          5.032%
 60 -  79 .............         3           127,142,000         9.4         1.37x              72.3%          4.967%
 80 -  99 .............         6            52,659,683         3.9         1.43x              74.7%          5.225%
100 - 109 .............         1             3,643,209         0.3         1.28x              78.3%          5.977%
110 - 119 .............        84           804,358,974        59.3         1.44x              70.5%          5.292%
120 - 124 .............         8           159,025,000        11.7         1.44x              72.3%          5.157%
                               --        --------------       -----
TOTAL/WTD AVG .........       107        $1,357,544,380       100.0%        1.47x              70.7%          5.205%
                              ===        ==============       =====


                    LOAN GROUP 2 REMAINING TERM TO MATURITY



        RANGE OF
       REMAINING                                                        WEIGHTED         WEIGHTED        WEIGHTED
        TERMS TO           NUMBER OF       AGGREGATE        % OF         AVERAGE          AVERAGE        AVERAGE
        MATURITY            MORTGAGE     CUT-OFF DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   --------------   ---------   --------------   --------------   -----------

 57 -  59 .............         3        $ 41,764,493       18.3%        1.99x              60.0%          4.949%
 60 -  79 .............         1           2,839,424        1.2         1.41x              77.8%          5.766%
 80 -  99 .............         1          44,800,000       19.6         1.17x              79.3%          5.176%
100 - 119 .............        14         115,446,700       50.6         1.27x              75.5%          5.289%
120 ...................         2          23,284,796       10.2         1.22x              79.5%          5.156%
                               --        ------------      -----
TOTAL/WTD AVG .........        21        $228,135,414      100.0%        1.38x              73.9%          5.197%
                               ==        ============      =====


                                      A-14

               MORTGAGE POOL REMAINING STATED AMORTIZATION TERMS



       REMAINING                                               % OF        WEIGHTED         WEIGHTED        WEIGHTED
         STATED            NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
      AMORTIZATION          MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
     TERMS (MONTHS)          LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------

Interest Only .........        17        $  477,589,404        30.1%          1.77x            65.4%          5.082%
297 - 299 .............         7            38,449,778         2.4           1.46x            67.5%          5.272%
300 - 324 .............         4           118,858,634         7.5           1.50x            70.0%          5.153%
325 - 349 .............         4            26,893,209         1.7           1.29x            74.5%          5.583%
350 - 360 .............        96           923,888,768        58.3           1.30x            74.4%          5.259%
                               --        --------------       -----
TOTAL/WTD AVG .........       128        $1,585,679,793       100.0%          1.46x            71.2%          5.204%
                              ===        ==============       =====


                LOAN GROUP 1 REMAINING STATED AMORTIZATION TERMS



       REMAINING                                                           WEIGHTED         WEIGHTED        WEIGHTED
         STATED            NUMBER OF        AGGREGATE          % OF         AVERAGE          AVERAGE        AVERAGE
      AMORTIZATION          MORTGAGE       CUT-OFF DATE      GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
     TERMS (MONTHS)          LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------

Interest Only .........        15        $  452,789,404        33.4%         1.73x             66.4%          5.095%
297 - 299 .............         7            38,449,778         2.8          1.46x             67.5%          5.272%
300 - 324 .............         4           118,858,634         8.8          1.50x             70.0%          5.153%
325 - 349 .............         4            26,893,209         2.0          1.29x             74.5%          5.583%
350 - 360 .............        77           720,553,355        53.1          1.32x             73.6%          5.265%
                               --        --------------       -----
TOTAL/WTD AVG .........       107        $1,357,544,380       100.0%         1.47x             70.7%          5.205%
                              ===        ==============       =====


                LOAN GROUP 2 REMAINING STATED AMORTIZATION TERMS



       REMAINING                                                        WEIGHTED         WEIGHTED        WEIGHTED
         STATED            NUMBER OF       AGGREGATE        % OF         AVERAGE          AVERAGE        AVERAGE
      AMORTIZATION          MORTGAGE     CUT-OFF DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
     TERMS (MONTHS)          LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   --------------   ---------   --------------   --------------   -----------

Interest Only .........         2        $ 24,800,000       10.9%        2.49x              46.9%          4.857%
356 - 360 .............        19         203,335,414       89.1         1.24x              77.2%          5.238%
                               --        ------------      -----
TOTAL/WTD AVG .........        21        $228,135,414      100.0%        1.38x              73.9%          5.197%
                               ==        ============      =====


                                      A-15

                            MORTGAGE POOL SEASONING



                                                               % OF        WEIGHTED         WEIGHTED        WEIGHTED
                           NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
       SEASONING            MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------

 0 - 4 ................       119        $1,312,351,190        82.8%        1.44x              71.7%          5.221%
 5 - 12 ...............         8           269,685,395        17.0         1.54x              68.3%          5.109%
13.....................         1             3,643,209         0.2         1.28x              78.3%          5.977%
                              ---        --------------       -----
TOTAL/WTD AVG .........       128        $1,585,679,793       100.0%        1.46x              71.2%          5.204%
                              ===        ==============       =====


                             LOAN GROUP 1 SEASONING



                                                                           WEIGHTED         WEIGHTED        WEIGHTED
                           NUMBER OF        AGGREGATE          % OF         AVERAGE          AVERAGE        AVERAGE
       SEASONING            MORTGAGE       CUT-OFF DATE      GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------

 0 - 4 ................       100        $1,140,715,776        84.0%        1.44x              71.4%          5.231%
 5 - 12 ...............         6           213,185,345        15.7         1.62x              66.7%          5.049%
13.....................         1             3,643,209         0.3         1.28x              78.3%          5.977%
                              ---        --------------       -----
TOTAL/WTD AVG .........       107        $1,357,544,380       100.0%        1.47x              70.7%          5.205%
                              ===        ==============       =====


                             LOAN GROUP 2 SEASONING



                                                                        WEIGHTED         WEIGHTED        WEIGHTED
                           NUMBER OF       AGGREGATE        % OF         AVERAGE          AVERAGE        AVERAGE
       SEASONING            MORTGAGE     CUT-OFF DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        (MONTHS)             LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   --------------   ---------   --------------   --------------   -----------

0 - 4 .................        19        $171,635,414       75.2%         1.42x             73.7%          5.151%
5 - 7 .................         2          56,500,000       24.8          1.25x             74.4%          5.337%
                               --        ------------      -----
TOTAL/WTD AVG .........        21        $228,135,414      100.0%         1.38x             73.9%          5.197%
                               ==        ============      =====


                                      A-16

                   MORTGAGE POOL YEAR OF MORTGAGE ORIGINATION



                                                              % OF        WEIGHTED         WEIGHTED        WEIGHTED
                           NUMBER OF        AGGREGATE       INITIAL        AVERAGE          AVERAGE        AVERAGE
        YEAR OF             MORTGAGE      CUT-OFF-DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
      ORIGINATION            LOANS           BALANCE        BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   ----------------   ---------   --------------   --------------   -----------

2004 ..................         3        $   14,468,923        0.9%         1.29x             78.5%          5.690%
2005 ..................       125         1,571,210,870       99.1          1.46x             71.1%          5.199%
                              ---        --------------      -----
TOTAL/WTD AVG .........       128        $1,585,679,793      100.0%         1.46x             71.2%          5.204%
                              ===        ==============      =====


                   LOAN GROUP 1 YEAR OF MORTGAGE ORIGINATION



                                                                          WEIGHTED         WEIGHTED        WEIGHTED
                           NUMBER OF        AGGREGATE         % OF         AVERAGE          AVERAGE        AVERAGE
        YEAR OF             MORTGAGE      CUT-OFF-DATE      GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
      ORIGINATION            LOANS           BALANCE        BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   ----------------   ---------   --------------   --------------   -----------

2004 ..................         2        $   11,123,923        0.8%         1.32x             78.7%          5.676%
2005 ..................       105         1,346,420,457       99.2          1.47x             70.7%          5.201%
                              ---        --------------      -----
TOTAL/WTD AVG .........       107        $1,357,544,380      100.0%         1.47x             70.7%          5.205%
                              ===        ==============      =====


                   LOAN GROUP 2 YEAR OF MORTGAGE ORIGINATION



                                                                        WEIGHTED         WEIGHTED        WEIGHTED
                           NUMBER OF       AGGREGATE        % OF         AVERAGE          AVERAGE        AVERAGE
        YEAR OF             MORTGAGE     CUT-OFF-DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
      ORIGINATION            LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   --------------   ---------   --------------   --------------   -----------

2004 ..................         1        $  3,345,000        1.5%         1.21x             77.8%          5.736%
2005 ..................        20         224,790,414       98.5          1.38x             73.8%          5.189%
                               --        ------------      -----
TOTAL/WTD AVG .........        21        $228,135,414      100.0%         1.38x             73.9%          5.197%
                               ==        ============      =====


                                      A-17

                    MORTGAGE POOL YEAR OF MORTGAGE MATURITY



                                                               % OF        WEIGHTED         WEIGHTED        WEIGHTED
                           NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
        YEAR OF             MORTGAGE       CUT-OFF DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        MATURITY             LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------

2010 ..................        10        $  269,622,002        17.0%         1.70x             67.7%          5.033%
2011 ..................         1             2,839,424         0.2          1.41x             77.8%          5.766%
2012 ..................         7           202,509,683        12.8          1.36x             73.9%          5.052%
2013 ..................         1             4,950,000         0.3          1.20x             74.3%          5.147%
2014 ..................         2            11,123,923         0.7          1.32x             78.7%          5.676%
2015 ..................       106           984,634,761        62.1          1.41x             71.6%          5.283%
2016 ..................         1           110,000,000         6.9          1.50x             70.1%          5.130%
                              ---        --------------       -----
TOTAL/WTD AVG .........       128        $1,585,679,793       100.0%         1.46x             71.2%          5.204%
                              ===        ==============       =====


                     LOAN GROUP 1 YEAR OF MORTGAGE MATURITY



                                                                           WEIGHTED         WEIGHTED        WEIGHTED
                           NUMBER OF        AGGREGATE          % OF         AVERAGE          AVERAGE        AVERAGE
        YEAR OF             MORTGAGE       CUT-OFF DATE      GROUP 1     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        MATURITY             LOANS           BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   -----------------   ---------   --------------   --------------   -----------

2010 ..................         7        $  227,857,508        16.8%        1.65x              69.1%          5.048%
2012 ..................         6           157,709,683        11.6         1.41x              72.4%          5.017%
2013 ..................         1             4,950,000         0.4         1.20x              74.3%          5.147%
2014 ..................         2            11,123,923         0.8         1.32x              78.7%          5.676%
2015 ..................        90           845,903,265        62.3         1.43x              70.8%          5.286%
2016 ..................         1           110,000,000         8.1         1.50x              70.1%          5.130%
                               --        --------------       -----
TOTAL/WTD AVG .........       107        $1,357,544,380       100.0%        1.47x              70.7%          5.205%
                              ===        ==============       =====


                     LOAN GROUP 2 YEAR OF MORTGAGE MATURITY



                                                                        WEIGHTED         WEIGHTED        WEIGHTED
                           NUMBER OF       AGGREGATE        % OF         AVERAGE          AVERAGE        AVERAGE
        YEAR OF             MORTGAGE     CUT-OFF DATE     GROUP 2     UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
        MATURITY             LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
-----------------------   -----------   --------------   ---------   --------------   --------------   -----------

2010 ..................         3        $ 41,764,493       18.3%         1.99x             60.0%          4.949%
2011 ..................         1           2,839,424        1.2          1.41x             77.8%          5.766%
2012 ..................         1          44,800,000       19.6          1.17x             79.3%          5.176%
2015 ..................        16         138,731,446       60.8          1.26x             76.2%          5.267%
                               --        ------------      -----
TOTAL/WTD AVG .........        21        $228,135,414      100.0%         1.38x             73.9%          5.197%
                               ==        ============      =====


                                      A-18

                                      ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS*



                LOAN    LOAN                                                                              INITIAL DEPOSIT TO CAPITAL
   SEQUENCE    NUMBER   GROUP     PROPERTY NAME                                       PROPERTY TYPE          IMPROVEMENT RESERVES
------------------------------------------------------------------------------------------------------------------------------------

      1        58851      1       Pacific Arts Plaza                                      Office
      2        43613      1       Renaissance Baltimore Harborplace                       Hotel                     $9,375
      3        59039      1       Sotheby's Building                                      Office
      4        59001      1       Peachtree Mall                                          Retail
      5        58676      1       One Liberty Center                                      Office                   4,519,847
      6        58992      1       The Terrace Apartments                               Multifamily                  20,917
      7        58923      1       NYU Housing - 201 East 14th Street                   Multifamily
      8        43641      2       The Crossings                                        Multifamily                  261,379
      9        42182      2       Colonade Apartments                                  Multifamily                  117,000
      10       58893      1       Barceloneta Outlet Center                               Retail
      11       43593      1       Coach - Jacksonville                                  Industrial
      12       58825      1       Capistrano I Office Buildings                           Office
      13       58972      1       Town Center                                             Office
      14       58974      1       Beltway Plaza I & II                                    Retail                    12,500
      15       59042      1       Old Mill Corporate Center III                           Office
      16       14943      1       Park Place Shopping Center                              Retail                    18,750
      17       58895      2       The Club at Copperleaf                               Multifamily
      18       58990      2       Skyline Terrace Apartments                           Multifamily
      19       13161      2       Newport Cove Apartments                              Multifamily
      20       58767      2       Steeplechase Apartments                              Multifamily
      21       59038      2       Fontenelle Hills Apartments                          Multifamily                  24,375
      22       43536      1       East Norriton Shopping Center                           Retail                    22,750
      23       43352      1       ACV VI Portfolio                                        Retail
      24       59068      1       Palm Valley Office Park                                 Office
      25       43556      1       Gibraltar Portfolio                                     Retail
      26       58829      1       Valley View Commerce Center                             Office
      27       43627      1       Powder Mill Square                                    Mixed Use                   13,125
      28       43116      1       105-113 Wooster Street                                Mixed Use
      29       58986      1       Prairie Stone Commons                                   Office
      30       58823      1       Anaheim Hills Business Center                           Office
      31       43550      1       Montgomery Towne Square                                 Retail                    28,194
      32       42556      1       BJ's Wholesale Club                                     Retail
      33       44098      1       Ballard Plaza                                           Retail
      34       13071      1       Highpoint Center                                        Office                    83,076
      35       43589      1       Shaw's Plaza - Hillsborough                             Retail
      36       59099      1       Shops at Metropolis                                     Retail
      37       58975      1       Northpark Plaza I & II                                  Retail
      38       13828      1       Friar's Branch Crossing                                 Office
      39       14024      1       Mission Lake Center                                     Office                    44,989
      40       59027      1       25 Lindsley Drive                                       Office                    13,750
      41       59073      1       Hot Rod Hill                                          Industrial
      42       58865      1       Woodmeade South Apartments                           Multifamily                  173,688
      43       58874      1       Pinebrook I & II                                        Office                    21,250
      44       59104      1       I-40 West Amarillo Self Storage Portfolio            Self Storage
      45       43764      1       Shaw's - Hanson                                         Retail                    316,438
      46       59114      1       Big Lots Center-In Line Shops                           Retail                    29,250
      47       59112      1       Big Lots Center                                         Retail
      48       59113      1       Big Lots- Kragen Pad                                    Retail                    21,600
      49       14192      2       Meadows of Livonia (2005)                            Multifamily                   8,375
      50       13396      1       Puyallup Executive Park                                 Office                      625
      51       59072      1       Westchase Technology Center                             Office
      52       13069      1       Magnolia Centre I & Park Centre                         Office                    34,332
      53       59030      1       Wedgewood IV                                          Industrial
      54       58909      1       Sioux Falls Corporate Centre I & II                     Office
      55       43403      1       Cooper's Plaza                                          Retail                     1,238
      56       11179      1       Arcadia Plaza                                           Retail                     1,875
      57       58991      2       Park Place                                           Multifamily                  15,375
      58       58959      1       Federal Express-Torrance                              Industrial
      59       14398      1       Northgate Center - Orlando                              Retail                    21,356
      60       14286      1       Wingate Tampa                                           Hotel
      61       13695      1       McDonald Retail Portfolio                               Retail
      62       13401      1       Gladiolus Self Storage                               Self Storage
      63       11386      1       Flamingo Commerce Center                              Industrial
      64       58841      1       Fleur De Lis Apartments                              Multifamily
      65       14205      1       IGC Park - Phase II                                   Industrial
      66       59020      2       Margate on Cone Apartments                           Multifamily
      67       14328      2       Condor Garden Apartments                             Multifamily                  165,250
      68       14014      1       Port Orange Self Storage                             Self Storage                  5,625
      69       58843      1       Piccadilly Apartments                                Multifamily
      70       13277      1       Midtown Office                                          Office                    22,250
      71       59026      1       Redbud Commons                                          Retail
      72       59067      1       Orangethorpe Promenade                                Industrial                  22,500
      73       58867      1       Fullerton Self Storage                               Self Storage
      74       59004      1       Olivenhain Self Storage                              Self Storage
      75       59057      1       308-312 East Betteravia Road                            Retail                    127,000
      76       58910      1       Seligman Best Buy                                       Retail
      77       13983      1       Holiday Inn Exp - Concord                               Hotel
      78       14457      1       Lincoln Park 10 Building                                Office
      79       59012      2       Park Row East Apartments                             Multifamily
      80       14203      1       IGC Park - Phase I                                    Industrial
      81       14334      2       Evergreen Village Apartments                         Multifamily                  16,125
      82       58863      1       Heritage Place Apartments                            Multifamily                  203,813
      83       59093      1       Hilton Head Plaza                                       Retail                    20,625
      84       43529      1       Eckerd - Stallings                                      Retail
      85       11977      1       Walgreens - Havana Street                               Retail
      86       12710      1       Philomeno & Salamone Portfolio                          Office                     1,875
      87       59060      2       Villa West Apartment                                 Multifamily
      88       58799      1       Premiere Self Storage                                Self Storage
      89       14151      1       Maxi Space Storage Portfolio                         Self Storage
      90       13014      1       Burlington Retail Center                                Retail
      91        8233      1       Lake Canyada MHC                                 Manufactured Housing              9,375
      92       14613      1       Lake Stevens Station 3                                  Retail
      93       13857      2       Premier Club Apts                                    Multifamily
      94       13761      1       CVS - North Sheffield                                   Retail
      95       13135      1       Financial Plaza                                         Office                     6,250
      96       14332      2       Lakeshore Colonial Apartments                        Multifamily                   9,375
      97       12049      2       Woodcrest Apartments in Burien                       Multifamily
      98       59046      1       AAAA Self Storage Facility                           Self Storage
      99       58929      1       Wal-Mart Pad Sites-Seagoville                           Retail
     100       58860      1       Wal-Mart Pad Sites-Mansfield                            Retail
     101       14220      1       Southgate Shopping Center (Yakima, WA)                  Retail                     6,250
     102       13154      1       SUSA Alpharetta                                      Self Storage                  9,553
     103       59107      1       CVS - Lake Worth                                        Retail
     104       43870      1       Linden Court                                         Multifamily                  78,563
     105       12949      2       Parkway Commons - Horizon                            Multifamily
     106       13906      1       South 75 Center                                       Industrial                   2,813
     107       14057      1       Bridge Pointe Plaza                                     Retail
     108       13753      1       Cromwell Bridge Road Bldg                               Office                    16,425
     109       13897      1       Packwood Building J                                     Retail
     110       59013      1       Virginia Center Self Storage                         Self Storage
     111       13911      1       AAA Storage City                                     Self Storage
     112       13127      1       South Gravers Office                                    Office
     113       14412      2       Parkwood Lane MHC                                Manufactured Housing
     114       12881      1       Parkview Apts                                        Multifamily
     115       13667      1       Fort Mohave Storage                                  Self Storage                 14,312
     116       12761      2       Mountain View Estates MHC                        Manufactured Housing             18,063
     117       14592      1       Thedacare Medical Office Building                       Office
     118       13317      1       Camas Mini Storage                                   Self Storage                  5,000
     119       59092      1       1633 Chicago Avenue                                     Office
     120       13194      2       Parkview Manor Apartments                            Multifamily                    500
     121       13671      1       Platinum Storage                                     Self Storage
     122       14120      1       Quinault Professional Center                            Office
     123       41748      1       University Gateway                                      Retail
     124       59058      1       1912 N. Broadway                                        Office
     125       13455      1       Des Moines Way Self Storage                          Self Storage
     126       13144      1       Tyler Street Self Storage                            Self Storage
     127       13148      1       Addison Lockers                                      Self Storage
     128       13639      1       Coit Medical Bldg                                       Office

------------------------------------------------------------------------------------------------------------------------------------
                                  TOTALS                                                                          $6,596,971




                INITIAL DEPOSIT TO      ANNUAL DEPOSIT TO                TAX AND           INITIAL DEPOSIT TO     ANNUAL DEPOSIT TO
   SEQUENCE    REPLACEMENT RESERVES    REPLACEMENT RESERVES         INSURANCE ESCROW          TI/LC ESCROW          TI/LC ESCROW
------------------------------------------------------------------------------------------------------------------------------------

      1                                                                 Tax Only               $7,100,153             $386,640
      2                                                                 Tax Only
      3                                                                    No
      4                                                                    No
      5                                                                    No
      6                                      $170,400                   Tax Only
      7                                       27,300                    Tax Only
      8              $10,400                 124,800                       Yes
      9               12,454                 149,448                    Tax Only                  2,421                29,052
      10                                      35,244                    Tax Only                 172,460
      11                                                                   No
      12                                                                Tax Only
      13                                      48,096                       Yes
      14                                      17,172                       Yes                                         60,000
      15                                      1,308                     Tax Only
      16              60,000                  37,500                       Yes                   120,000               75,000
      17                                      36,000                 Insurance Only
      18                                      54,456                    Tax Only
      19                                      86,160                       Yes
      20                                      89,496                    Tax Only
      21                                     258,576                       Yes
      22              1,509                   18,108                       Yes
      23              31,197                                            Tax Only                 100,000
      24                                      12,600                       Yes                                         39,996
      25                                                                   No
      26                                                                Tax Only
      27               732                    8,784                        Yes                    4,167                50,004
      28                                      5,460                        Yes                                         15,600
      29                                      17,964                       Yes                                         186,000
      30                                                                Tax Only
      31              1,085                   13,020                    Tax Only
      32                                                                   No
      33               984                    11,814                       Yes
      34                                      32,052                       Yes                                         81,000
      35                                                                   No
      36                                      3,900                        Yes                   17,000                18,000
      37                                      10,980                       Yes                                         50,004
      38                                                                   Yes
      39                                      15,456                       Yes                                         83,808
      40                                      19,836                       Yes                   580,000
      41                                      7,212                        Yes
      42             153,000                  60,504                       Yes
      43                                      23,040                       Yes                                         120,000
      44                                      5,628                        Yes
      45                                                                   No
      46                                      5,916                     Tax Only                                       17,496
      47                                      3,828                     Tax Only                                       28,296
      48                                      2,328                     Tax Only                                        8,004
      49                                      55,608                       Yes
      50                                      9,600                        Yes                                         74,604
      51                                      14,904                       Yes                   200,000               82,800
      52                                      15,948                       Yes                   200,000
      53                                      3,168                        Yes
      54                                      11,340                       Yes                   100,000
      55               708                    8,496                     Tax Only
      56                                      9,540                        Yes                                         36,408
      57                                      57,660                    Tax Only
      58                                      10,920                       No                                          60,000
      59                                      29,724                       Yes                                         42,648
      60                                      80,832                       Yes
      61                                      3,012                        Yes                                         20,136
      62                                      4,104                        Yes
      63                                      7,836                        Yes                                         38,004
      64                                      15,120                    Tax Only
      65                                      8,172                        Yes                                         37,320
      66                                      60,120                       Yes
      67              90,000                  45,000                       Yes
      68                                      17,388                       Yes
      69                                      20,628                    Tax Only
      70                                      19,008                       Yes                   90,000                82,500
      71                                                                   No
      72                                      6,216                     Tax Only                 50,000                23,256
      73             110,000                  10,188                       Yes
      74                                                                   No
      75                                      3,528                     Tax Only
      76                                                                   No
      77                                      70,068                       Yes
      78                                      71,004                       Yes                                         66,672
      79                                      77,496                       Yes
      80                                      6,408                        Yes                   50,000                37,764
      81              66,000                  33,000                       Yes
      82             160,000                  26,256                       Yes
      83              93,000                  14,148                       Yes
      84               173                    2,076                        Yes
      85                                                                   No
      86                                      6,156                        Yes                                         21,312
      87                                      19,764                       Yes
      88                                      2,736                        Yes
      89                                      10,176                       Yes
      90                                      1,536                        Yes                                          8,544
      91              25,000                  10,800                       Yes
      92                                      2,676                        Yes                                         17,568
      93                                      22,440                       Yes
      94                                      5,484                        Yes
      95                                                                   Yes                   47,000                66,504
      96              56,000                  27,996                       Yes
      97                                      26,772                       Yes
      98                                      13,716                    Tax Only
      99                                       660                         Yes                                          2,724
     100                                       852                         Yes                                          3,528
     101                                      6,444                        Yes                   75,000                23,016
     102                                      8,640                        Yes
     103                                      1,908                        No
     104              1,667                   20,004                       Yes
     105                                      25,860                       Yes
     106                                                                   Yes
     107                                      2,436                        Yes                                         14,268
     108                                      5,268                        Yes                                         17,508
     109                                      1,416                        Yes                                          7,188
     110                                      1,716                        Yes
     111                                      9,636                        Yes
     112                                      10,020                       Yes                                         28,956
     113                                                                   Yes
     114                                      13,248                       Yes
     115                                      9,720                        Yes
     116                                      3,456                        Yes
     117                                      2,748                        Yes
     118                                      8,040                        Yes
     119                                      3,540                        Yes
     120                                      16,572                       Yes
     121                                      8,244                        Yes
     122                                      2,052                        Yes                   28,340                14,496
     123               213                    2,556                        Yes                     833                  9,996
     124                                      5,280                        Yes
     125                                                                   Yes
     126                                      8,172                        Yes
     127                                      6,000                        Yes
     128                                      2,808                        Yes                   50,000                13,380
------------------------------------------------------------------------------------------------------------------------------------
                     $874,122               $2,580,450                                         $8,987,374            $2,100,000


 *Certain monthly reserves may be subject to caps.

                                     ANNEX B

                              MULTIFAMILY SCHEDULE



            LOAN     LOAN
SEQUENCE   NUMBER   GROUP    LOAN ORIGINATOR    PROPERTY NAME                        CUT-OFF BALANCE      UTILITIES TENANT PAYS
------------------------------------------------------------------------------------------------------------------------------------

   6        58992     1      Bank of America    The Terrace Apartments                 $55,200,000            Electric, Gas
   7        58923     1      Bank of America    NYU Housing - 201 East 14th Street      52,500,000            Electric, Gas
   8        43641     2      BSCMI              The Crossings                           44,800,000              Electric
   9        42182     2      BSCMI              Colonade Apartments                     39,500,000              Electric
   17       58895     2      Bank of America    The Club at Copperleaf                  17,484,796       Electric, Water, Sewer
   18       58990     2      Bank of America    Skyline Terrace Apartments              17,400,000        Electric, Gas, Water
   19       13161     2      Bridger            Newport Cove Apartments                 17,000,000       Electric, Water, Sewer
   20       58767     2      Bank of America    Steeplechase Apartments                 16,964,493     Electric, Gas, Water, Sewer
   21       59038     2      Bank of America    Fontenelle Hills Apartments             15,200,000     Electric, Gas, Water, Sewer
   42       58865     1      Bank of America    Woodmeade South Apartments              9,440,000               Electric
   49       14192     2      Bridger            Meadows of Livonia (2005)               8,511,695               Electric
   57       58991     2      Bank of America    Park Place                              7,400,000             Electric, Gas
   64       58841     1      Bank of America    Fleur De Lis Apartments                 5,938,205                 None
   66       59020     2      Bank of America    Margate on Cone Apartments              5,800,000            Electric, Water
   67       14328     2      Bridger            Condor Garden Apartments                5,750,000               Electric
   69       58843     1      Bank of America    Piccadilly Apartments                   5,325,199                 None
   79       59012     2      Bank of America    Park Row East Apartments                4,400,000        Electric, Water, Sewer
   81       14334     2      Bridger            Evergreen Village Apartments            4,300,000             Electric, Gas
   82       58863     1      Bank of America    Heritage Place Apartments               4,035,000             Electric, Gas
   87       59060     2      Bank of America    Villa West Apartment                    3,915,804             Electric, Gas
   93       13857     2      Bridger            Premier Club Apts                       3,435,258        Electric, Water, Sewer
   96       14332     2      Bridger            Lakeshore Colonial Apartments           3,350,000               Electric
   97       12049     2      Bridger            Woodcrest Apartments in Burien          3,345,000               Electric
  104       43870     1      BSCMI              Linden Court                            2,847,180               Electric
  105       12949     2      Bridger            Parkway Commons - Horizon               2,839,424                 None
  114       12881     1      Bridger            Parkview Apts                           2,391,031                 None
  120       13194     2      Bridger            Parkview Manor Apartments               2,050,000               Electric
------------------------------------------------------------------------------------------------------------------------------------
                                                         TOTAL MULTIFAMILY LOANS     $361,123,084




               STUDIO         1 BEDROOM          2 BEDROOM        3 BEDROOM         4 BEDROOM AND LARGER
         --------------------------------------------------------------------------------------------------
           # OF     AVG      # OF      AVG    # OF       AVG     # OF     AVG        # OF             AVG
SEQUENCE   UNITS    RENT     UNITS    RENT    UNITS      RENT    UNITS    RENT      UNITS            RENT         ELEVATORS
------------------------------------------------------------------------------------------------------------------------------

   6                          48     $1,041    455      $1,257    60     $1,459                                      No
   7                          26               52                 13                                                 Yes
   8                          288      599     336       769                                                         No
   9        11      $680      308      806     143      1,104     73     1,370                                       Yes
   17                         126      770     78       1,012     36     1,310                                       No
   18                         68      1,224    130      1,529                                                        Yes
   19        1      460                        239       825                                                         No
   20                         200      585     158       654                                                         No
   21                         107      646     154       781      77      917                                        No
   42                         88       499     154       632                                                         No
   49                         96       800     70        938                                                         Yes
   57       35      892       45       987     48       1,290                                                        No
   64       45      829       14      1,153                                                                          Yes
   66        1      380       76       525     129       583      27      695                                        No
   67                         36       448     144       497                                                         No
   69       34      709       33       907      7       1,083      1     1,161                                       Yes
   79                         45       423     160       524                                                         No
   81                         25       442     95        544      12      644                                        No
   82                                          105       694                                                         No
   87                         152      357     56        470                                                         No
   93                         88       475                                                                           No
   96                         80       401     32        495                                                         No
   97                         36       622     39        750                                                         No
  104       32      497       32       599     16        695                                                         Yes
  105       12      450       34       485     46        596       1      740                                        No
  114                          1       580     52        676                                                         No
  120                         42       475     24        575                                                         No
------------------------------------------------------------------------------------------------------------------------------


                                                                         ANNEX C

                        CLASS XP REFERENCE RATE SCHEDULE



 INTEREST                       CLASS XP     INTEREST                      CLASS XP
  ACCRUAL     DISTRIBUTION     REFERENCE      ACCRUAL     DISTRIBUTION     REFERENCE
  PERIOD          DATE            RATE        PERIOD          DATE           RATE
----------   --------------   -----------   ----------   --------------   ----------



                                      C-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX D

                      CLASS A-SB PLANNED PRINCIPAL BALANCE



                       PRINCIPAL BALANCE
                        AFTER SCHEDULED
                          PAYMENT ON
                          THE RELATED
 DISTRIBUTION DATE     DISTRIBUTION DATE
-------------------   ------------------



                                      D-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX E

--------------------------------------------------------------------------------

                               PACIFIC ARTS PLAZA

--------------------------------------------------------------------------------
                           SIGNIFICANT MORTGAGE LOANS

PACIFIC ARTS PLAZA
--------------------------------------------------------------------------------
                       LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                  Bank of America

 ORIGINAL NOTE A-2 PRINCIPAL
      BALANCE:                 $110,000,000

 FIRST PAYMENT DATE:           May 1, 2005

 TERM/AMORTIZATION:            84/0 months

 INTEREST ONLY PERIOD:         84 months

 MATURITY DATE:                April 1, 2012

 EXPECTED NOTE A-2 MATURITY
      BALANCE:                 $110,000,000

 BORROWING ENTITY:             Maguire Properties --
                               Pacific Arts Plaza, LLC

 INTEREST CALCULATION:         Actual/360

 CALL PROTECTION:              Lockout/Defeasance:
                               78 payments
                               Open: 6 payments

 PARI PASSU DEBT:              $132,000,000 (Note A-1
                               Senior Portion, excluded from
                               the trust fund)

 SUBORDINATE PORTION:          $28,000,000 (Note A-1
                               Junior Portion, excluded
                               from the trust fund)

 UP-FRONT RESERVES:

   TAX RESERVE:                Yes

   TI/LC RESERVE:              $7,100,153

 ONGOING MONTHLY RESERVES:

   TAX RESERVE:                Yes

   TI/LC RESERVE:              $32,220

 LOCKBOX:                      Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 WHOLE LOAN CUT-OFF DATE BALANCE:                         $270,000,000

 WHOLE LOAN CUT-OFF DATE
      BALANCE (EXCLUDING NOTE A-1
      JUNIOR PORTION):                                    $242,000,000

 NOTE A-2 CUT-OFF DATE BALANCE:                           $110,000,000

 NOTE A-1 CUT-OFF DATE BALANCE:                           $160,000,000

 NOTE A-1 SENIOR PORTION CUT-OFF
      DATE BALANCE:                                       $132,000,000

 NOTE A-1 JUNIOR PORTION CUT-OFF
      DATE BALANCE:                                       $28,000,000

                                  WHOLE LOAN             WHOLE LOAN
                                  (EXCLUDING             (INCLUDING
                                NOTE A-1 JUNIOR       NOTE A-1 JUNIOR
                                 COMPONENT)(1)         COMPONENT)(1)
                                ---------------       ---------------
 CUT-OFF DATE LTV:                  71.4%                   79.6%

 MATURITY DATE
      LTV:                          71.4%                   79.6%

 UNDERWRITTEN
      DSCR(2):                      1.39x                   1.19x

 MORTGAGE RATE(3):                  4.924%                  5.153%
--------------------------------------------------------------------------------
(1)   The Note A-1 Junior Portion (which is not part of the trust fund) is subordinate to the Note A-1 Senior Portion (which is not part of the trust fund) and Note A-2.

(2)   DSCR figures based on net cash flow unless otherwise noted.

(3)   The interest rate was rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:              Office

 PROPERTY SUB TYPE:          Suburban

 LOCATION:                   Costa Mesa, CA

 YEAR BUILT/RENOVATED:       1979/2004

 NET RENTABLE SQUARE FEET:   825,061

 CUT-OFF BALANCE PER SF:     $293

 OCCUPANCY AS OF 08/03/05:   88.6%

 OWNERSHIP INTEREST:         Fee

 PROPERTY MANAGEMENT:        Maguire Properties, L.P.

 U/W NET CASH FLOW:          $16,834,132

 APPRAISED VALUE:            $339,000,000
--------------------------------------------------------------------------------

                                      E-1

--------------------------------------------------------------------------------

                              PACIFIC ARTS PLAZA

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------



                                                            FULL YEAR        FULL YEAR
                                         UNDERWRITTEN      (12/31/04)       (12/31/03)
                                       ---------------- ---------------- ----------------

 Effective Gross Income ..............   $ 28,613,628     $ 25,032,702     $ 22,496,082
 Total Expenses ......................   $ 10,789,119     $  8,868,391     $  9,449,120
 Net Operating Income (NOI) ..........   $ 17,824,509     $ 16,164,311     $ 13,046,962
 Cash Flow (CF) ......................   $ 16,834,132     $ 16,164,311     $ 13,046,962
 DSCR on NOI(1) ......................           1.48x            1.34x            1.08x
 DSCR on CF(1) .......................           1.39x            1.34x            1.08x


(1)   Based on an aggregate principal balance of $242,000,000 (the original whole loan principal balance, excluding the Note A-1 Junior Portion).

--------------------------------------------------------------------------------
                             TENANT INFORMATION(1)
--------------------------------------------------------------------------------



                                             RATINGS      TOTAL       % OF
TOP TENANTS                                 FITCH/S&P   TENANT SF   TOTAL SF
------------------------------------------ ----------- ----------- ----------

 GMAC Mortgage Corporation ...............    BB+/BB     170,518       20.7%
 Rutan & Tucker, LLP .....................  Not Rated    100,088       12.1
 Comerica Bank ...........................     A+/A       63,320        7.7
 Washington Mutual Bank ..................     A/A        28,087        3.4
 Cambridge Integrated Services Group .....  Not Rated     26,684        3.2
 Oracle Corporation ......................    A-/A-       25,273        3.1
 Bank of America, N.A. ...................   AA-/AA-      25,105        3.0
                                                         -------       ----
 Total ...................................               439,075       53.2%

                                               RENT      POTENTIAL    % POTENTIAL      LEASE
TOP TENANTS                                    PSF          RENT          RENT       EXPIRATION
------------------------------------------ ----------- ------------- ------------- -------------

 GMAC Mortgage Corporation ............... $ 24.00      $ 4,092,432       21.9%     04/19/2008
 Rutan & Tucker, LLP ..................... $ 30.99        3,101,727       16.6      08/31/2009
 Comerica Bank ........................... $ 14.52          919,407        4.9      11/30/2013
 Washington Mutual Bank .................. $ 24.35          683,781        3.7      06/26/2011
 Cambridge Integrated Services Group ..... $ 18.00          480,312        2.6          MTM
 Oracle Corporation ...................... $ 27.60          697,535        3.7      06/30/2010
 Bank of America, N.A. ................... $ 22.24          558,450        3.0      03/31/2011
                                                        -----------       ----
 Total ...................................              $10,533,644       56.4%


(1)   Information obtained from underwritten rent roll except for Ratings
      (Fitch/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent, and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.

--------------------------------------------------------------------------------
                           LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------



                                # OF LEASES                   % OF     CUMULATIVE     CUMULATIVE     BASE RENT
YEAR OF EXPIRATION                EXPIRING    EXPIRING SF   TOTAL SF    TOTAL SF    % OF TOTAL SF     EXPIRING
------------------------------ ------------- ------------- ---------- ------------ --------------- -------------

 2005 ........................        7          35,676         4.3%      35,676          4.3%      $  640,493
 2006 ........................        6          41,747         5.1       77,423          9.4%      $  840,619
 2007 ........................        6          16,643         2.0       94,066         11.4%      $  367,772
 2008 ........................       16         252,892        30.7      346,958         42.1%      $5,733,724
 2009 ........................        7         118,460        14.4      465,418         56.4%      $3,714,336
 2010 ........................        4          59,925         7.3      525,343         63.7%      $1,253,100
 2011 ........................        5          60,966         7.4      586,309         71.1%      $1,372,834
 2013 ........................        6          71,613         8.7      657,922         79.7%      $1,143,318
 2014 ........................        1           2,466         0.3      660,388         80.0%      $   45,868
 2020 ........................        1          14,000         1.7      674,388         81.7%      $  416,640
 MTM .........................        5          30,802         3.7      705,190         85.5%      $  593,964
 Maintenance/Management ......       --           5,669         0.7      710,859         86.2%              --
 Vacant ......................       --         114,202        13.8      825,061        100.0%      $2,555,983
                                     --         -------       -----
 Total. ......................       64         825,061       100.0%


(1)   Information obtained from underwritten rent roll.

                                      E-2

--------------------------------------------------------------------------------

                              PACIFIC ARTS PLAZA

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------


                                                        NET RENTABLE     YEAR
BUILDING                              ADDRESS          SQUARE FEET(1)   BUILT
---------------------------- ------------------------ ---------------- -------

 Pacific Arts Plaza I        611 Anton Boulevard           299,230       1981
 Pacific Arts Plaza II       3200 Park Center Drive        299,657       1981
 Pacific Arts Plaza III      675 Anton Boulevard            65,131       1981
 Pacific Arts Plaza IV       3200 Bristol Street           120,384       1979
 Jerry's Famous Deli, Inc.   3210 Park Center Drive          9,421       1981
 Mastro's Steakhouse         633 Anton Boulevard            14,000       1981
 Chat Noir LLC               655 Anton Boulevard             8,293       1981
 TGI Friday's, Inc.          601 Anton Boulevard             8,945       1981

BUILDING                                           TOP TENANTS (1)
---------------------------- -----------------------------------------------------------

 Pacific Arts Plaza I        Comerica Bank, Oracle Corporation, Rutan & Tucker, LLP
 Pacific Arts Plaza II       GMAC Mortgage Corporation, Washington Mutual Bank
 Pacific Arts Plaza III      Bank of America, N.A., Cambridge Integrated Services
                             Group
 Pacific Arts Plaza IV       Anza Capital Corporation, Mitel, Inc., BDO Seidman, L.L.P.
 Jerry's Famous Deli, Inc.   Jerry's Famous Deli, Inc.
 Mastro's Steakhouse         Mastro's Steakhouse
 Chat Noir LLC               Chat Noir LLC
 TGI Friday's, Inc.          TGI Friday's, Inc.


(1)   Information obtained from underwritten rent roll.

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The seven largest tenants representing 53.2% of the total net rentable square feet are:

o GMAC MORTGAGE CORPORATION ("GMAC") (NYSE: "GM") (rated "BB+" by Fitch and
  "BB" by S&P) occupies a total of 170,518 square feet (20.7% of square feet,
  21.9% of income) under three leases of various terms all expiring on April
  19, 2008. The current rental rate per square foot of $24.00 increases to
  $25.80 on July 20, 2006. There is one five-year option to renew the lease with the rental rate per square foot determined at the then fair market.
  GMAC is one of the largest residential mortgage originators and servicers in the nation with over 2.0 million customers. GMAC is owned by General Motors
  Acceptance Corporation, which in turn is owned by General Motors
  Corporation. General Motors Acceptance Corporation, one of the largest financial services companies in the world, has 700 offices located in 41 countries with approximately 33,700 employees. As of the fiscal year ended
  December 31, 2004, General Motors Corporation reported revenue of approximately $193.5 billion, net income of $2.8 billion and stockholder equity of $27.7 billion.

o RUTAN & TUCKER, LLP (not rated) occupies a total of 100,088 square feet
  (12.1% of square feet, 16.6% of income) under three leases of various terms all expiring on August 31, 2009. The current rental rate per square foot of
  $30.99 increases to $33.99 on May 1, 2006. There is one five-year option to renew the lease with the rental rate per square foot determined at 93% of the then fair market. Established in 1906, Rutan & Tucker, LLP currently employs more than 135 attorneys in two offices, making it the largest law firm based in Orange County. Rutan & Tucker, LLP represents a broad spectrum of clients, from major multinational corporations and financial institutions to family-owned businesses and private individuals. Practice disciplines include business litigation, corporate/securities, education, real estate and tax.

o COMERICA BANK (NYSE: "CMA") (rated "A+" by Fitch and "A" by S&P) occupies a total of 63,320 square feet (7.7% of square feet, 4.9% of income) under four leases of various terms all expiring on November 30, 2013. The current rental rate per square foot of $14.52 increases to $16.92 on December 1,
  2008. There are two three-year options to renew the lease with the rental rate per square foot determined at 95% of the then fair market. Comerica
  Bank, a bank holding company, provides financial services in three segments:
  Business Bank, Small Business and Personal Financial Services and Wealth and
  Institutional Management. Comerica Bank operates 506 banking branches, trust services locations and loan production or other financial services offices, primarily in the states of California, Michigan, Texas and Florida. As of the fiscal year ended December 31, 2004, Comerica Bank reported revenue of approximately $3.1 billion, net income of $757.0 million and stockholder equity of $5.1 billion.
-------------------------------------------------------------------------------

                                      E-3

--------------------------------------------------------------------------------

                              PACIFIC ARTS PLAZA

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
o WASHINGTON MUTUAL BANK ("WAMU") (NYSE: "WM") (rated "A" by Fitch and S&P)
  occupies a total of 28,087 square feet (3.4% of square feet, 3.7% of income)
  under a 30-year lease expiring on June 26, 2011. The blended rental rate per square foot of $24.35 remains constant throughout the remaining initial lease term. WAMU is a financial services company that serves consumers and small to mid-sized businesses. WAMU operates in two business segments: the
  Consumer Group and the Commercial Group. WAMU specializes in traditional consumer and commercial banking services, mortgages and other loans, securities brokerage and mutual funds. WAMU operates principally in
  California, Washington, Oregon, Florida, Texas and Utah, with operations in more than 30 states. As of the fiscal year ended December 31, 2004, WAMU reported revenue of approximately $19.0 billion, net income of $2.9 billion and stockholder equity of $21.2 billion.

o CAMBRIDGE INTEGRATED SERVICES GROUP (not rated) occupies a total of 26,684 square feet (3.2% of square feet, 2.6% of income) on a month-to-month basis.
  The rental rate per square foot is $18.00. Cambridge Integrated Services
  Group is one of the largest business process outsourcing networks in the world. Offices are located in the United States, United Kingdom, Australia and India. Practice areas include property and casualty insurance processing and claims, professional liability claims, structured settlement services, product liability consulting and finance, accounting, banking, mortgage and insurance.

o ORACLE CORPORATION ("Oracle") (NASDAQ: "ORCL") (rated "A--" by Fitch and
  S&P) occupies a total of 25,273 square feet (3.1% of square feet, 3.7% of income) under a five-year lease expiring on June 30, 2010. The current rental rate per square foot of $27.60 increases to $28.20 on July 1, 2006 and annually thereafter by $0.60. There is one five-year option to renew the lease with the rental rate per square foot determined at the then fair market. Oracle engages in the development, manufacture, marketing, distribution and servicing of computer software that enables organizations to manage their businesses. Software products are classified as database technology software and applications software. Oracle acquired PeopleSoft in
  January 2005. As of the fiscal year ended May 31, 2004, Oracle reported revenue of approximately $10.2 billion, net income of $2.7 billion and stockholder equity of $8.0 billion.

o BANK OF AMERICA, N.A. (NYSE: "BAC") (rated "AA--" by Fitch and S&P) occupies a total of 25,105 square feet (3.0% of square feet, 3.0% of income) under a
  30-year lease expiring on March 31, 2011. The blended rental rate per square foot of $22.24 remains constant throughout the remaining initial lease term.
  There are two ten-year options to renew the lease with the rental rate per square foot determined at the then fair market and adjusted in the sixth year of each lease renewal option period, but at no less than the rental rate in effect for the previous period. Bank of America, N.A. is a subsidiary of Bank of America Corporation which is the third largest bank in the United States, operating over 5,800 banking centers located in 29 states and the District of Columbia and employing over 175,000 employees. Through its Global Corporate and Investment Banking Group, Bank of America
  Corporation has offices in 35 countries, serving clients in more than 150 countries throughout the Americas, Europe and Asia. As of the fiscal year ended December 31, 2004, Bank of America Corporation reported revenue of approximately $63.3 billion, net income of $14.1 billion and stockholder equity of $99.6 billion.
-------------------------------------------------------------------------------

                                      E-4

--------------------------------------------------------------------------------

                              PACIFIC ARTS PLAZA

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o The Pacific Arts Plaza Mortgage Loan is a $110 million, seven-year fixed rate loan secured by a first mortgage on four office buildings and four freestanding restaurant buildings located in Costa Mesa, Orange County,
  California. The Pacific Arts Plaza Mortgage Loan is interest-only for the entire loan term and matures on April 1, 2012 at an annual interest rate, rounded to three decimal places, of 4.924%.

THE BORROWER:

o The Pacific Arts Plaza Borrower is Maguire Properties -- Pacific Arts Plaza,
  LLC, a Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which the Pacific
  Arts Plaza Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 100% by Maguire Properties Holdings II,
  LLC, a Delaware limited liability company, as the sole member of the Pacific
  Arts Plaza Borrower. Through a series of intermediate ownership levels, equity ownership of the Pacific Arts Plaza Borrower is eventually held by
  Maguire Properties, Inc. The borrower principal is Maguire Properties, L.P., a Maryland limited partnership.

o Maguire Properties, Inc. is a real estate investment trust that owns, manages, leases, acquires and develops commercial real estate. Maguire
  Properties, L.P. is the operating partnership. Maguire Properties, Inc. owns
  24 commercial properties, primarily office with some retail, containing a total of approximately 14.5 million square feet. Notable properties include
  777 Tower, US Bank Tower, Gas Company Tower, Wells Fargo Tower, KPMG Tower
  and One California Place located in Los Angeles, Park Place Office Campus,
  Pacific Arts Plaza and Washington Mutual Irvine Campus located in Orange
  County, Wells Fargo Center located in Denver and One Renaissance Square located in Phoenix. Maguire Properties, Inc. also owns a 350-room Westin
  Hotel and three parking garages totaling 2,749 spaces. As of the fiscal year ended December 31, 2004, Maguire Properties, Inc. reported revenue of approximately $326.7 million, net income of $33.5 million and stockholder equity of $537.4 million.

THE PROPERTY:

o The Pacific Arts Plaza Mortgaged Property consists of a fee simple interest in four suburban, Class A office buildings and four freestanding restaurant buildings built from 1979 to 1981 and renovated in 2004, containing a total of 825,061 net rentable square feet situated on 17.57 acres. The four office buildings are known as Pacific Arts Plaza I (15-story), Pacific Arts Plaza
  II (15-story), Pacific Arts Plaza III (five-story) and Pacific Arts Plaza IV
  (eight-story). The four restaurant tenants are Mastro's Steakhouse, Jerry's
  Famous Deli, Inc., TGI Fridays, Inc. and Chat Noir LLC. The Pacific Arts
  Plaza is bounded by Bristol Street, Anton Boulevard, Avenue of the Arts and
  the 405 Freeway. The south elevation of the development runs parallel to the
  405 Freeway and has direct freeway access via Bristol Street and Avenue of the Arts. The Avenue of the Arts exit ramp was recently completed and provides direct entry to the Pacific Arts Plaza Mortgaged Property.

o The Pacific Arts Plaza Borrower is generally required at its sole cost and expense to keep the Pacific Arts Plaza Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o Maguire Properties, L.P. manages the Pacific Arts Plaza Mortgaged Property.
  Maguire Properties, L.P., founded in 1965 and headquartered in Los Angeles, currently manages 24 commercial properties, primarily office with some retail, containing a total of approximately 14.5 million square feet.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

 o Not Allowed.
-------------------------------------------------------------------------------

                                      E-5

--------------------------------------------------------------------------------

                              PACIFIC ARTS PLAZA

--------------------------------------------------------------------------------

SUBORDINATION:

o As will be set forth in more detail in the prospectus supplement, the
  Pacific Arts Plaza Pari Passu Note A-2 Mortgage Loan is one of two mortgage loans that are part of a split loan structure that is secured by the same mortgage instrument on the Pacific Arts Plaza Mortgaged Property comprised of two pari passu notes, namely the Pacific Arts Plaza Pari Passu Note A-1 and the Pacific Arts Plaza Pari Passu Note A-2, with aggregate principal balances as of the Cut-off Date of $160,000,000 and $110,000,000,
  respectively. The Pacific Arts Plaza Pari Passu Note A-2 is pari passu in right of payment to the Pacific Arts Plaza Pari Passu Note A-1. However, as
  described in the prospectus supplement, a portion of the Pacific Arts Plaza
  Pari Passu Note A-1 has been subordinated to the Pacific Arts Plaza Pari
  Passu Note A-2 and the remaining portion of the Pacific Arts Plaza Pari
  Passu Note A-1. As will be set forth in more detail in the prospectus supplement, the holder of a designated class of certificates that is entitled to payments solely from the PA Pari Passu Note A-1 Component
  Mortgage Loan will be entitled in certain instances to exercise rights analogous to the rights of the directing certificateholder pursuant to the pooling and servicing agreement related to the securitization of the PA Pari
  Passu Note A-1 Component Mortgage Loan with respect to the PA Pari Passu
  Note A-1 Component Mortgage Loan and the Pacific Arts Plaza Pari Passu Note
  A-2 Mortgage Loan. Such rights may include the review and/or approval of certain actions taken by the Master Servicer or the Special Servicer in connection with the PA Pari Passu Note A-1 Component Mortgage Loan and the
  Pacific Arts Plaza Pari Passu Note A-2 Mortgage Loan. In addition, such holder may (but is not obliged to) purchase the Pacific Arts Plaza Whole
  Loan, if the PA Pari Passu Note A-1 Component Mortgage Loan or the Pacific
  Arts Plaza Pari Passu Note A-2 Mortgage Loan, as applicable, is then considered a "Defaulted Mortgage Loan" as more particularly described in the prospectus supplement, at a price generally equal to its (a) fair value as determined by the Special Servicer (or the Master Servicer or Trustee if the
  Special Servicer and the option holder are the same person or affiliated) or
  (b) unpaid principal balance, plus accrued and unpaid interest on such balance, all related unreimbursed advances (with interest if any), and all accrued special servicing fees and additional trust fund expenses, if the
  Special Servicer has not determined its fair value.

RELEASE OR SUBSTITUTION OF PROPERTY:

o The Pacific Arts Plaza Borrower may transfer and obtain a release of the portion of the Pacific Arts Plaza Mortgaged Property comprising one or more of the parcels or outlots described in a schedule to the related loan agreement, from the lien of the related mortgage in connection with a subdivision of the related Pacific Arts Plaza Mortgaged Property or the
  Pacific Arts Plaza Borrower may ground lease such a release parcel to an entity wholly owned and controlled by the related guarantor; provided, among other things, no event of default exists. With respect only to that certain parcel that may be released, which is located at 675 Anton Boulevard, the
  Pacific Arts Plaza Borrower will deposit the amount of $10,000,000, which will be held as additional collateral for the Pacific Arts Plaza Mortgage
  Loan, and the Pacific Arts Plaza Borrower will deliver an opinion of counsel acceptable to a prudent institutional lender and the rating agencies, that such permitted parcel release would not constitute a significant modification of the Pacific Arts Plaza Mortgage Loan.
-------------------------------------------------------------------------------

                                      E-6

--------------------------------------------------------------------------------

                       RENAISSANCE BALTIMORE HARBORPLACE

--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

RENAISSANCE BALTIMORE HARBORPLACE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                    Bear Stearns

 ORIGINAL PRINCIPAL BALANCE:     $110,000,000

 FIRST PAYMENT DATE:             August 1, 2005

 TERM/AMORTIZATION:              126/300 months

 INTEREST ONLY PERIOD:           24 months

 MATURITY DATE:                  January 1, 2016

 EXPECTED MATURITY BALANCE:      $ 87,990,488

 BORROWING ENTITY:               EP Holdings, LLC

 INTEREST CALCULATION:           Actual/360

 CALL PROTECTION:                Lockout/Defeasance:
                                 123 payments
                                 Open: 3 payments

 UP-FRONT RESERVES:

   TAX RESERVE:                  Yes

   IMMEDIATE REPAIR RESERVE:     $9,375

   OTHER RESERVE(1):             $1,893,000

 ONGOING MONTHLY RESERVES:

   TAX RESERVE:                  Yes

   INSURANCE RESERVE(2):         Springing

 LOCKBOX:                        Springing, Soft to Hard
--------------------------------------------------------------------------------
(1)   Post-closing, the other reserve of $1,893,000 was held back for property improvement expenditures.

(2)   An ongoing insurance escrow springs if the borrower fails to provide lender evidence of payment of the insurance premiums.

--------------------------------------------------------------------------------
           FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:          $110,000,000

 CUT-OFF DATE LTV:              70.1%

 MATURITY DATE LTV:             56.0%

 UNDERWRITTEN DSCR(1):          1.50x

 MORTGAGE RATE:                 5.130%
--------------------------------------------------------------------------------
(1)   DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                Hotel

 PROPERTY SUB TYPE:            Full Service

 LOCATION:                     Baltimore, MD

 YEAR BUILT/RENOVATED:         1988/2004

 NO. OF KEYS:                  622

 CUT-OFF BALANCE PER KEY:      $176,849

 OCCUPANCY AS OF 06/17/05:     72.4%

 OWNERSHIP INTEREST:           Leasehold

 PROPERTY MANAGEMENT:          Renaissance Hotel
                               Operating Company
 U/W NET CASH FLOW:            $11,727,914

 APPRAISED VALUE:              $157,000,000
--------------------------------------------------------------------------------

                                      E-7

--------------------------------------------------------------------------------
                       RENAISSANCE BALTIMORE HARBORPLACE
--------------------------------------------------------------------------------

                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------



                                                               TRAILING 12         FULL YEAR          FULL YEAR
                                           UNDERWRITTEN         (6/17/05)         (12/31/04)         (12/31/03)
                                         ----------------   ----------------   ----------------   ----------------

 Effective Gross Income ..............     $ 47,382,299       $ 46,337,568       $ 45,423,667       $ 41,733,912
 Total Expenses ......................     $ 33,285,270       $ 33,041,310       $ 32,302,470       $ 31,110,690
 Net Operating Income (NOI) ..........     $ 14,097,029       $ 13,296,259       $ 13,121,197       $ 10,623,222
 Cash Flow (CF) ......................     $ 11,727,914       $ 10,979,380       $ 10,850,014       $  8,536,526
 DSCR on NOI .........................             1.80x              1.70x              1.68x              1.36x
 DSCR on CF ..........................             1.50x              1.40x              1.39x              1.09x


--------------------------------------------------------------------------------
                             OPERATIONAL STATISTICS
--------------------------------------------------------------------------------



                                                           TRAILING 12
                                          UNDERWRITTEN      (6/17/05)        2004           2003
                                         --------------   ------------   ------------   ------------

 Average Daily Rate (ADR) ............      $189.25         $185.94        $183.79        $170.07
 Occupancy ...........................         72.4%           72.4%          72.1%          70.9%
 RevPAR ..............................      $137.05         $134.65        $132.57        $120.57
 ADR Penetration Rate ................                        138.4%         138.7%         133.4%
 Occupancy Penetration Rate ..........                        103.1%         102.6%         105.1%
 RevPAR Penetration Rate .............                        142.6%         142.2%         140.1%


                                      E-8

--------------------------------------------------------------------------------

                       RENAISSANCE BALTIMORE HARBORPLACE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o The Renaissance Baltimore Harborplace Mortgage Loan is a $110.0 million,
  126-month fixed rate loan secured by a first leasehold mortgage on a
  622-key, full service hotel located in Baltimore, Maryland. The Renaissance
  Baltimore Harborplace Mortgage Loan bears interest at an annual interest rate of 5.130%. The loan is interest-only for the first two years of its term and matures on January 1, 2016.

THE BORROWER:

o The Renaissance Baltimore Harborplace Borrower is EP Holdings, LLC, a
  Delaware limited liability company and a single purpose entity. The sponsor of the Renaissance Baltimore Harborplace Mortgage Loan is Sunstone Hotel
  Investors, Inc.

o Sunstone Hotel Investors, Inc. ("Sunstone") (NYSE: "SHO"), is a southern
  California-based real estate investment trust ("REIT") that owns hotels throughout the United States. As of December 31, 2004, Sunstone owned 54 hotels, comprising 13,183 rooms, located in 17 states in the United States.
  Sunstone's hotels are operated under a number of flags, including Marriott,
  Hilton, Hyatt, InterContinental, Renaissance and Wyndham.

THE PROPERTY:

o The Renaissance Baltimore Harborplace Mortgaged Property is a 12-story,
  622-key, full service, upscale hotel located in Baltimore, Maryland along the waterfront of Baltimore's Inner Harbor, at the intersection of East
  Pratt Street and South Street. The Renaissance Baltimore Harborplace
  Mortgaged Property is in close proximity to many of the city's attractions, which include the National Aquarium, Harborplace market, and Oriole Park at
  Camden Yards. Amenities at the Renaissance Baltimore Harborplace Mortgaged
  Property include approximately 26,000 square feet of meeting space
  (including a 14,560 square-foot ballroom), the Windows Restaurant and
  Lounge, Indulj Cafe & Bar, an indoor pool and hot tub, an exercise room and a business center.

o The hotel is part of an attached mixed-use development consisting of the GGP owned, 282,000 square feet Gallery Mall and an office building containing approximately 260,000 square feet of Class "A" office space (both of which are not part of the mortgaged collateral). The hotel is built over the
  Gallery Mall. In addition to the hotel, collateral for the Renaissance
  Baltimore Harborplace Mortgage Loan includes a leasehold interest in the air rights over the Gallery Mall occupied by the hotel. The air rights agreement for the Renaissance Baltimore Harborplace Mortgaged Property expires on
  March 6, 2038 with an automatic extension until February 12, 2085. The base rent per the agreement is $1.00 per year.

o The Renaissance Baltimore Harborplace Mortgaged Property was built in 1988 but has been continually upgraded to maintain its physical condition. From
  2000-2004, the sponsor invested $7.8 million ($12,600 per key) in physical improvements. Additionally, the sponsor plans to invest approximately $3.7 million ($5,900 per key) in capital improvements to the Renaissance
  Baltimore Harborplace Mortgaged Property during 2005-2006.

PROPERTY MANAGEMENT:

o Renaissance Hotel Operating Company, an affiliate of Marriott International,
  Inc. ("Marriott"), manages the Renaissance Baltimore Harborplace Mortgaged
  Property. The Renaissance brand is a full-service brand providing guests with the ambiance of a boutique hotel. There are currently 130 Renaissance
  Hotels, Resorts and Suites world-wide, with 64 located in the United States and 66 located internationally. Marriott (NYSE: "MAR") (rated "BBB" by Fitch and "BBB+" by S&P) is a hospitality company with nearly 2,800 operating units in the United States and 69 other countries and territories. The company has approximately 133,000 employees as of year-end 2004 and is headquartered in Washington, D.C.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o None.

FUTURE PARI PASSU, MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o Not Allowed.
-------------------------------------------------------------------------------

                                      E-9

--------------------------------------------------------------------------------

                              SOTHEBY'S BUILDING

--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

SOTHEBY'S BUILDING

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                Bank of America

 ORIGINAL NOTE A-1
      PRINCIPAL BALANCE:     $110,000,000

 FIRST PAYMENT DATE:         August 1, 2005

 TERM/AMORTIZATION:          120/360 months

 INTEREST ONLY PERIOD:       60 months

 MATURITY DATE:              July 1, 2015

 EXPECTED NOTE A-1 MATURITY
      BALANCE:               $102,327,796

 BORROWING ENTITY:           1334 York Avenue L.P.

 INTEREST CALCULATION:       Actual/360

 CALL PROTECTION:            Lockout/Defeasance:
                             117 payments
                             Open: 3 payments

 PARI PASSU DEBT:            $100,000,000 (Note A-2,
                             excluded from the trust fund)

 SUBORDINATE DEBT:           $25,000,000 (Note B
                             excluded from the
                             trust fund)

 LOCKBOX:                    Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 WHOLE LOAN CUT-OFF DATE BALANCE:       $235,000,000

 WHOLE LOAN CUT-OFF DATE BALANCE
  (EXCLUDING NOTE B):                   $210,000,000

 NOTE A-1 CUT-OFF DATE BALANCE:         $110,000,000

 NOTE A-2 CUT-OFF DATE BALANCE:         $100,000,000

 NOTE B CUT-OFF DATE BALANCE:           $25,000,000

                         WHOLE LOAN      WHOLE LOAN
                          (EXCLUDING     (INCLUDING
                          NOTE B)(1)     NOTE B)(1)
                         -------------- -----------------
 CUT-OFF DATE LTV:          64.4%            72.1%
 MATURITY DATE LTV:         59.9%            67.1%
 UNDERWRITTEN DSCR(2):      1.22x            1.05x
 MORTGAGE RATE(3):         5.254%           5.482%
--------------------------------------------------------------------------------
(1)   The Note B (which is not part of the trust fund) is subordinate to the
      Note A-1 and Note A-2 (which is not part of the trust fund).

(2)   DSCR figures based on net cash flow unless otherwise noted.

(3)   The interest rate was rounded to three decimal places and is subject to change (prior to pricing).

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                Office

 PROPERTY SUB TYPE:            Central Business District
                               -- Single Tenant

 LOCATION:                     New York, NY

 YEAR BUILT/RENOVATED:         1921/2001

 NET RENTABLE SQUARE FEET:     406,110

 CUT-OFF BALANCE PER SF:       $517

 OCCUPANCY AS OF 06/22/05:     100.0%

 OWNERSHIP INTEREST:           Fee

 PROPERTY MANAGEMENT:          RFR Realty LLC

 U/W NET CASH FLOW:            $16,808,447

 APPRAISED VALUE:              $326,000,000
--------------------------------------------------------------------------------

                                      E-10

--------------------------------------------------------------------------------

                              SOTHEBY'S BUILDING

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------


                                                            FULL YEAR        FULL YEAR
                                         UNDERWRITTEN      (12/31/04)       (12/31/03)
                                       ---------------- ---------------- ----------------

 Effective Gross Income ..............    $18,322,412      $18,024,996      $16,201,038
 Total Expenses ......................    $   392,835      $   251,165      $   385,858
 Net Operating Income (NOI) ..........    $17,929,577      $17,773,831      $15,815,180
 Cash Flow (CF) ......................    $16,808,447      $17,773,831      $15,815,180
 DSCR on NOI(1) ......................           1.30x            1.29x            1.15x
 DSCR on CF(1) .......................           1.22x            1.29x            1.15x


(1)   Based on an aggregate principal balance of $210,000,000 (the original whole loan principal balance, excluding the Note B).

--------------------------------------------------------------------------------
                             TENANT INFORMATION(1)
--------------------------------------------------------------------------------



                         RATINGS        TOTAL         % OF          RENT         POTENTIAL      % POTENTIAL       LEASE
TOP TENANT              FITCH/S&P     TENANT SF     TOTAL SF        PSF            RENT             RENT        EXPIRATION
--------------------   -----------   -----------   ----------   -----------   --------------   -------------   -----------

 Sotheby's .........      NR/BB--       406,110       100.0%       $ 47.49     $19,286,750          100.0%     12/31/2022
                                        -------       -----                    -----------          -----
 TOTAL .............                    406,110       100.0%                   $19,286,750          100.0%


(1)   Information obtained from underwritten rent roll except for Ratings
      (Fitch/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent, and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The single tenant representing 100.0% of the total net rentable square feet is:

o SOTHEBY'S (NYSE: "BID") (not rated by Fitch and "BB--" by S&P) occupies
  406,110 square feet (100% of square feet, 100% of income) under a 20-year lease expiring on December 31, 2022. The current rental rate per square foot of $47.49 increases 7% every three lease years. There are two ten-year options to renew the lease. Sotheby's pays 100% of the operating expenses during lease years one to 15. After the 15th anniversary of the commencement of the initial lease term and prior to the expiration of the initial lease term, Sotheby's and the landlord will split all costs associated with the exterior facade, roof and elevators based upon a calculation of useful life.
  Sotheby's, headquartered in New York City, is one of the world's largest auctioneers of fine arts, antiques and collectibles. Sotheby's operates in
  35 countries, with principal salesrooms located in New York and London.
  Sotheby's also regularly conducts auctions in 15 other salesrooms around the world, including Australia, Hong Kong, France, Italy, the Netherlands,
  Switzerland and Singapore. In addition to both live and internet auctioneering, the Auction segment is engaged in a number of related activities, including the purchase and resale of art and other collectibles and the brokering of art and collectible purchases and sales through private treaty sales. Sotheby's also markets and brokers luxury residential real estate through its Real Estate segment, conducts art-related financing activities through its Finance segment and is engaged, to a lesser extent, in fine art insurance brokerage and art education activities. Sotheby's conducts internet auctions through a strategic alliance with eBay. As of the fiscal year ended December 31, 2004, Sotheby's reported revenue of approximately $496.7 million, net income of $62.4 million and stockholder equity of $235.9 million.
-------------------------------------------------------------------------------

                                      E-11

--------------------------------------------------------------------------------

                              SOTHEBY'S BUILDING

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o The Sotheby's Building Mortgage Loan is a $110 million, ten-year fixed rate loan secured by a first mortgage on a single tenant office building located in New York, New York County, New York. The Sotheby's Building Mortgage Loan
  is interest only for the first five years and pays principal and interest until the anticipated repayment date of July 1, 2015 at an annual interest rate, rounded to three decimal places, of 5.254%.

o After the anticipated repayment date the loan documents call for a revised interest rate of 10.482% (the initial interest rate plus 5.0%) with the excess interest that accrues at the revised interest rate added to the principal balance of the Sotheby's Building Mortgage Loan. Payments after the anticipated repayment date will consist of (A) principal and interest, with interest in an amount equal to the interest that would have accrued on the debt at the initial interest rate and (B) all excess cash flow applied to the principal balance of the Sotheby's Building Mortgage Loan.

THE BORROWER:

o The Sotheby's Building Borrower is 1334 York Avenue L.P., a Delaware limited partnership and a single purpose bankruptcy remote entity with at least two independent directors for which the Sotheby's Building Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held
  5.0% by 1334 GP II LCC as the General Partner, 0.5% by 1334 MLP LLLC as a
  Limited Partner and 94.5% by 1334 York Avenue LLC as a Limited Partner.
  Equity ownership of 1334 York Avenue LLC is held 23.6% by Aby Rosen, 23.6%
  by Michael Fuchs, 26.4% by CHGARO Trust and 26.4% by SAGLA Trust. The
  borrower principals are Aby Rosen and Michael Fuchs, who hold significant equity interests in RFR Holding LLC ("RFR") and RFR Realty LLC. Both
  companies, located in New York City, are involved in real estate investment, development and management. The Rosen and Fuchs families, from Frankfurt,
  Germany, have been involved in real estate investment and development throughout Europe for the past 50 years. The RFR companies started in the
  United States in 1991 and, through various affiliates, presently own approximately 5.0 million square feet of office and retail space, plus approximately 2,500 apartment units.

THE PROPERTY:

o The Sotheby's Building Mortgaged Property consists of a fee simple interest in a ten-story, Class "A", single tenant, fine arts auction facility and office building built in 1921. The improvements contain 406,110 net rentable square feet and are situated on 0.93 acres. The Sotheby's Building Mortgaged
  Property was extensively renovated in 2001, at a cost of approximately $151 million, with the addition of six floors on top of the original four-story building. The ground floor contains the lobby, retail space, a restaurant and two loading docks. Floors 2 through 6 contain exhibition and sales space, auction areas, storage space and offices. The 7th floor has a mezzanine level used primarily for the private skyboxes that encircle the
  7th floor auction area. Floors 8 and 9 contain office space. The 10th floor has a rooftop cafe and gallery space.

o The Sotheby's Building Mortgaged Property is located within the Upper East
  Side area of Manhattan. Housing in the neighborhood is generally characterized by townhouses, along with mid- and high-rise cooperatives and condominiums. Complimenting the residential segment is a diversity of restaurants, boutiques, galleries, museums and entertainment facilities. The
  Upper East Side is also home to the largest complex of private hospitals in the nation, including New York Hospital-Cornell Medical Center, Rockefeller
  University and Memorial Sloane-Kettering Cancer Center.

o The Sotheby's Building Borrower is generally required at its sole cost and expense to keep or cause Sotheby's to keep the Sotheby's Building Mortgaged
  Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o RFR Realty LLC manages the Sotheby's Building Mortgaged Property. RFR
  Realty, founded in 1983 and headquartered in New York City, currently manages approximately 5.0 million square feet of office and retail space, plus approximately 2,500 apartment units.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o $25,000,000 Note B held outside the trust.
-------------------------------------------------------------------------------

                                      E-12

--------------------------------------------------------------------------------

                              SOTHEBY'S BUILDING

--------------------------------------------------------------------------------

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o At any time during the term of the Sotheby's Building Mortgage Loan, a constituent (party or parties) (direct or indirect) of the Sotheby's
  Building Borrower that is (or are) not an SPE component will be permitted to incur mezzanine financing, provided that the terms and conditions listed in the related loan agreement are satisfied. The terms and conditions include, but are not limited to: (i) a limitation on the mezzanine loan amount, which when aggregated with the outstanding principal amount of the Sotheby's
  Building Mortgage Loan would not result in a loan-to-value in excess of 85%, or a debt service coverage ratio, calculated on a trailing 12-month basis, less than 1.25x; (ii) reasonable approval of the mortgagee; (iii) delivery of a satisfactory intercreditor agreement; and (iv) rating agency confirmation.
-------------------------------------------------------------------------------

                                      E-13

--------------------------------------------------------------------------------

                                PEACHTREE MALL

--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

PEACHTREE MALL
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                    Bank of America

 ORIGINAL PRINCIPAL BALANCE:     $95,000,000

 FIRST PAYMENT DATE:             July 1, 2005

 TERM/AMORTIZATION:              60/360 months

 MATURITY DATE:                  June 1, 2010

 EXPECTED MATURITY BALANCE:      $87,849,528

 BORROWING ENTITY:               Peachtree Mall L.L.C.

 INTEREST CALCULATION:           Actual/360

 CALL PROTECTION:                Lockout/Defeasance:
                                 55 payments
                                 Open: 5 payments

 ONGOING MONTHLY RESERVES:

   CAPITAL RESERVE(1):           Springing

   TAX/INSURANCE RESERVE(2):     Springing

   DEBT SERVICE RESERVE(3):      Springing

 LOCKBOX:                        Hard
--------------------------------------------------------------------------------
(1)   During a Cash Management Period (as defined in the related loan agreement), the Peachtree Mall Borrower is required to reserve a monthly deposit of $11,561.

(2)   During a Cash Management Period (as defined in the related loan agreement), the Peachtree Mall Borrower is required to reserve a monthly deposit equal to one-twelfth of the amount which would be sufficient to pay the estimated taxes and insurance premiums

(3)   During a Cash Management Period (as defined in the related loan agreement), the Peachtree Mall Borrower will automatically transfer the debt service payment into the cash management account.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:         $94,687,985

 CUT-OFF DATE LTV:             76.1%

 MATURITY DATE LTV:            70.6%

 UNDERWRITTEN DSCR(1):         1.32x

 MORTGAGE RATE:                5.080%
--------------------------------------------------------------------------------
(1)   DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                Retail

 PROPERTY SUB TYPE:            Anchored

 LOCATION:                     Columbus, GA

 YEAR BUILT/RENOVATED:         1975/1993

 NET RENTABLE SQUARE FEET:     497,312

 CUT-OFF BALANCE PER SF:       $190

 OCCUPANCY AS OF 08/16/05:     95.3%

 OWNERSHIP INTEREST:           Fee

 PROPERTY MANAGEMENT:          Borrower/Owner
                               Managed

 U/W NET CASH FLOW:            $8,144,274

 APPRAISED VALUE:              $124,500,000
--------------------------------------------------------------------------------

                                      E-14

--------------------------------------------------------------------------------

                                PEACHTREE MALL

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------


                                                              TRAILING 12         FULL YEAR
                                          UNDERWRITTEN         (7/31/05)         (12/31/04)
                                        ----------------   ----------------   ----------------

 Effective Gross Income .............     $ 13,008,971       $ 12,422,626       $ 11,562,299
 Total Expenses .....................     $  4,544,099       $  4,015,092       $  4,086,208
 Net Operating Income (NOI) .........     $  8,464,871       $  8,407,534       $  7,476,091
 Cash Flow (CF) .....................     $  8,144,274       $  8,407,534       $  7,476,091
 DSCR on NOI ........................             1.37x              1.36x              1.21x
 DSCR on CF .........................             1.32x              1.36x              1.21x


--------------------------------------------------------------------------------
                             TENANT INFORMATION(1)
--------------------------------------------------------------------------------



                                  RATINGS      TOTAL       % OF                 POTENTIAL    % POTENTIAL      LEASE
TOP TENANTS                      FITCH/S&P   TENANT SF   TOTAL SF   RENT PSF       RENT          RENT       EXPIRATION
------------------------------- ----------- ----------- ---------- ---------- ------------- ------------- -------------

 Macy's .......................  BBB+/BBB+    139,219       28.0%   $  2.66    $  370,323         4.5%     09/01/2022
 JC Penney ....................   BB+/BB+      82,320       16.6    $  4.25       349,860         4.3      11/30/2014
 Picadilly Cafeterias .........  Not Rated     10,935        2.2    $ 11.50       125,753         1.5      12/31/2005
 FYE ..........................  Not Rated     10,418        2.1    $ 27.00       281,286         3.4      12/31/2012
                                              -------       ----               ----------        ----
 TOTAL ........................               242,892       48.8%              $1,127,222        13.7%


(1)   Information obtained from underwritten rent roll except for Ratings
      (Fitch/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

--------------------------------------------------------------------------------
                           LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------


                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION        EXPIRING         SF        TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
--------------------   -------------   ----------   ----------   ------------   ---------------   -------------

 2005 ..............         12          24,628          5.0%        24,628            5.0%        $  557,377
 2006 ..............         10          27,205          5.5         51,833           10.4%        $  647,416
 2007 ..............          5          14,062          2.8         65,895           13.3%        $  365,759
 2008 ..............          7          16,212          3.3         82,107           16.5%        $  429,114
 2009 ..............          5          18,757          3.8        100,864           20.3%        $  311,215
 2010 ..............          5           9,909          2.0        110,773           22.3%        $  191,750
 2011 ..............          5          19,481          3.9        130,254           26.2%        $  592,706
 2012 ..............          6          16,712          3.4        146,966           29.6%        $  781,606
 2013 ..............          3           8,078          1.6        155,044           31.2%        $  229,099
 2014 ..............          9          97,083         19.5        252,127           50.7%        $  841,850
 2015 ..............         12          43,828          8.8        295,955           59.5%        $1,185,998
 2016 ..............          4          14,856          3.0        310,811           62.5%        $  393,631
 2020 ..............          1           6,300          1.3        317,111           63.8%        $   99,981
 2022 ..............          1         139,219         28.0        456,330           91.8%        $  370,323
 MTM ...............          6          17,710          3.6        474,040           95.3%        $  580,357
 Vacant ............         --          23,272          4.7        497,312          100.0%        $  628,236
                             --         -------        -----
 TOTAL .............         91         497,312        100.0%


(1)   Information obtained from underwritten rent roll.

                                      E-15

--------------------------------------------------------------------------------

                                PEACHTREE MALL

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The four largest tenants, representing 48.8% of the total net rentable square feet, are:

o MACY'S (NYSE: "FD") (rated "BBB+" by Fitch and S&P) occupies 139,219 square feet (28.0% of square feet, 4.5% of income) under a 48-year lease expiring on September 1, 2022. The rental rate per square foot of $2.66 remains constant during the initial lease term. There are six five-year options to renew the lease at the same rental rate per square foot. Macy's is also required to pay percentage rent equal to 1% of the amount of net sales in excess of $35,000,000 (which equates to $251 per square foot) less the base rent. Macy's is owned by Federated Department Stores, Inc. ("Federated").
  Federated is one of the country's leading department store retailers selling a wide range of merchandise, including men's, women's and children's apparel and accessories, cosmetics and home furnishings. Federated operates 459 stores located in 34 states, Puerto Rico and Guam under the Macy's,
  Bloomingdale's, Bon, Burdines, Goldsmith's, Lazarus and Rich's brand names.
  As of the fiscal year ended January 29, 2005, Federated reported revenue of approximately $15.6 billion, net income of $689.0 million and stockholder equity of $6.2 billion. Macy's reported sales per square foot of approximately $148 in 2003 and $146 in 2004. Macy's has been a tenant at the
  Peachtree Mall Mortgaged Property since it opened in 1975.

o JC PENNEY (NYSE: "JCP") (rated "BB+" by Fitch and S&P) occupies 82,320 square feet (16.6% of square feet, 4.3% of income) under a 20-year lease expiring on November 30, 2014. The rental rate per square foot of $4.25 remains constant during the initial lease term. There are four five-year options to renew the lease at the same rental rate per square foot. JC
  Penney pays its pro rata share of common area maintenance and real estate taxes above base year. JC Penney is also required to pay percentage rent equal to 1.5% of the amount of net sales in excess of $17,493,000 (which equates to $213 per square foot). JC Penney is a multi-line retailer selling family apparel, jewelry, shoes, accessories and home furnishings. The company operates 1,017 department stores located in the United States and
  Puerto Rico and 62 Renner department stores located in Brazil. As of the fiscal year ended January 29, 2005, JC Penney reported revenue of approximately $18.4 billion, net income of $524.0 million and stockholder equity of $4.9 billion. JC Penney reported sales per square foot of approximately $206 in both 2003 and 2004. JC Penney has been a tenant at the
  Peachtree Mall Mortgaged Property since 1994.

o PICCADILLY CAFETERIAS (not rated) occupies 10,935 square feet (2.2% of square feet, 1.5% of income) under a five-year lease renewal period expiring on December 31, 2005. The rental rate per square foot of $11.50 remains constant during the lease renewal period. There are no further options to renew the lease. Piccadilly Cafeterias pays its pro rata share of operating expenses with a 6.0% annual cap on increases. Piccadilly Cafeterias is also required to pay percentage rent equal to 5.0% of the amount of net sales in excess of $2,515,039 (which equates to $230 per square foot). Piccadilly
  Cafeterias operates a chain of 130 cafeterias located in 15 Southeastern and
  Mid-Atlantic states catering to families, groups of friends and co-workers, senior citizens, couples and students. Piccadilly Cafeterias has been a tenant at the Peachtree Mall Mortgaged Property since 1995.

o FYE (NASDAQ: "TWMC") (not rated) occupies 10,418 square feet (2.1% of square feet, 3.4% of income) under an 11-year lease expiring on December 31, 2012.
  The rental rate per square foot of $27.00 remains constant during the initial lease term. There are no options to renew the lease. FYE pays its pro rata share of operating expenses with a 5.0% annual cap on increases.
  FYE is also required to pay percentage rent equal to 6.0% of the amount of net sales in excess of $4,688,100 (which equates to $450 per square foot).
  FYE (For Your Entertainment) is a specialty retailer of entertainment software selling movies, music and games. FYE is owned by Trans World
  Entertainment ("TWE"). TWE operates approximately 800 retail stores located in 46 states, the U.S. Virgin Islands and Puerto Rico, of which approximately 650 are mall-based stores operating under the FYE brand name and 150 are located in neighborhood retail centers or as freestanding buildings operating under the Coconuts Music & Movies, Strawberries,
  Wherehouse Music, Spec's, Second Spin, Games, CD World, Planet Music and
  Saturday Matinee brand names. As of the fiscal year ended January 29, 2005,
  TWE reported revenue of approximately $1.4 billion, net income of $41.8 million and stockholder equity of $404.3 million.
-------------------------------------------------------------------------------

                                      E-16

--------------------------------------------------------------------------------

                                PEACHTREE MALL

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o The Peachtree Mall Mortgage Loan is a $95 million, five-year fixed rate loan secured by a first mortgage on a regional mall located in Columbus, Muscogee
  County, Georgia. The Peachtree Mall Mortgage Loan matures on June 1, 2010 at an annual interest rate of 5.080%.

THE BORROWER:

o The Peachtree Mall Borrower is Peachtree Mall L.L.C., a Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which the Peachtree Mall Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 100% by GGPLP LLC., a Delaware limited liability company, as the managing member. Through a series of intermediate ownership levels, equity ownership of the Peachtree Mall Borrower is eventually held 80% by General
  Growth Properties, Inc., a Delaware corporation and the sponsor.

o Founded in 1954, General Growth Properties, Inc. ("GGP"), a publicly traded
  Real Estate Investment Trust ("REIT"), is primarily engaged in the ownership, operation, management, leasing, acquisition, development and expansion of regional mall and community shopping centers located in the
  United States. GGP is the second largest owner/operator and the largest third party property manager of regional malls in the country. GGP, either directly or indirectly through limited partnerships and subsidiaries, owns and/or manages more than 200 retail properties located in 44 states containing approximately 200 million square feet and housing 18,000 tenants, numbers that continue to grow through development, expansion and acquisition. As of the fiscal year ended December 31, 2004, GGP reported revenue of approximately $1.8 billion, net income of $267.9 million and stockholder equity of $2.1 billion.

THE PROPERTY:

o The Peachtree Mall Mortgaged Property consists of a fee simple interest in a one-story regional mall built in 1975, renovated in 1993 and expanded in
  1994. The improvements consist of two anchor tenant buildings, the main mall building, a retail strip building and two ground leased outparcels. The improvements contain a total of 497,312 gross leasable square feet and are situated on 48.92 acres. The anchor tenants are Macy's and JC Penney. The mall is further anchored by Dillard's and Parisian, both of which are separately owned, non-collateral shadow anchor tenants. Well-known mall tenants (5,000+ square feet) include Piccadilly Cafeterias, FYE, New York &
  Company, Abercrombie & Fitch, Victoria's Secret, Express, Waldenbooks,
  Charlotte Russe, Ann Taylor Loft, The Gap and Champs Sports.

o The Peachtree Mall Mortgaged Property is located at the northwest quadrant of I-185 and Manchester Expressway. I-185 is a north/south interstate freeway connecting to I-85, which provides access to Atlanta and Montgomery.
  Manchester Expressway is a six-lane, limited access road and the primary east/west arterial in the area. The Peachtree Mall Mortgaged Property is the only regional mall located within the Columbus metropolitan statistical area. The closest regional mall is located 30 miles west in Auburn, Alabama.

o The Peachtree Mall Borrower is generally required at its sole cost and expense to keep the Peachtree Mall Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o General Growth Management, Inc. ("GGM") manages the Peachtree Mall Mortgaged
  Property. GGM, a Peachtree Mall Borrower affiliated entity, founded in 1954 and headquartered in Chicago, currently manages more than 200 retail properties located in 44 states containing approximately 200 million square feet and housing 18,000 tenants.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o At any time during the term of the Peachtree Mall Mortgage Loan, certain permitted mezzanine borrowers will be permitted to incur mezzanine financing, provided that the terms and conditions listed in the related loan agreement are satisfied. The terms and conditions include, but are not limited to: (i) a limitation on the mezzanine loan amount, which when aggregated with the outstanding principal amount of the Peachtree Mall
  Mortgage Loan would not result in a loan-to-value in excess of 75% or a debt service coverage ratio immediately following the closing of such mezzanine loan of less than 1.25x on an actual basis; (ii) reasonable approval of the mortgagee; (iii) delivery of a satisfactory intercreditor agreement; and
  (iv) rating agency confirmation.
-------------------------------------------------------------------------------

                                      E-17

--------------------------------------------------------------------------------

                                PEACHTREE MALL

--------------------------------------------------------------------------------

RELEASE OF PROPERTY:

o The release of one or more of the parcels or outparcels located at the
  Peachtree Mall Mortgaged Property (each a "Release Parcel") is permitted upon satisfaction of certain conditions which include, but are not limited to: (i) no event of default has occurred which is continuing; (ii) the
  Release Parcel is not necessary for the operation or use of the Peachtree
  Mall Mortgaged Property for its then current use and may be readily separated from the Peachtree Mall Mortgaged Property without a material diminution in value; (iii) the Release Parcel has been legally split or subdivided from the remainder of the Peachtree Mall Mortgaged Property, constitutes a separate tax lot and is not necessary for the Peachtree Mall
  Mortgaged Property to comply with any zoning, building, land use or parking or other legal requirements; (iv) ingress to and egress from all portions of the Peachtree Mall Mortgaged Property remaining after the release will be over physically open and fully dedicated public roads or easements; (v) the
  Release Parcel will be non-income producing and (a) vacant and unimproved
  (or improved only by surface parking areas or landscaping) or (b) subject to the mortgagee's express written consent, improved; and (vi) if a securitization has occurred, the mortgagee will have received a legal opinion from counsel reasonably acceptable to the mortgagee to the affect that the release of the Release Parcel will not affect the REMIC status of such securitization.
-------------------------------------------------------------------------------

                                      E-18

--------------------------------------------------------------------------------

                              ONE LIBERTY CENTER

--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

ONE LIBERTY CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                  Bank of America

 ORIGINAL PRINCIPAL BALANCE:   $80,000,000

 FIRST PAYMENT DATE:           March 1, 2005

 TERM/AMORTIZATION:            120/0 months

 INTEREST ONLY PERIOD:         120 months

 MATURITY DATE:                February 1, 2015

 EXPECTED MATURITY BALANCE:    $80,000,000

 BORROWING ENTITY:             Ballston Investor Group I, LLC

 INTEREST CALCULATION:         Actual/360

 CALL PROTECTION:              Lockout/Defeasance:
                               117 payments
                               Open: 3 payments

 UP-FRONT RESERVES:

   COMPLETION RESERVE(1):      $ 4,519,847

 LOCKBOX:                      Hard
--------------------------------------------------------------------------------
(1)   As of March 4, 2005, $3,257,989 was released to the One Liberty Center
      Borrower for reimbursement of the expenses related to the completion of the One Liberty Center Mortgaged Property.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:         $80,000,000

 CUT-OFF DATE LTV:             56.7%

 MATURITY DATE LTV:            56.7%

 UNDERWRITTEN DSCR(1):         2.04x

 MORTGAGE RATE:                5.075%
--------------------------------------------------------------------------------
(1)   DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                Office

 PROPERTY SUB TYPE:            Single Tenant

 LOCATION:                     Arlington, VA

 YEAR BUILT/RENOVATED:         2004/NAP

 NET RENTABLE SQUARE FEET:     316,348

 CUT-OFF BALANCE PER SF:       $253

 OCCUPANCY AS OF 06/01/05:     100.0%

 OWNERSHIP INTEREST:           Fee

 PROPERTY MANAGEMENT:          Fred Schnider
                               Company, LLC

 U/W NET CASH FLOW:            $8,417,180

 APPRAISED VALUE:              $141,000,000
--------------------------------------------------------------------------------

                                      E-19

--------------------------------------------------------------------------------

                              ONE LIBERTY CENTER

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                          UNDERWRITTEN
                                        ----------------
 Effective Gross Income .............     $11,761,371
 Total Expenses .....................     $2,775,934
 Net Operating Income (NOI) .........     $8,985,437
 Cash Flow (CF) .....................     $8,417,180
 DSCR on NOI ........................           2.18x
 DSCR on CF .........................           2.04x

--------------------------------------------------------------------------------
                             TENANT INFORMATION(1)
--------------------------------------------------------------------------------


                                        RATINGS      TOTAL       % OF        RENT       POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS                            FITCH/S&P   TENANT SF   TOTAL SF      PSF          RENT           RENT      EXPIRATION
------------------------------------- ----------- ----------- ---------- ----------- -------------- ------------- -----------

 GSA - ONR .......................... AAA/AAA       310,829       98.3%     $36.25    $11,267,551        98.9%      09/1/2012
 Navy Federal Credit Union .......... AAA/AAA         2,353        0.7      $28.75         67,649         0.6       09/1/2012
 Laura's Deli ....................... Not Rated       1,995        0.6      $18.00         35,910         0.3       09/1/2012
                                                    -------       ----                -----------        ----
 TOTAL ..............................               315,177       99.6%               $11,371,110        99.8%


(1)   Information obtained from underwritten rent roll except for Ratings
      (Fitch/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.

--------------------------------------------------------------------------------
                           LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------


                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE        BASE RENT
YEAR OF EXPIRATION        EXPIRING         SF        TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
--------------------   -------------   ----------   ----------   ------------   ---------------   --------------

 2012 ..............          3         315,177         99.6%       315,177           99.6%        $11,371,110
 Vacant ............         --           1,171          0.4        316,348          100.0%        $    21,078
                             --         -------        -----
 TOTAL .............          3         316,348        100.0%


(1)   Information obtained from underwritten rent roll.

                                      E-20

--------------------------------------------------------------------------------

                              ONE LIBERTY CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The three largest tenants, representing 99.6% of the total net rentable square feet are:

o GOVERNMENT SERVICES ADMINISTRATION/OFFICE OF NAVAL RESEARCH (rated "AAA" by
  Fitch and S&P) occupies 310,829 square feet (98.3% of square feet, 98.9% of income) under a ten-year lease expiring on September 1, 2012. The rental rate per square foot of $36.25 remains constant during the initial lease term. There is one five-year option to renew the lease with the rental rate per square foot increasing to $43.77. The Office of Naval Research ("ONR")
  coordinates, executes and promotes the science and technology programs of the United States Navy and Marine Corps through schools, universities, government laboratories and non-profit and for-profit organizations. ONR provides technical advice to the Chief of Naval Operations and Secretary of the Navy and works with the industry to improve technological manufacturing processes.

o NAVAL FEDERAL CREDIT UNION (rated "AAA" by Fitch and S&P) occupies 2,353 square feet (0.7% of square feet, 0.6% of income) under a seven-year lease expiring on September 1, 2012. The rental rate per square foot of $28.75 remains constant during the initial lease term. Navy Federal Credit Union
  ("NFCU"), founded in 1933, is the world's largest credit union with over 2.4 million members. NFCU services all departments of the Navy ("DON"), DON contractors, Officer Candidates, employees of the United States Government and families of eligible members. As of December 31, 2004, NFCU reported revenues of $1.4 billion, net income of $274.0 million and stockholder equity of $20.0 billion.

o LAURA'S DELI (not rated) occupies 1,995 square feet (0.6% of square feet,
  0.3% of income) under a seven-year lease expiring on September 1, 2012. The rental rate per square foot is $18.00.
-------------------------------------------------------------------------------

                                      E-21

--------------------------------------------------------------------------------

                              ONE LIBERTY CENTER

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o The One Liberty Center Mortgage Loan is an $80 million, ten-year fixed rate loan secured by a first mortgage on a 13-story, Class "A" suburban office building located in Arlington, Virginia. The One Liberty Center Mortgage
  Loan is interest only for the entire loan term and matures on February 1,
  2015 at an annual interest rate of 5.075%.

THE BORROWER:

o The One Liberty Center Borrower is Ballston Investor Group I, LLC, a
  Virginia limited liability company and a single purpose bankruptcy remote entity for which the One Liberty Center Borrower's legal counsel has delivered a non-consolidation opinion. Equity is held 99.5% by Ballston
  Investor Group, LLC, a Virginia limited liability company and 0.5% by
  Ballston Investor Group Member, LLC, a Virginia corporation and single purpose bankruptcy remote entity with at least one independent director. The
  Fred Schnider Company, LLC is the manager and CEI Realty, Inc. and MLS
  Realty, Inc. are the co-managers.

o Since formation in 1927, The Fred Schnider Company, LLC has developed approximately 1,000 residential units and several hundred thousand square feet of commercial space located in the Washington, D.C. area. The Fred
  Schnider Company, LLC is owned by family members and is chaired by Martin L.
  Schnider, who has 40 years of experience in financing, development and management of real estate throughout the Washington, D.C. area.

o Clark Enterprises, Inc., one of the largest privately held companies in the metro Washington, D.C. area, provides ownership, investment and asset management services to its subsidiaries. Clark Enterprises, Inc. holds interests in real estate, private equities, technology development and construction companies. The Clark Construction Group, the main subsidiary, is a large contractor working on commercial, institutional and heavy construction projects. Other subsidiaries include residential developer
  Clark Realty Capital, heavy contractor Atkinson Construction and highway construction company Shirley Contracting. Chairman and CEO James Clark is the owner of the Clark Enterprises, Inc., which was founded in 1972 and is headquartered in Bethesda, Maryland.

THE PROPERTY:

o The One Liberty Center Mortgaged Property consists of a fee simple interest in a 13-story, Class "A", suburban office building built in 2004. The improvements contain 316,348 net rentable square feet and are situated on
  1.25 acres. The One Liberty Center Mortgaged Property is part of the Liberty
  Center complex, which, when complete, will consist of 497,054 square feet of office space, 20,000 square feet of retail space and 513 apartment units.

o The One Liberty Center Mortgaged Property is located in the Rosslyn-Ballston
  Corridor of the Ballston submarket between the Ballston and Virginia Square
  Metrorail stations. Major transportation highways are located nearby, such as I-66, Capital Beltway (I-495), George Washington Parkway and the Dulles
  Toll Road. The Ballston submarket contains approximately 6.0 million square feet of office space.

o The One Liberty Center Borrower is generally required at its sole cost and expense to keep the One Liberty Center Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o Fred Schnider Company, LLC manages the One Liberty Center Mortgaged
  Property. The Fred Schnider Company, LLC, founded in 1927 and headquartered in Washington, D.C., currently manages several hundred thousand square feet of commercial space located in the Washington, D.C. area.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o None.
-------------------------------------------------------------------------------

                                      E-22

--------------------------------------------------------------------------------

                              ONE LIBERTY CENTER

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o At any time during the term of the One Liberty Center Mortgage Loan, certain permitted mezzanine borrowers will be permitted to incur mezzanine financing, provided that the terms and conditions listed in the related loan agreement are satisfied. The terms and conditions include, but are not limited to: (i) a limitation on the mezzanine loan amount, which when aggregated with the outstanding principal amount of the One Liberty Center
  Mortgage Loan would not result in a loan-to-value in excess of 70%, or a debt service coverage ratio of less than 1.30x; (ii) reasonable approval of the mortgagee; (iii) delivery of a satisfactory intercreditor agreement; and
  (iv) rating agency confirmation.
-------------------------------------------------------------------------------

                                      E-23

--------------------------------------------------------------------------------

                            THE TERRACE APARTMENTS

--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

THE TERRACE APARTMENTS
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                    Bank of America

 ORIGINAL PRINCIPAL BALANCE:     $55,200,000

 FIRST PAYMENT DATE:             August 1, 2005

 TERM/AMORTIZATION:              60/0 months

 INTEREST ONLY PERIOD:           60 months

 MATURITY DATE:                  July 1, 2010

 EXPECTED MATURITY BALANCE:      $55,200,000

 BORROWING ENTITY:               Westcreek Properties, Ltd.

 INTEREST CALCULATION:           Actual/360

 CALL PROTECTION:                Lockout/Defeasance:
                                 57 payments
                                 Open: 3 payments

 UP-FRONT RESERVES:

   TAX RESERVE:                  Yes

   IMMEDIATE REPAIR RESERVE:     $20,917

 ONGOING MONTHLY RESERVES:

   TAX RESERVE:                  Yes

   REPLACEMENT RESERVE:          $14,200
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:         $55,200,000

 CUT-OFF DATE LTV:             55.9%

 MATURITY DATE LTV:            55.9%

 UNDERWRITTEN DSCR(1):         1.95x

 MORTGAGE RATE:                5.067%
--------------------------------------------------------------------------------

(1) DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                Multifamily

 PROPERTY SUB TYPE:            Garden Style

 LOCATION:                     Santa Clarita, CA

 YEAR BUILT/RENOVATED:         1991/NAP

 UNITS:                        563

 CUT-OFF BALANCE PER UNIT:     $98,046

 OCCUPANCY AS OF 06/05/05:     91.2%

 OWNERSHIP INTEREST:           Fee

 PROPERTY MANAGEMENT:          Con Am
                               Management
                               Corporation

 U/W NET CASH FLOW:            $5,525,999

 APPRAISED VALUE:              $98,800,000
--------------------------------------------------------------------------------

                                      E-24

--------------------------------------------------------------------------------

                            THE TERRACE APARTMENTS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------


                                                           TRAILING 12        FULL YEAR         FULL YEAR
                                         UNDERWRITTEN       (04/30/05)        (12/31/04)        (12/31/03)
                                        --------------   ---------------   ---------------   ---------------

 Effective Gross Income .............   $7,992,137       $7,903,656        $7,796,407        $7,703,125
 Total Expenses .....................   $2,297,238       $2,154,317        $2,185,239        $2,217,575
 Net Operating Income (NOI) .........   $5,694,899       $5,749,339        $5,611,168        $5,485,550
 Cash Flow (CF) .....................   $5,525,999       $5,749,339        $5,611,168        $5,485,550
 DSCR on NOI ........................        2.01x            2.03x             1.98x             1.93x
 DSCR on CF .........................        1.95x            2.03x             1.98x             1.93x




--------------------------------------------------------------------------------
                                   1 BEDROOM     2 BEDROOM     3 BEDROOM
                                  -----------   -----------   ----------

 Number of Units ................       48           455             60
 Average Unit Size (SF) .........      624           927          1,070
 Average Rent ...................   $1,041        $1,257         $1,459
--------------------------------------------------------------------------------


                                      E-25

--------------------------------------------------------------------------------

                            THE TERRACE APARTMENTS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o The Terrace Apartments Mortgage Loan is a $55.2 million, five-year fixed rate loan secured by a first mortgage on a garden style apartment complex located in Santa Clarita, Los Angeles County, California. The Terrace
  Apartments Mortgage Loan is interest only for the entire loan term and matures on July 1, 2010 at an annual interest rate of 5.067%.

THE BORROWER:

o The Terrace Apartments Borrower is Westcreek Properties, Ltd., a California
  limited partnership and a single purpose bankruptcy remote entity with at least two independent directors for which The Terrace Apartments Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 10% by Geoffrey H. Palmer as a General Partner, 19% by Westcreek
  Terraces, Inc., a California corporation, as a General Partner and 71% by
  Geoffrey H. Palmer as a Limited Partner. The borrower principal is Geoffrey
  H. Palmer.

o G. H. Palmer Associates, established in 1975 by Geoffrey H. Palmer, is a diversified real estate company involved in a variety of properties as a general partner for acquisition of residential, commercial and industrial properties. G. H. Palmer Associates currently owns a portfolio of over 7,885
  Southern-California units, valued in excess of $1.0 billion and is actively seeking to diversify into other markets through acquisition and development of multifamily properties. G. H. Palmer Associates' recent activities include the acquisition and development of approximately 9,000 residential units throughout southern California including single-family homes, townhomes, apartments and condominiums, as well as industrial properties.

THE PROPERTY:

o The Terrace Apartments Mortgaged Property consists of a fee simple interest in a 563-unit, garden-style apartment complex consisting of 80 two-story buildings built in 1991. The improvements contain a total of 515,937 net rentable square feet and are situated on 44.94 acres. The apartment mix is
  48 one bedroom/one bath units, 455 two bedroom/two bath units and 60 three bedroom/two bath units. Unit amenities include a standard kitchen package consisting of a range/oven with vent hood, dishwasher, garbage disposal and microwave. Other unit amenities include washer/dryers, walk-in closets, cathedral ceilings in the second floor units and patios/balconies. All units are equipped with sprinklers. Project amenities include a clubhouse with leasing office, two fitness centers, two pools, spa, sauna and a playground.

o The Terrace Apartments Mortgaged Property is located in southern California, approximately 30 miles northwest of Los Angeles. The Los Angeles multifamily market contains approximately 740,000 units with an overall occupancy of
  96.5%. The Santa Clarita multifamily submarket contains approximately 16,000 units with an overall occupancy of 92.6%. Comparable property occupancy rates range from 94% to 97% with a weighted average of 95%.

o The Terrace Apartments Borrower is generally required at its sole cost and expense to keep the Terrace Apartments Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o Con Am Management Corporation ("Con Am") manages The Terrace Apartments
  Mortgaged Property. Con Am, founded in 1975 and headquartered in San Diego, currently manages approximately 45,000 apartment units.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o The Terrace Apartments Borrower is be permitted to incur on a one-time basis mezzanine financing only upon the satisfaction of the following terms and conditions including, without limitation: (i) no event of default has occurred and be continuing; (ii) a limitation on the mezzanine loan amount, the loan-to-value, as determined by mortgagee taking into account the outstanding principal balance of the loan and the permitted mezzanine financing will not exceed 70% and the debt service coverage ratio, calculated on a trailing 12-month basis, will be greater than or equal to
  1.15x based on a constant payment rate of 9.25% and underwritten net income;
  (iii) delivery of a satisfactory intercreditor agreement and (iv) rating agency confirmation.
-------------------------------------------------------------------------------

                                      E-26

--------------------------------------------------------------------------------

                      NYU HOUSING -- 201 EAST 14TH STREET

--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

NYU HOUSING -- 201 EAST 14TH STREET

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                    Bank of America

 ORIGINAL PRINCIPAL BALANCE:     $52,500,000

 FIRST PAYMENT DATE:             June 1, 2005

 TERM/AMORTIZATION:              120/0 months

 INTEREST ONLY PERIOD:           120 months

 MATURITY DATE:                  May 1, 2015

 EXPECTED MATURITY BALANCE:      $52,500,000

 BORROWING ENTITY:               Coral Crystal LLC

 INTEREST CALCULATION:           Actual/360

 CALL PROTECTION:                Lockout/Defeasance:
                                 117 payments
                                 Open: 3 payments

 UP-FRONT RESERVES:

   TAX RESERVE:                  Yes

 ONGOING MONTHLY RESERVES:

   TAX RESERVE:                  Yes

   REPLACEMENT RESERVE:          $2,275

   NYU LEASE RESERVE(1):         Springing

 LOCKBOX:                        Hard
--------------------------------------------------------------------------------
(1)   NYU Housing -- 201 East 14th Street Borrower is required to establish an excess cash reserve account after the occurrence and during the continuation of an event of default and 18 months prior to expiration of
      NYU master lease if the NYU master lease has not been extended for a term lasting at least two years beyond the related maturity date.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:         $52,500,000

 CUT-OFF DATE LTV:             70.8%

 MATURITY DATE LTV:            70.8%

 UNDERWRITTEN DSCR(1):         1.37x

 MORTGAGE RATE:                5.510%
--------------------------------------------------------------------------------
(1)   DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                Multifamily

 PROPERTY SUB TYPE:            Student

 LOCATION:                     New York, NY

 YEAR BUILT/RENOVATED:         2000/NAP

 UNITS:                        91

 CUT-OFF BALANCE PER UNIT:     $576,923

 OCCUPANCY AS OF 09/01/05:     100.0% (Master Lease)

 OWNERSHIP INTEREST:           Fee

 PROPERTY MANAGEMENT:          Coral Realty
                               Management, LLC

 U/W NET CASH FLOW:            $4,015,435

 APPRAISED VALUE:              $74,200,000
--------------------------------------------------------------------------------

                                      E-27

--------------------------------------------------------------------------------

                      NYU HOUSING -- 201 EAST 14TH STREET

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                             FULL YEAR         FULL YEAR         FULL YEAR
                                          UNDERWRITTEN       (12/31/04)        (12/31/03)        (12/31/02)
                                         --------------   ---------------   ---------------   ---------------

 Effective Gross Income ..............     $5,782,680       $5,677,842        $5,539,130        $5,457,896
 Total Expenses ......................     $1,739,945       $1,558,217        $1,618,126        $1,545,014
 Net Operating Income (NOI) ..........     $4,042,735       $4,119,625        $3,921,004        $3,912,882
 Cash Flow (CF) ......................     $4,015,435       $4,119,625        $3,921,004        $3,912,882
 DSCR on NOI .........................           1.38x            1.40x             1.34x             1.33x
 DSCR on CF ..........................           1.37x            1.40x             1.34x             1.33x




--------------------------------------------------------------------------------
                                       1 BEDROOM     2 BEDROOM     3 BEDROOM
                                      -----------   -----------   -----------

  Number of Units .................        26            52             13
  Average Unit Size (SF) ..........       784           958          1,637
  Average Rent(1) .................       NAP           NAP            NAP
--------------------------------------------------------------------------------


(1)   The entire NYU Housing -- 201 East 14th Street Mortgaged Property is
      master leased to New York University therefore there are no applicable average rents.

                                      E-28

--------------------------------------------------------------------------------

                      NYU HOUSING -- 201 EAST 14TH STREET

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o The NYU Housing -- 201 East 14th Street Mortgage Loan is a $52.5 million, ten-year fixed rate loan secured by a first mortgage on a student housing apartment building located in New York, New York. The NYU Housing -- 201
  East 14th Street Mortgage Loan is interest only for the entire loan term and matures on May 1, 2015 at an annual interest rate of 5.510%.

THE BORROWER:

o The NYU Housing -- 201 East 14th Street Borrower is Coral Crystal LLC, a New
  York limited liability company and a single purpose bankruptcy remote entity for which the NYU Housing -- 201 East 14th Street Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 1% by
  Coral Crystal Manager Corp., a New York corporation, as the managing member with at least two independent directors and 99% by Coral Realty LLC, a New
  York limited liability company. The borrower principals are Alex Forkosh and
  Galina Anissimova.

o Mr. Forkosh and Ms. Anissimova have been involved in multifamily real estate in New York City since 1995, primarily focusing on student housing development and conversion for New York University ("NYU"). Mr. Forkosh and
  Ms. Anissimova renovated and converted 400 Broome Street in 1997, 636
  Greenwich Street in 1998 and 80 Lafayette Street in 1999, and built 201 East
  14th Street in 2000. The borrower principals have developed or renovated and currently own five student housing apartment buildings totaling 715 units, all of which are master leased to NYU and account for approximately 25% of the NYU student housing stock. The borrower principals have over 20 years of combined student housing real estate experience.

THE PROPERTY:

o The NYU Housing -- 201 East 14th Street Mortgaged Property consists of a fee simple interest in a 16-story plus basement, 91-unit student housing apartment building built in 2000. One retail tenant occupies portions of both the street and mezzanine level. The improvements contain 90,673 net rentable square feet and are situated on 0.19 acres. The apartment mix is 26 one bedroom/one bath units, 52 two bedroom/two bath units and 13 three bedroom/two bath units. Unit amenities include a refrigerator and range/oven and each unit is wired for cable TV, telephones and high-speed Internet access. Project amenities include a recreation terrace on the second floor, a recreation room and a laundry room in the basement. Two elevators serve the building.

o The NYU Housing -- 201 East 14th Street Mortgaged Property is located in the
  Greenwich Village section of lower Manhattan, approximately one-half mile northeast of the main NYU Washington Square campus. Greenwich Village is a commercial, cultural and residential neighborhood located north of Little
  Italy and Chinatown, all of which are centers for dining, entertainment and tourism. Typical housing consists of four to six-story, walk-up apartment buildings constructed between 1890 and 1920. Many of these buildings, particularly along the avenues, also contain ground level commercial and retail space. Newly constructed residential buildings in the neighborhood have numerous amenities designed to attract higher-income residents. The majority of multifamily housing in the area is rental, although several buildings in the area were converted into cooperative or condominium ownership during the mid to late 1980s.

o The street level retail tenant is Duane Reade, which occupies 8,232 square feet under a 15-year lease expiring on September 30, 2015. The current rental rate per square foot of $78.28 increases to $90.02 in lease year 11.
  There is one ten-year option to renew the lease. Duane Reade is the largest drug store chain in the metropolitan New York area, operating 255 drug stores located in commercial and residential neighborhoods. Duane Reade is a privately held company.

o The NYU Housing -- 201 East 14th Street Borrower is generally required at its sole cost and expense to keep the NYU Housing -- 201 East 14th Street
  Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.
-------------------------------------------------------------------------------

                                      E-29

--------------------------------------------------------------------------------

                      NYU HOUSING -- 201 EAST 14TH STREET

--------------------------------------------------------------------------------

NEW YORK UNIVERSITY MASTER LEASE:

o The 91 student housing units are master leased to New York University
  ("NYU"), which in turn then sublets the units to students and faculty. The ten-year master lease commenced on August 1, 2000 and expires on August 31,
  2010. NYU is obligated to use the NYU Housing -- 201 East 14th Street
  Mortgaged Property for sleeping and living purposes, plus incidental use in connection with other university functions, primarily for the benefit of enrolled students, faculty, visiting parents and others employed by NYU. NYU has the right to sublease units to persons that may not be affiliated with the university.

o The current master lease annual rent is $5,177,711 (effective August 1,
  2005), which increases to $5,330,163 on August 1, 2007 and $5,487,188 on
  August 1, 2009. NYU is responsible for utility expenses. Landlord is responsible for repairs and maintenance and trash removal.

o NYU has the right of first refusal to purchase the NYU Housing -- 201 East
  14th Street Mortgaged Property should the NYU Housing -- 201 East 14th
  Street Borrower receive an offer to buy. NYU has the right to terminate the lease on January 30, 2006, January 30, 2008 and January 30, 2010 with nine months prior written notice to the related landlord.

NEW YORK UNIVERSITY:

o NYU was founded in 1831 as a center for higher learning open to all regardless of national origin, religious beliefs or social background.
  Today, NYU enrollment is approximately 48,000 students attending 14 schools and colleges at six different campuses in Manhattan and in over 20 study-abroad countries around the world. There are approximately 3,100 full-time faculty members. The undergraduate program has a student to faculty ratio of 13 to 1, an average class size of under 30 and an enrollment of approximately 17,000 students.

o Due to its multiple inner city campus locations, NYU does not offer traditional student housing, but rather provides housing to students and faculty through master lease contracts with numerous apartment buildings located in lower Manhattan. Approximately 10,000 students live in NYU housing.

PROPERTY MANAGEMENT:

o Coral Realty Management, LLC ("Coral Realty") manages the NYU Housing -- 201
  East 14th Street Mortgaged Property. Coral Realty, founded in 1985 and headquartered in New York City, currently manages five student housing apartment buildings totaling 715 units located in New York City.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o Not allowed.
-------------------------------------------------------------------------------

                                      E-30

--------------------------------------------------------------------------------

                                 THE CROSSINGS

--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

THE CROSSINGS
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                  Bear Stearns

 ORIGINAL PRINCIPAL BALANCE:   $44,800,000

 FIRST PAYMENT DATE:           August 1, 2005

 TERM/AMORTIZATION:            84/360 months

 INTEREST ONLY PERIOD:         60 months

 MATURITY DATE:                July 1, 2012

 EXPECTED MATURITY BALANCE:    $43,616,638

 BORROWING ENTITY:             Barry Crossings Owner LLC

 INTEREST CALCULATION:         Actual/360

 CALL PROTECTION:              Lockout/Defeasance:
                               80 payments
                               Open: 4 payments

 UP-FRONT RESERVES:

   TAX RESERVE:                Yes

   IMMEDIATE REPAIR RESERVE:   $261,379

   REPLACEMENT RESERVE:        $10,400

 ONGOING MONTHLY RESERVES:

   TAX RESERVE:                Yes

   INSURANCE RESERVE(1):       Springing

   REPLACEMENT RESERVE:        $10,400

 LOCKBOX:                      Springing, Soft to Hard
--------------------------------------------------------------------------------
(1)   An ongoing insurance escrow springs if (a) an event of default occurs or
      (b) the borrower fails to provide lender evidence of payment of the insurance premiums.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:         $44,800,000

 CUT-OFF DATE LTV:             79.3%

 MATURITY DATE LTV:            77.2%

 UNDERWRITTEN DSCR(1):         1.17x

 MORTGAGE RATE:                5.176%
--------------------------------------------------------------------------------

(1)   DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                     PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:              Multifamily

 PROPERTY SUB TYPE:          Garden Style

 LOCATION:                   Kansas City, MO

 YEAR BUILT/RENOVATED:       1998/NAP

 UNITS:                      624

 CUT-OFF BALANCE PER UNIT:   $71,795

 OCCUPANCY AS OF 06/13/05:   93.1%

 OWNERSHIP INTEREST:         Fee

 PROPERTY MANAGEMENT:        Creekstone Management, L.L.C.

 U/W NET CASH FLOW:          $3,431,881

 APPRAISED VALUE:            $56,500,000
--------------------------------------------------------------------------------

                                      E-31

--------------------------------------------------------------------------------

                                 THE CROSSINGS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------


                                                            TRAILING 12        FULL YEAR         FULL YEAR
                                          UNDERWRITTEN       (04/30/05)        (12/31/04)        (12/31/03)
                                         --------------   ---------------   ---------------   ---------------

 Effective Gross Income ..............    $ 5,218,922       $ 4,852,143       $ 4,781,472       $ 4,848,610
 Total Expenses ......................    $ 1,662,241       $ 1,422,910       $ 1,401,845       $ 1,509,396
 Net Operating Income (NOI) ..........    $ 3,556,681       $ 3,429,233       $ 3,379,627       $ 3,339,214
 Cash Flow (CF) ......................    $ 3,431,881       $ 3,429,233       $ 3,379,627       $ 3,339,214
 DSCR on NOI .........................           1.21x             1.16x             1.15x             1.13x
 DSCR on CF ..........................           1.17x             1.16x             1.15x             1.13x




                                      1 BEDROOM     2 BEDROOM
                                     -----------   ----------

 Number of Units .................        288           336
 Average Unit Size (SF) ..........        716         1,080
 Average Rent ....................       $599        $  769
--------------------------------------------------------------------------------


                                      E-32

--------------------------------------------------------------------------------

                                 THE CROSSINGS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o The Crossings Mortgage Loan is a $44.8 million, seven-year fixed rate loan secured by a first mortgage on a three-story garden apartment community containing 624 units in 53 buildings in Kansas City, Missouri. The Crossings
  Mortgage Loan bears interest at an annual interest rate of 5.176%. The
  Crossings Mortgage Loan is interest only for the first five years of its term and matures on July 1, 2012.

THE BORROWER:

o The Crossings Borrower, Barry Crossings Owner LLC, is a Delaware limited liability company and a single-purpose entity. The sponsors of the loan are
  Creekstone Partners and RealVest Fund III (a subsidiary of Wafra Investment
  Advisors).

o Creekstone Partners is a division of Houston-based Creekstone Companies, which maintains a $600 million portfolio of multi-family and commercial real estate assets throughout the country. Wafra Investment Advisory Group, Inc.
  ("Wafra") is a U.S. registered investment adviser that was founded in 1985.
  Wafra offers a wide range of investment services including portfolio securities management, direct equity investing, real estate and other structured products management. Wafra's Real Estate Division currently has over $550 million in equity under management, representing committed capital and interests in real estate assets in the United States and Canada exceeding $1.5 billion.

THE PROPERTY:

o The collateral for the Crossings Mortgage Loan consists of a fee simple interest in a 624-unit apartment complex consisting of 53 three-story, garden style apartment buildings totalling approximately 569,004 square feet on 40.9 acres of land. The Crossings Mortgaged Property is located along
  Interstate-29, a primary artery from Kansas City International Airport to downtown Kansas City, and has direct access along Barry Road, which is the main thoroughfare into the heart of North Kansas City.

o Constructed in 1998, the Crossings Mortgaged Property's 624 units are comprised of 288 one bed/one bath, 96 two bed/one bath and 240 two bed/two bath units. Amenities at the property include two pools and a Jacuzzi, a resident business center, 24-hour fitness center, lighted tennis and basketball courts, playground, 24-hour laundry facility, on-call emergency maintenance and garages with automatic door openers. Individual unit amenities include washer/dryer hook-ups, alarm system, roman tubs with ceramic tile, wood burning fireplaces, built-in microwaves and walk-in closets.

o The Crossings Mortgaged Property is located  1/2-mile north of Zona Rosa, a new 650,000 square foot shopping, dining and entertainment lifestyle development. In addition, the Kansas City central business district is approximately 12 miles south of the Crossings Mortgaged Property. Major employers located within the central business district include American
  Airlines, CitiCards and Harley-Davidson Motor Co.

PROPERTY MANAGEMENT:

o The Crossings Mortgaged Property is managed by Creekstone Management,
  L.L.C., an affiliate of the Crossings Borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o An intra-borrower mezzanine loan exists in the amount of $9,894,133 between an entity owned by Wafra Investment Advisors and RealVest III to an affiliate of the Crossings Borrower. The loan is secured by 100% of the ownership interests in the indirect parent of the Crossings Borrower. The mezzanine loan is co-terminus with the Crossings Mortgage Loan and is subject to transfer restrictions that generally confine the transfer of the loan to entities affiliated with the sponsor.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o Not allowed.
-------------------------------------------------------------------------------

                                      E-33

--------------------------------------------------------------------------------

                              COLONADE APARTMENTS

--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

COLONADE APARTMENTS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                    Bear Stearns

 ORIGINAL PRINCIPAL BALANCE:     $39,500,000

 FIRST PAYMENT DATE:             March 1, 2005

 TERM/AMORTIZATION:              120/360 months

 INTEREST ONLY PERIOD:           36 months

 MATURITY DATE:                  February 1, 2015

 EXPECTED MATURITY BALANCE:      $35,215,357

 BORROWING ENTITY:               Old York LLC

 INTEREST CALCULATION:           Actual/360

 CALL PROTECTION:                Lockout/Defeasance:
                                 119 payments
                                 Open: 1 payment

 UP-FRONT RESERVES:

   TAX RESERVE:                  Yes

   IMMEDIATE REPAIR RESERVE:     $117,000

   REPLACEMENT RESERVE:          $12,454

   TI/LC RESERVE:                $2,421

 ONGOING MONTHLY RESERVES:

   TAX RESERVE:                  Yes

   INSURANCE RESERVE(1):         Springing

   REPLACEMENT RESERVE:          $12,454

   TI/LC RESERVE:                $2,421

(1)   An ongoing insurance escrow springs if the borrower fails to provide lender evidence of payment of the insurance premiums.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:         $39,500,000

 CUT-OFF DATE LTV:             72.3%

 MATURITY DATE LTV:            64.5%

 UNDERWRITTEN DSCR(1):         1.27x

 MORTGAGE RATE:                5.253%
--------------------------------------------------------------------------------

(1)   DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                    Multifamily

 PROPERTY SUB TYPE:                Multifamily/Office

 LOCATION:                         Jenkintown, PA

 YEAR BUILT/RENOVATED:             1955/2004

 UNITS / SF (1):                   535 / 78,463

 CUT-OFF BALANCE PER UNIT:         $73,832

 OCCUPANCY AS OF 08/22/05 (1):     93.8% / 66.5%

 OWNERSHIP INTEREST:               Fee

 PROPERTY MANAGEMENT:              Core Properties, Inc.

 U/W NET CASH FLOW:                $3,326,634

 APPRAISED VALUE:                  $54,600,000
--------------------------------------------------------------------------------

(1)   The Colonade Apartments contains 535 residential multifamily units
      (451,475 sf) and 78,463 sf of commercial office space. The multifamily units are 93.8% occupied, and 66.5% of the office space is occupied.
      Combined occupancy, on a square footage basis, is 89.5%.

                                      E-34

--------------------------------------------------------------------------------

                              COLONADE APARTMENTS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------



                                                           TRAILING 12        FULL YEAR         FULL YEAR
                                         UNDERWRITTEN       (06/30/05)        (12/31/04)        (12/31/03)
                                        --------------   ---------------   ---------------   ---------------

 Effective Gross Income .............    $ 7,096,031       $ 6,793,024       $ 6,880,194       $ 6,934,783
 Total Expenses .....................    $ 3,596,295       $ 4,070,910       $ 3,870,187       $ 3,791,956
 Net Operating Income (NOI) .........    $ 3,499,736       $ 2,722,114       $ 3,010,007       $ 3,142,827
 Cash Flow (CF) .....................    $ 3,326,634       $ 2,722,114       $ 3,010,007       $ 3,142,827
 DSCR on NOI ........................           1.34x             1.04x             1.15x             1.20x
 DSCR on CF .........................           1.27x             1.04x             1.15x             1.20x




                                     STUDIO     1 BEDROOM     2 BEDROOM     3 BEDROOM
                                    --------   -----------   -----------   ----------

 Number of Units ................       11          308            143           73
 Average Unit Size (SF) .........      379          675          1,012        1,350
 Average Rent ...................     $680         $806         $1,104       $1,370
--------------------------------------------------------------------------------


                                      E-35

--------------------------------------------------------------------------------

                              COLONADE APARTMENTS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o The Colonade Apartments Mortgage Loan is a $39.5 million, ten-year fixed rate loan secured by a first mortgage on a 535-unit mid-rise apartment complex located in Jenkintown, Pennsylvania, approximately ten miles north of Center City Philadelphia. The Colonade Apartments Mortgage Loan bears interest at an annual interest rate of 5.253%. The Colonade Apartments
  Mortgage Loan is interest only for the first three years of its term and matures on February 1, 2015.

THE BORROWER:

o The Colonade Apartments Borrower is Old York LLC, a Massachusetts limited liability company. Old York LLC is a single purpose entity.

o The sponsor of the Colonade Apartments Mortgage Loan is Jeffrey J. Cohen,
  the founder and CEO of Metropolitan Properties of America ("MPA"). MPA is a
  real estate services company that provides real estate investment management, property management and development services to institutions and investment partners throughout the United States. MPA currently owns and manages in excess of 6 million square feet of residential and commercial space in five states.

THE PROPERTY:

o The Colonade Apartments Mortgaged Property is a 535-unit mid-rise apartment complex located in Jenkintown, Pennsylvania, approximately ten miles north of Center City Philadelphia. The property is situated at the intersection of
  Routes 73 and 611, approximately three blocks southeast of the SEPTA train station and approximately  1/2 mile down the road from the Pennsylvania
  College of Optometry. The improvements consist of one 8-story, 246-unit building and one 12-story, 289-unit building situated on 11.3 acres.
  Additionally there is approximately 78,463 square feet of commercial office space leased by a diverse group of small tenants accounting for approximately 11% of total net rental income. The Colonade Apartments
  Mortgaged Property provides a full range of amenities including an outdoor
  Olympic-sized pool, an indoor heated pool, tennis courts, full-service fitness center, and a covered parking garage. The unit mix consists of 11 studio units, 308 one-bedroom units, 143 two-bedroom units, and 73 three-bedroom units.

PROPERTY MANAGEMENT:

o The property is managed by Core Properties, Inc., an affiliate of the
  Colonade Apartments Borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o The owners of the Colonade Apartments Borrower have pledged their ownership interests in the Colonade Apartments Borrower and in the parent of the managing member of the Colonade Apartments Borrower as well as certain other entities owned by them to secure certain lines of credit with a maximum balance of $4,000,000 with Citizens Bank of Massachusetts. As of August 31,
  2005, the outstanding balance on this credit line was $2,376,512. There is no intercreditor or standstill agreement in connection with this pledge.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o Not allowed.
-------------------------------------------------------------------------------

                                      E-36

--------------------------------------------------------------------------------

                           BARCELONETA OUTLET CENTER

--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

BARCELONETA OUTLET CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                     Bank of America

 ORIGINAL PRINCIPAL BALANCE:      $35,250,000

 FIRST PAYMENT DATE:              July 1, 2005

 TERM/AMORTIZATION:               60/0 months

 INTEREST ONLY PERIOD:            60 months

 MATURITY DATE:                   June 1, 2010

 EXPECTED MATURITY BALANCE:       $35,250,000

 BORROWING ENTITY:                PR Barceloneta, LLC

 INTEREST CALCULATION:            Actual/360

 CALL PROTECTION:                 Lockout/Defeasance:
                                  56 payments
                                  Open: 4 payments

 UP-FRONT RESERVES:

  CHILI'S RESERVE ACCOUNT(1):     $96,000

  TI/LC RESERVE:                  $172,460

 ONGOING MONTHLY RESERVES:

  TAX RESERVE:                    Yes

  REPLACEMENT RESERVE:            $2,937

 LOCKBOX:                         Hard
--------------------------------------------------------------------------------

(1)   At closing, the Barceloneta Outlet Center Borrower will deposit $96,000 which sum is an amount equal to one year of rent due under the Chili's lease. Provided no event of default has occurred and is continuing, upon request of Barceloneta Outlet Center Borrower, the mortgagee will disburse to borrower all funds on deposit in the reserve account provided the mortgagee has received evidence that Chili's has commenced paying rent as required under the terms of the Chili's lease.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 CUT-OFF DATE BALANCE:         $35,250,000

 CUT-OFF DATE LTV:             64.1%

 MATURITY DATE LTV:            64.1%

 UNDERWRITTEN DSCR(1):         2.29x

 MORTGAGE RATE:                4.694%
--------------------------------------------------------------------------------

(1)   DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                Retail

 PROPERTY SUB TYPE:            Unanchored

 LOCATION:                     Barceloneta, PR

 YEAR BUILT/RENOVATED:         2000/NAP

 NET RENTABLE SQUARE FEET:     176,219

 CUT-OFF BALANCE PER SF:       $200

 OCCUPANCY AS OF 05/01/05:     96.7%

 OWNERSHIP INTEREST:           Fee

 PROPERTY MANAGEMENT:          Prime Retail, L.P.

 U/W NET CASH FLOW:            $3,840,460

 APPRAISED VALUE:              $55,000,000
--------------------------------------------------------------------------------

                                      E-37

--------------------------------------------------------------------------------

                           BARCELONETA OUTLET CENTER

--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------
                                       FINANCIAL INFORMATION
----------------------------------------------------------------------------------------------------
                                                        ANNUALIZED
                                                       MOST RECENT      FULL YEAR       FULL YEAR
                                       UNDERWRITTEN     (3/31/05)       (12/31/04)      (12/31/03)
                                      -------------- --------------- --------------- ---------------

 Effective Gross Income .............  $ 6,136,689     $ 6,331,408     $ 5,954,254     $ 5,898,452
 Total Expenses .....................  $ 2,129,922     $ 2,377,672     $ 2,100,246     $ 2,083,425
 Net Operating Income (NOI) .........  $ 4,006,767     $ 3,953,736     $ 3,854,008     $ 3,815,027
 Cash Flow (CF) .....................  $ 3,840,460     $ 3,953,736     $ 3,854,008     $ 3,815,027
 DSCR on NOI ........................        2.39x           2.36x           2.30x           2.27x
 DSCR on CF .........................        2.29x           2.36x           2.30x           2.27x




--------------------------------------------------------------------------------------------------------------------------------
                                                      TENANT INFORMATION(1)
--------------------------------------------------------------------------------------------------------------------------------
TOP TENANTS                      FITCH/S&P      TENANT SF     TOTAL SF     RENT PSF      RENT (2)         RENT        EXPIRATION
----------------------------   -------------   -----------   ----------   ----------   -----------   -------------   -----------

 Liz Claiborne .............       NR/BBB         12,000         6.8%     $ 18.00       $216,000           4.6%      06/30/2010
 Reebok ....................       NR/BBB         10,044         5.7      $ 19.00        190,836           4.1       06/30/2010
 Polo Ralph Lauren .........       NR/BBB          8,991         5.1      $  0.00             --           0.0       06/30/2010
 The Gap ...................     BBB-/BBB-         8,984         5.1      $ 21.00        188,664           4.0       06/30/2008
                                                  ------        ----                    --------          ----
 TOTAL .....................                      40,019        22.7%                   $595,500          12.6%


(1)   Information obtained from underwritten rent roll except for Ratings
      (Fitch/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % of Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)   Polo Ralph Lauren pays percentage rent in an amount per lease year equal to three percent of all gross sales up to and including $4,000,000; and
      two percent of all gross sales in excess of $4,000,000.



--------------------------------------------------------------------------------------------------------------
                                          LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------------------------------------
                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION        EXPIRING        SF(2)      TOTAL SF      TOTAL SF      % OF TOTAL SF     EXPIRING(3)
--------------------   -------------   ----------   ----------   ------------   ---------------   ------------

 2006 ..............          8          29,033         16.5%        29,033           16.5%        $  766,861
 2007 ..............          2           4,067          2.3         33,100           18.8%        $  143,782
 2008 ..............          2          11,184          6.3         44,284           25.1%        $  228,264
 2009 ..............          3          13,919          7.9         58,203           33.0%        $  264,408
 2010 ..............         17          62,713         35.6        120,916           68.6%        $1,273,940
 2011 ..............          1             640          0.4        121,556           69.0%        $   48,000
 2012 ..............          1             672          0.4        122,228           69.4%        $   40,320
 2013 ..............          2           6,122          3.5        128,350           72.8%        $  138,036
 2014 ..............          1           4,000          2.3        132,350           75.1%        $   96,000
 2020 ..............          1              --          0.0        132,350           75.1%        $   65,000
 2021 ..............          3              --          0.0        132,350           75.1%        $  205,000
 2026 ..............          1              --          0.0        132,350           75.1%        $   84,000
 2029 ..............          1              --          0.0        132,350           75.1%        $  261,250
 MTM ...............         12          27,909         15.8        160,259           90.9%        $  613,575
 Vacant ............         --          15,960          9.1        176,219          100.0%        $  479,917
                             --          ------        -----
 TOTAL .............         55         176,219        100.0%


(1)   Information obtained from underwritten rent roll.

(2)   Six ground leased tenants that contribute base rent have leases expiring in 2020, 2021, 2026 and 2029.

(3)   Expiring Base Rent excludes the $210,000 underwritten percentage rent for the following five tenants: Gamestop (MTM), Van Heusen (2006), Polo Ralph
      Lauren (2010), Panda Express (2010) and Ponderosa (2020).

                                      E-38

--------------------------------------------------------------------------------

                           BARCELONETA OUTLET CENTER

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The four largest tenants, representing 22.7% of the total net rentable square feet, are:

o LIZ CLAIBORNE (NYSE: "LIZ") (not rated by Fitch and "BBB" by S&P) occupies
  12,000 square feet (6.8% of square feet, 4.6% of income) under a ten-year lease expiring on June 30, 2010. The rental rate per square foot is $18.00.
  Liz Claiborne engages in the design and marketing of women's and men's apparel, accessories and fragrance products worldwide. Liz Claiborne also offers decorative fabrics, blankets and throws, furniture, games and toys, tabletop products, bed and bath accessories, floor coverings and window treatments. Liz Claiborne operates 269 specialty retail stores and 622 concession stores. As of the 2004 fiscal year, Liz Claiborne reported revenue of approximately $4.6 billion, net income of $313.6 million and stockholder equity of $1.8 billion.

o REEBOK (NYSE: "RBK") (not rated by Fitch and "BBB" by S&P) occupies 10,044 square feet (5.7% of square feet, 4.1% of income) under a ten-year lease expiring on June 30, 2010. The current rental rate per square foot of $19.00 increases to $19.50 on July 1, 2007 and $20.00 on July 1, 2008. Reebok
  engages in the design, marketing and distribution of sports, fitness and casual products, including footwear, apparel, equipment and accessories.
  Reebok offers its products under various brand names, including Reebok,
  Rockport, CCM, JOFA, KOHO, The Greg Norman Collection, Polo and Ralph
  Lauren. The Reebok brand business includes sports licensing, including products designed and marketed under license agreements with the National
  Football League and the National Basketball Association. Reebok also has licensees for eyewear, watches, heart rate monitors, children's apparel, team uniforms, socks and jogging strollers. As of the fiscal year ended
  December 31, 2004, Reebok reported revenue of approximately $3.8 billion, net income of $192.4 million and stockholder equity of $1.2 billion. Adidas
  Salomon AG (OTC: "ADDYY.PK") has tendered an offer to acquire Reebok for approximately $3.8 billion. The purchase is expected to close in the first half of 2006, pending regulatory and shareholder approval. Based in
  Herzogenaurach, Germany, adidas-Salomon is the second largest sporting goods company in the world, with its core brand adidas and Taylor Made-adidas golf. As of December 31, 2004, adidas-Salomon reported sales of (euro)6.5 billion, net income of (euro)314 million, and shareholder equity of (euro)1.6 billion.

o POLO RALPH LAUREN  (NYSE: "RL") (not rated by Fitch and "BBB" by S&P)
  occupies 8,991 square feet (5.1% of square feet) under a ten-year lease expiring on June 30, 2010. Polo Ralph Lauren pays percentage rent in an amount per lease year equal to three (3%) percent of all gross sales up to and including $4,000,000; and two (2%) percent of all gross sales in excess of $4,000,000. Polo Ralph Lauren has 37 years of experience in the design, marketing and distribution of premium lifestyle products in four categories:
  apparel, home, accessories and fragrances. Polo Ralph Lauren's brand names include Polo by Ralph Lauren, Ralph Lauren Purple Label, Ralph Lauren, Black
  Label, Blue Label, Lauren by Ralph Lauren, Polo Jeans Co., RRL, RLX, Rugby,
  RL Childrenswear, Chaps and Club Monaco. As of the fiscal year ended April
  2, 2005, Polo Ralph Lauren reported revenue of approximately $3.3 billion, net income of $190.4 million and stockholder equity of $1.7 billion.

o THE GAP (NYSE: "GPS") (rated "BBB-" by Fitch and S&P) occupies 8,984 square feet (5.1% of square feet, 4.0% of income) under an eight-year lease expiring on June 30, 2008. The rental rate per square foot is $21.00. There remains one four-year option to renew the lease with the rental rate per square foot increasing to $22.00. The Gap operates as a specialty retailing company that offers casual apparel, accessories and personal care products under The Gap, Banana Republic and Old Navy brand names. The Gap provides a range of products, including denim, khakis and T-shirts, fashion apparel, shoes, accessories, intimate apparel and personal care products for men, women, teens and children. The Gap operates 2,994 stores in the United
  States, Canada, the United Kingdom, France and Japan. In addition, The Gap offers products through the gap.com, bananarepublic.com and oldnavy.com. As of the fiscal year ended January 29, 2005, The Gap reported revenue of approximately $16.3 billion, net income of $1.2 billion and stockholder equity of $4.9 billion.
-------------------------------------------------------------------------------

                                      E-39

--------------------------------------------------------------------------------

                           BARCELONETA OUTLET CENTER

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o The Barceloneta Outlet Center Mortgage Loan is a $35.25 million, five-year fixed rate loan secured by a first mortgage on an outlet mall located in
  Barceloneta, Puerto Rico. The Barceloneta Outlet Center Mortgage Loan is
  interest only for the entire loan term and matures on June 1, 2010 at an annual interest rate of 4.694%.

THE BORROWER:

o The Barceloneta Outlet Center Borrower is PR Barceloneta, LLC, d/b/a PR
  Barceloneta Outlets, LLC, a New Jersey limited liability company and a single purpose bankruptcy remote entity with at least one independent director for which the Barceloneta Outlet Center Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 65.67%
  by David Lichtenstein as a Class A Member, 33.33% collectively by numerous
  Class B Members and 1.00% by PR Lightstone Manager, LLC, a Delaware limited liability company, as a Class A Member and the Managing Member. The borrower principal is David Lichtenstein. Mr. Lichtenstein is the founder, President and CEO of The Lightstone Group. Since formation in 1988, The Lightstone
  Group has become one of the largest private real estate companies is the
  United States.

THE PROPERTY:

o The Barceloneta Outlet Center Mortgaged Property consists of a fee simple interest in an outlet mall consisting of four one-story buildings built in
  2000. The improvements contain a total of 176,219 net rentable square feet and are situated on 49.46 acres. The Barceloneta Outlet Center Mortgaged
  Property is located along the north central coastline of Puerto Rico, with the Atlantic Ocean to the north, the city of Manati to the east, the city of
  Florida to the south and the city of Arecibo to the west. San Juan is 36 miles to the east via State Road No. 22.

o The Barceloneta Outlet Center Borrower is generally required at its sole cost and expense to keep the Barceloneta Outlet Center Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o Prime Retail, L.P. manages the Barceloneta Outlet Center Mortgaged Property.
  Prime Retail, founded in 1988 and headquartered in Baltimore, currently manages approximately 10.2 million square feet of space located in 23 states, including 36 outlet centers and 154,000 square feet of office space.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o Not Allowed.
-------------------------------------------------------------------------------
                                      E-40

                                                                        ANNEX F

                          AMORTIZATION SCHEDULE OF THE
                    SOTHEBY'S BUILDING PARI PASSU NOTE A-1

 PERIOD        DATE       ENDING BALANCE(1)     PRINCIPAL(1)
--------   -----------   -------------------   -------------
    0       7/1/2005      $ 110,000,000.00            --
    1       8/1/2005      $ 110,000,000.00            --
    2       9/1/2005      $ 110,000,000.00            --
    3      10/1/2005      $ 110,000,000.00            --
    4      11/1/2005      $ 110,000,000.00            --
    5      12/1/2005      $ 110,000,000.00            --
    6       1/1/2006      $ 110,000,000.00            --
    7       2/1/2006      $ 110,000,000.00            --
    8       3/1/2006      $ 110,000,000.00            --
    9       4/1/2006      $ 110,000,000.00            --
   10       5/1/2006      $ 110,000,000.00            --
   11       6/1/2006      $ 110,000,000.00            --
   12       7/1/2006      $ 110,000,000.00            --
   13       8/1/2006      $ 110,000,000.00            --
   14       9/1/2006      $ 110,000,000.00            --
   15      10/1/2006      $ 110,000,000.00            --
   16      11/1/2006      $ 110,000,000.00            --
   17      12/1/2006      $ 110,000,000.00            --
   18       1/1/2007      $ 110,000,000.00            --
   19       2/1/2007      $ 110,000,000.00            --
   20       3/1/2007      $ 110,000,000.00            --
   21       4/1/2007      $ 110,000,000.00            --
   22       5/1/2007      $ 110,000,000.00            --
   23       6/1/2007      $ 110,000,000.00            --
   24       7/1/2007      $ 110,000,000.00            --
   25       8/1/2007      $ 110,000,000.00            --
   26       9/1/2007      $ 110,000,000.00            --
   27      10/1/2007      $ 110,000,000.00            --
   28      11/1/2007      $ 110,000,000.00            --
   29      12/1/2007      $ 110,000,000.00            --
   30       1/1/2008      $ 110,000,000.00            --
   31       2/1/2008      $ 110,000,000.00            --
   32       3/1/2008      $ 110,000,000.00            --
   33       4/1/2008      $ 110,000,000.00            --
   34       5/1/2008      $ 110,000,000.00            --
   35       6/1/2008      $ 110,000,000.00            --
   36       7/1/2008      $ 110,000,000.00            --
   37       8/1/2008      $ 110,000,000.00            --
   38       9/1/2008      $ 110,000,000.00            --
   39      10/1/2008      $ 110,000,000.00            --
   40      11/1/2008      $ 110,000,000.00            --
   41      12/1/2008      $ 110,000,000.00            --
   42       1/1/2009      $ 110,000,000.00            --
   43       2/1/2009      $ 110,000,000.00            --
   44       3/1/2009      $ 110,000,000.00            --

                                      F-1

                         AMORTIZATION SCHEDULE OF THE
                     SOTHEBY'S BUILDING PARI PASSU NOTE A-1

 PERIOD        DATE       ENDING BALANCE(1)      PRINCIPAL(1)
--------   -----------   -------------------   ----------------
   45       4/1/2009      $ 110,000,000.00                --
   46       5/1/2009      $ 110,000,000.00                --
   47       6/1/2009      $ 110,000,000.00                --
   48       7/1/2009      $ 110,000,000.00                --
   49       8/1/2009      $ 110,000,000.00                --
   50       9/1/2009      $ 110,000,000.00                --
   51      10/1/2009      $ 110,000,000.00                --
   52      11/1/2009      $ 110,000,000.00                --
   53      12/1/2009      $ 110,000,000.00                --
   54       1/1/2010      $ 110,000,000.00                --
   55       2/1/2010      $ 110,000,000.00                --
   56       3/1/2010      $ 110,000,000.00                --
   57       4/1/2010      $ 110,000,000.00                --
   58       5/1/2010      $ 110,000,000.00                --
   59       6/1/2010      $ 110,000,000.00                --
   60       7/1/2010      $ 110,000,000.00                --
   61       8/1/2010      $ 109,895,941.03       $104,058.97
   62       9/1/2010      $ 109,791,390.84       $104,550.19
   63      10/1/2010      $ 109,669,628.32       $121,762.52
   64      11/1/2010      $ 109,564,009.80       $105,618.52
   65      12/1/2010      $ 109,441,208.53       $122,801.27
   66       1/1/2011      $ 109,334,511.73       $106,696.80
   67       2/1/2011      $ 109,227,311.25       $107,200.48
   68       3/1/2011      $ 109,069,706.04       $157,605.21
   69       4/1/2011      $ 108,961,255.52       $108,450.52
   70       5/1/2011      $ 108,835,700.67       $125,554.85
   71       6/1/2011      $ 108,726,145.50       $109,555.17
   72       7/1/2011      $ 108,599,516.59       $126,628.91
   73       8/1/2011      $ 108,488,846.49       $110,670.10
   74       9/1/2011      $ 108,377,653.96       $111,192.53
   75      10/1/2011      $ 108,249,433.02       $128,220.94
   76      11/1/2011      $ 108,137,110.31       $112,322.71
   77      12/1/2011      $ 108,007,790.49       $129,319.82
   78       1/1/2012      $ 107,894,327.08       $113,463.41
   79       2/1/2012      $ 107,780,328.05       $113,999.03
   80       3/1/2012      $ 107,632,965.78       $147,362.27
   81       4/1/2012      $ 107,517,732.97       $115,232.81
   82       5/1/2012      $ 107,385,583.63       $132,149.34
   83       6/1/2012      $ 107,269,183.02       $116,400.61
   84       7/1/2012      $ 107,135,898.22       $133,284.80
   85       8/1/2012      $ 107,018,318.94       $117,579.28
   86       9/1/2012      $ 106,900,184.62       $118,134.32
   87      10/1/2012      $ 106,765,214.11       $134,970.51
   88      11/1/2012      $ 106,645,884.98       $119,329.13
   89      12/1/2012      $ 106,509,752.74       $136,132.24
   90       1/1/2013      $ 106,389,217.67       $120,535.07
   91       2/1/2013      $ 106,268,113.61       $121,104.06

                                      F-2

                         AMORTIZATION SCHEDULE OF THE
                     SOTHEBY'S BUILDING PARI PASSU NOTE A-1

 PERIOD        DATE       ENDING BALANCE(1)        PRINCIPAL(1)
--------   -----------   -------------------   -------------------
   92       3/1/2013      $ 106,097,891.04      $    170,222.57
   93       4/1/2013      $ 105,975,411.74      $    122,479.30
   94       5/1/2013      $ 105,836,216.56      $    139,195.18
   95       6/1/2013      $ 105,712,501.99      $    123,714.57
   96       7/1/2013      $ 105,572,105.75      $    140,396.24
   97       8/1/2013      $ 105,447,144.42      $    124,961.33
   98       9/1/2013      $ 105,321,593.20      $    125,551.22
   99      10/1/2013      $ 105,179,411.16      $    142,182.04
   100     11/1/2013      $ 105,052,596.07      $    126,815.09
   101     12/1/2013      $ 104,909,185.16      $    143,410.91
   102      1/1/2014      $ 104,781,094.44      $    128,090.72
   103      2/1/2014      $ 104,652,399.05      $    128,695.39
   104      3/1/2014      $ 104,475,287.44      $    177,111.61
   105      4/1/2014      $ 104,345,148.46      $    130,138.98
   106      5/1/2014      $ 104,198,505.69      $    146,642.77
   107      6/1/2014      $ 104,067,060.13      $    131,445.56
   108      7/1/2014      $ 103,919,146.96      $    147,913.17
   109      8/1/2014      $ 103,786,382.65      $    132,764.31
   110      9/1/2014      $ 103,652,991.61      $    133,391.04
   111     10/1/2014      $ 103,503,186.84      $    149,804.77
   112     11/1/2014      $ 103,368,458.95      $    134,727.89
   113     12/1/2014      $ 103,217,354.34      $    151,104.61
   114      1/1/2015      $ 103,081,277.14      $    136,077.20
   115      2/1/2015      $ 102,944,557.57      $    136,719.57
   116      3/1/2015      $ 102,760,164.10      $    184,393.47
   117      4/1/2015      $ 102,621,928.69      $    138,235.41
   118      5/1/2015      $ 102,467,413.68      $    154,515.01
   119      6/1/2015      $ 102,327,796.31      $    139,617.37
   120      7/1/2015                    --      $102,327,796.31

----------
(1)   Amounts may vary from amounts shown due to rounding.

                                      F-3

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                  Prospectus

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                   DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 11 IN THIS PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured by any governmental agency.

The certificates will represent interests only in the related trust and will not represent interests in or obligations of Banc of America Commercial
Mortgage Inc. or any of its affiliates, including Bank of America Corporation.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.
--------------------------------------------------------------------------------

THE TRUST --

o    may periodically issue mortgage pass-through certificates in one or more series with one or more classes; and
o    will own --
o    multifamily and commercial mortgage loans;
o    mortgage-backed securities; and
o    other property described in the accompanying prospectus supplement.

THE CERTIFICATES --

o    will represent interests in the trust and will be paid only from the trust assets;

o    provide for the accrual of interest based on a fixed, variable or adjustable interest rate;

o    may be offered through underwriters, which may include Banc of America
     Securities LLC, an affiliate of Banc of America Commercial Mortgage Inc.;
     and

o    will not be listed on any securities exchange.

THE CERTIFICATEHOLDERS --

o    will receive interest and principal payments based on the rate of payment of principal and the timing of receipt of payments on mortgage loans.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE
CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               September 7, 2005

                      (This Page Intentionally Left Blank)

                                       2

                             FOR MORE INFORMATION

--------------------------------------------------------------------------------
Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC's Public Reference Room at the following location:

 o      SEC Public Reference Section
        450 Fifth Street, N.W.
        Room 1204
        Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is
http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at
Bank of America Corporate Center, 214 North Tryon Street, Charlotte, North
Carolina 28255, or by telephone at (704) 386-8509.

See also the sections captioned "Available Information" and "Incorporation of
Certain Information by Reference" appearing at the end of this prospectus.
--------------------------------------------------------------------------------



                                                               PAGE
                                                              -----

SUMMARY OF PROSPECTUS .......................................   6
RISK FACTORS ................................................  11
  The Limited Liquidity of Your Certificates May Have
     an Adverse Impact on Your Ability to Sell Your
     Certificates ...........................................  11
  The Limited Assets of Each Trust May Adversely
     Impact Your Ability To Recover Your Investment in
     the Event of Loss on the Underlying Mortgage
     Assets .................................................  11
  Credit Support is Limited and May Not Be Sufficient
     to Prevent Loss on Your Certificates ...................  12
  Prepayments on the Underlying Mortgage Loans
     Will Affect the Average Life of Your Certificates,
     and the Rate and Timing of those Prepayments
     May Be Highly Unpredictable ............................  12
  Certificates Purchased at a Premium or a Discount
     Will Be Sensitive to the Rate of Principal Payment......  13
  The Nature of Ratings Are Limited and Will Not
     Guarantee that You Will Receive Any Projected
     Return on Your Certificates ............................  14
  Certain Factors Affecting Delinquency, Foreclosure
     and Loss of the Mortgage Loans .........................  14
  Inclusion of Delinquent Mortgage Loans in a

  Other Factors Affecting Yield, Weighted Average Life



                                       3



                                                             PAGE
                                                             -----

    Distributions on the Certificates Concerning
      Prepayment Premiums or Concerning Equity

    Modifications, Waivers and Amendments of

    Certain Matters Regarding the Master Servicer, the
      Special Servicer, the REMIC Administrator and the

    Insurance or Guarantees Concerning the Mortgage



                                       4



                                                           PAGE
                                                          -----

    Forfeiture for Drug and Money Laundering
      Violations ........................................   71
    Federal Deposit Insurance Act; Commercial

 INCORPORATION OF CERTAIN INFORMATION BY
    REFERENCE ...........................................  107
 GLOSSARY ...............................................  108


                                       5

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this prospectus. It does not contain all the information you need to consider in making your investment decision. You should carefully review this prospectus and the related prospectus supplement in their entirety before making any investment in the certificates of any series. As used in this prospectus, "you" refers to a prospective investor in certificates, and "we" refers to the depositor, Banc of
America Commercial Mortgage Inc. A "Glossary" appears at the end of this prospectus.

SECURITIES OFFERED

Mortgage pass-through certificates.

DEPOSITOR

Banc of America Commercial Mortgage Inc., a Delaware corporation and a subsidiary of Bank of America, N.A., has its principal executive offices at 214
North Tryon Street, Charlotte, North Carolina 28255, and its telephone number is (704) 386-8509.

TRUSTEE

The trustee for each series of certificates will be named in the related prospectus supplement.

MASTER SERVICER

If the trust includes mortgage loans, the master servicer for the corresponding series of certificates will be named in the prospectus supplement.

SPECIAL SERVICER

If the trust includes mortgage loans, the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed, will be described in the prospectus supplement.

MBS ADMINISTRATOR

If the trust includes mortgage-backed securities, the entity responsible for administering the mortgage-backed securities will be named in the prospectus supplement.

REMIC ADMINISTRATOR

The person responsible for the various tax-related administration duties for a series of certificates concerning real estate mortgage investment conduits will be named in the prospectus supplement.

THE MORTGAGE LOANS

Each series of certificates will, in general, consist of a pool of mortgage loans referred to as a mortgage asset pool secured by first or junior liens on--

     o  residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o  office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

                                       6

However, no one of the following types of properties will be overly-represented in the trust at the time the trust is formed:

(1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4)
nursing homes, hospitals or other health care-related facilities.

The mortgage loans will not be guaranteed or insured by Banc of America
Commercial Mortgage Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or by any other person.

If specified in the prospectus supplement, some mortgage loans may be delinquent as of the date the trust is formed.

As described in the prospectus supplement, a mortgage loan may--

     o  provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

     o  provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may permit negative amortization;

     o  be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

     o  may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments; and

     o  provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at any other interval as specified in the prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than
40 years. No mortgage loan will have been originated by Banc of America
Commercial Mortgage Inc., although one of its affiliates may have originated some of the mortgage loans.

If any mortgage loan, or group of related mortgage loans, involves unusual credit risk, financial statements or other financial information concerning the related mortgaged property will be included in the related prospectus supplement.

As described in the prospectus supplement, the trust may also consist of mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities that evidence an interest in, or are secured by a pledge of, one or more mortgage loans similar to the other mortgage loans in the trust and which may or may not be issued, insured or guaranteed by the
United States or any governmental agency.

THE CERTIFICATES

Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement and will represent in total the entire beneficial ownership interest in the trust.

As described in the prospectus supplement, the certificates of each series may consist of one or more classes that--

     o  are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o  are "stripped principal certificates" entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

     o  are "stripped interest certificates" entitled to distributions of interest, with disproportionate, nominal or no distributions of principal;

                                       7

     o  provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o  provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the trust;

     o  provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o  provide for distribution based on collections on the mortgage assets in the trust attributable to prepayment premiums, yield maintenance payments or equity participations.

If specified in the prospectus supplement, a series of certificates may include one or more "controlled amortization classes," which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more other classes of the same series.

Each class of certificates, other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates will have an initial stated principal amount. Each class of certificates, other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of stripped interest certificates, on a notional amount, based on a pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate for each class of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

Interest on each class of certificates (other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates) of each series will accrue at the applicable pass-through rate on the certificate balance and will be paid on a distribution date. However, in the case of certain classes of stripped interest certificates, the notional amount outstanding from time to time will be paid to certificateholders as provided in the prospectus supplement on a specified distribution date.

Distributions of interest concerning one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates. Interest accrued concerning a class of accrual certificates prior to the occurrence of such an event will either be added to the certificate balance or otherwise deferred as described in the prospectus supplement. Distributions of interest concerning one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the prospectus supplement.

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

Each class of certificates of each series (other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that the holders are then entitled to receive in respect of principal from future cash flow on the assets in the trust. The initial total certificate balance of all classes of a series of certificates will not be greater

                                       8

than the outstanding principal balance of the related mortgage assets as of a specified cut-off date, after application of scheduled payments due on or before that date, whether or not received. As described in the prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class certificates of the series then entitled until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates--

     o  may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the assets in the trust;

     o  may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

     o  may be made, subject to certain limitations, based on a specified principal payment schedule; or

     o  may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the trust are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates of that class.

CREDIT SUPPORT AND CASH FLOW AGREEMENTS

If specified in the prospectus supplement, partial or full protection against certain defaults and losses on the assets in the trust may be provided to one or more classes of certificates by (1) subordination of one or more other classes of certificates to classes in the same series, or by (2) one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund, cash collateral account, overcollateralization or other credit support. If so provided in the prospectus supplement, the trust may include--

     o  guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

     o  certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates.

Certain relevant information regarding any applicable credit support or cash flow agreement will be set forth in the prospectus supplement for a series of certificates.

ADVANCES

As specified in the prospectus supplement, if the trust includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support, and/or another specified person may be obligated to make, or have the option of making, certain advances concerning delinquent scheduled payments of principal and/or interest on mortgage loans. Any advances made concerning a particular mortgage loan will be reimbursable from subsequent recoveries relating to the particular mortgage loan and as described in the prospectus supplement. If specified in the prospectus supplement, any entity making advances may be entitled to receive interest for a specified period during which those advances are outstanding, payable from amounts in the trust.
If the trust includes mortgaged-backed securities, any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related mortgage-backed securities agreement, will be described in the prospectus supplement.

OPTIONAL TERMINATION

If specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the trust. If provided in the related

                                       9

prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a specified party may be authorized or required to solicit bids for the purchase of all of the assets of the trust, or of a sufficient portion of those assets to retire that class or classes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The certificates of each series will constitute or evidence ownership of either--

     o  "regular interests" and "residual interests" in the trust, or a designated portion of the trust, treated as a REMIC under Sections 860A through 860G of the Code; or

     o  certificates in a trust treated as a grantor trust under applicable provisions of the Code.

Investors are advised to consult their tax advisors and to review "Certain
Federal Income Tax Consequences" in this prospectus and in the prospectus supplement.

CERTAIN ERISA CONSIDERATIONS

Fiduciaries of retirement plans and certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans, and collective investment funds and separate individual retirement accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, or any
materially similar provisions of federal, state or local law should review with their legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited.

LEGAL INVESTMENT

If so specified in the prospectus supplement, certain classes of certificates will constitute "mortgage related securities" for purposes of the Secondary
Mortgage Market Enhancement Act of 1984, as amended. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors for assistance in determining whether and to what extent the certificates constitute legal investments for them.

See "Legal Investment" in this prospectus.

RATING

At their respective dates of issuance, each class of certificates will be rated as of investment grade by one or more nationally recognized statistical rating agencies.

                                       10

                                 RISK FACTORS

     In considering an investment in the certificates of any series, you should consider carefully the following risk factors and the risk factors in the prospectus supplement.

THE LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR
ABILITY TO SELL YOUR CERTIFICATES.

     The certificates of any series may have limited or no liquidity. You may be forced to bear the risk of investing in the certificates for an indefinite period of time. In addition, you may have no redemption rights, and the certificates are subject to early retirement only under certain circumstances.

     Lack of a Secondary Market May Limit the Liquidity of Your Certificate. We
cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide certificateholders with liquidity of investment or that it will continue for as long as the certificates remain outstanding.

     The prospectus supplement may indicate that an underwriter intends to establish a secondary market in the certificates, although no underwriter will be obligated to do so. Any secondary market may provide less liquidity to investors than any comparable market for securities relating to single-family mortgage loans. Unless specified in the prospectus supplement, the certificates will not be listed on any securities exchange.

     The Limited Nature of Ongoing Information Regarding Your Certificate May
Adversely Affect Liquidity. The primary source of ongoing information regarding the certificates, including information regarding the status of the related mortgage assets and any credit support for the certificates, will be the periodic reports to certificateholders to be delivered pursuant to the related pooling and servicing agreement.

     We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of the information concerning a series of certificates may adversely affect liquidity, even if a secondary market for the certificates does develop.

     The Liquidity of Your Certificate May Be Affected by External Sources
Including Interest Rate Movement. If a secondary market does develop for the certificates, the market value of the certificates will be affected by several factors, including--

     o  perceived liquidity;

     o  the anticipated cash flow (which may vary widely depending upon the prepayment and default assumptions concerning the underlying mortgage loans); and

     o  prevailing interest rates.

     The price payable at any given time for certain classes of certificates may be extremely sensitive to small fluctuations in prevailing interest rates.
The relative change in price for a certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the certificate in response to an equal but opposite movement in those rates. Therefore, the sale of certificates by a holder in any secondary market that may develop may be at a discount from the price paid by the holder. We are not aware of any source through which price information about the certificates will be generally available on an ongoing basis.

THE LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER
YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS.

     Unless specified in the prospectus supplement, neither the certificates nor the mortgage assets in the trust will be guaranteed or insured by Banc of
America Commercial Mortgage Inc. or any of its affiliates, by any governmental agency or by any other person or entity. No certificate will

                                       11

represent a claim against or security interest in the trust funds for any other series. Therefore, if the related trust fund has insufficient assets to make payments, no other assets will be available for payment of the deficiency, and the holders of one or more classes of the certificates will be required to bear the consequent loss.

     Amounts on deposit from time to time in certain accounts constituting part of the trust, including the certificate account and any accounts maintained as credit support, may be withdrawn for purposes other than the payment of principal of or interest on the related series of certificates under certain conditions. On any distribution occurring after losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of those losses or shortfalls will be borne on a disproportionate basis among classes of certificates.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR
CERTIFICATES.

     The prospectus supplement for a series of certificates will describe any credit support. The credit support may not cover all potential losses. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of certificates.

     A series of certificates may include one or more classes of subordinate certificates, if provided in the prospectus supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of that series have been repaid in full.

     The impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a later right of payment.

     If a form of credit support covers the certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of certificates of one (or more) series will disproportionately benefit from that credit support, to the detriment of the holders of certificates of one (or more) other series.

     The amount of any applicable credit support supporting one or more classes of certificates will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experience on the related mortgage assets will not exceed such assumed levels. If the losses on the related mortgage assets do exceed such assumed levels, the holders of one or more classes of certificates will be required to bear such additional losses.

PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF
YOUR CERTIFICATES, AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY
UNPREDICTABLE.

     As a result of prepayments on the mortgage loans in the trust, the amount and timing of distributions of principal and/or interest on the certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in the trust will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Therefore, the prepayment experience on the mortgage loans in the trust may affect the average life of one or more classes of certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans included in the trust, principal prepayments on those mortgage loans are likely

                                       12

to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans included in the trust, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans.

     We cannot assure you what as to the actual rate of prepayment on the mortgage loans in the trust will be, or that the rate of prepayment will conform to any model in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in the trust, the retirement of any class of certificates of the related series could occur significantly earlier or later, and its average life could be significantly shorter or longer, than expected.

     The extent to which prepayments on the mortgage loans in trust ultimately affect the average life of any class of certificates of the related series will depend on the terms and provisions of the certificates. A class of certificates may provide that on any distribution date the holders of the certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the trust fund that are distributable on that date.

     A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the trust increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. This type of early retirement risk is sometimes referred to as
"call risk."

     A class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the trust increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. This type of prolonged retirement risk is sometimes referred to as "extension risk."

     As described in the prospectus supplement, the respective entitlements of the various classes of certificate-holders of any series to receive payments
(and, in particular, prepayments) of principal of the mortgage loans in the trust may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of that series) or subject to certain contingencies (e.g., prepayment and default rates with respect to those mortgage loans).

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for the certificates. Prepayment risk concerning a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series.

     As described in the prospectus supplement, a companion class may entitle the holders to a disproportionately large share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively fast, and/or may entitle the holders to a disproportionately small share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively slow. A companion class absorbs some (but not all) of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the trust were allocated on a pro rata basis.

CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE
OF PRINCIPAL PAYMENT.

     A series of certificates may include one or more classes offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the trust fund. If the amount of interest payable with respect to a class is disproportionately large as compared to the amount of principal, as with certain classes

                                       13

of stripped interest certificates, a holder might fail to recover its original investment under some prepayment scenarios. The yield to maturity of any class of certificates may vary from the anticipated yield due to the degree to which the certificates are purchased at a discount or premium and the amount and timing of distributions.

     You should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE
ANY PROJECTED RETURN ON YOUR CERTIFICATES.

     Any rating assigned by a rating agency to a class of certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related pooling and servicing agreement. Such rating will not constitute an assessment of the likelihood that--

     o  principal prepayments on the related mortgage loans will be made;

     o  the degree to which the rate of such prepayments might differ from that originally anticipated; or

     o  the likelihood of early optional termination of the trust.

     Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of certificates.

     The amount, type and nature of credit support given a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the certificates of any series may be insufficient to fully protect the holders of such certificates from losses on the related mortgage asset pool.

CERTAIN FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS OF THE MORTGAGE
LOANS.

     Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss than loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Therefore, the value of an income-producing property is directly related to the net operating income derived from such property.

     If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied properties or on properties leased to a single tenant or in which only a few tenants

                                       14

produce a material amount of the rental income. As the primary component of the net operating income of a property, rental income (and maintenance payments from tenant stockholders of a Cooperative) and the value of any property are subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be secured by owner-occupied properties or properties leased to a single tenant. Therefore, a decline in the financial condition of the borrower or a single tenant may have a disproportionately greater effect on the net operating income from such properties than would be the case with respect to properties with multiple tenants.

     Changes in the expense components of the net operating income of a property due to the general economic climate or economic conditions in a locality or industry segment, such as (1) increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs, (2) changes in governmental rules, regulations and fiscal policies, including environmental legislation, and (3) acts of God may also affect the net operating income and the value of the property and the risk of default on the related mortgage loan. In some cases leases of properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses. However, because leases are subject to default risks as well as when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.

     Additional considerations may be presented by the type and use of a particular property. For instance, properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.
Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. The transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or the restaurant, whether through purchase or foreclosure, is subject to local law requirements.

     In addition, the concentration of default, foreclosure and loss risks in mortgage loans in the trust will generally be greater than for pools of single-family loans because mortgage loans in the trust generally will consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult
in the Event that a Mortgage Loan Defaults. We anticipate that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. In this type of mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery concerning a defaulted mortgage loan in excess of the liquidation value of the related property.

     Cross-Collateralization Provisions May Have Limitations on Their
Enforceability. A mortgage pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group. Cash flows generated on these type of mortgage loans are available to support debt service on, and ultimate repayment of, the total indebtedness. These arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

                                       15

     If the properties securing a group of mortgage loans which are cross-collateralized are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. A creditor seeking to enforce remedies against a property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert that--

     o  such borrower was insolvent at the time the cross-collateralized mortgage loans were made; and

     o  such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other mortgage loans in the group of cross-collateralized mortgage loans, receive fair consideration or reasonably equivalent value for, in effect,
        "guaranteeing" the performance of the other borrowers.

     Although the borrower making such "guarantee" will be receiving
"guarantees" from each of the other borrowers in return, we cannot assure you that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value.

     The cross-collateralized mortgage loans may be secured by mortgage liens on properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because foreclosure actions are usually brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

     Increased Risk of Default Associated With Balloon Payments. Some of the
mortgage loans included in the trust may be nonamortizing or only partially amortizing over their terms to maturity. These types of mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. These loans involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related property. The ability of a borrower to accomplish either of these goals will be affected by--

     o  the value of the related property;

     o  the level of available mortgage rates at the time of sale or refinancing;

     o  the borrower's equity in the related property;

     o  the financial condition and operating history of the borrower and the related property;

     o  tax laws;

     o  rent control laws (pertaining to certain residential properties);

     o  Medicaid and Medicare reimbursement rates (pertaining to hospitals and nursing homes);

     o  prevailing general economic conditions; and

     o  the availability of credit for loans secured by multifamily or commercial property.

     Neither Banc of America Commercial Mortgage Inc. nor any of its affiliates will be required to refinance any mortgage loan.

     As specified in the prospectus supplement, the master servicer or the special servicer will be permitted (within prescribed limits) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. Although the master servicer or the special servicer generally will be required to determine that any such extension or modification is reasonably likely

                                       16

to produce a greater recovery than liquidation, taking into account the time value of money, we cannot assure you that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

     The Lender Under a Mortgage Loan May Have Difficulty Collecting Rents Upon
the Default and/or Bankruptcy of the Related Borrower. Each mortgage loan included in the trust secured by property that is subject to leases typically will be secured by an assignment of leases and rents. Under such an assignment, the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related property, and the income derived, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     The Enforceability of Due-on-Sale and Debt-Acceleration Clauses May Be
Limited in Certain Situations. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related property or its interest in the property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Adverse Environmental Conditions May Subject a Mortgage Loan to Additional
Risk. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980,
as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

     Certain Special Hazard Losses May Subject Your Certificates to an
Increased Risk of Loss. Unless otherwise specified in a prospectus supplement, the master servicer and special servicer for the trust will be required to cause the borrower on each mortgage loan in the trust to maintain such insurance coverage in respect of the property as is required under the related mortgage, including hazard insurance. As described in the prospectus supplement, the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any property through acquisition of a blanket policy.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water- related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by credit support, such losses may be borne, at least in part, by the holders of one or more classes of certificates of the related series.

                                       17

     The Recording of the Mortgages in the Name of MERS May Affect the Yield on
the Certificates. The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic
Registration Systems, Inc. or MERS, solely as nominee for the mortgage loan seller and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if
MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, then any related expenses will be paid by the trust and will reduce the amount available to pay principal of and interest on the certificates.

     The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

INCLUSION OF DELINQUENT MORTGAGE LOANS IN A MORTGAGE ASSET POOL.

     If provided in the prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. As specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by the special servicer. The same entity may act as both master servicer and special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments concerning the subject mortgage asset pool and the yield on the certificates of such series.

                             PROSPECTUS SUPPLEMENT

     To the extent appropriate, the prospectus supplement relating to each series of offered certificates will contain--

     o  a description of the class or classes of such offered certificates, including the payment provisions with respect to each such class, the aggregate principal amount (if any) of each such class, the rate at which interest accrues from time to time (if at all), with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount (if any) or on a specified notional amount (if at all);

     o  information with respect to any other classes of certificates of the same series;

     o  the respective dates on which distributions are to be made;

     o  information as to the assets, including the mortgage assets, constituting the related trust fund;

     o  the circumstances, if any, under which the related trust fund may be subject to early termination;

     o  additional information with respect to the method of distribution of such offered certificates;

     o  whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person responsible for the various tax-related duties in respect of each REMIC to be created;

     o  the initial percentage ownership interest in the related trust fund to be evidenced by each class of certificates of such series;

     o  information concerning the trustee of the related trust fund;

                                       18

     o  if the related trust fund includes mortgage loans, information concerning the master servicer and any special servicer of such mortgage loans and the circumstances under which all or a portion, as specified, of the servicing of a mortgage loan would transfer from the master servicer to the special servicer;

     o  information as to the nature and extent of subordination of any class of certificates of such series, including a class of offered certificates;
        and

     o  whether such offered certificates will be initially issued in definitive or book-entry form.

                   CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary"
attached to this prospectus.

                                       19

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of mortgage assets which will include--

     o  various types of multifamily or commercial mortgage loans;

     o  mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o  a combination of such mortgage loans and mortgage backed securities.

     We will establish each trust fund and select each mortgage asset. We will purchase mortgage assets to be included in the trust fund and select each mortgage asset from the Mortgage Asset Seller who may not have originated the mortgage asset or issued the MBS and may be our affiliate.

     We will not insure or guaranty the mortgage assets nor will any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "-- Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes
(referred to in this prospectus as mortgage notes) notes secured by mortgages, deeds of trust or similar security instruments (referred to in this prospectus as mortgages) that create first or junior liens on fee or leasehold estates in properties consisting of--

     o  residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o  office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

     These multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. However, no one of the following types of commercial properties will represent security for a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or
(4) nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related prospectus supplement, each mortgage will create a first priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, such person may be or may have been our affiliate.

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection

                                       20

with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens.
In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear--

     o  the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

     o  the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

     If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted
above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants.
Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily
Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and

                                       21

fiscal policies, may also affect the likelihood of default on a mortgage loan.
As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net
Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o  the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method
        (the cost of replacing the property at such date);

     o  the income capitalization method (a projection of value based upon the property's projected net cash flow); and

     o  or upon a selection from or interpolation of the values derived from such methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect that and a liquidation loss may occur.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Certain Factors Affecting Delinquency,
Foreclosure and Loss of the Mortgage Loans--General" and "--Certain Factors
Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Increased
Risk of Default Associated With Balloon Payments".

     Payment Provisions of the Mortgage Loans. All of the mortgage loans will
(1) have had original terms to maturity of not more than 40 years and (2)
provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly, quarterly, semi-annually or annually. A mortgage loan may--

     o  provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable
        Mortgage Rate;

                                       22

     o  provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in its interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

     o  may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date; and

     o  may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan, as described in the related prospectus supplement. See "Certain Legal Aspects of the Mortgage
Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of prepayment premiums and yield maintenance charges.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which, to the extent then applicable, will generally include the following:

     o  the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o  the type or types of property that provide security for repayment of the mortgage loans;

     o  the earliest and latest origination date and maturity date of the mortgage loans;

     o  the original and remaining terms to maturity of the mortgage loans, or the respective ranges of such terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o  the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Loan-to-Value-Ratios, and the weighted average of such Loan-to-Value Ratios;

     o  the Mortgage Rates borne by the mortgage loans, or the range of the
        Mortgage Rate, and the weighted average Mortgage Rate borne by the mortgage loans;

     o  with respect to mortgage loans with adjustable Mortgage Rates, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of such mortgage loan;

     o  information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums;

     o  the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range Debt Service
        Coverage Ratios, and the weighted average of such Debt Service Coverage
        Ratios, and

     o  the geographic distribution of the mortgaged properties on a state-by-state basis. In appropriate cases, the related prospectus supplement will also contain certain information available us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to provide the specific information described above at the time any offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following their issuance.

                                       23

     If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

     If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer's servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

     MBS may include (1) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality of the United
States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (2) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National
Mortgage Association, the Governmental National Mortgage Association or the
Federal Agricultural Mortgage Corporation, provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a mortgage asset pool: (a) either will (1) have been previously registered under the
Securities Act of 1933, as amended, (2) be exempt from such registration requirements or (3) have been held for at least the holding period specified in
Rule 144(k) under the Securities Act of 1933, as amended; and (b) will have been acquired (other than from us or any of our affiliates) in bona fide secondary market transactions.

     Any MBS will have been issued pursuant to a MBS agreement which is a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will be parties to the MBS agreement, generally together with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of the offered certificates described in this prospectus. Distributions in respect of the MBS will be made by the issuer of the MBS, the servicer of the MBS, or the trustee of the MBS agreement or the
MBS trustee on the dates specified in the related prospectus supplement. The issuer of the MBS or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the offered certificates under "Description of Credit Support"
may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

                                       24

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available--

     o  the aggregate approximate initial and outstanding principal amount(s)
        and type of the MBS to be included in the trust fund;

     o  the original and remaining term(s) to stated maturity of the MBS, if applicable;

     o  the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s);

     o  the payment characteristics of the MBS;

     o  the issuer of the MBS, servicer of the MBS and trustee of the MBS, as applicable, of each of the MBS;

     o  a description of the related credit support, if any;

     o  the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     o  the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     o  the type of mortgage loans underlying the MBS and, to the extent available and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under
        "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements";
        and

     o  the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described in this prospectus and in the related prospectus supplement. See "The Pooling and
Servicing Agreements-- Certificate Account".

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination of subordination and credit support. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors-- Credit Support Limitations" and "Description
of Credit Support".

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The related trust fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to the termination of the cash flow agreement, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under any such cash flow agreement.

                                       25

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Effect of
Prepayments on Average Life of Certificates". The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.

     The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate;
the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the Distribution Date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any Distribution Date will generally correspond to interest accrued on the mortgage loans to their respective Due
Dates during the related Due Period. If a prepayment on any mortgage loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates.
The related prospectus supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation the principal payments to reduce the

                                       26

principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of mortgage loans, may change periodically to accommodate adjustments to the corresponding Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificates). An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent increase (or decrease) in the rate of principal payments.

     In general, the notional amount of a class of Stripped Interest
Certificates will either--

     o  be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o  equal the Certificate Balances of one or more of the other classes of certificates of the same series.

     Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates,
a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in
Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation--

     o  the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located;

     o  the quality of management of the mortgaged properties;

                                       27

     o  the servicing of the mortgage loans; and

     o  possible changes in tax laws and other opportunities for investment.

     In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

     The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition
(in the case of a Lock-out Period) or a disincentive (in the case of a
Prepayment Premium) to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the
Mortgage Rates on such adjustable rate mortgage loans decline in a manner consistent with the prevailing market interest rates, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" such rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Unless otherwise specified in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments
(for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding

                                       28

principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate
Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable, which deferred interest may be added to the Certificate Balance of the certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant.
Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives

                                       29

of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans)
may increase as a result of such feature.

     Negative amortization may occur in respect of an adjustable rate mortgage loan that--

     o  limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate;

     o  provides that its scheduled payment will adjust less frequently than its
        Mortgage Rate; or

     o  provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate.

     Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether such offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a Stripped
Interest Certificate, delay or accelerate the reduction of the notional amount of a Stripped Interest Certificate). See "--Yield and Prepayment
Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of such loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the
Certificate Balances of one or more such classes of certificates and/or (2)
establishing a priority of payments among such classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion (which may during specified periods range from none to all) of the principal payments received on

                                       30

the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of such series, may provide for distributions of principal from--

     o  amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates;

     o  Excess Funds; or

     o  any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

                                 THE DEPOSITOR

     We are Banc of America Commercial Mortgage Inc., a Delaware corporation and were organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. We are a subsidiary of Bank of
America, N.A. We maintain our principal office at 214 North Tryon Street,
Charlotte, North Carolina 28255. Our telephone number is (704) 386-8509.

     Unless otherwise noted in the related prospectus supplement, neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the certificates of such series being offered for sale, may consist of one or more classes of certificates that, among other things:

     o  provide for the accrual of interest on the Certificate Balance or
        Notional Amount at a fixed, variable or adjustable rate;

     o  constitute Senior Certificates or Subordinate Certificates;

     o  constitute Stripped Interest Certificates or Stripped Principal
        Certificates;

     o  provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

    o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o  provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o  provide for distributions based on collections on the mortgage assets in the related trust fund attributable to Prepayment Premiums and Equity
        Participations.

     If so specified in the related prospectus supplement, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as

                                       31

being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders of Stripped Interest Certificates to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates,
notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued in fully registered definitive form) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with that transfer or exchange. Interests in a class of certificates offered in book-entry format will be transferred on the book-entry records of
DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, societe anonyme, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, if they are participants in DTC.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each
Distribution Date from the Available Distribution Amount for such series and such Distribution Date. The particular components of the Available Distribution
Amount for any series and Distribution Date will be more specifically described in the related prospectus supplement. Except as otherwise specified in the related prospectus supplement, the Distribution Date for a series of certificates will be the 11th day of each month (or, if any such 11th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of certificates is issued.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered at the close of business on the
Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement.
All distributions with respect to each class of certificates on each
Distribution Date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective percentage interests evidenced by those certificates unless otherwise specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificate-holder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of such certificateholder as it appears on the Certificate
Register; provided, however, that the final distribution in retirement of any class of certificates (whether issued in fully registered definitive form or in book-entry format) will be made only upon presentation and surrender of such certificates at the location specified in the notice to certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of
Stripped Principal Certificates and certain classes of REMIC Residual
Certificates that have no pass-through rate) may

                                       32

have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates.
Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date or under the circumstances specified in the related prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates
that is not entitled to any distributions of interest) will be made on each
Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution
Date. Prior to the time interest is distributable on any class of Accrual
Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance of such
Accrual Certificates on each Distribution Date or otherwise deferred as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each
Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment
Interest Shortfalls, as described under "Yield and Maturity
Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls.
The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate
Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Effect of
Prepayments on Average Life of Certificates" and "--Effect of Prepayments on
Yield of Certificates" and "Yield and Maturity Considerations--Certain
Shortfalls in Collections of Interest".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of
Stripped Interest Certificates and certain classes of REMIC Residual
Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding
Certificate Balance of a class of certificates will be reduced by distributions of principal made from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, by the amount of any
Accrued Certificate Interest in respect of

                                       33

such Accrual Certificate (reduced as described above). The initial aggregate
Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate
Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each Distribution Date to the holders of the class or classes of certificates of such series entitled thereto until the
Certificate Balances of such certificates have been reduced to zero.
Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster)
than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to
Controlled Amortization Classes may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to Companion Classes may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES CONCERNING PREPAYMENT PREMIUMS OR CONCERNING
EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each
Distribution Date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, we or any of our affiliates may retain such items or by any other specified person and/or may be excluded as trust assets.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the
Certificate Balances of one or more such classes of certificates and/or (2)
establishing a priority of payments among such classes of certificates. See
"Description of Credit Support".

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each
Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution
Amount for the related series of certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure

                                       34

against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans
(including amounts drawn under any fund or instrument constituting credit support) respecting which such advances were made and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of Subordinate
Certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from recoveries on the mortgage loans or another specifically identified source; and, if previously made by a master servicer, special servicer or trustee, such an advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate
Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related pooling and servicing agreement and described in such prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the agreement pursuant to which the MBS was issued.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each such holder, a Distribution Date Statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o  the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance of such class;

     o  the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

     o  the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and
        (B) payments on account of Equity Participations;

     o  the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

     o  if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

                                       35

     o  if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

     o  information regarding the aggregate principal balance of the related mortgage assets on or about such Distribution Date;

     o  if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

     o  if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the specified period, generally corresponding in length to the period between Distribution
        Dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular Distribution Date);

     o  the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such Distribution
        Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or
        Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the
        Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     o  if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     o  the amount deposited in or withdrawn from any reserve fund on such
        Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     o  if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     o  the amount of credit support being afforded by any classes of
        Subordinate Certificates.

     In the case of information furnished pursuant to the first 3 bulleted items above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage.
The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in the first 3 bulleted items above, aggregated for such calendar year or the applicable portion during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended, are from time to time in force. See, however, "--Book-Entry
Registration and Definitive Certificates" below.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the

                                       36

loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. See "The Pooling and Servicing Agreements--
Amendment". The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC administrator. See "The Pooling and Servicing
Agreements--Events of Default", "--Rights Upon Event of Default" and
"--Resignation and Removal of the Trustee".

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following (1) the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and
(2) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such pooling and servicing agreement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated in the prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between its participating organizations through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and
the National Association of Securities Dealers, Inc. The rules applicable to
DTC and its participating organizations are on file with the Securities and
Exchange Commission.

                                       37

     Purchases of book-entry certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate is in turn to be recorded on the Direct and
Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect
Participant through which each Certificate Owner entered into the transaction.
Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of DTC's participating organizations acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the book-entry certificates; DTC's records reflect only the identity of the Direct
Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. DTC's participating organizations will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution
Date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on such date.
Disbursement of such distributions by DTC's participating organizations to
Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such participating organization (and not of DTC, the depositor or any trustee, master servicer, special servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time.
Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related prospectus supplement, the only
Certificateholder of book-entry certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through DTC's participating organization who in turn will exercise their rights through DTC. We have been informed that
DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more Direct
Participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued in fully registered definitive form to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (1) the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or (2) the depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Certificates agree to initiate such termination.
Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability

                                       38

through DTC of Certificates in fully registered form. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the
Certificate Owners identified in such instructions the Certificates in fully registered definitive form to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as
"certificateholders" under and within the meaning of the related pooling and servicing agreement.

                     THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a Pooling and
Servicing Agreement. In general, the parties to a Pooling and Servicing
Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, the REMIC administrator. However, a Pooling and
Servicing Agreement that relates to a trust fund that includes MBS may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling and Servicing
Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the depositor, or the mortgage asset seller may perform the functions of master servicer, special servicer, manager or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of
REMIC administrator. Any party to a Pooling and Servicing Agreement or any affiliate of any party may own certificates issued under the Pooling and
Servicing Agreement; however, unless other specified in the related prospectus supplement, except with respect to required consents to certain amendments to a
Pooling and Servicing Agreement, certificates issued under the Pooling and
Servicing Agreement that are held by the master servicer or special servicer for the related Series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the certificates to be issued under the Pooling and Servicing
Agreement and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing
Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description of the Pooling and Servicing Agreement contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related agreement that provided for the issuance of the MBS. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. We will provide a copy of the Pooling and
Servicing Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified in this prospectus under "The Depositor".

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling and
Servicing Agreement. Such schedule generally

                                       39

will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

     In addition, unless otherwise specified in the related prospectus supplement, we will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below) the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee), the mortgage with evidence of recording indicated (except for any mortgage not returned from the public recording office), an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if we deliver or cause to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original mortgage note has been lost or destroyed. In addition, if we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. We will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated after receipt of such mortgage from the public recording office. If we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such mortgage or assignment has been lost, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording. Unless otherwise specified in the related prospectus supplement, assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of us or the originator of such mortgage loan. Notwithstanding the foregoing, with respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its
designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and instead, the mortgage loan seller shall take all actions as are necessary to cause the Trust to be shown as, and the trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system or recording transfers of beneficial ownership of mortgages maintained by MERS.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the

                                       40

master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the Purchase Price, or at such other price as will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither we nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

     The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement. Any such custodian may be one of our affiliates.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties covering, by way of example--

     o  the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related
        Pooling and Servicing Agreement;

     o  the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o  the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o  the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the mortgage asset seller; however, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each
Pooling and Servicing Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other

                                       41

mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a
Warranting Party, and neither the depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do
so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related Pooling and
Servicing Agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing Agreement, such mortgage loans and any instrument of credit support included in the related trust fund. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (1) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and
(2) do not impair recovery under any instrument of credit support included in the related trust fund. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, unless otherwise specified in the related prospectus supplement, to waive any
Prepayment Premium, late payment charge or other charge in connection with any mortgage loan.

     The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing
Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;
managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise; and maintaining servicing records relating to such mortgage loans.
The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of--

     o  mortgage loans that are delinquent in respect of a specified number of scheduled payments;

                                       42

     o  mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

     o  REO Properties.

     If so specified in the related prospectus supplement, a Pooling and
Servicing Agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of the mortgage loan, in whole or in part, to the related special servicer. Unless otherwise provided in the related prospectus supplement, when the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and
Servicing Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer)), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support".

     A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.
In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time.
See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

                                       43

     In the case of mortgage loans secured by junior liens on the related mortgaged properties, unless otherwise provided in the related prospectus supplement, the master servicer will be required to file (or cause to be filed)
of record a request for notice of any action by a superior lienholder under a senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured by that senior lien, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer will each be required to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related certificateholders and/or to preserve the security of the related mortgage loan, subject to the application of the REMIC
Provisions. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the senior lien, if such advance is in the best interests of the related certificateholders and the master servicer or special servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related mortgage loan.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans to one or more third-party sub-servicers; provided that, unless otherwise specified in the related prospectus supplement, such master servicer or special servicer will remain obligated under the related Pooling and Servicing Agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor. Unless otherwise provided in the related prospectus supplement, each subservicing agreement between a master servicer and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling and Servicing Agreement. Unless otherwise provided in the related prospectus supplement, the master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers such removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer or special servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's or special servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling and Servicing
Agreement. See "--Certificate Account" and "--Servicing Compensation and
Payment of Expenses".

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding
Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held in the
Certificate Account may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each rating

                                       44

agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, trustee or special servicer as additional compensation. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards.
If permitted by the applicable rating agency, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling and Servicing
Agreement and described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling and Servicing
Agreement--

     o  all payments on account of principal, including principal prepayments, on the mortgage loans;

     o  all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion of such default interest retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

     o  all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses)
        derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     o  any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

     o  any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

     o  any amounts paid under any cash flow agreement;

     o  all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of
        Mortgage Loans; Repurchases" and "--Representations and Warranties;
        Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any mortgage asset purchased as described under
        "Description of the Certificates-- Termination";

     o  to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

                                       45

     o  all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "--Hazard Insurance Policies";

     o  any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate
        Account; and

     o  any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling and
Servicing Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the
Certificate Account for each trust fund that includes mortgage loans for any of the following purposes--

     o  to make distributions to the certificateholders on each Distribution
        Date;

     o  to pay the master servicer or the special servicer any servicing fees not previously retained by the master servicer or special servicer, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

     o  to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to particular mortgage loans in the trust fund and particular properties acquired in respect of the trust fund. Reimbursement for advances made or expenses incurred that are related to particular mortgage loans or properties will normally only be made out of amounts that represent late payments collected on those mortgage loans, Liquidation Proceeds, Insurance and
        Condemnation Proceeds collected on those mortgage loans and properties, any form of credit support related to those mortgage loans and net income collected on those properties. However, if in the judgment of the master servicer, the special servicer or such other person, as applicable, the advances and/or expenses will not be recoverable from the above amounts, the reimbursement will be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     o  if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in the bulleted clause immediately listed above incurred by it while such remain outstanding and unreimbursed;

     o  to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under
        "--Realization Upon Defaulted Mortgage Loans";

     o  to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" and
        "--Certain Matters Regarding the Trustee";

                                       46

     o  if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of credit support;

     o  if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     o  to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     o  to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

     o  if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Certain Federal
        Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other
        Taxes";

     o  to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of certificateholders;

     o  to make any other withdrawals permitted by the related Pooling and
        Servicing Agreement and described in the related prospectus supplement;
        and

     o  to clear and terminate the Certificate Account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable "Servicing Standard" as defined in the related prospectus supplement; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will--

     o  not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o  will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due;
        and

     o  will not adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,--

     o  a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable or imminent;

     o  such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o  unless inconsistent with the applicable "servicing standard", such modification, waiver or amendment will not materially adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise comparably convert ownership of, or acquire title to the related mortgaged property, by operation of law or otherwise. In connection with

                                       47

such foreclosure or other conversion of ownership, the special servicer shall follow the servicing standard. A Pooling and Servicing Agreement may grant the special servicer the right to direct the master servicer to advance costs and expenses to be incurred in any such proceedings, and such advances may be subject to reimbursement requirements. A Pooling and Servicing Agreement may require the special servicer to consult with independent counsel regarding the order and manner should foreclose upon or comparably proceed against such properties if a mortgage loan or group of cross-collateralized mortgage loans are secured by real properties in multiple states including certain states with a statute, rule or regulation comparable to California's "one action" rule.
Unless otherwise provided in the related prospectus supplement, when applicable state law permits the special servicer to select between judicial and non-judicial foreclosure in respect of any mortgaged property, a special servicer may make such selection so long as the selection is made in a manner consistent with the servicing standard. Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an
"operator" of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

        (1) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b)
     there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

        (2) the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of
     Mortgage Loans--Environmental Considerations".

     A Pooling and Servicing Agreement may grant to the master servicer, the special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. In the absence of any such sale, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion above.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property before the close of the third calendar year following the year of acquisition, unless (1) the IRS grants an extension of time to sell such property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related prospectus supplement, if title

                                       48

to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any "net income from foreclosure property"
within the meaning of Code Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property.
If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling and
Servicing Agreement.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting credit support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such
Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

     Except as otherwise provided in the prospectus supplement, if any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Pooling and Servicing Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced by the special servicer) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer's
(or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's (or special servicer's) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related
Certificate Account. The Pooling and Servicing Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on

                                       49

the mortgage loans in a trust fund, which may contain a deductible clause (not in excess of a customary amount). If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related
Certificate Account all additional sums that would have been deposited in the
Certificate Account under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder to require, such coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2)
such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property.
Unless otherwise provided in the related prospectus supplement, the master servicer (or special servicer) will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of Mortgage
Loans--Due-on-Sale and Due-on-Encumbrance Provisions".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. If and to the extent described in the related prospectus supplement, a special servicer's primary compensation with respect to a series of certificates may consist of any or all of the following components--

     o  a specified portion of the interest payments on each mortgage loan in the related trust fund, whether or not serviced by it;

     o  an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

     o  subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

                                       50

     Insofar as any portion of the master servicer's or special servicer's compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate
Account. A more detailed description of each master servicer's and special servicer's compensation will be provided in the related prospectus supplement.
Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer.

     In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed by the trustee and payment of expenses incurred in connection with distributions and reports to certificateholders.
Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified in the prospectus supplement, may be required to be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related prospectus supplement, each
Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related trustee a report of a firm of independent certified public accountants stating that (1) it has obtained a letter of representation regarding certain matters from the management of the master servicer which includes an assertion that the master servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage
Bankers established by the Mortgage Bankers Association of America, with respect to the master servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (2) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report)
with respect to those sub-servicers. The prospectus supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the trustee.

     Each Pooling and Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the master servicer and special servicer shall each deliver to the related trustee an annual statement signed by one or more officers of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the master servicer or the special servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling and
Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status of such default. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

                                       51

     Unless otherwise specified in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer or special servicer may be obtained by certificateholders upon written request to the trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC
ADMINISTRATOR AND THE DEPOSITOR

     Any entity serving as master servicer, special servicer or REMIC administrator under a Pooling and Servicing Agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling and
Servicing Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations under the Pooling and
Servicing Agreement only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and
Servicing Agreement. The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, each
Pooling and Servicing Agreement will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and
Servicing Agreement or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such
Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing
Agreement and that in its opinion may involve it in any expense or liability.
However, each of the master servicer, the special servicer, the REMIC administrator, any extension adviser and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of certificateholders under the Pooling and
Servicing Agreement. In such event, the legal expenses and costs of such action, and any liability resulting from such action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor, as the case may be, will be entitled to charge the related
Certificate Account for this expense.

                                       52

     Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, a REMIC administrator will be entitled to perform any of its duties under the related
Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, Events of Default under the related Pooling and Servicing
Agreement will include, without limitation--

     o  any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

     o  any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and
        Servicing Agreement;

     o  any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling and Servicing Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

     o  any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such notice has been given to the REMIC administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than
        25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

     o  certain events involving a determination by a rating agency that the master servicer or the special servicer is no longer approved by such rating agency to serve in such capacity; and

     o  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations.

                                       53

     Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, when a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity will (except where related only to a Rating Agency's evaluation of the acceptability of such entity to act in a particular capacity) constitute an event of default in each capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling and Servicing
Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting
Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing
Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing
Agreement (except that if the defaulting party is required to make advances under the Pooling and Servicing Agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to)
appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement.
Pending such appointment, the trustee will be obligated to act in such capacity.

     If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under "--Resignation and
Removal of the Trustee" below.

     No certificateholder will have any right under a Pooling and Servicing
Agreement to institute any proceeding with respect to such Pooling and
Servicing Agreement unless such holder previously has given to the trustee written notice of default and the continuance of such default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee under the Pooling and Servicing Agreement and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing
Agreement or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling and Servicing Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such litigation.

AMENDMENT

     Except as otherwise specified in the related prospectus supplement, each
Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such Pooling and
Servicing Agreement, (1) to cure any ambiguity, (2) to

                                       54

correct or supplement any provision in the Pooling and Servicing Agreement which may be inconsistent with any other provision in the Pooling and Servicing
Agreement or to correct any error, (3) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any
Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings on the certificates, as evidenced by a letter from each applicable rating agency, (4) if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions
(A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion of the trust fund) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that
(1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the
Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC
Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be withdrawn, downgraded or qualified, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See "Certain Federal Income Tax
Consequences--REMICs--Tax and Restrictions on Transfers of REMIC Residual
Certificates to Certain Organizations" in this prospectus supplement), (5) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder, or (6) to amend specified provisions that are not material to holders of any class of certificates offered by this prospectus.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected by an amendment evidencing, in each case, not less than 662/3% (or such other percentage specified in the related prospectus supplement) of the aggregate
Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

     Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling and Servicing Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders'

                                       55

request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling and Servicing Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement.
However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and
Servicing Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling and
Servicing Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling and Servicing
Agreement, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the
Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than
331/3% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything in this prospectus to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

                                       56

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets.
Credit support may be in the form of a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds and/or cash collateral accounts, overcollateralization, or another method of credit support described in the related prospectus supplement, or any combination of the foregoing. If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of credit support may provide credit enhancement for more than one series of certificates.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling and Servicing
Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by such credit support, certificateholders will bear their allocable share of deficiencies.
Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of--

     o  the nature and amount of coverage under such credit support;

     o  any conditions to payment under the credit support not otherwise described in this prospectus;

     o  the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced; and

     o  the material provisions relating to such credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of credit support. See "Risk Factors--Credit Support Limitations".

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

                                       57

INSURANCE OR GUARANTEES CONCERNING THE MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the depositor) specified in such prospectus supplement. Under a letter of credit, the providing institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate
Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the providing institution under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained in such reserve funds may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to

                                       58

such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CASH COLLATERAL ACCOUNT

     If so specified in the related prospectus supplement, all or any portion of credit enhancement for a series of certificates may be provided by the establishment of a cash collateral account. A cash collateral account will be similar to a reserve fund except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. The loan from the cash collateral lender will be repaid from such amounts as are specified in the related prospectus supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a reserve fund. As specified in the related prospectus supplement, a cash collateral account may be deemed to be part of the assets of the related Trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related prospectus supplement and pledged for the benefit of the holders of one or more classes of certificates of a series.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each such form of credit support, the information indicated above with respect thereto, to the extent such information is material and available.

                                       59

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law
(which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See
"Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "mortgage loan" includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered by that mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary
(the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.
At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.
The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from such leases and rents, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

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     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without lender's consent or a hearing at which the lender's interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws".

     In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under bankruptcy law, a tenant has the option of assuming
(continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years' lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the mortgage loan, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

                                       61

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other

                                       62

things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See "Risk Factors--Certain Factors Affecting Delinquency,
Foreclosure and Loss of the Mortgage Loans--Limited Recourse Nature of the
Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency

                                       63

judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee could lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, requires the lessor to grant the mortgagee a new lease if the existing lease is rejected in a bankruptcy proceeding, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.
Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative.
Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by such automatic stay can be significant. Also, under the

                                       64

Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy
Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the
Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted
previously in the Section entitled "-- Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (1)
assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Pursuant to the federal doctrine of "substantive consolidation" or to the
(predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles.

                                       65

Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the trust fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a "special purpose entity",
"single purpose entity" or "bankruptcy remote entity" in the related prospectus supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. CERCLA, imposes strict liability on present and past "owners" and
"operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower.
Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so-called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of
1996, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Asset Conservation, Lender Liability and
Deposit Insurance Act of 1996 provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the

                                       66

mortgaged property. The Asset Conservation, Lender Liability and Deposit
Insurance Act of 1996 also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to
CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of the Resource
Conservation and Recovery Act governs underground petroleum storage tanks.
Under the Asset Conservation, Lender Liability and Deposit Insurance Act of
1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection of secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders of the related series.

     To reduce the likelihood of such a loss, unless otherwise specified in the related prospectus supplement, the Pooling and Servicing Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon
Defaulted Mortgage Loans".

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers
(including prospective buyers at a foreclosure sale or following foreclosure).
Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to

                                       67

good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn Act generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated under the Garn Act.
Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. In addition to the risks faced by the holder of a first lien, holders of mortgage loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related mortgaged property to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the mortgage loan may be nonrecourse.

     The rights of the trust fund (and therefore the certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the master servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order

                                       68

as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness.
In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust.
While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a
"future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit"
amount stated in the recorded mortgage.

SUBORDINATE FINANCING

     The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.
Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some

                                       69

circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V of the Depository Institutions
Deregulation and Monetary Control Act of 1980 authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980 is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980
has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption)
be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

CERTAIN LAWS AND REGULATIONS

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property
(i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

AMERICANS WITH DISABILITIES ACT

     Under the ADA, in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as

                                       70

owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower's active duty status. Unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National
Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor of California, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California
Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the
Relief Act or the California Military and Veterans Code. Application of the
Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with such certificates. In addition, application of the
Relief Act or the California Military and Veterans Code imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

FORFEITURE FOR DRUG AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the
United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

FEDERAL DEPOSIT INSURANCE ACT; COMMERCIAL MORTGAGE LOAN SERVICING

     Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC),
have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or

                                       71

regulation applicable to such bank. If Bank of America, N.A. or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Bank of America, N.A. and other banks, were to find that any obligation of Bank of America, N.A. or such other bank under the related pooling and servicing agreement or other agreement or any activity of Bank of America, N.A. or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Bank of America, N.A. or such other bank among other things to rescind such contractual obligation or terminate such activity.

     In March 2003, the OCC issued a temporary cease and desist order against a national bank (as to which no conservator or receiver had been appointed)
asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate if for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).

     While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Bank of America, N.A. or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to
Bank of America, N.A. or another bank or (iii) any other obligation of Bank of
America, N.A. or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Bank of America, N.A. or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Bank of America, N.A. or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth in this prospectus. Counsel to the depositor for each series will be Cadwalader,
Wickersham & Taft LLP, and a copy of the legal opinion of such counsel rendered in connection with any series of certificates will be filed by the depositor with the Securities and Exchange Commission on a Current Report on Form 8-K
within 15 days after the Closing Date for such series of certificates. This discussion is directed primarily to certificateholders that hold the certificates as "capital assets" within the meaning of Section 1221 of the Code
(although portions thereof may also apply to certificateholders who do not hold certificates as capital assets) and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. The authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described in this prospectus, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences".
Prospective investors are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

                                       72

     The following discussion addresses securities of two general types: (1)
REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code, and (2) Grantor Trust Certificates
representing interests in a Grantor Trust Fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements other than guaranteed investment contracts are included in a trust fund, the anticipated material tax consequences associated with such cash flow agreements also will be discussed in the related prospectus supplement. See "Description of the
Trust Funds--Cash Flow Agreements".

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and
1275 of the Code and in the OID Regulations, and in part upon the REMIC
Provisions and the REMIC Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC
Certificates, counsel to the depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and
Servicing Agreement and any other governing documents, the related trust fund
(or each applicable portion thereof) will qualify as one or more REMICs and the
REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in a
REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor have prepared or reviewed the statements in this prospectus under the heading "Certain Federal
Income Tax Consequences -- REMICs," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any trust fund (or applicable portion thereof) as one or more REMICs for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the
Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust

                                       73

fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related prospectus supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the
REMIC Certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the
REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the
REMIC Regular Certificates and income allocated to the REMIC Residual
Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, except as otherwise provided in the applicable prospectus supplement, the REMIC Regular
Certificates will be "qualified mortgages" for a REMIC within the meaning of
Section 860G(a)(3) of the Code. The determination as to the percentage of the
REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable
Treasury regulations.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of
REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC
Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and
"loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the
Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to
REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

     The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular

                                       74

Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a
REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price.
The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters).
If less than a substantial amount of a particular class of REMIC Regular
Certificates is sold for cash on or prior to the Closing Date, the issue price for such class will be the fair market value of such class on the Closing Date.
Under the OID Regulations, the stated redemption price of a REMIC Regular
Certificate is equal to the total of all payments to be made on such
Certificate other than "qualified stated interest". "Qualified stated interest"
is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or, as discussed below under "Variable Rate REMIC Regular Certificates," at a qualified variable rate.

     If the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the
Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC
Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID
Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC
Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated
redemption price at maturity of such REMIC Regular Certificate. Under the OID
Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID
Regulations also would permit a Certificateholder to elect to accrue de minimis original issue

                                       75

discount into income currently based on a constant yield method. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular
Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period", that is, unless otherwise stated in the related prospectus supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC
Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of such REMIC
Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the Certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the
Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption.
The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such
Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such
Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular
Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day.

     The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.
The proposed regulations are limited to REMIC Regular Certificates with delayed payment for

                                       76

periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a
"qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of REMIC
Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID
Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to REMIC Regular Certificates.
However, if final regulations dealing with contingent interest with respect to
REMIC Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest REMIC Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC
Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a REMIC Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, REMIC Regular
Certificates that qualify as regular interests under this rule will be treated in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a REMIC Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that REMIC Regular Certificate generally to be determined by assuming that interest will be payable for the life of the REMIC
Regular Certificate based on the initial rate for the relevant class. Unless otherwise specified in the applicable prospectus supplement, variable interest will be treated as qualified stated interest, other than variable interest on an interest-only class, which will be treated as non-qualified stated interest

                                       77

includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, REMIC Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates, will be treated as having qualified stated
interest, except to the extent that initial "teaser" rates cause sufficiently
"back-loaded" interest to create more than de minimis original issue discount.
The yield on those REMIC Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans for the initial interest accrual period will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the REMIC Regular Certificates.

     Market Discount. A Certificateholder that purchases a REMIC Regular
Certificate at a market discount, that is, in the case of a REMIC Regular
Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular
Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the
Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.
In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular
Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, including de minimis market discount discussed in the following paragraph. Similarly, a
Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such
Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular
Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption.
If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

                                       78

     Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular
Certificates should accrue, at the Certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular
Certificate at the beginning of the accrual period. Moreover, the Prepayment
Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC
Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC
Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular
Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount.
For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC
Regular Certificates-- Market Discount" above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount) will also apply in amortizing bond premium.

                                       79

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular
Certificates that acquire such certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans.
However, it appears that a noncorporate holder that does not acquire a REMIC
Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a
REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular
Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See
"--Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates
will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the
REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual
Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC
Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a
REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than)
the

                                       80

adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC
Regulations, however, do not provide for any such modifications.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period.
Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and
"noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual
Certificateholders may exceed the cash distributions received by such REMIC
Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual
Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the
REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of
REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, such Class's fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC
Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount". The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of such interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     The method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption), but without regard to the de minimis rule applicable to REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis in that mortgage loan, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under

                                       81

Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.
Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC
Certificates constituting "regular interests" in the REMIC not offered hereby)
equal to the deductions that would be allowed if the REMIC Regular Certificates
(including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC.
Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described in that section will not apply.

     If a class of REMIC Regular Certificates is issued with an Issue Premium, the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below.
Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous
Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the
REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC
Residual Certificate will be equal to the amount paid for such REMIC Residual
Certificate, increased by amounts included in the income of the REMIC Residual
Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such
REMIC Residual Certificateholder's adjusted basis in its REMIC Residual
Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the
REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain
REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC

                                       82

under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC.
However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such
REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the
REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC
Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual
Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual
Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC
Residual Certificates--General" above.

     Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder.
Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the
Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale of disposition. Prospective purchasers of the REMIC Residual
Certificates should consult with their tax advisors regarding the effect of these regulations.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC
Residual Certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (2)
the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual
Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC
Residual Certificate at the beginning of the calendar quarter and 120% of the
"long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual
Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the
REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

                                       83

     For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30%
United States withholding tax imposed on distributions to REMIC Residual
Certificateholders that are foreign investors. See, however, "--Foreign
Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the
Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives;
the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations,
transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC
Residual Certificate. The REMIC Regulations provide that a REMIC Residual
Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual
Certificate, which rate is computed and published monthly by the IRS) on the
REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the
REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the
REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC
Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person. Accordingly, all transfers of REMIC Residual
Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing
Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require the transferee to provide an affidavit to certify to the matters in the preceding sentence. The transferor must have no actual knowledge or reason to know that those statements are false.

     In addition to the three conditions set forth above, the REMIC Regulations contain a fourth requirement that must be satisfied in one of two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer:

                                       84

     (1) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

        (i) the present value of any consideration given to the transferee to acquire the interest;

        (ii) the present value of the expected future distributions on the interest; and

        (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this "minimum transfer price"
alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the minimum tax rate specified in Section 55 of the Code.
Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

     (2) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests
(generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

        (ii) the transferee must agree in writing that it will transfer the
     REMIC Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

        (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC Residual Certificate will not be paid by the transferee.

     The related prospectus supplement will disclose whether offered REMIC
Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC
Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC
Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual
Certificates to foreign persons.

     Mark-to-Market Rules. The IRS has issued regulations, relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this requirement, a REMIC Residual Certificate will not be treated as a security and thus generally may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and
expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular Certificates.
Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates
the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (2) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous

                                       85

itemized deduction allowable subject to the limitation of Section 67 of the
Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial.
Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a
"pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such certificates.

     Under tax legislation enacted in 2001, the limitations on deductions under
Section 68 will be phased out beginning in 2006 and will be eliminated after
2009.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC
Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such
REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such
REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under "--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.
The Code as of the date of this prospectus provides for tax rates for individuals on ordinary income that are higher than the tax rates for long-term capital gains of individuals for property held for more than one year. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to such REMIC Regular
Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to such certificate), determined as of the date of purchase of such REMIC Regular
Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular
Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates-- Market Discount" and "--Premium".

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

                                       86

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury Department regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC
Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale"
rules of Section 1091 of the Code. In that event, any loss realized by the
REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on
REMICs equal to 100% of the net income derived from "prohibited transactions".
In general, subject to certain specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any
REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each
Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. As provided in each Pooling and Servicing Agreement, a REMIC may recognize "net income from foreclosure property" subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the trust fund than any other method of operation.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax or contributions tax will be borne by the related REMIC administrator, master servicer, special servicer, manager or trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing

                                       87

Agreement and in respect of compliance with applicable laws and regulations.
Any such tax not borne by a REMIC administrator, a master servicer, special servicer, manager or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC
Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Certain Organizations. If a REMIC Residual Certificate is transferred to a
"disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual
Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent.
However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in such entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC
Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any prospectus supplement relating to the offering of any
REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.

     If an "electing large partnership" holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, a "disqualified organization" means (1) the United
States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing
(but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (2) any organization
(other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (3) any organization described in Section 1381(a)(2)(C) of the
Code. In addition, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as

                                       88

a pass-through entity. For these purposes, an "electing large partnership"
means a partnership (other than a service partnership or certain commodity pools) having more than 100 members that has elected to apply certain simplified reporting provisions under the Code.

     Termination. A REMIC will terminate immediately after the Distribution
Date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC
Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual
Certificateholder's adjusted basis in such Certificate, such REMIC Residual
Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners.
Unless otherwise stated in the related prospectus supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the "tax matters person" with respect to the related REMIC, and the REMIC administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

     As the tax matters person, the REMIC administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual
Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related
REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual
Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related
REMIC, in a manner to be provided in Treasury Department regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury Department regulations. These information reports generally are required to be sent to individual holders of REMIC
Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other nonindividuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request.
Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury
Department regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular
Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of
REMIC Regular Certificates--Market Discount".

                                       89

     Unless otherwise specified in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" at a rate of 28% (increasing to 30%
after 2010) unless the recipient of such payments is a U.S. Person and provides
IRS Form W-9 with the correct taxpayer identification number; is a non-U.S.
Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section
1.6049-4(c)(1)(ii). Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the
IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder
that is not a U.S. Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular
Certificate, provided that the holder provides appropriate documentation. The appropriate documentation includes Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular
Certificate being effectively connected to a United States trade or business;
Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular
Certificate; and Form W-8IMY, with supporting documentation as specified in the
Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A "qualified intermediary"
is generally a foreign financial institution or clearing organization or a
non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual
Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United
States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

                                       90

     Unless otherwise stated in the related prospectus supplement, transfers of
REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of
Grantor Trust Certificates, in the opinion of counsel to the depositor for such series, assuming compliance with all provisions of the related Pooling and
Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor has prepared or reviewed the statements in this prospectus under the heading "Certain Federal
Income Tax Consequences--Grantor Trust Funds," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in
Grantor Trust Certificates.

Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. In the case of Grantor
Trust Fractional Interest Certificates, unless otherwise disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s]
(including any participation or certificate of beneficial ownership therein)
which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (3) "real estate assets"
within the meaning of Section 856(c)(5)(B) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional
Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates
evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and the interest on which is
"interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor
Trust Strip Certificates, and the income therefrom, will be so characterized.
However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust
Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are]
principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

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Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of Grantor Trust Fractional
Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans
(including amounts used to pay reasonable servicing fees and other expenses)
and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a
Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under
Section 67 of the Code, an individual, estate or trust holding a Grantor Trust
Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income.
In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust
Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further,
Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Under tax legislation enacted in
2001, this limitation on deductions under Section 68 will be phased out beginning in 2006 and will be eliminated after 2009. Although it is not entirely clear, it appears that in transactions in which multiple classes of
Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor
Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest
Certificates of any series will depend on whether they are subject to the
"stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional
Interest Certificates may be subject to those rules if (1) a class of Grantor
Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon.
The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each
Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional
Interest Certificates --Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its
Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest
Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest
Certificate as to any purchaser will be equal to the price paid by such purchaser

                                       92

of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated
interest", if any, as well as such certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such
Grantor Trust Fractional Interest Certificate at the beginning of such month
(see "--Sales of Grantor Trust Certificates" below) and the yield of such
Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, the special servicer, any sub-servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the
Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest
Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor
Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such
Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest
Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such
Certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional
Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates.
See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount" above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and
Certificateholders in transactions subject to the stripped bond rules on a
Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any

                                       93

representation that the mortgage loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial
Certificateholders of each series who bought at that price.

     In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do
so.

     Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional
Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a
Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount"
below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor
Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a
Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. For a definition of "stated redemption price," see "--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any
"points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above.

                                       94

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans by the trustee or master servicer, as applicable, in preparing information returns to the
Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID
Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and
Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional
Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated
redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional
Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1)
the adjusted issue price (or, in the case of the first accrual period, the issue price) of such mortgage loan at the beginning of the accrual period that includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will provide to any holder of a
Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See
"--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to a Grantor
Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a
"market discount", that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated
redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated
redemption price on such mortgage loan that is received by (or, in the case of accrual basis Certificateholders, due to) the trust fund in that month. A
Certificateholder may elect to include market discount in income

                                       95

currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in
"--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the holder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated
interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

     Because the mortgage loans will provide for periodic payments of stated
redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the mortgage loans.

     Further, under the rules described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a Certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the Certificate and the portion of the adjusted basis of the
Certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss

                                       96

would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the
Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on
REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip
Certificates. Except as described above in "--Taxation of Owners of Grantor
Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no
regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor
Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such
Certificates.

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the
Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Proposed Contingent Payment Rules"
below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip
Certificates based on a constant yield method. In effect, each holder of
Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor
Trust Strip Certificate at the beginning of such month and the yield of such
Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the
Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment
Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial
Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

                                       97

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip
Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such
Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate
is treated as an interest in discrete mortgage loans, or if the Prepayment
Assumption is not used, then when a mortgage loan is prepaid, the holder of a
Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such mortgage loan.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury
Department regulations have been promulgated regarding contingent payment debt instruments, but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of such Regulations, may also be excepted from such regulations. Like the OID Regulations, the contingent payment regulations do not specifically address securities, such as the Grantor
Trust Strip Certificates, that are subject to the stripped bond rules of
Section 1286 of the Code.

     If the contingent payment rules similar to those under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip
Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate.
The comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip
Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip
Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor
Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust
Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions)
except as provided under Section 582(c) of the Code. The adjusted basis of a
Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such
Grantor Trust Certificate. The Code as of the date of this prospectus generally provides for tax rates of noncorporate taxpayers on ordinary income that are higher than the rates

                                       98

on long-term capital gains (generally, property held for more than one year).
No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate"
(which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the trustee or master servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and such other customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust
Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust
Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or master servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described above in
"--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC
Regular Certificates in "-- REMICs--Foreign Investors in REMIC Certificates"
above applies to Grantor Trust Certificates except that Grantor Trust
Certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a
Certificateholder's trade or business in the United States, such Grantor Trust
Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                                       99

     On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust"
under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

REPORTABLE TRANSACTIONS

     Any holder of an offered certificate that reports any item or items of income, gain, expense or loss in respect of that certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the offered certificates.

                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.
Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                         CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and the
Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code
("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.
However, such plans may be subject to the provisions of other applicable federal and state law materially similar to ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and
501(a) of the Code is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section
4975 of the Code prohibit a broad range of transactions involving assets of a
Plan and persons who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to
Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

                                      100

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets included in a related trust fund to be deemed assets of such Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined in the Plan Asset Regulations. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if
25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any
Certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan
"fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

     The Plan Asset Regulations provide that where a Plan acquires a
"guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan
Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" Ginnie Mae, Freddie Mac, Farmer Mac and Fannie Mae
Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not
"guaranteed governmental mortgage pool certificates" within the meaning of the
Plan Asset Regulations; potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing certificates if such MBS are included in the trust fund.

     The DOL has granted to certain underwriters administrative exemptions, each an "Exemption", for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. An Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a
Plan of certain certificates, such as the offered certificates, underwritten by the underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the
Exemptions include mortgage loans such as the mortgage assets. However, it should be noted that in issuing the Exemptions, the DOL may not have considered interests in pools of the exact nature as some of the offered certificates. If all of the conditions of an Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the mortgage assets, the acquisition, holding and resale of the offered certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the
Code.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of PTCE 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of
ERISA and Section 4975 of the Code transactions

                                      101

in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of any of the Exemptions solely because they (1) are subordinated to other classes of certificates in the trust and/or (2) have not received a rating at the time of the acquisition in one of the four highest rating categories from a nationally recognized statistical rating agency. All other conditions of one of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such class of certificates, an insurance company general account seeking to rely on
Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c)
to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.
Pursuant to Section 401(c) of ERISA, the DOL has issued final regulations providing guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of
ERISA.

CONSULTATION WITH COUNSEL

     Any Plan fiduciary which proposes to purchase offered certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection with any planned purchase.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners
of REMIC Residual Certificates--Excess Inclusions".

                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain classes of the offered certificates will constitute "mortgage related securities" for purposes of SMMEA. Generally, the only classes of the offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA
Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such

                                      102

offered certificates, may be subject to significant interpretive uncertainties.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those Classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United
States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or before the
October 3, 1991 cutoff for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.  Section  24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R.  Section  1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities,"
defined in 12 C.F.R.  Section  1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security"
within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities", other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R.  Section  703.16(e) for investing in those securities), residual interests in mortgage related securities, and

                                      103

commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.  Section
703.19 may be able to invest in those prohibited forms of securities, while
"RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R.  Section  742.4(b)(2). The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate
Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin
73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the Federal Deposit Insurance
Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above
(and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates)
may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class or series constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                            METHOD OF DISTRIBUTION

     The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below.
The prospectus supplement prepared

                                      104

for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

     The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

   1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include Banc of America Securities
      LLC, an affiliate of the depositor;

     2. By placements by the depositor with institutional investors through dealers; and

     3. By direct placements by the depositor with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

     In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of
1933, as amended, or will contribute to payments required to be made in respect to such liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities
Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Banc of America Securities LLC in connection with offers and sales related to market-making

                                      105

transactions in offered certificates previously offered hereunder in transactions with respect to which Banc of America Securities LLC acts as principal. Banc of America Securities LLC may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

     Certain legal matters relating to the certificates will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP. Certain legal matters relating to the certificates will be passed upon for the underwriter by the counsel described in the related prospectus supplement under "Legal Matters".
Certain federal income tax matters and other matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any.
Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             AVAILABLE INFORMATION

     The depositor has filed with the Securities and Exchange Commission a
Registration Statement (of which this prospectus forms a part) under the
Securities Act of 1933, as amended, with respect to the offered certificates.
This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus or in such prospectus supplement, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such
Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its
Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and
at its Midwest Regional Offices located as follows: Citicorp Center, 500 West
Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the Public Reference Room by calling the SEC at
1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

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     No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this prospectus or any related prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or any other person. Neither the delivery of this prospectus or any related prospectus supplement nor any sale made under this prospectus or any related prospectus supplement shall under any circumstances create an implication that there has been no change in the information in this prospectus since the date of this prospectus or in such prospectus supplement since the date of the prospectus supplement. This prospectus and any related prospectus supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

     The master servicer, the trustee or another specified person will cause to be provided to registered holders of the offered certificates of each series periodic unaudited reports concerning the related trust fund. If beneficial interests in a class or series of offered certificates are being held and transferred in book-entry format through the facilities of The DTC as described in this prospectus, then unless otherwise provided in the related prospectus supplement, such reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the
Certificates--Reports to Certificateholders" and "--Book-Entry Registration and
Definitive Certificates".

     The depositor will file or cause to be filed with the Securities and
Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. The depositor intends to make a written request to the staff of the Securities and Exchange Commission that the staff either (1) issue an order pursuant to Section 12(h) of the
Securities Exchange Act of 1934, as amended, exempting the depositor from certain reporting requirements under the Securities Exchange Act of 1934, as amended, with respect to each trust fund or (2) state that the staff will not recommend that the Commission take enforcement action if the depositor fulfills its reporting obligations as described in its written request. If such request is granted, the depositor will file or cause to be filed with the Securities and Exchange Commission as to each trust fund the periodic unaudited reports to holders of the offered certificates referenced in the preceding paragraph;
however, because of the nature of the trust funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of certificateholders expected for each series, the depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related trust fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The depositor hereby incorporates by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of
1934, as amended, prior to the termination of an offering of offered certificates evidencing interests in that trust fund. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the depositor should be directed in writing to its principal executive offices at 214 North Tryon Street, Charlotte, North
Carolina 28255, or by telephone at (704) 386-8509.

                                      107

                                   GLOSSARY
     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "401(c) Regulations" means those regulations issued by the DOL which provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.

     "Accrued Certificate Interest" means for each Distribution Date an amount equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding
Certificate Balance of such class of certificates immediately prior to such
Distribution Date.

     "Accrual Certificates" means one or more classes of certificates that may not be entitled to distributions of interest until the occurrence of certain events, such as the retirement of one or more other classes of certificates.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "Available Distribution Amount" means unless otherwise provided in the related prospectus supplement for any series of certificates and any
Distribution Date the total of all payments or other collections (or advances in lieu of such collections and advances) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date.

     "Bankruptcy Code" means the U.S. Bankruptcy Code.

     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Certificate Account" means for the trust fund one or more established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described this prospectus and the related prospectus supplement.

     "Certificate Balance" means the initial stated principal amount of each individual class of certificates for a given series other than real estate mortgage investment conduit residual certificates or certain classes of stripped interest certificates.

     "Certificate Owner" means the actual purchaser of a book-entry certificate.

     "Closing Date" means date of the initial issuance of the certificates of a given series.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Property" means office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land comprising some or all of the mortgaged properties included in the trust fund.

     "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "Companion Class" means one or more classes of certificate where distributions of principal with respect to one or more other classes of certificates may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

     "Controlled Amortization Class" means one or more classes of certificates where distributions of principal may be made, subject to available funds, based on a specified principal payment schedule.

                                      108

     "CPR" means the constant prepayment rate model representing an assumed constant rate of prepayment each month (expressed as an annual percentage)
relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-off Date" means the specified date initial aggregate outstanding principal balance of the related mortgage assets as of a specified date.

     "Debt Service Coverage Ratio" means at any given time for a mortgage loan the ratio of--

     o  the Net Operating Income derived from the related mortgaged property for a twelve-month period to

     o  the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     "Determination Date" means the date upon which that all scheduled payments on the mortgage loans in the trust fund are received or advanced by the master servicer, special servicer or other specified person will be distributed to certificateholders of the related series on the next succeeding Distribution
Date.

     "Direct Participant" means the securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations that maintain accounts with DTC.

     "Distribution Date" means the date as described in the prospectus supplement upon which distributions on or with respect to the certificates will be made.

     "DOL" means the United States Department of Labor.

     "DTC" means The Depository Trust Company.

     "Due Date" means a specified date upon which scheduled payments of interest, principal or both are to be made under a mortgage loan and may occur monthly, quarterly, semi-annually or annually.

     "Due Period" means a specified time period (generally corresponding in length to the period between Distribution Dates).

     "Equity Participation" means a provision under a mortgage loan that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Excess Funds" means in general that portion of the amounts distributable in respect of the certificates of any series on any Distribution Date that represent--

     o  interest received or advanced on the mortgage assets in the trust fund that is in excess of the interest currently accrued on the certificates of such series; or

     o  Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the trust fund that do not constitute payments of interest or principal.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fannie Mae" means Federal National Mortgage Association.

     "Freddie Mac" means Federal Home Loan Mortgage Corporation.

     "Garn Act" means the Garn-St Germain Depository Institutions Act of 1982.

     "Ginnie Mae" means Governmental National Mortgage Association.

     "Grantor Trust Certificates" means certificates in a trust treated as a grantor trust under applicable provisions of the Code.

                                      109

     "Grantor Trust Fractional Interest Certificate" means a Grantor Trust
Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest at a pass-through rate.

     "Grantor Trust Fund" means that portion of the trust fund as to which no
REMIC election has been made.

     "Grantor Trust Strip Certificate" means a Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust
Fractional Interest Certificates issued with respect to such Grantor Trust
Fund.

     "Indirect Participant" means those banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct
Participant, either directly or indirectly.

     "Insurance and Condemnation Proceeds" means proceeds applied to the restoration of a mortgaged property or released to the related borrower in connection with the full or partial condemnation of such mortgaged property.

     "IRS" means the Internal Revenue Service.

     "Issue Premium" means, in the case of a class of REMIC Regular
Certificates issued at a price in excess of the stated redemption price of that class, the amount of such excess.

     "Liquidation Proceeds" means all proceeds received under any hazard, title or other insurance policy (other than Insurance and Condemnation Proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise.

     "Loan-to-Value Ratio" means for a mortgage loan the ratio (expressed as a percentage) of--

     o  the then outstanding principal balance of the mortgage loan and any other loans senior that are secured by the related mortgaged property to

     o  its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of the mortgage loan.

     "Lock-out Period" means the period in which prepayments are prohibited under a mortgage loan.

     "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities that may comprise the assets of the trust fund.

     "MERS" means Mortgage Electronic Registration Systems, Inc.

     "Mortgage Asset Seller" means the entity from whom the depositor purchased a mortgage asset either directly or indirectly, included in the trust fund. The
Mortgage Asset Seller may or may not be the originator of the related mortgage loan or the issuer of the MBS and may be an affiliate of the depositor.

     "Mortgage Rate" means the rate at which a mortgage loan accrues interest which may be fixed over its term or that adjusts from time to time, converted at the borrower's election from an adjustable to a fixed rate, or from a fixed to an adjustable rate.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures comprising some or all of the mortgaged properties included in the trust fund.

     "Net Operating Income" means for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than--

     o  noncash items such as depreciation and amortization;

     o  capital expenditures; and

                                      110

     o  debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

     "NCUA" means the National Credit Union Administration.

     "Notional Amount" means the amount upon which a Stripped Interest
Certificate is calculated to accrue interest which is either--

     o  based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o  equal to the Certificate Balances of one or more other classes of certificates of the same series.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID Regulations" means the Treasury Department regulations issued under
Sections 1271-1273 and 1275 of the Code.

     "OTS" means the Office of Thrift Supervision.

     "Parties in Interest" means "parties in interest" as defined in ERISA and
"disqualified person" as defined in Section 4975 of the Code.

     "Percentage Interest" means the undivided percentage interest represented by an offered certificate of a particular class which will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional
Amount of such class.

     "Permitted Investments" means government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series into which funds from the
Certificate Account may be invested.

     "Plan" means retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

     "Plan Asset Regulations" means Section 2510.3-101 of the regulations issued by the DOL, concerning what constitutes assets of a Plan.

     "Pooling and Servicing Agreement" means pooling and servicing agreement or other agreement specified in the related prospectus supplement pursuant to which certificates of each series will be issued.

     "Prepayment Assumption" means the prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates or, if applicable, Grantor Trust Certificates, as disclosed in the related prospectus supplement.

     "Prepayment Interest Shortfall" means the result when a prepayment on any mortgage loan is distributable to certificateholders on a particular
Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.

     "Prepayment Premium" means the payment of any premium or yield maintenance charge in connection with certain prepayments under a mortgage loan.

     "PTCE 95-60" means Prohibited Transaction Class Exemption 95-60.

     "Purchase Price" means the price as specified in the prospectus supplement at which a Mortgage Asset Seller will be required to repurchase a mortgage loan under the conditions set forth in the prospectus supplement.

                                      111

     "Record Date" means last business day of the month preceding the month in which the applicable Distribution Date occurs.

     "Relief Act" means the Servicemembers Relief Act.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the REMIC Provisions of the Code.

     "REMIC Certificates" means certificates representing interests in a trust fund, or a portion of the trust fund, that the REMIC administrator will elect to have treated as REMIC.

     "REMIC Provisions" means Sections 860A through 860G of the Code.

     "REMIC Regular Certificates" means certificates evidencing or constituting ownership of "regular interests" in the trust fund or a designated portion of the trust under the REMIC Provisions.

     "REMIC Regulations" means the Treasury Department regulations issued under the REMIC Provisions.

     "REMIC Residual Certificateholder" means the holder of a REMIC Residual
Certificate.

     "REMIC Residual Certificates" means certificates evidencing or constituting ownership of "residual interests" in the trust or a designated portion of the trust under the REMIC Provisions.

     "REO Properties" means mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates in a given series that are senior to one or more other classes of certificates in entitlement to certain distributions;

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means the standard prepayment assumption representing an assumed variable rate of prepayment each month (expressed as an annual percentage)
relative to the then outstanding principal balance of a pool of mortgage loans.

     "Stripped Interest Certificate" means those certificates entitled to distributions of interest, with disproportionate, nominal or no distributions of principal.

     "Stripped Principal Certificate" means entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

     "Subordinate Certificates" means certificates in a given series that are subordinate to one or more other classes of certificates in entitlement to certain distributions;

     "Tiered REMIC" means designated portions of the trust fund treated as two or more REMICs.

     "Treasury Department" means the United States Treasury Department.

     "UCC" means for any jurisdiction the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means--

     o  a citizen or resident of the United States;

     o  a corporation or partnership created or organized in, or under the laws of, the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes;

     o  an estate whose income is subject to United States federal income tax purposes regardless of the source of its income; or

     o  a trust as to which--

        1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

                                      112

        2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Department regulations, a trust will be a U.S. Person if it was in existence on August 20,
1996 and it elected to be treated as a U.S. Person.

     "Voting Rights" means the voting rights evidenced by each series of certificates.

     "Warranting Party" means a party that makes certain representations and warranties regarding the mortgage loans.

                                      113

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                         NOTES CONCERNING INFORMATION
                           PRESENTED IN THE ATTACHED
                               COMPUTER DISKETTE

This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is "BACM 2005_4.xls". The file "BACM
2005_4.xls" is a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEXES A and B of the Prospectus Supplement.

Open the file as you would normally open any spreadsheet in Microsoft Excel.
After the file is opened, a securities law legend will be displayed. READ THE
LEGEND CAREFULLY. To view data in ANNEXES A and B, "click" on the worksheet labeled "ANNEX A" or "ANNEX B", as applicable.

----------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

--------------------------------------------------------------------------------

YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN
THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.
     WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT
PERMITTED.
     WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES
STATED ON THEIR RESPECTIVE COVERS.
     DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
PROS-DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
PROS-PECTUS WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES AND WITH RESPECT TO
THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE
CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
PROSPECTUS UNTIL DECEMBER [ ], 2005.

                    ----------------------------------------

                                                             PAGE
                                                            ------
                          PROSPECTUS SUPPLEMENT
Table of Contents .........................................   S-3
Important Notice About Information Presented in this
  Prospectus Supplement and the Accompanying

                                  PROSPECTUS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 $1,442,968,000
                                  (APPROXIMATE)

                                BANC OF AMERICA
                           COMMERCIAL MORTGAGE INC.
                                   DEPOSITOR

CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-SB, CLASS A-4A, CLASS A-4B, CLASS
                      A-1A, CLASS A-J, CLASS XP, CLASS B,
                              CLASS C AND CLASS D

                                BANC OF AMERICA
                           COMMERCIAL MORTGAGE INC.
                              COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-4

         ------------------------------------------------------------
                             PROSPECTUS SUPPLEMENT
         ------------------------------------------------------------

                         BANC OF AMERICA SECURITIES LLC
                            BEAR, STEARNS & CO. INC.
                              GOLDMAN, SACHS & CO.
                              RBS GREENWICH CAPITAL

                               SEPTEMBER  , 2005

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